As filed with the Securities and Exchange Commission on July 12, 2023

Registration No. 333-272099

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Amendment No. 1 to

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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JBS S.A.
(Exact Name of Registrant as Specified in Its Charter)

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Brazil	2011	Not Applicable
(State of Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Av. Marginal Direita do Tietê
500, Bloco I, 3rd Floor
CEP 05118-100
City of São Paulo, State of São Paulo, Brazil
+ (55 11) 3144-4000
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

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JBS USA Food Company
1770 Promontory Circle
Greeley, Colorado 80634
+1 (970) 506-8000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

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Copies to:

Donald E. Baker, Esq.
Victor G. Mendoza, Esq.
Karen Katri, Esq.
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
+1 (212) 819-8200

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Approximate date of commencement of proposed sale to the public: As soon as practicable following the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

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Schedule A — Table of Co-Registrants

Exact Name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
JBS USA Lux S.A.*	Luxembourg	N/A	21, Avenue de la Gare, L-1611 Luxembourg, Grand Duchy of Luxembourg +352 26 27 49
JBS USA Food Company*	Delaware	81-0775570	1770 Promontory Circle Greeley, Colorado 80634 +1 (970) 506-8000
JBS USA Finance, Inc.*	Delaware	80-0395811	1770 Promontory Circle Greeley, Colorado 80634 +1 (970) 506-8000
JBS Global Luxembourg S.à r.l.	Luxembourg	N/A	21, Avenue de la Gare, L-1611 Luxembourg, Grand Duchy of Luxembourg +352 26 27 49
JBS Holding Luxembourg S.à r.l.	Luxembourg	N/A	21, Avenue de la Gare, L-1611 Luxembourg, Grand Duchy of Luxembourg +352 26 27 49
JBS USA Holding Lux S.à r.l.	Luxembourg	N/A	21, Avenue de la Gare, L-1611 Luxembourg, Grand Duchy of Luxembourg +352 26 27 49
JBS Global Meat Holdings Pty. Limited	Australia	N/A	Stroombaan 16, 5th Floor 1181 VX, Amstelveen, Netherlands +31 20 656 4742

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*        JBS USA Lux S.A., JBS USA Food Company and JBS USA Finance, Inc. (collectively, the “Co-Issuers”) are the co-issuers of the new notes offered hereby. The other listed registrants are guarantors of the new notes.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 12, 2023

PROSPECTUS

JBS S.A.

Offers to Exchange
All Outstanding Unregistered Notes of the Series Specified Below
For New Notes which have been Registered under the Securities Act of 1933

Expiration Date: 12:00 midnight, New York City Time,            2023, unless extended

We are conducting these exchange offers (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) in order to provide you with an opportunity to exchange your unregistered notes for new notes that have been registered under the Securities Act.

The Exchange Offers

•        We will exchange all outstanding Old Notes that are validly tendered (and not validly withdrawn) and accepted notes for an equal principal amount of New Notes that are registered under the Securities Act.

•        The exchange offers for the Old Notes expire at 12:00 midnight, New York City time, on            2023, unless extended (such date, the “Expiration Date”).

•        You may withdraw tenders of Old Notes at any time prior to the Expiration Date of the Exchange Offers.

Outstanding Aggregate Principal Amount	Title of Series of Unregistered Notes to be Exchanged (collectively, the “Old Notes”)	CUSIP/ISIN No.	Title of Series of Registered Notes to be Issued (collectively, the “New Notes”)
US$991,395,000	2.500% Senior Notes due 2027	46590XAR7 and L56608AN9/	2.500% Senior Notes due 2027
US46590XAR70 and USL56608AN94
US$900,000,000	5.125% Senior Notes due 2028	46590XAG1 and L56608AK5/	5.125% Senior Notes due 2028
US46590XAG16 and USL56608AK55
US$77,973,000	6.500% Senior Notes due 2029	46590XAA4 and L56608AA7/	6.500% Senior Notes due 2029
US46590XAA46and USL56608AA73
US$600,000,000	3.000% Senior Notes due 2029	46590XAF3 and L56608AJ8/	3.000% Senior Notes due 2029
US46590XAF33 and USL56608AJ82
US$1,250,000,000	5.500% Senior Notes due 2030	46590XAB2 and L56608AE9/	5.500% Senior Notes due 2030
US46590XAB29 and USL56608AE95
US$500,000,000	3.750% Senior Notes due 2031	46590XAC0 and L56608AF6/	3.750% Senior Notes due 2031
US46590XAC02 and USL56608AF60
US$1,000,000,000	3.000% Sustainability-Linked Senior Notes due 2032	46590XAD8and L56608AG4/ US46590XAD84 and USL56608AG44	3.000% Sustainability-Linked Senior Notes due 2032
US$968,548,000	3.625% Sustainability-Linked Senior Notes 2032	46590X AT3 and / L56608AP4 US46590XAT37 and USL56608AP43	3.625% Sustainability-Linked Senior Notes due 2032
US$2,050,000,000	5.750% Senior Notes due 2033	46590XAH9 and L56608AL3/ US46590XAH98 and USL56608AL39	5.750% Senior Notes due 2033
US$900,000,000	4.375% Senior Notes due 2052	46590XAE6 and L56608AH2/ US46590XAE67 and USL56608AH27	4.375% Senior Notes due 2052
US$1,550,000,000	6.500% Senior Notes due 2052	46590XAJ5 and L56608AM1/ US46590XAJ54 and USL56608AM12	6.500% Senior Notes due 2052

We do not intend to list the New Notes on any securities exchange or any automated quotation system.

The terms of the New Notes to be issued in the Exchange Offers will have substantially identical terms to corresponding series of Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The New Notes will have the same financial terms and covenants as the Old Notes, and are subject to the same business and financial risks. The New Notes will be guaranteed on a senior unsecured basis by JBS S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l., JBS USA Holding Lux S.à r.l. and JBS Global Meat Holdings Pty. Limited (collectively, the “Parent Guarantors”). Each guarantee constitutes a separate security offered by the Parent Guarantors.

All untendered Old Notes will continue to be subject to the restrictions on transfer set forth in the Old Notes and in the applicable Indenture (as defined herein). In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the Exchange Offers, we do not currently anticipate that we will register the Old Notes under the Securities Act.

The old 2.500% Senior Notes due 2027 were, and the new 2.500% Senior Notes due 2027 will be, issued under an indenture, dated as of August 19, 2022 (as supplemented through the date hereof, the “2027 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 5.125% Senior Notes due 2028 were, and the new 5.125% Senior Notes due 2028 will be, issued under an indenture, dated as of June 21, 2022 (as supplemented through the date hereof, the “2028 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 6.500% Senior Notes due 2029 were, and the new 6.500% Senior Notes due 2029 will be, issued under an indenture, dated as of April 15, 2019 (as supplemented through the date hereof, the “6.500% 2029 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 3.000% Senior Notes due 2029 were, and the new 3.000% Senior Notes due 2029 will be, issued under an indenture, dated as of February 2, 2022 (as supplemented through the date hereof, the “3.000% 2029 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 5.500% Senior Notes due 2030 were, and the new 5.500% Senior Notes due 2030 will be, issued under an indenture, dated as of August 6, 2019 (as supplemented through the date hereof, the “2030 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 3.750% Senior Notes due 2031 were, and the new 3.750% Senior Notes due 2031 will be, issued under an indenture, dated as of May 28, 2021 (as supplemented through the date hereof, the “2031 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 3.000% Sustainability-Linked Senior Notes due 2032 were, and the new 3.000% Sustainability-Linked Senior Notes due 2032 will be, issued under an indenture, dated as of December 1, 2021 (as supplemented through the date hereof, the “3.000% 2032 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 3.625% Sustainability-Linked Senior Notes due 2032 were, and the new 3.625% Sustainability-Linked Senior Notes due 2032 will be, issued under an indenture, dated as of August 19, 2022 (as supplemented through the date hereof, the “3.625% 2032 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 5.750% Senior Notes due 2033 were, and the new 5.750% Senior Notes due 2033 will be, issued under an indenture, dated as of June 21, 2022 (as supplemented through the date hereof, the “2033 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 4.375% Senior Notes due 2052 were, and the new 4.375% Senior Notes due 2052 will be, issued under an indenture, dated as of February 2, 2022 (as supplemented through the date hereof, the “4.375% 2052 Notes Indenture”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

The old 6.500% Senior Notes due 2052 were, and the new 6.500% Senior Notes due 2052 will be, issued under an indenture, dated as of June 21, 2022 (as supplemented through the date hereof, the “6.500% 2052 Notes Indenture” and collectively with the 2027 Notes Indenture, the 2028 Notes Indenture, the 6.500% 2029 Notes Indenture, the 3.000% 2029 Notes Indenture, the 2030 Notes Indenture, the 2031 Notes Indenture, the 3.000% 2032 Notes Indenture, the 3.625% 2032 Notes Indenture, the 2033 Notes Indenture and the 4.375% 2052 Notes Indenture, the “Indentures”), by and among the Co-Issuers, the guarantors party thereto and Regions Bank, as trustee.

References to the “trustee” herein are in respect to Regions Bank in its respective capacity as trustee under each of the applicable Indentures. Each series of New Notes will be exchanged for Old Notes of the corresponding series in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. We will not receive any proceeds from the issuance of the New Notes in the Exchange Offers.

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See “Risk Factors” beginning on page 20 for a discussion of risk factors that you should consider prior to tendering your Old Notes in the Exchange Offers.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is            , 2023

This prospectus may only be used where it is legal to make the Exchange Offers and by a broker-dealer for resales of New Notes acquired in the Exchange Offers where it is legal to do so.

In making a decision regarding the Exchange Offers, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it.

None of the Co-Issuers, the Parent Guarantors, D.F. King & Co., Inc. (the “Exchange Agent”) or any affiliate of any of their respective affiliates makes any recommendation as to whether or not holders of Old Notes should exchange their series of Old Notes for the corresponding series of New Notes in response to the Exchange Offers.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any exchange made hereunder shall under any circumstances imply that the information herein is correct as of any date subsequent to the date on the cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the Expiration Date, to make this prospectus available, upon request, to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

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CERTAIN DEFINED TERMS

Except where the context otherwise requires, in this prospectus:

•        “JBS S.A.” refers to JBS S.A., a Brazilian corporation (sociedade anônima).

•        “JBS Group,” “we,” “our,” “us,” “our company” or like terms refer to JBS S.A. and its consolidated subsidiaries, unless the context otherwise requires or otherwise indicated.

In addition, in this prospectus, except where otherwise indicated or where the context requires otherwise:

•        “Australia” means the Commonwealth of Australia.

•        “BNDES” means the Brazilian Economic and Social Development Bank (Banco Nacional de Desenvolvimento Econômico e Social — BNDES).

•        “BNDESPar” means BNDES Participações S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil and wholly owned by BNDES. For more information, see “Principal Shareholders.”

•        “B3” or “São Paulo Stock Exchange” means B3 S.A. — Brasil, Bolsa, Balcão.

•        “Brazil” means the Federative Republic of Brazil.

•        “Brazilian real,” “Brazilian reais” or “R$” means the Brazilian real, the official currency of Brazil.

•        “controlling shareholders” means J&F and FIP Formosa.

•        “CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

•        “DOJ” means the U.S. Department of Justice.

•        “DTC” means The Depository Trust Company.

•        “Empire Acquisition” means JBS USA’s acquisition of Empire Packing Company, L.P.’s case ready production facilities and Ledbetter branded retail products. The Empire Acquisition was completed on April 6, 2020.

•        “EUR” or “€” means the Euro, the official currency of the European Economic Area.

•        “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

•        “FIP Formosa” means Fundo de Investimento em Participações Multiestratégia Formosa, a Brazilian investment fund. FIP Formosa is controlled by our ultimate controlling shareholders. See “Principal Shareholders.”

•        “Huon Acquisition” means JBS USA’s acquisition of Huon Aquaculture Group Ltd (“Huon”), an Australian salmon aquaculture business. The Huon Acquisition was completed on November 17, 2021.

•        “IASB” means the International Accounting Standards Board.

•        “IFRS” means International Financial Reporting Standards.

•        “J&F” means J&F Investimentos S.A., a corporation (sociedade por ações) incorporated under the laws of Brazil. J&F is controlled by our ultimate controlling shareholders. See “Principal Shareholders.”

•        “JBS Australia” means Baybrick Pty Limited, an Australian proprietary limited company. JBS Australia is an indirect wholly-owned subsidiary of JBS S.A.

•        “JBS Canada” means JBS Food Canada ULC, a Canadian unlimited company. JBS Canada is an indirect wholly-owned subsidiary of JBS S.A.

•        “JBS Finance Luxembourg” means JBS Finance Luxembourg S.à r.l. (formerly JBS Packerland Distribution S.à r.l.), a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg with its registered address at 21, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and companies Register (Registre de Commerce et des sociétés) under number B203410. JBS Finance Luxembourg is an indirect wholly-owned subsidiary of JBS S.A.

•        “JBS USA” means JBS USA Lux S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of Luxembourg, with its registered address at 21, Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and companies Register (Registre de Commerce et des sociétés) under number B203443. JBS USA is a wholly-owned subsidiary of JBS S.A.

•        “JBS USA Holding” means JBS USA Holding Lux S.à r.l. (formerly JBS USA Holdings, Inc.), a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg with its registered address at 21, Avenue de la Gare, L-1610 Luxembourg and registered with the Luxembourg Trade and companies Register (Registre de Commerce et des sociétés) under number B203413. JBS USA Holding is an indirect wholly-owned subsidiary of JBS S.A.

•        “King Acquisition” means JBS S.A.’s acquisition of King’s Group (“King”), a global producer of bresaola, with a presence in Italy and the United States. The King Acquisition was completed on February 4, 2022.

•        “Luxembourg” means the Grand Duchy of Luxembourg.

•        “Margarine and Mayonnaise Business Acquisition” means Seara’s acquisition of Bunge Alimentos’ margarine and mayonnaise businesses in Brazil. The acquisition was completed on November 30, 2020.

•        “Mexico” means the United Mexican States.

•        “Moy Park” means Moy Park Holdings (Europe) Ltd., a private company incorporated under the laws of Northern Ireland. Moy Park owns the companies that comprise the “Moy Park” business based in the United Kingdom, France and the Netherlands. Moy Park is a wholly-owned subsidiary of PPC.

•        “the Netherlands” means the European part of the Kingdom of the Netherlands.

•        “Pilgrim’s Food Masters Acquisition” means PPC’s acquisition of the specialty meats and ready meals businesses of Kerry Group plc, which have subsequently changed their name to Pilgrim’s Food Masters (“PFM”). The specialty meats and ready meals businesses are manufacturers of branded and private label meats, meat snacks and food-to-go products in the United Kingdom and Ireland and an ethnic chilled and frozen ready meals business in the United Kingdom. The Pilgrim’s Food Masters Acquisition was completed on September 24, 2021.

•        “PPC” means Pilgrim’s Pride Corporation, a Delaware corporation. JBS S.A. beneficially owns approximately 80% of PPC’s outstanding common stock.

•        “Rivalea Acquisition” means JBS Australia’s acquisition of Rivalea Holdings Pty Ltd and Oxdale Dairy Enterprise Pty Ltd. (“Rivalea”), a hog breeding and processing business in Australia. The Rivalea Acquisition was completed on January 4, 2022.

•        “Seara” means Seara Alimentos Ltda., a Brazilian limited liability company (sociedade limitada). Seara and its subsidiaries produce poultry, pork and processed foods in Brazil. Seara is an indirect wholly-owned subsidiary of JBS S.A.

•        “SEC” means the United States Securities and Exchange Commission.

•        “Securities Act” means the United States Securities Act of 1933, as amended.

•        “Sunnyvalley Acquisition” means JBS USA’s acquisition of Sunnyvalley Smoked Meats, Inc. (“Sunnyvalley”), a producer of a variety of smoked bacon, ham and turkey products for sale to retail and wholesale consumers under the Sunnyvalley brand. The Sunnyvalley Acquisition was completed on December 1, 2021.

•        “TriOak Business Acquisition” means JBS USA’s acquisition of the TriOak Foods (“TriOak”) business. TriOak is an American pork producer and grain marketer. The TriOak Business Acquisition was completed on December 2, 2022.

•        “U.K.” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

•        “ultimate controlling shareholders” means Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista.

•        “U.S.” or “United States” means the United States of America.

•        “U.S. dollars,” “US$” or “$” means U.S. dollars, the official currency of the United States.

•        “USDA” means the United States Department of Agriculture.

•        “Vivera Business Acquisition” means JBS USA’s acquisition of the business of Vivera Topholding BV (“Vivera”), a manufacturer of plant-based food products in Europe. Vivera offers products under the Vivera brand, as well as private labels, in more than 25 countries. The Vivera Business Acquisition was completed on June 17, 2021.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes statements reflecting assumptions, expectations, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included in this prospectus, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “could,” “expect” and other words of similar meaning. In particular, these include, but are not limited to, statements of our current views and estimates of future economic circumstances, industry conditions in domestic and international markets and our performance and financial results.

Among the factors that may cause actual results and events to differ from the anticipated results and expectations expressed in such forward-looking statements are the following:

•        the outbreak of COVID-19 and its impact on business and economic conditions;

•        the risk of outbreak of animal diseases, more stringent trade barriers in key export markets and increased regulation of food safety and security;

•        product contamination or recall concerns;

•        fluctuations in the prices of live cattle, hogs, chicken, corn and soymeal;

•        fluctuations in the selling prices of beef, pork and chicken products;

•        developments in, or changes to, the laws, regulations and governmental policies governing our business and products or failure to comply with them, including environmental and sanitary liabilities;

•        currency exchange rate fluctuations, trade barriers, exchange controls, political risk and other risks associated with export and foreign operations;

•        changes in international trade regulations;

•        our strategic direction and future operation;

•        deterioration of economic conditions globally and more specifically in the principal markets in which we operate;

•        our ability to implement our business plan, including our ability to arrange financing when required and on reasonable terms and the implementation of our financing strategy and capital expenditure plan;

•        the successful integration or implementation of mergers and acquisitions, joint ventures, strategic alliances or divestiture plans;

•        the competitive nature of the industry in which we operate and the consolidation of our customers;

•        customer demands and preferences;

•        our level of indebtedness;

•        adverse weather conditions in our areas of operations;

•        continued access to a stable workforce and favorable labor relations with employees;

•        our dependence on key members of our management;

•        the interests of our ultimate controlling shareholders;

•        reputational risk in connection with U.S. and Brazilian civil and criminal actions and investigations involving our ultimate controlling shareholders, and the outcome of these actions;

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•        economic instability in Brazil and a resulting reduction in market confidence in the Brazilian economy;

•        political crises in Brazil;

•        the declaration or payment of dividends or interest attributable to shareholders’ equity;

•        unfavorable outcomes in legal and regulatory proceedings and government investigations that we are, or may become, a party to;

•        the risk factors discussed under the heading “Risk Factors”;

•        other factors or trends affecting our financial condition, liquidity or results of operations; and

•        other statements contained in this prospectus regarding matters that are not historical facts.

In addition, there may be other factors and uncertainties, many of which are beyond our control, that could cause our actual results and events to be materially different from the results referenced in the forward-looking statements. Many of these factors will be important in determining our actual future results. Consequently, any or all of our forward-looking statements may turn out to be inaccurate.

We caution investors not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

All forward-looking statements contained in this prospectus are qualified in their entirety by this cautionary statement.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Financial Statements

JBS S.A. maintains its books and records in Brazilian reais, which is its functional currency. JBS S.A.’s consolidated financial statements included in this prospectus include the financial statements of all of its subsidiaries which are prepared using each subsidiary’s respective functional currency. At the entity level, transactions in foreign currencies other than the functional currency of the entity are initially measured using the exchange rates prevailing at the dates of each transaction. Foreign currency monetary items in the statement of financial position are translated using the closing exchange rate as of the reporting date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement at period end of foreign currency monetary assets and liabilities are recognized in the consolidated statement of income, under the captions “Finance income” or “Finance expense.”

JBS S.A.’s consolidated financial statements included in this prospectus are presented in U.S. dollars. JBS S.A. elected to change its presentation currency from the Brazilian real to the U.S. dollar effective January 1, 2022 (which has been retrospectively applied to all periods presented) to facilitate a more direct comparison to its competitors. The translation to the U.S. dollar was performed in two steps: (1) first the financial statements of the subsidiaries with functional currencies different to Brazilian reais were translated into Brazilian reais to produce consolidated financial statements of JBS S.A. in Brazilian reais; and (2) subsequently, the consolidated financial statements of JBS S.A. in Brazilian reais were translated into U.S. dollars. These translations were effected as follows:

•        all assets and liabilities are translated into the presentation currency using the closing exchange rate at the reporting date;

•        income and expenses, as well as cash flows, are translated into the presentation currency using the average rates prevailing during the reporting period; and

•        all resulting exchange differences are recognized as other comprehensive income and accumulated in the foreign currency translation adjustment reserve in the consolidated statement of changes in equity.

This prospectus includes financial information derived from:

(1)    JBS S.A.’s unaudited condensed consolidated interim financial information as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022, and the related notes thereto, which are included elsewhere in this prospectus. We refer to these as “JBS S.A.’s unaudited interim financial statements;” and

(2)    JBS S.A.’s audited consolidated financial statements as of December 31, 2022 and 2021 and January 1, 2021 and for each of the years in the three-year period ended December 31, 2022, and the related notes thereto, which are included elsewhere in this prospectus. We refer to these as “JBS S.A.’s audited financial statements and, together with JBS S.A.’s unaudited interim financial statements, “JBS S.A.’s financial statements.”

JBS S.A.’s audited financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by International Accounting Standards Board (IASB). JBS S.A.’s unaudited interim financial statements have been prepared in accordance with IAS 34 - Interim Financial Reporting, issued by the IASB.

Non-GAAP Financial Measures

We have disclosed certain non-GAAP financial measures in this prospectus, including Adjusted EBITDA and Adjusted EBITDA Margin. These non-GAAP financial measures are used as measures of performance by our management and should not be considered as measures of financial performance in accordance with IFRS. You should rely on non-GAAP financial measures in a supplemental manner only in making your investment decision. There is no standard definition of non-GAAP financial measures, and JBS S.A.’s definitions may not be comparable to those used by other companies.

Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of expenses with the DOJ and antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; exclusion of J&F Leniency expenses refund; and exclusion of certain other income (expenses), net.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by net revenue.

The use of Adjusted EBITDA, instead of net income, and Adjusted EBITDA Margin, instead of net margin, have limitations as analytical tools, including the following:

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect changes in, or cash requirements for, working capital needs;

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on debt;

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect income tax expense or the cash requirements to pay taxes;

•        Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect any cash requirements for such replacements;

•        Adjusted EBITDA and Adjusted EBITDA Margin do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; and

•        Adjusted EBITDA and Adjusted EBITDA Margin include adjustments that represent cash expenses or that represent non-cash charges that may relate to future cash expenses, and some of these expenses are of a type that are expected to be incurred in the future, although the amount of any such future charge cannot be predicted.

For more information about Adjusted EBITDA and Adjusted EBITDA Margin and the adjusting items JBS S.A. used to calculate Adjusted EBITDA and Adjusted EBITDA Margin, see “Summary — Summary Historical Financial Data.”

Industry and Market Data

Certain market and industry data included in this prospectus have been obtained from third-party sources that we believe to be reliable, such as the USDA. We have not independently verified such third-party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

Nothing in this prospectus should be interpreted as a market forecast.

Brands

This prospectus includes trademarks, trade names and trade dress of other companies. Use or display by us of other parties’ trademarks, trade names or trade dress or products is not intended to and does not imply a relationship with, or endorsement or sponsorship of us by, the trademark, trade name or trade dress owners. Solely for the convenience of investors, in some cases we refer to our brands in this prospectus without the ® symbol, but these references are not intended to indicate in any way that we will not assert our rights to these brands to the fullest extent permitted by law.

Rounding

Certain figures and some percentages included in this prospectus have been subject to rounding adjustments. Accordingly, the totals included in certain tables contained in this prospectus may not correspond to the arithmetic aggregation of the figures or percentages that precede them.

SUMMARY

The following summary highlights some of the information contained in this prospectus but does not contain all of the information that may be important to you. We urge you to read the entire prospectus carefully, including the sections entitled “Risk Factors” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information about JBS S.A.” and JBS S.A.’s financial statements and the notes thereto included elsewhere in this prospectus.

Overview

We are the largest protein company and the largest food company in the world in terms of net revenue for the year ended December 31, 2022, according to Bloomberg’s Food Index and publicly available sources. Our net revenue was US$16.7 billion and US$17.4 billion for the three-month periods ended March 31, 2023 and 2022, respectively, and US$72.6 billion, US$65.0 billion and US$52.3 billion for the years ended December 31, 2022, 2021 and 2020, respectively. We recorded a net loss of US$0.3 billion for the three-month period ended March 31, 2023, compared to a net income of US$1.0 billion for the three-month period ended March 31, 2022. Our net income was US$3.1 billion, US$3.8 billion and US$0.6 billion for the years ended December 31, 2022, 2021 and 2020, respectively. Our Adjusted EBITDA was US$0.4 billion and US$1.9 billion for the three-month periods ended March 31, 2023 and 2022, respectively, and US$6.7 billion, US$8.5 billion and US$5.6 billion for the years ended December 31, 2022, 2021 and 2020, respectively. Through strategic acquisitions and capital investment, we have created a diversified global platform that allows us to prepare, package and deliver fresh and frozen, value-added and branded beef, poultry, pork, fish and lamb products to leading retailers and foodservice customers. We sell our products to more than 335,000 customers worldwide in approximately 180 countries on six continents.

As of March 31, 2023, we were:

•        the #1 global beef producer in terms of capacity, with operations in the United States, Australia, Canada and Brazil and an aggregate daily processing capacity of approximately 75,190 heads of cattle according to Nebraska Public Media;

•        the #1 global poultry producer in terms of capacity, with operations in the United States, Brazil, United Kingdom, Mexico, Puerto Rico and Europe, and an aggregate daily processing capacity of approximately 13.6 million chickens according to WATT Poultry, a global resource for the poultry meat industries;

•        the #2 largest global pork producer in terms of capacity, with operations in the United States, Brazil, the United Kingdom, Australia and Europe, and an aggregate daily processing capacity of approximately 139,490 hogs according to WATT Poultry;

•        a leading lamb producer in terms of capacity, with operations in Australia and Europe and an aggregate daily processing capacity of approximately 21,600 heads;

•        a regional leading fish producer in terms of capacity, with operations in Australia and an aggregate daily processing capacity of approximately 39,200 fish; and

•        a significant global producer of value-added and branded meat products.

We primarily sell protein products, which include fresh and frozen cuts of beef, pork, lamb, fish, whole chickens and chicken parts, to retailers (such as supermarkets, club stores and other retail distributors), and foodservice companies (such as restaurants, hotels, foodservice distributors and additional processors). Our food products are marketed under a variety of national and regional brands, including: in North America, “Swift,” “Just Bare,” “Pilgrim’s Pride,” “1855,” “Gold Kist Farms,” “Del Dia,” “Northern Gold” and “Canadian Diamond” and premium brand “Sunnyvalley”; in Brazil, “Swift,” “Seara,” “Friboi, “Maturatta,” “Reserva Friboi,” “Seara Da Granja,” “Seara Nature,” “Massa Leve,” “Marba,” “Doriana,” “Delícia,” “Primor,” “Delicata,” “Incrível,” “Rezende,” “LeBon,” “Frango Caipira Nhô Bento,” “Seara Turma da Mônica,” and premium brands “1953,” “Seara Gourmet,” “Hans” and “Eder”; in Australia, “Great Southern” and “AMH”; and in Europe, “Moy Park” and “O’Kane.” We also produce value-added and branded products marketed, primarily under our portfolio of widely recognized consumer brands in some of our key markets, including “Seara” in Brazil, “Primo,” “Rivalea” and “Huon” in Australia and “Beehive” in New Zealand.

We are geographically diversified. In the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, we generated 76.8%, 74.1% and 73.6%, respectively, of our net revenue from sales in the countries where we operate our facilities, which we classify as domestic sales, and 23.2%, 25.9% and 26.4%, respectively, of our net revenue represented export sales. The United States, Brazil and Australia are leading exporters of protein to many fast-growing markets, including Asia, Africa and the Middle East. Asia represented 49.4%, 53.8% and 58.1% of our net revenue from export sales in the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, respectively, primarily from sales in China, Japan and South Korea. Africa and the Middle East collectively represented 13.9%, 13.6% and 15.4% of our net revenue from export sales in the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, respectively.

Our management uses net revenue, along with Adjusted EBITDA and Adjusted EBITDA Margin, to measure our performance. The following table sets forth some of our financial information for the periods indicated.

	For the three-month period ended March 31,		For the year ended December 31,
	2023	2022	2022	2021	2020
	(in millions of US$, except percentages)
Net revenue	16,687.2	17,364.1	72,613.9	65,042.7	52,331.2
Net income (loss)	(275.2)	1,039.3	3,143.5	3,818.6	635.7
Net margin(1)	(1.6)%	6.0%	4.3%	5.9%	1.2%
Adjusted EBITDA(2)	416.3	1,927.1	6,722.0	8,486.4	5,636.6
Adjusted EBITDA margin(3)	2.5%	11.1%	9.3%	13.0%	10.8%

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(1)      Net margin is calculated by dividing net income by net revenue.

(2)      Adjusted EBITDA is used as a measure of performance by our management. Adjusted EBITDA is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of expenses with the DOJ and antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; exclusion of J&F Leniency expenses refund; and exclusion of certain other income (expenses), net. Adjusted EBITDA is not a measure required by or calculated in accordance with IFRS and should not be considered as a substitute for income from continuing operations, net income or any other measure of financial performance reported in accordance with IFRS or as measures of operating cash flows or liquidity. You should rely primarily on our IFRS financial information, and use Adjusted EBITDA in a supplemental manner in making your investment decision. For more information about the limitations of Adjusted EBITDA, see “Presentation of Financial and Other Information — Non-GAAP Financial Measures.” For a reconciliation of Adjusted EBITDA to net income, see “— Summary Historical Financial Data.”

(3)      Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by net revenue.

Set forth below is a map showing, by region, the geographic distribution of our more significant brands and percentage contribution to our net revenue for the three-month period ended March 31, 2023, based on location of sale for the same period.

We have grown our business rapidly through strategic acquisitions and organic growth via a continuous focus on efficient capital investment targeted at high-return opportunities. As set forth in the charts below, we have grown our business from US$38.6 billion in net revenue in 2012 to US$72.6 billion in net revenue in 2022, representing a 6.5% compound annual growth rate (“CAGR”) since 2012, while growing net income from US$0.4 billion in 2012 to US$3.1 billion in 2022, representing a 23.3% CAGR, and Adjusted EBITDA (calculated as set forth below) from US$2.2 billion in 2012 to US$6.7 billion in 2022, representing a 12.0% CAGR over the same period of time. To calculate CAGR, we divided the value of the period in question by its value for the earliest comparative period, raised the result to the power of one divided by the number of intervening periods, and subtracted one from the subsequent result.

In order to efficiently manage our global operations, we are organized according to the following seven business segments:

•        Brazil.    Our Brazil segment includes all the operating activities from JBS S.A., mainly represented by slaughter facilities, cold storage and meat processing, fat, feed and production of beef by-products, such as leather, collagen and other products produced in Brazil. In the three-month periods ended March 31, 2023, and 2022, our Brazil segment had net revenue of US$2.3 billion and US$2.7 billion, respectively, and Adjusted EBITDA of US$57.1 million and US$83.7 million, respectively. In 2022, our Brazil segment had net revenue of US$11.4 billion and Adjusted EBITDA of US$468.9 million.

•        Seara.    Our Seara segment includes all of the operating activities of Seara and its subsidiaries, mainly represented by chicken and pork processing, production and commercialization of food products and value-added products. In the three-month periods ended March 31, 2023 and 2022, our Seara segment had net revenue of US$2.0 billion and US$1.8 billion, respectively, and Adjusted EBITDA of US$28.3 million and US$117.7 million, respectively. In 2022, our Seara segment had net revenue of US$8.3 billion and Adjusted EBITDA of US$896.7 million.

•        Beef North America.    Our Beef North America segment includes JBS USA’s beef processing operations in North America and the plant-based businesses in Europe. Beef North America also sells by-products to the variety meat, feed processing, fertilizer, automotive and pet food industries and also produces value-added meat products including toppings for pizzas. Finally, Sampco LLC imports processed meats and other foods such as canned fish, fruits and vegetables to the United States and Vivera produces and sells plant-based protein products in Europe. In the three-month periods ended March 31, 2023 and 2022, our Beef North America segment had net revenue of US$5.3 billion and US$5.5 billion, respectively, and Adjusted EBITDA of US$22.3 million and US$785.1 million, respectively. In 2022, our Beef North America segment had net revenue of US$22.1 billion and Adjusted EBITDA of US$2.1 billion.

•        Pork USA.    Our Pork USA segment includes JBS USA’s pork operations, including Swift Prepared Foods. As a complement to our pork processing business, we also conduct business through our hog production operations, including four hog farms and five feed mills, from which, we will source live hogs for our pork processing operations. In the three-month periods ended March 31, 2023 and 2022, our Pork USA segment had net revenue of US$1.8 billion and US$1.9 billion, respectively, and Adjusted EBITDA of US$44.6 million and US$235.6 million, respectively. In 2022, our Pork USA segment had net revenue of US$8.2 billion and Adjusted EBITDA of US$756.3 million.

•        Pilgrim’s Pride.    Our Pilgrim’s Pride segment includes PPC’s operations, including Moy Park, Tulip, PFM, PPL and Pilgrim’s Consumer Foods as well, mainly represented by chicken processing, production and commercialization of food products and prepared foods in the United States, Mexico, United Kingdom and France. The fresh chicken products consist of refrigerated (non-frozen) whole or cut-up chicken, either pre-marinated or non-marinated, and pre-packaged chicken in various combinations of freshly refrigerated, whole chickens and chicken parts. The prepared chicken products include portion-controlled breast fillets, tenderloins and strips, delicatessen products, salads, formed nuggets and patties and bone-in chicken parts. These products are sold either refrigerated or frozen and may be fully cooked, partially cooked or raw. In addition, these products are breaded or non-breaded and either pre-marinated or non-marinated. In the three-month periods ended March 31, 2023 and 2022, our Pilgrim’s Pride segment had net revenue of US$4.2 billion and US$4.2 billion, respectively, and Adjusted EBITDA of US$268.7 million and US$612.9 million, respectively. In 2022, our Pilgrim’s Pride segment had net revenue of US$17.5 billion and Adjusted EBITDA of US$2.1 billion.

•        Australia.    Our Australia segment includes our fresh, frozen, value-added and branded beef, lamb, pork and fish products in Australia and New Zealand. We also operate lamb, sheep, pork and fish processing facilities in Australia and New Zealand. In the three-month periods ended March 31, 2023 and 2022, our Australia segment had net revenue of US$1.4 billion and US$1.4 billion, respectively, and Adjusted EBITDA of US$(3.4) million and US$85.1 million, respectively. In 2022, our Australia segment had net revenue of US$6.3 billion and Adjusted EBITDA of US$443.9 million.

•        Others.    Our Others segment includes certain operations not directly attributable to our primary segments set forth above, such as corporate expenses, international leather operations and other operations in Europe. In the three-month periods ended March 31, 2023 and 2022, our Others segment had net revenue of US$244.6 million and US$190.2 million, respectively, and Adjusted EBITDA of US$(0.7) million and US$7.5 million, respectively. In 2022, our Others segment had net revenue of US$842.0 million and Adjusted EBITDA of US$(7.9) million.

The following charts set forth the proportion our total net revenue and Adjusted EBITDA by segment for the three-month periods ended March 31, 2023 and 2022 and the year ended December 31, 2022. For a reconciliation of Adjusted EBITDA to net income, see “— Summary Historical Financial Data.”

____________

(1)      Does not consider intercompany eliminations.

____________

(1)      Does not consider intercompany eliminations.

____________

(1)      Does not consider intercompany eliminations.

Recent Developments

Issuance of PPC’s 6.250% Senior Notes due 2033

On April 19, 2023, PPC issued US$1.0 billion aggregate principal amount of 6.250% senior notes due 2033. The notes are guaranteed on a senior unsecured basis by PPC’s domestic wholly-owned restricted subsidiaries that are guarantors of its U.S. credit facility. PPC used the net proceeds from the offering of the notes to repay the outstanding term loans under its U.S. credit facility. The remaining proceeds will be used for general corporate purposes.

JBS USA Announces New Chief Executive Officer

On April 27, 2023, JBS USA announced that its chief executive officer, Tim Schellpeper, made the decision to retire from his role effective May 1, 2023. Wesley Mendonça Batista Filho, with more than 13 years of experience in the JBS Group, assumed the role of chief executive officer of JBS USA. See “Management — Board of Executive Officers — Wesley Mendonça Batista Filho.”

Drawdown of JBS USA Senior Unsecured Revolving Facility

On May 18, 2023, JBS USA drew down US$112 million under an unsecured revolving credit facility (the “Senior Unsecured Revolving Facility”) entered into on November 1, 2022, between JBS USA, JBS USA Food Company, JBS USA Finance, Inc., JBS Australia and JBS Canada, as borrowers, and Bank of Montreal, as administrative agent, and the lender parties thereto. The Senior Unsecured Revolving Facility provides for a revolving credit commitment in an amount up to US$1,500.0 million with a maturity in 2027, with two one-year extension options at each lender’s discretion. The facility is available in two tranches of US$900.0 million and US$600.0 million and in multiple currencies, subject to sub-limits with respect to any amounts borrowed in currencies other than amounts borrowed in dollars. These loans bear interest at the applicable benchmark rate or the prime rate plus applicable margins that are based on the corporate credit or family rating of JBS USA. For more information, see “Description of Material Indebtedness — JBS USA Senior Unsecured Revolving Facility.”

Fire at Beef Processing Facility in Brazil

On June 10, 2023, a beef processing facility located in the city of Diamantino, in the state of Mato Grosso, Brazil, caught fire affecting most of the facility. JBS S.A. maintains certain insurance coverage intended to cover such circumstances. The Diamantino facility had a slaughter capacity of 3,000 head per day. We are still analyzing the impacts of the fire.

Declaration of Interim Dividends

At a meeting held on June 19, 2023, the board of directors of JBS S.A. approved the distribution of interim dividends based on the balance of the profit reserves determined on the balance sheet dated of December 31, 2022. The aggregate amount of the interim dividends declared is R$2.22 billion, which was paid on June 29, 2023, based on a shareholder record date of June 22, 2023.

Proposed Corporate Restructuring and Dual Listing

On July 12, 2023, JBS B.V., a wholly-owned Dutch subsidiary of JBS S.A. (to be renamed “JBS N.V.” upon its future conversion from a Dutch a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited liability company (naamloze vennootschap)), publicly filed a registration statement on Form F-4 with the SEC (including any amendment, modification, or supplement thereto, the “Equity Registration Statement”) to register an offering of Class A common shares, par value €0.01 per share, of JBS N.V. (“JBS N.V. Class A Common Shares”) to be issued to holders of common shares of JBS S.A. (“JBS S.A. Common Shares”), initially in the form of Brazilian Depositary Receipts (“BDRs”), and which may be converted into Class B common shares, par value €0.10 per share, of JBS N.V. (“JBS N.V. Class B Common Shares”) through December 31, 2026 (the “Proposed Equity Transaction”). This Proposed Equity Transaction is part of a proposed corporate restructuring of the JBS Group (the “Restructuring”) that will result in listing the JBS N.V. Class A Common Shares on the New York Stock Exchange (“NYSE”) and the JBS N.V. BDRs on the B3. If the Restructuring is completed, JBS S.A. will be an indirect wholly-owned subsidiary of JBS N.V. Holders of JBS S.A.

Common Shares will become shareholders of JBS N.V., and the JBS S.A. Common Shares will no longer be publicly traded. In this document, references to “JBS N.V.” are meant to include JBS B.V. prior to its renaming and conversion into a Dutch public limited liability company.

The purpose of the Restructuring, including the Proposed Equity Transaction, is to create a corporate structure that allows us to better reflect our global presence and diverse international operations and implement our growth strategy, which we expect will allow us to improve our rating indices and maximize shareholder value. As an NYSE-listed company, we expect to improve our access to funding sources and enhance our ability to raise financing to support our operations and fund growth, as well as lower our cost of capital. The business of JBS N.V. and its consolidated subsidiaries following the completion of the Restructuring will be the same as the business of JBS S.A. and its consolidated subsidiaries immediately prior to the Restructuring.

The consummation of the Restructuring is subject to several conditions. No assurances can be made that the conditions will be satisfied or that the Restructuring will be completed as outlined herein or at all. The Equity Registration Statement may be amended as necessary to reflect changes to the proposed structure of the Restructuring, including the Proposed Equity Transaction.

For a more complete description of the Restructuring and the Proposed Equity Transaction, see “Information about JBS S.A. — The Restructuring and the Proposed Equity Transaction.”

The Equity Registration Statement has been publicly filed with the Securities and Exchange Commission but has not yet become effective. No securities pursuant to the Equity Registration Statement may be sold and no offers to buy be accepted in connection with the Proposed Equity Transaction prior to the time the Equity Registration Statement becomes effective. In addition, the Equity Registration Statement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in connection with the Proposed Transaction in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities in connection with the Equity Registration Statement.

Risk Factors

The Exchange Offers involve risks, some of which are related to our businesses and to investing in our debt, the New Notes and the Guarantees. You should carefully consider the information about these risks set forth under the section entitled “Risk Factors”, together with the other information included in this prospectus.

The following is a summary of some of the principal risks we face:

Risks Related to the Exchange Offers

•        The Exchange Offers may not be consummated.

•        If you fail to exchange your Old Notes, they will continue to be restricted securities and will likely become less liquid.

•        Late deliveries of Old Notes could prevent a holder from exchanging its Old Notes.

•        If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

Risks Relating to Our Debt and the Notes and the Guarantees

•        We are not prohibited from incurring significantly more debt.

•        The Co-Issuers’ and the Parent Guarantors’ obligations to repay secured debt, and the obligations of JBS USA’s non-guarantor subsidiaries to repay their debt and other liabilities will have priority over the Co-Issuers’ obligations under the New Notes and the Parent Guarantors’ obligations under their guarantees of the New Notes.

•        Covenant restrictions under certain of our other debt agreements may limit our ability to operate our business.

•        Obligations under the New Notes and the Guarantees will be subordinated to certain statutory liabilities.

•        The Indentures provides for the release of the Guarantees of the New Notes, our ability to substitute JBS USA Lux S.A. as an issuer, and our ability to release JBS USA Food Company as an issuer of the New Notes.

Risks Relating to Our Business and Industries

•        Our results of operations may be adversely affected by fluctuations in market prices for, and the availability of, livestock and animal feed ingredients.

•        Outbreaks of animal diseases may affect our ability to conduct our business and harm demand for our products.

•        Any perceived or real health risks related to the food industry could adversely affect our ability to sell our products. If our products become contaminated, we may be subject to product liability claims and product recalls.

•        Changes in consumer preferences and/or negative perception of the consumer regarding the quality and safety of our products could adversely affect our business.

•        We face competition in our business, which may adversely affect our market share and profitability.

Risks Relating to the Markets in Which We Operate

•        Deterioration of global economic conditions could adversely affect our business.

•        Our exports pose special risks to our business and operations.

•        We are subject to ordinary course audits in the jurisdictions where we operate and changes in tax laws and unanticipated tax liabilities, in either case, could adversely affect the taxes we pay and therefore our financial condition and results of operations.

•        We are exposed to emerging and developing country risks.

•        Market fluctuations could negatively impact our operating results, and our business may be adversely impacted by risks related to hedging activities.

____________

JBS S.A.’s headquarters are located at Av. Marginal Direita do Tietê, 500, Bloco I, 3rd Floor, CEP 05118-100, in the City of São Paulo, State of São Paulo, Brazil, and our phone number is (+55 11) 3144-4000. JBS S.A.’s website is www.jbs.com.br. Information contained on or obtainable through JBS S.A.’s website is not incorporated into, and does not constitute a part of, this prospectus.

THE EXCHANGE OFFERS

The Exchange Offers

We are offering to exchange up to:

•   US$991,395,000 aggregate principal amount of newly issued and registered 2.500% Senior Notes due 2027 (the “New 2027 Notes”) for an equal principal amount of our outstanding 2.500% Senior Notes due 2027 (the “Old 2027 Notes”);

•   US$900,000,000 aggregate principal amount of newly issued and registered 5.125% Senior Notes due 2028 (the “New 2028 Notes”) for an equal principal amount of our outstanding 5.125% Senior Notes due 2028 (the “Old 2028 Notes”);

•   US$77,973,000 aggregate principal amount of newly issued and registered 6.500% Senior Notes due 2029 (the “New 6.500% 2029 Notes”) for an equal principal amount of our outstanding 6.500% Senior Notes due 2029 (the “Old 6.500% 2029 Notes”);

•   US$600,000,000 aggregate principal amount of newly issued and registered 3.000% Senior Notes due 2029 (the “New 3.000% 2029 Notes”) for an equal principal amount of our outstanding 3.000% Senior Notes due 2029 (the “Old 3.000% 2029 Notes”);

•   US$1,250,000,000 aggregate principal amount of newly issued and registered 5.500% Senior Notes due 2030 (the “New 2030 Notes”) for an equal principal amount of our outstanding 5.500% Senior Notes due 2030 (the “Old 2030 Notes”);

•   US$500,000,000 aggregate principal amount of newly issued and registered 3.750% Senior Notes due 2031 (the “New 2031 Notes”) for an equal principal amount of our outstanding 3.750% Senior Notes due 2031 (the “Old 2031 Notes”);

•   US$1,000,000,000 aggregate principal amount of newly issued and registered 3.000% Sustainability-Linked Senior Notes due 2032 (the “New 3.000% 2032 Notes”) for an equal principal amount of our outstanding 3.000% Sustainability-Linked Senior Notes due 2032 (the “Old 3.000% 2032 Notes”);

•   US$968,548,000 aggregate principal amount of newly issued and registered 3.625% Sustainability-Linked Senior Notes due 2032 (the “New 3.625% 2032 Notes”) for an equal principal amount of our outstanding 3.625% Sustainability-Linked Senior Notes due 2032 (the “Old 3.625% 2032 Notes”);

•   US$2,050,000,000 aggregate principal amount of newly issued and registered 5.750% Senior Notes due 2033 (the “New 2033 Notes”) for an equal principal amount of our outstanding 5.750% Senior Notes due 2033 (the “Old 2033 Notes”);

•   US$900,000,000 aggregate principal amount of newly issued and registered 4.375% Senior Notes due 2052 (the “New 4.375% 2052 Notes”) for an equal principal amount of our outstanding 4.375% Senior Notes due 2052 (the “Old 4.375% 2052 Notes”); and

•   US$1,550,000,000 aggregate principal amount of newly issued and registered 6.500% Senior Notes due 2052 (the “New 6.500% 2052 Notes” and, collectively with the New 2027 Notes, the New 2028 Notes, the New 6.500% 2029 Notes, the New 3.000% Notes due 2029, the New 2030 Notes, the New 2031 Notes, the New 3.000% 2032 Notes, the New 3.625% 2032 Notes, the New 2033 Notes and the New 4.375% 2052 Notes, the “New Notes”) for an equal principal amount of our outstanding 6.500% Senior Notes due 2052 (the “Old 6.500% 2052 Notes” and, collectively with the Old 2027 Notes, the Old 2028 Notes, the Old 6.500% 2029 Notes, the Old 3.000% Notes due 2029, the Old 2030 Notes, the Old 2031 Notes, the Old 3.000% 2032 Notes, the Old 3.625% 2032 Notes, the Old 2033 Notes and the Old 4.375% 2052 Notes, the “Old Notes”).

Purpose of the Exchange Offers

The New Notes are being offered to satisfy our obligations under registration rights agreements, each dated as of August 19, 2022, by and among JBS USA Lux S.A. and Barclays Capital Inc., BMO Capital Markets Corp., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Truist Securities, Inc., as dealer managers (the “Registration Rights Agreements”).

Subject to limited exceptions, after the Exchange Offers are complete, you will not have any further rights under the Registration Rights Agreements, including any right to require us to register any of the Old Notes that you do not exchange, to file a shelf registration statement to cover resales of the Old Notes or to pay you the additional interest we agreed to pay to holders of Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes) if we failed to satisfy our obligations under the Registration Rights Agreement governing the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes).

We are not required to pay additional interest to the holders of the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes if we fail to satisfy our obligations under the Registration Rights Agreement governing the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes.

The Notes

Each series of New Notes to be issued in the Exchange Offers will have substantially identical terms to corresponding series of Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights. The New Notes will have the same financial terms and covenants as the Old Notes, and are subject to the same business and financial risks.

The New Notes will be guaranteed on a senior unsecured basis by JBS S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l., JBS USA Holding Lux S.à r.l. and JBS Global Meat Holdings Pty. Limited (collectively, the “Parent Guarantors”). Each guarantee constitutes a separate security offered by the Parent Guarantors.

Each series of New Notes will be part of the same corresponding series of the Old Notes and will be issued under the same applicable Indenture. Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Denomination

Each series of New Notes will only be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. No tender of Old Notes will be accepted if it results in the issuance of less than US$2,000 principal amount of New Notes.

Expiration Date

Each Exchange Offer will expire at 12:00 midnight, New York City time, on            , 2023, unless we extend it in our sole discretion. The time and date of expiration of each Exchange Offer, as each such time and date may be extended is referred to, in each case, as the “Expiration Date.”

Settlement Date	The Settlement Date for the Exchange Offers will be promptly after the Expiration Date.
Procedures for Tendering the Old Notes

If you wish to accept the applicable Exchange Offer, you must tender your Old Notes in accordance with the book-entry procedures described under “The Exchange Offers — Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC,” and transmit an agent’s message to the Exchange Agent through the Automated Tender Offer Program (“ATOP”) of DTC. See “The Exchange Offers — Procedures for Tendering.”

Consequences of Failure to Exchange the Old Notes

You will continue to hold Old Notes, which will remain subject to their existing transfer restrictions, if you do not validly tender your Old Notes or you tender your Old Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Old Notes after we consummate the Exchange Offers. See “The Exchange Offers — Terms of the Exchange Offers” and “The Exchange Offers — Consequences of Failure To Exchange.”

Conditions to the Exchange Offers

The Exchange Offers are subject to several customary conditions. We will not be required to accept for exchange, or to issue any New Notes in exchange for, any Old Notes, and we may terminate or amend the Exchange Offers with respect to one or more series of the Old Notes if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC. The foregoing conditions are for our sole benefit and may be waived by us at any time. See “The Exchange Offers — Conditions to the Exchange Offers.” In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any time any stop order is threatened or in effect.

With respect to each Exchange Offer, we reserve the right to terminate or amend such Exchange Offer at any time prior to the applicable Expiration Date upon the occurrence of any of the foregoing events.

With respect to each Exchange Offer, if we make a material change to the terms of such Exchange Offer, we will, to the extent required by law, disseminate additional offer materials and extend such Exchange Offer.

Registration Rights Agreements

We have undertaken the Exchange Offers pursuant to the terms of the Registration Rights Agreements. Under the Registration Rights Agreements, we agreed, among other things, to consummate an exchange offer for the Old Notes pursuant to an effective registration statement or to cause resales of the Old Notes to be registered. We have filed this registration statement to meet our obligations under the Registration Rights Agreements. If we fail to satisfy certain obligations under the Registration Rights Agreement with respect to the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes), we are required to pay additional interest to holders of such series of Old Notes under specified circumstances. See “Registration Rights.”

We are not required to pay additional interest to the holders of the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes if we fail to satisfy our obligations under the Registration Rights Agreement governing the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes.

Resale of the New Notes

We believe the New Notes that will be issued in the Exchange Offers may be resold by most investors without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See “Plan of Distribution.” By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. You should read the discussions under “The Exchange Offers” and “Plan of Distribution” for further information regarding the Exchange Offers and resale of the New Notes.

Acceptance of Old Notes for Exchange and Delivery of New Notes

Except in some circumstance, any and all Old Notes that are validly tendered in the Exchange Offers prior to 12:00 midnight, New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offers will be delivered promptly after such acceptance. See “The Exchange Offers — Acceptance of Old Notes for Exchange and Delivery of New Notes.”

Exchange Agent	D.F. King & Co., Inc. is serving as Exchange Agent.

THE NEW NOTES

The following is a brief summary of the principal terms of the New Notes. The terms of each series of the New Notes are identical in all material respects to those of the corresponding series of the Old Notes except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New Notes will bear different CUSIP numbers from the Old Notes of the corresponding series. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the New Notes and the terms and provisions of the applicable Indenture that govern the Old Notes and will govern the New Notes, see “Description of the New Notes.”

Issuers	JBS USA Lux S.A., JBS USA Food Company and JBS USA Finance, Inc.
Parent Guarantors	JBS S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l., JBS USA Holding Lux S.à r.l. and JBS Global Meat Holdings Pty. Limited.
Securities Offered

Up to:

•   US$991,395,000 aggregate principal amount of New 2027 Notes;

•   US$900,000,000 aggregate principal amount of New 2028 Notes;

•   US$77,973,000 aggregate principal amount of New 6.500% 2029 Notes;

•   US$600,000,000 aggregate principal amount of New 3.000% 2029 Notes;

•   US$1,250,000,000 aggregate principal amount of New 2030 Notes;

•   US$500,000,000 aggregate principal amount of New 2031 Notes;

•   US$1,000,000,000 aggregate principal amount of New 3.000% 2032 Notes;

•   US$968,548,000 aggregate principal amount of New 3.625% 2032 Notes;

•   US$2,050,000,000 aggregate principal amount of New 2033 Notes;

•   US$900,000,000 aggregate principal amount of New 4.375% 2052 Notes; and

•   US$1,550,000,000 aggregate principal amount of New 6.500% 2052 Notes.

Guarantees	The New Notes will be guaranteed on a senior unsecured basis (the “Guarantees”) by the Parent Guarantors.

Maturity Date
New 2027 Notes	January 15, 2027
New 2028 Notes	February 1, 2028
New 6.500% 2029 Notes	April 15, 2029
New 3.000% 2029 Notes	February 2, 2029
New 2030 Notes	January 15, 2030
New 2031 Notes	December 1, 2031
New 3.000% 2032 Notes	May 15, 2032
New 3.625% 2032 Notes	January 15, 2032
New 2033 Notes	April 1, 2033
New 4.375% 2052 Notes	February 2, 2052
New 6.500% 2052 Notes	December 1, 2052
Interest
New 2027 Notes	The New 2027 Notes will bear interest at the annual rate of 2.500%, payable semi-annually in arrears on January 15 and July 15 of each year.
New 2028 Notes	The New 2028 Notes will bear interest at the annual rate of 5.125%, payable semi-annually in arrears on February 1 and August 1 of each year.
New 6.500% 2029 Notes	The New 6.500% 2029 Notes will bear interest at the annual rate of 6.500%, payable semi-annually in arrears on April 15 and October 15 of each year.
New 3.000% 2029 Notes	The New 3.000% 2029 Notes will bear interest at the annual rate of 3.000%, payable semi-annually in arrears on February 2 and August 2 of each year.
New 2030 Notes	The New 2030 Notes will bear interest at the annual rate of 5.500%, payable semi-annually in arrears on January 15 and July 15 of each year.
New 2031 Notes	The New 2031 Notes will bear interest at the annual rate of 3.750%, payable semi-annually in arrears on June 1 and December 1 of each year.
New 3.000% 2032 Notes

The New 3.000% 2032 Notes will bear interest at 3.000% per year, payable on May 15 and November 15 of each year.

From and including November 15, 2027, the interest rate payable on the New 3.000% 2032 Notes shall be increased by 25 basis points per annum unless JBS USA Lux S.A. has notified the trustee within six months after December 31, 2026 that in respect of the year ended December 31, 2026, (i) the Sustainability Performance Target (as defined in the 3.000% 2032 Notes Indenture) has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the external verifier in accordance with its customary procedures.

New 3.625% 2032 Notes

The New 3.625% 2032 Notes will bear interest at 3.625% per year, payable on January 15 and July 15 of each year.

From and including January 15, 2027, the interest rate payable on the New 3.625% 2032 Notes shall be increased by 25 basis points per annum unless JBS USA Lux S.A. has notified the trustee at least 30 says prior to January 15, 2027 that in respect of the year ended December 31, 2025, (i) the Sustainability Performance Target (as defined in the 3.625% 2032 Notes Indenture) has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the external verifier in accordance with its customary procedures.

New 2033 Notes	The New 2033 Notes will bear interest at the annual rate of 5.750%, payable semi-annually in arrears on April 1 and October 1 of each year.
New 4.375% 2052 Notes	The New 4.375% 2052 Notes will bear interest at the annual rate of 4.375%, payable semi-annually in arrears on February 2 and August 2 of each year.
New 6.500% 2052 Notes

The New 6.500% 2052 Notes will bear interest at the annual rate of 6.500%, payable semi-annually in arrears on June 1 and December 1 of each year.

The New Notes of each series will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Old Notes accepted in the Exchange Offers. If your Old Notes are accepted for exchange, you will receive interest on the corresponding New Notes and not on the Old Notes. Any Old Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Optional Redemption	We may redeem each series of New Notes, in whole or in part, at any time or from time to time at the redemption prices set forth under “Description of the New Notes — Optional Redemption.”
Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the New Notes”), we will be required to make an offer to purchase the New Notes at a purchase price equal to 101% of the aggregate principal amount of the New Notes being repurchased plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the New Notes — Change of Control Triggering Event.”

Certain Covenants

The applicable Indenture governing each series of New Notes will restrict our ability and the ability of our significant subsidiaries that guarantee such series of New Notes to create certain liens on future Principal Properties (as defined under “Description of the New Note — Certain Definitions”) and our ability to merge, consolidate, sell or otherwise dispose of all or substantially all of our assets. However, these restrictions are subject to certain significant exceptions, as further described under the heading “Description of the New Notes — Certain Covenants,” in this prospectus.

Ranking

The New Notes and the Guarantees will be our and the Parent Guarantors’ unsecured senior obligations and will rank equally with all of our and the Parent Guarantors’ existing and future unsecured senior debt and rank senior to all of our and the Parent Guarantors’ existing and future subordinated debt. The New Notes and the Guarantees will be effectively junior to our and the Subsidiary Guarantors’ existing and future secured debt to the extent of the value of the collateral securing such debt. The New Notes and the Guarantees will be structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the New Notes.

DTC Eligibility	The New Notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Book-Entry Settlement and Clearance.”
Same-Day Settlement

Beneficial interests in the New Notes will trade in DTC’s same-day funds settlement system until maturity. Therefore, secondary market trading activity in such beneficial interests will be settled in immediately available funds. See “Book-Entry Settlement and Clearance.”

No listing of the New Notes	We do not intend to apply to list the New Notes on any securities exchange or to have the New Notes quoted on any automated quotation system.
Governing Law	Each series of New Notes and the applicable Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee, Registrar and Paying Agent	Regions Bank.
Risk Factors

See “Risk Factors” and other information in this prospectus for a discussion of factors that should be carefully considered by holders of Old Notes before tendering their Old Notes pursuant to the Exchange Offers and investing in the New Notes.

SUMMARY HISTORICAL FINANCIAL DATA

The following summary historical financial data of JBS S.A.is being provided to help you in your analysis of the financial aspects of the Exchange Offers. You should read this information in conjunction with this rest of this prospectus, including the sections entitled “Presentation of Financial and Other Information,” “Information about JBS S.A.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as JBS S.A.’s financial statements and the notes thereto included elsewhere in this prospectus.

JBS S.A. maintains its books and records in Brazilian reais, which is its functional currency. JBS S.A.’s consolidated financial statements included in this prospectus include the financial statements of all of its subsidiaries which are prepared using each subsidiary’s respective functional currency. At the entity level, transactions in foreign currencies other than the functional currency of the entity are initially measured using the exchange rates prevailing at the dates of each transaction. Foreign currency monetary items in the statement of financial position are translated using the closing exchange rate as of the reporting date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement at period end of foreign currency monetary assets and liabilities are recognized in the consolidated statement of income, under the captions “Finance income” or “Finance expense.”

JBS S.A.’s consolidated financial statements included in this prospectus are presented in U.S. dollars. JBS S.A. elected to change its presentation currency from the Brazilian real to the U.S. dollar effective January 1, 2022 (which has been retrospectively applied to all periods presented) to facilitate a more direct comparison to other competitors. The translation to the U.S. dollar was performed in two steps: (1) first the financial statements of the subsidiaries with functional currencies different to Brazilian reais were translated into Brazilian reais to produce consolidated financial statements of JBS S.A. in Brazilian reais; and (2) subsequently, the consolidated financial statements of JBS S.A. in Brazilian reais were translated into U.S. dollars. For more information, see “Presentation of Financial and Other Information — Financial Statements.”

The summary historical consolidated financial information of JBS S.A. presented below has been derived from JBS S.A.’s financial statements.

Items Affecting Comparability of Financial Results

The comparability of our financial results is affected by our acquisitions and fluctuations in foreign exchange rates, principally the Brazilian real against the U.S. dollar. For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Items Affecting Comparability of Financial Results.”

The summary financial information of JBS S.A. presented in this prospectus is not necessarily indicative of JBS S.A.’s future operating results. The tables below present a summary of JBS S.A.’s financial performance for the periods indicated. The following information should be read and analyzed together with “Presentation of Financial and Other Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and JBS S.A.’s financial statements included elsewhere in this prospectus.

	As of and for the three-month period ended March 31,		As of and for the year ended December 31,
	2023	2022	2022	2021	2020(1)
	(in millions of US$)
Consolidated statement of income information:
Net revenue	16,687.2	17,364.1	72,613.9	65,042.7	52,331.2
Cost of sales	(15,221.5)	(14,236.7)	(61,070.2)	(52,753.8)	(43,657.7)
Gross profit	1,465.8	3,127.4	11,543.6	12,288.9	8,673.4
General and administrative expenses	(514.2)	(606.8)	(2,290.0)	(2,821.2)	(2,075.0)
Selling expenses	(1,111.8)	(1,099.6)	(4,681.6)	(3,551.8)	(2,810.8)
Other expenses	(39.1)	(22.9)	(99.6)	(32.6)	(63.9)
Other income	81.9	17.7	311.0	100.7	160.0
Net operating expense	(1,583.1)	(1,711.7)	(6,760.2)	(6,304.8)	(4,789.6)
Operating profit (loss)	(117.3)	1,415.6	4,783.3	5.984.1	3,883.8
Finance income	121.6	556.9	808.6	430.7	674.1
Finance expense	(420.7)	(597.1)	(2,050.3)	(1,369.2)	(3,298.0)
Net finance expense	(299.2)	(40.1)	(1,241.6)	(938.5)	(2,623.9)
Share of profit of equity-accounted investees, net of tax	2.8	2.9	11.8	17.2	10.4
Profit (loss) before taxes	(413.7)	1,378.4	3,553.4	5,062.8	1,270.4
Current income taxes	(6.7)	(372.4)	(515.2)	(1,402.6)	(444.8)
Deferred income taxes	145.2	33.3	105.3	158.5	(189.9)
Total income taxes	138.5	(339.1)	(409.9)	(1,244.1)	(634.7)
Net income (loss)	(275.2)	1,039.3	3,143.5	3,818.6	635.7
Attributable to:
Company shareholders	(279.6)	982.7	2,997.4	3,811.4	623.4
Non-controlling interest	4.4	56.7	146.0	7.2	12.3
	(275.2)	1,039.3	3,143.5	3,818.6	635.7

Consolidated statement of financial position information at period/year end:
Cash and cash equivalents	1,764.5		2,526.4	4,164.3	3,787.0
Trade accounts receivable	3,705.5		3,878.1	3,561.9	2,694.3
Inventories	5,554.4		5,393.5	4,756.2	3,384.2
Property, plant and equipment	12,138.8		11,915.3	10,208.3	9,077.6
Goodwill	5,926.7		5,828.6	5,835.4	5,558.5
Total assets	39,408.6		39,885.5	37,138.4	31,520.4
Total loans and financings(2)	18,248.7		17,700.1	16,578.8	12,682.4
Total equity	9,461.5		9,546.1	8,565.0	8,379.2

Consolidated cash flow information:

Net cash flows provided (used in):
Operating activities	(846.9)	(107.5)	2,580.5	3,998.6	4,419.5
Investing activities	(314.7)	(556.0)	(2,534.1)	(3,516.4)	(1,482.8)
Financing activities	408.4	148.0	(1,667.4)	(64.5)	(1,429.5)

Other consolidated financial information
Adjusted EBITDA(3)	416.3	1,927.1	6,722.0	8,486.4	5,636.6

____________

(1)      Consolidated statement of financial position information relates to information as of January 1, 2021.

(2)      Current loans and financings plus non-current loans and financings.

(3)      Adjusted EBITDA is used as a measure of performance by our management. Adjusted EBITDA is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of expenses with the DOJ and antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; exclusion of J&F Leniency expenses refund; and exclusion of certain other income (expenses), net. Adjusted EBITDA is not a measure required by or calculated in accordance with IFRS and should not be considered as a substitute for income from continuing operations, net income or any other measure of financial performance reported in accordance with IFRS or as measures of operating cash flows or liquidity. You should rely primarily on our IFRS financial information, and use Adjusted EBITDA in a supplemental manner in making your investment decision. For more information about the limitations of Adjusted EBITDA, see “Presentation of Financial and Other Information — Non-GAAP Financial Measures.”

Adjusted EBITDA is reconciled to net income (loss) below:

	For the three-month period ended March 31,		For the year ended December 31,
	2023	2022	2022	2021	2020
	(in millions of US$)
Net income (loss)	(275.2)	1,039.3	3,143.5	3,818.6	635.7
Income tax and social contribution taxes – current and deferred	(138.5)	339.1	409.9	1,244.1	634.7
Net finance expense	299.2	40.1	1,241.6	938.5	2,623.9
Depreciation and amortization	499.1	465.5	1,907.9	1,673.2	1,519.3
Share of profit of equity-accounted investees, net of tax	(2.8)	(2.9)	(11.8)	(17.2)	(10.4)
DOJ and antitrust agreements(a)	13.7	17.0	101.5	792.7	238.2
Donations and social programs expenses(b)	2.7	10.8	22.9	18.3	58.7
Out of period tax credits impacts(c)	—	—	—	(18.8)	(78.0)
JBS Fund For The Amazon(d)	—	—	1.1	9.0	—
J&F Leniency expenses refund(e)	—	—	(93.8)	—	—
Other operating income (expense), net(f)	18.0	18.3	(0.9)	28.0	14.7
Adjusted EBITDA	416.3	1,927.1	6,722.0	8,486.4	5,636.6

Adjusted EBITDA by segment:
Brazil	57.1	83.7	468.9	431.9	577.4
Seara	28.3	117.7	896.7	714.7	822.0
Beef North America	22.3	785.1	2,081.7	4,511.9	2,161.4
Pork USA	44.6	235.6	756.3	786.0	641.6
Pilgrim’s Pride	268.7	612.9	2,084.6	1,691.7	1,149.2
Australia	(3.4)	85.1	443.9	327.6	275.4
Others	(0.7)	7.5	(7.9)	24.7	11.8
Total reportable segments	416.8	1,927.7	6,724.2	8,488.5	5,638.7
Eliminations(g)	(0.6)	(0.5)	(2.2)	(2.0)	(2.1)
Adjusted EBITDA	416.3	1,927.1	6,722.0	8,486.4	5,636.6

____________

(a)      DOJ and antitrust agreements includes antitrust legal settlements entered into by JBS USA and its subsidiaries and other professional fees (see “Information about JBS S.A. — Legal Proceedings — United States”).

(b)      Donations and social programs include “The Fazer o Bem Faz Bem Social Program,” a program pursuant to which JBS S.A. makes donations to social projects to support the communities where it is present in Brazil.

(c)      Out of period tax credits refer to the recognition of PIS/COFINS tax credits in the ICMS (Brazilian value-added tax on sales and services) tax base.

(d)      The JBS Fund for The Amazon is a fund established by JBS S.A. to finance and support innovative, long-term initiatives that build on JBS S.A.’s legacy of conservation and sustainable development in the Amazon Biome.

(e)      J&F Leniency expenses refund refers to the amount that J&F agreed to pay to JBS in connection with the settlement agreement between the parties to Arbitration Proceeding No. 186/21. For more information, see “Information about JBS S.A. — Legal Proceedings — Brazil — Corporate Lawsuits — Arbitration Proceedings.”

(f)      Refers to several adjustments such as third-party advisory expenses related to restructuring projects and marketing of social programs, among others.

(g)      Includes intercompany and intersegment transactions.

RISK FACTORS

You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks or uncertainties. In that case, the trading prices of the New Notes could decline, and you may lose all or part of your investment. The risks described below are those that we currently believe may materially affect us. Additional risks not presently known to us, or that we currently consider immaterial, may also materially adversely affect us.

For purposes of this section, when we state that a risk, uncertainty or problem may, could or will have an “adverse effect” on us or “adversely affect” us, we mean that the risk, uncertainty or problem could have an adverse effect on our business, financial condition, results of operations, cash flow and/or prospects, and/or the price of the New Notes, except as otherwise indicated. You should view similar expressions in this section as having similar meaning.

Risks Related to the Exchange Offers

The Exchange Offers may not be consummated.

The Exchange Offers are subject to the satisfaction of certain conditions, including if we determine in our reasonable judgment at any time before the Expiration Date that the Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC (the “Staff”). Even if the Exchange Offers are completed, any or all of them may not be completed on the schedule described in this prospectus.

Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive the New Notes, during which time those holders will not be able to effect transfers of their Old Notes tendered in the applicable Exchange Offer.

If you fail to exchange your Old Notes, they will continue to be restricted securities and will likely become less liquid.

Old Notes that you do not tender, or we do not accept, will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue each series of New Notes in exchange for the Old Notes of the corresponding series pursuant to the applicable Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers — Procedures for Tendering” and “The Exchange Offers — Conditions to the Exchange Offers.”

Because we anticipate that all or substantially all holders of Old Notes will elect to exchange their Old Notes in these Exchange Offers, we expect that the market for any Old Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Old Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the Old Notes of the applicable series outstanding. If you do not tender your Old Notes following the Exchange Offers, you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes of each series is likely to be adversely affected.

Late deliveries of Old Notes could prevent a holder from exchanging its Old Notes.

Holders are responsible for complying with all procedures of the Exchange Offers. The issuance of New Notes in exchange for Old Notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offers.” Therefore, holders of each series of Old Notes who wish to exchange them for New Notes of the corresponding series should allow sufficient time for timely completion of the applicable Exchange Offer procedures. Neither we nor the Exchange Agent are obligated to extend the offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the New Notes may be restricted.

A broker-dealer that purchased Old Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the New Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their New Notes. See “Plan of Distribution.”

Risks Relating to Our Debt and the Notes and the Guarantees

We are not prohibited from incurring significantly more debt.

As of March 31, 2023, our total outstanding indebtedness was US$18,248.7 million, consisting of US$1,975.1 million of current loans and financings and US$16,273.6 million of non-current loans and financings. If we are unable to repay or refinance our current or non-current loans and financings as they mature, this would have a material adverse effect on our financial condition. The terms of the Indentures and other contracts governing our existing debt permit us to incur significant additional indebtedness in the future, including secured debt. We may borrow additional funds to fund our capital expenditures, working capital needs or other purposes, including under the ABL Revolving Facility or to fund future acquisitions. In addition, under the Indentures and the terms of our existing debt, we are also permitted to incur significant additional short-term or long-term indebtedness, and our consolidated debt levels could increase. See “Description of Material Indebtedness” and “Description of the New Notes.”

The Co-Issuers’ and the Parent Guarantors’ obligations to repay secured debt, and the obligations of JBS USA’s non-guarantor subsidiaries to repay their debt and other liabilities will have priority over the Co-Issuers’ obligations under the New Notes and the Parent Guarantors’ obligations under their guarantees of the New Notes.

The New Notes and Guarantees thereof will be senior unsecured obligations and will be effectively subordinated to the Co-Issuers’ and Parent Guarantors’ secured obligations to the extent of the value of the assets securing such obligations. The New Notes will be structurally subordinated to all existing and future debt and other liabilities, including trade payables, of JBS USA’s non-guarantor subsidiaries, including JBS USA’s Australian subsidiaries. The Indentures permit us to incur a significant amount of additional secured debt.

In addition, the notes will be effectively subordinated to the claims of JBS USA’s livestock suppliers under the Packers and Stockyards Act of 1921, as amended, or the PSA, which grants to those suppliers preferential treatment as creditors. See “Information about JBS S.A. — Regulation — North America.”

JBS USA’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to JBS USA, whether by dividends, loans, advances or other payments. The ability of subsidiaries to pay dividends and make other payments to JBS USA depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations and the provisions of agreements to which they are or may become a party.

The effect of this subordination to secured debt described in the first paragraph of this risk factor is that if a Co-Issuer or a Parent Guarantor is involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any debt under the Co-Issuer’s or a Parent Guarantors’ secured debt, the Co-Issuers’ assets and those of the Parent Guarantors that secure such debt will be available to pay obligations on the New Notes only after all debt under such other secured debt has been paid in full from those assets. The effect of the structural subordination described in the first paragraph of this risk factor is that the non-guarantor subsidiaries of JBS USA and JBS S.A. will not be obligated to make any payments on the New Notes, and, therefore, all of their obligations, including trade payables, will effectively rank senior to the New Notes. The Co-Issuers and the Parent Guarantors may not have sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding. See “Description of the New Notes” and “Description of Material Indebtedness.”

Covenant restrictions under certain of our other debt agreements may limit our ability to operate our business.

Certain of our other debt agreements contain, among other things, covenants that may restrict our ability to finance future operations or capital needs or to engage in other business activities. Such debt agreements restrict, among other things, our ability to:

•        incur additional indebtedness;

•        create liens on or sell our assets;

•        pay dividends on or redeem capital stock;

•        make restricted payments;

•        create or permit restrictions on the ability of subsidiaries to pay dividends or make other distributions;

•        enter into transactions with affiliates; and

•        engage in mergers, consolidations and certain dispositions of assets.

In addition, certain of our credit facilities require us and certain of our subsidiaries to maintain specified financial ratios and tests which may require that we or they take action to reduce debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general business and economic conditions, may affect our ability to meet those financial ratios and tests.

We may not meet those ratios and tests, and our creditors may not waive any failure to meet those ratios and tests. A breach of any of these covenants or failure to maintain these ratios would result in an event of default under the relevant credit facility, and any such event of default or resulting acceleration under such credit facility could result in an event of default under our indentures and/or other debt agreements. If an event of default under a credit facility were to occur, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable which could result in events of default under the indentures governing the notes offered hereby. See “Description of Material Indebtedness,” and “Description of the New Notes.”

Obligations under the New Notes and the Guarantees will be subordinated to certain statutory liabilities.

Under the laws of the jurisdiction of organization of JBS USA and the Parent Guarantors, obligations under the New Notes will be subordinated to certain statutory preferences. In the event of any liquidation, bankruptcy, or judicial reorganization of such entities, such statutory preferences, including motions for restitution, post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses and claims secured by collateral, among others, will have preference and priority over any other claims, including any claims in respect of JBS USA and the Parent Guarantors under the New Notes.

The Indentures provides for the release of the Guarantees of the New Notes, our ability to substitute JBS USA Lux S.A. as an issuer, and our ability to release JBS USA Food Company as an issuer of the New Notes.

If certain conditions are met, the parent guarantors will be released from their guarantees of the notes. See “Description of the New Notes — Release of Guarantees of Parent Guarantors and Fall-Away of Covenants of Parent.” Moreover, we may substitute JBS USA Lux S.A. for an direct or indirect parent of JBS USA Lux S.A. or any subsidiary of JBS USA Lux S.A. that owns, or after the substitution, will own, a majority of the assets of the JBS USA Lux S.A. for purposes of the indenture, as described under “Description of the New Notes — Substitution of the Company.” Alternatively, if certain conditions are met, we may release JBS USA Food Company as an issuer of the New Notes for purposes of the indenture, as described under “Description of the New Notes — Release of JBS USA Food as an Issuer.”

As a consequence of any release of any guarantees of the New Notes, the substitution of JBS USA Lux S.A. as an issuer and/or the release of JBS USA Food Company as an issuer of the New Notes, the obligor or obligors, assets and revenues available for repayment of the New Notes may be significantly different from the obligors, assets and revenues at the time of a holder’s investment in the New Notes. In addition, following any release of any guarantees of the notes or the release of JBS USA Food Company as an issuer, the applicable guarantors that have their guarantees released may continue to guarantee certain of our other outstanding debt and/or JBS USA Food

Company may continue to be an issuer of certain of our other outstanding notes, and the notes would effectively be subordinated in right of payment to such outstanding debt. Moreover, a substitution of JBS USA Lux S.A. as an issuer or a release of JBS USA Food Company as an issuer could have adverse tax consequences to holders of the New Notes.

Restrictions on the movement of currency out of Brazil and changes in the foreign exchange policy of Brazil may impair the ability of holders of the New Notes to receive interest and other payments on the New Notes in respect of the guarantee provided by JBS S.A. In addition, judgments of Brazilian courts enforcing JBS S.A.’s obligations under its guarantee would be payable only in Brazilian reais.

The Brazilian government may impose temporary restrictions on the conversion of Brazilian currency into foreign currencies and on the remittance to foreign investors of proceeds of their investments in Brazil. Brazilian law permits the government to impose these restrictions whenever there is a serious imbalance in Brazil’s balance of payments or there are reasons to foresee a serious imbalance.

The Brazilian government imposed remittance restrictions for approximately six months in 1990. Similar restrictions, if imposed in the future, would impair or prevent the conversion of interest payments on the New Notes from Brazilian reais into U.S. dollars and the remittance of U.S. dollars abroad to holders of the New Notes. The Brazilian government may take similar measures in the future.

Under Brazilian regulations, Brazilian companies are not required to obtain authorization from the Central Bank in order to make payments under guarantees in favor of foreign persons, such as the holders of the New Notes. We cannot assure you that these regulations will continue to be in force at the time we are required to perform our payment obligations under the guarantee. If these regulations are modified and an authorization from the Central Bank is required, we would need to seek an authorization from the Central Bank to transfer the amounts under the guarantee out of Brazil or, alternatively, make such payments with funds held by us outside Brazil. We cannot assure you that such an authorization will be obtained or that such funds will be available.

If proceedings are brought in the courts of Brazil seeking to enforce our obligations under the guarantee, we would not be required to discharge our obligations in a currency other than Brazilian reais. Any judgment obtained against us in Brazilian courts in respect of any payment obligations under the guarantee would be expressed in Brazilian reais. We cannot assure you that this amount in Brazilian reais will afford you full compensation of the amount sought in any such litigation.

Brazilian bankruptcy laws may be less favorable to you than U.S. bankruptcy and insolvency laws.

If JBS USA is unable to pay its indebtedness and JBS S.A. fails to pay its obligations under the guarantee that guarantees any such indebtedness, then we may become subject to bankruptcy proceedings in Brazil. Brazilian bankruptcy law is significantly different from, and may be less favorable to creditors than, the bankruptcy law in effect in the United States. In addition, any judgment obtained against us in Brazilian courts in respect of any payment obligations under the New Notes may be expressed in the real equivalent of the U.S. dollar amount of such sum at the exchange rate in effect (1) on the date of actual payment, (2) on the date on which collection or enforcement proceedings are started against us or (3) the execution date of the respective agreement. Consequently, in the event of our bankruptcy in a liquidation proceeding, all of our debt obligations, including the guarantee, that are denominated in foreign currency will be converted into Brazilian reais at the prevailing exchange rate on the date of declaration of our bankruptcy by the court. However, in a reorganization proceeding under Brazilian bankruptcy law, all of our debt obligations, including the guarantee, that are denominated in foreign currency will remain in foreign currency, unless the parties agree otherwise. In addition, creditors of certain of the guarantors may hold negotiable instruments or other instruments governed by local law that grant rights to attach the assets of such guarantors at the inception of judicial proceedings in the relevant jurisdiction, which attachment is likely to result in priorities benefitting those creditors when compared to the rights of holders of the New Notes.

You may find it more difficult to enforce your rights against JBS USA and the Luxembourg guarantors than you would if JBS USA were a U.S. corporation.

JBS USA and the Luxembourg guarantors are organized in Luxembourg, and the corporate laws of Luxembourg govern their formation documents and corporate affairs. The rights of JBS USA and the Luxembourg guarantors and the responsibilities of JBS USA’s and the Luxembourg guarantors’ management are different from those for corporations established under the statutes and judicial precedents of the United States. You may find it more difficult to protect your interests against actions by JBS USA, the Luxembourg guarantors and their managers or directors, as applicable, than you would if JBS USA and the Luxembourg guarantors were U.S. corporations. Service of process upon individuals or firms that are not resident in the United States may be difficult to obtain within the United States. Certain individual members of JBS USA’s and the Luxembourg guarantors’ board and management may reside outside the United States. Because the assets of JBS USA and of the Luxembourg guarantors, certain of their subsidiaries and the assets of certain directors or managers are outside the United States, any judgment obtained in the United States against us or such persons may not be collectible within the United States. JBS USA and the Luxembourg guarantors will appoint JBS USA Food Company as their agent to receive service of process in any action against it in any federal court or court in the State of New York arising out of this offering. JBS USA and the Luxembourg guarantors have not given consent for such agent to accept service of process in connection with any other claim. We have been advised by Luxembourg counsel to JBS USA and to the Luxembourg guarantors that judgments of non-Luxembourg courts for civil liabilities predicated upon the securities laws of countries other than Luxembourg, including U.S. securities laws, may be enforced in Luxembourg, but enforcement is subject to a number of requirements. See “Service of Process and Enforcement of Civil Liabilities.”

Luxembourg bankruptcy laws may be different than U.S. and other bankruptcy and insolvency laws.

If JBS USA is unable to pay their indebtedness, including their respective obligations under the New Notes or the guarantees, then JBS USA may become subject to bankruptcy or reorganization proceedings in Luxembourg. Luxembourg bankruptcy law is significantly different from, and may be less favorable to creditors than, the bankruptcy law in effect in the United States.

Judgments of Luxembourg courts enforcing our obligations would be payable only in euros.

If proceedings are brought in the courts of Luxembourg seeking to enforce JBS USA’s obligations under the New Notes, JBS USA would not be required to discharge its obligations in a currency other than euros. Any judgment obtained against JBS USA in Luxembourg courts in respect of any payment obligations would be expressed in euros. We cannot assure you that this amount in euros will afford you full compensation of the amount sought in any such litigation.

Payments by JBS USA under the New Notes may be subject to taxes in Luxembourg.

An investment in the New Notes involves a number of complex tax considerations. Holders should consult their tax advisors as to the particular tax consequences in relation to investing, holding and disposing the New Notes in light of their particular circumstances.

Certain guarantees will be subject to certain limitations on enforcement and may be limited by applicable law or subject to certain defenses that may limit the validity and enforceability.

The guarantors will guarantee the payment of the New Notes on a senior basis. Each guarantee will provide the relevant holders of the New Notes with a direct claim against the relevant guarantor. However, the Indenture provide for general and local law specific limitation language to the effect that relevant guarantees and relevant security interests granted (as well as any other obligation, liability or indemnification under the indenture or any related finance document) will be limited in order to take into account corporate benefit, fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance, liquidity maintenance or similar laws as well as regulations or defenses affecting the rights of creditors generally, for example by limiting the maximum amount that can be guaranteed by the relevant guarantor with respect to the aggregate obligations and exposure of the guarantor or by limiting the enforceability of the relevant guarantee.

JBS USA may be unable to repurchase the New Notes if we experience a change of control.

JBS USA is required by the Indentures governing the New Notes, in the event of certain changes in the control of JBS USA that results in a ratings decline to offer to purchase all of the outstanding New Notes at a price equal to 101% of the principal amount outstanding plus accrued and unpaid interest and special interest, if any, to the date of repurchase. Our failure to repay holders tendering New Notes upon a change of control will result in an event of default under the New Notes. A change of control or an event of default under the New Notes would result in an event of default under the ABL Revolving Facility, among other debt facility agreements, which may lead to an acceleration of the debt under those facilities, which in turn could lead to an acceleration under the Indentures governing the New Notes, requiring us to pay all such outstanding debt immediately. We may not have funds available to repurchase the New Notes upon the occurrence of a change of control or to repay our other debt. In addition, future debt that we incur may limit our ability to repurchase the New Notes upon a change of control or require us to offer to redeem that debt upon a change of control. See “Description of the New Notes — Change of Control.”

There is no public trading market for the New Notes.

There is currently no established trading market for the New Notes. We do not intend to have the New Notes listed on a national securities exchange. There can be no assurance that an active trading market for the New Notes will develop. We cannot assure you as to the liquidity of the market for the New Notes or the prices at which you may be able to sell the New Notes.

JBS USA Finance, Inc. is a shell company, and you should not rely on its creditworthiness for payment on the New Notes.

JBS USA Finance, Inc., a co-issuer of the New Notes, is a special purpose entity. It has no subsidiaries and no operations or assets other than those incidental to maintaining its corporate existence. The Indentures governing the New Notes requires JBS USA Finance, Inc. to remain a passive company. Therefore, you should not rely on its creditworthiness for payment on the New Notes.

The book-entry registration system of the New Notes may limit the exercise of rights by the beneficial owners of the New Notes.

Because transfers of interests in the global notes representing the New Notes may be effected only through book entries at DTC and its direct and indirect participants (including Clearstream Luxembourg and Euroclear), the liquidity of any secondary market in the New Notes may be reduced to the extent that some investors are unwilling to hold New Notes in book-entry form in the name of a DTC direct or indirect participant. The ability to pledge interests in the global notes may be limited due to the lack of a physical certificate. In addition, beneficial owners of interests in global notes may, in certain cases, experience delay in the receipt of payments of principal and interest, since the payments will generally be forwarded by the paying agent to DTC, which will then forward payment to its direct and indirect participants, which (if they are not themselves the beneficial owners) will then forward payments to the beneficial owners of the global notes. In the event of the insolvency of DTC or any of its direct and indirect participants in whose name interests in the global notes are recorded, the ability of beneficial owners to obtain timely or ultimate payment of principal and interest on global notes may be negatively affected.

A holder of beneficial interests in the global notes will not have a direct right under the New Notes to act upon any solicitations that we may request. Instead, holders will be permitted to act only to the extent they receive appropriate proxies to do so from DTC or, if applicable, DTC’s direct or indirect participants. Similarly, if we default on our obligations under the New Notes, holders of beneficial interests in the global notes will be restricted to acting through DTC, or, if applicable, DTC’s direct or indirect participants. We cannot assure holders that the procedures of DTC or DTC’s nominees or direct or indirect participants will be adequate to allow them to exercise their rights under the notes in a timely manner.

We cannot assure you that the credit ratings for the New Notes will not be lowered, suspended or withdrawn by the rating agencies.

The credit ratings of the New Notes may change after the issuance of the New Notes. Such ratings are limited in scope, and do not address all material risks relating to an investment in the New Notes, but rather reflect only the views of the rating agencies at the time the ratings are issued. An explanation of the significance of such ratings may be obtained from the rating agencies. We cannot assure you that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in the judgment of such rating agencies, circumstances so warrant. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price and marketability of the New Notes.

Risks Relating to Our Business and Industries

Our results of operations may be adversely affected by fluctuations in market prices for, and the availability of, livestock and animal feed ingredients.

Our operating margins depend on, among other factors, the purchase price of raw materials, primarily livestock and animal feed ingredients, and the sales price of our products. These prices may vary significantly, including during short periods of time, due to a number of factors, including beef, pork and poultry supply and demand and the market for other protein products. Raw materials accounted for a majority of the total cost of products sold during the three-month period ended March 31, 2023 and the year ended December 31, 2022. The supply and market for livestock depend on a number of factors that we have little or no control over, including outbreaks of diseases such as bovine spongiform encephalopathy (commonly referred to as mad cow disease) (“BSE”), and foot and mouth disease (“FMD”), the cost of animal feeding, economic and weather conditions.

Livestock prices demonstrate a cyclical nature both seasonally and over longer periods, reflecting the supply of, and demand for, livestock on the market and the market for other protein products such as fish. These costs are determined by constantly changing market forces of supply and demand, as well as other factors over which we have little or no control. These other factors include:

•        import and export restrictions;

•        changing livestock and grain inventory levels;

•        economic conditions;

•        crop and animal diseases; and

•        environmental, occupational health and safety and conservation regulations.

We do not generally enter into long-term sales arrangements with our customers with fixed price contracts, and, as a result, the prices at which we sell our products are determined in large part by market conditions. A majority of our livestock is purchased from independent producers who sell livestock to us under marketing contracts or on the open market. A significant decrease in beef, pork or chicken prices for a sustained period of time could have a material adverse effect on our net revenue. Also, a portion of our forward purchase and sale contracts are measured at fair value marked-to-market such that the related unrealized gains and losses are reported in profit or loss earnings on a quarterly basis. Such losses would adversely affect our earnings and may cause significant volatility in our quarterly earnings.

Profitability in the processing industry is materially affected by the commodity prices of animal feed ingredients, such as grain, corn and soybeans. The production of feed ingredients is positively or negatively affected due to various factors, primarily by the global level of supply inventories and demand for feed ingredients, the agricultural policies of the United States and foreign governments and weather patterns throughout the world. Market prices for feed ingredients remain volatile. High prices for animal feed ingredients may have a material adverse effect on our operating results.

Accordingly, we may be unable to pass on all or part of any increased costs we experience from time to time to consumers of our products directly, in a timely manner or at all. Additionally, if we do not attract and maintain contracts or marketing relationships with independent producers and growers, our production operations could be disrupted, adversely affecting us.

Outbreaks of animal diseases may affect our ability to conduct our business and harm demand for our products.

Supply of and demand for our products can be adversely impacted by outbreaks of animal diseases, which can have a significant impact on our financial results. Outbreaks of diseases affecting animals, such as BSE, FMD and various strains of influenza, which may be caused by factors beyond our control, or concerns that these diseases may occur and spread in the future, could significantly affect demand for our products, consumer perceptions of certain protein products, the availability of livestock for purchase by us and our ability to conduct our operations, including as a result of cancellations of orders by our customers or governmental restrictions on the import and export of our products to or from our suppliers, facilities or customers. For example, in February 2023, Brazil suspended beef exports to China following one confirmed case of atypical mad cow disease in Brazil. This suspension lasted approximately one month. Although we don’t expect this suspension to have a material adverse effect on us given that sales of beef from Brazil to China represented less than 3% of JBS S.A. total consolidated net revenue in the three-month period ended March 31, 2023 and the year ended December 31, 2022 and are not expected to represent a significant percentage of our total revenue in 2023, another case or outbreak of mad cow disease in the markets where we produce beef that leads to a more geographically widespread and/or longer lasting suspension of our beef sales may have a more significant adverse effect on results of operations. Moreover, outbreaks of animal diseases could have a significant effect on the livestock we own by requiring us to, among other things, destroy any affected livestock and create negative publicity that may have a material adverse effect on customer demand for our products. In addition, if the products of our competitors become contaminated, the adverse publicity associated with such an event may lower consumer demand for our products.

Any perceived or real health risks related to the food industry could adversely affect our ability to sell our products. If our products become contaminated, we may be subject to product liability claims and product recalls.

We are subject to risks affecting the food industry generally, including risks posed by the following:

•        food spoilage or food contamination;

•        consumer product liability claims;

•        product tampering;

•        the possible unavailability and expense of product liability insurance; and

•        the potential cost and disruption of a product recall.

Our products have in the past been, and may in the future be, exposed to contamination by organisms that may produce food borne illnesses, such as E. coli, listeria monocytogenes and salmonella. These organisms and pathogens are found generally in the environment and, as a result, there is a risk that they could be present in our products. These organisms and pathogens can also be introduced to our products through tampering or as a result of improper handling at the further processing, foodservice or consumer level. Once contaminated products have been shipped for distribution, illness or death may result if the products are not properly prepared prior to consumption or if the organisms and pathogens are not eliminated in further processing.

Our systems designed to monitor food safety risks may not eliminate the risks related to food safety. We have little, if any, control over handling procedures once our products have been shipped for distribution. If any of our products are determined to be contaminated, spoiled or inappropriately labeled, whether or not we are at fault, we may voluntarily recall, or be required to recall, our products. A widespread product recall could result in significant losses due to the costs of a recall, the destruction of product inventory and lost sales due to the unavailability of product for a period of time. We may also be subject to increased risk of exposure to product liability claims and governmental proceedings, which may result in penalties, injunctive relief and plant closings. Any of these occurrences may have an adverse effect on our financial results.

We may be subject to significant liability in the jurisdictions in which our products are sold if the consumption of any of our products causes injury, illness or death. Such liability may result from proceedings filed by the government’s attorney’s office, consumer agencies and individual consumers. Even an inadvertent shipment of contaminated products may be a violation of law. We may have to pay significant damages to consumers or to the government and such liability may be in excess of applicable liability insurance policy limits.

In addition, adverse publicity concerning any perceived or real health risk associated with our products could also cause customers to lose confidence in the safety and quality of our food products, which could adversely affect our ability to sell our products. We could also be adversely affected by perceived or real health risks associated with similar products produced by others to the extent such risks cause customers to lose confidence in the safety and quality of such products generally.

Changes in consumer preferences and/or negative perception of the consumer regarding the quality and safety of our products could adversely affect our business.

The food industry is generally subject to changing consumer trends, demands and preferences. Our products compete with other protein sources, such as fish. In addition, we compete with plant-based meat products as consumer demand for plant-based protein alternatives has increased due to the perceived consumer concerns related to human health, climate change, resource conservation and animal welfare. Trends within the food industry frequently change, and our failure to anticipate, identify or react to changes in these trends could lead to reduced demand and prices for our products, among other concerns, and could have a material adverse effect on our business, financial condition and results of operations.

We could also be adversely affected if consumers lose confidence in the safety and quality of our food products or ingredients, or in the food safety system generally. Negative perceptions concerning the health implications of certain food products, or ingredients or loss of confidence in the food safety system generally, could influence consumer preferences and acceptance of some of our products and marketing programs. Negative perceptions and failure to satisfy consumer preferences could materially and adversely affect our product sales, financial condition and results of operations.

We face competition in our business, which may adversely affect our market share and profitability.

The beef, pork and chicken industries are highly competitive. Competition exists both in the purchase of live cattle and hogs and grains, and in the sale of beef, pork and chicken products. In addition, our beef, pork and chicken products compete with other protein sources, such as fish. We face competition from a number of beef, pork and chicken producers in the countries in which we operate.

The principal competitive factors in the animal protein processing industries are operating efficiency and the availability, quality and cost of raw materials and labor, price, quality, food safety, product distribution, technological innovations and brand loyalty. Our ability to be an effective competitor depends on our ability to compete on the basis of these characteristics. In addition, some of our competitors may have greater financial and other resources than us. We may be unable to compete effectively with these companies, in which case our market share and, consequently, our operations and results may be adversely affected.

Our growth (organic and inorganic) may require substantial capital and long-term investments.

Our competitiveness and growth depend on our ability to fund our capital expenditures. We cannot assure you that we will be able to fund our capital expenditures at reasonable costs due to adverse macroeconomic conditions, our performance or other external factors, which could have a material adverse effect on our business, financial condition and results of operations.

We may pursue additional opportunities to acquire complementary businesses, which could further increase leverage and debt service requirements and could adversely affect our financial situation, especially if we fail to successfully integrate the acquired business.

We intend to continue to pursue selective acquisitions of complementary businesses in the future. Inherent in any future acquisitions are certain risks such as increasing leverage and debt service requirements and combining company cultures and facilities, which could have a material adverse effect on our operating results, particularly during the period immediately following such acquisitions. Additional debt or equity capital may be required to complete future acquisitions, and there can be no assurance that we will be able to raise the required capital. Furthermore, acquisitions involve a number of risks and challenges, including:

•        diversion of management’s attention;

•        potential loss of key employees and customers of the acquired companies;

•        an increase in our expenses and working capital requirements;

•        failure of the acquired entities to achieve expected results;

•        our failure to successfully integrate any acquired entities into our business; and

•        our inability to achieve expected synergies and/or economies of scale.

These opportunities may also expose us to successor liability relating to actions involving any acquired entities, their respective management or contingent liabilities incurred prior to our involvement and will expose us to liabilities associated with ongoing operations, in particular to the extent we are unable to adequately and safely manage such acquired operations. These transactions may also be structured in such a manner that would result in our assumption of obligations or liabilities not identified during our pre-acquisition due diligence.

Any of these factors could adversely affect our ability to achieve anticipated cash flows at acquired operations or realize other anticipated benefits of acquisitions, which could adversely affect our reputation and have a material adverse effect on us.

Failure by us to achieve our sustainability performance targets may result in increased interest payments under future financings and harm to our reputation.

As described in “Description of Material Indebtedness — Fixed Rate Notes — Sustainability-Linked Bonds” and “ — JBS S.A. Agribusiness Credit Receivable Certificates (Certificados de Recebíveis do Agronegócio) — Sustainability-Linked CRAs,” certain of our debt instruments contain certain sustainability performance targets of JBS S.A., JBS USA or PPC that if unsatisfied will result in an increase in the interest rate payable on the respective debt instruments. Achieving these sustainability performance targets or any similar sustainability performance targets we may choose to include in future financings or other arrangements will require us to expend significant resources. In addition, a failure by us to achieve these sustainability performance targets would not only result in increased interest payments under relevant financing arrangements, but could also harm our reputation, all of which could have a material adverse effect on our results of operations, financial condition and liquidity.

We are subject to interest rate fluctuations, which may be harmful to our business.

A portion of our debt is subject to interest rate fluctuations, including fluctuations in: (1) the London Interbank Offered Rate (“LIBOR”), the secured overnight financing rate (“SOFR”), and the Euro Interbank Offered Rate (“EURIBOR”) and (2) Brazilian financial market rates or inflation rates, such as the CDI and the Long-Term Interest Rate (Taxa de Juros de Longo Prazo) (the “Brazilian TJLP rate”) (Brazil’s long-term interest rate published quarterly by the Brazilian National Monetary Council). We are also exposed to exchange rate risk because we have assets and liabilities and future cash flows and earnings denominated in foreign currencies. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures About Market Risk.” Fluctuations in exchange rates and interest rates are caused by a number of factors that are beyond our control.

If interest rates, such as LIBOR, SOFR, EURIBOR, the CDI and Brazilian TJLP rates, or exchange rates increase significantly, our finance expenses will increase and our ability to obtain financings may decrease, which may materially adversely affect our results of operations.

Unfavorable decisions in legal, administrative, antitrust or arbitration proceedings and government investigations may adversely affect us.

We are defendants in legal, administrative, antitrust and arbitration proceedings arising from the ordinary conduct of our business, particularly with respect to civil, tax, labor and environmental claims, which may be decided to our detriment, and are involved in various government investigations. For more information regarding our proceedings and investigations, see “Information about JBS S.A. — Legal Proceedings.” In addition, we cannot guarantee that new lawsuits (judicial or administrative of any nature) or investigations against us, our ultimate controlling shareholders and managers will not arise.

Applicable laws and regulations could subject us and our managers to civil and criminal penalties, including debarment from contracts concluded with the public administration and prohibition to celebrating new ones and loss of fiscal benefits, which could materially and adversely affect our product sales, reputation, financial condition and results of operations. Adverse rulings that have material economic or reputational impacts on us or impede the execution of our growth plan may adversely affect our financial condition and results of operations. In addition, unfavorable decisions in proceedings or investigations involving us and our ultimate controlling shareholders and managers may affect our image and business.

For certain lawsuits, we were not required to and have not established any provision on our statement of financial position or have established provisions only for part of the amounts in dispute, based on our judgments as to the likelihood of winning these lawsuits. We cannot guarantee that the provisioned amounts (if any) will be sufficient to cover the costs and expenses of the corresponding proceedings, which could adversely impact our business and operating results.

We may not be able to ensure that our raw material suppliers are in compliance with all applicable environmental and labor laws and regulations, which could adversely affect our business, financial condition and results of operations.

The raising of cattle and other livestock is at times associated with deforestation, invasion of indigenous lands and protected areas and other environmental and human rights concerns. Most of the cattle we process are raised by our suppliers. If we are unable to ensure that the suppliers of the cattle we use in our production process are in compliance with all applicable environmental and human rights laws and regulations, we may be subject to fines and other penalties that may adversely affect our image, reputation, business, financial condition and results of operations.

Furthermore, Brazilian Environmental Policy Act, outlined in Federal Law No. 6,938/1981, regulates civil liability for damages caused to the environment and sets forth strict liability on the subject matter. Therefore, we may become party to environmental liability proceedings amongst any damage originator. As the majority of cattle processed by us are bred by third parties and subcontractors, we may be significantly impacted if third parties and subcontractors cause environmental damages in the implementation of their activities on our behalf.

We are subject to various risks relating to worker safety.

Given the nature of our operations, the type of work performed by our employees, and the number of plants and employees that we have throughout the world, we are subject to various risks relating to worker safety. We cannot ensure that accidents will not occur. If our efforts to improve worker safety and reduce the frequency and number of workplace accidents are not successful, we may become subject to lawsuits, regulatory or administrative investigations and inquiries, fines and penalties, and our business, financial condition and results of operations may be adversely affected.

For example, a U.S. House of Representatives Select Subcommittee held a hearing in December 2022 entitled “Preparing For And Preventing The Next Public Health Emergency: Lessons Learned From The Coronavirus Crisis.” This hearing was accompanied by a final report of the same name, which describes an investigation of the largest companies in the U.S. meatpacking industry, including our subsidiary JBS USA Food Company, in the context of the Trump Administration’s response to the risks faced by these companies’ workers during the COVID-19 pandemic. JBS USA Food Company has complied with the document requests made in 2021 as part of the investigation.

We may also suffer reputational harm due to the actions of unrelated companies that do not adhere to applicable worker safety laws in the provision of services to us. For example, the U.S. Department of Labor commenced an investigation into allegations of child labor at certain of our facilities in August 2022. While this investigation did not result in any finding that we were employing any underage workers at any of our facilities, a federal judge granted a temporary restraining order against one of our suppliers. While such supplier is not affiliated with us, the investigation found that it had used underage workers to provide cleaning and sanitation services in the fulfillment of sanitation and cleaning contracts that it was performing at JBS facilities. Such supplier has entered into a consent order and judgment pursuant to which it has agreed to comply with child labor laws at all of the facilities where it provides services.

Additionally, we have from time to time had incidents at our plants involving worker health and safety. These have included ammonia releases due to mechanical failures in chiller systems and worker injuries and fatalities involving processing equipment and vehicle accidents. We have taken preventive measures in response; however, we can make no assurance that similar incidents will not arise in the future. New environmental, health and safety requirements, stricter interpretations of existing requirements, or obligations related to the investigation or clean-up of contaminated sites, may materially affect our business or operations in the future.

While we adhere and require adherence from suppliers to all applicable worker safety laws throughout our global operations, no assurance can be given that we will not be materially adversely affected to the extent that companies that provide services to us do not demonstrate the same commitment to such laws. In addition, no assurance can be given that our reputation for worker safety will not be adversely affected by governmental investigations or other inquiries in the future.

We depend on our information technology systems, and any failure of these systems could adversely affect our business.

We depend on information technology systems for significant elements of our operations, including the storage of data and retrieval of critical business information, and within our supply chain. We also depend on our information technology infrastructure for digital marketing activities and for electronic communications among our locations, personnel, customers, and suppliers. Although our information systems are protected with robust backup systems, including physical and software safeguards and remote processing capabilities, our information technology systems and those of our supply chain are vulnerable to damage from a variety of sources, including network failures, malicious human acts, and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses, and similar disruptive problems. In addition, certain software used by us is licensed from, and certain services related to our information systems are provided by, third parties who could choose to discontinue their relationship with us. Failures or disruptions to our information technology systems or those used by our third-party service providers could prevent us from conducting our general business operations, and adversely affect our ability to process orders, maintain proper levels of inventories, collect accounts receivable, pay expenses, and maintain the security of our company and customer data. Any disruption or loss of information technology systems on which critical aspects of our operations depend could have an adverse effect on our business, results of operations, and financial condition.

For example, on May 30, 2021, we were the target of an organized cybersecurity attack (the “Cyberattack”), affecting some of the servers supporting our North American and Australian information technology systems. JBS USA’s backup servers were not affected. JBS USA and PPC’s operations in North America and Australia were affected. PPC’s operations in Mexico and the United Kingdom were not impacted and conducted business as normal. Upon learning of the intrusion, we contacted federal officials and activated our cybersecurity protocols, including voluntarily shutting down all affected systems to isolate the intrusion, limit the potential infection and preserve core systems. Restoring systems critical to production was prioritized. In addition, the encrypted backup servers, which were not affected by the Cyberattack, allowed for a return to full operations within two days. As of June 3, 2021, JBS USA and PPC had resumed production at all of their facilities. Our response, IT systems and encrypted backup servers allowed for a rapid recovery from the Cyberattack. As a result, the loss of food produced was limited to less than one day of production. We are not aware of any evidence that any customer, supplier or employee data had been compromised or misused as a result of the Cyberattack. Since the Cyberattack, we have been working to improve our cybersecurity posture in order to minimize our risk and attack surface. We have identified good practices we had in place before the Cyberattack, and we have identified and completed items and actions that were needed to remediate.

Further, we store highly confidential information on our information technology systems, including information related to our products. If our servers or the servers of the third party on which our data is stored are attacked by a physical or electronic break-in, computer virus or other malicious human action, our confidential information could be stolen or destroyed. Any security breach involving the misappropriation, loss or other unauthorized disclosure or use of confidential information of our suppliers, customers, or others, whether by us or a third party, could disrupt our operations, subject us to civil and criminal penalties, have a negative impact on our reputation, expose us to liability to our suppliers, customers, other third parties or government authorities and increase our cyber-security protection and remediation costs. Any of these developments could have an adverse impact on our business, financial condition and results of operations. In addition, if our supply chain cybersecurity is compromised as a result of third-party action, employee error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our business may be harmed and we could incur significant liabilities. We mitigate this risk by having a diversified supply chain. There can be no assurance that we will be able to prevent all of the rapidly evolving forms of increasingly sophisticated and frequent cyber-attacks. Moreover, our efforts to address network security vulnerabilities may not be successful, resulting potentially in the theft, loss, destruction or corruption of information we store electronically, as well as unexpected interruptions, delays or cessation of service, any of which would cause harm to our business operations. The vulnerability of our systems and our failure to identify or respond timely to cyber incidents could have an adverse effect on our operations and reputation and expose us to liability or regulatory enforcement actions.

The loss of members of our senior management or our inability to attract and retain qualified senior management personnel could have an adverse effect on us.

Our ability to maintain our competitive position depends in large part on the performance of our senior management team, mainly because of our business model and our acquisition strategy. As a result of factors such as strong global economic conditions, we may lose key employees or face problems hiring qualified key employees. In order to retain key employees, we may have to make significant changes in our compensation policy to remain competitive, which would increase our costs. There is no assurance that we will succeed in attracting and retaining qualified senior management personnel. Also, decisions in any administrative proceedings involving our current managers may prevent them from remaining in their positions at our company. The loss of the services of any member of our senior management or our inability to attract and retain qualified personnel could have an adverse effect on us.

Our performance depends on favorable labor relations with our employees and our compliance with labor laws. Any deterioration of those relations or increase in labor costs could adversely affect our business.

As of March 31, 2023, we had approximately 260,000 employees worldwide. Certain of these employees are represented by labor organizations, and our relationships with these employees are governed by collective bargaining agreements. We may not reach new agreements without union action and any such new agreements may not be on terms satisfactory to us. In addition, any new agreements may be for shorter durations than our historical agreements. Moreover, additional groups of currently non-unionized employees may seek union representation in the future. If we are unable to negotiate acceptable collective bargaining agreements, we may become subject to union-initiated work stoppages, including strikes. Any significant increase in labor costs, deterioration of employee relations, slowdowns or work stoppages at any of our locations, whether due to union activities, employee turnover or otherwise, could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The consolidation of a significant number of our customers could adversely affect our business.

Many of our customers, such as supermarkets, warehouse clubs and food distributors, have consolidated in recent years, and consolidation is expected to continue. These consolidations have produced large, sophisticated customers with increased buying power who are more capable of operating with reduced inventories, opposing price increases, and demanding lower pricing, increased promotional programs and specifically tailored products. These customers also may use shelf space currently used for our products for their own private label products that are generally sold at lower prices. In addition, in periods of economic uncertainty, consumers tend to purchase more lower-priced private label or other economy brands. To the extent this occurs, we could experience a reduction in the sales volume of our higher margin products or a shift in our product mix to lower margin offerings. Because of these trends, we may need to lower prices or increase promotional spending for our products. The loss of a significant customer or a material reduction in sales to, or adverse change to trade terms with, a significant customer could materially and adversely affect our product sales, financial condition and results of operations.

Our ultimate controlling shareholders are expected to have influence over the conduct of our business and may have interests that are different from yours.

Our controlling shareholders are J&F and FIP Formosa, which are in turn wholly owned by our ultimate controlling shareholders, Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista. See “Principal Shareholders.”

Relatives of our ultimate controlling shareholders perform certain management and leadership roles at JBS S.A. and related companies. Mr. José Batista Sobrinho, the founder of JBS S.A. and the father of Joesley and Wesley Mendonça Batista, serves as the Vice-Chairman of JBS S.A.’s board of directors and has served on the JBS S.A. board of directors since 2007. Mr. Wesley Mendonça Batista Filho, who is the son of Wesley Mendonça Batista and the grandson of José Batista Sobrinho, serves as the Chief Executive Officer of JBS USA since May 2023, and has served as an executive officer of JBS S.A. since 2017 and in other senior management positions in JBS Group companies in the past, including as Chief Executive Officer of Seara Alimentos. He also serves on the board of directors of various JBS Group companies. In addition, Mr. Henrique Mendonça Batista, who is also Wesley

Mendonça Batista’s son, serves as the President of Huon, an Australian salmon processing company acquired by JBS S.A. in 2021. Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista may serve as members of the board of directors of, or in other senior management positions at, JBS Group companies or affiliates.

As further described elsewhere in this prospectus (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders” and “— We are subject to reputational risk in connection with U.S. and Brazilian civil and criminal actions and investigations involving our ultimate controlling shareholders, and these actions may materially adversely impact our business and prospects and damage our reputation and image”), in 2017, our ultimate controlling shareholders, among others, entered into collaboration agreements (acordos de colaboração premiada) (the “Collaboration Agreements”) with the Brazilian Attorney General’s Office (Procuradoria-Geral da República) and a leniency agreement (the “Leniency Agreement”) with the Brazilian Federal Prosecution Office (Ministério Público Federal) following disclosures of illicit payments made to Brazilian politicians from 2009 to 2015. Pursuant to the Leniency Agreement, J&F agreed to pay a fine of R$8.0 billion and contribute R$2.3 billion to social projects in Brazil over a 25-year period. J&F, JBS S.A., and our ultimate controlling shareholders (the “Respondents”) also entered into a settlement with the SEC in 2020. Pursuant to the SEC settlement and related order, the Respondents undertook to, among other things, to improve anti-bribery and anti-corruption compliance programs, make progress reports to the SEC, and pay disgorgement and civil penalties. Also in 2020, J&F reached a plea agreement with the DOJ in which J&F pled guilty to one count of conspiracy to violate the U.S. Foreign Corrupt Practices Act and agreed to pay a criminal penalty. The DOJ plea agreement also required J&F to implement a compliance program and improve its internal policies and to make progress and other reports to the DOJ. Since 2017, JBS S.A. and J&F have implemented numerous and material changes to their anti-corruption compliance policies intended to detect and prevent illicit payments and conduct throughout their operations, including the introduction of new policies and practices and the hiring of experienced professionals who have a track record of building effective compliance programs, all as further detailed in “Information about JBS S.A. — Compliance Program.” In addition, the terms of the above-referenced agreements with Brazilian authorities, the SEC and the DOJ provide strong disincentives to any violation of their terms. Moreover, we believe that the Brazilian political and governmental environment has evolved in recent years away from an environment in which illicit payments were incentivized. Our management and leadership team is strongly committed to operating our business in compliance with anti-corruption principles and law. However, no assurance can be given that new and improved policies, practices and personnel will be effective to detect or prevent illicit activities in all cases.

In addition, our ultimate controlling shareholders may have an interest in causing us to pursue transactions that may enhance the value of their equity investments in us, even though such transactions may involve increased risks to us or the holders of our common shares. Furthermore, our ultimate controlling shareholders own, through J&F or other entities, equity investments in other businesses and may have an interest in causing us to pursue transactions that may enhance the value of those other equity investments, even though such transactions may not benefit us. Our ultimate controlling shareholders may also have an interest in pursuing new business opportunities that would otherwise be available to us through other companies which they own. In addition, JBS S.A. or other companies in which our ultimate controlling shareholders have an interest may engage in transactions with JBS USA or its subsidiaries. We cannot assure you that we will be able to address these conflicts of interests or others in an impartial manner.

There can be no assurance that the future actions or decisions of our controlling shareholders and our ultimate controlling shareholders will not impact our company, our prospects, and the value of the New Notes in ways that differ from your interests.

We are subject to reputational risk in connection with U.S. and Brazilian civil and criminal actions and investigations involving our ultimate controlling shareholders, and these actions may materially adversely impact our business and prospects and damage our reputation and image.

In 2017, following disclosures of illicit payments made to Brazilian politicians from 2009 to 2015, our ultimate controlling shareholders, among others, entered into Collaboration Agreements with the Brazilian Attorney General’s Office (Procuradoria-Geral da República) and a Leniency Agreement with the Brazilian Federal Prosecution Office (Ministério Público Federal). In 2020, our ultimate controlling shareholders also entered into a settlement with the SEC and J&F reached a plea agreement with the DOJ relating to the illicit conduct. For more information about the facts and circumstances underlying these agreements, see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders.” The Brazilian Collaboration Agreements and Leniency Agreement, the SEC order and the DOJ plea agreement have resolved the

Brazilian and U.S. criminal legal exposure of JBS S.A, J&F and our ultimate controlling shareholders related to the illicit conduct that was the subject of the Leniency Agreement. Our ultimate controlling shareholders, JBS S.A. and J&F are in compliance with all of the financial and non-financial obligations pursuant to the Brazilian Collaboration Agreements and Leniency Agreement, the SEC order and the DOJ plea agreement. A breach of any of these agreements could have an adverse effect on us.

In addition, our ultimate controlling shareholders are currently subject to ongoing investigations by the CVM in Brazil and to criminal proceedings for alleged violations of Brazilian securities and corporate law, in which there has yet to be a final decision. For more information about these investigations, see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders — CVM Investigations and Proceedings.”

As a result of the above-mentioned matters, the reputation of our controlling shareholders, our ultimate controlling shareholders and JBS S.A. has suffered and may continue to suffer. To the extent that the negative reputational impact of these events continues into the future, if pending investigations and proceedings are not resolved favorably to JBS S.A. and our ultimate controlling shareholders, or if future events or actions give rise to new investigations or proceedings, our ability to execute our business strategies, enter into beneficial transactions, partnerships or acquisitions, and the value of the New Notes may be materially negatively affected.

Furthermore, we cannot guarantee that negative news and publicity (whether or not factually accurate) will not be released in the future that involve our company, JBS S.A., our controlling shareholders or our ultimate controlling shareholders. We also cannot be certain that any actions we take in response to a reputational crisis will be effective or sufficient. Actions or allegations (whether grounded or unfounded) regarding actions taken by third parties, including our controlling shareholders, our ultimate controlling shareholders, or our suppliers or partners, including, but not limited to, illegal acts or corruption, actions contrary to health or worker safety, or actions contrary to socio-environmental regulations, may materially adversely impact our reputation and image with our customers, suppliers and partners and the market, which may have a material adverse effect on our business, results of operations, financial condition and future prospects and the value of the New Notes.

Risks Relating to the Markets in Which We Operate

Deterioration of global economic conditions could adversely affect our business.

Our business may be adversely affected by changes in global economic conditions, including changes in GDP, inflation, interest rates, availability of capital, consumer spending rates, energy availability and costs (including fuel surcharges) and the effects of governmental initiatives to manage economic conditions. Any such changes could adversely affect the demand for products both in domestic and international markets, or the cost and availability of our needed raw materials, including cooking ingredients and packaging materials, thereby adversely affecting our financial results.

Disruptions in credit and other financial markets and deterioration of global economic conditions could:

•        adversely affect global demand for protein products, which could result in a reduction of sales, operating profit and cash flows;

•        make it more difficult or costly for us to obtain financing for our operations or investments or to refinance our debt in the future;

•        cause our lenders to depart from prior credit industry practice and make more difficult or expensive the granting of any technical or other waivers under our debt agreements to the extent we may seek them in the future;

•        impair the financial condition of some of our customers and suppliers; and

•        decrease the value of our investments.

In addition, inflation, which has significantly risen, has and may continue to increase our operational costs, including labor costs and grain and feed ingredient costs, and continued increases in interest rates in response to concerns about inflation may have the effect of further increasing economic uncertainty and heightening these risks. As a result, instability and weakness of the U.S. and global economies, including due to the effects caused by disruptions to financial markets, inflation, recession, high unemployment, geopolitical events and other effects caused by the COVID-19 pandemic, and the negative effects on consumers’ spending, may materially negatively affect our business and results of operations. A prolonged period of reduced consumer spending could have an adverse effect on our business and our results of operations.

Our exports pose special risks to our business and operations.

Exports account for a significant portion of our net revenue, representing 23.2% and 26.4% of our net revenue for the three-month period ended March 31, 2023 and the year ended December 31, 2022, respectively. Exports subject us to risk factors that are outside our control in our principal sales markets, including:

•        changes in foreign currency exchange rates;

•        deterioration of economic conditions;

•        imposition of tariffs and other trade and/or health barriers;

•        exchange controls and restrictions to exchange operations;

•        strikes or other events that may affect ports and transportation;

•        compliance with different foreign legal and regulatory regimes; and

•        trade barriers.

For example, between May 21 and May 31, 2018, Brazil suffered an extensive nationwide trucking strike. With trucks stopped and blocking highways, supplies of fuel, food and medical supplies ceased being delivered to distribution points. The stoppage began to subside on May 27, 2018, after representatives of the trucking industry and the Brazilian government reached an agreement.

Our future financial performance will depend significantly on economic, political and social conditions in our principal operating and sales markets. Negative consequences relating to these risks and uncertainties could jeopardize or limit our ability to transact business in one or more of those markets where we operate or in other developing markets and could materially adversely affect us.

We are subject to ordinary course audits in the jurisdictions where we operate and changes in tax laws and unanticipated tax liabilities, in either case, could adversely affect the taxes we pay and therefore our financial condition and results of operations.

As a global company, we are subject to ordinary course audits in the jurisdictions where we operate, including audits currently being conducted by applicable tax authorities in Brazil, Australia and the United Kingdom. The resolution of these audits remains uncertain, and we have not established any reserves for any potential liability relating to these or any other audits. It is possible that we could, in the future, incur unanticipated tax liabilities arising from these or any other audits, which could adversely impact our financial condition and results of operations.

In addition, we are subject to taxation in numerous countries, states and other jurisdictions. Tax laws, tax treaties, regulations, and administrative practices or their interpretation in various jurisdictions, including the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting that has been agreed to by many of the countries in which we operate, may be subject to significant change, with or without notice, due to economic, political and other conditions, and significant judgment is required in applying the relevant provisions of tax law.

Furthermore, in Brazil, the income tax exemption on dividend distribution and interest on shareholders’ equity (juros sobre capital próprio) applicable under current legislation may be reviewed the possibility to declare and both dividends received and distributed may be taxed and, in the case of interest on shareholders’ equity (juros sobre capital próprio) be prohibited or have its taxation increased in the future, impacting the net amount to be received by our shareholders.

If such changes were to be adopted or if the tax authorities in the jurisdictions where we operate were to challenge our application of relevant provisions of applicable tax laws, our financial condition and results of operations could be adversely affected.

We are exposed to emerging and developing country risks.

Our operations in emerging and developing countries are subject to the customary risks of operating in these countries, which include potential political and economic uncertainty, government debt crises, application of exchange controls, reliance on foreign investment, nationalization or expropriation, crime and lack of law enforcement, political insurrection, terrorism, religious unrest, external interference, currency fluctuations and changes in government policy.

In Brazil, for example, the federal government frequently intervenes in the economy and its actions to control inflation and other regulations and policies have often involved, among other measures, increases in interest rates, changes in tax policies, price controls, currency devaluations, capital controls and limits on imports, among others. Due to our exposure in Brazil, these factors could affect us more than our competitors with less exposure to such emerging and developing countries, and any general decline in emerging and developing countries as a whole could impact us disproportionately compared to our competitors.

Such factors could affect our results by causing interruptions to operations, by increasing the costs of operating in those countries or by limiting the ability to repatriate profits from those countries. These circumstances could adversely impact our business, results of operations and financial condition.

Our business may be negatively impacted by economic or other consequences from Russia’s war against Ukraine and the sanctions imposed as a response to that action.

We face risks related to the ongoing Russia-Ukraine war that began in February 2022. The impact of the ongoing war and sanctions will not be limited to businesses that operate in Russia and Ukraine and may negatively impact other global economic markets including where we operate. The impacts have included and may continue to include, but are not limited to, higher prices for commodities, such as food products, ingredients and energy products, increasing inflation in some countries, and disrupted trade and supply chains. The conflict has disrupted shipments of grains, vegetable oils, fertilizer and energy products.

The impact on the agriculture markets falls into two main categories: (1) the effect on Ukrainian crop production, as the region is key in global grain production; and (2) the duration of the disruption in trade flows. Safety and financing concerns in the region are restricting export execution, which is in turn forcing grain and oil demand to find alternative supply. The duration of the war and related volatility makes global markets extremely sensitive to growing-season weather in other global grain producing regions and has led to a large risk premium in futures contracts prices used for hedging. The continued volatility in the global markets as a result of the war has adversely impacted our costs by driving up prices, raising inflation and increasing pressure on the supply of feed ingredients and energy products throughout the global markets.

In addition, the U.S. government and other governments in jurisdictions in which we operate have imposed sanctions and export controls against Russia, Belarus and interests therein and threatened additional sanctions and controls. The impact of these measures, now and in the future, could adversely affect our business, supply chain or customers.

Finally, there may be increased risk of cyberattack as a result of the ongoing conflict. We have not seen any new or heightened risk of potential cyberattacks since the outbreak of the Russia-Ukraine war. See “— Risks Relating to Our Business and Industries — We depend on our information technology systems, and any failure of these systems could adversely affect our business” for additional information.

Market fluctuations could negatively impact our operating results, and our business may be adversely impacted by risks related to hedging activities.

Our business is exposed to potential changes in the value of our derivative instruments primarily caused by fluctuations in currency exchange rates and commodities prices. These fluctuations may result from changes in economic conditions, investor sentiment, monetary and fiscal policies, the liquidity of global markets, international and regional political events, and acts of war or terrorism and may adversely impact our results of operation. Also the use of hedge instruments may ultimately limit our ability to benefit from favorable commodity prices.

Our businesses are subject to government policies and extensive regulations affecting the beef, pork and poultry industries.

Livestock production and trade flows are significantly affected by government policies and regulations. Government policies affecting the livestock industry, such as taxes, tariffs, duties, subsidies and import and export restrictions on livestock products, can influence industry profitability, the use of land resources, the location and size of livestock production, whether unprocessed or processed commodity products are traded, and the volume and types of imports and exports. Our plants and products are subject to periodic inspections by federal, state and municipal authorities, such as the USDA, the Brazilian Federal Inspection Service (Serviço de Inspeção Federal — SIF) and the Australian Quarantine Inspection Service, and to comprehensive food regulation, including controls over processed food. Our operations are subject to extensive regulation and oversight by state, local and foreign authorities regarding the processing, packaging, storage, distribution, advertising and labeling of its products, including food safety standards. Our failure to comply with such regulations may result in a need to recall products or in fines or other sanctions imposed by such authorities. Our exported products are often inspected by foreign food safety authorities, and any violation discovered during these inspections may result in a partial or total return of a shipment, partial or total destruction of the shipment and costs due to delays in product deliveries to our customers. For more information about the regulations to which our operations are subject, see “Information about JBS S.A. — Regulation.”

Government policies in the jurisdictions in which we operate may adversely affect the supply of, demand for and prices of livestock products, restrict our ability to do business in existing and target domestic and export markets and could adversely affect our results of operations. Import tariffs and/or other mandates imposed by the current presidential administration in the United States could potentially lead to a trade war with other foreign governments, and could significantly increase the prices on our products exported from the United States, such as pork and chicken. For example, tariffs recently enacted in China and Mexico on certain pork products exported from the United States to these countries have negatively impacted our U.S. exports of pork products. In addition, the U.S., EU or other countries could impose trade restrictions that would restrict or prevent us from exporting beef from Brazil. Such changes in regulations, or restrictions or bans on beef exports, could be imposed in connection with a desire by regulators to curb deforestation in the Amazon region. See “Information about JBS S.A — Regulation. — Cattle Supply Chains and Deforestation.”

Compliance with existing or changing environmental requirements relating to current and/or discontinued operations may result in significant costs, and failure to comply may result in civil liabilities for damages as well as criminal and administrative sanctions.

Our operations are subject to extensive and increasingly stringent federal, state, local and foreign laws and regulations pertaining to the protection of the environment, including those relating to the discharge of materials into the environment, the handling, treatment and disposal of waste and remediation of soil and groundwater contamination. For more information, see “Information about JBS S.A. — Regulation.” Failure to comply with these requirements could have serious consequences for us, including criminal, civil and administrative penalties, claims for property damage, personal injury and damage to natural resources and negative publicity. Our activities may also be affected by future international agreements entered into force to protect the environment.

In general, environmental laws and regulations have become increasingly stringent over time. As a result of possible new environmental requirements, increasingly strict interpretation or enforcement thereof or other unforeseen events, we may have to incur additional expenses in order to comply with such environmental rules and regulations, which may adversely affect our available resources for capital expenditures and other purposes. Compliance with existing or new environmental rules and regulations may increase our costs and expenses, and, as a result, reduce our profit.

Health and environmental impact of animal-based meat consumption could negatively impact consumer demand for our animal-based products.

Consumer interest in plant-based proteins, particularly among millennial and younger generations, has been driven in part by a growing perception of the adverse health and environmental impacts of animal-based meat consumption. Consumers have access to unprecedented levels of information disseminated via the internet and social media channels, and global awareness of these issues may grow and could potentially have a negative impact on consumer demand for our animal-based meat products.

Natural disasters, climate change, climate change regulations, adverse weather conditions and greenhouse effects may adversely impact our operations and markets.

There is a growing political and scientific consensus that emissions of greenhouse gases (“GHG”), continue to alter the composition of the global atmosphere in ways that are affecting the global climate. Climate change, including the impact of global warming, creates physical and financial risk. Physical risks from climate change include an increase in sea level and changes in weather conditions, such as an increase in changes in precipitation and extreme weather events. Climate change could have a material adverse effect on our results of operations, financial condition and liquidity. Natural disasters, fire, bioterrorism, pandemics, drought, changes in rainfall patterns or extreme weather, including floods, excessive cold or heat, hurricanes or other storms, could impair the health or growth of livestock or interfere with our operations due to power outages, fuel shortages, damage to our production and processing plants, disruption of transportation channels or increases in the price of livestock and animal feed ingredients, among other things. Furthermore, if heat waves and droughts occur with greater frequency and intensity in locations where we maintain livestock, we may have to incur additional expenses to maintain livestock in suitable conditions or move it to other locations. Any of these factors could have a material adverse effect on our financial results, either individually or in the aggregate.

We are subject to legislation and regulation regarding climate change, and compliance with related rules could be difficult and costly. Concerned parties in the countries in which we operate, such as government agencies, legislators and regulators, shareholders and non-governmental organizations, as well as companies in many business sectors, are considering ways to reduce GHG emissions. We could incur increased energy, environmental and other costs and capital expenditures to comply with existing or new GHG limitations. We could also face increased costs related to defending and resolving legal claims and other litigation related to climate change and the alleged impact of our operations on climate change, which may also impact our image.

In addition, growing attention on the environmental and climate change impact of beef production, in particular, could lead (1) to legislative or regulatory actions aimed at reducing the greenhouse gas emissions of cows that could materially increase the production cost of beef or (2) to changes in customer preferences and overall demand for beef that would materially affect consumption of our products.

Efforts to comply with immigration laws and/or the introduction of new immigration legislation could make it more difficult or costly for us to hire employees, as well as have a material adverse effect on our operations and subject us to civil or possible criminal penalties.

Immigration reform continues to attract significant attention among the public and governments in the markets in which we operate, including the United States. If new immigration legislation is enacted or further changes in immigration or work authorization laws could increase our compliance and oversight obligations, which could subject us to additional costs and potential liability and make our hiring process more burdensome, and could potentially reduce the availability of prospective employees. Additional labor costs and other costs of doing business could have a material adverse effect on our business, operating results and financial condition. In addition, despite our efforts to hire only persons legally authorized to work in the jurisdictions in which we operate, we are unable to ensure that all of our employees are persons legally authorized to work. No assurances can be given that enforcement efforts by governmental authorities will not disrupt a portion of our workforce or operations at one or more facilities, thereby negatively impacting our business. Moreover, efforts by governmental authorities in enforcing the law may occur, including civil or possible criminal penalties, and we may face shortages of personnel or interruptions in our operations in one or more plants, resulting in an adverse impact on our business.

We are subject to anti-corruption laws in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act and the Brazil Clean Company Act.

We are subject to a number of anti-corruption laws, including, without limitation, the U.S. Foreign Corrupt Practices Act (the “FCPA”), the U.K. Bribery Act and the Brazil Clean Company Act.

The FCPA and similar anti-bribery laws generally prohibit companies and their intermediaries from making improper payments or improperly providing anything of value to foreign officials, directly or indirectly, for the purpose of obtaining or keeping business and/or other benefits. Some of these laws have legal effect outside the jurisdictions in which they are adopted under certain circumstances. The FCPA also requires maintenance of adequate record-keeping and internal accounting practices to accurately reflect transactions. Under the FCPA, companies operating in the United States may be held liable for actions taken by their strategic or local partners or representatives.

The U.K. Bribery Act is broader in scope than the FCPA in that it directly prohibits commercial bribery (i.e. bribing others than government officials) in addition to bribery of government officials and it does not recognize certain exceptions, notably for facilitation payments, that are permitted by the FCPA. The U.K. Bribery Act also has wide jurisdiction. It covers any offense committed in the United Kingdom, but proceedings can also be brought if a person who has a close connection with the United Kingdom commits the relevant acts or omissions outside the United Kingdom. The U.K. Bribery Act defines a person with a close connection to include British citizens, individuals ordinarily resident in the United Kingdom and bodies incorporated in the United Kingdom. The U.K. Bribery Act also provides that any organization that conducts part of its business in the United Kingdom, even if it is not incorporated in the United Kingdom, can be prosecuted for the corporate offense of failing to prevent bribery by an associated person, even if the bribery took place entirely outside the United Kingdom and the associated person had no connection with the United Kingdom. Other jurisdictions in which we operate have adopted similar anti-corruption, anti-bribery and anti-kickback laws to which we are subject. Civil and criminal penalties may be imposed for violations of these laws.

The Brazil Clean Company Act provides that bribery, among other acts against the public and foreign administration, is illegal and subjects companies involved in these wrongdoings to severe penalties. Companies are subjected to strict liability, with the result that the existence or absence of intent or negligence is irrelevant. In case a company is found to be in violation of the Brazil Clean Company Act’s provisions, it may suffer the imposition of administrative sanctions in the form of a fine that can range from 0.1% to 20% of its gross revenue in the year before the initiation of the administrative proceeding leading to the imposition of sanctions. Companies may also be subject to judicial sanctions, such as: loss of assets, rights or profits directly or indirectly obtained from the wrongdoing; partial suspension or interdiction of its activities; compulsory dissolution of the legal entity; and prohibition from receiving incentives, subsidies, grants, donations or loans from public financial institutions. Furthermore, companies may be subject to reputational penalties, such as having their name included in the National Register of Punished Enterprises. According to the Brazil Clean Company Act, related, controlling and controlled companies as well as companies that are part of a consortium are jointly liable for the penalties, but limited to damages and fines.

The Code of Conduct and Ethics, adopted by JBS S.A. in May 2018 requires our employees or third-parties acting on behalf of JBS S.A. to not make any kind of payments to public or private entities or individuals in order to obtain undue advantages. We operate in some countries which are viewed as high risk for corruption. Despite our ongoing efforts to ensure compliance with the FCPA, the U.K. Bribery Act, the Brazil Clean Company Act and similar laws, there can be no assurance that our directors, officers, employees, agents, representatives, third-party intermediaries and the companies to which we outsource certain of our business operations, will comply with those laws and our anti-corruption policies, and we may be ultimately held responsible for any such non-compliance. If we or our directors or officers violate anti-corruption laws or other laws governing the conduct of business with government entities (including local laws), we or our directors or officers may be subject to criminal and civil penalties or other remedial measures, which could harm our reputation and have a material adverse impact on our business, financial condition, results of operations and prospects. Any investigation of any actual or alleged violations of such laws could also harm our reputation or have an adverse impact on our business, financial condition, results of operations and prospects.

The Brazilian government exercises, and will continue to exercise, significant influence over the Brazilian economy. These influences, as well as the political and economic conditions of the country, could negatively affect our activities.

The Brazilian government frequently intervenes in the country’s economy and occasionally implements significant political and regulatory changes. Government actions to control inflation and other regulations and policies have involved, among other measures, increases or decreases in interest rates, changes in fiscal policy, price control, currency depreciations and appreciations, capital controls, import limits, among other actions. Our activities, as well as our financial condition and results of operations, may be adversely affected by changes in government policies and regulations involving or affecting factors such as:

•        monetary policy and interest rates;

•        exchange controls and restrictions on international remittances;

•        exchange rate fluctuations;

•        tax changes;

•        liquidity of the Brazilian financial and capital markets;

•        interest rates

•        inflation;

•        shortage of energy;

•        fiscal policy.

Uncertainties related to the possibility that the Brazilian government may implement future policy and regulatory changes that involve or affect the factors mentioned above, among others, may contribute to a scenario of economic uncertainty in the country and high volatility in the domestic securities market, as well as securities issued by Brazilian companies abroad. This uncertainty and other future events affecting the Brazilian economy, as well as other measures taken by the government, may adversely affect our operations and operational results.

We cannot predict whether or when new fiscal, monetary and exchange policies will be adopted by the Brazilian government, or even whether such policies will in fact affect the country’s economy, operations, financial condition or our results.

Economic and political crises in Brazil may have a material adverse effect on our business, operations and financial condition.

Brazil has been affected by economic instability caused by different economic and political events in recent years, causing a decrease in gross domestic product and affecting supply (investment levels and increase in the use of technology in production, among others) and demand (employment levels and income, among others). As a result, the uncertainty over the Brazilian government’s ability to achieve the economic reforms necessary to improve the deterioration of the public accounts and the economy in general has led to a reduction in market confidence in the Brazilian economy and aggravated the domestic political environment. The Brazilian economy is still influenced by government policies and actions that, if not successful or well implemented, may affect the operations and financial performance of companies, including ours. In the past few years, the Brazilian political environment experienced intense instability due principally to the exposure of a corruption scheme involving various politicians, including highly-ranked politicians, which led to the impeachment of the former president of Brazil and lawsuits against her successor and others. In October 2022, Brazil held elections for President, senators, federal deputies and state deputies. The leading candidates in the Presidential race were incumbent Jair Bolsonaro and former President Luiz Inácio Lula da Silva, representing distinctly opposing political ideologies. Former President Luiz Inácio Lula da Silva was elected President. Post-election unrest could lead to high volatility in Brazilian financial markets, and uncertainty regarding political developments and the policies the Brazilian federal government may adopt or alter may have material adverse effects on the macroeconomic environment in Brazil, as well as on businesses operating in Brazil, including ours. Political and economic instabilities may result in a negative perception of the Brazilian economy and an increase in the volatility of the Brazilian capital markets, which can also adversely affect our business. Any recurrent economic instability and political uncertainty may adversely affect our business and have a material adverse effect on us.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy our obligations under the Registration Rights Agreements. We will not receive any cash proceeds from the issuance of the New Notes. In consideration for issuing the series of New Notes as contemplated by this prospectus, we will receive, in exchange, an equal principal amount of the corresponding series of Old Notes. Old Notes surrendered in exchange for New Notes will be retired and cannot be reissued.

CAPITALIZATION

The following table sets forth JBS S.A.’s consolidated loans and financings and total capitalization as of March 31, 2023, as further adjusted to reflect securities issued up to 60 days prior to the date of this prospectus as follows:

•        on an actual historical basis, derived from JBS S.A.’s unaudited interim financial statements; and

•        as adjusted to give effect to PPC’s issuance of US$1.0 billion aggregate principal amount of 6.250% senior notes due 2033 in April 2023 and the use of net proceeds therefrom (see “Summary — Recent Developments — Issuance of PPC’s 6.250% Senior Notes due 2033”).

You should read this table in conjunction with “Summary — Summary Historical Financial Data.” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Material Indebtedness” and JBS S.A.’s financial statements, which are included elsewhere in this prospectus.

	As of March 31, 2023
	Actual	As Adjusted(1)
	(in millions of US$)
Loans and financings:
Total current loans and financings	1,975.1	1,948.0
Total non-current loans and financings	16,273.6	16,779.1
Total loans and financing	18,248.7	18,727.1
Equity:
Share capital:
Common shares, no par value (2,218,116,370 issued and outstanding shares)	13,177.8	13,177.8
Capital reserve	(191.9)	(191.9)
Other reserves	(35.5)	(35.5)
Profit reserves	4,299.7	4,299.7
Accumulated other comprehensive income	(8,147.5)	(8,147.5)
Retained earnings (loss)	(279.3)	(279.3)
Attributable to company shareholders	8,823.3	8,823.3
Attributable to non-controlling interest	638.2	638.2
Total equity	9,461.5	9,461.5
Total capitalization(2)	27,710.2	28,188.6

____________

(1)      In April 2023, PPC issued US$1.0 billion aggregate principal amount of 6.250% senior notes due 2033 at an offering price to the public of 99.312% per note, from which it received US$983.1 in net proceeds (after deducting underwriting fees and other expenses). PPC used the net proceeds from the offering of the notes to repay the outstanding term loans under its U.S. credit facility in the aggregate amount of US$504.6 million (US$27.1 million of current loans and financing and US$477.5 million of non-current loans and financing).

(2)      Total capitalization is the sum of total loans and financings and total equity. There is no standard definition of total capitalization, and JBS S.A.’s definition of total capitalization may not be comparable to those used by other companies.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

Pursuant to the Registration Rights Agreements, we agreed, for the benefit of the holders of Old Notes, at our cost, to use our commercially reasonable efforts to prepare and file with the SEC a registration statement with respect to registered offers to exchange the Old Notes of each series for New Notes of the same series, which will have terms identical in all material respects to such Old Notes, except that the New Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New Notes will bear different CUSIP numbers from the Old Notes of the corresponding series. See “Registration Rights.”

General

Under existing interpretations of the Staff of the SEC, the Old Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Old Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the New Notes:

•        will not be able to rely on the interpretations of the Staff;

•        will not be entitled to participate in the Exchange Offers; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Old Notes that participates in the Exchange Offers will be required to represent to us at the time it transmits an agent’s message through ATOP and the consummation of the Exchange Offers that:

•        it is not an affiliate of ours;

•        it is not a broker-dealer tendering Old Notes acquired directly from us for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

Our consummation of the Exchange Offers is subject to certain conditions described in the Registration Rights Agreements, including, without limitation, our receipt of the representations from participating holders as described above and in the Registration Rights Agreements.

In connection with any resales of the New Notes, any broker-dealer that acquired New Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreements, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of New Notes.

Terms of the Exchange Offers

We are offering holders of the Old Notes the opportunity to exchange any and all of their series of Old Notes for the corresponding series of New Notes. This prospectus contains the terms and conditions of the Exchange Offers. Upon the terms and subject to the conditions included in this prospectus, we will accept for exchange the series of Old Notes which are properly tendered on or prior to the Expiration Date, unless you have previously withdrawn them.

When you tender your Old Notes as provided below, our acceptance of the Old Notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus. In tendering Old Notes, you should also note the following important information:

•        The Old Notes may be tendered only in principal amounts equal to minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who do not tender all of their Old Notes should ensure that they retain a principal amount of Old Notes amounting to at least the minimum denomination equal to US$2,000. The New Notes will only be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof. No tender of Old Notes will be accepted if it results in the issuance of less than US$2,000 principal amount of New Notes.

•        Each Exchange Offer will remain open for 20 business days after the date notice is sent to the holders of the Old Notes, or longer if required by applicable law. We are sending this prospectus on            , 2023, to all of the registered holders of Old Notes.

•        Each Exchange Offer expires at 12:00 midnight, New York City time, on            , 2023; provided, however, that we, in our sole discretion, may extend the period of time for which an Exchange Offer is open.

•        None of the Exchange Offers is conditioned upon any minimum principal amount of the Old Notes being tendered.

•        Our obligation to accept the Old Notes for exchange in the Exchange Offers is subject to the conditions described under “— Conditions to the Exchange Offers.”

•        We expressly reserve the right, at any time, to extend the period of time during which an Exchange Offer is open, and thereby delay acceptance of any Old Notes, by giving oral (promptly followed in writing) or written notice of an extension to the Exchange Agent and notice of that extension to the holders of the Old Notes as described below. During any extension, all Old Notes of a series previously tendered will remain subject to the applicable Exchange Offer unless withdrawal rights are exercised as described under “— Withdrawal.” Any Old Notes of a series not accepted for exchange for any reason will be returned without expense to the tendering holder of such series of Old Notes promptly after the expiration or termination of the applicable Exchange Offer.

•        We expressly reserve the right to amend or terminate any Exchange Offer, and to not accept for exchange any series of Old Notes that we have not yet accepted for exchange, at any time prior to the Expiration Date. If we make a material change to the terms of an Exchange Offer, including the waiver of a material condition, we will, to the extent required by law, disseminate additional offer materials and extend the period of time during which such Exchange Offer is open so that at least five business days remain in such Exchange Offer following notice of a material change.

•        Old Notes which are not tendered for exchange, or are tendered but not accepted, in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indentures, but will not be entitled to any further registration rights under the Registration Rights Agreements.

•        We intend to conduct the Exchange Offers in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

•        By exchanging your Old Notes for New Notes, you will be making to us the representations described under “— Resale of the New Notes.”

Expiration Date; Extensions; Termination; Amendments

The Exchange Offers expire on the Expiration Date, which is 12:00 midnight, New York City time, on            , 2023, subject to our right to extend that time and date in our sole discretion (which right is subject to applicable law), in which case the Expiration Date means the latest time and date to which the Expiration Date is extended. To extend the Expiration Date for an Exchange Offer, we will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. During any extension of the Expiration Date for an Exchange Offer, all Old Notes previously tendered in such extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us.

Subject to applicable law, we expressly reserve the right, in our sole discretion and with respect to any or all of the Exchange Offers, to:

•        delay accepting any series of the Old Notes, to extend any or all Exchange Offers or to terminate any or all Exchange Offers and not accept any Old Notes;

•        extend the Expiration Date for any or all Exchange Offers;

•        terminate any or all Exchange Offers and return all tendered Old Notes to the respective tendering holders; and

•        amend, modify or waive, in whole or in part, at any time, or from time to time, the terms any or all Exchange Offers in any respect, including waiver of any conditions to consummation of any or all Exchange Offers.

If any termination or material amendment occurs, we will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Old Notes as promptly as practicable. Additionally, in the event of a material amendment or change in any or all Exchange Offers, which would include any waiver of a material condition hereof, we will extend the applicable Exchange Offer, if necessary, so that at least five business days remain in such Exchange Offer following notice of the material amendment or change, as applicable. Unless we terminate any or all Exchange Offers prior to 12:00 midnight, New York City time, on the Expiration Date, we will exchange the series of New Notes for the tendered Old Notes of the corresponding series promptly after the Expiration Date and will issue to the Exchange Agent the series of New Notes for Old Notes of the corresponding series validly tendered, not withdrawn and accepted for exchange. Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offers. See “— Acceptance of Old Notes for Exchange and Delivery of New Notes.”

Settlement Date

The Settlement Date for the Exchange Offers will be promptly after the Expiration Date. We will not be obligated to deliver New Notes unless the applicable Exchange Offer is consummated.

Procedures for Tendering

If you wish to participate in the Exchange Offers and your Old Notes are held by a custodial entity such as a commercial bank, broker, dealer, trust company or other nominee, you must instruct that custodial entity to tender your Old Notes on your behalf pursuant to the procedures of that custodial entity. Please ensure you contact your custodial entity as soon as possible to give them sufficient time to meet your requested deadline. Beneficial owners are urged to appropriately instruct their commercial bank, broker, dealer, trust company or other nominee at least five business days prior to the Expiration Date in order to allow adequate processing time for their instruction. It is your responsibility to properly tender your Old Notes.

To participate in the Exchange Offers, you must comply with the ATOP procedures for book-entry transfer described below prior to the Expiration Date.

The Exchange Agent and DTC have confirmed that the Exchange Offers are eligible for ATOP with respect to book-entry notes held through DTC.

The method of delivery of Old Notes and all other required documents to the Exchange Agent, including delivery through DTC and any acceptance or agent’s message delivered through ATOP, is at the election and risk of the holder of the Old Notes.

No Letter of Transmittal

No letter of transmittal needs to be executed in relation to the Exchange Offers. The valid electronic tendering of Old Notes in exchange for New Notes in accordance with DTC’s ATOP procedures shall constitute a valid tender of Old Notes.

Book-Entry Delivery Procedures for Tendering Old Notes Held with DTC

If you wish to tender Old Notes held on your behalf by a nominee with DTC, you must:

•        inform your nominee of your interest in tendering your Old Notes pursuant to the applicable Exchange Offer; and

•        instruct your nominee to tender all Old Notes you wish to be tendered in the applicable Exchange Offer into the Exchange Agent’s account at DTC prior to the Expiration Date.

Any financial institution that is a nominee of DTC, including Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), must tender Old Notes by effecting a book-entry transfer of Old Notes to be tendered in the applicable Exchange Offer into the account of the Exchange Agent at DTC by electronically transmitting its acceptance of the applicable Exchange Offer through the ATOP procedures for transfer. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to, and received by, the Exchange Agent and forming part of a book-entry confirmation, that states that DTC has received an express acknowledgement from an organization that participates in DTC (a “participant”) tendering Old Notes, that the participant has received and agrees to be bound by the terms of this prospectus as set forth herein and that we may enforce such agreement against the participant.

Conditions to the Exchange Offers

Notwithstanding any other provisions of the Exchange Offers, we will not be required to accept for exchange, or to issue the New Notes in exchange for, any of the Old Notes and may terminate or amend any or all Exchange Offers, if we determine in our reasonable judgment at any time before the Expiration Date that any or all Exchange Offers would violate applicable law or any applicable interpretation of the staff of the SEC.

In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “— Resale of the New Notes,” in “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the New Notes under the Securities Act.

The foregoing conditions are for our sole benefit and may be waived by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. The rights described in the prior paragraphs are ongoing rights which we may assert at any time and from time to time.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered Old Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tendered Old Notes determined by us not to be in proper form or not to be tendered validly or any tendered Old Notes acceptance of which by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive, in our sole discretion, any defects, irregularities or conditions of tender as to particular Old Notes, whether or not waived in the case of other Old Notes. Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within the time we determine. Although we intend to notify holders of Old Notes of defects or irregularities with respect to tenders of Old Notes, none of us, the Exchange Agent, or any other person will be under any duty to give that notification or shall incur any liability for failure to give that notification. Tenders of Old Notes will not be deemed to have been made until any defects or irregularities therein have been cured or waived.

Withdrawal

You can withdraw your tender of Old Notes at any time on or prior to 12:00 midnight, New York City time, on the Expiration Date.

Tenders of any series of Old Notes in the Exchange Offers may be validly withdrawn at any time prior to the applicable Withdrawal Deadline, but will thereafter be irrevocable, even if we otherwise extend the Exchange Offers beyond the Expiration Date, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in the Exchange Offers after the Withdrawal Deadline will be irrevocable, except in the limited circumstances where additional withdrawal rights are required by law.

For a withdrawal of a tender to be effective, a notice of withdrawal must be received by the Exchange Agent prior to the Withdrawal Deadline in accordance with the customary procedures of DTC’s ATOP. The withdrawal notice must:

•        specify the name of the tendering holder of Old Notes;

•        bear a description of the series of Old Notes to be withdrawn;

•        specify the aggregate principal amount represented by such series of Old Notes; and

•        specify the name and number of the account at DTC to be credited with the withdrawn Old Notes.

Withdrawal of tenders of Old Notes may not be rescinded, and any Old Notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the applicable Exchange Offer. Validly withdrawn Old Notes may, however, be retendered by again following the procedures described in “— Procedures for Tendering” above prior to the Expiration Date.

Resale of the New Notes

Under existing interpretations of the Staff of the SEC contained in several no-action letters to third parties, the New Notes would in general be freely transferable by holders thereof (other than affiliates of us) after the Exchange Offers without further registration under the Securities Act (subject to certain representations required to be made by each holder of Old Notes participating in the Exchange Offers, as set forth below). The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, the Morgan Stanley & Co. Incorporated letter, which was made available by the SEC on June 5, 1991, the K-111 Communications Corporation letter, which was made available by the SEC on May 14, 1993, and the Shearman & Sterling letter, which was made available by the SEC on July 2, 1993. Neither we nor any of our affiliates, have entered into any arrangement or understanding with any person to distribute the securities to be received in the Exchange Offers and, to the best of our information and belief, each person participating in the Exchange Offers is (i) neither an “affiliate” of JBS S.A. within the meaning of Rule 405 under the Securities Act, nor a broker-dealer acquiring the securities in exchange for securities acquired directly from JBS S.A. for its own account, (ii) acquiring the securities in its ordinary course of business, and (iii) is not engaged in, and does not intend to engage in, the distribution of the securities to be received in the Exchange Offers and has no arrangement or understanding with any person to participate in the distribution of the securities to be received in the Exchange Offers.

However, any holder of Old Notes who is an “affiliate” of ours or who intends to participate in the Exchange Offers for the purpose of distributing the New Notes:

•        will not be able to rely on such SEC interpretation;

•        will not be able to tender its Old Notes in the Exchange Offers; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Old Notes unless such sale or transfer is made pursuant to an exemption from those requirements.

We acknowledge that such secondary resale transactions should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act.

By tendering Old Notes in exchange for New Notes and transmitting an agent’s message through ATOP, each holder of the Old Notes will represent that:

•        it is not an affiliate of ours;

•        it is not a broker-dealer tendering Old Notes acquired directly from us for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the Exchange Offers, and there can be no assurance that the SEC staff would make a similar determination with respect to the New Notes as it has made in previous no-action letters.

In addition, in connection with any resales of those Old Notes, each exchanging broker-dealer, as defined below, receiving the New Notes for its own account in exchange for the Old Notes, where such Old Notes were acquired by such exchanging dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”

The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes, other than a resale of an unsold allotment from the original sale of the Old Notes, by delivery of the prospectus contained in the Exchange Offers registration statement.

In addition, each holder of Old Notes validly tendered in an Exchange Offer upon transmission of an “agent’s message” to the Exchange Agent will be deemed to represent, warrant and agree that:

•        it has received this prospectus and has reviewed it;

•        it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to tender such Old Notes and deliver the related “agent’s message”;

•        the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and we will acquire good title to those Old Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when we accept the same;

•        it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of such tender unless such Old Notes are validly withdrawn or such Exchange Offer is terminated, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

•        it is not a person to whom it is unlawful to make an invitation to tender pursuant to the applicable Exchange Offer under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

•        it will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or us to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby;

•        in evaluating the applicable Exchange Offer and in making its decision whether to participate in such Exchange Offer by tendering its Old Notes and transmitting an “agent’s message” to the Exchange Agent, it has made its own independent appraisal of the matters referred to in this prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us or the Exchange Agent, other than those contained in this prospectus, as amended or supplemented through the Expiration Date; and

•        it hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of JBS S.A.), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Old Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Old Notes on the account books maintained by Euroclear, Clearstream, or DTC to, or upon the order of, JBS S.A., (ii) present the Old Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes all in accordance with the terms of and conditions to the Exchange Offers as set forth in this prospectus.

The representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Date and the Settlement Date. All authority conferred or agreed to by a tender of Old Notes and transmission of an “agent’s message” to the Exchange Agent shall not be affected by, and shall survive, the death or incapacity of the person making such tender and transmission, and every obligation of such person shall be binding upon such person’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Absence of Appraisal and Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offers.

Acceptance of Old Notes for Exchange and Delivery of New Notes

On the Settlement Date, the New Notes to be issued in exchange for the Old Notes tendered and accepted in the applicable Exchange Offer will be delivered in book-entry form.

We will be deemed to accept the Old Notes that have been validly tendered by holders and that have not been validly withdrawn before the Withdrawal Deadline as provided in this prospectus when, and if, we give oral or written notice of acceptance to the Exchange Agent. Following receipt of that notice by the Exchange Agent and subject to the terms and conditions of the Exchange Offers, delivery of the New Notes will be made by the Exchange Agent on the Settlement Date. The Exchange Agent will act as agent for tendering holders of Old Notes for the purpose of receiving Old Notes and transmitting New Notes as of the Settlement Date. If any tendered Old Notes are not accepted for any reason described in the terms and conditions of the Exchange Offers, such unaccepted Old Notes will be returned without expense to the tendering holders promptly after the expiration or termination of the Exchange Offers.

If, for any reason, acceptance for exchange of tendered Old Notes, or issuance of New Notes in exchange for validly tendered Old Notes, pursuant to the applicable Exchange Offer is delayed, or we are unable to accept tendered Old Notes for exchange or to issue New Notes in exchange for validly tendered Old Notes pursuant to the Exchange Offers, then the Exchange Agent may, nevertheless, on our behalf, retain the tendered Old Notes, without prejudice to our rights described under “— Expiration Date; Extensions; Termination; Amendments” and “— Conditions to the Exchange Offers” and “— Withdrawal” above, but subject to Rule 14e-1 under the Exchange Act, which requires that we return the Old Notes tendered promptly after the termination or withdrawal of any exchange offer, and the tendered Old Notes may not be withdrawn.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers, including questions concerning tender procedures and requests for additional copies of this prospectus, should be sent or delivered by each holder of the Old Notes, or beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the Exchange Agent at the address set forth below:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:
D.F. King & Co., Inc., as Exchange Agent
48 Wall Street, 22nd Floor
New York, New York 10005
Attn: Michael Horthman
Email: jbs@dfking.com
Toll Free: (800) 967-7574
Banks and Brokers Call: (212) 269-5550
By Facsimile Transmission (eligible institutions only): (212) 709-3328
For Information or Confirmation by Telephone: (212) 232-3233

Holders of Old Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the applicable Exchange Offer. We will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Solicitation of Tenders; Fees and Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offers and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offers. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses.

We will bear the expenses of soliciting tenders of the Old Notes. Solicitations of holders may be made by mail, e-mail, telephone, facsimile transmission, in person and otherwise by any Exchange Agent, as well as by our officers and other employees and those of our affiliates. No additional compensation will be paid to any officers or employees who engage in soliciting exchanges.

Holders tendering their Old Notes accepted in the Exchange Offers will not be obligated to pay brokerage commissions or fees to us, the Exchange Agent or, except as set forth below, to pay transfer taxes with respect to the exchange of their Old Notes. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the making of the Exchange Offers or the acceptance would not be in compliance with the laws of the jurisdiction.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of Old Notes in the Exchange Offers unless you instruct us to issue or cause to be issued New Notes, or request that Old Notes not tendered or accepted in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted to us or the Exchange Agent, the amount of such transfer taxes will be billed directly to the tendering holder and/or withheld from any amounts due with respect to the Old Notes tendered by such holder.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Old Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Old Notes who do not exchange Old Notes for New Notes in the applicable Exchange Offer will continue to be subject to the restrictions on transfer of the Old Notes. In general, the Old Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the Exchange Offers, due to the restrictions on transfer of the Old Notes and the absence of similar restrictions applicable to the New Notes, it is highly likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the applicable Exchange Offer could experience significant diminution in the value of their Old Notes compared to the value of the New Notes.

NONE OF JBS S.A. OR THE TRUSTEE WITH RESPECT TO THE OLD NOTES OR NEW NOTES, THE EXCHANGE AGENT, OR ANY AFFILIATE OF ANY OF THEM, MAKES ANY RECOMMENDATION AS TO WHETHER HOLDERS OF THE OLD NOTES SHOULD EXCHANGE THEIR OLD NOTES FOR NEW NOTES IN RESPONSE TO THE EXCHANGE OFFERS.

INFORMATION ABOUT JBS S.A.

Overview

We are the largest protein company and the largest food company in the world in terms of net revenue for the year ended December 31, 2022, according to Bloomberg’s Food Index and publicly available sources. Our net revenue was US$16.7 billion and US$17.4 billion for the three-month periods ended March 31, 2023 and 2022, respectively, and US$72.6 billion, US$65.0 billion and US$52.3 billion for the years ended December 31, 2022, 2021 and 2020, respectively. We recorded a net loss of US$0.3 billion for the three-month period ended March 31, 2023, compared to a net income of US$1.0 billion for the three-month period ended March 31, 2022. Our net income was US$3.1 billion, US$3.8 billion and US$0.6 billion for the years ended December 31, 2022, 2021 and 2020, respectively. Our Adjusted EBITDA was US$0.4 billion and US$1.9 billion for the three-month periods ended March 31, 2023 and 2022, respectively, and US$6.7 billion, US$8.5 billion and US$5.6 billion for the years ended December 31, 2022, 2021 and 2020, respectively. Through strategic acquisitions and capital investment, we have created a diversified global platform that allows us to prepare, package and deliver fresh and frozen, value-added and branded beef, poultry, pork, fish and lamb products to leading retailers and foodservice customers. We sell our products to more than 335,000 customers worldwide in approximately 180 countries on six continents.

As of March 31, 2023, we were:

•        the #1 global beef producer in terms of capacity, with operations in the United States, Australia, Canada and Brazil and an aggregate daily processing capacity of approximately 75,190 heads of cattle according to Nebraska Public Media;

•        the #1 global poultry producer in terms of capacity, with operations in the United States, Brazil, United Kingdom, Mexico, Puerto Rico and Europe, and an aggregate daily processing capacity of approximately 13.6 million chickens according to WATT Poultry, a global resource for the poultry meat industries;

•        the #2 largest global pork producer in terms of capacity, with operations in the United States, Brazil, the United Kingdom, Australia and Europe, and an aggregate daily processing capacity of approximately 139,490 hogs according to WATT Poultry;

•        a leading lamb producer in terms of capacity, with operations in Australia and Europe and an aggregate daily processing capacity of approximately 21,600 heads;

•        a regional leading fish producer in terms of capacity, with operations in Australia and an aggregate daily processing capacity of approximately 39,200 fish; and

•        a significant global producer of value-added and branded meat products.

We primarily sell protein products, which include fresh and frozen cuts of beef, pork, lamb, fish, whole chickens and chicken parts, to retailers (such as supermarkets, club stores and other retail distributors), and foodservice companies (such as restaurants, hotels, foodservice distributors and additional processors). Our food products are marketed under a variety of national and regional brands, including: in North America, “Swift,” “Just Bare,” “Pilgrim’s Pride,” “1855,” “Gold Kist Farms,” “Del Dia,” “Northern Gold” and “Canadian Diamond” and premium brand “Sunnyvalley”; in Brazil, “Swift,” “Seara,” “Friboi, “Maturatta,” “Reserva Friboi,” “Seara Da Granja,” “Seara Nature,” “Massa Leve,” “Marba,” “Doriana,” “Delícia,” “Primor,” “Delicata,” “Incrível,” “Rezende,” “LeBon,” “Frango Caipira Nhô Bento,” “Seara Turma da Mônica,” and premium brands “1953,” “Seara Gourmet,” “Hans” and “Eder”; in Australia, “Great Southern” and “AMH”; and in Europe, “Moy Park” and “O’Kane.” We also produce value-added and branded products marketed, primarily under our portfolio of widely recognized consumer brands in some of our key markets, including “Seara” in Brazil, “Primo,” “Rivalea” and “Huon” in Australia and “Beehive” in New Zealand.

We are geographically diversified. In the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, we generated 76.8%, 74.1% and 73.6%, respectively, of our net revenue from sales in the countries where we operate our facilities, which we classify as domestic sales, and 23.2%, 25.9% and 26.4%, respectively, of our net revenue represented export sales. The United States, Brazil and Australia are leading exporters of protein to many fast-growing markets, including Asia, Africa and the Middle East. Asia represented 49.4%, 53.8% and 58.1% of our net revenue from export sales in the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, respectively, primarily from sales in China, Japan and South Korea. Africa and the Middle East collectively represented 13.9%, 13.6% and 15.4% of our net revenue from export sales in the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, respectively.

Corporate Structure

The following diagram sets forth JBS S.A.’s simplified corporate structure as of the date of this prospectus. For information about the principal shareholders of JBS S.A., see “Principal Shareholders.”

JBS S.A.
(Brazil)
100%
100%
Others
JBS USA Holdings Lux
S.à r.l.
(Luxembourg)
Seara Alimentos Ltda.
(Brazil)
100%
JBS USA Lux S.A.
(Luxembourg)
North America(1)
Australia
Europe

____________

(1)      Includes approximately 80% of the outstanding common stock of PPC.

History and Development

Overview

We were founded in 1953 by Mr. José Batista Sobrinho, who began by operating a small slaughterhouse in the City of Anápolis, in the State of Goiás, Brazil, with a daily slaughtering capacity of five head of cattle. Since the earliest days of our founding, Mr. José Batista Sobrinho developed techniques and know-how that were crucial to the initial success of the business. As the business and Mr. José Batista Sobrinho’s family grew, our founder took great care to pass down this know-how, as well as the values and culture that drive the results of the business, to the subsequent generations. In spite of the massive global growth that the company has experienced over the decades, JBS S.A. has held onto the know-how, culture and understanding of the protein business that propelled its early growth. In fact, Mr. José Batista Sobrinho’s legacy helps to support the company even today, as he serves as the Vice-Chairman of JBS S.A.’s board of directors. We believe that the continuity and consistency of Mr. José Batista Sobrinho’s original vision is a significant driver of our success over the past seven decades.

Following the company’s founding in 1953, Mr. Batista Sobrinho successfully expanded the operations organically, from a single slaughterhouse in Goiás to a daily slaughtering capacity of approximately 500 head of cattle as of 1970. Even as the company grew, Mr. José Batista Sobrinho focused consistently on the need to pass down the company’s culture, technique and know-how to the next generation, in order to ensure the long-term success and growth of the business. As a result, our ultimate controlling shareholders have spent the entirety of their careers working within the company that their father founded and have dedicated themselves to helping it grow into the multinational leading protein company that it is today.

By 1998, the company had expanded to slaughtering capacity to 5,800 head of cattle per day. In order to more adequately address the needs of the rapidly growing business, on December 10, 1998, the company began operations under the name Friboi Ltda. in 1999, which quickly became a recognized brand in the Brazilian consumer market, representing high-quality fresh packaged beef. In 2006, the company changed its name to JBS S.A., adopting a corporate structure as a sociedade anônima that was better suited to the size and complexity that it had achieved. It continued using the “Friboi” brand, as part of a growing portfolio of consumer brands.

In 2007, our ultimate controlling shareholders led the company to the next phase of its corporate evolution, through JBS S.A.’s initial public offering of common shares in Brazil, resulting in the offering and sale of 150,000,000 common shares for total net proceeds of R$1,152.0 million. In 2010, JBS S.A. completed a follow-on equity offering of 200,000,000 common shares for total net proceeds of R$1,562.5 million.

Also in 2007, we acquired the U.S. meat packer Swift & Company for approximately US$1.5 billion. This acquisition represented our first major expansion into the United States and represented a key initial step in a new phase of our corporate development marked by significant growth through acquisitions, both in Brazil and abroad, a strategy led by our ultimate controlling shareholders.

We successfully integrated Swift into our operations and in 2009, on the heels of the successful Swift deal, we acquired a majority stake in PPC, one of the largest chicken processors in the United States, with operations in Mexico and Puerto Rico. As the result of subsequent purchases, as of December 31, 2021, we owned approximately 80% of PPC’s total capital stock. We financed the 2009 acquisition of PPC through an issuance of JBS S.A. convertible debentures for total proceeds of approximately US$2.0 billion. BNDESPar purchased substantially all of these convertible debentures, which were cancelled in May 2011 following another capital raise, whereby BNDESPar acquired approximately 19.85% of JBS S.A.’s total capital stock at the time. As of June 30, 2023, BNDESPar owned 20.81% of JBS S.A.’s total capital stock. For more information about JBS S.A.’s principal shareholders, see “Principal Shareholders.”

Since our acquisitions of Swift and PPC, we continued to grow through acquisitions, as well as organically, throughout the world. As evidenced by our success in integrating these major acquisitions, our leadership team and ultimate controlling shareholders have a decades-long track record of growth and expansion, while at the same time maintaining the culture of hard work, operational efficiency and leveraging market opportunities for growth, and know-how dating back to our founding by Mr. José Batista Sobrinho. Some of our recent acquisitions, which have helped us to expand into the leading worldwide protein company that we are today, include:

•        In 2013, we acquired rights and equity interests in certain companies that comprised Marfrig Global Foods S.A.’s Seara Brasil poultry and pork business units. In addition to increasing JBS S.A.’s presence in the poultry and pork sectors in Brazil, the acquisition of Seara represented JBS S.A.’s first major expansion into the processed food products sector.

•        From 2014 to 2017, we completed various acquisitions that enhanced our geographic and product diversification and increased our production capacity for value-added and branded food products, including Tyson Foods’ poultry operations in Brazil and Mexico and the global operations of Primo Smallgoods Group, a leader in the Australian and New Zealand markets for processed food products such as ham, sausages and bacon.

•        In 2015, we acquired companies that comprised Marfrig’s United Kingdom-based “Moy Park” business, for a purchase price of approximately US$1.5 billion. As a result of the Moy Park acquisition, we expanded our operations in Europe, including our portfolio of processed and high value-added products, as well as poultry processing, with 13 food processing and manufacturing units in the UK, France, Holland and Ireland and over 12 thousand employees. The acquisition represented an important step towards our expansion strategy in Europe.

•        In 2015, we also acquired Cargill’s pork business in the U.S., for US$1.5 billion. The transaction added to JBS USA Pork two hog processing facilities, five feed mills, and four breeding units located in the States of Arkansas, Illinois, Iowa, Missouri, Oklahoma and Texas.

•        In 2017, we acquired GNP for US$357 million. GNP is a vertically integrated poultry business based in St. Cloud, Minnesota. Through the GNP acquisition of a portfolio of certified organic, natural product lines, we further strengthened our strategic position in the U.S. chicken market.

•        Also in 2017, we acquired Plumrose USA from Danish Crown A/S for an aggregate purchase price of US$228 million, which included five prepared foods facilities, including one in Elkhart, Indiana, two in Council Bluffs, Iowa, one in Booneville, Mississippi, and one in Swanton, Vermont, and two distribution centers in South Bend, Indiana, and Tupelo, Mississippi, respectively. This acquisition marks the continuation of our strategy of expanding our portfolio of branded, prepared foods, and the strengthening of our customer base and geographical distribution in the U.S. Plumrose USA offers an array of prepared foods including bacon, hams, sliced deli meats and cooked ribs.

•        In 2019, PPC acquired Tulip Limited, a leading integrated prepared foods supplier with fresh, value-added and branded operations in the United Kingdom, from Danish Crown A/S, for an aggregate purchase price of £290.0 million (US$391.5 million).

•        Since 2020, we completed various additional strategic acquisitions, including our acquisition of Huon Aquaculture Group, Australia’s second largest salmon aquaculture company with vertically integrated operations in Tasmania. Set forth below under “— Recent Acquisitions” is a summary of the material acquisitions we have completed since 2020.

We believe that the combination of our culture, as originally established by Mr. José Batista Sobrinho and passed down to the second- and third-generation leadership, including our ultimate controlling shareholders, our know-how and expertise in the protein industry dating back 70 years, our proven track record of organic growth and growth by integrating complex international acquisitions, position our company well for continued growth and success.

Recent Acquisitions

Since 2009, through acquisitions and organic growth, we have increased our production capacity and product offerings in South and North America and expanded our production capacity to Australia and Europe. We currently operate a diversified global platform through which we offer fresh and frozen, value-added and branded beef, poultry, pork, fish and lamb products to leading retailers and foodservice customers around the world. Below is a brief summary of certain other material acquisitions that we have entered into since 2020.

Empire Acquisition

On February 18, 2020, JBS USA entered into an agreement with Empire to acquire its case ready production facilities and Ledbetter branded retail products, for an aggregate purchase price of US$238.0 million, subject to customary working capital adjustments. The Empire Acquisition includes five production facilities in the United States, along with the Ledbetter branded retail products and will expand our presence in the case ready and branded product categories. The Empire Acquisition was completed on April 6, 2020 for US$250.7 million.

Margarine and Mayonnaise Business Acquisition

On December 20, 2019, Seara entered into an agreement with Bunge Alimentos to acquire its margarine and mayonnaise facilities in Brazil for an aggregate purchase price of R$700 million, subject to customary working capital adjustments. The transaction includes three strategically located production facilities in the southeast, south and northeast regions of Brazil. As per the agreement, several brands were acquired including Delícia, Primor and Gradina. This acquisition was completed on November 30, 2020 for R$844.0 million (US$158.3 million), subject to working capital adjustments at the time.

Vivera Business Acquisition

On April 15, 2021, JBS USA entered into an agreement with the shareholders of Vivera Topholding BV (“Vivera”) to acquire all of the issued and outstanding shares of capital stock of Vivera. Vivera is the third-largest manufacturer of plant-based food products in Europe. Vivera offers products under the Vivera brand, as well as private labels, in more than 25 countries, with relevant market share in the Netherlands, the United Kingdom and Germany. The Vivera Business Acquisition includes three production facilities and a research and development center located in the Netherlands. The purchase price for the Vivera Business Acquisition was €341.0 million (US$313.6 million), subject to working capital adjustments at the time. The Vivera Business Acquisition was completed on June 17, 2021.

Pilgrim’s Food Masters Acquisition

On June 17, 2021, PPC entered into an agreement to acquire the specialty meats and ready meals businesses of Kerry Group plc, which have subsequently changed their name to Pilgrim’s Food Masters (“PFM”). The PFM specialty meats and ready meals businesses are manufacturers of branded and private label meats, meat snacks and food-to-go products in the United Kingdom and Ireland and an ethnic chilled and frozen ready meals business in the United Kingdom. The Pilgrim’s Food Masters Acquisition was completed on September 24, 2021 for £695.3 million (US$857.8 million), subject to working capital adjustments at the time.

Rivalea Acquisition

On June 8, 2021, we announced that JBS Australia had executed an agreement to acquire Rivalea Holdings Pty Ltd and Oxdale Dairy Enterprise Pty Ltd. (“Rivalea”), a leading hog breeding and processing business in Australia (the “Rivalea Acquisition”). The Rivalea Acquisition was completed on January 4, 2022 for a preliminary purchase price of AUD$158.8 million (US$106.5 million).

Huon Acquisition

On August 6, 2021, JBS S.A. announced it had executed an agreement for JBS Australia to acquire Huon Aquaculture Group Ltd. (“Huon”), an Australian salmon aquaculture company. Huon is Australia’s second largest salmon aquaculture company with vertically integrated operations in Tasmania. The Huon acquisition closed on November 17, 2021 for a preliminary purchase price of AUD$413.0 million (US$276.9 million).

Sunnyvalley Acquisition

On October 15, 2021, Swift Prepared Foods, a consumer packaged goods company and indirect subsidiary of JBS USA announced that it had executed an agreement to acquire Sunnyvalley Smoked Meats, Inc. (“Sunnyvalley”), a producer of a variety of smoked bacon, ham and turkey products for sale to retail and wholesale customers under the Sunnyvalley brand, for US$94.0 million. The Sunnyvalley Acquisition was completed on December 1, 2021.

King Acquisition

On December 13, 2021, JBS S.A. announced it had executed an agreement to acquire King’s Group (“King”), a global producer of bresaola with a presence in both Italy and the United States, for €82.0 million (US$88.9 million). The King Acquisition strengthened our position in the production and distribution of Italian meat specialties, placing us among the leaders in the production of Italian salumeria. The King Acquisition was completed on February 4, 2022.

TriOak Business Acquisition

On December 2, 2022, JBS USA acquired the TriOak Foods (“TriOak”) business for US$235.7 million, subject to working capital adjustments. TriOak is an American pork producer and grain marketer. In acquiring the TriOak business, JBS USA ensures access to a consistent supply of premium pork, strengthening its ability to provide high-quality pork products. JBS USA has served as the exclusive customer of TriOak market hogs since 2017.

Description of Business Segments

Our management has defined our operating segments based on the reports that are used to make strategic decisions, analyzed by our chief operating decision maker, who is our chief executive officer. We operate in the following seven reportable business segments: (1) Brazil; (2) Seara; (3) Beef North America; (4) Pork USA; (5) Pilgrim’s Pride; (6) Australia; and (7) Others. For additional information, see note 23 to JBS S.A.’s unaudited interim financial statements, note 26 to JBS S.A.’s audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Reportable Segments” and “— Description of Main Statement of Income Line Items — Net revenue.” Each segment’s operating profit or loss is evaluated by our chief operating decision maker based on Adjusted EBITDA. See “Presentation of Financial and Other Information — Non-GAAP Financial Measures — EBITDA and Adjusted EBITDA.”

Overview

•        Brazil.    Our Brazil segment includes all the operating activities from JBS S.A., mainly represented by slaughter facilities, cold storage and meat processing, fat, feed and production of beef by-products, such as leather, collagen and other products produced in Brazil.

•        Seara.    Our Seara segment includes all of the operating activities of Seara and its subsidiaries, mainly represented by chicken and pork processing, production and commercialization of food products and value-added products.

•        Beef North America.    Our Beef North America segment includes JBS USA’s beef processing operations in North America and the plant-based businesses in Europe. Beef North America also sells by-products to the variety meat, feed processing, fertilizer, automotive and pet food industries and also produces value-added meat products including toppings for pizzas. Finally, Sampco LLC imports processed meats and other foods such as canned fish, fruits and vegetables to the United States and Vivera produces and sells plant-based protein products in Europe.

•        Pork USA.    Our Pork USA segment includes JBS USA’s pork operations, including Swift Prepared Foods. As a complement to our pork processing business, we also conduct business through our hog production operations, including four hog farms and five feed mills, from which, we will source live hogs for our pork processing operations.

•        Pilgrim’s Pride.    Our Pilgrim’s Pride segment includes PPC’s operations, including Moy Park, Tulip, PFM, PPL and Pilgrim’s Consumer Foods as well, mainly represented by chicken processing, production and commercialization of food products and prepared foods in the United States, Mexico, United Kingdom and France. The fresh chicken products consist of refrigerated (non-frozen) whole or cut-up chicken, either pre-marinated or non-marinated, and pre-packaged chicken in various combinations of freshly refrigerated, whole chickens and chicken parts. The prepared chicken products include portion-controlled breast fillets, tenderloins and strips, delicatessen products, salads, formed nuggets and patties and bone-in chicken parts. These products are sold either refrigerated or frozen and may be fully cooked, partially cooked or raw. In addition, these products are breaded or non-breaded and either pre-marinated or non-marinated.

•        Australia.    Our Australia segment includes our fresh, frozen, value-added and branded beef, lamb, pork and fish products in Australia and New Zealand. We also operate lamb, sheep, pork and fish processing facilities in Australia and New Zealand.

•        Others.    Our Others segment includes certain operations not directly attributable to our primary segments set forth above, such as corporate expenses, international leather operations and other operations in Europe.

Products and Services

We generate the majority of our revenue in each segment from product sales. We sell our products domestically in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales. For example, a product sold in the United States would be classified as a domestic sale if produced in one of our plants in the United States or an export sale if produced in another country.

Our range of fresh products includes: fresh and frozen beef and lamb products (including traditional cuts, prime cuts and offal); fresh and frozen pork products (including pork carcasses, bone-in cuts, boneless cuts, pork bellies and offal); and fresh and frozen chicken products (including refrigerated and frozen whole and cut-up chickens, bone-in chicken parts and prepackaged case-ready chickens).

Our range of value-added and branded products includes: value-added and branded beef and lamb products (including frozen cooked and pre-cooked beef, corned cooked beef, beef cubes and consumer-ready products, such as hamburgers and sausages); value-added and branded pork products (including ham, trimmings, bacon, sausage and deli and lunch meats); and prepared value-added and branded chicken products (including refrigerated and frozen portion-controlled breast fillets, tenderloins and strips, delicatessen products and salads, formed nuggets and patties and bone-in chicken parts).

In addition, we sell prepared food products (including ready-to-eat meals, frozen pizza and lasagna).

We also generate revenue from the services we provide, including cattle hotelling in Australia and hog farming in the United States. Cattle hotelling operations involve the custom housing and feeding of cattle that are owned by third parties in return for fees. While the feedlot operator generally sells the cattle on behalf of the owner (deducting the fees from the sale proceeds), the ultimate risk of the cattle going unsold is borne by the cattle owner, not the feedlot.

Brazil Segment

Products, Sales and Marketing

The majority of our Brazil segment revenues are generated from the sale of fresh beef (including fresh and frozen chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, offal and other products) and value-added and branded beef products (including frozen cooked and pre-cooked beef, beef cubes and consumer-ready products, such as hamburgers).

We sell our Brazil segment products in Brazil, which we classify as domestic sales, and elsewhere, which we classify as export sales.

Our customers include:

•        national and regional retailers (including grocery store chains and independent grocers), wholesale distributors and food processors;

•        international retailers and wholesale distributors (including in China, Hong Kong, the United States, the Middle East, Europe and emerging markets); and

•        the foodservice industry, including foodservice distributors, fast food and other restaurants, hotel chains and other institutional customers.

We market our products through local sales teams and agents and distribute our products both directly from our facilities and through our distribution centers.

We market our Brazil segment products under the brand names “Friboi,” “1953,” “Maturatta” and “Reserva Friboi,” among other brand names.

Raw Materials

The primary raw material for our Brazilian beef processing operations is live cattle. We seek to purchase cattle from ranchers in Brazil generally located within 500 kilometers of one or more of our beef processing plants. The close proximity of our cattle suppliers to our beef processing facilities results in reduced transportation costs and reduces the risk of weight loss and bruising of cattle during transportation.

We enter into livestock purchase agreements with our cattle suppliers, including our affiliates J&F Floresta Agropecuária and JBJ Agropecuária. For more information about our agreement with JBJ Agropecuária, see “Related Party Transactions.” We employ experienced cattle buyers who purchase cattle in the principal cattle raising areas in Brazil. Our buyers are trained to select high quality, disease-free animals, and we constantly monitor their performance. We purchase cattle only from select registered producers, based on rigorous animal selection guidelines. Our cattle suppliers are required to document the quality of their operations and verify that their use of antibiotics and agricultural chemicals complies with industry standards. All cattle that we purchase in Brazil are inspected by officials from the SIF.

Cattle supply and prices are affected by several factors, such as climate, access to capital by cattle raisers and harvest period. The majority of the cattle slaughtered in Brazil is grass-fed.

Facilities

We operate 34 beef processing facilities in Brazil, in the States of Acre, Bahia, Goiás, Mato Grosso, Mato Grosso do Sul, Minas Gerais, Pará, Rondônia, São Paulo and Tocantins. Our facilities are strategically located to access raw materials in a cost effective manner and to service our global customer base.

For more information about our Brazil segment processing facilities and processing capacities, see “— Properties — Operating Facilities — Brazil Segment.”

Seara Segment

Products, Sales and Marketing

The majority of our Seara segment revenues from our chicken operations in Brazil are generated from the sale of value-added and branded chicken products (which may be fully cooked, partially cooked or raw, in addition to breaded and marinated products, including chicken nuggets and patties) and fresh chicken products (including refrigerated and frozen whole chickens, breast fillets and bone-in chicken parts).

The majority of our Seara segment revenues from our pork operations in Brazil are generated from the sale of value-added and branded pork products (including trimmed cuts, marinated products, ham and bacon) and fresh pork products (including fresh and frozen pork carcasses, bone-in cuts, boneless cuts, pork bellies and offal).

We also sell prepared food products (including ready-to-eat meals, frozen pizza and lasagna) under our Seara segment.

We sell these products in Brazil, which we classify as domestic sales, and elsewhere, which we classify as export sales.

Our customers include:

•        national and regional retailers (including grocery store chains, independent grocers and our own retail stores), wholesale distributors and food processors;

•        international retailers and wholesale distributors (including in the Middle East, Europe, Africa, Asia and Latin America); and

•        the foodservice industry, including foodservice distributors, fast food and other restaurants, hotel chains and other institutional customers.

We market our Seara segment products under the brand names “Seara,” “Seara Nature,” “Doriana,” “Seara Gourmet,” “Massa Leve,” “Macedo,” “Frango Caipira Nhô Bento,” “Rezende,” “Excelsior,” “Frangosul,” “LeBon,” “Big Frango,” “Confiança,” “Delícia,” “Primor,” “Gradina,” “Delicata,” “Marba,” “Incrível,” “Seara Turma da Mônica,” among other brand names.

Raw Materials

Chicken

We are a vertically-integrated chicken processor in Brazil and control every phase of the production of our products, including feed mills, hatcheries, incubators, processing plants and distribution centers. We own and raise breeder flocks for the production of hatching eggs. Once hatched, the chicks, or broilers, are transported to independent contract grow-out farms, where they are grown to an age of six to seven weeks. We supply our contract growers with the chicks, feed and veterinary services.

The prices of poultry feed may fluctuate significantly, including within short periods, due to several factors, including supply and demand of chicken and the prices of corn and soy meal, which are feed ingredients required for our vertically integrated operations. See “Risk Factors — Risks Relating to our Business and Industries — Our results of operations may be adversely affected by fluctuations in market prices for, and the availability of, livestock and animal feed ingredients.” We seek to manage certain of these risks with risk and hedge management programs, including futures and options agreements. However, these strategies do not completely eliminate these risks. In addition, these programs may also limit gains from fluctuations in commodities prices.

Pork

The primary raw material for our Brazil fresh pork processing operations is live hogs. Our Brazil fresh pork operations are mostly vertically integrated, and we own and raise hogs on feed for use in our own slaughterhouses. The raising of hogs is outsourced to contract farmers under strict supervision and control. We also purchase a small number of hogs from third parties on the spot market. The feed ingredients needed to raise hogs are substantially similar to those used to feed chickens. We generally purchase feed ingredients in the spot market or under forward purchase arrangements priced at market prices upon delivery or with fixed prices. We seek to hedge the feed ingredients we purchase in Brazil through financial instruments traded on the B3 in order to attempt to protect ourselves from price variations between the date of their purchase and the date of their delivery.

Facilities

We operate 30 fresh chicken processing and 24 value-added, branded and prepared foods facilities in Brazil. For more information about our Seara segment chicken processing facilities and processing capacities, see “— Properties — Operating Facilities — Seara Segment.”

We own and operate eight fresh pork processing facilities in Brazil, located in the States of Mato Grosso do Sul, Rio Grande do Sul, Paraná and Santa Catarina. For more information about our Seara segment pork processing facilities and processing capacities, see “— Properties — Operating Facilities — Seara Segment.”

As a vertically-integrated chicken processor, we also own and operate rendering plants, feed mills and hatcheries in Brazil.

Beef North America Segment

Products, Sales and Marketing

The majority of our beef revenues from our operations in the United States and Canada are generated from the sale of fresh beef products (including fresh and frozen chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, offal and other products). We also sell value-added and branded beef products (including frozen cooked and pre-cooked beef, corned cooked beef, beef cubes and consumer-ready products, such as hamburgers and sausages). In addition, we sell beef by-products to the variety meat, feed processing, fertilizer and pet food industries. Cattle hides are sold for both domestic and international use, primarily to the clothing and automotive industries. We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales. Following the Vivera Business Acquisition, we also sell plant-based food products in Europe.

We market products under several brand names, including “Swift,” “Swift Premium,” “Swift Angus Select,” “Swift Premium Black Angus,” “Aspen Ridge” and “Miller Blue Ribbon Beef.” Our hallmark brand, Swift, was founded in 1855. We believe that our brands, marketed primarily at the wholesale level, provide a platform for further growth and expansion of our value added and premium program product lines.

We market our products through several channels including:

•        national and regional retailers (including grocery supermarket chains, independent grocers and club stores) and wholesale distributors;

•        prepared food companies who use our beef products as a food ingredient for prepared meals, raw materials for hamburger and by-products for pharmaceutical and leather production;

•        the foodservice industry, including foodservice distributors, restaurant and hotel chains and other institutional customers; and

•        international retailers and wholesale distributors (including Japan, Mexico, South Korea and Hong Kong).

Our largest distribution channel is retail. We intend to focus on increasing our direct sales to retail and prepared food customers and to international distribution channels, which we believe are likely to provide the higher margin opportunities over time.

Global Exports

We sell our U.S. and Canadian beef products in approximately 66 countries on six continents. The international beef market is divided between the Pacific Block (which includes the United States, Japan, Canada, Mexico and South Korea) and the Atlantic Block (Europe, Africa, the Middle East and South America). This division reflects not only historical and geographical ties but also certain common sanitary criteria.

The Pacific Block prohibits imports of fresh beef from countries or regions where there is still a risk of new outbreaks of FMD and from countries or regions that are FMD-free but implement FMD vaccination programs. However, the Pacific Block permits imports of processed beef (including cooked and pre-cooked products) from these countries.

Most countries of the Atlantic Block permit imports of fresh beef from FMD-free countries that implement FMD vaccination programs. They also recognize that FMD can be eradicated on a regional (as opposed to national) basis in certain countries, including Brazil, which has areas that are FMD-free and have vaccination programs, qualifying them to export fresh beef. Under this regionalization concept, many beef producing regions in Brazil are thus qualified to export fresh beef to countries in the Atlantic Block. Notwithstanding the foregoing, most countries in the Atlantic Block impose import restrictions on beef treated with growth hormones, citing health concerns. Brazil and Argentina have prohibited the use of growth hormones on their cattle.

The United States has been an FMD-free country since the eradication of the disease, and it does not implement vaccination programs. However, the United States treats most of their cattle with growth hormones, and, accordingly, the European Union and several other countries have banned imports of beef from the United States treated with growth hormones.

Raw Materials

The primary raw material for our U.S. and Canadian beef processing plants is live cattle. Vertically integrated beef processors, who own cattle on feed, can be subject to significant financial impact in terms of working capital utilization, since cattle on feed eat in the yards for 90-180 days and do not generate revenue until processed. Since cattle on feed consume feed with a replacement price that is subject to market changes, vertically integrated beef processors have direct financial exposure to the volatility in corn and other feedstock prices. We do not own cattle on feed, and we generally purchase cattle in the spot market or pursuant to market-priced supply arrangements from feedlot operators and, except as described below, typically hold cattle for less than one day before processing. After processing, we sell the beef at spot prices. Because we generally buy cattle at market prices and sell the finished beef product at market prices with just a short time between the purchase and sale, we are not exposed to changing market prices over as great a span of time as vertically integrated processors. As such we are primarily a “spread” operator, and our operating profit is largely determined by plant operating efficiency and not by fluctuations in prices of cattle and beef.

All of our U.S. cattle procurement process is centralized at our headquarters in Greeley, Colorado. We require all of our cattle suppliers to document the quality of their feedlot operations, verify that the use of antibiotics and agricultural chemicals follow the manufacturer’s intended standards and confirm that feed containing animal-based protein products, which have been associated with outbreaks of BSE, has not been used. We have in excess of 3,000 suppliers who supply us with cattle. JBS Packerland’s four processing plants purchase lean Holstein steers and cows and other cattle, primarily from feedyards, auction barns, direct contract relationships with suppliers in close proximity to processing plants and from its existing cattle feeding operations. The close proximity of these plants to most of their suppliers reduces transportation costs, shrinkage and bruising of livestock in transit.

We secure our cattle needs under forward purchase arrangements and on the spot market. Our forward purchase contracts are not fixed price contracts but are priced at market prices upon delivery, thus generally minimizing our exposure to price volatility before delivery.

On March 16, 2018, Pinnacle Arcadia Cattle Holdco, LLC, as supplier, and JBS USA Food Company, as buyer, entered into a live cattle supply agreement, pursuant to which the supplier agreed to exclusively sell, and buyer agreed to purchase, all cattle owned by the supplier and its affiliates to JBS USA Food Company and its affiliates (subject to certain limited exceptions), and the supplier shall guarantee a continuous supply of cattle per week and per year pursuant to minimum and maximum volumes and prices set forth in the agreement, for processing at buyer’s facilities. The term of the live cattle supply agreement is 10 years.

Processing Facilities

We own and operate nine beef processing facilities in the United States and one beef processing facility in Canada. Our facilities are strategically located to access raw materials in a cost effective manner and to service our global customer base. We also own and operate seven value-added and branded facilities in the United States and two in Canada, that are reported in our Beef North America segment and produce consumer-ready beef and pork products for certain customers. We also operate one hide tannery facility in the United States. We also own and operate three plant-based protein processing facilities in the Netherlands that are included in our Beef North America segment. For more information about our beef processing facilities and processing capacities in the United States and Canada, see “— Properties — Operating Facilities — Beef North America Segment.”

Our facilities utilize modern, highly-automated equipment to process and package beef products, which are typically marketed in the form of boxed beef. We also customize production and packaging of beef products for several large domestic and international customers. The designs of our facilities emphasize worker safety to ensure regulatory compliance and to reduce worker injuries. Our facilities are also designed to reduce waste products and emissions and dispose of waste in accordance with applicable environmental standards. We have equipped our Riverside, California facility to process value-added and branded products, including, for example, the G.F. Swift 1855 brand line of premium beef products. Our Greeley, Colorado; Cactus, Texas; and Grand Island, Nebraska, facilities have been equipped for value-added and branded operations, including slicing, grinding and cubing of beef products for retail and foodservice customers.

Our JBS Packerland facilities are engineered to process both fed cattle and cows. Steers and heifers raised on concentrated rations are typically referred to in the cattle industry as “fed cattle,” and cattle not fed such concentrated rations are usually referred to as “non-fed cattle.” Many beef processing facilities in the United States are engineered to process only cows or only fed cattle. This flexibility enables us to shift operations between fed cattle and cows based upon market availability, seasonal demand and margins. In addition, JBS Packerland facilities are located near major metropolitan areas, resulting in lower freight costs compared to cattle processing plants in other localities. JBS Packerland’s Tolleson, Arizona plant is located near Phoenix, Tucson and Los Angeles; the Plainwell, Michigan plant is located near Chicago and Detroit; the Green Bay plant is located near Milwaukee and Chicago; and the Souderton, Pennsylvania plant is located near Baltimore, Philadelphia and New York. We have also invested in a ground beef operation at the Tolleson plant.

Our food safety efforts incorporate what we believe to be a comprehensive network of leading technologies, such as our MultiCheck process, that minimize the risks involved in beef processing. Two of the elements of MultiCheck are double pasteurization of carcasses prior to chilling and a chilled carcass treatment using organic acid immediately prior to carcass disassembly. SwiftTrace™ is another element we implemented as part of our ongoing commitment to animal and human safety. SwiftTrace™ is a process whereby live animals and finished animal products can be traced backward or forward in the supply chain. This process helps to build confidence from suppliers, customers and consumers in the food supply chain.

Pork USA Segment

Products, Sales and Marketing

The majority of our revenues from our pork operations in the United States are generated from the sale of fresh pork products (including fresh and frozen pork carcasses, bone-in cuts, boneless cuts, pork bellies and offal). We also sell value-added and branded pork products, including hams, bellies and trimmings, which are sold predominantly to prepared food companies who, in turn, manufacture bacon, sausage and deli and luncheon meats. Our remaining sales are derived from by-products and from value-added and branded, higher margin products. Due to the higher margins attributable to value-added and branded products, in recent years we have placed greater emphasis on the sale of moisture-enhanced, seasoned, marinated and consumer-ready pork products to the retail channel and boneless ham and skinless bellies to the prepared food channel. We sell these products in the United States, which we classify as domestic sales, and elsewhere, which we classify as export sales.

We sell our pork products in more than 30 countries on five continents. Most of our United States pork exports are sold to Asia, Mexico and Canada, since the European Union prohibits the import of animals treated with certain antibiotics and certain growth hormones commonly used in the United States. However, our Worthington, Minnesota pork processing plant is EU-certified and sells a portion of its production to the European Union.

Our JBS USA Pork segment also includes the Sunnyvalley business, a smoked bacon, ham and turkey processing business in the U.S., which we acquired on December 1, 2021 and expanded our presence in the value-added and branded product categories, and TriOak, which we acquired on December 2, 2022, and ensures access to a consistent supply of premium hogs for our pork processing facilities.

We market our pork products through several channels, including:

•        national and regional retailers (including grocery supermarket chains, independent grocers and club stores) and wholesale distributors;

•        prepared food companies who use our pork products as a food ingredient for prepared meals, raw materials for sausage manufacturing and by-products for pharmaceutical and leather production;

•        the foodservice industry, including foodservice distributors, fast food and other restaurants, hotel chains and other institutional customers; and

•        international retailers and wholesale distributors (including in Japan, Mexico, South Korea and China).

Raw Materials

The primary raw material for our United States pork processing operations is live hogs. We process live hogs in our production facilities and sell the finished products at spot prices. In the United States, the majority of our pork operations are not vertically integrated. Vertically-integrated pork processors, who own hogs on feed, can be subject to significant financial impact in terms of working capital utilization, since hogs on feed stay in yards for approximately 180 days. In addition, since hogs on feed consume feed with a replacement price that is subject to market volatility, vertically-integrated pork processors have direct financial exposure to the volatility in grains and feedstock prices. Because we typically acquire our live hogs within 24 hours of processing, we are not exposed to changing market prices over an extended span of time.

The majority of our live hog supply is purchased from third parties through long-term supply contracts. We employ a network of hog buyers at our processing plants and buying stations to secure our hog supply. These supply contracts are typically two to three years in duration and stipulate minimum and maximum purchase commitments with prices based in part on the market price of hogs upon delivery, with adjustments based on quality, weight, lean composition and meat quality. We purchase our remaining hogs on the spot market at a daily market price with the same general quality and yield grade as we require under our contracts.

We also own and operate nine hog farms in the United States, and we raise approximately 25% of our live hog needs.

Processing Facilities

We own and operate five fresh pork processing facilities in the United States, located in close proximity to major hog growing regions. We also own and operate nine pork only value-added and branded facilities in addition to the seven shared beef and pork value-added and branded facilities described above under “— Beef North America Segment — Processing Facilities — United States and Canada.” For more information about our pork operating facilities in the United States, see “— Properties — Operating Facilities — Pork USA Segment.”

Our facilities utilize modern, highly-automated equipment to process and package pork products, which are typically marketed in the form of boxed pork. Since July 2007, we have made important capital and operational expenditures, including the installation of plate freezers and value-added and branded variety meats capture technology. We believe that these expenditures have enhanced product quality, improved customer satisfaction and increased sales potential. All of our pork facilities produce value-added and branded products, including seasoned and marinated pork items. The design of our facilities emphasizes worker safety to ensure regulatory compliance and to reduce worker injuries. Our facilities are also designed to reduce waste products and emissions and dispose of waste in accordance with applicable environmental standards. Our Worthington, Minnesota pork plant is a European Union-certified facility that enables us to export primal cuts to Europe.

Our food safety task force consists of experts in the field of meat processing, food microbiology and quality assurance, all working together to assure compliance at all stages of the production chain and distribution channels. Our internal programs, policies and standards are designed to exceed both regulatory requirements and customer specifications. Our food safety efforts incorporate what we believe is a comprehensive network of leading technologies, such as our MultiCheck process described above, that minimize the risks involved in pork processing.

Pilgrim’s Pride Segment

Products, Sales and Marketing

North America

The majority of our revenues from our chicken operations in the United States, Mexico and Puerto Rico are generated from the sale of refrigerated whole and cut-up chickens and prepackaged case-ready chicken (including various combinations of freshly refrigerated whole chickens and chicken parts ready for the retail grocer’s fresh meat counter) and prepared chicken products (including refrigerated and frozen portion-controlled breast fillets, tenderloins and strips, delicatessen products and salads, formed nuggets and patties and bone-in chicken parts). Our prepared chicken products may be fully cooked, partially cooked or raw and include breaded and marinated products. We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales.

We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales. Our customers include:

•        national and regional retailers (including grocery supermarket chains, independent grocers and club stores) and wholesale distributors;

•        international retailers and wholesale distributors in approximately 120 countries on five continents; and

•        the foodservice industry, including foodservice distributors, fast food and other restaurants, hotel chains and other institutional customers.

We market our North American chicken products under the brand names “Pilgrim’s Pride,” “Pierce,” “Gold Kist Farms” and “Del Dia,” among others.

Europe

Our revenues from our chicken operations in Europe are generated from our Moy Park business, which includes the sale of fresh and frozen, value-added, branded and prepared chicken products. In the United Kingdom, our fresh chicken sales primarily consist of refrigerated and frozen whole chickens, breast fillets and bone-in chicken parts. In the United Kingdom, France and the Netherlands, we produce value-added, branded and prepared chicken products for sale to customers in retail, foodservice, agricultural and international distribution channels. We also sell a range of ready-to-cook, coated and ready-to-eat chicken products to major retailers and large foodservice customers. We maintain a new product development team and an executive chef to continue to develop new ideas for value added products across our range, and share those insights with our customers in order to drive sales. We have included new innovative products in its portfolio every year during the last five years with a growing new product development pipeline.

Our Pilgrim’s Pride segment also includes our U.K. prepared meat and meals products business, which we acquired through PPC’s acquisition of the business of Pilgrim’s Food Masters, the specialty meats business is a leading manufacturer of branded and private label meats, meat snacks and food-to-go products in the U.K. and the Republic of Ireland. We closed the Pilgrim’s Food Masters Acquisition on September 24, 2021.

We have strong brands with high levels of brand recognition in the markets in which such brands are sold, including “Moy Park,” “Castle Lea,” “O’Kane Limited” and the Moy Park’s “Jamie Oliver” range. We believe the development of our brands is important as it provides customers with confidence in the quality and consistency of our products. Brand marketing is focused on establishing our brands through consistent quality and product innovation as well as developing relationships with key customers. We believe that our brands can be expanded throughout Europe, which provides the opportunity to sell higher-margin products in our traditional markets.

We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales. Our customers include:

•        national and regional retailers (including grocery supermarket chains, independent grocers and club stores) and wholesale distributors;

•        international retailers and wholesale distributors; and

•        the foodservice industry, including foodservice distributors, fast food and other restaurants, hotel chains and other institutional customers.

Raw Materials

We are a vertically-integrated chicken processor in North America and Europe. We control every phase of the production of our products, including farms (contract, owned, under poultry rearing agreements or under tenancy), feed mills, hatcheries and processing plants. A portion of our broilers are transported to independent contract grow-out farms, where they are grown to an age of approximately five weeks. We supply our contract growers with the chicks, feed and veterinary services.

We typically enter into long-term non-exclusive agreements with some of our suppliers for future physical delivery of feed ingredients at established prices. All of our suppliers are subject to inspection bodies and applicable laws in their area of operations. We have multiple suppliers and we believe a low risk of concentration.

The prices of poultry feed may fluctuate significantly, including within short periods, due to several factors, including supply and demand of chicken and the prices of corn and soy meal, which are feed ingredients required for our vertically integrated operations. See “Risk Factors — Risks Relating to our Business and Industries — Our results of operations may be adversely affected by fluctuations in market prices for livestock and animal feed ingredients.” We try to manage some of these risks with risk and hedge management programs, including futures and options agreements. However, these strategies do not completely eliminate these risks. In addition, these programs may also limit gains from fluctuations in commodities prices. Furthermore, in 2012 we began migrating a majority of our North American finished goods sales contracts to cost-plus contracts with certain of our customers and market-based contracts for most of our customers, thereby mitigating our exposure to grain price fluctuations.

Processing Facilities

North America

We own and operate 25 chicken processing facilities in the United States, six chicken processing facilities in Mexico and one chicken processing facility in Puerto Rico. For more information about our chicken processing facilities and processing capacities in the United States, Mexico and Puerto Rico, see “— Properties — Operating Facilities — Pilgrim’s Pride Segment.”

As a vertically-integrated chicken processor, we also own and operate rendering plants, feed mills and hatcheries in the United States, Mexico and Puerto Rico.

Europe

We own and operate four fresh chicken processing facilities, three pork processing facilities, one lamb processing facility and two hog farms in the United Kingdom. As a vertically-integrated chicken processor, we also own and operate feed mills and hatcheries in the United Kingdom.

We conduct our value-added and prepared food operations in Europe through 26 processing facilities.

For more information about our chicken, value-added, branded and prepared food processing facilities and processing capacities in the United Kingdom and Europe, see “— Properties — Operating Facilities — Pilgrim’s Pride Segment.”

Australia Segment

Products, Sales and Marketing

The majority of our beef revenues from our operations in Australia are generated from the sale of fresh beef products (including fresh and frozen chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, offal and other products). We also sell value-added and branded beef products (including frozen cooked and pre-cooked beef, corned cooked beef, beef cubes and consumer-ready products, such as hamburgers and sausages). We also operate lamb, pork and fish processing facilities in Australia and New Zealand. We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales.

The majority of our beef products are derived from grass-fed cattle. However, we also sell beef products derived from grain-fed cattle, which provide higher quality meat and command a premium price, primarily to Japan. During the three-month period ended March 31, 2023 and the year ended December 31, 2022, our Australian operations generated 38.4% and 45.0%, respectively, of total net revenues as exports to foreign countries, including United States, our largest export market, as well as the Japan and South Korea.

We also provide cattle “hotelling” services in Australia. We operate several feedlots that provide custom feeds for other producers on an opportunistic basis, with a one-time feeding capacity of more than 150,000 cattle. While the feedlot operator generally sells the cattle on behalf of the owner (deducting any final feed and care costs for fattening the animal and delivering the fattened animal to the meat processor from the sale proceeds), the ultimate risk of the cattle going unsold is borne by the cattle’s owner, not the feedlot.

Our JBS Australia segment also includes Rivalea, a hog breeding and processing business in Australia we acquired on January 4, 2022, and Huon, an Australian salmon aquaculture company we acquired on November 17, 2021. This acquisition expands our presence in Australia as we enter into the salmon business.

Global Exports

Australia is an FMD-free country and does not implement vaccination programs against the disease. It also does not use growth hormones in a small part of its cattle herd and is therefore able to export to any country in the world.

As a result of this division and the sanitary restrictions between the Pacific Block and the Atlantic Block, we believe that our U.S. export operations of fresh beef today do not directly compete with our parent company’s Brazilian and Argentine export operations of fresh beef in our main export destinations. Although JBS S.A. is a large exporter of beef to the European Union, for example, we do not have relevant export volume to the European Union because of its restrictions on beef treated with growth hormones. Consequently, we do not have formal arrangements with JBS S.A. to coordinate our exports in our export markets. However, to the extent that sanitary restrictions change in the future, we could become direct competitors of our parent company in certain export markets.

Raw Materials

The primary raw materials for our Australia and New Zealand processing operations are live cattle, lamb, pork and fish. Our Australian cattle procurement function is focused on efficiently sourcing both grass-fed cattle and feeder cattle for our grain-fed business. Our cattle are primarily sourced from third party suppliers with specific weight and grade characteristics. This process helps ensure that the cattle we source meet our future order requirements.

Processing Facilities

In Australia, we own and operate seven standalone beef processing plants, including the largest and what we believe to be the most technologically advanced facility in that country, one combined beef and lamb processing plant, two standalone lamb processing plants and other combined beef and lamb processing plant, three pork processing plants and two fish processing plants. We also operate seven value-added facilities and 13 retail locations and 34 hog farms in Australia and one value-add facility in New Zealand. Our facilities are strategically located to access raw materials in a cost effective manner and to service our global customer base. We also operate one hide processing facility in Australia. For more information about our beef, lamb and pork operating facilities in Australia and New Zealand, see “— Properties — Operating Facilities — Australia Segment.”

Since 2007, we have made important capital and operational expenditures, including the installation of plate freezers and value-added variety meats capture technology. These expenditures have enhanced product quality, improved customer satisfaction and increased sales potential. We have equipped our facilities to process value-added products and consumer-ready products. Our facilities produce additional value-added products, including seasoned and marinated beef items. The design of our facilities emphasizes worker safety to ensure regulatory compliance and to reduce worker injuries. Our facilities are also designed to reduce waste products and emissions and dispose of waste in accordance with applicable environmental standards.

All products are subject to stringent animal husbandry and food safety procedures. Our processing plants are subject to extensive regulation and inspection by the Australian government, through the Australian Quarantine Inspection Service (“AQIS”), the Australian equivalent of the USDA. Our Australian processing plants are currently in compliance with all AQIS international customer requirements. Our Dinmore and Beef City facilities are European Union-certified facilities, which enable us to export primal cuts to Europe. Our feedlots provide a clean and scientific feeding regimen to ensure that safe grain-fed products are delivered to our customers.

Others Segment

Our Others segment includes our global leather business, our Italian value-added and branded beef business and our trading companies.

We operate several hide tanneries around the world, including: one in Argentina, one in Uruguay, one in Mexico, one in Portugal, one in Vietnam and one in Italy.

We have two wholly-owned indirect subsidiaries in England and Belgium established in order to increase product sales and distribution in Europe, Asia and Africa.

Distribution and Transportation

Our distribution and transportation network enables us to sell our products throughout the world and is fundamental to our strategy of expanding into new markets and consolidating our safe and high-quality services in markets in which we already operate. We continue to seek innovative solutions to accomplish this mission. Our distribution network consists of distribution centers and sales offices.

The table below sets forth our owned and leased distribution centers by location as of March 31, 2023:

	Owned Facilities	Leased Facilities	Total
Brazil	9	23	32
Mexico	8	14	22
United States	2	1	3
Puerto Rico	—	1	1
Australia	—	7	7
New Zealand	—	1	1
Germany	1	—	1
Total	20	47	67

South America

Our transportation network in Brazil consists of owned and outsourced trucks for distribution and transportation of raw material. We use this fleet to transport raw materials, including cattle, grains and chicken to our processing plants and export finished products to various ports throughout Brazil, as well as other vehicles that serve our direct distribution network of domestic retailers and end consumers.

In order to facilitate export logistics, we have an inland container terminal on land located in Cubatão, São Paulo (near the Port of Santos, the largest port in Latin America), which we purchased in October 2007.

North America

Our transportation network in the United States consists of owned or leased trucks in the United States that are especially equipped to transport raw materials and finished products. We also utilize third-party shipping companies that provide us with additional trucks to transport our raw materials and finished products. Our diesel fuel costs are not significant because fuel costs are generally borne by the customer and are therefore largely “passed through” to the buyer of the finished goods. We do not have long-term contracts to purchase diesel fuel since we purchase most of our fuel for our trucks on the national highway system in truck stops.

Europe

In Europe, we rely on a mix of owned and contractor-operated vehicles to transport live chickens from farms to our primary production sites in specialized humane high-welfare containers. We also rely on a mix of owned and contractor-operated refrigerated vehicles to move partly finished products between our various production sites for further processing. Once processed, our products are chilled or frozen and delivered to our customers. Chilled products typically move from the processing plant to the customer within one to two days.

For deliveries to customers, we outsource distribution using a number of distribution partners, which enables us to make use of a variety of flexible solutions provided by these logistics providers. Certain of our customers are involved in our product distribution process, either by handling all of their own delivery and distribution needs (effectively taking delivery of our products at the factory door) or by acting as contractors to back-haul certain products from Northern Ireland to destinations in Great Britain. In order to mitigate the risks associated with the refrigerated transportation of perishable items, we obtain insurance for loss of goods and we secure contractual provisions transferring some of the risk to haulers. However, we are at times forced to bear certain of these risks ourselves.

Our warehousing operations are predominantly focused at site level, with external cold storage locations available for use, as needed, but with a focus on minimizing their use to reduce costs. A dedicated internal team drives planning for logistical processes to ensure that operations are as low cost but as flexible as possible while maintaining the highest levels of customer service.

Our poultry by-products typically have a longer lag time between processing and delivery to the customer.

Australia and New Zealand

Our distribution network in Australia and New Zealand varies by product type. Our distribution facilities in Australia and New Zealand are strategically located near certain of our processing plants. We also sell our products to foodservice distributors that further distribute our products to restaurants and hotel chains and other customers. These foodservice distributors purchase our products from our processing plants.

Properties

Operating Facilities

The following tables set forth the number and aggregate capacities of our processing facilities by business segment and location as of March 31, 2023:

Brazil Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity(1)
Fresh Beef Processing Plants
Brazil	34	32,650
Total	34	32,650

Hide Processing Plants
Brazil	15	41,465
Total	15	41,465

____________

(1)      Capacity measured in head of cattle (beef processing plants) or hides (hide processing plants).

	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Further Processed and Prepared Foods Plants(1)
Brazil	8	22,550
Total	8	22,550

____________

(1)      Prepared food products plants process fresh and frozen beef and other raw materials into ready-to-eat meals.

Seara Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity(1)
Fresh Chicken Processing Plants
Brazil	30	5,168,000
Total	30	5,168,000

Fresh Pork Processing Plants
Brazil	8	26,663
Total	8	26,663

____________

(1)      Capacity measured in broilers (fresh chicken processing plants) or hogs (fresh pork processing plants).

	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Value-Added, Branded and Prepared Foods Plants(1)
Brazil	24	124,527
Total	24	124,527

____________

(1)      Prepared food products plants process fresh and frozen chicken, pork, beef, margarine and other raw materials into ready-to-eat meals.

Beef North America Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(cattle)
Fresh Beef Processing Plants
United States	9	28,098
Canada	1	4,400
Total	10	32,498

Hide Processing Plants
United States	1	5,000
Total	1	5,000

	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Value-Added and Branded Beef Processing Plants
United States(1)	7	22,246
Canada	2	2,444
Total	9	24,690

____________

(1)      The value-added facilities in the Beef North America segment also process pork products.

	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Plant-Based Protein Processing Plants
Europe	3	1,977
Total	3	1,977

The operations from the Vivera Business Acquisition are included in our Beef North America segment and include three production facilities and a research and development center located in the Netherlands.

Pork USA Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(hogs)
Fresh Pork Processing Plants
United States	5	92,600
Total	5	92,600
	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Value-Added and Branded Pork Processing Plants
United States	9	19,788
Total	9	19,788

Pilgrim’s Pride Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(broilers)
Fresh Chicken Processing Plants
United States	25	6,354,204
Mexico	6	1,106,941
United Kingdom and Europe	4	887,142
Puerto Rico	1	65,576
Total	36	8,413,863

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(hogs)
Fresh Pork Processing Plants
United Kingdom and Europe	3	10,200
Total	3	10,200
	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(lambs)
Fresh Lamb Processing Plant
Europe	1	4,500
Total	1	4,500
	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Value-Added, Branded and Prepared Foods Plants(1)
United Kingdom(2)	22	55,324
United States	4	22,690
France	3	10,105
Mexico	2	3,395
The Netherlands	1	683
Total	32	92,196

____________

(1)      Prepared food products plants process fresh and frozen chicken and pork and other raw materials into ready-to-eat meals.

(2)      Five of the United Kingdom facilities prepare meal kits with a capacity of approximately 4,200 meals per week.

Australia Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(cattle)
Fresh Beef Processing Plants
Australia(1)	8	10,043
Total	8	10,043

____________

(1)      Includes one combined beef, lamb and sheep processing plant.

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(lambs)
Fresh Lamb and Sheep Processing Plants
Australia(1)	3	20,190
Total	3	20,190

____________

(1)      Includes one combined beef, lamb and sheep processing plant.

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(hogs)
Fresh Pork Processing Plants
Australia	3	10,030
Total	3	10,030
	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(fish)
Fresh Fish Processing Plants
Australia	2	39,217
Total	2	39,217
	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(cattle)
Hide Processing Plants
Australia	1	7,900
Total	1	7,900
	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(tons)
Value-Added and Branded Beef Processing Plants
Australia	7	18,392
New Zealand	1	61
Total	8	18,453

Others Segment

	As of March 31, 2023
	Number of Facilities	Aggregate Daily Capacity
		(tons)
Hide Processing Plants
Argentina	1	4,000
Uruguay	1	3,000
Mexico	1	727
Portugal	1	455
Vietnam	1	2,600
Italy	1	1,500
Total	6	12,282

	As of March 31, 2023
	Number of Facilities	Aggregate Monthly Capacity
		(tons)
Further Processed Pork Processing Plants
Italy	4	761
Total	4	761

As of March 31, 2023, we also operated nine feedlots in Brazil (of which two were owned and seven were leased) and other facilities and farms related to feed production and animal raising.

We believe our facilities are generally adequate and suitable for our current purposes; however, seasonal fluctuations in inventories and production may occur as a reaction to market demands for certain products. We regularly engage in construction and other capital improvement projects intended to expand capacity and improve the efficiency of our processing and support facilities. We also evaluate the efficiencies of our operations and may from time to time consider changing the number or type of plants we operate to align with our capacity needs.

We believe our facilities are generally adequate and suitable for our current purposes; however, seasonal fluctuations in inventories and production may occur as a reaction to market demands for certain products. We regularly engage in construction and other capital improvement projects intended to expand capacity and improve the efficiency of our processing and support facilities. We also evaluate the efficiencies of our operations and may from time to time consider changing the number or type of plants we operate to align with our capacity needs.

Competition

Beef and Pork Industries

The beef and pork sectors are highly competitive in the markets in which we operate. We believe that the main competitive factors in the beef and pork industries are operational efficiency, product availability, quality and cost of raw materials, manpower, price, quality, food safety, product distribution, technological innovation and brand loyalty. Our ability to compete effectively depends on our capacity to compete in these areas. See “Risk Factors — Risks Relating to Our Business and Industries — We face competition in our business, which may adversely affect our market share and profitability.”

In the beef sector, our primary competitors are international beef producers, such as Marfrig and Minerva in Brazil, Tyson Foods, Inc., National Beef Packing Company, LLC and Cargill Inc. in the United States and Teys Bros Pty Ltd. and Nippon Meat Packers Ltd. in Australia. In the pork sector, our primary competitors are Smithfield Foods, Inc., Tyson Foods, Inc., Seaboard Foods and Hormel Foods Corporation in the United States and Cooperativa Aurora — Cooperativa Central Oeste Catarinense Ltda. in Brazil.

In addition, our United States, Canadian and Australian beef operations also compete with our South American beef operations to a limited degree. For example, our Australian operations export to markets in the European Union, Africa and the Middle East, Japan and South Korea, which are markets to which our South American operations also exports. We do not believe our intra-company competition in these markets has a material adverse effect on our current business.

Poultry Industry

The poultry sector is highly competitive in the markets in which we operate. We believe that the main competitive factors in the poultry industry vary in accordance with the market. In the retail market, we believe that competition is primarily based on product quality, brand awareness, client service and price. In the food services market, we believe that competition is primarily based on consistent quality, product development, customer service and price. Our ability to compete effectively depends on our capacity to compete in these areas. See “Risk Factors — Risks Relating to Our Business and Industries — We face competition in our business, which may adversely affect our market share and profitability.”

In the poultry sector, our primary competitors are Tyson Foods, Inc. and Sanderson Farms, Inc. in North America, BRF, S.A. in Brazil and 2 Sisters Food Group in Europe.

Seasonality

Demand

In the beef sector in the United States, seasonal demand for beef products is higher in the summer and autumn months, when weather patterns allow for more outdoor activities. There is typically an increase in the demand for higher value products, such as steaks, during such months. Both the prices for live cattle and packaged beef tend to reach seasonal highs at such times. Because of the increase in consumption and more favorable conditions for the growth and housing of confined animals in the winter months, there are generally more cattle available in the summer and autumn. Seasonal demand in Australia does not fluctuate as much as it does in the United States.

The pork sector in the United States presents similar seasonal cycles, but in different months. The greatest demand for pork occurs from October to March, when the availability of hogs combined with the holidays increase the demand for ham, pork loin and other pork products with greater aggregated value.

We experience no major seasonal fluctuations in demand in our United States, Mexico and Puerto Rico chicken business. Nevertheless, our net revenues have been historically higher in our second and third fiscal quarters, corresponding to the spring and summer in North America and lower in our first fiscal quarter, corresponding to the winter.

Generally, our sales in Brazil are not impacted by seasonality. However, in regards to our chicken segment, we have observed fluctuations in demand whereby our net revenues in Brazil from this segment are historically higher in the first half of the year, coinciding with the summer and fall, and sales volume of certain of our special product lines undergo considerable variation during certain holidays, including Christmas, New Year and Easter. Nonetheless, we believe that such variations do not materially affect our results.

Our chicken and processed food businesses are generally subject to minor seasonal fluctuations in our European division, which includes operations in the United Kingdom, Ireland, France and the Netherlands. While product mix changes seasonally, with certain prepared foods and barbeque items selling in higher volumes during the summer, and certain prepared foods and raw turkeys selling in higher volumes around Christmas, there is generally a continued demand for poultry throughout the year.

Impact of Commodity Prices

Beef, pork and chicken markets are affected by fluctuations in the prices of certain commodities. Our North American beef and pork businesses are indirectly influenced by fluctuations in the prices of feed ingredients since we do not keep or raise our own cattle and we raise only about 14% of our hogs. Instead, our beef and pork businesses are more directly affected by fluctuations in the spot market for beef cattle and hogs in the regions where we buy a significant part of the beef cattle and hogs required for our operations. On the other hand, our North American chicken business is more influenced by fluctuations in the prices of corn and soy meal, which are feed ingredients required for our vertically integrated chicken operations.

A substantial portion of animal feed production used for the growing of chicken in Brazil comes from soy, soy products and corn, and although these costs are denominated in Brazilian reais, the prices of these commodities tend to follow international prices, which in turn, are denominated in U.S. dollars and are influenced by exchange rate fluctuations. As a result, our businesses are heavily influenced by fluctuations in the prices of corn and soy meal, feed ingredients that are necessary for our vertically integrated chicken operations.

Likewise, the fluctuation of commodities prices impacts the prices of raw materials, primarily wheat and soy, used to produce feed for our chicken operations in Europe.

Regulation

Our operations are subject to local, state and federal health and environmental laws and regulations in the jurisdictions in which we operate. The following presents a summary of the regulatory schemes to which we are subjects in our most significant jurisdictions.

Brazil

Our Brazilian operations are subject to Brazilian federal, state and local laws and regulations governing environmental licensing, use of water resources, interference in specially protected areas (such as legal reserve areas, indigenous areas, quilombolas communities areas, conservation units, archaeological areas and permanent preservation areas), the discharge of effluents and emissions into the environment and the management and disposal of industrial waste and others related to the environmental protection. The Brazilian Constitution grants federal, state and municipal governments the authority to issue environmental protection laws and to publish regulations based on those laws. While the Brazilian federal government has authority to issue environmental regulations setting general standards for environmental protection, state governments have the authority to issue stricter environmental regulations. Municipal governments may only issue regulations regarding matters of local interest or as a supplement to federal or state laws. In situations where there is a conflict of rules, the legislation offering greater environmental protection will normally prevail.

Our operations in Brazil are subject to environmental licensing, which is required for potentially polluting activities or those that may in any way cause environmental degradation. Environmental licensing is required for both greenfield and brownfield enterprises.

Environmental licensing is usually comprised of three stages: preliminary, installation and operating licenses. The preliminary license is granted during the preliminary phase of an enterprise or activity, to authorize its location and concept, attesting its environmental feasibility, and establishes the conditions and technical requirements to be complied in further stages of development. The installation license authorizes the facility’s construction in accordance with the specifications stated in the license and/or in the plans, programs and projects approved by the environmental authority. The operating license authorizes the commencement and continuation of operational activities after the fulfillment of the conditions and requirements stated in the installation license. The operating license also establishes conditions and technical requirements that must be fulfilled in order to maintain its validity. These licenses are also required for any significant expansion, amendments of our activities or increase of production capacity.

The renewal of environmental licenses usually must be requested within 120 (one hundred twenty) days before the end of its term of validity in order to automatically extend the validity of the licenses until the environmental authority’s definitive decision on such request. Carrying out a potentially polluting activity without the relevant and applicable environmental license is an administrative violation and a criminal offense, regardless of the legal obligation to repair any environmental damage eventually caused. In the administrative sphere, the legislation in effect authorizes the imposition of fines ranging from R$500.00 to R$10,000,000.00, among other penalties such as warning, embargo, full or partial suspension of the activities and demolition. The sanctions are also applicable in case the entrepreneur fails to comply with the technical conditions established in the related environmental license.

The Brazilian Federal Constitution provides for three different types of environmental liabilities: civil, administrative and criminal, that may be applied independently and cumulatively.

Civil liability for environmental damage is strict and applies to any individual or legal entity, whether public or private, that directly or indirectly harms the environment, irrespective of fault or intent. The proof of a causal link between the action (or omission) and the damage is enough. Brazilian law also imposes joint and several liability upon anyone who, by virtue of a given activity, facilitates or contributes to environmental damages.

Civil environmental liability in Brazil is also considered by case law as propter rem, that is, liability attaches to the real estate property. Therefore, whoever buys or holds environmentally damaged land will succeed in the liability for the clean-up or recovery and for reparation of potential damage to third parties. Moreover, Federal Law No. 9,605/98 (Environmental Crimes Act) also provides for the possibility of piercing the corporate veil when it is an obstacle to recover damage caused to the environment. As a result, the controlling legal entity can be found liable despite a limited liability legal status. In this situation, shareholders and officers may become personally liable for the damage.

At the administrative level, environmental liability may be assigned through administrative sanctions imposed by the applicable environmental entities. These sanction may lead to: (1) warnings; (2) restriction of rights; (3) suspension or interdiction of the activities; (4) prohibition to contract with the government; (5) suspension of licenses; (6) withdrawal of tax incentives and benefits; and (7) imposition of fines, ranging from R$50.00 to

R$50,000,000.00, tailored to the economic capacity and track record of the offender, in addition to the severity of the facts and past performance, with the possibility of these fines being imposed at double or triple rates for repeated offenses. Administrative liability falls on the person engaged in the conduct described as an administrative offense.

Criminal liability is personal, arising directly from the unlawful conduct of the agent. Brazilian law allows criminal liability to be assigned to individual persons, as well as corporate entities. When liability is assigned to corporate entities, the individual persons making the decision that resulted in the criminal conduct (such as directors, officers, administrators, board members, members of technical entities, auditors, managers, agents or representatives) may also be penalized to the extent of their culpability. Violators may be subject to criminal penalties, such as imprisonment and/or fines. There is also a possibility of replacement of custodial sentences with restricting rights penalties in specific cases established by law.

The presence of hazardous materials at our facilities may expose us to potential liabilities associated with the clean-up of contaminated soil and groundwater. The existence of contamination represents an environmental liability that may result in civil, administrative and criminal sanctions for the polluter, operator and/or the purchaser of the affected property. We could be liable for (1) the costs involving the remediation of any existing contamination and (2) the restoration of natural resources damaged by any release, among other proceedings requested by the environmental agency. The investigations, remediation and monitoring of contaminated areas generally are time consuming and involve significant costs. In addition to the risk of sanctions in the criminal sphere (imprisonment for up to four years for shareholders, officers or any other person that has been found liable for the offense and assessment of a fine) and administrative sphere (fines ranging from R$5,000.00 to R$50,000,000.00), and the obligation to repair the damage in the civil sphere, the existence of environmental contamination may negatively impact our image.

Our operations in Brazil are subject to extensive regulation and oversight by the Brazilian Ministry of Agriculture (Ministério da Agricultura, Pecuária e Abastecimento) (“MAPA”), the Brazilian National Health Surveillance Agency (Agência Nacional de Vigilância Sanitária) (“ANVISA”), and other federal, state and local authorities regarding the processing, packaging, storage, distribution, advertising and labeling of our products, including food safety standards. Recently, the food safety practices and procedures of the meat processing industry have been subject to increased scrutiny and oversight by MAPA and ANVISA. Each facility in which we operate is subject to prior licensing by state authorities and must provide veterinarian oversight of a veterinarian duly enrolled before the Veterinary Medical Regional Council — CRMV. If we fail to comply with any health laws, to renew licenses or to otherwise comply with any laws regulating our industries, we may be subject to legal and civil liability, including warnings, fines, interdiction, and suspension of permits or licenses, as well as penalties under Law No. 6,437 of August 20, 1977, Decree No. 9,013, of March 29, 2017, and others.

All of our meat processing plants in Brazil are approved by the Brazilian Federal Inspection Service (Serviço de Inspeção Federal — SIF), which regulates the export of animal products and certifies our production facilities. Our animal product exports receive an international health certificate and our transfers in Brazil receive an uncertified transfer form. U.S. and European markets are regulated by the Brazilian Federal Inspection Service (Serviço de Inspeção Federal — SIF), whose controls are stricter. Our quality control measures include the use of on-site laboratories and expert technicians. To meet international health standards, our products are handled in climate-controlled rooms and our freezing and refrigeration chambers are equipped with computerized temperature-control systems. Noncompliance with these health standards may result in the revocation of our licenses or permits or suspension of our operations in addition to any financial liability or reputational damage.

North America

Our United States operations are subject to extensive regulation by the Environmental Protection Agency (the “EPA”), the Occupational Safety and Health Administration (“OSHA”), and other state and local authorities relating to handling and discharge of waste water, storm water, air emissions, treatment, storage and disposal of agricultural and food processing wastes, handling of hazardous substances, remediation of contaminated soil, surface water and groundwater and the use and maintenance of refrigeration systems, including ammonia-based chillers, noise, odor and dust management, the operation of mechanized processing equipment, and other operations. The EPA, OSHA and/or other U.S. state and local authorities may, from time to time, adopt revisions to environmental rules and regulations with which we must comply. Such compliance may require us to incur additional capital and operating expenses which may be significant. In order to ensure ongoing compliance with existing environmental laws, rules, and regulations, we must, from time to time, replace, repair, or upgrade existing facilities, equipment, or supplies, which may require us to incur additional capital.

We are also subject to government regulation by the Center for Disease Control, the USDA and the United States Food and Drug Administration (the “FDA”), in the United States. Our processing plants in the United States are subject to on-site examination, inspection and regulation by the USDA. The FDA inspects the production of our feed mills in the United States. We believe that we are in substantial compliance with all applicable laws and regulations relating to the operations of our facilities. We anticipate increased regulation by the EPA and various other state agencies concerning discharges to the environment, by the USDA concerning food safety and by the FDA concerning the use of medications in feed.

Our U.S. operations are subject to the U.S. Packers and Stockyards Act of 1921, (“PSA”). This statute generally prohibits meat packers in the livestock industry from engaging in certain anti-competitive practices. In addition, this statute requires us to make payment for our livestock purchases before the close of the next U.S. business day following the purchase and transfer of possession of the livestock we purchase, unless otherwise agreed to by our livestock suppliers. Any delay or attempt to delay payment will be deemed an unfair practice in violation of the statute. Under the PSA, we must hold our cash livestock purchases in trust for our livestock suppliers until they have received full payment of the cash purchase price.

Our Canadian and Mexican operations also are subject to extensive regulation by Canadian and Mexican environmental authorities. The Canadian and Mexican federal, state and local authorities may, from time to time, adopt revisions to environmental rules and regulations, and/or changes in the terms and conditions of our environmental permits, with which we must comply. Compliance with existing or new environmental requirements, including more stringent limitations imposed or expected in recently-renewed or soon-to be renewed environmental permits, will require capital expenditures and operating expenses which may be significant. Our Canadian and Mexican food processing plants and feed mills are also subject to on-site examination, inspection and regulation by Canadian and Mexican governmental agencies that performs functions similar to those performed by the USDA and the FDA. We believe that we are in substantial compliance with all applicable laws and regulations relating to the operations of our facilities.

Some of our facilities discharge wastewater in municipally operated wastewater treatment plants, and if such municipal plants are unable to comply with environmental rules, we may be required to make improvements or operational changes, including the installation and operation of wastewater treatment facilities, that could result in additional costs. In addition, some of our facilities have been operating for many years, and were built before current environmental, health and safety standards were imposed and/or in areas that recently have become subject to residential and commercial development pressures. We are upgrading wastewater treatment facilities at a number of our facilities, either pursuant to consent agreements with regulatory authorities or on a voluntary basis in anticipation of future permit requirements. We do not anticipate that the capital expenditures associated with these upgrades, which will be spread over a number of years, will be material. In addition, some of our facilities use hazardous substances, such as ammonia, in refrigeration systems that may leak and cause accidents that may result in liability. Some of our properties have been affected by contamination from spills and we and our predecessors have incurred costs to remediate such contamination. We also have voluntarily upgraded some of our facilities to address concerns of local governmental officials and/or our neighbors.

We are also subject to voluntary market withdrawals and recalls of our meat products in the event of suspected contamination or adulteration that could constitute food safety hazards. We maintain a rigorous program of interventions, inspections and testing to reduce the likelihood of food safety hazards. As a proactive measure, our management team expanded our testing procedures in all of our beef processing plants.

We have from time to time had incidents at our plants involving worker health and safety. These have included ammonia releases due to mechanical failures in chiller systems and worker injuries and fatalities involving processing equipment and vehicle accidents. We have taken preventive measures in response; however, we can make no assurance that similar incidents will not arise in the future. New environmental, health and safety requirements, stricter interpretations of existing requirements, or obligations related to the investigation or clean-up of contaminated sites, may materially affect our business or operations in the future. See “Risk Factors — Risks Relating to Our Business and Industries — We are subject to various risks relating to worker safety.”

Some of our properties have been impacted by contamination from spills or other releases, and we have incurred costs to remediate such contamination. In addition, in the past we have acquired businesses with operations such as pesticide and fertilizer production that involved greater use of hazardous materials and generation of more hazardous wastes than our current operations. While many of those operations have been sold or closed, some environmental laws impose strict and, in certain circumstances, joint and several liability for costs of investigation and remediation of contaminated sites or third-party disposal sites on current and former owners and operators of the sites, and on persons who arranged for disposal of wastes at such sites. In addition, current owners or operators of such contaminated sites may seek to recover cleanup costs from us based on past operations or contractual indemnifications.

Increasing efforts to control emissions of GHG are also likely to impact our operations. In the United States, the EPA issued a rule establishing a mandatory GHG reporting system for certain activities, including manure management systems, which exceed specified emission thresholds, and some of our facilities are subject to these reporting requirements. The EPA is regulating GHG emissions through the Clean Air Act.

Australia

Our Australian operations also are subject to extensive regulation by the AQIS, as well as Australian environmental authorities. The AQIS, and/or other Australian state and local authorities may, from time to time, adopt revisions to environmental rules and regulations with which we must comply. Such compliance may require us to incur additional capital and operating expenses which may be significant. In order to ensure ongoing compliance with existing environmental laws, rules, and regulations, we must, from time to time, replace, repair, or upgrade existing facilities, equipment, or supplies, which may require us to incur additional capital.

Some of our facilities discharge wastewater in municipally operated wastewater treatment plants, and if such municipal plants are unable to comply with environmental rules, we may be required to make improvements or operational changes that could result in additional costs. In addition, some of our facilities use hazardous substances, such as ammonia, in refrigeration systems that may leak and cause accidents that may result in liability. Some of our properties have been affected by contamination from spills and we and our predecessors have incurred costs to remediate such contamination. We also have voluntarily upgraded some of our facilities to address concerns of local governmental officials and/or our neighbors.

We are also subject to voluntary market withdrawals and recalls of our meat products in the event of suspected contamination or adulteration that could constitute food safety hazards. We maintain a rigorous program of interventions, inspections and testing to reduce the likelihood of food safety hazards. As a proactive measure, our management team expanded our testing procedures in all of our beef processing plants.

Increasing efforts to control emissions of GHG are likely to impact our operations. In Australia, the federal government has proposed a GHG cap and trade system that would cover agricultural operations, including certain of our feedlots, and at least two of our processing plants. Certain states in Australia could also adopt regulations of GHG emissions which are stricter than Australian federal regulations. While it is not possible to estimate the specific impact final GHG regulations will have on our operations, there can be no guarantee that these measures will not result in significant impacts on us.

Europe

Our operations in Europe are subject to a number of local, national and regional laws and other requirements relating to the protection of the environment and the safety and health of personnel and the public. These requirements relate to a broad range of activities, including:

•        the discharge of pollutants into the air and water;

•        the identification, generation, storage, handling, transportation, disposal, record-keeping, labelling, reporting of, and emergency response in connection with, hazardous materials (including asbestos) associated with our operations;

•        noise emissions from our facilities; and

•        safety and health standards, practices and procedures that apply to the workplace and the operation of our facilities.

In order to comply with these requirements, we may need to spend substantial amounts of money and other resources from time to time to: (1) construct or acquire new equipment; (2) acquire or amend permits to authorize facility operations; (3) modify, upgrade or replace existing and proposed equipment; and (4) clean up or decommission waste management facilities. Our capital and operating budgets include costs and expenses associated with complying with these laws. If we do not comply with environmental requirements that apply to our operations, regulatory agencies could seek to impose civil, administrative and/or criminal liabilities, as well as seek to curtail our operations. Under some circumstances, private parties could also seek to impose civil fines or penalties for violations of environmental laws or recover monetary damages, including those relating to property damage or personal injury.

The presence of hazardous materials at our facilities may expose us to potential liabilities associated with the clean-up of contaminated soil and groundwater, and we could be liable for (1) the costs of responding to and remediating any release of hazardous materials and (2) the restoration of natural resources damaged by any such release, among other things. We have not incurred, nor do we anticipate incurring, material expenditures in order to comply with environmental laws or regulations. We are not aware of any environmental liabilities that we would expect to have a material adverse effect on our business.

Cattle Supply Chains and Deforestation

U.S. Senate Finance Committee Investigation

In 2021, the U.S. Senate Finance Committee (the “Committee”) began an investigation into deforestation of the Amazon rainforest. In connection with the investigation, the Committee sent requests to us and to others in the food industry that allegedly have deforestation issues in their supply chains. The Committee’s requests to us have been minimal, and we have cooperated with all Committee requests.

As part of the Committee’s investigation, a Congressional hearing was held on June 22, 2023 entitled “Cattle Supply Chains and Deforestation of the Amazon.” Our Global Chief Sustainability Officer, Jason Weller, testified at the hearing alongside three other parties: Ryan C. Berg, Director of the Americas Program at the Center for Strategic and International Studies; Rick Jacobsen, Manager of Commodities Policy at the U.S. office of the Environmental Investigation Agency (EIA); and Leo McDonnell, owner-operator of McDonnell Angus.

The purpose of the Committee’s hearing was to explore potential trade policy solutions to combat international deforestation associated with agricultural commodity production. As part of his testimony at the hearing, Mr. Weller stated that about 72% of all beef production in Brazil is consumed domestically, according to the USDA. In addition, Mr. Weller pointed out that, according to a U.S. State Department report, the United States is less significant, behind both China and the EU, in imports of major forest-risk commodities such as soy, beef and palm oil and stated that, accordingly, restrictive U.S. trade barriers would not be the most effective tool to influence on-the-ground decisions by landowners in Brazil. Mr. Weller also referenced the policy announced by Brazilian President Luiz Inácio Lula da Silva that sets forth the country’s plan to eliminate deforestation by 2030.

Mr. Weller also summarized for the Committee our own efforts to combat deforestation in its supply chain, including:

•        a zero-tolerance deforestation sourcing policy, targeting the company’s direct and indirect suppliers;

•        supply chain monitoring and enforcement that includes leveraging public databases, satellite imagery, geo-referenced data, and government data to verify compliance with socio-environmental standards;

•        technical assistance and extension services for producers, including provision of free technical support to farmers who want to improve environmental performance, productivity and sustainable practices; and

•        multi-stakeholder engagement and collaboration to accelerate sectoral change, including participation in multiple global forums like the United Nations Climate Change Conference of the Parties (COP), the World Economic Forum and the Tropical Forest Alliance-supported Agriculture Sector Roadmap to 1.5°C.

The full written testimony of Mr. Weller and the other parties is publicly available on the Committee’s website. Such testimony is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference. Since the hearing, we have received no further requests from the Committee.

Cattle Price Discovery and Transparency Act

In February 2023, four U.S. Senators introduced the bipartisan Cattle Price Discovery and Transparency Act of 2023 (the “Transparency Act”), which would establish regional cattle purchasing standards and require cattle processors to participate in a cattle contract library. We take no position regarding the Transparency Act and, should the Transparency Act as proposed become law, we expect that it would have no material effect on our business. We will comply with the requirements of the Transparency Act if it is enacted.

Supply Chain Monitoring

Since 2009, JBS S.A. has utilized a supplier monitoring system that uses satellite images and supplier farm geo-referencing data to try to ensure that the company only buys raw material from producers who fully meet the social and environmental criteria outlined in JBS S.A.’s Responsible Procurement Policy, including zero tolerance to illegal deforestation and invasion of protected areas such as indigenous lands or environmental conservation areas, not having areas embargoed by the Brazilian Institute of the Environment and Renewable Natural Resources (Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais Renováveis — IBAMA) and not being on the Brazilian Ministry of Economy Forced Labor Blacklist. The monitoring system also blocks livestock purchases from farmers involved in rural violence or land conflicts. To achieve this, the system generates a daily analysis of an area of 710,000 km² (or 71 million hectares), evaluating more than 73,000 direct supplier farms, enabling JBS S.A. to identify supplier farms that do not adhere to its Responsible Procurement Policy. In cases of non-compliance, the properties have their commercial records automatically blocked in JBS S.A.’s digital system, preventing cattle purchase operations from being generated on these properties. By leveraging its monitoring system in this manner, JBS S.A. has blocked approximately 12,000 livestock supplying farms for non-compliance to date.

In April 2021, JBS S.A. took on a stronger commitment to sustainability in the Amazon biome, by launching its own, privately-funded blockchain platform, the Transparent Livestock Platform, which allows JBS to advance cattle traceability and monitor its entire cattle supply chain, including indirect suppliers. Direct cattle suppliers have been requested to provide information on their suppliers through the Transparent Livestock Platform that analyzes suppliers of our suppliers’ farm compliance, which will be validated by third parties. In October 2021, JBS S.A. adopted a Sustainability-Linked Framework establishing its commitment to a deforestation-free supply chain in Brazil, ensuring all suppliers comply with its policy of zero tolerance for illegal deforestation and other socio-environmental criteria outlined in its Responsible Procurement Policy. As part of this goal, JBS S.A. established a sustainability performance target to have the number of heads of cattle related to its direct suppliers registered into its Transparent Livestock Platform by the end of 2025 equal 100% of the number of heads of cattle slaughtered by the JBS S.A. in Brazil in 2024. For more information about this framework and the Transparent Livestock Platform, see “Description of Material Indebtedness — JBS S.A. Agribusiness Credit Receivable Certificates (Certificados de Recebíveis do Agronegócio) — Sustainability-Linked CRAs.” Certain of our debt instruments are linked to this and other sustainability performance targets of JBS S.A., JBS USA or PPC that if unsatisfied will result in an increase in the interest rate payable on the respective debt instruments. See “Risk Factors — Risks Relating to Our Business and Industries—Failure by us to achieve our sustainability performance targets may result in increased interest payments under future financings and harm to our reputation.”

Intellectual Property

Although we hold a number of trademarks that are registered or have been filed and are under analysis with the Brazilian Intellectual Property Office (Instituto Nacional de Propriedade Industrial), the United States Patent and Trademark Office and trademark offices in other jurisdictions, we do not depend on any specific trademark or other form of intellectual property to run our business.

Insurance

We have an insurance program that provides for protection against (1) property damages affecting most of our buildings, furniture, machinery, appliances, products and raw materials caused by fire, lightning, explosion, flooding, electrical faults, landslides, riots, strikes, lock-outs and windstorms, (2) deterioration of goods in refrigerated areas and (3) robbery and theft. We do not currently maintain insurance covering environmental liabilities. Our insurance is renewed annually. We believe that our insurance policies provide suitable coverage for the risks inherent to our operations both in terms of the type of coverage and of the insured amounts. Even though we have insurance policies, there are risks that are not covered, such as war, unavoidable and unforeseen circumstances or the interruption of some activities and losses arising from events that are not insured. If any of these events occur, we may incur significant costs which may have a material adverse effect upon our financial performance and results of operation.

We are self-insured for employee medical and dental benefits and purchase insurance policies with deductibles for certain losses related to workers’ compensation and casualty and property damage claims. We purchase stop-loss coverage in order to limit our exposure to any significant level of certain claims. We are self-insured for risks relating to environmental liability. Self-insured losses are accrued based upon periodic assessments of estimated settlements for known and anticipated claims.

Employees

As of December 31, 2022, we had 260,343 employees distributed among management, sales and manufacturing/operating areas. During the three-month period ended March 31, 2023, our number of employees did not change significantly.

The following table sets forth the number of our employees as of the dates indicated:

	As of December 31,		As of January 1, 2021
	2022	2021
Management	38,019	20,386	30,504
Sales	9,071	12,597	7,905
Manufacturing/operating	213,254	218,047	209,378
Total	260,343	251,030	247,787

The following table sets forth the number of our employees by location as of the dates indicated:

	As of December 31,		As of January 1, 2021
	2022	2021
Brazil	143,879	143,228	141,887
United States	71,551	68,045	66,175
Australia	13,033	8,616	10,072
Mexico	12,259	11,166	10,498
Argentina	471	493	487
Europe (including the United Kingdom and Ireland)	18,575	17,939	15,418
Others(1)	575	1,543	3,250
Total	260,343	251,030	247,787

____________

(1)      “Others” refers to Uruguay, Paraguay, China, Hong Kong and Vietnam.

Employee Compensation and Benefits

General

Our compensation policy offers competitive salaries to our employees, in accordance with our budget, and enables us to retain skilled workers. Our policy is applicable to all our employees, including the employees of our subsidiaries, excluding our executive officers.

In addition to benefits we are required to provide by law, we offer meal and transportation vouchers and other benefits to all our employees in Brazil, excluding our executive officers, under our collective bargaining agreements.

In the United States and Australia, we offer certain benefits to all our employees, such as health plans, health and life insurance, reimbursement for expenses with education and employee assistance programs.

In addition to the above, we have insignificant numbers of employees in other countries and we do not offer specific benefits to them.

Director and Senior Management Compensation

JBS S.A.’s management compensation policy, which encompasses members of JBS S.A.’s board of directors and most qualified officers, is an important aspect of JBS S.A.’s human capital investment strategy and is intended to attract and retain the most qualified employees in the industry. Compensation is established based on market research and intended to align the interests of JBS S.A.’s executives with the interests of JBS S.A.’s shareholders. For more information, see “Management — Director and Senior Management Compensation.”

Occupational Health and Safety

We have a culture that values health and safety at work and promotes health and safety standards through our Management System for Health and Safety, which integrates and makes all of our employees jointly responsible for these issues. This system is grounded in well-defined responsibilities at all levels of our company and is supported by a Self-Management Safety Program (the “PSAG”), and Internal Commissions for Accident Prevention (“CIPAs”), which are composed of members elected by our employees. Every month, the performance of these units is measured and monitored, and employees responsible for the PSAG perform periodic audits. This model also includes goals as well as awareness and prevention tools to assist in the identification, mitigation and elimination of risk conditions or behavior that lead to unsafe practices by employees. All of our employees are represented in various Committees of Safety and Health through CIPAs. In addition to the CIPAs, we have a Safety Committee, composed of members of our senior management, which analyzes indicators of health and safety indicators and all proposed improvements suggested by employees.

In April 2013, we signed Regulatory Norm No. 36 — Workplace Safety and Health in Slaughtering and Meat and Byproducts Processing Plants, issued by the Brazilian Ministry of Labor, which regulates the working conditions and structure of the meatpackers’ processing units, such as the adequacy of use of our property, plant and equipment and specific furnishings and risk monitoring, among others, in order to provide better working conditions and improve the safety and quality of life for our employees. We also conducted training in our industrial units and mobilized all managers and all areas of the business units to comply with safety standards.

Relationship with Unions

Although we are subject to labor proceedings, investigations and fines in the ordinary course of business, we believe we have good relations with our employees and the unions and other labor organizations that represent them. Certain employees worldwide are represented by labor organizations, and our relationships with these employees are governed by collective bargaining agreements.

Legal Proceedings

We are defendants in several legal and administrative proceedings incident to the ordinary course of our business, including labor claims filed by former employees and public authorities relating to overtime payments, paid leave, working hours, labor safety, occupational accidents and compensation for exposure to health hazards, civil claims involving consumer issues and contract disputes and tax claims.

We are party to several lawsuits arising in the ordinary course of business for which provisions are recognized for those deemed probable based on estimated costs determined by management as follows:

	As of March 31, 2023	As of December 31,		As of January 1, 2021
		2022	2021
	(in millions of U.S. dollars)
Labor	102.5	99.2	96.6	128.1
Civil	245.1	222.8	281.1	426.0
Tax and Social Security	115.8	105.4	100.4	88.1
Total	463.5	427.4	478.1	482.1

Brazil

Corporate Lawsuits

Arbitration Proceedings

Arbitration Proceeding No. 93/17:     In August 2017, plaintiff José Aurélio Val Porto de Sá Júnior and Associação dos Investidores Minoritários ADMIN, a minority shareholder of JBS S.A., filed an arbitration proceeding with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) against our ultimate controlling shareholders in order to obtain liability indemnification for losses and damages suffered by JBS S.A., the other minority shareholders and the capital markets as a whole, in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders”). The plaintiffs alleged that these actions amounted to abuses of power. We are involved in this arbitration proceeding only as an interested third party. Therefore, no provision was recognized.

Arbitration Proceeding No. 110/18:     In June 2018, SPS I Fundo de Investimentos de Ações — Investimento no Exterior (SPS), a minority shareholder of JBS S.A., filed an arbitration proceeding with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) against J&F and our ultimate controlling shareholders, among other parties, in order to obtain alleged losses and damages suffered by JBS S.A. in connection with the same facts alleged in Arbitration Proceeding No. 93/17. We are involved in this arbitration proceeding only as an interested third party. Therefore, no provision was recognized.

In 2019, Arbitration Proceedings No. 93/17 and No. 110/18 were joined.

In March 2022, in light of Arbitration Proceeding No. 186/21 (described below), which was initiated by JBS S.A., we made a request to the Superior Court of Justice (Superior Tribunal de Justiça) (“STJ”) that Arbitration Proceedings No. 93/17 and No. 110/18 be dismissed on the grounds that: (i) two minority shareholders of JBS S.A. lost their standing to sue; and (ii) the subject matters of Arbitration Proceedings No. 93/17 and No. 110/18 should be solely determined in Arbitration Proceeding No. 186/21, as resolved by the shareholders of JBS S.A. at a general shareholders meeting. Since then, the validity and possibility of continuity of these procedures have been the subject of discussion between the parties, including in court. As a result of this request, in March 2022, Arbitration Proceedings No. 93/17 and No. 110/18 were suspended by decision of Arbitration Court, and they remain suspended to this day.

Arbitration Proceeding No. 186/21:     In January 2021, in accordance with the resolution approved at an extraordinary general meeting of shareholders of JBS S.A. held in October 2020, JBS S.A. submitted an arbitration request with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) against our ultimate controlling shareholders and J&F, among others in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders”).

In June 2022, after accepting to analyze the jurisdiction conflict raised by JBS S.A., the STJ unanimously declared Arbitration Proceeding No. 186/21 competent to judge the liability of our ultimate controlling shareholders and others in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement.

On December 22, 2022, the arbitration court ratified a settlement agreement between the parties to Arbitration Proceeding No. 186/21, pursuant to which J&F agreed to pay to JBS the amount of R$543.2 million (US$109.5 million). The execution and ratification of this settlement agreement brings an end to Arbitration Proceeding No. 186/21.

Tax Proceedings

Profits earned by foreign subsidiaries

During 2020 and 2021, the Brazilian tax authorities issued two assessments to JBS S.A. from charges related to profits earned abroad, which allegedly should be included in the income tax calculation basis, disallowance of amounts paid by foreign subsidiaries, on the grounds that they could not been used for compensation purposes, as well as for disallowance of goodwill. These charges also involve a fine plus interest. JBS S.A. clarifies that the most significant amount relates to the collection of profits abroad refers to the items that have been required by the inspection for the purpose of consolidating the results abroad of its direct or indirect investees, being certain that JBS S.A. disagrees with the criteria being applied by the inspection. JBS S.A. filed administrative objections that are awaiting judgment. Management understands that, considering historical values related to the dates of the assessments, for US$196.8 million, there are remote chances of loss and for the amount of US$1.3 billion there are possible chances of loss. We have not recorded any provision in connection with these proceedings.

United States

JBS USA

Pork

U.S. Federal Litigation

Between June 2018 and July 2018, a series of putative class action complaints were filed against JBS USA, a number of other pork producers, and Agri Stats, Inc. in U.S. District Court for the District of Minnesota (the “U.S. Federal Pork Antitrust Civil Litigation”). The plaintiffs allege violations of federal and state antitrust, unfair competition, unjust enrichment, deceptive trade practice, and consumer protection laws. Since the original filings, certain putative class members have settled or opted out of the matter and are proceeding with individual direct actions making similar claims.

In November 2020 and March 2021, JBS USA had settled all claims made by the putative direct purchaser plaintiff class, the putative consumer indirect purchaser plaintiff class and the putative commercial and institutional indirect purchaser plaintiff class in the U.S. Federal Pork Antitrust Civil Litigation. Under the terms of the settlement, JBS USA agreed to pay these classes an aggregate amount of US$57.3 million in settlement of all outstanding claims brought by such classes. As a result, US$32.8 million was recognized in the year ended December 31, 2021 and US$24.5 million in the year ended December 31, 2020 within selling, general and administrative expenses in the consolidated statement of income.

JBS USA continues to litigate against several direct action plaintiffs, including the Commonwealth of Puerto Rico, as well as parties that have opted out of the class settlements (the “Pork Opt Outs”). JBS USA will seek reasonable settlements where they are available. In total, US$72.6 million has been recognized to cover negotiated settlements with various Pork Opt Outs, of which US$21.5 million was recognized in the year ended December 31, 2022 and US$51.1 million was recognized in the year ended December 31, 2021 within selling, general and administrative expenses in the consolidated statement of income.

U.S. State Litigation

In June 2021 and October 2021, the Offices of the Attorneys General in New Mexico and Alaska filed complaints against JBS USA, as well as several other pork processing companies and Agri Stats in state courts in New Mexico and Alaska, respectively. The complaints are based on allegations similar to those asserted in the U.S. Federal Pork Antitrust Civil Litigation and allege violations of relevant state antitrust, unfair trade practice, and unjust enrichment laws based on allegations of conspiracies to exchange information and manipulate the supply of pork. No provision has been recorded as we have assessed the likelihood of loss as possible.

Beef and Cattle

U.S. Federal Litigation

Between April 2019 and May 2019, a series of putative class action complaints were filed against JBS USA Food Company, Swift Beef Company, JBS Packerland, Inc., and JBS S.A., as well as other beef packer defendants, in three different United States district courts (the “U.S. Federal Cattle Antitrust Civil Litigation”). The plaintiffs allege that the defendants engaged in a conspiracy from January 2015 to the present to reduce fed cattle prices in violation of federal antitrust laws and other federal laws by periodically reducing their slaughter volumes so as to reduce demand for fed cattle, curtailing their purchases and slaughters of cash-purchased cattle during those same periods, coordinating their procurement practices for fed cattle settled on a cash basis, importing foreign cattle at a loss so as to reduce domestic demand, and closing and idling plants. In addition, the plaintiffs, in an amended complaint, also allege the defendants colluded to manipulate live cattle futures and options traded on the Chicago Mercantile Exchange. Certain complaints were dismissed and other similar lawsuits were filed by cattle ranchers in other district courts which were then transferred to the United States District Court for the District of Minnesota and consolidated and styled as In Re Cattle Antitrust Litigation.

In April 2019, a purported class action lawsuit was filed against JBS USA Food Company Holdings, a number of other meatpackers, and Agri Stats, Inc. in U.S. District Court for the District of Minnesota on behalf of consumer indirect purchasers of beef alleging violations of federal and state antitrust, and state consumer protection laws along with claims of unjust enrichment. In September 2020, the Court granted the defendants’ motions to dismiss the complaint but allowed the plaintiffs to amend their complaint, which they did in December 2020. JBS USA filed another motion to dismiss in February 2021, which the Court denied in large part, but granted as to certain state law claims. In October 2021, the consumer indirect purchaser class plaintiffs filed an amended complaint, naming JBS USA, Swift Beef, JBS Packerland, as well as JBS S.A., as defendants.

In June 2020, two purported class action lawsuits were filed against JBS USA Holding and a number of other meatpackers in U.S. District Court for the District of Minnesota on behalf of direct purchasers and commercial and industrial indirect purchasers of beef, each alleging violations of the Sherman Antitrust Act from January 2015 to the present, among other claims, and seeking treble damages and injunctive relief. JBS USA Holding filed a motion to dismiss in February 2021, which the Court denied in large part, but granted as to certain state law claims. In October 2021, these direct and indirect purchaser class plaintiffs filed amended complaints, naming JBS USA, Swift Beef, JBS Packerland and JBS S.A. as defendants. Also in October 2021, Winn-Dixie Stores, Inc. and Bi-Lo Holding, LLC filed an amended direct action complaint against the same defendants, and other entities have since filed similar direct action complaints.

Since the original filing, certain complaints have been consolidated and certain putative class members have settled (the putative direct purchaser plaintiff class settled for US$52.5 million, which has received final approval from the U.S. District Court for the District of Minnesota, and the putative commercial and institutional indirect purchaser plaintiff class settled for US$24.5 million, which is awaiting approval from the court) or opted out of the matter and are proceeding with individual direct actions making similar claims, and others may do so in the future. US$52.5 million was recognized in the year ended December 31, 2021 within selling, general and administrative expenses in the consolidated statement of income.

JBS USA continues to litigate against the putative class members that have not settled and JBS USA will seek reasonable settlements where they are available. The JBS Group recognized a provision of US$45.9 million as of December 31, 2022 to cover potential settlements with various plaintiffs, which was recognized in the year ended December 31, 2022 within selling, general and administrative expenses in the consolidated statement of income. In addition, the JBS Group has recognized a provision of US$24.1 million in the three-month period ended March 31, 2023 within selling, general and administrative expenses in the consolidated statement of income.

In November 2022, a purported class action lawsuit was filed against JBS USA and a number of other meatpackers as well as Webber, Meng, Sahl & Company and Agri Stats in the Colorado Court. The plaintiffs allege that the defendants conspired to fix and depress the compensation paid to pork and beef plant workers in violation of the Sherman Act and seek damages from January 1, 2014 to the present. JBS plans to litigate against the plaintiffs in due course. No provision has been recorded as we have assessed the likelihood of loss as possible. On February 17, 2023, JBS USA filed a motion to dismiss the case, which is still being briefed.

Canada Litigation

In February and March 2022, two purported class action lawsuits were filed in Canada against JBS USA, Swift Beef, JBS Packerland, JBS Canada, and a number of other meatpackers alleging similar claims to those in the Beef and Cattle Antitrust case. JBS plans to litigate against the plaintiffs in due course. No provision has been recorded as we have assessed the likelihood of loss as possible.

DOJ Antitrust Matters

In December 2020 and October 2021, JBS USA received civil investigative demands (“CIDs”) from the Antitrust Division of the DOJ. The CIDs request information related to the fed cattle and beef packing markets. We are cooperating with the DOJ in producing documents and information pursuant to the CIDs. The Offices of the Attorneys General for multiple states are participating in the investigation and coordinating with the DOJ. No provision has been recorded as we have assessed the likelihood of loss as possible.

JBS USA cannot predict the outcome of these actions nor when they will be resolved. The consequences of the pending litigation matters are inherently uncertain, and adverse actions, judgments or settlements in some or all of these matters, including investigations by the DOJ or the Offices of the Attorneys General, may result in materially adverse monetary damages, fines, penalties or injunctive relief against JBS USA, which could be material and could adversely affect JBS USA’s financial condition or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage JBS USA’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the U.S. government’s recent focus and attention on market dynamics in the meat processing industry could expose JBS USA to additional costs and risks.

In addition, on October 2020, the DOJ served a grand jury subpoena on JBS USA. The subpoena purports to investigate human resources antitrust matters. On January 27, 2023, the DOJ notified JBS USA that its investigation pursuant to the grand jury subpoena is closed as to JBS USA.

Tax Claims and Proceedings

During 2017, the Australian Tax Office (“ATO”), opened a review of JBS Australia for income tax years 2015 through 2017 in connection with a corporate reorganization. On September 30, 2020, the ATO issued an amended tax assessment for income tax year 2015 in regards to various tax matters for an immaterial amount, while it continues to investigate tax years 2016 and 2017. Final ATO review findings could result in a material tax liability, but no provision has been recorded for the amounts considered in the assessment due to the continued review of tax years 2016 and 2017 at this time as we assessed the likelihood of loss as possible.

PPC

Antitrust Litigation

In re Broiler Chicken Antitrust Litigation

Between September 2016 and October 2016, a series of purported federal class action lawsuits styled In re Broiler Chicken Antitrust Litigation (the “Broiler Chicken Antitrust Litigation”) were filed in the United States District Court for the Northern District of Illinois (the “Illinois Court”) against PPC, as well as several other poultry processing companies. The operative complaints, which have been amended throughout the litigation, contain allegations that, among other things, assert that beginning in January 2008, the defendants conspired and combined to fix, raise, maintain, and stabilize the price of broiler chickens in violation of United States antitrust laws. The plaintiffs seek treble damages, injunctive relief, pre- and post-judgment interest, costs, and attorneys’ fees on behalf of the putative classes. In addition, the complaints on behalf of the putative classes of indirect purchasers include causes of action under various state unfair competition laws, consumer protection laws, and unjust enrichment common laws. Since the original filing, certain putative class members have opted out of the matter and are proceeding with individual direct actions making similar claims, and others may do so in the future.

In January 2021 and August 2021, PPC announced that it reached agreement to settle all claims made by the putative direct purchaser plaintiff class, the putative end-user consumer indirect purchaser plaintiff class and the putative commercial and Institutional indirect purchaser plaintiff class in the Broiler Chicken Antitrust Litigation, each of which has received final approval from the Illinois Court. Under the terms of the settlement, PPC agreed to pay these classes an aggregate amount of US$195.5 million in settlement of all outstanding claims brought by such classes. As a result, US$120.5 million was recognized in the year ended December 31, 2021 and US$75.0 million in the year ended December 31, 2020 within selling, general and administrative expenses in the consolidated statement of income.

The class settlements with these classes do not cover the claims of the remaining opt-out plaintiffs (collectively, the “Opt Outs”). PPC will therefore continue to litigate against such Opt Outs and will seek reasonable settlements where they are available. To date, the JBS Group has recognized an expense of US$525.5 million to cover settlements with various Opt Outs. We recognized these settlement expenses within selling, general and administrative expense in the consolidated statements of income for the three-month period ended March 31, 2023 and the years ended December 31, 2022 and 2021.

Labor Antitrust Litigation

Between August 2019 and October 2019, four purported class action lawsuits were filed in the U.S. District Court for the District of Maryland (the “Maryland Court”), against PPC and a number of other chicken producers, as well as Webber, Meng, Sahl & Company and Agri Stats. The plaintiffs allege that the defendants conspired to fix and depress the compensation paid to plant workers in violation of the Sherman Act and seek damages from January 1, 2009 to the present.

Additional lawsuits making similar allegations were consolidated including an amended consolidated complaint containing additional allegations concerning turkey processing plants naming additional defendants. PPC moved to dismiss the amended consolidated complaint. In September 2020, the court dismissed claims against PPC and certain other defendants without prejudice. Defendants moved to dismiss the complaint in December 2020, which the Maryland Court denied in March 2021. In June 2021, PPC entered into a binding settlement agreement (“Settlement Agreement”) to settle all claims with the putative class of Plant Workers for US$29.0 million and paid the plaintiffs this amount during the third quarter of 2021. As a result, an expense of US$29.0 million was recognized in selling, general and administrative expense in the consolidated statement of income for the year ended December 31, 2021. In December 2021, the plaintiffs filed a motion for leave to amend their complaint, which the Maryland Court granted on March 21, 2022. The Settlement Agreement is still subject to final approval by the Maryland Court.

In re Broiler Chicken Grower Litigation

In January 2017, a purported class action on behalf of broiler chicken farmers was brought against PPC and four other producers in the Eastern District of Oklahoma, alleging, among other things, a conspiracy to reduce competition for grower services and depress the price paid to growers. Plaintiffs allege violations of the Sherman Antitrust Act and the Packers and Stockyards Act and seek, among other relief, treble damages. The complaint was consolidated with a subsequently filed consolidated amended class action complaint styled as In re Broiler Chicken Grower Litigation. Additional named plaintiffs filed similar class action complaints in federal district courts in North Carolina, Colorado, Kansas and California. All actions were subsequently consolidated in the Eastern District of Oklahoma. The Oklahoma court has entered a case management order requiring all motions for summary judgment to be filed by July 31, 2023, with oppositions and replies due September 22, 2023, and October 13, 2023, respectively. No provision has been recorded as we have assessed the likelihood of loss as possible.

State Antitrust Matters

The Offices of the Attorneys General for multiple U.S. states have issued civil investigative demands (“CIDs”). The CIDs requests, among other things, data and information related to the acquisition and processing of broiler chickens and the sale of chicken products. PPC is cooperating with the Offices of the Attorneys General in these states in producing documents pursuant to the CIDs.

The Offices of the Attorneys General in New Mexico, Alaska and Washington have filed complaints against PPC. The complaints are based on allegations similar to those asserted in the Broiler Chicken Antitrust Litigation. PPC has not recorded any liability for the foregoing matters as of December 31, 2021 as it does not believe a loss is probable at this time because the proceedings are in preliminary stages. We have answered all of the complaints, and each case in now in discovery. On March 9, 2023, PPC entered into an agreement to settle all claims made by the State of Washington for US$11.0 million.

DOJ Antitrust Matters

In July 2019, the DOJ issued a subpoena to PPC in connection with its investigation arising from the Broiler Chicken Antitrust Litigation. PPC has been cooperating with the DOJ investigation.

In June 2020 and October 2020, a Grand Jury in the Colorado Court pursuant to an indictment and superseding indictment, respectively, indicted Jayson Penn, a former chief executive officer and president of PPC, William Lovette, a former chief executive officer of PPC, former employees of PPC and employees of different companies. The indictments alleged, among other charges, that the defendants entered into and engaged in a conspiracy to suppress and eliminate competition by rigging bids and fixing prices and other price-related terms for broiler chicken products sold in the U.S., in violation of Section 1 of the Sherman Antitrust Act. Mr. Penn pleaded not guilty to the charges and left PPC in June 2020.

In October 2020, PPC announced that it had entered into a plea agreement (“Plea Agreement”), with the DOJ pursuant to which PPC agreed to (i) plead guilty to one count of conspiracy in restraint of competition involving sales of broiler chicken products in the U.S. in violation of Section 1 of the Sherman Antitrust Act, and (ii) pay a fine of US$110.5 million. As a result, an expense of US$110.5 million was recognized in selling, general and administrative expenses in the consolidated statement of income for the year ended December 31, 2020. Under the Plea Agreement, the DOJ agreed not to bring further charges against PPC for any antitrust violation involving the sale of broiler chicken products in the U.S. occurring prior to the date of the Plea Agreement. In February 2021, the Colorado Court approved the Plea Agreement and assessed an amended fine of US$107.9 million. PPC continues to cooperate with the DOJ in connection with the ongoing federal antitrust investigation into alleged price fixing and other anticompetitive conduct in the broiler chicken industry.

In July 2021, PPC learned of an additional indictment by a Grand Jury in the Colorado Court against four former employees of PPC, which alleged similar claims to the earlier indictments. In July 2022, PPC learned of a superseding indictment by a Grand Jury in the Colorado Court alleging that one of the former employees named in the July 2021 indictment engaged in witness tampering and obstruction of an official proceeding. The DOJ conducted three trials against the defendants in the indictments mentioned above. The juries did not reach a verdict in the first two trials and the court declared mistrials. In the third trial, the jury acquitted Messrs. Penn and Lovette, two additional former employees of PPC, and a former employee of a different company.

In February 2022, PPC learned that the DOJ has opened a civil investigation into human resources antitrust matters, and in October 2022, PPC learned that the DOJ has opened a civil investigation into grower contracts and payment practices. PPC is cooperating with the DOJ in its investigations. The DOJ has informed PPC that it is likely to file a civil complaint pursuant to at least one of these investigations.

Mexico Tax Claims and Proceedings

During 2014 and 2015, Mexican tax authorities opened a review of a Mexican subsidiary of PPC in regards to tax years 2009 and 2010, respectively. In both instances, the Mexican tax authorities claim that controlled company status did not exist for certain subsidiaries because the Mexican subsidiary of PPC did not own 50.0% of the shares in voting rights of Incubadora Hidalgo, S. de R.L. de C.V. and Comercializadora de Carnes de México S. de R.L. de C.V. (both in 2009) and Pilgrim’s Pride, S. de R.L. de C.V. (in 2010). As a result, according to the tax authorities, the Mexican subsidiary of PPC should have considered dividends paid out of these subsidiaries partially taxable since a portion of the dividend amount was not paid from the net tax profit account (CUFIN). In 2023, PPC Mexico appealed the opinion, and on January 31, 2023, the appeal as to tax year 2009 was dismissed by the Mexico Supreme Court. Accordingly, PPC has paid US$25.9 million for tax year 2009. The opinion for tax year 2010 is still under appeal. PPC Mexico has recorded a tax reserve of US$15.8 million in connection therewith.

In May 2022, the Mexican tax authorities issued tax assessments against Pilgrim’s Pride, S. de R.L. de C.V. and Provemex Holdings, LLC in connection with PPC’s acquisition of Tyson de México. Following the acquisition, PPC re-domiciled Provemex Holdings, LLC to Mexico. The Mexico tax authorities claim that Provemex Holdings, LLC was a Mexican entity at the time of the acquisition and, as a result, were obligated to pay taxes on the sale. The Mexican subsidiary of PPC is currently appealing these assessments. Amounts under appeal are approximately US$267.7 million for such tax assessments. No provision has been recorded as we have assessed the likelihood of loss as possible.

Other Claims and Proceedings

In October 2016, a series of class action complaints were filed by a putative class of persons who purchased shares of PPC’s stock between February 21, 2014 and October 6, 2016 in the U.S. District Court for the District of Colorado (the “Colorado Court”), against PPC and its named executive officers (the “Hogan Litigation”). The operative complaints, which have been amended throughout the litigation, contain allegations that PPC’s SEC filings contained statements that were rendered materially false and misleading by PPC’s failure to disclose that (i) PPC colluded with several of its industry peers to fix prices in the broiler-chicken market as alleged in the Broiler Chicken Antitrust Litigation, (ii) its conduct constituted a violation of federal antitrust laws and (iii) PPC’s revenues during the class period were the result of illegal conduct. Since the original filing, the Colorado Court has granted various motions to dismiss and issued judgment in favor of the defendants. The plaintiff has filed a notice of appeal with the U.S. Court of Appeals for the Tenth Circuit, which is now fully briefed, including oral argument on January 17, 2023, and is awaiting a decision. No provision has been recorded as we have assessed the likelihood of loss as possible.

In March and April 2017, several stockholder derivative actions were brought against all of PPC’s directors and then-Chief Executive Officer, William Lovette and then-Chief Financial Officer, Fabio Sandri, in the Nineteenth Judicial District Court for the County of Weld in Colorado. The complaints alleges, among other things, that the named defendants breached their fiduciary duties by failing to prevent PPC and its officers from engaging in an antitrust conspiracy as alleged in the Broiler Chicken Antitrust Litigation, and issuing false and misleading statements as alleged in the Hogan Litigation. The complaints were consolidated and amended to add former PPC executives Jayson Penn, Roger Austin and Jimmie Little as named defendants (the “Derivative Litigation”). Since the original filings, there have been various amendments to the complaints, motions to dismiss and stays entered into by the Colorado court. PPC has filed a motion to dismiss the Derivative Litigation, which the Colorado Court granted in its entirety and with prejudice on December 12, 2022. On December 27, 2022, the plaintiffs filed a motion for reconsideration, which the Weld County Court denied on March 2, 2023. On March 15, 2023, the plaintiffs filed an additional motion for reconsideration. On April 25, 2023, the Weld County Court affirmed its dismissal of the case with prejudice.

In July 2020, United Food and Commercial Workers International Union Local 464A (“UFCW”), acting on behalf of itself and a putative class of persons who purchased shares of PPC stock between February 9, 2017 and June 3, 2020, filed a class action complaint in the Colorado Court against PPC, and Messrs. Lovette, Penn, and Sandri (the “UFCW Litigation”). The complaint alleges, among other things, that PPC’s public statements regarding its business and the drivers behind its financial results were false and misleading due to the defendants’ purported failure to disclose its participation in an antitrust conspiracy as alleged in the Broiler Chicken Antitrust Litigation and the criminal indictment described further above. In September 2020, UFCW and the New Mexico State Investment Council (“NMSIC”), filed competing motions to be appointed lead plaintiff under the Private Litigation Securities Reform Act. In March 2021, the court appointed NMSIC as lead plaintiff. In May 2021, NMSIC filed an amended complaint and PPC and the other defendants moved to dismiss the amended complaint in July 2021, which is now fully briefed. In March 2022, the Colorado Court granted the motion to dismiss with prejudice as to all claims. The plaintiffs filed a motion to amend the judgment in April 2022, which the Colorado Court denied in October 2022.

Exposure and Resolution

PPC cannot predict the outcome of these actions nor when they will be resolved. The consequences of the pending litigation matters are inherently uncertain, and adverse actions, judgments or settlements in some or all of these matters, including investigations by the DOJ or the Offices of the Attorneys General, may result in materially adverse monetary damages, fines, penalties or injunctive relief against PPC, which could be material and could adversely affect PPC’s financial condition or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage PPC’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future. In addition, the U.S. government’s recent focus and attention on market dynamics in the meat processing industry could expose PPC to additional costs and risks.

Other proceedings with possible outcome

As of March 31, 2023, we had other ongoing proceedings in the amount of US$2.1 billion (US$2.9 billion as of December 31, 2022 and US$2.5 billion as of December 31, 2021) which refer to civil, tax and labor proceedings whose loss potential is possible, for which we have not recognized a provision.

Compliance Program

Since the execution of the Brazilian Collaboration Agreements and Leniency Agreement in 2017 (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders”), JBS S.A. and its subsidiaries have made substantial investments in the improvement of their anti-bribery and anti-corruption compliance program (the “ABAC Program”). In particular, the ABAC Program has been structured around the key pillars described below:

•        Leadership and tone at the top.    The ABAC Program is overseen by JBS S.A.’s board of directors through reporting from compliance department leadership. Senior professionals with significant legal and compliance experience in government and private practice have been hired to oversee the day-to-day operation of each company’s compliance department. These professionals include a Global Chief Ethics and Compliance Officer and heads of compliance in the United States, Brazil, Australia and the United

Kingdom. The leadership teams are supported by dedicated compliance professionals who manage the compliance function. The ABAC Program also is supported by ethics and compliance committees, which have been implemented at JBS S.A., JBS USA and PPC. The committees meet at least quarterly and include senior business leaders or other business unit leaders. The committees address a variety of compliance matters, including assisting with improvements to the ABAC Program, reviewing ethics cases and providing guidance to the compliance departments.

In June 2022, as a part of our strategy to consolidate the ABAC Program under a global structure, JBS S.A. formed the Global Compliance Committee, which is an executive committee comprised of the JBS Chief Ethics and Compliance Officer, JBS S.A. Compliance Director, PPC Head of Ethics and Compliance, JBS Australia General Counsel, J&F Investimentos SA Global Compliance Officer and the Chairman of the JBS S.A. board of directors. The goal of the Global Compliance Committee is to harmonize key compliance-related policy areas in the company’s worldwide business. Specifically, the Global Compliance Committee’s organizational document charges the Global Compliance Committee with:

•        advising, supporting and identifying matters and subjects to improve within the ABAC Program, including detecting potential violations of law, regulations or policy;

•        recommending the implementation of policies to be applied globally by all of our companies;

•        helping ensure that our business is conducted with integrity and ethics, in accordance with all relevant laws and regulations, our Code of Conduct, policies and internal controls practices; and

•        preventing, detecting and correcting any ethical, behavioral, and/or any compliance-related deviation.

•        Risk assessment.    JBS S.A. has conducted periodic risk assessments, with the assistance of experienced professionals, to understand the bribery and compliance risks associated with the company’s business activities. The risk assessments have been used to adapt our ABAC Program to the risks we face, including developing additional training and implementing mitigating controls.

•        Policies and procedures.    We have adopted an updated global Code of Conduct, which is available in multiple languages, and have established and updated risk-based policies applicable to our business and the risks that we face. Our policies address the risks of bribery and corruption, conflicts of interest, gifts, meals, entertainment, donations, sponsorships and third parties. Under the guidance of the Global Compliance Committee, we recently adopted a Global Anti-Bribery Anti-Corruption Policy that applies to all of our businesses.

•        Training.    Our employees receive training on our Code of Conduct and our policies, including our Global Anti-Bribery and Anti-Corruption Policy. Training is provided at onboarding and periodically thereafter.

•        Ethics line and investigations.    We have implemented a global ethics reporting line that is hosted by an independent third party, which allows any interested party to report potential or suspected violations of our code, policies or applicable law on an anonymous basis. We have policies and procedures that govern how we review and investigate ethics line reports and, if necessary, impose discipline and implement remedial measures. Our Code and policies prohibit retaliation against anyone making a good faith report of a violation of the law or our Code and policies.

•        Third parties.    We have implemented measures to mitigate ABAC risk presented by third parties, including conducting risk-based diligence on third parties, requiring compliance with our Business Associate Code of Conduct, which is similar to our Code, third party training and other risk mitigating measures.

•        Communications.    We regularly communicate with our employees to promote our policies, drive engagement and highlight the risks we face. We also periodically host compliance events or participate in company events to promote ethics and compliance priorities.

•        Controls.    The ABAC Program includes risk-based controls that have been implemented to mitigate material compliance risks. The controls include KPIs that allow our compliance professionals to track risks and assess the status and effectiveness of the ABAC Program. Other controls require the approval from the compliance department of certain transactions involving government officials or prohibit transactions with certain high risk parties.

•        Monitoring.    We seek opportunities on an ongoing basis to improve the ABAC Program and we have undergone internal and external reviews intended to identify such opportunities. We have hired experienced professionals, including law firms and international auditing firms, to evaluate our program and we have collaborated with those professionals to refine our program to further mitigate risk.

The Restructuring and the Proposed Equity Transaction

On July 12, 2023, JBS B.V., a wholly-owned Dutch subsidiary of JBS S.A. (to be renamed “JBS N.V.” upon its future conversion from a Dutch a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) into a Dutch public limited liability company (naamloze vennootschap)), publicly filed the Equity Registration Statement with the SEC to register an offering of JBS N.V. Class A Common Shares to be issued to holders of JBS S.A. Common Shares, initially in the form of BDRs, and which may be converted into JBS N.V. Class B Common Shares through December 31, 2026. This Proposed Equity Transaction is part of the Restructuring, a proposed corporate restructuring of the JBS Group that will result in a dual listing of JBS N.V. equity securities in the U.S. and Brazil and JBS S.A. becoming an indirect wholly-owned subsidiary of JBS N.V.

Currently, JBS S.A. Common Shares are listed on the Novo Mercado listing segment of the B3 and JBS S.A. American Depositary Shares (“ADSs”) trade over-the-counter in the U.S. Upon completion of the Restructuring, we expect to list JBS N.V. Class A Common Shares on the NYSE, to list JBS N.V. BDRs on the B3 and to delist the JBS S.A. Common Shares from the B3. In addition, JBS S.A.’s sponsored Level 1 ADS program, pursuant to which JB S S.A.’s ADSs have been issued, will be terminated prior to the completion of the Restructuring.

The purpose of the Restructuring, including the Proposed Equity Transaction, is to create a corporate structure that allows us to better reflect our global presence and diverse international operations and implement our growth strategy, which we expect will allow us to improve our rating indices and maximize shareholder value. As an NYSE-listed company, we expect to improve our access to funding sources and enhance our ability to raise financing to support our operations and fund growth, as well as lower our cost of capital. The business of JBS N.V. and its consolidated subsidiaries following the completion of the Restructuring will be the same as the business of JBS S.A. and its consolidated subsidiaries immediately prior to the Restructuring.

Proposed Steps

The proposed steps of the Restructuring are as follows:

Step 1:    As the first step in the Restructuring, JBS N.V. will, through a series of transactions, become the indirect controlling shareholder of JBS S.A. On July 7, 2023, our controlling shareholders entered into a binding and unconditional agreement with JBS N.V., JBS Participações Societárias S.A., a Brazilian corporation (sociedade por ações) (“HoldCo”) and J&F Investments Luxembourg S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated and existing under the laws of Luxembourg (“LuxCo”), pursuant to which: (1) our controlling shareholders will contribute and transfer all of their JBS S.A. Common Shares at book value to LuxCo; (2) immediately thereafter, LuxCo will contribute and transfer all such JBS S.A. Common Shares at book value to JBS N.V. in exchange for 243,704,227 JBS N.V. Class A Common Shares and 297,860,722 JBS N.V. Class B Common Shares (whereby the difference in the value of the JBS S.A. Common Shares and the aggregate nominal value of the JBS N.V. Class A Common Shares and the JBS N.V. Class B Common Shares will be added to the general share premium reserve maintained by JBS N.V.); and (3) immediately thereafter, JBS N.V. will contribute and transfer such JBS S.A. Common Shares at book value to HoldCo in exchange for common shares of HoldCo. These transactions and transfers of equity interests must be consummated and completed no later than December 31, 2023. As a result of this step, JBS N.V. will, through HoldCo, indirectly hold the shares of JBS S.A. that are currently held directly by our controlling shareholders. Accordingly, JBS N.V. will become the indirect controlling shareholder of JBS S.A. This step will be subject to the same exchange ratio of one JBS N.V. Common Share for every two JBS S.A. Common Shares that will be applied to JBS S.A.’s non-controlling shareholders pursuant to the Merger of Shares and Redemption (each defined below), which will result in each JBS S.A. shareholder on the last day the JBS S.A. Common Shares will trade on the B3 (the “Last Trading Day”) receiving the same economic interest in the total capital of JBS N.V. as such JBS S.A. shareholder had in JBS S.A. on the Last Trading Day, except for the effect of the sale of any fractional JBS N.V. BDRs and the issuance or transfer of JBS N.V. Class A Common Shares to certain members of senior management as a performance bonus for the successful completion of the Proposed Equity Transaction. However, since the capital structure of JBS N.V. will differ from that of JBS S.A. as a result of the dual-class structure of JBS N.V., the voting power of our controlling shareholders (held indirectly, through LuxCo) may increase substantially in relation to our non-controlling shareholders as a result of the aforementioned steps, depending on the number of JBS N.V. Class A Common Shares converted into JBS N.V. Class B Common Shares during the Class A Conversion Period (as defined below).

Step 2:    As the second and final step in the Restructuring, subject to approval by a general meeting of shareholders of JBS S.A. (the “JBS S.A. General Meeting”) and a general meeting of shareholders of HoldCo (the “HoldCo General Meeting”), as the case may be, holders of JBS S.A. Common Shares on the Last Trading Day will receive JBS N.V. BDRs and a cash dividend in connection with the Proposed Equity Transaction, on the terms defined below:

•        Merger of Shares.    Subject to approval at the JBS S.A. General Meeting, a merger of shares (incorporação de ações) under Brazilian law (the “Merger of Shares”) will be implemented pursuant to which every two JBS S.A. Common Shares issued and outstanding on the Last Trading Day that are not held by HoldCo will be automatically contributed for their book value into HoldCo in exchange for one newly issued mandatorily redeemable preferred share of HoldCo (“HoldCo Redeemable Shares”), as a result of which JBS S.A. will become a wholly-owned subsidiary of HoldCo. The HoldCo Redeemable Shares will be mandatorily redeemable for JBS N.V. BDRs.

•        Redemption.    Immediately after the Merger of Shares is approved at the JBS S.A. General Meeting, JBS N.V., as sole shareholder of HoldCo, will approve at the HoldCo General Meeting the redemption of all of the HoldCo Redeemable Shares and deliver to each holder thereof one JBS N.V. BDR for every one HoldCo Redeemable Share held (the “Redemption”). If such holder wants to receive the underlying JBS N.V. Class A Common Shares, the JBS N.V. BDRs must be cancelled.

•        Cash Dividend.    Subject to approval at the JBS S.A. General Meeting, all JBS S.A. shareholders (including our controlling shareholders) who hold JBS S.A. Common Shares on the date of the JBS S.A. General Meeting will be entitled to receive a cash dividend.

Shareholders of JBS S.A. will have the opportunity to vote on the Proposed Transaction at the JBS S.A. General Meeting. The Merger of Shares and ancillary matters require the affirmative vote of at least the majority (50% plus 1 share) of the total outstanding JBS S.A. Common Shares. The Cash Dividend requires the affirmative vote of at least the majority (50% plus 1 share) of the outstanding JBS S.A. Common Shares present at the JBS S.A. General Meeting. In addition, holders of at least the majority (50% plus 1 share) of the JBS S.A. Free Float Outstanding (defined as all JBS S.A. Common Shares except for treasury shares and shares owned by the controlling shareholders and their related parties or by directors or officers of JBS S.A.) present at the JBS S.A. General Meeting must approve the delisting of the JBS S.A. Common Shares from the Novo Mercado listing segment of the B3 (the “Delisting”). Although, as described above, the minimum vote requirements to approve the different matters being voted on at the JBS S.A. General Meeting vary, all matters subject to vote at the JBS S.A. General Meeting are conditional upon each other, such that if one matter is not approved, the others will also be rejected. Since the Delisting must be approved by a majority of the JBS S.A. Free Float Outstanding present at the JBS S.A. General Meeting, the approval of all matters at the JBS S.A. General Meeting will ultimately require approval of the majority of the JBS S.A. Free Float Outstanding present at the JBS S.A. General Meeting. Our controlling shareholders, who held 48.83% of the issued and outstanding JBS S.A. Common Shares as of June 30, 2023, will be counted for quorum purposes to install the JBS S.A. General Meeting but will only vote in favor of the Merger of Shares (and ancillary matters) and the Cash Dividend if the Delisting is approved and only if the controlling shareholders’ votes are necessary to reach the minimum required affirmative votes. Otherwise, our controlling shareholders will abstain from voting on such matters.

Upon completion of the Proposed Equity Transaction, the issued capital of JBS N.V. will consist of two classes of common shares: (1) JBS N.V. Class A Common Shares; and (2) JBS N.V. Class B Common Shares (together with the JBS N.V. Class A Common Shares, “JBS N.V. Common Shares”). In addition, JBS N.V.’s share capital will include conversion shares, with a par value of €0.09 per share (“JBS N.V. Conversion Shares”), introduced solely for the purpose of facilitating a 1:1 conversion of JBS N.V. Class B Common Shares into JBS N.V. Class A Common Shares under Dutch law. JBS N.V. intends to apply to have the JBS N.V. Class A Common Shares listed for trading on the NYSE. JBS N.V. also intends to sponsor a BDR program to permit JBS N.V. BDRs to be listed for trading on the B3. We will not seek a listing for the JBS N.V. Class B Common Shares or the JBS N.V. Conversion Shares on the NYSE or on any other exchange. The JBS N.V. Class A Common Shares and the JBS N.V. Class B Common Shares will have the same economic and voting rights, except that JBS N.V. Class B Common Shares will be entitled to 10 votes per share and JBS N.V. Class A Common Shares will be entitled to one vote per share at a general meeting of shareholders of JBS N.V.

Immediately following the completion of the Proposed Equity Transaction:

•        JBS S.A. will be an indirect wholly owned subsidiary of JBS N.V.

•        The business conducted by the JBS Group will be the same as prior to the Proposed Equity Transaction.

•        Shareholders of JBS S.A. will become shareholders of JBS N.V. (initially through the holding of JBS N.V. BDRs, which can be cancelled to allow direct interest in JBS N.V. through holding JBS N.V. Class A Common Shares).

•        The shareholders of JBS N.V. will be the same as the shareholders of JBS S.A. on the Last Trading Day, and on the date on which the Merger of Shares and the Redemption will take place (the “Closing Date”), our controlling shareholders will (indirectly, through LuxCo) hold an aggregate number of JBS N.V. Class B Common Shares and JBS N.V. Class A Common Shares that represents the same economic interest in JBS N.V. as our controlling shareholders have in JBS S.A. on the Last Trading Day, except for the effect of the sale of any fractional JBS N.V. BDRs attributed to shareholders of JBS S.A. resulting from the Merger of Shares and the Redemption and the issuance or transfer of JBS N.V. Class A Common Shares to certain members of senior management as a performance bonus for the successful completion of the Proposed Equity Transaction. However, since the capital structure of JBS N.V. will differ from that of JBS S.A. as a result of the dual-class structure of JBS N.V. (each JBS N.V. Class A Common Share is entitled to one vote at a general meeting of shareholders of JBS N.V. and each JBS N.V. Class B Common Share is entitled to 10 votes at a general meeting of shareholders of JBS N.V.), the voting power of the ultimate controlling shareholders will increase from 48.83% to 85.03% (assuming the ownership structure of JBS S.A. on the Last Trading Day is the same as on June 30, 2023).

•        Our ultimate controlling shareholders will continue to control the JBS Group’s business through the indirect ownership of JBS N.V. Class A Common Shares and JBS N.V. Class B Common Shares representing in the aggregate 85.03% of the voting power in JBS N.V. (assuming the ownership structure of JBS S.A. on the Last Trading Day is the same as on June 30, 2023), which will represent an increase in their aggregate voting power from the 48.83% voting power in JBS S.A. they held as of June 30, 2023. Following the completion of the Proposed Equity Transaction, and except for any future issuances of JBS N.V. Class A Common Shares, this voting power will be reduced only if and to the extent that holders of JBS N.V. Class A Common Shares successfully request conversions of their JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares during the Class A Conversion Period (as defined below) and do not reconvert into JBS N.V. Class A Common Shares thereafter. Moreover, this voting power will be increased to 90.52% to the extent that our controlling shareholders (through LuxCo) successfully request conversions of all their JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares during the Class A Conversion Period, Eligible Shareholders (as defined below) do not request such conversion and our controlling shareholders (through LuxCo) do not reconvert into JBS N.V. Class A Common Shares thereafter and no new shares of JBS N.V. are issued. Following the Class A Conversion Period (and assuming no new shares of JBS N.V. are issued during this period), our controlling shareholders will (indirectly, through LuxCo) hold between 46.69% and 90.52% of the aggregate voting power in JBS N.V.

For a period starting on the first day the JBS N.V. Class A Common Shares will trade on the NYSE and ending on December 31, 2026 (the “Class A Conversion Period”), each person entitled to one or more JBS N.V. BDRs at the opening of trading on the first day the JBS N.V. BDRs will trade on the B3 (the “Conversion Record Date”), who is entitled to such JBS N.V. BDRs in connection with the Proposed Equity Transaction (an “Eligible Shareholder”), may request, after having cancelled its relevant JBS N.V. BDRs and received the underlying JBS N.V. Class A Common Shares, to convert all or a portion of such JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares at a ratio of one JBS N.V. Class B Common Share for each JBS N.V. Class A Common Share held. The maximum number of JBS N.V. Class A Common Shares which an Eligible Shareholder may request to convert into JBS N.V. Class B Common Shares equals the number of JBS N.V. BDRs to which the Eligible Shareholder is entitled at the opening of trading of the JBS N.V. BDRs on the B3 on the Conversion Record Date (not including any fractional JBS N.V. BDRs received as part of the Proposed Equity Transaction) (the “Maximum Convertible Shares”). Except with respect to conversion requests submitted during the Last Conversion Quarter (as defined below), the maximum number of JBS N.V. Class A Common Shares held by an Eligible Shareholder that may be converted into JBS N.V. Class B Common Shares will be limited to 55% of such Eligible Shareholder’s Maximum Convertible Shares (the “Maximum Conversion Rate”).

During the Class A Conversion Period, JBS N.V.’s board of directors will resolve on any conversion requests after the end of each fiscal quarter for any such requests received from Eligible Shareholders during such quarter, provided such requests are deemed satisfactory to the board of directors. With respect to the last quarter prior to the close of the Class A Conversion Period (i.e., the fourth quarter of 2026) (the “Last Conversion Quarter”), the Maximum Conversion Rate will not apply, but if the aggregate number of JBS N.V. Class A Common Shares in respect of which JBS N.V.’s board of directors has received one or more conversion requests during the entire Class A Conversion Period which it deems satisfactory would, if all JBS N.V. Class A Common Shares to which such conversion request(s) pertain(s) would be converted into JBS N.V. Class B Common Shares, cause the number of JBS N.V. Class A Common Shares held by non-controlling shareholders (being at the time of the Proposed Equity Transaction all shareholders of JBS N.V. except LuxCo) divided by the total number of JBS N.V. Common Shares outstanding multiplied by 100% (the “JBS N.V. Free Float Percentage”) on December 31, 2026 to fall below 20% (the “Minimum Free Float”), the number of JBS N.V. Class A Common Shares to which each such conversion request received during the Last Conversion Quarter pertains shall be reduced on a pro rata basis so that the aggregate number of JBS N.V. Class A Common Shares converted into JBS N.V. Class B Common Shares does not result in the JBS N.V. Free Float Percentage on December 31, 2026 to fall below the Minimum Free Float. The Maximum Conversion Rate and the Minimum Free Float are intended to maintain a minimum number of JBS N.V. Class A Common Shares outstanding in order to improve the liquidity of the JBS N.V. Class A Common Shares that will trade on the NYSE.

In addition, during the Class A Conversion Period, our controlling shareholders (through LuxCo) may request to convert all or a portion of the JBS N.V. Class A Common Shares held by LuxCo at 10 a.m. São Paulo time on the Conversion Record Date into JBS N.V. Class B Common Shares at the same ratio of one JBS N.V. Class B Common Share for each JBS N.V. Class A Common Share held. The maximum number of JBS N.V. Class A Common Shares which LuxCo may request to convert into JBS N.V. Class B Common Shares equals the number of JBS N.V. Class A Common Shares held by LuxCo at 10 a.m. São Paulo time on the Conversion Record Date. For the avoidance of doubt, the Maximum Conversion Rate and the Minimum Free Float will not be applicable to conversion requests made by LuxCo, which will be entitled at any time during the Class A Conversion Period to request to convert all or a portion of the JBS N.V. Class A Common Shares held by it on the Conversion Record Date into JBS N.V. Class B Common Shares, since the JBS N.V. Class A Common Shares held by LuxCo will be subject to transfer restrictions and may be excluded from the calculation of “publicly-held shares” under the NYSE’s listing requirements for so long as LuxCo is considered an “affiliate” of JBS N.V., as that term is generally interpreted for U.S. federal securities law purposes. Any and all JBS N.V. Class A Common Shares not converted into JBS N.V. Class B Common Shares by the Eligible Shareholders and/or LuxCo during the Class A Conversion Period will be retained as such by such Eligible Shareholder and/or LuxCo, as the case may be. Following the end of each fiscal quarter, JBS N.V. will disclose to the market the number of JBS N.V. Class A Common Shares that were converted into JBS N.V. Class B Common Shares pursuant to the procedures described above. Following the Class A Conversion Period, JBS N.V. Class A Common Shares will no longer be convertible into JBS N.V. Class B Common Shares. However, JBS N.V. Class B Common Shares may at any time be converted into JBS N.V. Class A Common Shares.

Conditions Precedent

In addition to the necessary corporate approvals, including approval of the Proposed Equity Transaction at the JBS S.A. General Meeting, the material conditions that must be satisfied to complete the Proposed Equity Transaction are set forth below, in chronological order:

Before the JBS S.A. General Meeting is called:

•        The Equity Registration Statement filed with the SEC on Form F-4 shall have become effective prior to the date the JBS S.A. General Meeting is called, no stop order suspending the effectiveness of the Form F-4 shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

Before the completion of the Proposed Equity Transaction:

•        JBS N.V. Class A common shares shall be approved for listing on the NYSE.

•        JBS N.V. BDRs shall be approved by the CVM and for listing on B3.

None of these conditions may be waived. No assurances can be made that the conditions will be satisfied or that the Restructuring will be completed as outlined herein or at all. The Equity Registration Statement may be amended as necessary to reflect changes to the proposed structure of the Restructuring, including the Proposed Equity Transaction.

The Equity Registration Statement has been publicly filed with the Securities and Exchange Commission but has not yet become effective. No securities pursuant to the Equity Registration Statement may be sold and no offers to buy be accepted in connection with the Proposed Equity Transaction prior to the time the Equity Registration Statement becomes effective. In addition, the Equity Registration Statement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in connection with the Proposed Transaction in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy any securities in connection with the Equity Registration Statement.

Risk Factors

The Restructuring, including the Proposed Equity Transaction, involve risks, some of which are related to the Restructuring itself and others of which are related to our businesses and to investing in and ownership of JBS N.V. Class A Common Shares, JBS N.V. Class B Common Shares and JBS N.V. BDRs. The following is a summary of some of the principal risks we face:

The dual class structure of the JBS N.V. Common Shares has the effect of concentrating voting control with our Class B shareholders and limiting our other shareholders’ ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of JBS N.V. Class A Common Shares may view as beneficial.

JBS N.V.’s share capital consists of JBS N.V. Class A Common Shares, JBS N.V. Class B Common Shares and JBS N.V. Conversion Shares. The JBS N.V. Conversion Shares are introduced solely for the purpose of facilitating a conversion of JBS N.V. Class B Common Shares into JBS N.V. Class A Common Shares under Dutch law. JBS N.V. Class B Common Shares are entitled to 10 votes per share and JBS N.V. Class A Common Shares are entitled to one vote per share at a general meeting of shareholders of JBS N.V. We intend to maintain this dual-class structure for the foreseeable future and have not included a ‘sunset’ provision in JBS N.V.’s articles of association, meaning that under JBS N.V.’s articles of association as these will read on the Closing Date, JBS N.V.’s share capital will include JBS N.V. Class B Common Shares for an indefinite period of time.

Assuming the ownership structure of JBS S.A. on the Last Trading Day is the same as on June 30, 2023, immediately upon completion of the Proposed Equity Transaction, our controlling shareholders will (indirectly, through LuxCo) hold 100% of the then-outstanding JBS N.V. Class B Common Shares and 30.04% of the then-outstanding JBS N.V. Class A Common Shares, representing 85.03% of the aggregate voting power in JBS N.V., which will represent an increase in their aggregate voting power from the 48.83% voting power in

JBS S.A. they held as of June 30, 2023. Following the completion of the Proposed Equity Transaction, and except for any future issuances of JBS N.V. Class A Common Shares, this voting power will be reduced only if and to the extent that holders of JBS N.V. Class A Common Shares successfully request conversions of their JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares during the Class A Conversion Period and do not reconvert into JBS N.V. Class A Common Shares thereafter. Moreover, this voting power will be increased to 90.52% to the extent that our controlling shareholders (through LuxCo) successfully request conversions of all their JBS N.V. Class A Common Shares into JBS N.V. Class B Common Shares during the Class A Conversion Period, Eligible Shareholders do not request such conversion and our controlling shareholders (through LuxCo) do not reconvert into JBS N.V. Class A Common Shares thereafter and no new shares of JBS N.V. are issued. Following the Class A Conversion Period (and assuming no new shares of JBS N.V. are issued during this period), our controlling shareholders will (indirectly, through LuxCo) hold between 46.69% and 90.52% of the aggregate voting power in JBS N.V. In contrast, the aggregate voting power of our non-controlling shareholders may decrease to as little as 9.49% from the 51.17% voting power in JBS S.A. they held as of June 30, 2023. The exact percentage of the then-outstanding JBS N.V. Shares and aggregate voting power in JBS N.V. that will be held (indirectly) by our controlling and non-controlling shareholders upon completion of the Proposed Equity Transaction and the Conversion will depend on the percentage of JBS S.A. shares that they hold on the Last Trading Day, the number of JBS N.V. Class A Common Shares that are converted into JBS N.V. Class B Common Shares during the Class A Conversion Period and reconverted into JBS N.V. Class A Common Shares, and any additional issuances of JBS N.V. Common Shares after the Proposed Equity Transaction. Upon completion of the Proposed Equity Transaction, to continue to control the outcome of matters submitted to shareholders for approval (assuming a simple majority is needed to approve such matters), the controlling shareholders must hold approximately 9% of the total number of JBS N.V. Common Shares outstanding (assuming they hold 100% of the JBS N.V. Class B Common Shares outstanding).

As a result of the dual-class share structure, our ultimate controlling shareholders are expected to have control or the ability to control significant corporate activities that require a resolution by shareholders at a general meeting of shareholders pursuant to Dutch law and/or JBS N.V.’s articles of association, including:

•        the election, suspension and removal of JBS N.V.’s board of directors;

•        merger, demerger or dissolution of JBS N.V.;

•        issuances of JBS N.V. Common Shares or designating the board of directors to issue shares for a specific period not exceeding five years, provided that the prior or simultaneous approval of the group of holders of JBS N.V. Class A Common Shares is required if such resolution to issue shares or designate the board of directors is detrimental to the rights of the holders of JBS N.V. Class A Common Shares;

•        limiting or excluding pre-emptive rights upon an issue of JBS N.V. Common Shares or designating the board of directors to limit or exclude pre-emptive rights for a specific period not exceeding five years;

•        reducing JBS N.V.’s issued capital by: (1) reducing the nominal value of shares by amending JBS N.V.’s articles of association; or (2) by cancelling shares which JBS N.V. holds in treasury, provided that the prior or simultaneous approval of a group of holders of a specific class of common shares is required if such resolution is detrimental to the rights of the holders of such class of common shares;

•        approving resolutions of JBS N.V.’s board of directors regarding (a) a significant change in the identity or nature of JBS N.V. or the enterprise, including: (1) the transfer of the enterprise or practically the entire enterprise to a third party; (2) the conclusion or cancellation of any long-lasting cooperation by JBS N.V. or a subsidiary with any other legal person or as a fully liable general partner of a limited partnership or a general partnership, provided that such cooperation or the cancellation thereof is of essential importance to JBS N.V.; and (3) the acquisition or disposal of a participating interest in the capital of a company with a value of at least one-third of the sum of the assets according to the consolidated balance sheet with explanatory notes thereto according to the last adopted annual accounts of JBS N.V., by JBS N.V. or a subsidiary, (b) JBS N.V. entering into a contract, agreement or other instrument, which stipulates that a unilateral and unconditional termination of such contract, agreement or other instrument is subject to (1) a termination notice of at least ninety (90) days, and/or (2) the payment of a penalty, including, but not limited to, fines and take or pay arrangements, (c) JBS N.V. selling uncovered put options and/or call options (i.e. without JBS N.V. holding the asset(s) underlying the option), and (d) the board of directors exercising voting rights with respect to shares held by JBS N.V. in the capital of a subsidiary in respect of such subsidiary entering into a contract, agreement or other instrument, which stipulates that a unilateral and unconditional termination of such contract, agreement or other instrument is subject to (1) a termination notice of at least ninety (90) days, and/or (2) the payment of a penalty, including, but not limited to, fines and take or pay arrangements;

•        amending JBS N.V.’s articles of association;

•        distribution of profits which remain after reservation by the board of directors; and

•        authorizing the board of directors, on JBS N.V.’s behalf, to repurchase shares in the capital of JBS N.V. against consideration, for a specific period not exceeding 18 months.

The foregoing means that, depending on the number of JBS N.V. Class B Common Shares outstanding, a holder of JBS N.V. Class A Common Shares may have no or no significant voting power at a general meeting of shareholders of JBS N.V.

Consequently, upon completion of the Proposed Equity Transaction, JBS N.V.’s Class B shareholders will continue to be in a position to exert significant influence over JBS N.V. The interests of JBS N.V.’s Class B shareholders may differ from the interest of JBS N.V.’s other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of JBS N.V., including transactions in which holders of the JBS N.V. Class A Common Shares might otherwise receive a premium for their shares. In addition, this concentrated control will limit the ability of holders of the JBS N.V. Class A Common Shares to influence corporate matters that they may view as beneficial. This effect will be exacerbated as a result of the dilution of voting power our non-controlling shareholders will experience as a result of the Proposed Equity Transaction. Moreover, JBS N.V.’s dual-class structure could materially adversely affect the value and liquidity of the JBS N.V. Class A Common Shares and/or the JBS N.V. BDRs, for the reasons described above.

JBS S.A. may incur debt to pay the Cash Dividend. Repayment of this debt may be made with proceeds of future equity offerings of JBS N.V., which may adversely impact the value of JBS N.V. Class A Common Shares and/or JBS N.V. BDRs.

JBS S.A. may incur debt to finance a portion of the Cash Dividend. The incurrence of debt by us in connection with or in advance of completion of the Proposed Equity Transaction will not result in adjustments to the exchange ratio, and may impact the value of JBS N.V. Class A Common Shares and/or JBS N.V. BDRs that JBS S.A.’s shareholders receive in connection with the Proposed Equity Transaction. After the Closing Date, JBS S.A. will be a wholly owned subsidiary of JBS N.V., and JBS N.V. may use funds received from JBS S.A. (as dividend, interest on shareholders’ equity or capital reduction) to repay debt. This may prevent distributions or reduce cash available for distributions to shareholders of JBS N.V. Using funds from JBS S.A. or incurring debt may adversely affect our financial condition, JBS S.A.’s capitalization, and our ability to implement our business plan after the completion of the Proposed Equity Transaction. We may issue equity securities in the future and use the proceeds to repay debt incurred. Future equity issuances or conversion of outstanding debt securities into JBS N.V. Class A Common Shares may result in your dilution and impact the value of JBS N.V. Class A Common Shares or JBS N.V. BDRs.

THE GLOBAL PROTEIN INDUSTRY

Global Beef Industry

Beef is a rich source of protein and the third most produced and consumed protein in the world, after pork and poultry. According to data from the USDA, the world cattle herd stood at approximately 1.0 billion head in 2022, producing 59.3 million tons of beef.

Imports and Exports

According to the USDA, global beef imports reached a total of 10.2 million tons in 2022, representing a 2.4% increase from 2021. In the future, imports are expected to rise due to increased demand from developed and emerging nations and the expectation that the volume of beef imports in China will increase as the gap between domestic production and demand widens. In September 2021, Brazil suspended beef exports to China, after confirming two cases of atypical mad cow disease in separate meat plants. China resumed trade with Brazil in December 2021. In February 2023, Brazil suspended beef exports to China again following another confirmed case of atypical mad cow disease in Brazil. This suspension lasted approximately one month.

Despite being the world’s leading beef producing nation, the United States is also a significant importer of beef as domestic production is insufficient to meet the full demand of United States consumers. The European Union, China and Russia are examples of other major markets experiencing deficits in beef production, making them dependent on importing beef from foreign markets.

The United States, despite a production deficit, is the world’s second largest beef exporting nation according to the USDA, exporting premium beef cuts to the global market. Australia was the world’s fourth largest beef exporter in 2022. Australia and the U.S. combined for 23.6% of total exports in 2022.

Key Geographies Where We Operate

United States

Excluding India, which for religious reasons does not make a significant part of its cattle herd available for commercial purposes, the United States had the third largest commercial cattle herd in the world, with 89.0 million head of cattle, and was the world’s top beef producing nation in 2022, producing 12.9 million tons of beef, according to the USDA. The U.S. has more cattle in feedlots than any other country. Feedlots are the preferred method of raising commercial cattle in the United States due to the high quality of meat procured and the shorter time to prepare cattle for slaughter when compared to the free range method of raising cattle.

Pure U.S. beef processors generally buy cattle raised in feedlots on the spot market or pursuant to market-priced supply agreements. They process the cattle in their own facilities and sell the beef to various customers or further processors. Cattle are normally purchased at market prices and kept for less than one day before slaughter. Pure beef processors are primarily “spread” operators, and their operating profit is largely determined by the operational efficiency of their facilities, as opposed to fluctuations in market prices for cattle and beef. In the United States we operate as a pure beef processor.

Australia

Grazing is the most common method for raising and feeding cattle in Australia. This method has lower feed input costs and requires a longer period of time for cattle to reach maturity. However, Australia also has a grain-fed beef cattle segment, which supplies beef predominantly processed for export, especially to Japan and South Korea. Australia has been one of the world’s leading beef exporters for over a decade.

Brazil

According to the USDA, Brazil has the largest commercial herd of beef cattle in the world with 194.4 million head of cattle as of 2022. The Brazilian beef industry has undergone an intense process of internationalization. As a result, Brazilian beef exports have grown considerably. The increase in Brazilian beef exports is a result of increased productivity in the Brazilian beef sector and reduced production costs, intensified marketing and advertising campaigns and an increased number of export destinations.

Brazil offers a number of competitive advantages in the production of beef, the most important of which include:

•        low production costs. According to the Center for Advanced Studies on Applied Economics (Centro de Estudos Avançados em Economia Aplicada) at the Luiz de Queiroz College of Agriculture at the University of São Paulo, Brazil has one of the lowest production costs for beef among the world’s leading producers;

•        high potential for production growth. Brazil currently has the largest commercial beef cattle herd in the world and still has large tracts of land available in rural areas, which also makes it possible to substantially increase the farming and production of Brazilian beef;

•        grazing method of cattle farming and other advantages. Cattle farming in Brazil is predominantly grazing. Unlike most of the world’s top beef producers (including the United States and the countries of the European Union), Brazilian cattle graze and/or are fed on vegetable-based feed, which is seen as a factor that eliminates the risk of an outbreak of BSE among Brazilian cattle. In addition, the beef produced in Brazil has a low fat content and generally does not contain growth hormones used in cattle farming in other countries. Such factors are important to the marketing position for Brazilian beef, especially for a number of developed countries; and

•        strong demand from the domestic market. Brazil has a large domestic market for beef that consumed around 72.7% of its production in 2022. This strong demand from the domestic market makes it possible to optimize the utilization and processing of each carcass, which is believed to represent a competitive advantage in relation to other beef producers around the world.

Global Pork Industry

Pork is the most consumed protein in the world with China, the United States and the European Union representing the largest markets globally. According to data from the USDA, the world hog herd in 2022 stood at approximately 769.7 million head, producing 113.8 million tons of pork.

Imports and Exports

The world pork trade is growing faster than world pork production. Declining trade barriers are allowing pork to move more freely around the globe than ever, which is beneficial for pork producers who can produce quality pork at a competitive price, according to the industry publication National Hog Farmer.

China is the world’s largest pork market. A gap between consumption and production in China is fueling demand for pork imports. China imported 2.1 million metric tons of pork in 2022. This is 52.6% less than its 2021 imports but still more than any other country. Japan was previously the world’s top pork importer for more than 20 years until 2016 when China became the world’s largest importer. Other countries have also increased imports. South Korea and Mexico, for instance, increased their imports in 2022 by 27.2% and 10.4%, respectively, according to the USDA.

The European Union was the world’s largest pork exporting region in 2022, exporting 11.7% more pork than the United States, the second largest exporter. The European Union is expected to remain the top exporter globally as it has been successfully expanding pork sales to key markets such as China, South Korea and Japan. The weakening euro relative to the U.S. dollar has also supported growth in European pork exports. Combined, the European Union and the United States accounted for 64.4% of world pork exports in 2022, according to the USDA.

Key Geographies Where We Operate

United States

The United States had the third largest commercial hog herd in the world in 2022, with 73.1 million head and was also the third largest global producer in 2022, having produced 12.3 million tons of pork. The United States was also the third largest consumer, having consumed 10.0 million tons in 2022, according to the USDA.

In the United States, pork processors include vertically integrated companies, who own and raise hogs for use in their own processing facilities, and pure processors, who do not own hogs. Pure processors generally purchase finished hogs under long-term supply contracts at prevailing market prices, process the hogs in their own facilities and sell the finished products at spot prices. Pure processors are typically exposed to oscillations in market prices for less than two weeks and are primarily “spread” operators with their operating profit largely determined by a plant’s operating efficiency and not by fluctuations in the market prices for hogs and pork products. Our pork operations based in the United States are a mix of pure pork processors and vertically integrated processors.

Global Chicken Industry

Chicken is the second most consumed protein in the world, after pork, and the most commonly consumed protein in the United States and Brazil. The largest chicken consuming regions in the world in 2022 were the United States, followed by China, the European Union and Brazil. According to the USDA, the world produced 101.1 million tons of chicken in 2022.

Imports and Exports

According to the USDA, world chicken imports reached a total of 11.1 million tons in 2022. The largest importers of poultry products in 2022 were Japan, Mexico, United Kingdom, the European Union, China and Saudi Arabia, which together accounted for 44.2% of the world’s imports of chicken products in aggregate.

Brazil was the largest exporter with 32.8% share of global chicken exports in 2022. The United States was the world’s second largest chicken exporter in 2022, with 3.3 million tons shipped. Export demand growth will likely be driven by increased market access, removal of trade restrictions on U.S. poultry, robust Chinese demand and a continued weakness in the Brazilian real.

Key Geographies Where We Operate

United States

Chicken products are the most commonly consumed source of protein in the United States. According to the USDA, the United States represented the largest production and consumption market globally in 2022, having produced 21.0 million tons and consumed 17.7 million tons of chicken.

Large-scale chicken processors in the United States are typically vertically integrated processors. Vertically integrated processors own and raise brood hens to lay eggs for incubation. Once hatched, the chicks are transported to independently contracted growth farms where they develop until they reach the age of seven to nine weeks. The processor supplies the hired farmers with the chicks, feed and veterinary services. Additionally, since chicks consume feed (meal produced from corn and soybean meal) with a replacement price that is subject to variations in market price, vertically integrated poultry processors have direct financial exposure to volatility in such grain prices.

The United States chicken sector is characterized by daily price alterations based on seasonal consumption patterns and overall supply and demand for chicken and other meats in the United States and abroad. The prices for chicken vary over time and are affected by inventory levels, production cycles, weather, disease and bird feeding costs, among other factors.

European Union

Chicken is the second most consumed protein in the European Union, after pork. According to the USDA, in 2022 the European Union was the fourth largest chicken producer in the world, with production of 10.9 million tons and the third largest chicken consumer, having consumed 9.9 million tons.

Brazil

Chicken is the most commonly consumed protein in Brazil, followed by beef and pork. Brazil is the world’s fourth largest consumer of chicken, having consumed 9.8 million tons in 2022. According to World Poultry and the USDA, the Brazilian chicken industry has experienced significant growth over the past four decades.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This section contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from those discussed in the forward-looking statements for several reasons, including those described under “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and other issues discussed herein. The following analysis and discussion of our financial condition and results of operations should be read in conjunction with, and is qualified in its entirety by reference to, (1) JBS S.A.’s financial statements and related notes, which are included elsewhere in this prospectus, and (2) the information presented under the sections entitled “Presentation of Financial and Other Information” and “Summary — Summary Historical Financial Data.”

Overview

We are the largest protein company and the largest food company in the world in terms of net revenue for the year ended December 31, 2022, according to Bloomberg’s Food Index and publicly available sources. Our net revenue was US$16.7 billion and US$17.4 billion for the three-month periods ended March 31, 2023 and 2022, respectively, and US$72.6 billion, US$65.0 billion and US$52.3 billion for the years ended December 31, 2022, 2021 and 2020, respectively. We recorded a net loss of US$0.3 billion for the three-month period ended March 31, 2023, compared to a net income of US$1.0 billion for the three-month period ended March 31, 2022. Our net income was US$3.1 billion, US$3.8 billion and US$0.6 billion for the years ended December 31, 2022, 2021 and 2020, respectively. Our Adjusted EBITDA was US$0.4 billion and US$1.9 billion for the three-month periods ended March 31, 2023 and 2022, respectively, and US$6.7 billion, US$8.5 billion and US$5.6 billion for the years ended December 31, 2022, 2021 and 2020, respectively. Through strategic acquisitions and capital investment, we have created a diversified global platform that allows us to prepare, package and deliver fresh and frozen, value-added and branded beef, poultry, pork, fish and lamb products to leading retailers and foodservice customers. We sell our products to more than 335,000 customers worldwide in approximately 180 countries on six continents.

As of March 31, 2023, we were:

•        the #1 global beef producer in terms of capacity, with operations in the United States, Australia, Canada and Brazil and an aggregate daily processing capacity of approximately 75,190 heads of cattle according to Nebraska Public Media;

•        the #1 global poultry producer in terms of capacity, with operations in the United States, Brazil, United Kingdom, Mexico, Puerto Rico and Europe, and an aggregate daily processing capacity of approximately 13.6 million chickens according to WATT Poultry, a global resource for the poultry meat industries;

•        the #2 largest global pork producer in terms of capacity, with operations in the United States, Brazil, the United Kingdom, Australia and Europe, and an aggregate daily processing capacity of approximately 139,490 hogs according to WATT Poultry;

•        a leading lamb producer in terms of capacity, with operations in Australia and Europe and an aggregate daily processing capacity of approximately 21,600 heads;

•        a regional leading fish producer in terms of capacity, with operations in Australia and an aggregate daily processing capacity of approximately 39,200 fish; and

•        a significant global producer of value-added and branded meat products.

We primarily sell protein products, which include fresh and frozen cuts of beef, pork, lamb, fish, whole chickens and chicken parts, to retailers (such as supermarkets, club stores and other retail distributors), and foodservice companies (such as restaurants, hotels, foodservice distributors and additional processors). Our food products are marketed under a variety of national and regional brands, including: in North America, “Swift,” “Just Bare,” “Pilgrim’s Pride,” “1855,” “Gold Kist Farms,” “Del Dia,” “Northern Gold” and “Canadian Diamond” and premium brand “Sunnyvalley”; in Brazil, “Swift,” “Seara,” “Friboi, “Maturatta,” “Reserva Friboi,” “Seara Da Granja,” “Seara Nature,” “Massa Leve,” “Marba,” “Doriana,” “Delícia,” “Primor,” “Delicata,” “Incrível,” “Rezende,” “LeBon,” “Frango Caipira Nhô Bento,” “Seara Turma da Mônica,” and premium brands “1953,” “Seara Gourmet,” “Hans” and “Eder”; in Australia, “Great Southern” and “AMH”; and in Europe, “Moy Park” and “O’Kane.” We also produce value-added and branded products marketed, primarily under our portfolio of widely recognized consumer brands in some of our key markets, including “Seara” in Brazil, “Primo,” “Rivalea” and “Huon” in Australia and “Beehive” in New Zealand.

We are geographically diversified. In the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, we generated 76.8%, 74.1% and 73.6%, respectively, of our net revenue from sales in the countries where we operate our facilities, which we classify as domestic sales, and 23.2%, 25.9% and 26.4%, respectively, of our net revenue represented export sales. The United States, Brazil and Australia are leading exporters of protein to many fast-growing markets, including Asia, Africa and the Middle East. Asia represented 49.4%, 53.8% and 58.1% of our net revenue from export sales in the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, respectively, primarily from sales in China, Japan and South Korea. Africa and the Middle East collectively represented 13.9%, 13.6% and 15.4% of our net revenue from export sales in the three-month periods ended March 31, 2023 and 2022 and in the year ended December 31, 2022, respectively.

Reportable Segments

Our management has defined our operating segments based on the reports that are used to make strategic decisions, analyzed by our chief operating decision maker, who is our chief executive officer. We operate in the following seven reportable business segments: (1) Brazil; (2) Seara; (3) Beef North America; (4) Pork USA; (5) Pilgrim’s Pride; (6) Australia; and (7) Others. For additional information, see note 23 to JBS S.A.’s unaudited interim financial statements and note 26 to JBS S.A.’s audited financial statements and “Information about JBS S.A. — Description of Business Segments.” Each segment’s operating performance is evaluated by our chief operating decision maker based on Adjusted EBITDA. See “Presentation of Financial and Other Information — Non-GAAP Financial Measures — Adjusted EBITDA and Adjusted EBITDA Margin.”

Description of Main Consolidated Statement of Income Line Items

Net Revenue

The vast majority of our net revenue is derived from contracts which are based upon a customer ordering our products. Net revenues are recognized when there is a contract with the customer, the transaction price is reliably measurable and when the control over the goods sold is transferred to the customer. We account for a contract, which may be verbal or written, when it is approved and committed by both parties, the rights of the parties are identified along with payment terms, the contract has commercial substance and collectability is probable. While there may be master agreements, the contract is only established when the customer’s order is accepted by us.

We evaluate the transaction for distinct performance obligations, which are the sale of our products to customers. Each performance obligation is recognized based upon a pattern of recognition that reflects the transfer of control to the customer at a point in time, which is upon destination (customer location or port of destination), which depicts the transfer of control and recognition of net revenue. There are instances of customer pick-up at our facility, in which case control transfers to the customer at that point and we recognize net revenue. Our performance obligations are typically fulfilled within days to weeks of the acceptance of the order.

The measurability of the transaction price can be impacted by variable consideration (i.e., discounts, rebates, incentives and the customer’s right to return products). Some or all of the estimated amount of variable consideration is included in the transaction price but only to the extent that it is highly probable a significant reversal in the amount of cumulative net revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. This is usually at the point of dispatch or on delivery of the products. This varies from customer to customer according to the terms of sale. However, due to the nature of our business, there is minimal variable consideration.

Allocating the transaction price to a specific performance obligation based upon the relative standalone selling prices includes estimating the standalone selling prices including discounts and variable consideration.

Shipping and handling activities are performed before a customer obtains control of the goods and its obligation is fulfilled upon transfer of the goods to a customer. Shipping and handling costs are recorded within cost of sales. We can incur incremental costs to obtain or fulfill a contract, such as payment of commissions, which are not expected to be recovered. The amortization period for such expenses is less than one year; therefore, the costs are expensed as incurred and included in deductions from sales.

We receive payments from customers based on terms established with the customer. Payments are typically due within seven days of delivery for domestic accounts and 30 days for international accounts. Customer contract liabilities relate to payments received in advance of satisfying the performance obligation under the contract. Moreover, a contract liability is recognized when we have an obligation to transfer products to a customer from whom the consideration has already been received. The recognition of the contractual liability occurs at the time when the consideration is received and settled. We recognize net revenue upon fulfilling the related performance obligation. Contract liabilities are presented as advances from customers in the balance sheet.

We disaggregate our net revenues by (i) domestic sales, which refer to internal sales of each geographical location and; (ii) export sales, which refer to external sales of each geographical location.

We also disaggregate our net revenues between Brazil, Seara, Beef North America, Pork USA, Pilgrim’s Pride, Australia and Others to align with our segment presentation in note 23 to JBS S.A.’s unaudited interim financial statements and note 26 to JBS S.A.’s audited financial statements.

Net revenue by significant category are as follows:

	For the three-month period ended March 31,		For the year ended December 31,
	2023	2022	2022	2021	2020
	(in millions of US$)
Domestic sales	12,819.9	12,858.6	53,478,5	48,118.9	38,712.6
Export sales	3,867.3	4,505.5	19,135,5	16,923.8	13,618.6
Net revenue	16,687.2	17,364.1	72,613,9	65,042.7	52,331.2

We break down our net revenue amongst our seven segments as set forth below.

•        Net Revenue from Sales of Brazil.    This segment includes all of our operating activities in Brazil, mainly represented by slaughter facilities, cold storage and meat processing, fat, feed and production of beef by-products, such as leather, collagen and other products produced in Brazil. Net revenues are generated from the sale of products predominantly to restaurant chains, food processing companies, distributors, supermarket chains, wholesale supermarket and other significant food chain.

•        Net Revenue from Sales of Seara.    This segment includes all the operating activities of Seara and its subsidiaries, mainly represented by chicken and pork processing, production and commercialization of food products and value-added products. Net revenues are generated from the sale of products predominantly to restaurant chains, food processing companies, distributors, supermarket chains, wholesale supermarket and other significant food chain.

•        Net Revenue from Sales of Beef North America.    This segment includes JBS USA’s beef processing operations in North America and the plant-based businesses. This segment also sells by-products to the variety meat, feed processing, fertilizer, automotive and pet food industries and also produces value-added meat products including toppings for pizzas. Finally, Sampco LLC imports processed meats and other foods such as canned fish, fruits and vegetables to the United States and Vivera produces and sells plant-based protein products in Europe.

•        Net Revenue from Sales of Pork USA.    This segment includes JBS USA’s pork operations, including Swift Prepared Foods. Net revenues are generated from the sale of products predominantly to retailers of fresh pork, including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings, are sold predominantly to further processors who, in turn, manufacture bacon, sausage, and deli and luncheon meats. In addition, net revenues are generated from the sale of case ready products, including the recently acquired TriOak business. As a complement to our pork processing business, we also conduct business through our hog production operations, including four hog farms and five feed mills, from which, JBS Lux will source live hogs for its pork processing operations.

•        Net Revenue from Sales of Pilgrim’s Pride.    Our Pilgrim’s Pride segment includes PPC’s operations, including Moy Park, Tulip, PFM, PPL and Pilgrim’s Consumer Foods as well, mainly represented by chicken processing, production and commercialization of food products and prepared foods in the

United States, Mexico, United Kingdom and France. The fresh chicken products consist of refrigerated (non-frozen) whole or cut-up chicken, either pre-marinated or non-marinated, and pre-packaged chicken in various combinations of freshly refrigerated, whole chickens and chicken parts. The prepared chicken products include portion-controlled breast fillets, tenderloins and strips, delicatessen products, salads, formed nuggets and patties and bone-in chicken parts. These products are sold either refrigerated or frozen and may be fully cooked, partially cooked or raw. In addition, these products are breaded or non-breaded and either pre-marinated or non-marinated. The segment also generates net revenue from the sale of prepared pork products through PPL. The segment includes PFM, and generates net revenues from branded and private label meats, meat snacks, food-to-go products, and ethnic chilled and frozen ready meals.

•        Net Revenue from Sales of Australia.    Our Australia segment includes our fresh, frozen, value-added and branded beef, lamb, pork and fish products in Australia and New Zealand. The majority of our beef net revenues from our operations in Australia are generated from the sale of fresh beef products (including fresh and frozen chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, offal and other products). We also sell value-added and branded beef products (including frozen cooked and pre-cooked beef, corned cooked beef, beef cubes and consumer-ready products, such as hamburgers and sausages). We also operate lamb and pork, with the recently acquired Rivalea, and fish, with the recently acquired Huon, processing facilities in Australia and New Zealand. JBS Australia also generates net revenues through their cattle hoteling business. We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales.

•        Net Revenue from Sales of Others.    Our Others segment includes certain operations not directly attributable to our primary segments set forth above, such as international leather operations and other operations in Europe.

Cost of Sales

A significant portion of our cost of sales consists of raw materials, primarily biological assets and feed ingredients. We incur costs to (1) purchase livestock (cattle, hogs and lamb) ready for slaughter in the production of beef, pork and lamb products and (2) feed live animals (chickens, hogs and fish) for breeding and slaughter in the production of chicken, pork and fish products in our vertically-integrated operations. Raw materials costs are generally influenced by fluctuations in prices to purchase (i) livestock in the spot market or under contracts and (ii) feed ingredients, primarily corn and soy meal, which are the main feed ingredients required in our vertically integrated operations. In addition to purchasing livestock and feed ingredients, our cost of sales also consists of other production costs (including packaging and other raw materials) and labor. The key drivers of costs by segment are as follows:

•        Brazil.    In Brazil we generally purchase cattle livestock in the spot market transactions or under contracts that fluctuate with market conditions as we do not keep or raise our own cattle. Our Brazil operations are impacted primarily by grass-fed cattle supply. Reductions in the breeding herds can affect supply, and thus costs, over a period of years.

•        Seara.    Our vertically-integrated chicken and pork operations are impacted primarily by fluctuations in the price of feed ingredients.

•        Beef North America.    We generally purchase cattle livestock in the spot market or under contracts that fluctuate with market conditions as we do not keep or raise our own cattle. Our beef operations are impacted primarily by fed cattle supply. Our beef business is directly affected by fluctuations in the spot market based on available supply and indirectly influenced by fluctuations in the price of feed ingredients.

•        Pork USA.    In North America, we generally purchase pork livestock in the spot market or under contracts that fluctuate with market conditions and we raise approximately 25% of our hogs. Our pork business is directly affected by fluctuations in the price of feed ingredients.

•        Pilgrim’s Pride.    Our vertically-integrated chicken operations are impacted primarily by fluctuations in the price of feed ingredients.

•        Australia.    Our Australian beef operations are impacted primarily by grass-fed cattle supply, in addition to fish ingredients and hog prices.

•        Others.    Includes certain costs and expenses related to our operations not directly attributable to the primary segments, such as certain of our corporate expenses and our costs and expenses related to our international leather operations and other operations in Europe.

Adjusted EBITDA

Adjusted EBITDA is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of expenses with the DOJ and antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; exclusion of J&F Leniency Refund; and exclusion of certain other income (expenses), net

Operating Expenses

Our operating expenses consists primarily of:

•        General and Administrative Expenses.    This line item primarily includes expenses relating to corporate payroll, utilities and maintenance of our corporate offices and headquarters.

•        Selling Expenses.    This line item includes expenses relating to advertising, freights, payment of commissions and salaries to members of our sales team and allowances for doubtful accounts.

Net Finance Expense

Net finance expense includes expenses relating to interest incurred on our indebtedness, interest income, gains and losses related to our net exposure to foreign currencies and fair value adjustments from financing and commodity-related derivative transactions.

Items Affecting Comparability of Financial Results

Acquisitions

We have a track record of acquiring and integrating operations. Through strategic acquisitions, we have created a diversified global platform and our net revenues have increased significantly, in part, due to our acquisitions. Since 2020, we have entered into several acquisitions, including primarily: (1) the TriOak Acquisition, which closed on December 2, 2022; (2) the Rivalea Acquisition, which closed on January 4, 2022; (3) the Sunnyvalley Acquisition, which closed on December 1, 2021; (4) the Huon Acquisition, which closed on November 17, 2021; (5) the Pilgrim’s Food Masters Acquisition, which closed on September 24, 2021; (6) the Vivera Business Acquisition, which closed on June 17, 2021; (7) the Empire Acquisition, which closed on April 6, 2020; and (8) the Margarine and Mayonnaise Business Acquisition, which closed on November 30, 2020.

Revenues, expenses and cash flows of acquired businesses are recorded for transactions consummated commencing after the closing date of the business acquired.

None of the acquisitions (individually or in the aggregate) that we completed during the periods discussed below is considered significant under the rules governing the inclusion of pro forma and historical financial statements in an SEC-registered offering of securities. Therefore, neither pro forma financial statements of JBS S.A. giving effect to these acquisitions nor separate historical financial statements of the acquired or divested businesses would be required to be included under Article 11 and Rule 3-05 of Regulation S-X. Accordingly, we have not included any pro forma financial information reflecting any acquisitions or any historical carve-out financial statements of any acquired businesses in this prospectus.

Currency

As a global company, our results of operations and financial condition have been, and will continue to be, exposed to foreign currency exchange rate fluctuations. The financial statements of each entity included in the consolidation are prepared using the functional currency of the main economic environment it operates.

Any depreciation or appreciation of the foreign currency exchange rate compared to an entity´s functional currency may impact our revenues, costs and expenses causing a monetary increase or decrease, provided that the other variables remain unchanged. In addition, a portion of our loans and financings is denominated in foreign currencies (foreign currency indicates loans denominated in a different currency from an entity´s functional currency). For this reason, any movement of the currency exchange rate compared to an entity´s functional currency may significantly increase or decrease our finance expense and our current and non-current loans and financings. Additionally, the results and financial position of all entities with a functional currency different from our functional currency (Brazilian real) have been translated to Brazilian real and then translated from the functional currency (Brazilian real) into the Group’s presentation currency (U.S. dollar).

Our risk management department enters into derivative instruments previously approved by our board of directors to protect financial assets and liabilities and future cash flow from commercial activities and net investments in foreign operations. Our board of directors has approved financial instruments to hedge our exposure to loans, investments, cash flows from interest payments, export estimate, acquisition of raw material, and other transactions, whenever they are quoted in currencies different than our or our subsidiaries’ functional currency. The primary exposures to exchange rate risk are in U.S. Dollars, Euros, British Pound, Mexican Pesos and Australian Dollars.

Principal Factors Affecting our Financial Condition and Results of Operations

Our results of operations have been influenced and will continue to be influenced by a variety of factors. In addition to the factors discussed below, factors that impact the results of our operations include outbreaks of livestock and poultry disease, product contamination or recalls, our ability to implement our business plan and the level of demand for our products in the countries in which we operate. Demand for our products in those countries is affected by the performance of their respective economies in terms of GDP, as well as prevailing levels of employment, inflation and interest rates.

Brazil, Seara, Beef North America, Pork USA, Pilgrim’s Pride and Australia Segments

We operate globally and during the regular course of our operations are exposed to price fluctuations in feeder cattle, live cattle, lean hogs, corn, soybeans, and energy, especially in our North American, Australian and Brazilian markets. Commodity markets are characterized by volatility arising from external factors including climate, supply levels, transportation costs, agricultural policies and storage costs, among others.

Our risk management department is responsible for mapping our exposure to commodity prices and proposing strategies to our risk management committee in order to mitigate such exposure. Biological assets are a very important raw material used by us. In order to maintain future supply of these materials, we enter into forward contracts to anticipate purchases with suppliers. To complement these forward purchases, we use derivative instruments to mitigate each specific exposure, most notably futures contracts, to mitigate the impact of price fluctuations — on inventories and sales contracts. We take the historical average amount spent on materials as an indication of the operational value to be protected by firm contracts.

In addition to the above, our risk management department monitors a number of other metrics and indicators that affect our operations in our Brazil, Seara, Beef North America, Pork USA, Pilgrim’s Pride and Australia segments, including the following:

•        production volume;

•        plant capacity utilization;

•        sales volume;

•        selling prices;

•        customer demand and preferences (see “Risk Factors — Risks relating to our Business and Industries — Changes in consumer preferences and/or negative perception of the consumer regarding the quality and safety of our products could adversely affect our business”);

•        commodity futures prices for livestock (see “Risk Factors — Risks relating to our Business and Industries — Our results of operations may be adversely affected by fluctuations in market prices for, and the availability of, livestock and animal feed ingredients”);

•        the spread between livestock prices and selling prices for finished goods;

•        utility prices and trends;

•        livestock availability;

•        production yield;

•        seasonality;

•        the economy performance of the countries where we sell our products;

•        competition and industry consolidation;

•        taxation;

•        perceived value of our brands;

•        currency exchange rate fluctuations (see “Risk Factors — Risks relating to our business and the beef, pork and chicken industries — Our exports pose special risks to our business and operations”); and

•        trade barriers, exchange controls and political risk and other risks associated with export and foreign operations (see “Risk Factors — Risks relating to our business and the beef, pork and chicken industries — Our exports pose special risks to our business and operations”).

Effects of the variation of prices for the purchase of raw materials on our costs of goods sold

Our principal raw materials are livestock and feed ingredients for our chicken, pork and fish operations. Raw materials accounted for a majority of the total cost of products sold during the three-month period ended March 31, 2023 and the year ended December 31, 2022. Changes in the price of cattle, pork and feed ingredients have a direct impact on operating costs and are based on factors beyond our management’s control, such as climate, the supply volume, transportation costs, agricultural policies and others. We seek to hedge the price paid for cattle purchased through financial instruments in order to attempt to protect ourselves from price variations between their date of the purchase and their date of the delivery. Our risk management department is responsible for mapping the exposures to commodity prices of the JBS Group and proposing strategies to our risk management committee, in order to mitigate such exposures. Biological assets are a very important raw material used by us. In order to maintain future supply of these materials, we participate in forward contracts to anticipate purchases with suppliers. To complement these forward purchases, we use derivative instruments to mitigate each specific exposure, most notably futures contracts, to mitigate the impact of price fluctuations — on inventories and sales contracts. We take the historical average amount spent on materials as an indication of the operational value to be protected by firm contracts.

The price of cattle, pork and feed ingredients in the domestic markets has significantly fluctuated in the past, and we believe that it will continue to fluctuate over the next few years. Any increase in the price of cattle, pork and feed ingredients and, consequently, production costs may adversely impact our gross margins and our results of operations if we are not able to pass these price increases to our clients. Conversely, any decrease in the price of cattle, pork and feed ingredients and, consequently, our production costs, may positively impact our gross margins and our results of operations.

Effect of level of indebtedness and interest rates

As of March 31, 2023, our total outstanding indebtedness was US$18,248.7 million, consisting of US$1,975.1 million of current loans and financings and US$16,273.6 million of non-current loans and financings, representing 60.9% of our total liabilities, which totaled US$29,947.2 million as of March 31, 2023.

As of December 31, 2022, our total outstanding indebtedness was US$17,700.1 million, consisting of US$1,577.0 million of current loans and financings and US$16,123.1 million of non-current loans and financings, representing 58.3% of our total liabilities, which totaled US$30,339.4 million as of December 31, 2022.

As of December 31, 2021, our total outstanding indebtedness was US$16,578.8 million, consisting of US$2,135.0 million of current loans and financings and US$14,443.8 million of non-current loans and financings, representing 58.0% of our total liabilities, which totaled US$ 28,573.5 million as of December 31, 2021.

The interest rates that we pay on our indebtedness depend on a variety of factors, including local and international interest rates and risk assessments of our company, our industry and the global economies.

Fluctuations in domestic market prices of fresh and processed products can significantly affect our operating revenues

Domestic market prices for fresh and processed products are generally determined in accordance with market conditions. These prices are also affected by the additional markup that retailers charge end consumers. We have negotiated these margins with each network of retailers and depending on the network, with each store individually.

Effects of fluctuations in export prices of fresh and processed products on operating revenues

Fluctuations in export prices of our raw and processed products can significantly affect our net operating income. The prices of fresh and processed products that we charge in domestic and export markets have fluctuated significantly in recent years, and we believe that these prices will continue to fluctuate in the future.

Effects of fluctuations in foreign exchange rates currencies

As our presentation currency is the U.S. dollars and some of our entities have other currencies as their functional currency (for example the Brazilian real), all else being equal, any strengthening of the U.S. Dollar against these currencies will reduce the revenues and expenses of these entities, whereas any depreciation of the U.S. dollar against these currencies will increase their revenues and expenses.

For further information on our presentation currency, functional currencies and translation of foreign currencies see “— Items Affecting Comparability of Financial Results — Currency”

Impacts from Russia and Ukraine conflict

The Russia-Ukraine war began in February 2022. The impact of the ongoing war and sanctions will not be limited to businesses that operate in Russia and Ukraine and may negatively impact other global economic markets including where we operate. The impacts have included and may continue to include, but are not limited to, higher prices for commodities, such as food products, ingredients and energy products, increasing inflation in some countries, and disrupted trade and supply chains. The conflict has disrupted shipments of grains, vegetable oils, fertilizer and energy products.

The impact on the agriculture markets falls into two main categories: (1) the effect on Ukrainian crop production, as the region is key in global grain production; and (2) the duration of the disruption in trade flows. Safety and financing concerns in the region are restricting export execution, which is in turn forcing grain and oil demand to find alternative supply. The duration of the war and related volatility makes global markets extremely sensitive to growing-season weather in other global grain producing regions and has led to a large risk premium in futures prices. The continued volatility in the global markets during the second quarter of 2022 as a result of the war has adversely impacted our costs by driving up prices, raising inflation and increasing pressure on the supply of grains and energy products throughout the global markets. From the third quarter of 2022 onwards, Ukraine resumed water-borne exports of grains and their export volumes continue to climb. Their supply constraints did not have a material impact on our costs from the third quarter of 2022 onwards.

In addition, the U.S. government and other governments in jurisdictions in which we operate have imposed sanctions and export controls against Russia, Belarus and interests therein and threatened additional sanctions and controls. Our business may be impacted by the increase in energy prices and the availability of energy during the winter months. The impact of these measures, now and in the future, could adversely affect our business, supply chain or customers. See “Risk Factors — Risks Relating to the Markets in Which We Operate — Our business may be negatively impacted by economic or other consequences from Russia’s war against Ukraine and the sanctions imposed as a response to that action” for additional information.

Impact of Inflation

Most of the countries and regions in which we operate, including the United States, Brazil, Australia, Mexico and Europe, are currently experiencing pronounced inflation. None of the locations in which we operate are experiencing hyperinflation. All segments experienced inflation in operating costs, especially in labor, freight and transportation and certain materials. We have also experienced high average sales prices impacted by the current inflationary environment. We expect these trends to continue through the second half of 2023. We have responded to inflationary challenges in 2022 and 2023 by continuing negotiations with customers to pass through costs increases in order to recoup the increased expenses we have experienced. We also continue to focus on operational initiatives that aim to deliver labor efficiencies, better agricultural performance and improved yields.

For more information about the risks of inflation on our operations, see “Risk Factors — Risks Relating to the Markets in Which We Operate — Deterioration of global economic conditions could adversely affect our business” and “— We are exposed to emerging and developing country risks,” — The Brazilian government exercises, and will continue to exercise, significant influence over the Brazilian economy. These influences, as well as the political and economic conditions of the country, could negatively affect our activities” and “— Our business may be negatively impacted by economic or other consequences from Russia’s war against Ukraine and the sanctions imposed as a response to that action.”

Overview of Results

We recorded a net loss of US$275.2 million for the three-month period ended March 31, 2023, compared to a net income of US$1,039.3 million for the three-month period ended March 31, 2022.

We recorded a net income of US$3,143.5 million in 2022, compared to a net income of US$3,818.6 million in 2021 and US$635.71 million in 2020.

Summary of Results

Three-Month Period Ended March 31, 2023 Compared to the Three-Month Period Ended March 31, 2022

	For the three-month period ended March 31,
	2023	2022	% Change
	(in millions of US$)
Consolidated statement of income:
Net revenue	16,687.2	17,364.1	(3.9)%
Cost of sales	(15,221.5)	(14,236.7)	6.9%
Gross profit	1,465.8	3,127.4	(53.1)%
General and administrative expenses	(514.2)	(606.9)	(15.3)%
Selling expenses	(1,111.8)	(1,099.6)	1.1%
Other expenses	(39.1)	(22.9)	70.8%
Other income	81.9	17.7	364.0%
Net operating expense	(1,583.1)	(1,711.7)	(7.5)%
Operating profit (loss)	(117.3)	1,415.6	n.m.
Finance income	121.6	556.9	(78.2)%
Finance expense	(420.7)	(597.1)	(29.5)%
Net finance expense	(299.2)	(40.1)	645.3%
Share of profit of equity-accounted investees, net of tax	2.8	2.9	(4.2)%
Profit (loss) before taxes	(413.7)	1,378.4	n.m.
Current income taxes	(6.7)	(372.4)	(98.2)%
Deferred income taxes	145.2	33.3	335.9%
Total income taxes	138.5	(339.1)	n.m.
Net income (loss)	(275.2)	1,039.3	n.m.

____________

n.m. = not meaningful.

Consolidated Results of Operations

Net Income (Loss)

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net income (loss)	(275.2)	1,039.3	n.m.	n.m.
Net margin (net income as percentage of net revenue)	(1.6)%	6.0%	—	n.m.

____________

n.m. = not meaningful.

For the reasons described below, we recorded a loss of US$275.1 million for the three-month period ended March 31, 2023, compared to a net income of US$1,039.3 million for the three-month period ended March 31, 2022. The net margin was (1.6)% for the three-month period ended March 31, 2023, compared to 6.0% for the three-month period ended March 31, 2022.

Net Revenue

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	16,687.2	17,364.1	(676.8)	(3.9)%

Our net revenue decreased by US$676.8 million, or 3.9%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022. Our net revenue was negatively impacted by a 5.9% decrease in average sales prices in nearly all segments. This decrease was partially offset by an overall 2.1% increase in our sales volumes. For more information, see “— Segment Results.”

Cost of Sales

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Cost of sales	15,221.5	14,236.7	984.8	6.9%
Gross profit	1,465.8	3,127.4	(1,661.6)	(53.1)%
Cost of sales as percentage of net revenue	91.2%	82.0%	—	9.2.p.p.

Our cost of sales increased by US$984.8 million, or 6.9%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily due to: (1) an increase in operating costs to US$12,996.7 million in the three-month period ended March 31, 2023 from US$12,158.3 million in the comparative period in 2022 primarily resulting from (i) a 6.9% increase in the cost of raw materials and production inputs due to increases in livestock and grain prices in certain regions where we operate which were impacted by lower availability of cattle and inflation; and (ii) a 6.6% increase in labor costs to US$1,789.8 million in the three-month period ended March 31, 2023 from US$1,679.4 million in the comparative period in 2022 primarily due to increases in wages

General and Administrative Expenses

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
General and administrative expenses	514.2	606.9	(92.8)	(15.3)%
General and administrative expenses as percentage of net revenue	3.1%	3.5%	—	(0.4)p.p.

Our general and administrative expenses decreased by US$92.8 million, or 15.3%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily due to a decrease of US$73.1 million in salaries and benefits to US$280,9 million in the three-month period ended March 31, 2023 from US$354.0 million in the comparative period in 2022, mainly due to the reduction in provision of payment of employee bonuses.

Selling Expenses

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Selling expenses	1,111.8	1,099.6	12.2	1.1%
Selling expenses as percentage of net revenue	6.7%	6.3%	—	0.4p.p.

Our selling expenses increased by US$12.2 million, or 1.1%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily due to (1) a 36.4% increase in salaries and benefits to US$69.3 million in the three-month period ended March 31, 2023 from US$50.8 million in the comparative period in 2022 primarily related to additional bonus payments and increases in wages; and (2) a 5.6% increase in advertising and marketing expenses to US$76.3 million in the three-month period ended March 31, 2023 from US$72.2 million in the comparative period in 2022 due to expenses to promote our brands and increase consumer preference.

Finance Expense, Net

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net finance expense	(299.2)	(40.1)	(259.0)	645.3%
Gains from exchange rate variation	53.9	506.8	(452.8)	(89.4)%
Fair value adjustments on derivatives	(14.7)	(231.3)	216.5	(93.6)%
Interest expense	(395.1)	(302.0)	(93.2)	30.9%
Interest income	67.6	50.2	17.5	34.8%
Bank fees and others	(10.9)	(63.8)	53.0	(83.0)%

Our net finance expense increased by US$259.0 million, or 645.3%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily due to:

•        Gains from exchange rate variation — Gains from exchange rate variation decreased by US$452.8 million, or 89.4%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily as a result of the impact of the exchange rate variation on intercompany balances, which was a gain of US$30.2 million in the three-month period ended March 31, 2023 from a gain of US$342.5 million in the comparative period in 2022. Since the first quarter 2022, our loan structure was reviewed and our intercompany loans were converted into equity investments that in substance form part of the reporting entity’s net investment in a foreign operation, and for which foreign exchange gains and losses are recognized in other comprehensive income instead of profit or loss.

•        Interest Expense — Interest expense increased by US$93.2 million, or 30.9%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022. Interest expenses from loans and financings increased by US$42.7 million during the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily due to a 3.1% increase in loans coupled with an increase in interest rates.

Partially offset by:

•        Fair value adjustments on derivatives — Fair value losses from derivatives transactions decreased by US$216.5 million, or 93.6%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, substantially all of which was related to our practice of hedging our exposure of the devaluation of the Brazilian real against the U.S. dollar.

•        Bank fees and others — Bank fees and others decreased by US$53.0 million, or 83.0%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, primarily as a result of the expenses of redemption premiums in the amount of US$42.7 million recorded during the three-month period ended March 31, 2022, incurred in connection with the redemption of JBS USA Foods’ 5.750% senior notes due 2028.

•        Interest Income — Interest income increased by US$17.5 million, or 34.8%, in the three-month period ended March 31, 2023, as compared to the comparative period in 2022, due to US$8.0 million increase in interest income primarily from present value adjustments of our accounts receivables and US$3.8 million increase in interest income from short-term investments as a result of higher interest rates.

Current and Deferred Income Taxes

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Profit (loss) before taxes	(413.7)	1,378.4	n.m.	n.m.
Nominal rate	34%	34%	—	—
Expected tax expense	140.7	(468.7)	n.m.	n.m.
Current income taxes	(6.7)	(372.4)	365.7	(98.2)%
Deferred income taxes	145.2	33.3	111.9	335.9%
Total income taxes	138.5	(339.1)	n.m.	n.m.
Effective income tax rate	33.48%	24.60%	8.88 p.p.	n.m.

____________

n.m. = not meaningful.

The nominal tax rate for Brazilian income tax and social contribution is 34%. However, our effective tax rate may change in each period based on fluctuations in the taxable income generated by each of our foreign subsidiaries, different tax rates in countries where we operate and the tax credits generated by tax payments made by foreign subsidiaries, which can be used to offset taxes that would be paid in Brazil.

Therefore, the nature and timing of the permanent differences that arise during the period also affect our effective tax rate. These permanent differences generally refer to subsidies made for investments in Brazil and abroad, differences in tax rates on foreign subsidiaries, unrecognized deferred taxes in the current year, income from untaxed interest on foreign subsidiaries and the impact of taxation on companies with dual jurisdiction.

Effective income tax rate increased by 8.88 p.p. to 33.48% in the three-month period ended March 31, 2023, compared to 24.60% in the comparative period in 2022, primarily due to the impact of: (1) non-taxable tax benefits, which increased the effective income tax rate by 32.2% in the three-month period ended March 31, 2023, compared with a 3.2% decrease in the comparative period in 2022; (2) non-taxable interest — Foreign subsidiaries, which increased the effective income tax rate by 8.1% in the three-month period ended March 31, 2023, compared to a decrease of 1.5% in the comparative period in 2022; and (3) difference of tax rates on taxable income from foreign subsidiaries, which decreased the effective income tax by 4.3% in the three-month period ended March 31, 2023, compared with a 9.2% decrease in the comparative period in 2022. These impacts were partially offset by: (1) profits taxed by-foreign jurisdictions, which decreased the effective income tax rate by 20.4% in the three-month period ended March 31, 2023, compared to an increase of 3.4% in the comparative period in 2022; and (2) deferred income tax not recognized, which decreased the effective income tax rate by 18.3% in the three-month period ended March 31, 2023, compared to an increase of 1.5% in the comparative period in 2022.

Segment Results

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollars)
Net revenue
Brazil segment	2,348.5	2,738.2	(389.7)	(14.2)%
Seara segment	1,988.5	1,813.0	175.5	9.7%
Beef North America segment	5,266.4	5,539.8	(273.4)	(4.9)%
Pork USA segment	1,808.2	1,900.9	(92.7)	(4.9)%
Pilgrim’s Pride segment	4,162.1	4,237.2	(75.1)	(1.8)%
Australia segment	1,394.7	1,417.6	(22.9)	(1.6)%
Others segment	244.6	190.2	54.4	28.6%
Total reportable segments	17,213.0	17,837.0	(624.0)	(3.5)%
Eliminations(1)	(525.7)	(472.9)	(52.8)	11.2%
Total net revenue	16,687.2	17,364.1	(676.8)	(3.9)%
Adjusted EBITDA
Brazil segment	57.1	83.7	(26.6)	(31.1)%
Seara segment	28.3	117.7	(89.5)	(76.5)%
Beef North America segment	22.3	785.1	(762.8)	(97.2)%
Pork USA segment	44.6	235.6	(191.0)	(81.1)%
Pilgrim’s Pride segment	268.7	612.9	(344.2)	(56.2)%
Australia segment	(3.4)	85.1	n.m.	n.m.
Others segment	(0.7)	7.5	n.m.	n.m.
Total reportable segments	416.8	1,927.7	(1,510.8)	(78.4)%
Eliminations(1)	(0.6)	(0.5)	(0.1)	11.1%
Total Adjusted EBITDA	416.3	1,927.1	(1,510.9)	(78.4)%

____________

(1)      Includes intercompany and intersegment transactions.

          n.m. = not meaningful.

We measure our segment profitability using Adjusted EBITDA, which is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of DOJ and exclusion of antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; exclusion of J&F Leniency Refund; and certain other income (expenses), net.

Brazil Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	2,348.5	2,738.2	(389.7)	(14.2)%
Adjusted EBITDA	57.1	83.7	(26.6)	(31.8)%

Net Revenue.    Changes in our Brazil segment net revenue were impacted by an 8.9% decrease in sales volumes and an 8.7% decrease in sales prices in the three-month period ended March 31, 2023 when compared with the comparative period in 2022, mainly as a result of lower volumes and prices in the export market due to the temporary suspension of beef exports to China that took place in February and March of 2023. For more information, see “The Global Protein Industry — Global Beef Industry — Imports and Exports.”

Adjusted EBITDA.    Adjusted EBITDA in our Brazil segment decreased by US$26.6 million, or 31.8%, to US$57.1 million in the three-month period ended March 31, 2023 from US$83.7 million in the comparative period in 2022, primarily due to the decrease in our net revenue, as mentioned above.

Seara Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	1,988.5	1,813.0	175.5	9.7%
Adjusted EBITDA	28.3	117.7	(89.5)	(76.0)%

Net Revenue.    Changes in our Seara segment net revenue in the three-month period ended March 31, 2023 when compared with the comparative period in 2022 were primarily impacted by (1) a 6.6% increase in sales volumes due to a higher demand from the international markets; and (2) a 3.2% increase in sales prices in the domestic market, especially in the prepared food segment.

Adjusted EBITDA.    Adjusted EBITDA in our Seara segment decreased by US$89.5 million, or 76.0%, to US$28.3 million in the three-month period ended March 31, 2023 from US$117.7 million in the comparative period in 2022, primarily due to an increase in some of our operating costs of US$264.9 million, or 15.6%, to US$1,960.2 million in the three-month period ended March 31, 2023 from US$1,695.3 million in the comparative period in 2022. Operating costs were impacted primarily by a 11.9% increase in raw material costs in Brazilian real as a result of higher grain prices.

Beef North America Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	5,266.4	5,539.8	(273.4)	(4.9)%
Adjusted EBITDA	22.3	785.1	(762.8)	(97.2)%

Net Revenue.    Changes in our Beef North America segment net revenue were primarily impacted by a 6.9% decrease in sales prices in the three-month period ended March 31, 2023 when compared with the comparative period in 2022, mainly as a result of lower exports, due to weaker demand from Asian countries. This decrease in sales prices was partially offset by 1.8% increase in volumes.

Adjusted EBITDA.    Adjusted EBITDA in our Beef North America segment decreased by US$762.8 million, or 97.2%, to R$22.3 million in the three-month period ended March 31, 2023, from R$785.1 million in the comparative period in 2022 primarily due to: (1) the decrease in our net revenue; and (2) an increase in some of our operating costs of US$489.4 million, or 10.3% to US$5,244.1 million in the three-month period ended March 31, 2023 from US$4,754.7 million in the comparative period in 2022. In the three-month period ended March 31, 2023, beef margins in North America suffered a material impact compared with the comparative period in 2022 , as a result of changes in market conditions, reducing the availability of animals for processing.

Pork USA Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	1,808.2	1,900.9	(92.7)	(4.9)%
Adjusted EBITDA	44.6	235.6	(191.0)	(81.1)%

Net Revenue.    Changes in our Pork USA segment net revenue were primarily impacted by a 5.3% decrease in sales prices in the three-month period ended March 31, 2023 when compared with the comparative period in 2022, primarily due to an oversupply of hogs.

Adjusted EBITDA.    Adjusted EBITDA in our Pork USA segment decreased by US$191.0 million, or 81.1%, to US$44.6 million in the three-month period ended March 31, 2023 from US$235.6 million in the comparative period in 2022, primarily due to: (1) the decrease in our net revenue; and (2) an increase in some of our operating costs of US$98.2 million, or 5.9%, to US$1,763.6 million in the three-month period ended March 31, 2023 from US$1,665.3 million in the comparative period in 2022, primarily due to a 6.6% increase in raw material costs, as a result of lower availability of live hogs and higher grain costs as well as a 9.5% increase in employee wages.

Pilgrim’s Pride Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	4,162.1	4,237.2	(75.1)	(1.8)%
Adjusted EBITDA	268.7	612.9	(344.2)	(56.2)%

Net Revenue.    Changes in our Pilgrim’s Pride segment net revenue were primarily impacted by a 1.2% decrease in sales volumes in the three-month period ended March 31, 2023 when compared with the comparative period in 2022, mainly as a result of weaker demand for exports, while the demand from domestic markets was flat, whereby sales prices remained constant.

Adjusted EBITDA.    Adjusted EBITDA in our Pilgrim’s Pride segment decreased by US$344.2 million, or 56.2%, to US$268.7 million in the three-month period ended March 31, 2023 from R$612.9 million in the comparative period in 2022, primarily due to: (1) the decrease in our net revenue; and (2) an increase in some of our operating costs of US$269.2 million, or 7.4%, to US$3,893.4 million in the three-month period ended March 31, 2023 from US$3,624.3 million in the comparative period in 2022, primarily due to a 13.7% increase in raw material costs as a result of higher commodity grain prices impacted by the inflationary environment, coupled with higher labor costs of 4.7% in the three-month period ended March 31, 2023.

Australia Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	1,394.7	1,417.6	(22.9)	(1.6)%
Adjusted EBITDA	(3.4)	85.1	n.m.	n.m.

____________

n.m. = not meaningful.

Net Revenue.    Changes in our Australia segment net revenue were primarily impacted by a 26.4% decrease in sales prices in the three-month period ended March 31, 2023 when compared with the comparative period in 2022, mainly as a result of weaker prices in both the domestic and international markets.

Adjusted EBITDA.    Adjusted EBITDA in our Australia segment changed to a negative Adjusted EBITDA of US$3.4 million in the three-month period ended March 31, 2023 from a positive Adjusted EBITDA of US$85.1 million in the comparative period in 2022, primarily due to: (1) the decrease in our net revenue; and (2) an increase in some of our operating costs of US$65.6 million, or 4.9%, to US$1,398.1 million in the three-month period ended March 31, 2023 from US$1,332.5 million in the comparative period in 2022, primarily due to a 3.4% increase in raw material costs, impacted by the inflationary environment.

Others Segment

	For the three-month period ended March 31,		Change	% Change
	2023	2022
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	244.6	190.2	54.4	28.6%
Adjusted EBITDA	(0.7)	7.5	n.m.	n.m.

____________

n.m. = not meaningful.

Net Revenue.    Changes in our Others segment net revenue in the three-month period ended March 31, 2023 increase 28.6% when compared with the comparative period in 2022.

Adjusted EBITDA.    Adjusted EBITDA in our Others segment changed to a loss of US$0.7 million in the three-month period ended March 31, 2023 from an income of US$7.5 million in the comparative period in 2022.

Year Ended December 31, 2022 Compared to the Year Ended December 31, 2021

	For the year ended December 31,		% Change
	2022	2021
	(in millions of US$)
Consolidated statement of income:
Net revenue	72,613.9	65,042.7	11.6%
Cost of sales	(61,070.2)	(52,753.8)	15.8%
Gross profit	11,543.6	12,288.9	(6.1)%
General and administrative expenses	(2,290.0)	(2,821.2)	(18.8)%
Selling expenses	(4,681.6)	(3,551.8)	31.8%
Other expenses	(99.6)	(32.6)	205.5%
Other income	311.0	100.7	208.8%
Net operating expense	(6,760.2)	(6,304.8)	7.2%
Operating profit	4,783.3	5,984.1	(20.1)%
Finance income	808.6	430.7	87.7%
Finance expense	(2,050.3)	(1,369.2)	49.7%
Net finance expense	(1,241.6)	(938.5)	32.3%
Share of profit of equity-accounted investees, net of tax	11.8	17.2	(31.3)%
Profit before taxes	3,553.4	5,062.8	(29.8)%
Current income taxes	(515.2)	(1,402.6)	(63.3)%
Deferred income taxes	105.3	158.5	(33.6)%
Total income taxes	(409.9)	(1,244.1)	(67.0)%
Net income	3,143.5	3,818.6	(17.7)%

Consolidated Results of Operations

Net Income

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollar, unless otherwise indicated)
Net income	3,143.5	3,818.6	(675.1)	(17.7)%
Net margin (net income as percentage of net revenue)	4.3%	5.9%	—	(1.5	)p.p.

For the reasons described below, we recorded net income of US$3,143.5 million for the year ended December 31, 2022, compared to US$3,818.6 million for the year ended December 31, 2021. The net margin was 4.3% for the year ended December 31, 2022, compared to 5.9% for the year ended December 31, 2021.

Net Revenue

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	72,613.9	65,042.7	7,571.2	11.6%

Our net revenue increased by US$7,571.2 million, or 11.6%, in 2022, as compared to 2021. Our net revenue was positively impacted by a 14.8% increase in average sales prices as a result of the inflationary environment. This increase was partially offset by an overall 4.8% decrease in our sales volumes. For more information, see “— Segment Results.” In addition, our net revenue increased due to the impact of our acquisitions in 2022. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

Cost of Sales

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollar, unless otherwise indicated)
Cost of sales	61,070.2	52,753.8	8,316.4	15.8%
Gross profit	11,543.6	12,288.9	(745.2)	(6.1)%
Cost of sales as percentage of net revenue	84.1%	81.1%	—	3.0p.p.

Our cost of sales increased by US$8,316.4 million, or 15.8%, in 2022, as compared to 2021, primarily due to: (1) an increase in operating costs to US$52,469.2 million in 2022 from US$45,129.2 million in 2021 primarily resulting from (i) a 16.3% increase in the cost of raw materials and production inputs due to increases in livestock and grain prices in certain regions where we operate which were impacted by inflation and (ii) a 12.5% increase in labor costs to US$6,951.6 million in 2022 from US$6,178.8 million in 2021 primarily due to increases in wages; and (2) the impact of our acquisitions in 2022. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

General and Administrative Expenses

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollar, unless otherwise indicated)
General and administrative expenses	2,290.0	2,821.2	(531.2)	(36.0)%
General and administrative expenses as percentage of net revenue	3.2%	4.3%	—	(1.2	)p.p.

Our general and administrative expenses decreased by US$531.2 million, or 36.0%, in 2022, as compared to 2021, primarily due to the expenses related to the settlement agreement that JBS USA and PPC entered into with the SEC and the DOJ, respectively, totaling US$101.4 million in 2022 and US$792.7 in 2021; This decrease was partially offset by an increase due to the impact of our acquisitions in 2022. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

Selling Expenses

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollar, unless otherwise indicated)
Selling expenses	4,681.6	3,551.8	1,129.9	31.8%
Selling expenses as percentage of net revenue	6.4%	5.5%	—	1.0p.p.

Our selling expenses increased by US$1,129.9 million, or 31.8%, in 2022, as compared to 2021, primarily due to: (1) a 32.6% increase in freight and other selling expenses to US$3,970.7 million in 2022 from US$2,994.3 million in 2021 due to higher diesel prices and higher port and shipping costs; (2) a 35.0% increase in marketing and product promotion expenses to US$337.9 million in 2022 from US$250.3 million in 2021 due to expenses to promote our brands and increase consumer preference; and (3) a 35.0% increase related to labor expenses to US$242.3 million in 2022 from US$179.5 million in 2021 primarily related to increase in wages. In addition, our selling expenses increased due the impact of our acquisitions in 2022. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

Finance Expense, Net

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollar)
Net finance expense	(1,241.6)	(938.5)	(303.2)	32.3%
Gains/(losses) from exchange rate variation	415.6	(0.6)	416.2	—
Fair value adjustments on derivatives	(343.6)	46.7	(390.3)	—
Interest expense	(1,342.5)	(975.2)	(367.3)	37.7%
Interest income	268.4	144.3	124.1	86.0%
Bank fees and others	(239.6)	(153.8)	(85.9)	55.8%

Our net finance expense increased by US$303.2 million, or 32.3%, in 2022 as compared to 2021, primarily due to:

•        Interest Expense — Interest expense increased by US$367.3 million, or 37.7%, in 2022, as compared to 2021. Interest expenses from loans and financings increased US$123.6 million in 2022 as compared to 2021, primarily due by 6.2% increase in loans.

•        Fair value adjustments on derivatives — Fair value losses from derivatives transactions of US$343.6 million during 2022 compared to a gain from derivatives transactions of US$46.7 million during 2021, substantially all of which was related to our practice of hedging our exposure of the devaluation of the Brazilian real against the U.S. dollar.

•        Bank fees and others — Bank fees and others increased by US$85.9 million, or 55.8%, primarily as a result of the expenses of redemption premiums in the amount of US$167.9 million for the year ended December 31, 2022 (US$103.7 million for the year ended December 31, 2021), incurred in connection with the redemption of JBS Finance Luxembourg’s 5.750% senior notes due 2025, PPC’s 5.750% senior notes due 2025 and JBS Finance Luxembourg 7.000% senior notes due 2026.

Partially offset by:

•        Gains/(losses) from exchange rate variation — Exchange rate variation was a gain of US$415.6 million during 2022 from a loss of US$0.6 million during 2021 primarily as a result of the impact of the exchange rate variation on intercompany balances, which was a gain of US$311.7 million in 2022 from a loss of US$98.5 million in 2021. Since the first quarter 2022, our loan structure was reviewed and the intercompany loans were converted into equity investments that in substance form part of the reporting entity’s net investment in a foreign operation, and for which foreign exchange gains and losses are recognized in other comprehensive income instead of profit or loss.

•        Interest Income — Interest income increased by US$124.1 million, or 86.0%, in 2022, as compared to 2021 due to US$49.7 million increase in interest income primarily from present value adjustments of our accounts receivables and US$44.3 million increase in interest income from cash equivalents.

Current and Deferred Income Taxes

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Profit before taxes	3,553.4	5,062.8	(1,509.3)	(29.8)%
Nominal rate	34%	34%	—	—
Expected tax expense	(1,208.2)	(1,721.3)	513.2	(29.8)%
Current income taxes	(515.2)	(1,402.6)	887.4	(63.3)%
Deferred income taxes	105.3	158.5	(53.2)	(33.6)%
Total income taxes	(409.9)	(1,244.1)	834.2	(67.0)%
Effective income tax rate	11.54%	24.6%	13.0 p.p.	—

The nominal tax rate for Brazilian income tax and social contribution is 34%. However, our effective tax rate may change in each period based on fluctuations in the taxable income generated by each of our foreign subsidiaries, different tax rates in countries where we operate and the tax credits generated by tax payments made by foreign subsidiaries, which can be used to offset taxes that would be paid in Brazil.

Therefore, the nature and timing of the permanent differences that arise during the period also affect our effective tax rate. These permanent differences generally refer to subsidies made for investments in Brazil and abroad, differences in tax rates on foreign subsidiaries, unrecognized deferred taxes in the current year, income from untaxed interest on foreign subsidiaries and the impact of taxation on companies with dual jurisdiction.

Effective income tax rate decreased by 13.0% percentage points to 11.54% in 2022, compared to 24.6% in 2021, primarily due to the impact of: (1) Non-taxable tax benefits which decreased the effective income tax in 12.6% in 2022 compared with a 3.3% decrease in 2021; and (2) deferred income tax recognized for net operating losses from previous years decreased the effective income tax rate in 2.7% in 2022, compared to an increase of 3.1% in 2021. These impacts were partially offset by the difference of tax rates on the taxable income from foreign subsidiaries which decreased the effective income tax rate in 8.9% in 2022, compared to a decrease of 10.1% in 2021 and the profits taxed by-foreign jurisdictions which increased the effective income tax rate by 7.5% in 2022, compared to an increase of 4.8% in 2021.

Segment Results

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars)
Net revenue
Brazil segment	11,414.4	9,990.0	1,424.4	14.3%
Seara segment	8,324.2	6,773.8	1,550.4	22.9%
Beef North America segment	22,069.1	21,443.4	625.7	2.9%
Pork USA segment	8,153.1	7,626.2	526.8	6.9%
Pilgrim’s Pride segment	17,455.1	14,765.1	2,690.0	18.2%
Australia segment	6,323.3	5,344.9	978.4	18.3%
Others segment	842.0	713.0	129.1	18.1%
Total reportable segments	74,581.2	66,656.5	7,924.7	11.9%
Eliminations(1)	(1,967.2)	(1,613.8)	(353.5)	21.9%
Total net revenue	72,613.9	65,042.7	7,571.2	11.6%
Adjusted EBITDA
Brazil segment	468.9	431.9	37.1	8.6%
Seara segment	896.7	714.7	182.1	25.5%
Beef North America segment	2,081.7	4,511.9	(2,430.3)	(53.9)%
Pork USA segment	756.3	786.0	(29.7)	(3.8)%
Pilgrim’s Pride segment	2,084.6	1,691.7	392.9	23.2%
Australia segment	443.9	327.6	116.3	35.5%
Others segment	(7.9)	24.7	n.m.	n.m.
Total reportable segments	6,724.2	8,488.4	(1,764.3)	(20.8)%
Eliminations(1)	(2.2)	(2.0)	(0.2)	7.4%
Total Adjusted EBITDA	6,722.0	8,486.4	(1,764.4)	(20.8)%

____________

(1)      Includes intercompany and intersegment transactions.

n.m. = not meaningful.

We measure our segment profitability using Adjusted EBITDA, which is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of DOJ and exclusion of antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; exclusion of J&F Leniency Refund; and certain other income (expenses), net.

Brazil Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	11,414.4	9,990.0	1,424.4	14.3%
Adjusted EBITDA	468.9	431.9	37.1	8.6%

Net Revenue.    Changes in our Brazil segment net revenue were primarily impacted by a 22.4% increase in sales prices in 2022 when compared with 2021, mainly as a result of our strategy to continue increasing the value-added portfolio and to sell at higher prices in the international market, especially China, on the back of stronger demand. This increase in sales prices was partially offset by 7.2% decrease in volumes due the lower number of cattle processed, explained by the temporary suspensions of some of our Brazilian plants for export to China, as well as in the domestic market, where there was a very challenging macroeconomic scenario, putting pressure on beef consumption combined with the inflationary environment.

Adjusted EBITDA.    Adjusted EBITDA in our Brazil segment increased by US$37.1 million, or 8.6%, to US$468.9 million in 2022 from US$431.9 million in 2021, mainly impacted by a 22.4% increase in sales prices in 2022, partially offset by an increase in some of our operating costs by US$1,387.3 million, or 14.5%, to US$10,945.4 million in 2022, from US$9,558.1 million in 2021. The majority of operating costs in the Brazil segment are denominated in Brazilian real. The increase was primarily due to a 3.9% increase in cattle costs in Brazilian reais and a 22.2% increase in labor expenses in Brazilian real primarily related to higher wages. Unfavorable currency translation impacts increased our operating costs primarily due to the devaluation of the U.S. dollar against the Brazilian real as the majority of operating costs in the Brasil segment are denominated in Brazilian reais.

Seara Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	8,324.2	6,773.8	1,550.4	22.9%
Adjusted EBITDA	896.7	714.7	182.1	25.5%

Net Revenue.    Changes in our Seara segment net revenue in 2022 as compared to 2021 were primarily impacted by (1) a 2.2% increase in sales volumes mainly in exports due to the strong growth of poultry sales in the year and; (2) a 19.2% increase in sales prices in the domestic and export markets, mainly in prepared foods category as a result of gains in market share and consumer preference in the domestic and export markets.

Adjusted EBITDA.    Adjusted EBITDA in our Seara segment increased by US$182.1 million, or 25.5%, to US$896.7 million in 2022 from US$714.7 million in 2021, primarily due to the increase in net revenue, partially offset by an increase in some of our operating costs of US$1,368.3 million, or 22.6%, to US$7,427.5 million in 2022 from US$6,059.2 million in 2021. Operating costs were impacted primarily by a 10.2% increase in raw material costs in Brazilian real as a result of higher grain prices, notably corn and soybean meal impacted by the inflationary environment due to the conflict between Ukraine and Russia. Unfavorable currency translation impacts increased our operating costs primarily due to the devaluation of the U.S. dollar against the Brazilian real, as the majority of operating costs in the Seara segment are denominated in Brazilian reais. The supply of poultry in 2022 was very volatile as a result of the avian influenza in North America and Europe, lower productivity due to poultry genetics problems and the conflict between Ukraine and Russia impacting both top-line, prices and volumes, and costs.

Beef North America Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	22,069.1	21,443.4	625.7	2.9%
Adjusted EBITDA	2,081.7	4,511.9	(2,430.3)	(53.9)%

Net Revenue.    Changes in our Beef North America segment net revenue in 2022 as compared to 2021 were primarily impacted by a 4.1% increase in sales prices as a result of a strong demand in the United States and the increase from the Vivera Business Acquisition, which closed on June 17, 2021. This increase was partially offset by a 2.3% decrease in volumes sold explained by the current trend of reduction in the herd due to the beginning of a cycle of greater restriction of animals available for slaughter in the U.S.;

Adjusted EBITDA.    Adjusted EBITDA in our Beef North America segment decreased by US$2.430.3 million, or 53.9%, to R$2,081.7 million in 2022, from R$4,511.9 million in 2021 primarily due to an increase in some of our operating costs of US$3,056.0 million, or 18.0% to US$19,987.4 million in 2022 from US$16,931.5 million in 2021, explained by: (1) the 20.1% increase in raw material costs due to higher cattle prices to US$152/cwt (carcass weight) in 2022 from US$144/cwt (carcass weight) in 2021, according USDA data; and (2) a 5.9% increase in labor as a result of higher wages.

Pork USA Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	8,153.1	7,626.2	526.8	6.9%
Adjusted EBITDA	756.3	786.0	(29.7)	(3.8)%

Net Revenue.    Changes in our Pork USA segment net revenue in 2022 as compared to 2021 were primarily impacted by a 4.1% increase in average sales prices in the domestic and export markets while the volumes sold were flat; and by the impact from the TriOak Business Acquisition, which closed on December 2, 2022.

Adjusted EBITDA.    Adjusted EBITDA in our Pork USA segment decreased by US$29.7 million, or 3.8%, to US$756.3 million in 2022 from US$786.0 million in 2021, primarily due to an increase in some of our operating costs of US$556.6 million, or 8.1%, to US$7,396.8 million in 2022 from US$6,840.2 million in 2021, primarily due to a 6.8% increase in raw material costs, as a result of lower availability of live hogs and higher grain costs as well as a 6.1% increase in employee wages. This increase in some of our operating costs was partially offset by the increase of US$526.8 million in net revenue.

Pilgrim’s Pride Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	17,455.1	14,765.1	2,690.0	18.2%
Adjusted EBITDA	2,084.6	1,691.7	392.9	23.2%

Net Revenue.    Changes in our Pilgrim’s Pride segment net revenue in 2022 as compared to 2021 were primarily impacted by a 25.2% increase in sales prices, impacted by the inflationary environment, as well as the increase from the Pilgrim’s Food Masters Acquisition which closed on September 24, 2021. This increase was partially offset by a 10.0% decrease in sales volumes,

Adjusted EBITDA.    Adjusted EBITDA in our Pilgrim’s Pride segment increased by US$392.9 million, or 23.2%, to US$2,084.6 million in 2022 from R$1,691.7 million in 2021. The increase in our net revenue was partially offset by an increase in some of our operating costs of US$2,297.1 million, or 17.6%, to US$15,370.5 million in 2022 from US$13,073.5 million in 2021, primarily due to a 17.4% increase in raw material costs as a result of higher commodity grain prices impacted by the inflationary environment, coupled with higher labor costs of 9.4% and a 22.7% increase in electric power and maintenances expenses in 2022.

Australia Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	6,323.3	5,344.9	978.4	18.3%
Adjusted EBITDA	443.9	327.6	116.3	35.5%

Net Revenue.    Changes in our Australia segment net revenue in 2022 as compared to 2021 were primarily impacted by a 26.7% increase in sales prices, impacted by the inflationary environment, partially offset by a 15.2% decrease in sales volumes.

Adjusted EBITDA.    Adjusted EBITDA in our Australia segment increased by US$116.3 million, or 35.5% to US$443.9 million in 2022 from US$327.6 million in 2021. The increase in our net revenue was partially offset by the increase in some of our operating costs of US$862.0, or 17.2%, to US$5,879.4 million in 2022 from US$5,017.4 million in 2021, primarily due to a 9.1% increase in raw material costs, impacted by the inflationary environment; and the Huon and Rivalea Acquisitions which was closed on November 17, 2021 and January 4, 2022 respectively.

Others Segment

	For the year ended December 31,		Change	% Change
	2022	2021
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	842.0	713.0	129.1	18.1%
Adjusted EBITDA	(7.9)	24.7	n.m.	n.m.

____________

n.m. = not meaningful.

Net Revenue.    Changes in our Others segment net revenue in 2022 as compared to 2021 were primarily impacted by international leather operations and other operations in Europe.

Adjusted EBITDA.    Adjusted EBITDA in our Others segment changed to a loss of US$7.9 million in 2022 from an income of US$24.7 million in 2021. This was primarily due to an increase in some of our operating costs of US$161.7 million, or 23.5%, to US$849.9 million in 2022 from US$688.3 million in 2021 which was partially offset by the increase in our net revenue of US$129.1 million.

Year Ended December 31, 2021 Compared to the Year Ended December 31, 2020

	For the year ended December 31,
	2021	2020	% Change
	(in millions of US$)
Consolidated statement of income:
Net revenue	65,042.7	52,331.2	24.29%
Cost of sales	(52,753.8)	(43,657.7)	20.84%
Gross profit	12,288.9	8,673.4	41.68%
General and administrative expenses	(2,821.2)	(2,075.0)	35.96%
Selling expenses	(3,551.8)	(2,810.8)	26.36%
Other expenses	(32.6)	(63.9)	(48.96)%
Other income	100.7	160.0	(37.03)%
Net operating expense	(6,304.8)	(4,789.6)	31.63%
Operating profit	5,984.1	3,883.8	54.08%
Finance income	430.7	674.1	(36.11)%
Finance expense	(1,369.2)	(3,298.0)	(58.48%
Net finance expense	(938.5)	(2,623.9)	(64.23)%
Share of profit of equity-accounted investees, net of tax	17.2	10.4	64.63%
Profit before taxes	5,062.8	1,270.4	298.53%
Current income taxes	(1,402.6)	(444.8)	215.34%
Deferred income taxes	158.5	(189.9)	n.m.
Total income taxes	(1,244.1)	(634.7)	96.02%
Net income	3,818.6	635.7	500.74%

____________

n.m. = not meaningful.

Consolidated Results of Operations

Net Income

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollar, unless otherwise indicated)
Net income	3,818.6	635.7	3,183.0	500.7%
Net margin (net income as percentage of net revenue)	5.9%	1.2%	—	4.7p.p.

For the reasons described below, we recorded net income of US$3,818.6 million for the year ended December 31, 2021, compared to US$635.7 million for the year ended December 31, 2020. The net margin was 5.9% for the year ended December 31, 2021, compared to 1.2% for the year ended December 31, 2020.

Net Revenue

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollar, unless otherwise indicated)
Net revenue	65,042.7	52,331.2	12,711.5	24.3%

Our net revenue increased by US$12,711.5 million, or 24.3%, in 2021, as compared to 2020. Our net revenue was positively impacted by a 28.2% increase in average sales prices in all our segments, as a result of the inflationary environment partially offset by an overall 4.3% decrease in our sales volumes, primarily at our Brazil, Pork USA and Pilgrim’s Pride segments, which were partially offset by an increase in sales volumes at our Seara and Beef North America segments. For more information, see “— Segment Results.” In addition, our net revenue increased due to the impact of our acquisitions in 2021. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

Cost of Sales

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollar, unless otherwise indicated)
Cost of sales	52,753.8	43,657.7	9,096.1	20.8%
Gross profit	12,288.9	8,673.4	3,615.4	41.7%
Cost of sales as percentage of net revenue	81.1%	83.4%	—	(2.3)p.p.

Our cost of sales increased by US$9,096.1 million, or 20.8%, in 2021, as compared to 2020, primarily due to: (1) an increase in operating costs to US$45,129.2 million in 2021 from US$36,703.5 million in 2020 primarily resulting from (i) a 23.0% increase in the cost of raw materials due to increases in livestock and grain prices in certain regions where we operate which were impacted by inflation and (ii) a 9.6% increase in labor costs to US$6,178.8 million in 2021 from US$5,635.4 million in 2020 primarily due to increases in wages; and (2) the impact of our acquisitions in 2021. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

General and Administrative Expenses

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollar, unless otherwise indicated)
General and administrative expenses	2,821.2	2,075.0	746.2	36.0%
General and administrative expenses as percentage of net revenue	4.3%	4.0%	—	0.3p.p.

Our general and administrative expenses increased by US$746.2 million, or 36.0%, in 2021, as compared to 2020, primarily due to: (1) an expense recognition related to the settlement agreement that JBS USA and PPC entered into with the SEC and the DOJ, respectively, totaling US$792.7 million in 2021 and US$238.2 in 2020; and (2) the impact of our acquisitions in 2021. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

Selling Expenses

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollar, unless otherwise indicated)
Selling expenses	3,551.8	2,810.8	741.0	26.4%
Selling expenses as percentage of net revenue	5.5%	5.4%	—	0.1p.p.

Our selling expenses increased by US$741.0 million, or 26.4%, in 2021, as compared to 2020, primarily due to: (1) a 26.5% increase in freight expenses to US$2,994.5 million in 2021 from US$2,367.8 million in 2020 due to higher diesel prices and higher port and shipping costs, which were impacted by inflation; (2) a 34.9% increase in marketing and product promotion expenses to US$250.3 million in 2021 from US$185.5 million in 2020 due to expenses to promote our brands and increase consumer preference; and (3) a 14.6% increase related to labor expenses to US$179.5 million in 2021 from US$156.7 million in 2020 primarily related to increase in wages. In addition, our selling expenses increased due the impact of our acquisitions in 2021. For more information, see “— Items Affecting Comparability of Financial Results — Acquisitions.”

Finance Expense, Net

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollar)
Net finance expense	(938.5)	(2,623.9)	1,685.4	(64.2)%
Expenses from exchange rate variation	(0.6)	(1,774.5)	1,773.9	(100.0)%
Fair value adjustments on derivatives	46.7	(49.7)	96.4	(194.0)%
Interest expense	(975.2)	(932.3)	(42.8)	4.6%
Interest income	144.3	191.5	(47.1)	(24.6)%
Bank fees and others	(153.8)	(58.8)	(95.0)	161.5%

Our net finance expense decreased by US$1,685.4 million, or 64.2%, in 2021, as compared to 2020, primarily due to:

•        Expenses from Exchange Rate Variation — Expenses from the exchange rate variation decreased to US$0.6 million during 2021from US$1,774.5 million during 2020, primarily as a result of the decrease in the exchange rate variation on intercompany balances to US$98.5 million in 2021 from US$1,468.4 million in 2020 as a result of the conversion of intercompany loans to equity investments that in substance form part of the reporting entity’s net investment in a foreign operation since the third quarter of 2020, and for which foreign exchange gains and losses are recognized in other comprehensive income instead of profit or loss;

•        Fair value adjustments on derivatives — Fair value gain on derivatives transactions of US$46.7 million during 2021 compared to a fair value loss on derivatives transactions of US$49.7 million during 2020, substantially all of which was related to our practice of hedging our exposure against the devaluation of the Brazilian real.

Partially offset by:

•        Interest Expense — Interest expense increased by US$42.8 million, or 4.6%, in 2021, as compared to 2020, primarily because of the increase of US$41.1 million related to interest expenses from loans and financings;

•        Interest Income — Interest income decreased by US$47.1 million, or 24.6%, in 2021, as compared to 2020, primarily because of the recognition of US$61.6 million of interest and monetary correction from PIS and COFINS excluded from ICMS tax base and SELIC tax credits in 2020; and

•        Bank fees and others — Bank fees and others increased by US$95.0 million, or 161.5%, mainly as a result of the expenses of redemption premiums in the amount of US$103.7 million for the year ended December 31, 2021 (US$24.3 million for the year ended December 31, 2020) incurred in connection with the redemption of JBS Finance Luxembourg’s 5.750% senior notes due 2025, PPC’s 5.750% senior notes due 2025 and JBS Finance Luxembourg 7.000% senior notes due 2026.

Current and Deferred Income Taxes

	For the year ended December 31,		Change		% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Profit before taxes	5,062.8	1,270.4	3,792.4		298.5%
Nominal rate	34%	34%	—		—
Expected tax expense	(1,721.3)	(431.9)	(1,289.4)		298.5%
Current income taxes	(1,402.6)	(444.8)	(957.8)		215.3%
Deferred income taxes	158.5	(189.9)	n.m.		n.m.
Total income taxes	(1,244.1)	(634.7)	(609.4)		96.0%
Effective income tax rate	24.6%	50.0%	(25.4	)p.p.	—

____________

n.m. = not meaningful.

The nominal tax rate for Brazilian income tax and social contribution is 34%. However, our effective tax rate may change in each period based on fluctuations in the taxable income generated by each of our foreign subsidiaries, different tax rates in countries where we operate and the tax credits generated by tax payments made by foreign subsidiaries, which can be used to offset taxes that would be paid in Brazil.

Therefore, the nature and timing of the permanent differences that arise during the period also affect our effective tax rate. These permanent differences generally refer to subsidies made for investments in Brazil and abroad, differences in tax rates on foreign subsidiaries, unrecognized deferred taxes in the current year, income from untaxed interest on foreign subsidiaries and the impact of taxation on companies with dual jurisdiction.

Effective income tax rate decreased 25.4 percentage points to 24.6% in 2021, compared to 50.0% in 2020, primarily due to the impact of deferred income tax not recognized which increased the effective income tax rate in 3.0% in 2021, compared to an increase of 33.1% in 2020, and the impact of profits taxed by foreign jurisdictions which increased the effective income tax rate in 4.7% in 2021, compared to an increase of 17.0% in 2020. These impacts were partially offset primarily by the effect of the difference of tax rates on the taxable income from foreign subsidiaries which decreased the effective income tax rate in 9.7% in 2021, compared to a decrease of 23.6% in 2020, and the effect of the non-taxable interest in foreign subsidiaries which decreased the effective income tax rate in 2.1% in 2021, compared to a decrease of 8.2% in 2020.

Segment Results

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars)
Net revenue
Brazil segment	9,990.0	8,055.7	1,934.3	24.0%
Seara segment	6,773.8	5,186.6	1,587.2	30.6%
Beef North America segment	21,443.4	16,448.9	4,994.5	30.4%
Pork USA segment	7,626.2	6,144.6	1,481.6	24.1%
Pilgrim’s Pride segment	14,765.1	12,038.0	2,727.1	22.7%
Australia segment	5,344.9	4,673.6	671.3	14.4%
Others segment	713.0	563.8	149.2	26.5%
Total reportable segments	66,656.5	53,111.0	13,545.5	25.5%
Eliminations(1)	(1,613.8)	(779.9)	(833.9)	106.9%
Total net revenue	65,042.7	52,331.2	12,711.5	24.3%
Adjusted EBITDA
Brazil segment	431.9	577.4	(145.5)	(25.2)%
Seara segment	714.7	822.0	(107.3)	(13.1)%
Beef North America segment	4,511.9	2,161.4	2,350.5	108.7%
Pork USA segment	786.0	641.6	144.4	22.5%
Pilgrim’s Pride segment	1,691.7	1,149.2	542.5	47.2%
Australia segment	327.6	275.4	52.2	19.0%
Others segment	24.7	11.8	12.9	109.3%
Total reportable segments	8,488.4	5,638.7	2,849.7	50.5%
Eliminations(1)	(2.0)	(2.1)	0.1	(4.8)%
Total Adjusted EBITDA	8,486.4	5,636.6	2,849.8	50.6%

____________

(1)      Includes intercompany and intersegment transactions.

We measure our segment profitability using Adjusted EBITDA, which is calculated by making the following adjustments, as further described in this prospectus (see “Summary — Summary Historical Financial Data”), to net income: exclusion of net finance expenses; exclusion of current and deferred income taxes; exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of DOJ and exclusion of antitrust agreements; exclusion of donations and social programs expenses; exclusion of out of period tax credits impacts; exclusion of JBS fund for the Amazon; and certain other income (expenses), net.

Brazil Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	9,990.0	8,055.7	1,934.3	24.0%
Adjusted EBITDA	431.9	577.4	(145.5)	(25.2)%

Net Revenue.    Changes in our Brazil segment net revenue in 2021, as compared to 2020 were primarily impacted by a 31.6% increase in sales prices in 2021 when compared with 2020, impacted by the inflationary environment, partially offset by a 5.7% reduction in volume sold due to a decrease in the number of cattle processed.

Adjusted EBITDA.    Adjusted EBITDA in our Brazil segment decreased by US$145.5 million, or 25.2%, to US$577.4 million in 2021 from US$431.9 million in 2020, primarily due to an increase in some of our operating costs by US$2,079.8 million, or 27.8%, from US$7,478.3 million in 2020 to US$9,558.1 million in 2021. The majority of operating costs in the Brazil segment are denominated in Brazilian real. The increase was primarily due to a 35.2% increase in raw material costs in Brazilian real as a result of the shortage of cattle and a 6.9% increase in labor expenses in Brazilian real primarily related to higher wages. The increase in operating costs in Brazilian real was partially offset by the appreciation of the U.S. dollar against the Brazilian real.

Seara Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	6,773.8	5,186.6	1,587.3	30.6%
Adjusted EBITDA	714.7	822.0	(107.3)	(13.1)%

Net Revenue.    Changes in our Seara segment net revenue in 2021 as compared to 2020 were primarily impacted by: (1) a 18.8% increase in sales volumes, (2) a 9.9% increase in sales prices as a result of gains in market share and consumer preference in the domestic market and (3) the impact of the Margarine and Mayonnaise Business Acquisition in 2020.

Adjusted EBITDA.    Adjusted EBITDA in our Seara segment decreased by US$107.3 million, or 13.1%, to US$714.7 million in 2021 from US$822.0 million in 2020, primarily due to increases in some of our operating costs by US$1,694.6 million, or 38.8%, to US$6,059.2 million in 2021 from US$4,364.6 million in 2020. The majority of operating costs in the Seara segment are denominated in Brazilian real. Operating costs were impacted primarily due to a 45.1% increase in production costs in Brazilian real due to higher production volume and a 38.1% increase in raw material costs in Brazilian real, notably grain prices, as a result of the inflationary environment. The increase in operating costs was partially offset by the appreciation of the U.S. dollar against the Brazilian real.

Beef North America Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	21,213.7	16,448.9	4,764.8	29.0%
Adjusted EBITDA	4,511.9	2,161.4	2,350.5	108.8%

Net Revenue.    Changes in our Beef North America segment net revenue in 2021 as compared to 2020 were primarily impacted by a 25.1% increase in sales prices as a result of a strong demand in the United States, and the increase from the Empire Acquisition, which closed on April 6, 2020 and the Vivera Business Acquisition, which closed on June 17, 2021.

Adjusted EBITDA.    Adjusted EBITDA in our Beef North America segment increased by US$2,350.5 million, or 108.8%, to R$4,511.9 million in 2021, from R$2,161.4 million in 2020. The increase in our net revenue was partially offset by an increase in some of our operating costs which increased by US$2,414.3 million, or 16.9%, to US$16,701.8 million in 2021 from US$14,287.5 million in 2020, primarily due to the higher sales volumes, a 16.4% increase in raw material costs, primarily in cattle costs, and an increase in essential employee wages and benefits and other operating costs related to the impact of COVID-19 as well as higher transportation costs.

Pork USA Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	7,517.0	6,144.6	1,372.4	22.3%
Adjusted EBITDA	786.0	641.6	144.5	22.5%

Net Revenue.    Changes in our Pork USA segment net revenue in 2021 as compared to 2020 were primarily impacted by a 26.3% increase in average sales prices in the domestic and export markets, impacted by the inflationary environment, partially offset by a 3.6% decrease in sales volumes; and the increase from the Empire Acquisition, which closed on April 6, 2020 and the Sunnyvalley Business Acquisition, which closed on December 1, 2021.

Adjusted EBITDA.    Adjusted EBITDA in our Pork USA segment increased by US$144.5 million, or 22.5%, to US$786.0 million in 2021 from US$641.6 million in 2020. The increase in our net revenue was partially offset by an increase in some of our operating costs of US$1,227.9 million, or 22.3%, to US$6,730.9 million in 2021 from US$5,503.0 million in 2020, primarily due to a 29.2% increase in raw material costs, primarily hog costs. Industry-wide COVID related plant closures in the second quarter of 2020 resulted in an oversupply of hogs driving lower prices in that year. An increase in employee wages and transportation costs also contributed to the increase in cost of goods sold.

Pilgrim’s Pride Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	14,765.1	12,038.0	2,727.1	22.7%
Adjusted EBITDA	1,691.7	1,149.2	542.4	47.2%

Net Revenue.    Changes in our Pilgrim’s Pride segment net revenue in 2021 as compared to 2020 were primarily impacted by a 44.8% increase in sales prices, impacted by the inflationary environment, partially offset by a 17.1% decrease in sales volumes, as well as the increase from the Pilgrim’s Food Masters Acquisition.

Adjusted EBITDA.    Adjusted EBITDA in our Pilgrim’s Pride segment increased by US$542.4 million, or 47.2%, to US$1,691.7 million in 2021 from R$1,149.2 million in 2020. The increase in our net revenue was partially offset by an increase in some of our operating costs of US$2,156.9 million, or 19.8%, to US$13,045.6 million in 2021 from US$10,888.7 million in 2020, primarily due to a 22.0% increase in raw material costs as a result of higher commodity grain prices impacted by the inflationary environment coupled with higher labor and transportation costs and the Pilgrim’s Food Masters Acquisition.

Australia Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	5,344.9	4,673.6	671.3	14.4%
Adjusted EBITDA	327.6	275.4	52.2	18.9%

Net Revenue.    Changes in our Australia segment net revenue in 2021 as compared to 2020 were primarily impacted by a 14.4% increase in sales prices, impacted by the inflationary environment; and the Huon Acquisition.

Adjusted EBITDA.    Adjusted EBITDA in our Australia segment increased by US$52.2 million, or 18.9%, to US$327.6 million in 2021 from US$275.4 million in 2020. The increase in our net revenue was partially offset by an increase in some of our operating costs of US$619.2, or 14.1%, to US$5,017.4 million in 2021 from US$4,398.2 million in 2020, primarily due to a 13.6% increase in raw material costs, impacted by the inflationary environment; and the Huon Acquisition.

Others Segment

	For the year ended December 31,		Change	% Change
	2021	2020
	(in millions of U.S. dollars, unless otherwise indicated)
Net revenue	713.0	563.8	149.2	26.5%
Adjusted EBITDA	24.7	11.8	13.0	110.2%

Net Revenue.    Changes in our Others segment net revenue in 2021 as compared to 2020 were primarily impacted by international leather operations and other operations in Europe.

Adjusted EBITDA.    Adjusted EBITDA in our Others segment increased by US$13.0 million, or 110.2%, to R$24.7 million in 2021 from R$11.8 million in 2020.The increase in our net revenue of US$149.2 million was partially offset by an increase in some of our operating costs of US$136.2 million, or 24.7%, to US$688.2 million in 2021 from US$552.0 million in 2020.

Liquidity and Capital Resources

Our financial condition and liquidity is and will continue to be influenced by a variety of factors, including:

•        our ability to generate cash flows from operations;

•        the level of our outstanding indebtedness and the interest we are obligated to pay on our indebtedness, which affects our net financial results;

•        prevailing domestic and international interest rates, which affect our debt service requirements;

•        our ability to continue to borrow funds from financial institutions or to access the capital markets;

•        our working capital needs, based on our growth plans;

•        our capital expenditure requirements, which consist primarily of purchasing property, plant and equipment; and

•        strategic investments and acquisitions.

Our principal cash requirements consist of the following:

•        the purchase of raw materials, most of which represents the purchase of feed ingredients for the production of chicken and hogs and the purchase of livestock for our processing operations;

•        our working capital requirements;

•        the servicing of our indebtedness;

•        capital expenditures related mainly to our purchases of property, plant and equipment;

•        strategic investments, and acquisitions;

•        dividends and other distributions; and

•        taxes in connection with our operations.

Our main sources of liquidity consist of the following:

•        cash flows from operating activities; and

•        short-term and long-term borrowings.

We believe that our cash on hand, cash flow from operations and remaining availability under credit lines from commercial banks will be sufficient to meet our ongoing operating requirements, make scheduled principal and interest payments on our outstanding debt and fund our capital expenditures for the foreseeable future. Our ability to continue to generate sufficient cash, however, is subject to certain general economic, financial, industry, legislative, regulatory and other factors beyond our control. For more information, see “Risk Factors.”

Cash Flows

The table below shows our cash flows from operating, investing and financing activities for the periods indicated:

	For the three-month period ended March 31,		For the year ended December 31,
	2023	2022	2022	2021	2020
	(in millions of U.S. dollars)
Net cash provided by (used in) operating activities	(846.9)	(107.5)	2,580.5	3,998.6	4,419.5
Net cash used in investing activities	(314.7)	(556.0)	(2,535.6)	(3,516.4)	(1,482.8)
Net cash provided by (used in) financing activities	408.4	148.0	(1,667.5)	(64.5)	(1,429.5)
Effect of exchange rate changes on cash and cash equivalents	(8.7)	(745.0)	(15.4)	(40.4)	(209.6)
Change in cash and cash equivalents, net	(761.9)	(1,260.5)	(1,637.9)	377.3	1,297,6
Cash and cash equivalents at the beginning of the period	2,526.4	3,787.0	4,164.3	3,787.0	2,489.4
Cash and cash equivalents at the end of the period	1,764.6	2,526.4	2,526.4	4,164.3	3,787.0

Operating Activities

Cash flow provided by (used in) operating activities may vary from time to time according to the fluctuation of sales revenues, cost of sales, operating expenses, changes in operating activities, interest paid and received and income tax paid.

Net cash used in operating activities for the three-month period ended March 31, 2023 was US$846.9 million, compared to net cash used in operating activities of US$107.5 million for the comparative period in 2022. This increase in net cash used in operating activities was primarily due to:

•        an increase in inventories to a cash consumption of US$113.9 million in the three-month period ended March 31, 2023, compared to a cash consumption of US$412.2 million in the comparative period in 2022;

•        an increase in trade accounts receivable to US$200.4 million in the three-month period ended March 31, 2023, compared to a cash consumption of US$46.2 million in the comparative period in 2022; and

•        an increase in income taxes paid to a cash consumption of US$10.5 million in the three-month period ended March 31, 2023, compared to a cash consumption of US$133.2 million in the comparative period in 2022.

This increase was partially offset by:

•        a decrease in net income adjusted for non-cash effects to US517.5 million in the three-month period ended March 31, 2023, compared to US$1,915.2 million in the comparative period in 2022; and

•        a decrease in interest paid to a cash consumption of US$316.1 million in the three-month period ended March 31, 2023, compared to a cash consumption of US$208.9 million in the comparative period in 2022.

Net cash provided by operating activities for 2022 was US$2,580,5 million, compared to net cash provided by operating activities of US$3,998.6 million for 2021. This decrease in cash flow from operating activities was primarily due to:

•        a decrease in net income adjusted for non-cash effects to US$6,681,2 million in 2022, compared with US$8,542.1 million in 2021;

•        a decrease in cash provided to US$253.2 million in 2022, related to the increase in trade accounts payable and supply chain finance, compared to US$1,199.0 million in 2021; and

•        an increase in cash consumption to US$709.0 million in 2022 related to the increase in recoverable taxes, compared with US$9.2 million in 2021.

This decrease was partially offset by:

•        a decrease in cash consumption to US$269.6 million in 2022, related to the increase in trade accounts receivable, compared to US$803.1 million in 2021.

•        a decrease in payments related to agreements with DOJ and Antitrust to US$167.0 million in 2022 compared to US$ 762.9 million in 2021.

•        a decrease in cash consumption related to inventories to US$458.2 million in 2022, compared to US$1,456.4 million in 2021.

Net cash provided by operating activities for 2021 was US$3,998.6 million, compared to net cash provided by operating activities of US$4,419.5 million for 2020. This decrease in cash flow from operating activities between these periods was primarily due to:

•        an increase in cash consumption to US$1,456.4 million in 2021, related to the increase in inventories during 2021, compared with US$195.3 million in 2020;

•        an increase in cash consumption to US$803.1 million in 2021, related to the increase in trade accounts receivable during 2021, compared with generation of cash of US$167.3 million in 2020;

•        the payment of US$762.9 million related to agreements with DOJ and Antitrust during 2021 that did not occur in 2020; and

•        the increase in income tax paid to US$1,124.1 million in 2021, compared to US$639.2 million in 2020;

This decrease was partially offset by:

•        an increase in net income including the non-cash effects to US$8,542.1 in 2021, compared with US$5,673.8 in 2020; and

•        an increase in cash provided related to trade accounts payable and supply chain finance to US$1,199.0 million in 2021, compared to US$561.9 million in 2020.

Investing Activities

Cash flow provided by (used in) investing activities is primarily related to: (1) our acquisition of subsidiaries minus net cash at the time of acquisition; (2) our acquisition of property, plant and equipment; (3) our acquisition of intangible assets; and (4) our receipt of payment from the sale of property, plant and equipment.

For the three-month period ended March 31, 2023, net cash used in investing activities totaled US$314.7 million, of which US$330.8 million was cash used in purchases of property, plant and equipment, partially offset by US$13.9 million in cash provided by sales of property, plant and equipment.

For the three-month period ended March 31, 2022, net cash used in investing activities totaled US$556.0 million, of which US$418.1 million was cash used in purchases of property, plant and equipment and US$136.6 million was cash used in payments for business acquisitions, net of cash acquired.

For 2022, net cash used in investing activities totaled US$2,535.6 million, of which US$2,172.6 million was cash used in purchases of property, plant and equipment and US$378.9 million was cash used in payments of acquisitions, partially offset by US$48.8 million in cash provided by sales of property, plant and equipment.

For 2021, net cash used in investing activities totaled US$3,516.4 million, of which US$1,780.5 million was cash used in purchases of property, plant and equipment and US$1,754.5 million was cash used in payments of acquisitions, partially offset by US$43.6 million in cash provided by sales of property, plant and equipment.

For 2020, net cash used in investing activities totaled US$1,482.8 million, of which US$1,144.9 million was cash used in purchases of property, plant and equipment and US$405.6 million was cash used in payments of acquisitions, partially offset by US$72.3 million in cash provided by sales of property, plant and equipment.

Financing Activities

Cash flow provided by financing activities includes primarily proceeds from new loans and financings and derivatives settled in cash. Cash flow used in financing activities includes primarily principal payments on loans and financings, payments related to derivatives settled in cash, payments for purchase of treasury shares and payments of dividends.

For the three-month period ended March 31, 2023, net cash provided by financing activities totaled US$408.4 million, of which US$987.1 million was cash proceeds from loans and financings; which was partially offset by US$495.1 million in cash used in payments of loans and financings and US$106.0 million in cash used in payments of leasing contracts.

For the three-month period ended March 31, 2022, net cash provided by financing activities totaled US$148.0 million, of which US$2,233.9 million was cash proceeds from loans and financings; which was partially offset by US$1,544.3 million in cash used in payments of loans and financings and US$346.1 million in cash used to purchase of treasury shares.

For 2022, net cash used in financing activities totaled US$1,667.5 million, of which US$7,473.2 million was cash used in payments of loans and financings, US$551.9 million was cash used in purchase of treasury shares and US$872.8 million was cash used in payments of dividends; partially offset by US$8,011.6 million in cash proceeds from loans and financings.

For 2021, net cash used in financing activities totaled US$64.5 million, of which US$6,272.5 million was cash used in payments of loans and financings, US$1,922.1 million was cash used in purchase of treasury shares and US$1,379.6 million was cash used in payments of dividends; partially offset by US$9,981.0 million in cash proceeds from loans and financings.

For 2020, net cash used in financing activities totaled US$1,429.5 million, of which US$2,814.2 million was cash used in payments of loans and financings, US$306.1 million was cash used in payments of leases and US$267.5 million was cash used in payments of dividends; partially offset by US$2,327.9 million in cash proceeds from loans and financings.

Indebtedness and Financing Strategy

As of March 31, 2023, our total outstanding indebtedness was US$18,248.7 million, consisting of US$1,975.1 million of current loans and financings and US$16,273.6 million of non-current loans and financings, representing 60.9% of our total liabilities, which totaled US$29,946.9 million as of March 31, 2023.

As of December 31, 2022, our total outstanding indebtedness was US$17,700.1 million, consisting of US$1,577.0 million of current loans and financings and US$16,123.1 million of non-current loans and financings, representing 58.3% of our total liabilities, which totaled US$30,339.4 million as of December 31, 2022.

As of December 31, 2021, our total outstanding indebtedness was US$16,578.8 million, consisting of US$2,135.0 million of current loans and financings and US$14,443.8 million of non-current loans and financings, representing 58.0% of our total liabilities, which totaled US$28,573.5 million as of December 31, 2021.

Our financing strategy has been and will be, over the next several years, to: (1) extend the average maturity of our outstanding indebtedness, including by refinancing short-term debt through longer-term borrowings and issuing longer-term debt securities, in order to increase our liquidity levels and improve our strategic, financial and operational flexibility; and (2) reduce our financing costs by accessing lower-cost sources of finance, including through the capital markets and export finance.

Based on the profile of our indebtedness as of March 31, 2023 and our track record, we believe we will continue to be able to raise funds in U.S. dollars, euros and reais to meet our financial obligations. We further believe that our capital expenditures during recent years, in addition to capital expenditures that we intend to make in the near future, will allow us to increase our ability to generate cash, to strengthen our credit ratios and to enhance our capacity to meet our financial obligations.

We maintain lines of credit with various financial institutions to finance working capital requirements, and we believe we will continue to be able to obtain additional credit to finance our working capital needs based on our past track record and current market conditions.

Indebtedness Summary and Maturities

The table below sets forth our consolidated loans and financings as of March 31, 2023. A “foreign currency” instrument refers to an instrument whose currency is different from the functional currency of the borrower. A “local currency” instrument refers to an instrument whose currency is the same as the functional currency of the borrower.

Type	Average annual interest rate	Currency	Index	Maturity	As of March 31, 2023
					(in millions of U.S. dollars)
Foreign currency:
ACC – Advances on exchange contracts	6.57%	USD	SOFR	2023-24	816.3
Prepayment	5.43%	USD	Libor and SOFR	2023-27	862.6
Credit note – export	6.61%	USD		2023	74.8
FINIMP – Import Financing	5.00%	USD and EUR	Libor and Euribor	2023-25	92.8
White Stripe credit facility	7.67%	USD and CAD	—	2023	1.4
Working capital – Dollar	7.37%	USD	Libor	2030	3.6
CRA – Agribusiness Credit Receivable Certificates	3.53%	USD	—	2027	13.4
Scott credit facilities	4.97%	USD	—	2024	1.8
Total foreign currency					1,866.7

Local currency:
FINAME	5.59%	BRL	—	2023-25	1.1
FINEP	9.00%	BRL	—	2025	2.1
Prepayment	7.09%	GBP	SOFR	2023	8.2
Notes 5.88% PPC 2027	5.88%	USD	—	2027	867.0
Notes 2.50% JBS Lux 2027	2.50%	USD	—	2027	988.1
Notes 5.13% JBS Lux 2028	5.13%	USD	—	2028	891.2
Notes 6.50% JBS Lux 2029	6.50%	USD	—	2029	80.2
Notes 3.00% JBS Lux 2029	3.00%	USD	—	2029	586.9
Notes 5.50% JBS Lux 2030	5.50%	USD	—	2030	1,252.4
Notes 3.75% JBS Lux 2031	3.75%	USD	—	2031	501.0
Notes 4.25% PPC 2031	4.25%	USD	—	2031	1,001.9
Notes 3.00% JBS Lux 2032	3.00%	USD	—	2032	989.6
Notes 3.63% JBS Lux 2032	3.63%	USD	—	2032	990.3
Notes 3.50% PPC 2032	3.50%	USD	—	2032	892.7
Notes 5.75% JBS Lux 2033	5.75%	USD	—	2033	2,087.5
Notes 4.38% JBS Lux 2052	4.38%	USD	—	2052	892.9
Notes 6.50% JBS Lux 2052	6.50%	USD	—	2052	1,559.3
PPC term loan	6.31%	USD	Libor	2026	473.1
Working capital – Brazilian reais	7.79%	BRL	TJLP	2023-28	17.8
Working capital – Euros	3.11%	EUR	Euribor	2023-24	19.0
Working capital – British pounds	1.50%	GBP	—	2023	3.6
Credit note – export	15.77%	BRL	CDI	2023-28	331.8

Type	Average annual interest rate	Currency	Index	Maturity	As of March 31, 2023
					(in millions of U.S. dollars)
CDC – Direct credit to consumers	14.42%	BRL	—	2023-28	22.0
Rural – Credit note	15.81%	BRL	CDI	2024	2.0
Rural – Credit note – Pre-fixed	11.00%	BRL	—	2023	35.5
CRA – Agribusiness Credit Receivable Certificates	6.53%	BRL	CDI and IPCA	2023-37	1,718.5
Scott credit facilities	5.14%	AUD, EUR and USD	—	2023-24	4.5
Beardstown Pace credit facility	3.50%	USD	—	2035-50	68.8
JBS Australia Feedlot Agreement	7.00%	AUD	—	2023-24	33.8
Other	3.36%	Several	Several	2024-31	59.3
Total local currency					16,382.0
Total					18,248.7
Breakdown:
Current leans and financings					1,975.1
Non-current loans and financings					16,273.6
Total					18,248.7

____________

*        Balances classified as current which have their maturities between April 1, 2023 and March 31, 2024.

The table below sets forth the payment schedule of our consolidated loans and financings in the total amount of US$18,248.7 million, as of March 31, 2023:

	As of March 31, 2023
	(in millions of U.S. dollars)	(%)
Total current	1,975.1	10.8%
2024	538.9	3.0%
2025	207.5	1.1%
2026	588.7	3.2%
2027	1,988.4	10.9%
2028	1,008.4	5.5%
After 2028	11,941.7	65.4%
Total non-current	16,273.6	89.2%
Total	18,248.7	100.0%

Certain of our indebtedness is secured or guaranteed by the following: (1) receivables and inventories; (2) letters of credit; (3) guarantees by parent companies or subsidiaries; and (4) mortgages and liens on real estate, equipment and other items.

For a description of certain material debt agreements of JBS S.A. and its subsidiaries, see “Description of Material Indebtedness.”

Capital Expenditures

We make capital expenditures primarily for acquisitions, strategic investments as well as equipment purchases and maintenance, expansions and modernization of our facilities including: (1) expansion and modernization of our Seara plants; (2) buildings and earthwork for our facilities in the United States; (3) investments in our new business (Novos Negócios) units and (4) the construction of a new Italian specialties and pepperoni plant in Columbia, South Carolina.

Our capital expenditures for the three-month period ended March 31, 2023 totaled US$330.8 million in cash used in the purchase of property, plant and equipment, of which 45% were investments in facilities and 55% were investments in capacity expansion.

Our capital expenditures for the year ended December 31, 2022 totaled US$2,172,6 million in cash used in the purchase of property, plant and equipment, of which 44% were investments in facilities and 56% were investments in capacity expansion.

Our capital expenditures for the year ended December 31, 2021 totaled US$1,780.5 million in cash used in the purchase of property, plant and equipment, of which 43% were investments in facilities and 57% were investments in capacity expansion.

Our capital expenditures for the year ended December 31, 2020 totaled US$1,144.9 million in cash used in the purchase of property, plant and equipment, of which 47% were investments in facilities and 53% were investments in capacity expansion.

The source of cash for our capital expenditures generally tends to be our own cash flows.

Contractual Obligations

The following table summarizes our significant loans and financings, including estimated interest thereon, payables related to purchases of assets, finance lease obligations, operating lease obligations and other purchase obligations as of the dates indicated that have an impact on our liquidity.

	As of March 31, 2023
Contractual obligations	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total
	(in millions of U.S. dollars)
Trade accounts payable and supply chain finance	5,733,203	—	—	—	5,733,203
Loans and financing(1)	1,975,131	746,340	2,577,135	12,950,115	12,950,115
Estimated interest on loans and financings(2)	1,204,074	1,739,159	1,452,274	4,269,479	4,269,479
Derivatives liabilities (assets)	120,462	—	—	—	120,462
Other financial liabilities	6,751	4,163	53	—	10,967
Payment of leases	336,091	485,735	314,122	918,848	2,054,796

____________

(1)      Includes accrued and unpaid interest as of March 31, 2023.

(2)      Includes interest on all outstanding debt. Payments are estimated for variable rate and variable term debt based on effective interest rates as of March 31, 2023, and expected payment dates.

	As of December 31, 2022
Contractual obligations	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total
	(in millions of U.S. dollars)
Trade accounts payable and supply chain finance	6,531.7	—	—	—	6,531.7
Loans and financing(1)	1,577.0	815.0	2,396.3	12,911.7	17,700.1
Estimated interest on loans and financings(2)	924.3	1,837.5	1,485.2	4,441.1	8,688.2
Derivatives liabilities (assets)	107.2	—	—	—	107.2
Other financial liabilities	6.5	5.3	—	—	11.9
Payment of leases	342.7	500.5	313.2	853.2	2,009.8

____________

(1)      Includes accrued and unpaid interest as of December 31, 2022.

(2)      Includes interest on all outstanding debt. Payments are estimated for variable rate and variable term debt based on effective interest rates as of December 31, 2022, and expected payment dates.

We also have future commitments for purchase of grains and cattle whose balances as of March 31, 2023 and December 31, 2022 were US$32.2 billion and US$32.7 billion, respectively.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to various market risks arising from our normal business activities. These market risks, which are beyond our control, primarily involve the possibility that changes in interest rates, inflation, exchange rates and commodity prices will adversely affect the value of our financial assets and liabilities or future cash flows and earnings.

Our risk management strategy is designed to mitigate the financial impact derived from our exposure to market risks, and accordingly, we have used and may continue to use interest rate, exchange rates and commodity derivative instruments, cash and receivables to mitigate these market risks. Our hedging activities are governed by a financial risk management department, which follows corporate governance standards and guidelines for our company that are established by our risk management committee and approved by our board of directors.

For more information about our risk management, see note 25 to JBS S.A.’s unaudited interim financial statements and note 28 to JBS S.A.’s audited financial statements, which are included elsewhere in this prospectus.

Trend Information

The following list sets forth, in our view, the most important trends, uncertainties and events that are reasonably likely to continue to have a material effect on our revenues, income from operations, profitability, liquidity and capital resources, or that may cause reported financial information to be not necessarily indicative of future operating results or financial condition:

•        global economic conditions;

•        Brazilian economic environment;

•        effect of level of indebtedness and interest rates;

•        effect of the levels of sales of fresh and processed products in the domestic market on our results of operations;

•        effect of the levels of exports of fresh and processed products on our results of operations;

•        fluctuations in domestic market prices of fresh and processed products can significantly affect our operating revenues;

•        effects of fluctuations in export prices of fresh and processed products on operating revenues;

•        effects of the variation of prices for the purchase of raw materials on our costs of goods sold; and

•        effects of fluctuations in currency exchange rates.

For more information, see “— Principal Factors Affecting Our Results of Operations.”

Critical Accounting Estimates

The presentation of our financial condition and results of operation in accordance with IFRS, as issued by the IASB and the disclosures related to judgements and estimates can be found in note 2.6 to JBS S.A.’s audited financial statements, which are included elsewhere in this prospectus.

Recent Accounting Pronouncements

Certain new and amended accounting standards and interpretations have been adopted by JBS S.A. and are described in note 2.1 to JBS S.A.’s unaudited interim financial statements and note 2.5 to JBS S.A.’s audited financial statements, which are included elsewhere in this prospectus.

Supplemental Financial and Non-Financial Information about the Obligors of the New Notes

Each series of New Notes is a debt security to be issued by JBS USA Lux S.A. (“JBS USA”), JBS USA Food Company and JBS USA Finance, Inc. (collectively, the “Co-Issuers”) in the Exchange Offers. The New Notes will be fully and unconditionally guaranteed on a senior unsecured basis by JBS S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l., JBS USA Holding Lux S.à r.l. and JBS Global Meat Holdings Pty. Limited (collectively, the “Parent Guarantors” and, together with the Co-Issuers, the “Obligors”). Each guarantee (collectively, the “Guarantees”) will constitute a separate security offered by the Parent Guarantors.

JBS S.A indirectly owns 100% of each of the Obligors (other than JBS Global Luxembourg S.à r.l., of which it directly owns 100%). JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l., JBS USA Holding Lux S.à r.l., JBS Global Meat Holdings Pty. Limited, JBS USA and JBS USA Food Company are holding subsidiaries of JBS S.A. with no operations of their own or assets (other than the equity interests of their respective direct subsidiaries) and through which JBS S.A. holds all of its operating subsidiaries. JBS USA Finance, Inc. is a special purpose finance subsidiary of JBS USA with no subsidiaries and no assets or operations other than those incidental to maintaining its corporate existence. Therefore, other than JBS S.A., the Obligors’ ability to service their debt obligations, including the New Notes and the Guarantees, as the case may be, is dependent upon the earnings of their respective subsidiaries and such subsidiaries’ ability to distribute those earnings as dividends, loans or other payments to such Obligors. Under the terms of the indentures pursuant to which the New Notes will be issued principal, accrued and unpaid interest and certain other obligations due under the New Notes in accordance with each Indenture. For more information about the terms and conditions of the New Notes and the Guarantees, see “Description of the New Notes.” The New Notes and Guarantees thereof will be senior unsecured obligations and will be effectively subordinated to the Obligors’ secured obligations to the extent of the value of the assets securing such obligations. The New Notes and Guarantees will be structurally subordinated to all existing and future debt and other liabilities, including trade payables, of each Obligor’s non-guarantor subsidiaries. Moreover, under the laws of the jurisdictions of organization of the Obligors, obligations under the New Notes and the Guarantees will be subordinated to certain statutory preferences. In the event of any liquidation, bankruptcy, or judicial reorganization of such entities, such statutory preferences, including motions for restitution, post-petition claims, claims for salaries, wages, social security, taxes and court fees and expenses and claims secured by collateral, among others, will have preference and priority over any other claims, including any claims in respect of the Obligors under the New Notes and the Guarantees. For more information about these and other the factors that may affect payments to holders of the New Notes and the Guarantees, see “Risks Relating to Our Debt and the Notes and the Guarantees.”

If certain conditions are met, the Parent Guarantors will be released from their Guarantees of the New Notes. See “Description of the New Notes — Release of Guarantees of Parent Guarantors and Fall-Away of Covenants of Parent.” Moreover, JBS USA may be substituted for a direct or indirect parent of JBS USA or any subsidiary of JBS USA that owns, or after the substitution, will own, a majority of the assets of the JBS USA for purposes of the Indentures, as described under “Description of the New Notes — Substitution of the Company.” Alternatively, if certain conditions are met, JBS USA Food Company may be released as an issuer of the New Notes for purposes of the Indentures, as described under “Description of the New Notes — Release of JBS USA Food as an Issuer.” As a consequence of any release of any Guarantees of the New Notes, the substitution of JBS USA as an issuer and/or the release of JBS USA Food Company as an issuer of the New Notes, the obligor or obligors, assets and revenues available for repayment of the New Notes may be significantly different from the obligors, assets and revenues at the time of a holder’s investment in the New Notes. For more information, see “Risk Factors — Risks Relating to Our Debt and the Notes and the Guarantees — The Indentures provides for the release of the Guarantees of the New Notes, our ability to substitute JBS USA Lux S.A. as an issuer, and our ability to release JBS USA Food Company as an issuer of the New Notes.”

Pursuant to Rule 3-10 of Regulation S-X subsidiary issuers and guarantors of obligations guaranteed by the parent (in this case, JBS S.A.) are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of each Obligor (other than JBS S.A.) have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, except as described below, we have excluded the summarized financial information for the Obligors (other than JBS S.A.) because, except for JBS S.A., the combined Obligors, excluding investments in subsidiaries that are not issuers or guarantors, have no material assets, liabilities or results of operations, and management believes such summarized financial information would not provide incremental value to investors.

Summarized financial information is presented below for JBS S.A., as parent company and the only Obligor with material operations, on a stand-alone basis and does not include investments in and equity in the earnings of non-obligor subsidiaries. Transactions with and balances to/from non-obligor subsidiaries and related parties have been presented separately.

The following summarized financial information sets forth JBS S.A.’s summarized statement of financial position data as of March 31, 2023 and December 31, 2022 and summarized statement of income data for the three-month period ended March 31, 2023 and the year ended December 31, 2022.

	As of and for the three-month period ended March 31, 2023	As of and for the year ended December 31, 2022
	(in millions of US$)
Statement of financial position data:
Current assets:
Due from non-obligor subsidiaries and related parties	206.8	227.5
Other current assets	2,075.6	2,237.5
Total current assets	2,282.4	2,465.0
Non-current assets:
Due from non-obligor subsidiaries and related parties	218.1	211.4
Other non-current assets	5,610.1	5,373.0
Total non-current assets	5,828.3	5,584.0
Current liabilities:
Due to non-obligor subsidiaries and related parties	148.1	66.4
Other current liabilities	2,693.8	2,461.0
Total current liabilities	2,841.9	2,527.4
Non-current liabilities:
Due to non-obligor subsidiaries and related parties	3,847.0	4,229.2
Other non-current liabilities	3,371.1	3,146.7
Total non-current liabilities	7,218.1	7,376.0

Statement of income data(1):
Net revenue	2,158.5	10,637.5
Gross profit	280.7	1,628.2
Net income (loss) attributable to Company shareholders	(149.5)	29.4
Net income (loss)	(149.5)	29.4

____________

(1)      For the three-month period ended March 31, 2023, net revenue, gross profit and net income (loss) includes US$359.7 million, US$34.9 million and US$23.0 million, respectively, of intercompany transactions with non-obligor subsidiaries and related parties. For the year ended December 31, 2022, net revenue, gross profit and net income (loss) includes US$1,422.4 million, US$160.8 million and US$106.1 million, respectively, of intercompany transactions with non-obligor subsidiaries and related parties.

DESCRIPTION OF MATERIAL INDEBTEDNESS

The following summarizes our material indebtedness as of the date of this prospectus.

Fixed-Rate Notes

We have the following series of material, fixed-rate debt securities in the international capital markets as of the date of this prospectus.

Security	Outstanding Principal Amount	Final Maturity
(in millions)
JBS USA 2.500% Notes due 2027(1)	US$978.0	July 2027
JBS USA 5.125% Notes due 2028(1)	US$900.0	February 2028
JBS USA 3.000% Notes due 2029(1)	US$600.0	February 2029
JBS USA 5.500% Notes due 2030(1)	US$1,250.0	January 2030
JBS USA 3.750% Notes due 2031(1)	US$500.0	December 2031
JBS USA 3.625% Sustainability-Linked Notes due 2032(1)	US$923.0	January 2032
JBS USA 3.000% Sustainability-Linked Notes due 2032(1)	US$1,000.0	May 2032
JBS USA 5.750% Notes due 2033(1)	US$2,050.0	April 2033
JBS USA 4.375% Notes due 2052(1)	US$900.0	February 2052
JBS USA 6.500% Notes due 2052(1)	US$1,550.0	December 2052
PPC 5.875% Notes due 2027(2)	US$850.0	September 2027
PPC 4.250% Sustainability-Linked Notes due 2031(2)	US$1,000.0	April 2031
PPC 3.500% Notes due 2032(2)	US$900.0	March 2032
PPC 6.250% Notes due 2033(2)	US$1,000.0	July 2033

____________

(1)      These notes were issued by JBS USA, JBS USA Food Company and JBS USA Finance, Inc. and are fully and unconditionally guaranteed by JBS S.A. and certain other direct and indirect parent companies of JBS USA.

(2)      These notes were issued by PPC and are guaranteed by Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, and JFC LLC.

On January 19, 2023, PPC launched registered exchange offers (the “PPC Exchange Offers”) of up to: (1) US$1.0 billion aggregate principal amount of its newly issued 4.250% Sustainability-Linked Notes due 2031 (the “Registered 2031 Notes”) registered under the Securities Act, for an equal principal amount of its outstanding 4.250% Sustainability-Linked Notes due 2031 (the “Existing 2031 Notes”); and (2) US$900.0 million aggregate principal amount of its newly issued 3.500% Notes due 2032 (the “Registered 2032 Notes, and together with the Registered 2031 Notes, the “Registered Notes”) registered under the Securities Act, for an equal principal amount of its outstanding 3.500% Notes due 2032 (the “Existing 2032 Notes,” and together with the Existing 2031 Notes, the “Existing Notes”). The terms of the Registered Notes are identical in all material respects to the terms of the corresponding series of Existing Notes, except that the Registered Notes have been registered under the Securities Act. PPC will receive no proceeds from the PPC Exchange Offers. Each PPC Exchange Offer expired on February 15, 2023. PPC received tenders with respect to 99.8% of the aggregate principal amount of the Existing 2031 Notes and 98.8% of the aggregate principal amount of the Existing 2032 Notes. At settlement of the PPC Exchange Offers, which occurred on February 17, 2023, holders of Existing Notes who validly tendered and did not validly withdraw such Existing Notes prior to the expiration date received a like principal amount of Registered Notes of the applicable series.

Sustainability-Linked Bonds

As described above, we have issued three series of fixed-rate sustainability-linked debt securities in the international capital markets, as follows:

•        JBS USA’s 3.625% Sustainability-Linked Notes due January 2032 in an aggregate principal amount of US$923.0 million;

•        JBS USA’s 3.000% Sustainability-Linked Notes due May 2032 in an aggregate principal amount of US$1.0 billion; and

•        PPC’s 4.250% Sustainability-Linked Notes due April 2031 in an aggregate principal amount of US$1.0 billion.

As further described below, each series of sustainability-linked notes contains certain sustainability performance targets of JBS S.A., JBS USA or PPC that if unsatisfied will result in an increase in the interest rate payable on the respective notes. The applicable sustainability performance targets are specifically tailored to the business, operations and capabilities of JBS S.A., JBS USA and PPC and do not easily lend themselves to benchmarking against sustainability performance targets that may be used by other companies. In connection with these notes, none of JBS S.A., JBS USA or PPC has committed to (i) allocate the net proceeds specifically to projects or business activities meeting sustainability criteria or (ii) be subject to any other limitations or requirements that may be associated with green instruments, social instruments or sustainability instruments or other financial instruments in any particular market.

Furthermore, as there is currently no generally accepted definition (legal, regulatory or otherwise) of, nor market consensus as to what criteria a particular financial instrument must meet to qualify as, “green,” “social,” “sustainable” or “sustainability-linked” (and, in addition, the requirements of any such label may evolve from time to time), no assurance was or could be given to investors in these notes or to any other party by the issuers or the guarantors of the notes or any second party opinion providers or any qualified provider of third-party assurance or attestation services appointed by each company (an “external verifier”) that the notes will meet any or all investor expectations regarding the sustainability performance target qualifying as “green,” “social,” “sustainable” or “sustainability-linked,” or satisfy an investor’s requirements or any future legal, quasi-legal or other standards for investment in assets with sustainability characteristics, or that any adverse social and/or other impacts will not occur in connection with JBS S.A., JBS USA and/or PPC striving to achieve the sustainability performance target or the use of the net proceeds from the offering of notes.

In addition, no assurance or representation was given by the issuers and guarantors of the notes, any second party opinion providers or any external verifier as to the suitability or reliability for any purpose whatsoever of any opinion, report or certification of any third party in connection with the offering of the notes or the respective sustainability performance targets to fulfill any green, social, sustainability, sustainability-linked and/or other criteria. Any such opinion, report or certification is not, nor shall it be deemed to be, incorporated in and/or form part of this prospectus or the registration statement.

There can be no assurance of the extent to which JBS S.A., JBS USA and/or PPC will be successful in significantly decreasing their greenhouse gas emissions. Although a failure to achieve the applicable sustainability performance targets will give rise to an upward adjustment of the applicable interest rates, any such failure would not be an event of default under the notes, nor would such failure result in a requirement to redeem or repurchase such securities.

JBS USA’s 3.625% Sustainability-Linked Notes due January 2032

In June 2021, JBS S.A. adopted a Sustainability-Linked Bond Framework establishing its sustainability strategy priorities and setting out goals with respect to one of its key priority areas: Global Greenhouse Gas Emissions Intensity (as defined below). JBS S.A.’s long-term goal is to reduce its Global Greenhouse Gas Emissions Intensity by the end of 2030 as measured against the 2019 baseline year. As part of this goal, JBS S.A. established a sustainability performance target to reduce its Global Greenhouse Gas Emissions Intensity by 16.364% by December 31, 2025, based on linear annual improvements against the 2019 baseline year, that will result in a 30% reduction by the end of 2030, subject to certain exclusions related to significant acquisitions and changes in laws and regulations. The Sustainability-Linked Bond Framework is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

JBS S.A. defines “Global Greenhouse Gas Emissions Intensity” as MTCO2e divided by metric tonnes (“MTCO2e/MT”) produced. JBS S.A. defines “MTCO2e” as the sum of Scope 1 emissions (primarily from fuels combusted, dry-ice/gaseous CO2 used as a manufacturing aid, and wastewater treatment systems) and Scope 2 emissions (primarily from electricity purchased) during a given period from JBS S.A.’s global operations, measured in metric tonnes of carbon dioxide equivalent, and “tonnes produced” as the sum of fresh, frozen and value-added beef, chicken, pork and their respective rendered by-product parts and offal produced during a given period, measured in metric tonne increments. For the year ended December 31, 2019, JBS S.A.’s Global Greenhouse Gas Emissions Intensity was 0.2693 MTCO2e/MT produced (Scope 1 and 2), subject to third-party verification.

Under the terms of JBS USA’s 3.625% Sustainability-Linked Notes due January 2032, if JBS S.A. does not satisfy the sustainability performance target and provide confirmation thereof to the trustee together with a related confirmation by an external verifier at least 30 days prior to January 15, 2027, the interest rate payable on the notes will be increased by 25 basis points from and including January 15, 2027 to and including the maturity date of January 15, 2032.

JBS USA’s 3.000% Sustainability-Linked Notes due May 2032

In November 2021, JBS USA adopted a Sustainability-Linked Bond Framework establishing its sustainability strategy priorities and setting out goals with respect to one of its key priority areas: Global Greenhouse Gas Emissions Intensity (as defined below). JBS USA’s long-term goal is to reduce its Global Greenhouse Gas Emissions Intensity by the end of 2030 as measured against the 2019 baseline year. As part of this goal, JBS USA has established a sustainability performance target to reduce its Global Greenhouse Gas Emissions Intensity by 20.30% by December 31, 2026, based on linear annual improvements against the 2019 baseline year, that will result in a 30% reduction by the end of 2030, subject to certain exclusions related to significant acquisitions and changes in laws and regulations. The Sustainability-Linked Bond Framework is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

JBS USA defines “Global Greenhouse Gas Emissions Intensity” as MTCO2e divided by metric tonnes (“MTCO2e/MT”) produced. JBS USA defines “MT of CO2e” as the sum of Scope 1 emissions (primarily from fuels combusted, dry-ice/gaseous CO2 used as a manufacturing aid, and wastewater treatment systems) and Scope 2 emissions (primarily from electricity purchased) during a given period from JBS USA’s global operations, measured in metric tonnes of carbon dioxide equivalent, and “tonnes produced” as the sum of fresh, frozen and value-added beef, chicken, pork and their respective rendered by-product parts and offal produced during a given period, measured in metric tonne increments. For the year ended December 31, 2019, JBS USA’s Global Greenhouse Gas Emissions Intensity was 0.23807 MTCO2e/MT produced (Scope 1 and 2), subject to third-party verification.

Under the terms of JBS USA’s 3.000% Sustainability-Linked Notes due May 2032, if JBS USA does not satisfy the sustainability performance target and provide confirmation thereof to the trustee together with a related confirmation by an external verifier within six months after December 31, 2026, the interest rate payable on the notes will be increased by 25 basis points from and including November 15, 2027 to and including the maturity date of May 15, 2032.

PPC’s 4.250% Sustainability-Linked Notes due April 2031

In March 2021, PPC adopted a Sustainability-Linked Bond Framework establishing its sustainability strategy priorities and setting out goals with respect to one of its key priority areas: Greenhouse Gas Emissions Intensity (as defined below). PPC’s long-term goal is to reduce its Greenhouse Gas Emissions Intensity by the end of 2030 as measured against the 2019 baseline year. As part of this goal, PPC has established a sustainability performance target to reduce its Greenhouse Gas Emissions Intensity by 17.679% by December 31, 2025, based on linear annual improvements against the 2019 baseline year, that will result in a 30% reduction by the end of 2030, subject to certain exclusions related to significant acquisitions and changes in laws and regulations. The Sustainability-Linked Bond Framework is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

PPC defines “Greenhouse Gas Emissions Intensity” as tCO2e divided by 100 lbs. (“tCO2e/100 lbs.”) produced. PPC defines “tCO2e” as the sum of Scope 1 emissions (from stationary and mobile sources) and Scope 2 emissions (from indirect emissions) during a given period from global operations, including, without limitation, the use of dry ice, measured in metric tons of carbon dioxide equivalent, and “lbs. produced” as the sum of fresh, frozen and value-added chicken, pork and their respective rendered by-product parts and offal produced during a given period, measured in 100 lb. increments. For the year ended December 31, 2019, PPC’s Greenhouse Gas Emissions Intensity was 0.00988 tCO2e/100 lbs. produced, subject to third-party verification.

Under the terms of PPC’s 4.250% Sustainability-Linked Notes due April 2031, if PPC does not satisfy the sustainability performance target and provide confirmation thereof to the trustee together with a related confirmation by an external verifier at least 30 days prior to October 15, 2026, the interest rate payable on the notes will be increased by 25 basis points from and including October 15, 2026 to and including the maturity date of April 15, 2031.

JBS S.A. Revolving Credit Facility

On August 5, 2022, JBS S.A. and its subsidiaries JBS Investments Luxembourg S.à r.l., Seara Meats B.V. and Seara Alimentos Ltda., as borrowers and guarantors, entered into a US$450.0 million revolving unsecured credit facility. Any borrowing made by a borrower will be guaranteed by the other three obligors. The capacity of the revolving credit facility can be increased to US$500.0 million with an accordion expansion feature, which is subject to obtaining lender commitments. The revolving credit facility initially matures in August 2025 and includes two one-year extensions that can be exercised at the borrowers’ option. Pursuant to the terms of the revolving credit facility, the interest rate under any borrowings will accrue at an adjusted secured overnight financing rate (“SOFR”), plus applicable margins that are based on the corporate rating of JBS S.A. There are no outstanding borrowings as of the date of this prospectus.

JBS USA Senior Unsecured Revolving Facility

On November 1, 2022, JBS USA, JBS USA Food Company, JBS USA Finance, Inc., JBS Australia and JBS Canada, as borrowers, entered into an unsecured revolving credit facility (the “Senior Unsecured Revolving Facility”), with Bank of Montreal, as administrative agent, and the lender parties thereto. The Senior Unsecured Revolving Facility provides for a revolving credit commitment in an amount up to US$1,500.0 million with a maturity in 2027, with two one-year extension options at each lender’s discretion. The facility is available in two tranches of US$900.0 million and US$600.0 million and in multiple currencies, subject to sub-limits with respect to any amounts borrowed in currencies other than amounts borrowed in Dollars. These loans bear interest at the applicable benchmark rate or the prime rate plus applicable margins that are based on the corporate credit or family rating of JBS USA. As of March 31, 2023, there were no outstanding borrowings under the Senior Unsecured Revolving Facility. On May 18, 2023, JBS USA drew down US$112 million under the Senior Unsecured Revolving Facility.

Guarantees.    Subject to the Collateral Cure described below, borrowings are guaranteed by JBS S.A., certain other direct or indirect parent companies of JBS USA, each of the borrowers under the Senior Unsecured Revolving Facility and any subsidiary of JBS USA that guarantees material indebtedness of any borrower or any subsidiary that is a guarantor. Following a Collateral Cure (as described below), each wholly-owned subsidiary of each borrower is required to become a guarantor.

Covenants.    The Senior Unsecured Revolving Facility contains customary representations and warranties, covenants and events of default. In addition, the Senior Unsecured Revolving Facility and subject to the Collateral Cure described below, includes a financial maintenance covenant that requires compliance with a maximum total debt to capitalization of 55.0%, which shall be tested at the end of each fiscal quarter of the borrowers (the “Financial Maintenance Covenant”).

Collateral Cure.    After the end of any fiscal quarter, the borrowers may give notice that they will not be in compliance with the Financial Maintenance Covenant and instead may elect to cause the borrowers, the guarantors and each subsidiary guarantor to provide security interests in the collateral that secured the prior secured revolving credit facility (the “Collateral Cure”). From and after the date of the Collateral Cure, the Financial Maintenance Covenant will no longer be in effect and availability under the Senior Unsecured Revolving Facility will be limited and subject to collateral coverage utilizing a 75% advance rate on U.S. receivables and a 50% advance rate on U.S. inventory, subject to certain exceptions.

PPC Credit Facility

On August 9, 2021, PPC and certain of its subsidiaries entered into a Fifth Amended and Restated Credit Agreement (the “PPC Credit Facility”), with CoBank, ACB, as administrative agent and collateral agent, and the other lenders party thereto. The PPC Credit Facility provides: (1) a revolving credit facility in an aggregate principal amount of US$800.0 million subject to a borrowing base (the “2026 Revolving Loan”); and (2) a term loan commitment of up to US$700.0 million (providing a delayed draw term loan commitment of approximately US$268.7 million) (the “2026 Term Loan”). The PPC Credit Facility also includes an accordion feature that allows PPC, at any time, to increase the aggregate revolving loan and term loan commitments by an amount that does not exceed the sum of (i) US$500.0 million plus (ii) the maximum amount that would result in PPC’s pro forma net senior secured leverage ratio of not more than 3.00:1.00, subject to the satisfaction of certain conditions, including obtaining the lenders’ agreement to participate in the increase. The 2026 Revolving Loan commitment and the 2026 Term Loan mature on August 9, 2026. Beginning on January 4, 2022, the 2026 Term Loan is payable in quarterly installments equal to 1.25% of the principal outstanding as of closing, with all remaining principal and interest due at maturity.

The PPC Credit Facility includes a US$80.0 million sub-limit for swingline loans and a US$125.0 million sub-limit for letters of credit. Outstanding borrowings under the 2026 Revolving Loan and the 2026 Term Loan bear interest at a per annum rate equal to (1) in the case of LIBOR loans, applicable LIBOR plus applicable margins based on PPC’s net senior secured leverage ratio, between LIBOR plus 1.25% and LIBOR plus 2.75%, and (2) in the case of alternate base rate loans, applicable prime rate plus applicable margins based on PPC’s net senior secured leverage ratio, between the base rate plus 0.25% and base rate plus 1.75%.

All obligations under the PPC Credit Facility are unconditionally guaranteed by certain of PPC’s non-Mexican and non-European subsidiaries and are secured by a first priority lien on substantially all of the assets of PPC and its non-Mexican and non-European subsidiaries that are guarantors.

As of March 31, 2023, PPC had 2026 Term Loans outstanding totaling US$473.8 million. As of March 31, 2023, PPC had outstanding letters of credit and available borrowings under the revolving credit commitment of US$35.0 million and US$735.0 million, respectively.

JBS S.A. Agribusiness Credit Receivable Certificates (Certificados de Recebíveis do Agronegócio)

From October 2019 through October 2022, JBS S.A. issued several series of non-convertible unsecured debentures through private placements in Brazil, with maturities ranging from 2023 until 2037. These debentures are denominated in Brazilian reais and bear interest at various rates based on local indexes, with an annual average interest rate of 6.53% as of March 31, 2023. These debentures underlie the securitization of agribusiness receivables in Brazil through the issuance of agribusiness receivables certificates (Certificados de Recebíveis do Agronegócio) (“CRAs”). The net proceeds from the issuances of these debentures have been used primarily to acquire cattle. As of March 31, 2023, the outstanding aggregate principal amount of the CRAs was US$1,731.9 million.

Sustainability-Linked CRAs

In December 2021, JBS S.A. issued debentures underlying two series of sustainability-linked CRAs due 2031 and 2036, respectively, in the aggregate principal amount of R$1.1 billion (US$216.5 million). These debentures are denominated in Brazilian reais and accrue interest at rates of 5.8376% per annum and 6.1977% per annum, respectively.

These sustainability-linked CRAs and the underlying debentures contain a sustainability performance target (as further described below) that if unsatisfied will result in an increase in the interest rate payable on the CRAs and the underlying debentures. This sustainability performance target is specifically tailored to the business, operations and capabilities of JBS S.A. and does not easily lend itself to benchmarking against sustainability performance targets that may be used by other companies. In connection with these sustainability-linked CRAs and the underlying debentures, JBS S.A. has not committed to (i) allocate the net proceeds specifically to projects or business activities meeting sustainability criteria or (ii) be subject to any other limitations or requirements that may be associated with green instruments, social instruments or sustainability instruments or other financial instruments in any particular market.

Furthermore, as there is currently no generally accepted definition (legal, regulatory or otherwise) of, nor market consensus as to what criteria a particular financial instrument must meet to qualify as, “green,” “social,” “sustainable” or “sustainability-linked” (and, in addition, the requirements of any such label may evolve from time to time), no assurance was or could be given to investors in these sustainability-linked CRAs and debentures or to any other party by JBS S.A., the issuer of the CRAs or any second party opinion providers or any qualified provider of third-party assurance or attestation services appointed by JBS S.A. (an “external verifier”) that the sustainability-linked CRAs and debentures will meet any or all investor expectations regarding the sustainability performance target qualifying as “green,” “social,” “sustainable” or “sustainability-linked,” or satisfy an investor’s requirements or any future legal, quasi-legal or other standards for investment in assets with sustainability characteristics, or that any adverse social and/or other impacts will not occur in connection with JBS S.A. striving to achieve the sustainability performance target or the use of the net proceeds from the offering of the debentures or the CRAs.

In addition, no assurance or representation was given by JBS S.A., the issuer of the CRAs, any second party opinion providers or any external verifier as to the suitability or reliability for any purpose whatsoever of any opinion, report or certification of any third party in connection with the offering of the CRAs and the underlying debentures or the respective sustainability performance target to fulfill any green, social, sustainability, sustainability-linked and/or other criteria. Any such opinion, report or certification is not, nor shall it be deemed to be, incorporated in and/or form part of this prospectus or the registration statement.

There can be no assurance of the extent to which JBS S.A. will be successful in significantly decreasing its sustainability performance globally. Although a failure to achieve the sustainability performance target set forth in these sustainability-linked CRAs and debentures will give rise to an upward adjustment of the applicable interest rates. Specifically, if JBS S.A. does not satisfy the sustainability performance target and provide confirmation thereof by an external verifier by May 31, 2026, the interest rate payable on the CRAs and underlying debentures will be increased by 25 basis points from and including May 31, 2026 to and including the respective maturity dates. However, any such failure would not be an event of default under the CRAs or the underlying debentures, nor would such failure result in a requirement to redeem or repurchase such securities.

Sustainability Performance Target

In October 2021, JBS S.A. adopted a Sustainability-Linked Framework establishing its commitment to a deforestation-free supply chain in Brazil, ensuring all suppliers comply with its policy of zero tolerance for illegal deforestation and other socio-environmental criteria outlined in its Responsible Procurement Policy. As part of this goal, JBS S.A. established a sustainability performance target to have the number of heads of cattle related to the direct suppliers registered into its Transparent Livestock Platform (as further described below) by the end of 2025 equal 100% of the number of heads of cattle slaughtered by the JBS S.A. in Brazil in 2024. The Sustainability-Linked Framework is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

Since 2009, JBS S.A. has utilized a supplier monitoring system that uses satellite images and supplier farm geo-referencing data to try to ensure that the company only buys raw material from producers who fully meet the social and environmental criteria outlined in JBS S.A.’s Responsible Procurement Policy, including zero tolerance to illegal deforestation and invasion of protected areas such as indigenous lands or environmental conservation areas, not having areas embargoed by the Brazilian Institute of the Environment and Renewable Natural Resources (Instituto Brasileiro do Meio Ambiente e dos Recursos Naturais Renováveis — IBAMA) and not being on the Brazilian Ministry of Economy Forced Labor Blacklist. The monitoring system also blocks livestock purchases from farmers involved in rural violence or land conflicts. To achieve this, the system generates a daily analysis of an area of 710,000 km² (or 71 million hectares), evaluating more than 73,000 direct supplier farms, enabling JBS S.A. to identify supplier farms that do not adhere to its Responsible Procurement Policy. In cases of non-compliance, the properties have their commercial records automatically blocked in JBS S.A.’s digital system, preventing cattle purchase operations from being generated on these properties. By leveraging its monitoring system in this manner, JBS S.A. has blocked approximately 12,000 livestock supplying farms for non-compliance to date.

In April 2021, JBS S.A. took on a stronger commitment to sustainability in the Amazon biome, by launching its own, privately-funded blockchain platform, the Transparent Livestock Platform, which allows JBS S.A. to advance cattle traceability and monitor its entire cattle supply chain, including indirect suppliers. Direct cattle suppliers voluntarily provide information on their suppliers (that is, our indirect suppliers) through the Transparent Livestock Platform. This information is analyzed by third parties for compliance with which JBS S.A.’s Responsible Procurement Policy. The outcome of the analysis is sent directly to the JBS supplier, who is able to view socio-environmental compliance throughout their entire supply chain through an app developed by us. This enables them to develop plans to mitigate risks and implement initiatives to help them achieve compliance as necessary. It is our goal, through blockchain technology, to maintain the commitment to the security and confidentiality of third-party information throughout the process. To help JBS S.A. verify the reliability of information declared on the Transparent Livestock Platform, suppliers are required when registering to sign a Term of Use that provides for independent sample audits to verify transaction data for declared animals.

From January 1, 2026, it will be mandatory for all JBS S.A. direct cattle suppliers to join the Transparent Livestock Platform. Suppliers that fail to cooperate and comply will be blocked from selling to JBS S.A. A transparent roadmap with intermediate targets to benchmark progress from now until 2025 has also been developed. This includes annual targets based on the total slaughter of the previous year and expressed in number of head of cattle for each period, to ensure incremental progress. As of December 2021, the number of animals registered on the Transparent Livestock Platform accounted for 14.6% of total processed animals in 2020. This information has been published in JBS S.A.’s 2021 sustainability report, which is available on JBS S.A.’s website. This report is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

JBS S.A.’s management continuously monitors progress in relation to its annual targets. In addition, it is expected that annual targets will be verified annually by a third party, beginning in 2026 with respect to the 2025 target. JBS S.A. is making progress in relation to its annual goals, and numerous actions have been undertaken to engage suppliers in the meantime.

Other Debt

For more information about our consolidated indebtedness, including our other, lower value debt instruments and facilities, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Contractual Obligations” and note 15 to JBS S.A.’s unaudited interim financial statements and note 16 to JBS S.A.’s audited financial statements, included elsewhere in this prospectus.

MANAGEMENT

Pursuant to its bylaws, JBS S.A. is managed by a board of directors and a board of executive officers. JBS S.A. has also established a fiscal council.

Board of Directors

The following table sets forth the name and position of individuals who currently serve on JBS S.A.’s board of directors.

Name	Director Since	Position
Jeremiah O’Callaghan	October 20, 2017	Chairman
José Batista Sobrinho	January 2, 2007	Vice-Chairman
Francisco Sergio Turra(1)	October 28, 2021	Director
Claudia Pimental Trindade Prates(1)	April 24, 2023	Director
Leila Abraham Loria(1)	April 28, 2021	Director
Gelson Luiz Merisio(1)	April 28, 2021	Director
Alba Pettengill(1)	April 30, 2019	Director
Estêvão de Almeida Accioly(1)	April 24, 2023	Director
Carlos Hamilton Vasconcelos Araújo(1)	January 14, 2022	Director

____________

(1)      Independent director (as defined under Brazilian Novo Mercado rules).

The following is a summary of the business experience of JBS S.A.’s directors:

Jeremiah O’Callaghan has been the investor relations officer of JBS S.A. for more than 10 years. Mr. O’Callaghan has been the chairman of the board of directors of JBS S.A. since October 2017 and an executive officer of JBS S.A. since January 15, 2019. He also serves on the management boards of several of JBS S.A.’s subsidiaries, including JBS USA. Mr. O’Callaghan holds a degree in engineering from the University College Cork in Ireland. Mr. O’Callaghan entered the beef industry in 1983 and joined JBS S.A. in 1996 to develop its international trade. He has more than 30 years of experience in the beef production industry.

José Batista Sobrinho is the founder of JBS and has been a member of JBS S.A.’s board of directors since January 2007. He has over 50 years of experience in beef production with JBS S.A. He is the grandfather of Wesley Mendonça Batista Filho.

Francisco Turra has been an independent member of JBS S.A.’s board of directors since October 2021. Mr. Turra was a former Minister for Agriculture in Brazil, and has extensive experience in the agribusiness sector and in the financial market, having held the positions of Vice President and Director of Operations of the Southern Brazil Regional Development Bank (Banco Regional de Desenvolvimento do Extremo Sul) (BRDE) bank between 2007 and 2008 and Chief Executive Officer of Banrisul from 1995 to 1996. He was also President of the National Food Supply Company (Conab), President of the Brazilian Animal Protein Association (ABPA) and Vice President of the Latin American Poultry Association.

Claudia Pimental Trindade Prates has been an independent member of JBS S.A.’s board of directors since April 2023. Ms. Pimental is currently the Head of the Climate Department in BNDES, where she has worked in various capacities for 27 years. She has had experience in several areas at BNDES throughout her career, including as the superintendent of the Human Resources from 2008 to 2010 and Credit from 2010-2016. She was also a Director at BNDES from June 2016 to March 2019, responsible for the Industry and Services, Business Origination and Export areas. Between August 2019 and March 2023, licensed from BNDES, she was General Director of the Americas Office of the New Development Bank (NDB). Ms. Pimental holds a master’s degree in economics from Universidad Federal do Rio de Janeiro (UFRJ) and an MBA from COPPEAD-UFRJ.

Leila Abraham Loria has been an independent member of JBS S.A.’s board of directors since April 2021.She is currently a member of the Board of Directors and Statutory Audit Committee of COPEL (Companhia Paranaense de Energia); a member of the Advisory Council of Casas Pernambucanas since 2018; a member of the Board of the Brazilian Institute of Corporate Governance — IBGC since 2018; a member of the Board of Directors (since 2017) and the Investigation Committee (since 2018) of Madeira Energia — MESA and of Santo Antônio Energia — SAE; a member of the Advisory Board of INPLAC Indústria de Plástico since 2016; and a member of the Advisory Council of Costão do Santinho Resort since 2016. Previously, she was executive officer at Telefonica Brasil and a member of the Board of Directors of Telefonica Vivo from 2010 to 2015, as well as other board memberships and executive officers of various Brazilian companies. Ms. Leila holds a degree in business administration from Fundação Getúlio Vargas, a master’s degree in business administration from COPPEAD-UFRJ, an MBA in corporate governance and capital markets for executives from B.I. International and Governance, Risk and Compliance training course from Risk University KPMG.

Gelson Luiz Merisio has been an independent member of JBS S.A.’s board of directors since April 2021. Previously, Mr. Merisio was the President of Associação Comercial e Industrial de Xanxerê (ACIX), Federação das Associações Comerciais e Industriais de Santa Catarina (FACISC), Conselho Deliberativo do SEBRAE/SC and Vice President of Confederação das Associações Comerciais do Brasil (CACB). Representing the entrepreneurs of Santa Catarina, he was a state deputy in the Legislative Assembly of Santa Catarina, from 2005 to 2018. In 2010, he became the President of the Legislative Assembly by unanimous vote, and during the following two periods 2011 to 2012 and 2015 to 2016. In 2014, he achieved a historic vote for the post in the state and became the most voted state deputy in Santa Catarina. Nowadays, he does not hold any governmental position. In addition to working in the political sector, he has a wide knowledge in the industrial sector, mainly in the southern states of Brazil, due to his large experience in such states and the position of Vice President of the Confederação das Associações Comerciais do Brasil. Mr. Merisio graduated in Business Administration by Universidade do Oeste de Santa Catarina (Unoesc).

Alba Pettengill has been an independent member of JBS S.A.’s board of directors since April 2019. She currently owns and manages land in Paraguay, dedicating herself to cattle raising with the improvement of genetic production. Ms. Pettengill is also a member of the board of directors of the Rural Association of Paraguay and the Animal Health Commission of Paraguay. She joined the refrigeration industry in 1985 as an officer of Frigorífico Guarani, where she was responsible for the implementation of ISO9000 Quality standards. With more than 30 years of experience in the refrigeration industry, she has knowledge of production processes. Ms. Pettengill is the founder of the Paraguayan Meat Chamber, where she served as president, and was awarded by the Paraguayan government for the implementation of renewable energies.

Estêvão de Almeida Accioly has been an independent member of JBS S.A.’s board of directors since April 2023. Mr. Almeida is currently working at AES Brasiliana, after an extensive professional career at BNDES, where he specialized in financial investment analysis, company valuation and resource management. During his 36 year career at BNDES, Mr. Almeida served as Superintendent of the BNDES Capital Market Monitoring Area and gained experience in the analysis and monitoring of companies invested in by BNDESPAR and the pension foundation of BNDES (FAPES). He has further experience in evaluating and structuring processes for the sale of companies within the scope of the National Privatization Program (PND) and in structuring public offerings of shares both within the scope of the National Development Plan (PND) and the Portfolio of Companies invested in by BNDESPAR. Mr. Almeida holds an economics degree from Universidade Gama Filho (UGF) and an MBA in administration from Universidade Federal de Jatai (UFJ) and Ibmec.

Carlos Hamilton Vasconcelos Araújo has been an independent member of JBS S.A.’s board of directors since January 2022. Mr. Vasconcelos is currently also a member of the Board of Directors of Brasilprev Seguros e Previdência and of the Board of Trustees of Fundação Getúlio Vargas Previously. Previously, Mr. Vasconcelos was the Director of Economic Policy at the Central Bank of Brazil, President of Cateno Gestão de Pagamentos, Vice President of Services, Infrastructure and Operations of Banco do Brasil, and Secretary of Economic Policy of the Ministry of Finance. Additionally, he was a member of the Board of Directors of UBS BB Services, Banco Votorantim, Cielo, BB Seguridade and Neoenergia. Mr. Vasconcelos holds a degree in engineering and masters and doctorate in economics.

Board of Executive Officers

The following table sets forth the name and position of current members of JBS S.A.’s board of executive officers.

Name	Officer Since	Position
Gilberto Tomazoni	December 4, 2018	Global Chief Executive Officer
Guilherme Perboyre Cavalcanti	January 15, 2019	Global Chief Financial Officer and Investor Relations Officer
Eliseo Santiago Perez Fernandez	November 11, 2010	Managing and Controlling Officer
Jeremiah O’Callaghan	January 15, 2019	Executive Officer
Wesley Mendonça Batista Filho	September 16, 2017	Executive Officer

The following is a summary of the business experience of the current members of JBS S.A.’s board of executive officers who are not also members of JBS S.A.’s board of directors.

Gilberto Tomazoni has been JBS S.A.’s Global Chief Executive Officer since December 2018. He holds a degree in mechanical engineering from Universidade Federal de Santa Catarina and a postgraduate degree in management. He has extensive experience in, and knowledge of, the food industry. He worked at Sadia for 27 years, where he started as a trainee and became Sadia’s chief executive officer. He served for three years as vice president of Bunge Alimentos, managing the food and ingredients business, and was also the executive director for their South and Central American business. He joined us as Global President of the poultry business in 2013, and subsequently led the establishment of Seara as its chief executive officer. In 2015, he was named President of JBS’ Global Operations and, since 2017, has served as our Global Chief Operating Officer. In 2013 he was named chairman of PPC’s board of directors. He is also a member of the International Advisory Council of Fundação Dom Cabral (FDC). He holds a degree in mechanical engineering from Universidade Federal de Santa Catarina in Santa Catarina, Brazil and a postgraduate degree in management.

Guilherme Perboyre Cavalcanti has been JBS S.A.’s Global Chief Financial Officer and Investor Relations Officer since January 2019. He holds a bachelor’s and master’s degree in economics from Pontifical Catholic University of Rio de Janeiro. From 2012 to 2019, he served as Director of Finance and Investor Relations at Fibria Celulose S.A., a Brazilian pulp producer. He has also served as chief financial officer and investor relations officers at Vale S.A. and as the director of treasury and planning at Grupo Globo. He holds a bachelor’s and master’s degree in economics from Pontifical Catholic University of Rio de Janeiro in Rio de Janeiro, Brazil.

Eliseo Santiago Perez Fernandez has been JBS S.A.’s Managing and Control Officer since November 2010. He holds a degree in business administration from Universidade Católica of Pernambuco and a post-graduate degree in business administration from FGV. He has over eight years of experience in audit and accounting firms and over 10 years of experience in the retail industry.

Wesley Mendonça Batista Filho has been a member of JBS S.A.’s board of executive officers since October 2017. He previously had been a member of JBS S.A.’s board of directors. He was recently appointed chief executive officer of JBS USA. See “Summary — Recent Developments.” He also serves on the management boards of several of JBS S.A.’s subsidiaries, including JBS USA. Mr. Batista Filho began his career with JBS USA as a trainee at our Greeley Beef plant located in Colorado. Upon completing the trainee program, Mr. Batista Filho moved to Brazil to join JBS S.A. In South America, he served in various senior roles within the JBS Group, including head of JBS Uruguay and head of JBS Paraguay. In 2014, Mr. Batista Filho assumed the position of president of JBS Canada and relocated to Calgary, Alberta. In February 2016, he became the head of JBS USA’s beef business in Canada and the United States, prior to relocating to Brazil in 2017 to serve as president of JBS S.A.’s operations in South America. On November 10, 2021, he was appointed to lead JBS S.A.’s operations in Latin America and Oceanian, and the global plant business.

Family relationships

José Batista Sobrinho and his grandson, Wesley Mendonça Batista Filho, are directors and/or officers of JBS S.A., JBS S.A.’s controlling shareholder and several of JBS S.A.’s subsidiaries.

Director and Senior Management Compensation

JBS S.A.’s management compensation policy, which encompasses members of JBS S.A.’s board of directors and most qualified officers, is an important aspect of JBS S.A.’s human capital investment strategy and is intended to attract and retain the most qualified employees in the industry. Compensation is established based on market research and intended to align the interests of JBS S.A.’s executives with the interests of JBS S.A.’s shareholders.

The members of JBS S.A.’s board of directors are paid a monthly fixed compensation and are entitled to a variable cash benefit indexed to the price of JBS S.A.’s common shares on the B3. JBS S.A.’s statutory executive officers are compensated through a combination of the following components: base salary, bonuses that are tied to JBS S.A.’s financial performance and health and dental benefits. The members of JBS S.A.’s fiscal council are paid a monthly fixed salary only. JBS S.A.’s fiscal council is a separate corporate body independent from JBS S.A.’s board of directors and management and is established in accordance with Brazilian corporate law. The fiscal council is a supervisory body whose primary function is to review management’s activities to ensure that management is complying with their legal obligations and to protect the best interests of the company and its shareholders. The fiscal council also reviews JBS S.A.’s financial statements and renders opinions on certain management proposals submitted to shareholder vote, including matters relating to changes to JBS S.A.’s share capital, dividend distributions, corporate reorganizations and M&A transactions. JBS S.A.’s fiscal council is composed of between three and five members, and their respective alternates, who are elected by JBS S.A.’s shareholders at each annual general shareholders’ meeting. Neither members of JBS S.A.’s fiscal council nor their alternates can be members of the JBS S.A.’s board of directors or management.

In 2022, JBS S.A.’s board of directors, board of executive officers and fiscal council consisted of an average of nine, five and four members, respectively. For the year ended December 31, 2022, the aggregate compensation paid to JBS S.A.’s board of directors, statutory executive officers and fiscal council was US$26.9 million, composed of:

•        Board of Directors.    US$2.5 million, consisting of US$2.3 million in fixed compensation and US$0.2 million in variable compensation;

•        Executive Officers.    US$24.0 million, consisting of US$5.4 million in fixed compensation and US$18.6 million in variable compensation; and

•        Fiscal Council.    US$0.4 million, consisting of entirely of fixed compensation.

The table below sets forth the highest, lowest and average compensation paid to JBS S.A.’s board of directors, statutory executive officers and fiscal council for the year ended December 31, 2022:

	For the year ended December 31, 2022
	Board of Directors	Executive Officers	Fiscal Council
	(in US$ thousand)
Highest	153.3	10,831.2	101.1
Lowest	147.8	1,578.8	101.1
Average	152.7	4,802.8	101.1

PRINCIPAL SHAREHOLDERS

JBS S.A.

Pursuant to the listing rules of the Novo Mercado segment of the B3, JBS S.A.’s capital stock is represented solely by common shares.

The following table sets forth the holders of the issued and outstanding JBS S.A. common shares and their respective shareholdings as of June 30, 2023:

Shareholder	Shares outstanding	%
J&F and FIP Formosa(1)	1,083,129,898	48.83%
BNDESPar(2)	461,661,101	20.81%
Other shareholders	673,325,371	30.36%
Total	2,218,116,370	100.00%

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(1)      Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista, our ultimate controlling shareholders, own 100% of the capital stock of each of J&F, a corporation (sociedade anônima) incorporated under the laws of Brazil, and FIP Formosa, a Brazilian investment fund and share voting and investment powers and the right to receive the economic benefit of the shares held by these entities.

(2)      BNDESPar, a corporation (sociedade por ações) incorporated under the laws of Brazil, is a wholly-owned subsidiary of the Brazilian Economic and Social Development Bank (Banco Nacional de Desenvolvimento Econômico e Social — BNDES) (“BNDES”) which, in turn, is wholly-owned by the Brazilian federal government. BNDESPar invests and owns equity interests in Brazilian companies. Pursuant to the bylaws of BNDESPar as publicly available on BNDES’s website, governance over BNDESPar is exercised at three levels: first, by its sole shareholder BNDES, followed by its Board of Directors and finally by its Board of Executive Officers. Directors are appointed by BNDES, as sole shareholder, and officers are appointed by the directors. Pursuant to BNDESPar’s bylaws, the Board of Executive Officers is responsible for determining the vote of BNDESPar as a shareholder of any invested company, including JBS S.A. The Board of Executive Officers of BNDESPar is comprised of 10 members, the CEO being also the CEO of BNDES and the remaining nine officers being also officers of BNDES. The decisions of the Board of Executive Officers of BNDESPar, including how the shares held by BNDESPar are to be voted and/or disposed, are taken at ordinary weekly meetings or extraordinary meetings (as necessary), by majority of the members present. The officers of BNDES are appointed by the Board of Directors of BNDES, of which 10 out of 11 members are appointed by three Ministers of the Brazilian federal government.

Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders

Brazilian Collaboration and Leniency Agreements, SEC Settlement and DOJ Plea Agreement

In 2017, following disclosures of illicit payments made to Brazilian politicians from 2009 to 2015, our ultimate controlling shareholders, among others, entered into collaboration agreements (acordos de colaboração premiada) (“Collaboration Agreements”) with the Brazilian Attorney General’s Office (Procuradoria-Geral da República) and a leniency agreement (“Leniency Agreement”) with the Brazilian Federal Prosecution Office (Ministério Público Federal). In 2020, our ultimate controlling shareholders also entered into a settlement with the SEC and J&F reached a plea agreement with the DOJ relating to the illicit conduct.

On May 3, 2017, former J&F officers, former senior executives and board members of JBS S.A. and JBS USA, as well as our ultimate controlling shareholders, entered into the Collaboration Agreement with the Brazilian Attorney General’s Office (Procuradoria-Geral da República), setting forth facts and conduct relating to violations of the law in Brazil. The details of such illicit conduct are set forth in annexes to the Collaboration Agreements. The information and documents disclosed by J&F representatives through the Collaboration Agreements enabled the authorities to launch several legal and administrative proceedings, including criminal investigations and lawsuits. The illicit conduct cited in the Collaboration Agreements related to illegal payments made to Brazilian politicians. On June 5, 2017, J&F entered into the Leniency Agreement with the Brazilian Federal Prosecution Office (Ministério Público Federal) in relation to the same illicit conduct, and J&F, on behalf of itself and its subsidiaries, agreed to pay a fine of R$8.0 billion and to contribute an additional R$2.3 billion to social projects in Brazil, adjusted for inflation, over a 25-year period.

On October 14, 2020, J&F, JBS S.A. and our ultimate controlling shareholders (collectively, the “Respondents”), entered into a settlement agreement with the SEC relating to the facts that were the subject of the Collaboration Agreements and Leniency Agreement in Brazil. In connection with the SEC settlement, the SEC issued a cease-and-desist order (the “SEC order”), finding violations of certain provisions of Section 13(b) the Exchange Act, and the rules thereunder, in connection with illicit payments made in Brazil from 2009 to 2015 pursuant to which, among other things, JBS S.A. received support from a government official to obtain financing from BNDES, which financing facilitated JBS S.A.’s acquisition of PPC in 2009, unbeknownst to the management of PPC. The SEC order required the Respondents to cease and desist from further violations of certain provisions of Section 13(b) of the Exchange Act and rules thereunder; evaluate, review and continue to improve anti-bribery and anti-corruption compliance programs; and report to the SEC on such improvements and report any illicit payments that it discovers for a period of three years. JBS S.A. was also ordered to pay disgorgement to the SEC in the amount of US$26.9 million and each of our ultimate controlling shareholders was ordered to pay a civil penalty of US$550,000, all of which payments have been made.

Also on October 14, 2020, J&F reached an agreement with the DOJ pursuant to which J&F agreed to plead guilty to one count of conspiracy to violate the anti-bribery provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”) in relation to the payments referenced above. The plea agreement imposed a criminal penalty of US$256.5 million, in two payments of approximately US$128.2 million. J&F has paid US$128.2 million to the U.S. government and the balance is considered to have been offset by payments to Brazilian authorities under the Leniency Agreement. The plea agreement also required J&F to implement a compliance program that satisfies DOJ standards; review and improve its internal accounting controls, policies, and procedures regarding compliance with the FCPA; report to the DOJ regarding remediation efforts and progress on the implementation of J&F’s compliance program for three years; report evidence or allegations of violations of the anti-bribery provisions of the FCPA during the three-year period; and cooperate fully with the DOJ and other agencies in any investigation concerning J&F, its affiliates, executives, employees, or agents relating to the relevant conduct or any other conduct under investigation by the DOJ during the three-year period.

CVM Investigations and Proceedings

Our ultimate controlling shareholders and J&F are currently subject to ongoing investigations by the CVM in Brazil and to criminal proceedings for alleged violations of Brazilian securities and corporate law, as set forth below, in which there has yet to be a final decision. JBS S.A. and Seara (a subsidiary of JBS S.A.) are party to one of these proceedings as described below. As a result of these proceedings, our ultimate controlling shareholders, J&F, JBS S.A. and Seara may be subject to penalties, as well as reputational damage.

Our ultimate controlling shareholders and J&F are under investigation by the CVM for possible violations of insider trading law involving shares of its controlled companies, including JBS S.A., and foreign exchange futures contracts. Our ultimate controlling shareholders are also facing criminal prosecution by the Brazilian Federal Prosecution Office based on similar allegations.

On May 30, 2017, CVM filed an administrative proceeding against JBS S.A. and Mr. Wesley Mendonça Batista to investigate the alleged use of privileged information in connection with the purchase of U.S. dollar futures. On December 8, 2017, the CVM filed an administrative proceeding against Seara and Eldorado Brasil Celulose S.A. (an affiliate of JBS S.A.) to investigate the alleged use of privileged information in connection with trades of U.S. dollar derivatives contracts. On that date, the CVM joined the proceedings and began a punitive administrative proceeding (PAS 5388/2017) against JBS S.A., Seara, Mr. Wesley Mendonça Batista and Eldorado Brasil Celulose S.A. to determine possible liability in connection with these allegations. On September 2018, the Board of Commissioners of the CVM rejected the settlement proposal submitted jointly by the defendants to end those administrative procedures. On May 29, 2023, the Board of Commissioners of the CVM, consisting of five members, met to vote on the proceeding. Three commissioners voted to acquit all of the defendants, one commissioner abstained from voting. The session was adjourned at the request of the fifth commissioner, who did not vote. The CVM has not yet rescheduled the meeting. The potential penalty to which JBS S.A. may be subject in connection with these proceedings is three times the amount of gains related to the aforementioned transactions, which is approximately R$5 million. We believe that the chance of loss related to this proceeding is remote. Accordingly, we have not recorded any provisions in connection thereto.

On September 25, 2017, the CVM began a punitive administrative proceeding (PAS 5390/2017) against Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista and J&F to determine possible liability in connection with allegations of price manipulation, misuse of privileged information, trading of assets in a prohibited period, violation of the duty of loyalty and abuse of controlling power involving trades of JBS S.A. Common Shares. On May 29, 2023, the Board of Commissioners of the CVM, consisting of five members, met to vote on the proceeding. Four commissioners voted to acquit all of the defendants on all counts except for imposing a fine of R$500 thousand on J&F for trading in JBS S.A. Common Shares during a blackout period. The session was adjourned at the request of the fifth commissioner, who did not vote. The CVM has not yet rescheduled the meeting.

Furthermore, as a result of its investigation into the activities of our ultimate controlling shareholders for alleged insider trading, the CVM has also alleged a lack of internal controls at JBS S.A. relating to former board members and has asserted that Mr. Wesley Mendonça Batista had sole control over hedging transactions. We have contested these allegations and dispute the CVM’s claims of lack of internal controls relating to hedging transactions and that Mr. Wesley Mendonça Batista had sole control over such operations. With respect to internal controls, JBS S.A. has implemented various internal control measures relating to corporate risks and financial risk management, including the following:

•        Global Corporate Risk Management Policy.    JBS S.A.’s Global Corporate Risk Management Policy defines the rules, guidelines, responsibilities and procedures for the control and management of strategic, operational, financial, regulatory, political, technological and environmental risks. Furthermore, it establishes guidelines, processes and responsibilities related to the identification, analysis and monitoring of risks that may affect our strategic plan. The purpose of the Global Corporate Risk Management Policy is to meet legal and regulatory requirements and standardize concepts and practices; improve the reporting of information to the market, ensuring transparency for all stakeholders, market analysts and credit agencies; ensure a reliable data base for decision making and planning, providing a dynamic and efficient flow of information; and improve our corporate governance. JBS S.A.’s board of directors is responsible for approving the Global Corporate Risk Management Policy, and JBS S.A.’s statutory audit committee is responsible for assessing and monitoring compliance with such policy. JBS S.A.’s risk management and internal controls office, which, among other duties, defines and maps risk factors and advises the various business areas in identifying and assessing the impact of the various types of risks involved, reports to JBS S.A.’s statutory audit committee.

•        Global Liquidity Management Policy.    JBS S.A.’s Global Liquidity Management Policy provides liquidity management guidelines for JBS S.A. and its subsidiaries, including the use of hedging instruments. JBS S.A.’s financial and risk management committee, which is composed of members of JBS S.A.’s board of directors and executive officers, advises JBS S.A.’s board of directors in matters relating to the company’s financial and risk management policies, practices and strategies. JBS S.A.’s financial and risk management committee is supported by the risk management committee, whose responsibilities include defining the instruments that can be used to raise and invest funds, and JBS S.A.’s finance department, which enforces policy guidelines.

In April 2018, the CVM opened an investigation into alleged breaches by our ultimate controlling shareholders of certain provisions of Brazilian corporate law that prohibits shareholders from voting in certain corporate matters in which they have a conflict of interest. This investigation related to the vote, by FB Participações S.A. (“FB”) (at the time, the direct controlling shareholder of JBS S.A), to approve the 2016 financial statements of JBS S.A. at JBS S.A.’s annual general shareholders’ meeting held in 2017. Mr. Wesley Mendonça Batista and Mr. Joesley Mendonça Batista, both shareholders of J&F (at the time, the controlling shareholder of FB), acted as CEO and board member of JBS S.A., respectively, during 2016. The CVM initially argued that, by virtue of the relationship between FB and Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista and their roles at JBS S.A., the approval of JBS S.A.’s financial statements by FB would constitute a formal conflict of interest, under which allegedly conflicted shareholders are prohibited from voting, and, as a consequence, FB should have recused itself from the vote to approve JBS S.A.’s financial statements. However, the CVM later deliberated the matter on the basis of a substantive theory of conflicts of interest that relies on a facts and circumstances analysis following the vote to determine whether the vote should be nullified. On April 18, 2023, the CVM agreed to settle the case with a payment of R$6.5 million (US$1.3 million) by Messrs. Joesley Mendonça Batista and Wesley Mendonça Batista. JBS S.A. has a conflicts of interest policy that applies to its executive officers and board members.

RELATED PARTY TRANSACTIONS

The following summarizes the material transactions we engage in with our principal affiliates. For more information about our related party transactions, see note 8 to JBS S.A.’s unaudited interim financial statements and note 9 to JBS S.A.’s audited financial statements, included elsewhere in this prospectus.

Banco Original S.A.

We have entered into an assignment agreement with Banco Original S.A., pursuant to which Banco Original S.A. acquires trade accounts receivables of certain or our customers in Brazil and outside Brazil. The assignments are done at face value of the receivable less the discount applied by Banco Original through a transfer without recourse to Banco Original S.A. of all of the associated risks and benefits of such trade accounts receivables. For the three month periods ended March 31, 2023 and 2022, we incurred a loss from the sale of the receivables of US$19.4 million and US$14.9 million, respectively, recognized as financial expenses. For the years ended December 31, 2022, 2021 and 2020, we incurred a loss from the sale of the receivables of US$72.6 million, US$35.6 million and US$22.2 million, respectively, recognized as financial expenses.

As of March 31, 2023, December 31, 2022, December 31, 2021 and January 1, 2021, we held investments with Banco Original S.A. in the amounts of US$235.1 million, US$408.8 million, US$328.8 million and US$288.3 million, respectively, recognized as cash and cash equivalents. The investments have similar rates of return as the Brazilian interbank deposit (Certificado de Depósito Interbancário) rate, which is an average of interbank overnight rates in Brazil. For the three month periods ended March 31, 2023 and 2022, we earned interest from these investments in the amounts of US$1.0 million and US$0.7 million, respectively, recognized as financial income. For the years ended December 31, 2022, 2021 and 2020, we earned interest from these investments in the amounts of US$1.4 million, US$1.1 million and US$0.8 million, respectively, recognized as financial income.

Instituto J&F

We sponsor Instituto J&F (formerly Instituto Germinare), a youth-directed business school, whose goal is to educate future leaders by offering free, high-quality education. During the three-month periods ended March 31, 2023 and 2022, we made donations in the amounts of US$2.7 million and US$14.5 million, respectively, recognized as general and administrative expenses. During the years ended December 31, 2022 and 2021 and for January 1, 2021, we made donations in the amounts of US$34.6 million, US$18.7 million and US$4.5 million, respectively, recognized as general and administrative expenses.

JBJ Agropecuária Ltda.

JBJ Agropecuária Ltda. (“JBJ”), is controlled by a family member of one of our ultimate controlling shareholders, who does not own any equity interests in J&F. It supplies cattle to JBS S.A.’s slaughterhouses. Transactions with JBJ are recurrent and conducted in the normal course of JBS S.A.’s businesses, in accordance with its needs and JBJ’s capacity to deliver cattle. JBJ also shares transportation services from the JBS Group.

The value of the transactions varies in accordance with the number of animals processed and pursuant to market conditions. As of March 31, 2023, the total amounts of accounts receivable were US$254,000 (US$558,000, US$370,000 and US$280,000 as of December 31, 2022, December 31, 2021 and January 1, 2021, respectively), and the total amounts of accounts payable were US$107.2 million (US$7.7 million, US$459,000 and US$2.7 million as of December 31, 2022, December 31, 2021 and January 1, 2021, respectively). For the three-month period ended March 31, 2023, the total net revenue to JBJ was US$759,000 (US$845,000 for the three-month period ended March 31, 2022), and the total amount of purchases made by JBJ from the JBS Group was US$83.9 million (US$41.4 million for the three-month period ended March 31, 2022). For the year ended December 31, 2022, the total net revenue to JBJ was US$12.8 million (US$3.1 million and US$2.6 million for the years ended December 31, 2021 and 2020, respectively) and the total amount of purchases made by JBJ from the JBS Group was US$658.6 million (US$175.3 million and US$100.0 million for the years ended December 31, 2021 and 2020, respectively).

We have a livestock purchase agreement for future delivery with certain suppliers, including JBJ. As of March 31, 2023, December 31, 2022, December 31, 2021 and January 1, 2021, the balances of this transaction was US$88.7 million, US$85.5 million, US$30.1 million and US$19.5 million, respectively.

Flora Produtos de Higiene e Limpeza S.A.

Flora Produtos de Higiene e Limpeza S.A. (“Flora”), is controlled by J&F. Flora purchases products (beef tallow, palm oil, babassu oil and cans) from JBS S.A. and manufactures soaps. The transactions with Flora are recurrent and conducted in the normal course of JBS S.A.’s business.

As of March 31, 2023, the total amount of accounts receivable was US$9.6 million (US$6.6 million, US$6.2 million and US$5.2 million as of December 31, 2022, December 31, 2021 and January 1, 2021, respectively), and the total amount of accounts payable was nil (nil, US$125,000 and nil as of December 31, 2022, December 31, 2021 and January 1, 2021, respectively). For the three-month period ended March 31, 2023, the total net revenue to Flora was US$14.2 million (US$10.3 million for the three-month period ended March 31, 2022), and the total amount of purchases made by Flora was nil (US$0.4 million for the three-month period ended March 31, 2022). For the year ended December 31, 2022, the total net revenue to Flora was US$159.1 million (US$49.9 million and US$43.8 million for the years ended December 31, 2021 and 2020, respectively), and the total amount of purchases made by Flora was US$2.6 million (US$126,000 and US$83,000 for the years ended December 31, 2021 and 2020, respectively).

J&F Settlement Agreement

In January 2021, in accordance with the resolution approved at an extraordinary general meeting of shareholders of JBS S.A. held in October 2020, JBS S.A. submitted an arbitration request with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) (“Arbitration Proceeding No. 186/21”) against our ultimate controlling shareholders and J&F, among others in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders”).

On December 22, 2022, the arbitration court ratified a settlement agreement between the parties to Arbitration Proceeding No. 186/21, pursuant to which J&F agreed to pay to JBS the amount of R$543.2 million (US$109.5 million). The execution and ratification of this settlement agreement brings an end to Arbitration Proceeding No. 186/21.

Policies and Procedures for Related Party Transactions

It is our intention to ensure that all transactions between us, our principal shareholders and other affiliates, as well as our directors, officers and other employees, are on terms no less favorable to us than those that we could obtain from unaffiliated third parties. To that end, our policy for transactions with related parties establishes procedures to ensure that we are acting fairly, transparently and in accordance with the best corporate governance practices, observing the provisions set forth in our bylaws and applicable legislation, as well as the rules of the São Paulo Stock Exchange.

We also have a related parties committee, which advises our board of directors to ensure that the transactions between JBS S.A. and its subsidiaries, on the one hand, and affiliates, on the other hand, are negotiated independently, through a transparent and ethical process, in accordance with applicable law and on terms not less favorable to JBS S.A. than would be a transaction held with unaffiliated third parties.

DESCRIPTION OF THE NEW NOTES

General

The Old 2027 Notes were, and the New 2027 Notes will be, issued under the 2027 Notes Indenture. The terms of the Old 2027 Notes and the New 2027 Notes will include those expressly set forth in the 2027 Notes Indenture and those made part of the 2027 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2027 Notes” include the Old 2027 Notes and the New 2027 Notes. The Old 2027 Notes constitute, and the New 2027 Notes will constitute, debt securities issued under the 2027 Notes Indenture. The New 2027 Notes will have terms identical in all material respects to the Old 2027 Notes, except that the New 2027 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2027 Notes will bear different CUSIP numbers from the Old 2027 Notes of the corresponding series.

The Old 2028 Notes were, and the New 2028 Notes will be, issued under the 2028 Notes Indenture. The terms of the Old 2028 Notes and the New 2028 Notes will include those expressly set forth in the 2028 Notes Indenture and those made part of the 2028 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2028 Notes” include the Old 2028 Notes and the New 2028 Notes. The Old 2028 Notes constitute, and the New 2028 Notes will constitute, debt securities issued under the 2028 Notes Indenture. The New 2028 Notes will have terms identical in all material respects to the Old 2028 Notes, except that the New 2028 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2028 Notes will bear different CUSIP numbers from the Old 2028 Notes of the corresponding series.

The Old 6.500% 2029 Notes were, and the New 6.500% 2029 Notes will be, issued under the 6.500% 2029 Notes Indenture. The terms of the Old 6.500% 2029 Notes and the New 6.500% 2029 Notes will include those expressly set forth in the 6.500% 2029 Notes Indenture and those made part of the 6.500% 2029 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “6.500% 2029 Notes” include the Old 6.500% 2029 Notes and the New 6.500% 2029 Notes. The Old 6.500% 2029 Notes constitute, and the New 6.500% 2029 Notes will constitute, debt securities issued under the 6.500% 2029 Notes Indenture. The New 6.500% 2029 Notes will have terms identical in all material respects to the Old 6.500% 2029 Notes, except that the New 6.500% 2029 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 6.500% 2029 Notes will bear different CUSIP numbers from the Old 6.500% 2029 Notes of the corresponding series.

The Old 3.000% 2029 Notes were, and the New 3.000% 2029 Notes will be, issued under the 3.000% 2029 Notes Indenture. The terms of the Old 3.000% 2029 Notes and the New 3.000% 2029 Notes will include those expressly set forth in the 3.000% 2029 Notes Indenture and those made part of the 3.000% 2029 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “3.000% 2029 Notes” include the Old 3.000% 2029 Notes and the New 3.000% 2029 Notes. The Old 3.000% 2029 Notes constitute, and the New 3.000% 2029 Notes will constitute, debt securities issued under the 3.000% 2029 Notes Indenture. The New 3.000% 2029 Notes will have terms identical in all material respects to the Old 3.000% 2029 Notes, except that the New 3.000% 2029 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 3.000% 2029 Notes will bear different CUSIP numbers from the Old 3.000% 2029 Notes of the corresponding series.

The Old 2030 Notes were, and the New 2030 Notes will be, issued under the 2030 Notes Indenture. The terms of the Old 2030 Notes and the New 2030 Notes will include those expressly set forth in the 2030 Notes Indenture and those made part of the 2030 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2030 Notes” include the Old 2030 Notes and the New 2030 Notes. The Old 2030 Notes constitute, and the New 2030 Notes will constitute, debt securities issued under the 2030 Notes Indenture. The New 2030 Notes will have terms identical in all material respects to the Old 2030 Notes, except that the New 2030 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2030 Notes will bear different CUSIP numbers from the Old 2030 Notes of the corresponding series.

The Old 2031 Notes were, and the New 2031 Notes will be, issued under the 2031 Notes Indenture. The terms of the Old 2031 Notes and the New 2031 Notes will include those expressly set forth in the 2031 Notes Indenture and those made part of the 2031 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2031 Notes” include the Old 2031 Notes and the New 2031 Notes. The Old 2031 Notes constitute, and the New 2031 Notes will constitute, debt securities issued under the 2031 Notes Indenture. The New 2031 Notes will have terms identical in all material respects to the Old 2031 Notes, except that the New 2031 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2031 Notes will bear different CUSIP numbers from the Old 2031 Notes of the corresponding series.

The Old 3.000% 2032 Notes were, and the New 3.000% 2032 Notes will be, issued under the 3.000% 2032 Notes Indenture. The terms of the Old 3.000% 2032 Notes and the New 3.000% 2032 Notes will include those expressly set forth in the 3.000% 2032 Notes Indenture and those made part of the 3.000% 2032 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “3.000% 2032 Notes” include the Old 3.000% 2032 Notes and the New 3.000% 2032 Notes. The Old 3.000% 2032 Notes constitute, and the New 3.000% 2032 Notes will constitute, debt securities issued under the 3.000% 2032 Notes Indenture. The New 3.000% 2032 Notes will have terms identical in all material respects to the Old 3.000% 2032 Notes, except that the New 3.000% 2032 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 3.000% 2032 Notes will bear different CUSIP numbers from the Old 3.000% 2032 Notes of the corresponding series.

The Old 3.625% 2032 Notes were, and the New 3.625% 2032 Notes will be, issued under the 3.625% 2032 Notes Indenture. The terms of the Old 3.625% 2032 Notes and the New 3.625% 2032 Notes will include those expressly set forth in the 3.625% 2032 Notes Indenture and those made part of the 3.625% 2032 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “3.625% 2032 Notes” include the Old 3.625% 2032 Notes and the New 3.625% 2032 Notes. The Old 3.625% 2032 Notes constitute, and the New 3.625% 2032 Notes will constitute, debt securities issued under the 3.625% 2032 Notes Indenture. The New 3.625% 2032 Notes will have terms identical in all material respects to the Old 3.625% 2032 Notes, except that the New 3.625% 2032 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 3.625% 2032 Notes will bear different CUSIP numbers from the Old 3.625% 2032 Notes of the corresponding series.

The Old 2033 Notes were, and the New 2033 Notes will be, issued under the 2033 Notes Indenture. The terms of the Old 2033 Notes and the New 2033 Notes will include those expressly set forth in the 2033 Notes Indenture and those made part of the 2033 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “2033 Notes” include the Old 2033 Notes and the New 2033 Notes. The Old 2033 Notes constitute, and the New 2033 Notes will constitute, debt securities issued under the 2033 Notes Indenture. The New 2033 Notes will have terms identical in all material respects to the Old 2033 Notes, except that the New 2033 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 2033 Notes will bear different CUSIP numbers from the Old 2033 Notes of the corresponding series.

The Old 4.375% 2052 Notes were, and the New 4.375% 2052 Notes will be, issued under the 4.375% 2052 Notes Indenture. The terms of the Old 4.375% 2052 Notes and the New 4.375% 2052 Notes will include those expressly set forth in the 4.375% 2052 Notes Indenture and those made part of the 4.375% 2052 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “4.375% 2052 Notes” include the Old 4.375% 2052 Notes and the New 4.375% 2052 Notes. The Old 4.375% 2052 Notes constitute, and the New 4.375% 2052 Notes will constitute, debt securities issued under the 4.375% 2052 Notes Indenture. The New 4.375% 2052 Notes will have terms identical in all material respects to the Old 4.375% 2052 Notes, except that the New 4.375% 2052 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 4.375% 2052 Notes will bear different CUSIP numbers from the Old 4.375% 2052 Notes of the corresponding series.

The Old 6.500% 2052 Notes were, and the New 6.500% 2052 Notes will be, issued under the 6.500% 2052 Notes Indenture. The terms of the Old 6.500% 2052 Notes and the New 6.500% 2052 Notes will include those expressly set forth in the 6.500% 2052 Notes Indenture and those made part of the 6.500% 2052 Notes Indenture by reference therein to the Trust Indenture Act. Reference to the “6.500% 2052 Notes” include the Old 6.500% 2052 Notes and the New 6.500% 2052 Notes. The Old 6.500% 2052 Notes constitute, and the New 6.500% 2052 Notes will constitute, debt securities issued under the 6.500% 2052 Notes Indenture. The New 6.500% 2052 Notes will have terms identical in all material respects to the Old 6.500% 2052 Notes, except that the New 6.500% 2052 Notes will be registered under the Securities Act and will not be subject to transfer restrictions or registration rights, and the New 6.500% 2052 Notes will bear different CUSIP numbers from the Old 6.500% 2052 Notes of the corresponding series.

References to the “Old Notes” include the Old 2027 Notes, the Old 2028 Notes, the Old 6.500% 2029 Notes, the Old 3.000% Notes due 2029, the Old 2030 Notes, the Old 2031 Notes, the Old 3.000% 2032 Notes, the Old 3.625% 2032 Notes, the Old 2033 Notes, the Old 4.375% 2052 Notes and the Old 6.500% 2052 Notes.

References to the “New Notes” include the New 2027 Notes, the New 2028 Notes, the New 6.500% 2029 Notes, the New 3.000% Notes due 2029, the New 2030 Notes, the New 2031 Notes, the New 3.000% 2032 Notes, the New 3.625% 2032 Notes, the New 2033 Notes, the New 4.375% 2052 Notes and the New 6.500% 2052 Notes.

References to “the notes” include the 2027 Notes, the 2028 Notes, the 6.500% 2029 Notes, the 3.000% Notes due 2029, the 2030 Notes, the 2031 Notes, the 3.000% 2032 Notes, the 3.625% 2032 Notes, the 2033 Notes, the 4.375% 2052 Notes and the 6.500% 2052 Notes.

Although, for convenience, the Old 2027 Notes, the Old 2028 Notes, the Old 6.500% 2029 Notes, the Old 3.000% 2029 Notes, the Old 2030 Notes, the Old 2031 Notes, the Old 3.000% 2032 Notes, the Old 3.625% 2032 Notes, the Old 2033 Notes, the Old 4.375% 2052 Notes and the Old 6.500% 2052 Notes are referred to collectively as the “Old Notes,” they were issued each as a separate series and will not together have any class voting or other rights.

References to the “Indentures” include, as applicable, the 2027 Notes Indenture, the 2028 Notes Indenture, the 6.500% 2029 Notes Indenture, the 3.000% 2029 Notes Indenture, the 2030 Notes Indenture, the 2031 Notes Indenture, the 3.000% 2032 Notes Indenture, the 3.625% 2032 Notes Indenture, the 2033 Notes Indenture, the 4.375% 2052 Notes Indenture and the 6.500% 2052 Notes Indenture.

All references in this “Description of the New Notes” to the holders of the Notes mean (i) in the case of the 2027 Notes, the holders of the 2027 Notes, (ii) in the case of the 2028 Notes, the holders of the 2028 Notes, (iii) in the case of the 6.500% 2029 Notes, the holders of the 6.500% 2029 Notes, (iv) in the case of the 3.000% 2029 Notes, the holders of the 3.000% 2029 Notes, (v) in the case of the 2030 Notes, the holders of the 2030 Notes, (vi) in the case of the 2031 Notes, the holders of the 2031 Notes, (vii) in the case of the 3.000% 2032 Notes, the holders of the 3.000% 2032 Notes, (viii) in the case of the 3.625% 2032 Notes, the holders of the 3.625% 2032 Notes, (ix) in the case of the 2033 Notes, the holders of the 2033 Notes, (x) in the case of the 4.375% 2052 Notes, the holders of the 4.375% 2052 Notes and (xi) in the case of the 6.500% 2052 Notes, the holders of the 6.500% 2052 Notes.

The following description of certain provisions of the Indentures does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the applicable Indenture, including the definitions therein of certain terms, and to the New Notes. We urge you to read the applicable Indenture and the applicable New Notes in their entirety because they contain additional information and they, and not this description, define your rights as a holder of the New Notes. Copies of the applicable Indenture and forms of the New Notes will be made available without charge upon request in writing to us at the address set forth under “Where You Can Find More Information.”

You can find the definitions of capitalized terms used in this description and not otherwise defined under the subheading “— Definitions.” In this description, (i) the “Company” refers only to JBS USA Lux S.A. (subject to the Substitution of the Company provisions below) and not to any of its Subsidiaries; (ii) “Issuers” refers only to the Company, JBS USA Food Company (“JBS USA Food”) and JBS USA Finance, Inc. (“JBS USA Finance”) and not to any of their respective Subsidiaries; and (iii) “Parent” refers only to JBS S.A. and not to any of its Subsidiaries.

The following description is a summary of the provisions of the Indentures that the Company believes to be material and of interest to you, and does not restate that agreement in its entirety. We encourage you to read the applicable Indenture because that agreement, and not this description, will define your rights as a holder of the New Notes. Any references in this summary to dollar amounts are to U.S. dollars and include the foreign currency equivalent of that amount determined at the relevant time to the extent proceeds, transactions or other amounts are denominated, in whole or in part, in a currency other than U.S. dollars.

Brief Description of the New Notes and the Guarantees

The New Notes will be:

•        senior unsecured obligations of the Issuers;

•        equal in ranking (“pari passu”) with all existing and future senior unsecured debt of the Issuers;

•        senior in right of payment to any future subordinated debt of the Issuers;

•        effectively subordinated in right of payment to existing and future secured debt of the Issuers to the extent of the value of the assets securing such obligations;

•        structurally subordinated in right of payment to all existing and future debt and other liabilities, including trade payables, of the Company’s Subsidiaries that are not Guarantors, including our Australian Subsidiaries, to the extent of the value of the assets of these entities; and

•        guaranteed on a senior unsecured basis by the Parent Guarantors.

The Guarantees will be:

•        senior unsecured obligations of the Parent Guarantors;

•        effectively subordinated in right of payment to existing and future secured debt of the Parent Guarantors to the extent of the value of the assets securing such obligations;

•        pari passu with all existing and future senior unsecured debt of the Parent Guarantors; and

•        senior in right of payment to any future subordinated debt of the Parent Guarantors.

Principal, Maturity and Interest

The New 2027 Notes

The New 2027 Notes will be senior unsecured obligations of the Issuers. The New 2027 Notes will mature on January 15, 2027.

The New 2027 Notes will bear interest at the annual rate of 2.500%, payable semi-annually in arrears on January 15 and July 15 of each year.

The New 2028 Notes

The New 2028 Notes will be senior unsecured obligations of the Issuers. The New 2028 Notes will mature on February 1, 2028.

The New 2028 Notes will bear interest at the annual rate of 5.125%, payable semi-annually in arrears on February 1 and August 1 of each year.

The New 6.500% 2029 Notes

The New 6.500% 2029 Notes will be senior unsecured obligations of the Issuers. The New 6.500% 2029 Notes will mature on April 15, 2029.

The New 6.500% 2029 Notes will bear interest at the annual rate of 6.500%, payable semi-annually in arrears on April 15 and October 15 of each year.

The New 3.000% 2029 Notes

The New 3.000% 2029 Notes will be senior unsecured obligations of the Issuers. The New 3.000% 2029 notes will mature on February 2, 2029.

The New 3.000% 2029 Notes will bear interest at the annual rate of 3.000%, payable semi-annually in arrears on February 2 and August 2 of each year.

The New 2030 Notes

The New 2030 Notes will be senior unsecured obligations of the Issuers. The New 2030 Notes will mature on January 15, 2030.

The New 2030 Notes will bear interest at the annual rate of 5.500%, payable semi-annually in arrears on January 15 and July 15 of each year.

The New 2031 Notes

The New 2031 Notes will be senior unsecured obligations of the Issuers. The New 2031 Notes will mature on December 1, 2031.

The New 2030 Notes will bear interest at the annual rate of 3.750%, payable semi-annually in arrears on June 1 and December 1 of each year.

The New 3.000% 2032 Notes

The New 3.000% 2032 Notes will be senior unsecured obligations of the Issuers. The New 3.000% 2032 Notes will mature on May 15, 2032.

The New 3.000% 2032 Notes will bear interest at 3.000% per year, payable on May 15 and November 15 of each year.

From and including November 15, 2027, the interest rate payable on the New 3.000% 2032 Notes shall be increased by 25 basis points per annum unless JBS USA Lux S.A. has notified the trustee within six months after December 31, 2026 that in respect of the year ended December 31, 2026, (i) the Sustainability Performance Target (as defined in the 3.000% 2032 Notes Indenture) has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the external verifier in accordance with its customary procedures.

The New 3.625% 2032 Notes

The New 3.625% 2032 Notes will be senior unsecured obligations of the Issuers. The New 3.625% 2032 Notes will mature on January 15, 2032.

The New 3.625% 2032 Notes will bear interest at 3.625% per year, payable on January 15 and July 15 of each year.

From and including January 15, 2027, the interest rate payable on the New 3.625% 2032 Notes shall be increased by 25 basis points per annum unless JBS USA Lux S.A. has notified the trustee at least 30 says prior to January 15, 2027 that in respect of the year ended December 31, 2025, (i) the Sustainability Performance Target (as defined in the 3.625% 2032 Notes Indenture) has been satisfied and (ii) the satisfaction of the Sustainability Performance Target has been confirmed by the external verifier in accordance with its customary procedures.

The New 2033 Notes

The New 2033 Notes will be senior unsecured obligations of the Issuers. The New 2033 Notes will mature on April 1, 2033.

The New 2033 Notes will bear interest at the annual rate of 5.750%, payable semi-annually in arrears on April 1 and October 1 of each year.

The New 4.375% 2052 Notes

The New 4.375% 2052 Notes will be senior unsecured obligations of the Issuers. The New 4.375% 2052 Notes will mature on February 2, 2052.

The New 4.375% 2052 Notes will bear interest at the annual rate of 4.750%, payable semi-annually in arrears on February 2 and August 2 of each year.

The New 6.500% 2052 Notes

The New 6.500% 2052 Notes will be senior unsecured obligations of the Issuers. The New 6.500% 2052 Notes will mature on December 1, 2052.

The New 6.500% 2052 Notes will bear interest at the annual rate of 6.500%, payable semi-annually in arrears on June 1 and December 1 of each year.

The New Notes of each series will accrue interest from (and including) the most recent date on which interest has been paid on the corresponding series of Old Notes accepted in the Exchange Offers.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as set forth above, no accrued but unpaid interest will be paid with respect to New Notes tendered for exchange.

The Notes

The Issuers may issue additional notes of each series under the applicable Indenture. The notes of each series offered hereby, existing notes of such series and any additional notes that the Issuers subsequently issue under the applicable Indenture with the same terms will be treated as a single class for all purposes under the applicable Indenture, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that, if any such additional notes subsequently issued are not fungible for U.S. federal income tax purposes with any such notes previously issued, such additional notes shall have a separate CUSIP number but shall otherwise be treated as a single class with all other notes issued under the applicable Indenture.

The Issuers will make all payments on the notes at the office or agency of the paying agent and registrar located in the United States of America (which may be the corporate trust office of the trustee). The trustee will initially act as paying agent and as registrar for the notes. The Company may change the paying agent or registrar without prior notice to the noteholders. Subject to compliance with any applicable laws or regulations, the Company or any of its Subsidiaries may act as paying agent or registrar.

If a payment date is not a business day, payment may be made on the next succeeding day that is a business day with the same force and effect as if payment was made on such date and no interest shall accrue in respect of such payment for the intervening period.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the applicable Indenture, subject to compliance with applicable securities laws. The Issuers may require a holder to, among other things, furnish appropriate endorsements and transfer documents in connection with a transfer or exchange of notes. The Issuers may require a holder to pay any transfer or other taxes and governmental or other fees payable in connection with a transfer or exchange of notes. The Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

The registered holder of a note will be treated as owning the note for all purposes.

Guarantees

General

The Parent Guarantors will jointly and severally guarantee the Issuers’ obligations under the Indentures and the notes on a senior unsecured basis.

On the Issue Date, the Parent Guarantors will consist of (i) Parent, (ii) Holding, (iii) JBS Global Luxembourg S.à r.l., (iv) JBS Holding Luxembourg S.à. r.l. and (v) JBS Global Meat Holdings Pty Limited, each a Subsidiary of Parent.

Release of Guarantees of Subsidiary Guarantors

A Guarantee by a Subsidiary Guarantor of the notes will be automatically and unconditionally released and discharged upon:

(1)(a) such Subsidiary Guarantor ceasing to constitute a Restricted Subsidiary of the Company in compliance with the applicable Indenture, whether upon a sale, exchange, transfer or disposition of Capital Stock in such Subsidiary Guarantor (including by way of merger or consolidation) or the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, or (b) the sale or disposition in compliance with the applicable Indenture of all or substantially all of the assets of such Subsidiary Guarantor;

(2) such Subsidiary Guarantor ceasing to be a guarantor under the Term Loan Credit Agreement, except a discharge or release by or as a result of payment under such guarantee;

(3) the exercise of the legal defeasance option or the covenant defeasance option with respect to the notes as described under “— Defeasance” or if the obligations of the Issuers under the applicable Indenture are otherwise discharged in accordance with the terms of the applicable Indenture; or

(4) a release in accordance with “— Amendments, supplements and waivers.”

Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to an Issuer or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the applicable Indenture.

While the Subsidiary Guarantors currently generate a substantial portion of our revenues, the Company’s non-Guarantor Subsidiaries (principally the Company’s Australian Subsidiaries and Pilgrim’s Pride) also represent a significant portion of the Company’s assets and make significant contributions to the Company’s consolidated results.

Release of Guarantees of Parent Guarantors and Fall-Away of Covenants of Parent

The Guarantees of the notes by the Parent Guarantors will be automatically and unconditionally released and discharged upon:

(1)    if, at any time, the Parent Guarantors shall cease to guarantee the Existing 2031 Notes for any reason, including, without limitation, as a result of the “Fall-Away Event” (as defined in the Indenture governing the Existing 2031 Notes) or the full repayment, redemption or defeasance of the Existing 2031 Notes; or

(2)    the exercise of the legal defeasance option or the covenant defeasance option with respect to the notes as described under “— Defeasance” or if the obligations of the Issuers under the applicable Indenture are otherwise discharged in accordance with the terms of such Indenture.

Notwithstanding anything to the contrary in the applicable Indenture, in the event that the Guarantees of the notes by the Parent Guarantors are automatically and unconditionally released and discharged upon the occurrence of any of the events described above, at the Company’s election, the Company may enter into a supplemental indenture (a “Fall-Away Amendment”) with the trustee (without the consent of any holders of notes), which provides for the following (the “Fall-Away Event”):

(1)    unconditional release of the Parent Guarantors from their Guarantees;

(2)    elimination of the covenants set forth under (i) “— Reports — Reports of Parent;” and

(3)    elimination of Events of Default arising under the following clauses described under “— Events of Default”: (4) (under “— Reports — Reports of Parent”), (5), (6), (7), (8) (in each case of clauses (5), (6), (7) and (8), with respect to events and circumstances with respect to Parent and its Subsidiaries other than the Company and its Subsidiaries) and (9) (in its entirety), and delete references to Parent in the second and fourth paragraphs under “— Events of Default.”

Holding Company Structure

The Company is a holding company for its Subsidiaries, with no material operations of its own and only limited assets. JBS USA Food is a Subsidiary and an intermediate holding company of the Company through which the Company indirectly holds certain of its operating subsidiaries. JBS USA Finance is a special purpose finance Subsidiary of the Company with no Subsidiaries and no assets or operations other than those incidental to maintaining its corporate existence. Therefore, the Company’s ability to service its debt, including the notes, is dependent upon the earnings of its Subsidiaries and their ability to distribute those earnings as dividends, loans or other payments to the Company. Certain laws and/or covenants in debt agreements restrict the ability of the Company’s Subsidiaries to pay dividends to the Company or make loans and advances to it. If these restrictions are applied to Subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those Subsidiaries (such as Pilgrim’s Pride) to make payments on the notes. In addition, under certain circumstances, bankruptcy, fraudulent conveyance laws or other similar laws could invalidate the Guarantees. If this were to occur, the Company would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

Optional Redemption

The New 2027 Notes

Optional redemption with a make-whole premium

At any time prior to December 15, 2026 (which is the date that is one month prior to the maturity of New 2027 Notes (the “2027 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2027 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2027 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2027 Notes that would have been due if the New 2027 Notes matured on the 2027 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2027 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2027 Notes at a redemption price equal to 100% of the principal amount of the New 2027 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2028 Notes

Optional redemption with a make-whole premium

At any time prior to January 1, 2028 (which is the date that is one month prior to the maturity of the New 2028 Notes (the “2028 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2028 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2028 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2028 Notes that would have been due if the New 2028 Notes matured on the 2028 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 35 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2028 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2028 Notes at a redemption price equal to 100% of the principal amount of the New 2028 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 6.500% 2029 Notes

Optional Redemption

Except as described below, the New 6.500% 2029 Notes are not redeemable until April 15, 2024. On and after April 15, 2024 (the “6.500% 2029 Notes Par Call Date”), the Company may redeem the New 6.500% 2029 Notes, in whole or in part, after giving the required notice under the 6.500% 2029 Notes Indenture, at the following redemption prices (expressed as a percentage of principal amount of the New 6.500% 2029 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but excluding the applicable date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on April 15 of each of the years indicated below:

Year	Percentage
2024	103.250%
2025	102.167%
2026	101.083%
2027 and thereafter	100.000%

Optional redemption with a make-whole premium

In addition, at any time prior to 6.500% 2029 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 6.500% 2029 Notes, at once or over time, after giving the required notice under the 6.500% 2029 Notes Indenture. In each case, to redeem notes prior to the applicable date, the Company must pay a redemption price calculated by the Company equal to the greater of:

(a)     101% of the principal amount of the New 6.500% 2029 Notes to be redeemed; and

(b)    the present value at the redemption date of (1) the redemption price of the New 6.500% 2029 Notes to be redeemed at the 6.500% 2029 Notes Par Call Date plus (2) the remaining scheduled payments of interest from the redemption date through 6.500% 2029 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 3.000% 2029 Notes

Optional redemption with a make-whole premium

At any time prior to December 2, 2028 (which is the date that is two months prior to the maturity of the New 3.000% 2029 Notes (the “2029 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 3.000% 2029 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 3.000% 2029 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 3.000% 2029 Notes that would have been due if the New 3.000% 2029 Notes matured on the 2029 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2029 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 3.000% 2029 Notes at a redemption price equal to 100% of the principal amount of the New 3.000% 2029 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2030 Notes

Optional Redemption

Except as described below, the notes are not redeemable until January 15, 2025. On and after January 15, 2025 (the “2030 Notes Par Call Date”), the Company may redeem the New 2030 Notes, in whole or in part, after giving the required notice under the 2030 Notes Indenture, at the following redemption prices (expressed as a percentage of principal amount of the New 2030 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but excluding the applicable date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage
2025	102.750%
2026	101.833%
2027	100.917%
2028 and thereafter	100.000%

Optional redemption with a make-whole premium

In addition, at any time prior to the 2030 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2030 Notes, at once or over time, after giving the required notice under the 2030 Notes Indenture. In each case, to redeem New 2030 Notes prior to the applicable date, the Company must pay a redemption price calculated by the Company equal to the greater of:

(a)     101% of the principal amount of the New 2030 Notes to be redeemed; and

(b)    the present value at the redemption date of (1) the redemption price of the New 2030 Notes to be redeemed at the 2030 Notes Par Call Date plus (2) the remaining scheduled payments of interest from the redemption date through the 2030 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 2031 Notes

Optional Redemption

Except as described below, the New 2031 Notes are not redeemable until December 1, 2026. On and after December 1, 2026 (the “2031 Notes Par Call Date”), the Company may redeem the New 2031 Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount of the New 2031 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but excluding the applicable date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2026	101.875%
2027	101.250%
2028	100.625%
2029 and thereafter	100.000%

Optional redemption with a make-whole premium

In addition, at any time prior to the 2031 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2031 Notes. In each case, to redeem New 2031 Notes prior to the applicable date, the Company must pay a redemption price calculated by the Company equal to the greater of:

(a)     101% of the principal amount of the New 2031 Notes to be redeemed; and

(b)    the present value at the redemption date of (1) the redemption price of the New 2031 Notes to be redeemed at the 2031 Notes Par Call Date plus (2) the remaining scheduled payments of interest from the redemption date through the 2031 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption upon eligible Equity Offerings

Prior to December 1, 2026, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the New 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 103.750% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

•        at least 50% of the original aggregate principal amount of the New 2031 Notes (calculated after giving effect to any issuance of additional 2031 Notes) remains outstanding after each such redemption; and

•        such redemption occurs within 120 days after the closing of such Equity Offering.

The New 3.000% 2032 Notes

Optional redemption with a make-whole premium

At any time prior to February 15, 2032 (which is the date that is three months prior to the maturity of the notes (the “3.000% 2032 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 3.000% 2032 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 3.000% 2032 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest (based on (x) the rate of 3.000% per annum (the “Initial Rate of Interest”) if the Company Sustainability Performance Target has been satisfied and the Company Sustainability Performance Target has been confirmed by the Company External Verifier or (y) the rate of 3.250% per annum if the Company Sustainability Performance Target has not been satisfied and/or the Company Sustainability Performance Target has not been confirmed by the External Verifier) on such notes that would have been due if the notes matured on the 3.000% 2032 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 25 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 3.000% 2032 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 3.000% 2032 Notes at a redemption price equal to 100% of the principal amount of the New 3.000% 2032 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 3.625% 2032 Notes

Optional Redemption

Except as described below, the New 3.625% 2032 Notes are not redeemable until January 15, 2027. On and after January 15, 2027 (the “3.625% 2032 Par Call Date”), the Company may redeem the New 3.625% 2032 Notes, in whole or in part, at the following redemption prices (expressed as a percentage of principal amount of the New 3.625% 2032 Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to but excluding the applicable date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date), if redeemed during the twelve-month period beginning on January 15 of each of the years indicated below:

Year	Percentage (if the Parent Sustainability Performance Target has been satisfied and the Parent Sustainability Performance Target has been confirmed by the Parent External Verifier)	Percentage (if the Parent Sustainability Performance Target has not been satisfied and/or the Parent Sustainability Performance Target has not been confirmed by the Parent External Verifier)
2027	101.813%	101.938%
2028	101.208%	101.292%
2029	100.604%	100.646%
2030 and thereafter	100.000%	100.000%

Optional redemption with a make-whole premium

In addition, at any time prior to the 3.625% 2032 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 3.625% 2032 Notes. In each case, to redeem New 3.625% 2032 Notes prior to the applicable date, the Company must pay a redemption price calculated by the Company equal to the greater of:

(a)     101% of the principal amount of the New 3.625% 2032 Notes to be redeemed; and

(b)    the present value at the redemption date of (1) the redemption price of the New 3.625% 2032 Notes to be redeemed at the 3.625% 2032 Notes Par Call Date (based on (x) the rate of 3.625% per annum (the “Parent Initial Rate of Interest”) if the Parent Sustainability Performance Target has been satisfied and the Parent Sustainability Performance Target has been confirmed by the Parent External Verifier or (y) the rate of 3.875% per annum (the “Parent Subsequent Rate of Interest”) if the Parent Sustainability Performance Target has not been satisfied and/or the Parent Sustainability Performance Target has not been confirmed by the Parent External Verifier) plus (2) the remaining scheduled payments of interest (calculated using the Initial Rate of Interest) from the redemption date through the 3.625% 2032 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus, in either case, accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption upon eligible Equity Offerings

Prior to January 15, 2027, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the New 3.625% 2032 Notes (calculated after giving effect to any issuance of additional 3.625% 2032 Notes) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 103.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

•        at least 50% of the original aggregate principal amount of the notes (calculated after giving effect to any issuance of additional 3.625% 2032 Notes) remains outstanding after each such redemption; and

•        such redemption occurs within 120 days after the closing of such Equity Offering.

The New 2033 Notes

Optional redemption with a make-whole premium

At any time prior to January 1, 2033 (which is the date that is three months prior to the maturity of the New 2033 Notes (the “2033 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2033 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2033 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2033 Notes that would have been due if the New 2033 Notes matured on the 2033 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 45 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 2033 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2033 Notes at a redemption price equal to 100% of the principal amount of the New 2033 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 4.375% 2052 Notes

Optional redemption with a make-whole premium

At any time prior to August 2, 2051 (which is the date that is six months prior to the maturity of the New 4.375% 2052 Notes (the “4.375% 2052 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 4.375% 2052 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 4.375% 2052 Notes to be redeemed; and

(b)     the present values of the remaining scheduled payments of principal and interest on such New 4.375% 2052 Notes that would have been due if the New 4.375% 2052 Notes matured on the 4.375% 2052 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 35 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 4.375% 2052 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 4.375% 2052 Notes at a redemption price equal to 100% of the principal amount of the 2052 notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The New 6.500% 2052 Notes

Optional redemption with a make-whole premium

At any time prior to June 1, 2052 (which is the date that is six months prior to the maturity of the New 2052 Notes (the “6.500% 2052 Notes Par Call Date”)), the Company may choose to redeem all or any portion of the New 2052 Notes at a redemption price calculated by the Company equal to the greater of:

(a)     100% of the principal amount of the New 2052 Notes to be redeemed; and

(b)    the present values of the remaining scheduled payments of principal and interest on such New 2052 Notes that would have been due if the New 2052 Notes matured on the 6.500% 2052 Notes Par Call Date (but excluding accrued and unpaid interest to but excluding the redemption date), computed using a discount rate equal to the applicable Treasury Yield (determined on the second business day immediately preceding the date of redemption) plus 50 basis points, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The trustee shall have no obligation to calculate or verify any make-whole premium.

Optional redemption at par

At any time on or after the 6.500% 2052 Notes Par Call Date, the Company may choose to redeem all or any portion of the New 2052 Notes at a redemption price equal to 100% of the principal amount of the New 2052 Notes being redeemed plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Notes

Optional clean-up redemption

In connection with any tender offer (including any Change of Control Offer made in accordance with the terms of the applicable Indenture) for notes, if holders of not less than 90% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw notes in such tender offer and the Company, or any third party making such tender offer in lieu of the Company, purchases all of the notes validly tendered and not withdrawn by such holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the holders (with a copy to the trustee), given not more than 30 days following such purchase date, to redeem or purchase all the notes of each series that remain outstanding following such purchase at a price equal to the price paid to the holders in such tender offer plus, to the extent not included in the purchase price, accrued and unpaid interest and Additional Amounts, if any, on the notes that remain outstanding, to, but excluding, the date of redemption. The Company shall calculate the redemption price in connection with any redemption, and the trustee shall have no duty to calculate or verify any such calculation.

Tax Redemption

If, with respect to series of notes, as a result of any change in or amendment to the laws (or any rules or regulations thereunder) of any Taxing Jurisdiction (as defined below) or any political subdivision or Taxing Authority thereof or therein affecting taxation, or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the Issue Date or, in the event there is a successor issuer or successor or additional guarantor on the notes, on or after the date a successor assumes the obligations under the notes or there is a successor or additional guarantor on the notes, as the case may be, the Company, any Guarantor which is not formed or incorporated under the laws of the United States or any State of the United States or the District of Columbia (each, a “non-U.S. Guarantor”) or any successor issuer or successor or additional guarantor has or will become obligated to pay in respect of such notes Additional Amounts as described below under “— Additional Amounts” in excess of the Additional Amounts the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor would be obligated to pay if payments were subject to withholding or deduction for Taxes imposed by Brazil or Luxembourg at a rate of 0% or, in the case of any successor issuer or successor or additional guarantor the withholding rate in effect at the time such person becomes a successor issuer or successor or additional guarantor (the “Minimum Withholding Level”), the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor may, at their or its option, redeem all, but not less than all, of the notes of each series, at a redemption price equal to 100% of their principal amount, together with any interest accrued to the date fixed for redemption, upon publication of irrevocable notice not less than 10 days nor more than 90 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor would, but for such redemption, be obligated to pay Additional Amounts above the Minimum Withholding Level. The Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor will not have the right to so redeem the notes in the event the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor becomes obligated to pay Additional Amounts which are less than the Additional Amounts payable at the Minimum Withholding Level. Notwithstanding the foregoing, none of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor will have the right to so redeem the notes unless it has taken reasonable measures to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures will not include the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor changing or moving jurisdictions.

In the event that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor elects to so redeem the notes, they or it will deliver to the trustee: (1) a certificate, signed in the name of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor by any two of its executive officers or by its attorney in fact or authorized signatories in accordance with its bylaws, stating that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor, as the case may be, are or is entitled to redeem the notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor to so redeem have occurred or been satisfied; and (2) an Opinion of Counsel, to the effect that the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor has or will become obligated to pay Additional Amounts in excess of the Additional Amounts payable at the Minimum Withholding Level as a result of the change or amendment and that all governmental requirements necessary for the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor to effect the redemption have been complied with. For the avoidance of doubt, reasonable measures will not include the Company, non-U.S. Guarantors or any successor issuer or successor or additional guarantor changing or moving jurisdictions.

General

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering or financing, Change of Control or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied and a new redemption date will be set by the Company in accordance with applicable DTC procedures, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

Any notice to the holders of notes of a series of such a redemption must include the appropriate calculation of the redemption price, but need not include the redemption price itself. The actual redemption price must be set forth in an officer’s certificate delivered to the trustee no later than two business days prior to the redemption date.

Selection and Notice

The Company will deliver a notice of redemption electronically or by first class mail (or otherwise in accordance with applicable DTC procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes of the series to be redeemed (with a copy to the trustee).

In the case of any partial redemption, selection of the notes of a series for redemption will be made in accordance with applicable DTC procedures, although no note of less than US$2,000 in original principal amount will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to that note will state the portion of the principal amount of that note to be redeemed. A new note in principal amount equal to the unredeemed portion of that note will be issued in the name of the holder of the note upon cancellation of the original note.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the notes. The Issuers may be required to offer to purchase the notes as described under the following heading entitled “— Change of Control.” The Issuers may at any time and from time to time purchase the notes of any series in the open market or otherwise. Any notes purchased in the open market or otherwise will be cancelled or remain outstanding as instructed in each case by the Company.

Additional Amounts

All payments made by the Company or any Guarantor in respect of the notes or the related Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority of Brazil, Luxembourg or other jurisdiction in which the Company, such Guarantor or any paying agent of the Company or any Guarantor is organized or engaged in business for tax purposes (any of the aforementioned being a “Taxing Jurisdiction”), unless Taxes are required to be withheld or deducted by law or by the interpretation or administration thereof. If Taxes are required to be withheld or deducted by a Taxing Authority within any Taxing Jurisdiction, from any payment made by the Company or any Guarantor, as the case may be, then the Company or such Guarantor, as the case may be, will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

(1)    any Tax imposed by the United States or by any political subdivision or Taxing Authority thereof or therein;

(2)    any Taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the holder or beneficial owner of a note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the holder or beneficial owner of such note, if the holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company, or corporation) and the relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the relevant Taxing Jurisdiction), other than the mere receipt of such payment or the ownership or holding or enforcement of such note;

(3)    any estate, inheritance, gift, sales, value-added, excise, transfer or personal property Tax or similar Tax;

(4)    any Taxes payable otherwise than by deduction or withholding from payments under or with respect to the notes or the Guarantees;

(5)    any Taxes that would not have been so imposed, deducted or withheld if the holder or beneficial owner of a note or beneficial owner of any payment on the Guarantee of such note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such holder or beneficial owner of such note or any payment on such note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law, treaty, regulation, or official administrative practice of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of, the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, holders at that time have been notified by such Guarantor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(6)    any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(7)    any payment under or with respect to a note to any holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or note would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note;

(8)    any Luxembourg registration duties (droit d’enregistrement) payable in the case of a voluntary registration of the notes (and/or any document in relation therewith) by any holder or beneficial owner of such notes with the Administration de l’Enregistrement et des Domaines in Luxembourg, when such registration is not required to maintain, preserve, establish or enforce the rights of that holder or beneficial owner under the notes (and/or any document in relation therewith); or

(9)    any combination of items (1) through (8) above.

Notwithstanding any other provisions contained herein, each of the Issuers, any Guarantor or any other person making payments on behalf of the Issuers shall be entitled to deduct and withhold as required, and shall not be required to pay, any Additional Amounts with respect to any such withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by any jurisdiction implementing FATCA, any agreement between either of the Issuers, any Guarantor or any other person and the United States or any jurisdiction implementing FATCA, or any law of any jurisdiction implementing an intergovernmental approach to FATCA.

Whenever in an Indenture or in this “Description of the New Notes” there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any note or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require the Issuers to repurchase all or any part of that holder’s notes at a purchase price in cash equal to 101% of the aggregate principal amount of those notes, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, unless the Issuers have delivered a redemption notice with respect to all the outstanding notes in accordance with the provisions described under “— Optional redemption,” the Issuers will deliver a notice to each holder (with a copy to the trustee) describing the transaction or transactions that constitute a Change of Control Triggering Event and offering to purchase the notes on a specified date (the “Change of Control Offer”), which date will be a business day no earlier than 30 days nor later than 60 days from the date the notice is delivered (the “Change of Control Payment Date”).

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act, to the extent applicable, and any other securities laws or regulations in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indentures, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control Triggering Event provisions of the Indentures.

On the Change of Control Payment Date, the Issuers will, to the extent lawful:

(1)    accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer; and

(2)    deliver or cause to be delivered to the trustee or paying agent, on its behalf, the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being tendered and purchased by the Issuers.

The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for those notes, and the trustee will promptly authenticate and deliver, or cause to be transferred by book-entry, to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of US$2,000 or an integral multiple of US$1,000 in excess thereof.

The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control Trigger Event will apply regardless of whether any other provisions of the applicable Indenture apply. The Indentures do not contain a provision that permits the noteholders to require the Issuers to repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction that does not involve a Change of Control.

The occurrence of a Change of Control would constitute a default under the Senior Secured Credit Agreements. Future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by holders of notes of their right to require the Issuers to repurchase such notes could cause a default under the Senior Secured Credit Agreements or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Issuers’ ability to pay cash to holders of notes upon a repurchase may be limited by the Issuers’ then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Issuers’ failure to purchase notes in connection with a Change of Control Triggering Event would result in a default under the applicable Indenture. The Issuers’ obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified at any time prior to the occurrence of such Change of Control Triggering Event with the written consent of the holders of a majority in principal amount of the notes. See “— Amendments, supplements and waivers.”

The Issuers will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party offers to purchase the notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer by the Issuers and that third party purchases all notes validly tendered to it in response to that offer. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of the Company’s properties or assets and the properties or assets of its Subsidiaries taken as a whole. Although there is a limited body of case law in New York interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to purchase its notes as a result of a sale, lease, exchange or other transfer of less than all of the Company’s assets and the assets of its Subsidiaries taken as a whole to another Person may be uncertain.

Certain Covenants of the Company

The Indentures provide that all of the following restrictive covenants will be applicable to the Company and its Significant Subsidiaries:

Measuring Compliance

With respect to:

(i)     whether any Lien is permitted to be Incurred in compliance with the applicable Indenture;

(ii)    any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and

(iii)   whether any condition precedent to the Incurrence of Liens is satisfied,

at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of the applicable Indenture or the notes, (b) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics, (c) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event and (d) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, the Indentures provide that compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under the applicable Indenture.

Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the applicable Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of the applicable Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation).

Substitution of the Company

The Company may, at its option and without the consent of any holder of the notes of a series, be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or after the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of the applicable Indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied:

(1)    the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD);

(2)    such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the notes pursuant to a supplemental indenture;

(3)    immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing; and

(4)    the Company delivers to the trustee an officer’s certificate stating that such Substitution complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such Substitution have been satisfied.

After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company and if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the Substitution shall become a Restricted Subsidiary.

Release of JBS USA Food as an Issuer

The Company may, at its option and without the consent of any holder of the notes of a series, release JBS USA Food as an issuer for purposes of the applicable Indenture and the notes of such series; provided, that the following conditions are satisfied:

(1)    concurrently with such release, the Company or a Restricted Subsidiary of the Company is an issuer of the notes and such issuer is a corporation (or the equivalent);

(2)    JBS USA Food delivers a Guarantee of the notes pursuant to a supplemental indenture; provided, that such Guarantee shall be subject to the release provisions set forth in “— Guarantees — Release of Guarantees of Subsidiary Guarantors”;

(3)    immediately after giving effect to such release, on a pro forma basis, no Event of Default shall have occurred and be continuing;

(4)    JBS USA Food Company shall cease to be an issuer under each of the (i) Existing 2029 Notes, (ii) Existing 2031 Notes and (iii) Existing 2032 Notes, for any reason, including, without limitation, as a result of a consent solicitation, an exchange offer, the full repayment, redemption or defeasance thereof; and

(5)    the Company delivers to the trustee an officer’s certificate stating that such release complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such release have been satisfied.

Limitation on Liens

The Company shall not, and shall not permit any Significant Subsidiary that guarantees the notes to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its Principal Property, whether owned at the Issue Date or thereafter acquired, unless it has made or will make effective provision whereby the notes or the applicable Guarantee will be secured by a Lien on such Principal Property equally and ratably with (or prior to) all other Debt of the Company or any Significant Subsidiary that guarantees the notes secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such Principal Property securing the Debt will be subordinated and junior to the Lien securing the notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the notes or the Guarantees. As of the date of this prospectus, the Company had no Principal Properties.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.”

Limitations on Sale and Leaseback Transactions

The Company shall not, and shall not permit any Significant Subsidiary that guarantees the notes to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either (x) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under “— Limitation on Liens” to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the notes or (y) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the notes or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries.

Guarantees of Debt by Restricted Subsidiaries

The Company will cause any of its Domestic Restricted Subsidiaries that are wholly-owned and that guarantee the Company’s obligations under the Term Loan Credit Agreement that is not a Subsidiary Guarantor or a special purpose Restricted Subsidiary formed in connection with a Receivables Facility to guarantee payment of the Issuers’ obligations under the applicable Indenture and related series of notes by causing such Domestic Restricted Subsidiary within 30 days to:

(1)    execute and deliver a supplemental indenture providing for a Guarantee of payment of the Issuers’ obligations under the applicable Indenture and related series of notes by such Domestic Restricted Subsidiary, except that if such Debt is by its express terms subordinated in right of payment to the notes, any such Guarantee of such Domestic Restricted Subsidiary with respect to such Debt will be subordinated in right of payment to such Domestic Restricted Subsidiary’s Guarantee with respect to the notes substantially to the same extent as such Debt is subordinated to the notes; and

(2)    deliver to the trustee an Opinion of Counsel to the effect that:

(a)     such supplemental indenture has been duly executed and authorized; and

(b)    such supplemental indenture constitutes an enforceable obligation of such Domestic Restricted Subsidiary (subject to customary exceptions and limitations), except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided, however, that the foregoing provisions of this covenant will not be applicable to any guarantee of any Domestic Restricted Subsidiary if the Company has reasonably determined that such guarantee would result in or create a material risk of tax or other liability.

Reports

Reports of the Company

Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the trustee and the holders of notes with the following:

(1)    within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP;

(2)    within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP; and

(3)    simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

provided, however, that reports and information provided pursuant to clauses (1), (2) and (3) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2).

At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, for so long as any notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (1) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which holders of notes, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the notes (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs and the information required under “— Reports of Parent” (the “Required Information”) is posted; or (2) distribute via electronic mail the Required Information to beneficial owners of the notes and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2) or (3) on the Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website.

In addition, for so long as any notes are outstanding, the Company shall also:

(1)    within 15 business days after providing the trustee and the holders with the annual and quarterly information required pursuant to clauses (1) and (2) above, hold a conference call for Permitted Parties to discuss such reports and the results of operations for the relevant reporting period; and

(2)    issue a press release to any U.S. nationally recognized wire service, post to the website mentioned in the prior paragraph or employ other means commercially reasonably expected to reach Permitted Parties no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (1) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing Permitted Parties to contact the appropriate person at the Company to obtain such information.

The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ and Guarantors’ compliance with any of their covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Issuers’ and Guarantors’ compliance or non-compliance with any covenants in the Indentures or notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

The Issuers have agreed that, for so long as any notes remain outstanding, the Issuers will furnish to noteholders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Company’s obligations pursuant to this covenant may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (other than the Parent) (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)    the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and

(2)    Company Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Reports of Parent

Prior to the Fall-Away Event, Parent shall make available to the trustee and the holders of notes with the following:

(1)    within 120 days after the end of each fiscal year of Parent, annual audited consolidated financial statements in English of Parent, prepared in accordance with IFRS and accompanied by an opinion of independent public accountants; and

(2)    within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Parent, quarterly unaudited consolidated financial statements in English of Parent prepared in accordance with IFRS.

At any time that the Unrestricted Subsidiaries of Parent, taken as a whole, account for at least 20% of the Consolidated EBITDA (calculated for Parent and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of Parent and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent.

The trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the trustee is for informational purposes only, and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of its covenants hereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate). The trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for Parent’s compliance or non-compliance with any covenants in the Indentures or notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls.

Parent’s obligations pursuant to this covenant may, at Parent’s option, be suspended and instead provided by any direct or indirect parent of Parent (any such entity, a “Parent Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied:

(1)    Parent Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of Parent; and

(2)    Parent Reporting Entity makes the reports and financial information referred to in the first paragraph of this covenant available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in the first paragraph of this covenant, except that such reports and financial information may be with respect to Parent Reporting Entity instead of Parent; provided that, if the Parent Reporting Entity has material operating assets (other than Parent and its Subsidiaries), the quarterly and annual financial statements of Parent Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto of the financial condition and results of operations of Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of the Parent Reporting Entity (any period during which the reporting obligations pursuant to the first paragraph of this covenant are suspended pursuant to this clause being referred to herein as a “Parent Reporting Suspension Period”). The requirements of the first paragraph of this covenant above shall resume as of the end of any Parent Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Parent Reporting Suspension Period with the requirements of the first paragraph of this covenant.

Merger, Consolidation and Sale of Assets

The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person unless:

(1)    either

(a)     the Company is the Surviving Person; or

(b)     the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, will be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay such Additional Amounts as set forth under “— Additional Amounts” (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, JBS USA Finance or JBS USA Food shall be a co-obligor on the notes or the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co-obligor on the notes;

(2)    such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the notes and the applicable Indenture pursuant to a supplemental indenture;

(3)    no Event of Default shall have occurred and be continuing; and

(4)    the Company delivers to the trustee an officer’s certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the applicable Indenture and that all conditions precedent in the applicable Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clause (3),

(A)    any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and

(B)    the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in the second preceding paragraph in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the notes and the applicable Indenture pursuant to a supplemental indenture, that Surviving Person will succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company will be discharged from its obligations under the applicable Indenture and the notes.

Events of Default

Each of the following constitutes an Event of Default under the Indentures:

(1)    the failure to pay interest on the relevant series of notes when that interest becomes due and payable and the Default continues for 30 days;

(2)    the failure to pay principal of or premium, if any, on the relevant series of notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise;

(3)    the failure to comply with “— Merger, consolidation and sale of assets” above;

(4)    failure by any Parent Guarantor, the Issuers or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under the caption “— Reports,” which failure is continuing for a period of 90 days (and may be cured by filing, furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in the relevant series of notes or the relevant Indenture, which failure continues for a period of 60 days after the Company receives a written notice specifying the default from the trustee or holders of at least 30% in outstanding aggregate principal amount of notes;

(5)    Debt of an Issuer or any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of the Parent is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds US$125.0 million;

(6)    failure by the Company, any Significant Subsidiary of the Company or, prior to the Fall-Away Event, Parent or any of its Significant Subsidiaries (other than the Company or any of its Significant Subsidiaries) to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of US$125.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect;

(7)    certain events of bankruptcy, insolvency or reorganization affecting an Issuer, any Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor or Significant Subsidiary of Parent (other than the Company or any of its Significant Subsidiaries); and

(8)    any Guarantee of a Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, any Guarantor that is a Significant Subsidiary of the Company or, prior to the Fall-Away Event, any Parent Guarantor denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of the applicable Indenture).

If any Event of Default (other than those of the type described in clause (7) of the preceding paragraph with respect to the Company or, prior to the Fall-Away Event, Parent) occurs under the relevant series of notes and is continuing, the trustee or the holders of at least 30% in outstanding aggregate principal amount of the relevant series of notes then outstanding may declare the principal of all the relevant series of notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable.

The Company shall deliver to the trustee, within ten business days after becoming aware of the occurrence thereof, written notice in the form of an officer’s certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If an Event of Default of the type described in clause (7) above relating to the Company or, prior to the Fall-Away Event, Parent occurs and is continuing, then such amount with respect to all the notes will become due and payable immediately without any declaration or other act on the part of the trustee or any holder of the notes.

The trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of default is received by a responsible officer of the trustee at the corporate trust office of the trustee, and such notice references the relevant series of notes and the relevant Indenture and states that it is a notice of default.

Each Indenture provides that the holders of a majority in aggregate principal amount of the relevant series of then outstanding notes issued thereunder by notice to the trustee may on behalf of the holders of all of the notes of the corresponding series waive any existing Default or Event of Default and its consequences (including any resulting non-payment Default or Event of Default) under the corresponding Indenture (except a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the notes held by a non-consenting holder that did not result from a non-payment Default or Event of Default) and rescind any acceleration and its consequences with respect to such series of notes; provided (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the trustee under the corresponding Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and its counsel have been paid.

In the event of a declaration of acceleration of a series of notes because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of such series of notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of such series of notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the relevant series of notes that became due solely because of the acceleration of such series of notes, have been cured or waived.

Each Indenture provides that (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in the covenant entitled “Reports” or otherwise to deliver any notice or certificate pursuant to any other provision of the applicable Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the relevant Indenture.

The Company is required to deliver to the trustee, within 120 days after the end of the Company’s fiscal year, a certificate indicating such signing officer’s knowledge as to whether the Issuers have complied with all conditions and covenants under the relevant Indenture.

Subject to the provisions of the Indentures relating to the duties of the trustee in case an Event of Default should occur and be continuing, the trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indentures at the request or direction of any of the holders unless those holders have offered to the trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. Subject to such provision for security or indemnification and certain limitations contained in the Indentures, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Amendments, Supplements and Waivers

Subject to exceptions described below, the Company and the trustee may amend the relevant Indenture and series of notes with the consent of the holders of a majority in principal amount of the corresponding series of the notes, including additional notes, if any, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for corresponding series of the notes) and any existing Default or Event of Default or compliance with any provision of the relevant Indenture or the notes may be waived (except for a continuing Default or Event of Default in the payment of principal, premium, if any, or interest on the notes held by a non-consenting holder). Without the consent of each holder of an outstanding note affected, however, no amendment may:

(1)    reduce the amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)    reduce the rate of or change the time for payment of interest, including defaulted interest, on any notes;

(3)    reduce the principal of or change the fixed maturity of any notes, or change the date on which any notes may be subject to redemption or repurchase (other than with respect to the minimum notice period to holders of notes), or reduce the redemption or repurchase price for those notes (except, in the case of repurchases, as would otherwise be permitted under clause (7) hereof);

(4)    make any note payable in money other than that stated in the note and the relevant Indenture;

(5)    impair the contractual right of any holder to receive payment of principal, premium, interest on that holder’s notes on or after the due dates for those payments, or to bring suit to enforce that payment on or with respect to such holder’s notes or any Guarantee;

(6)    modify the provisions contained in the relevant Indenture permitting holders of a majority in principal amount of the notes to waive a Default;

(7)    after the Issuers’ obligation to purchase the notes arises under the relevant Indenture, amend, modify or change the obligation of the Issuers to make or consummate a Change of Control Offer or waive any default in the performance of that Change of Control Offer or modify any of the provisions or definitions with respect to any such offer; or

(8)    make any change to or modify the ranking of any such note or related Guarantee that would adversely affect the holders of the notes.

Without the consent of any holder, the Company and the trustee may amend the applicable Indenture to:

(a)     cure any ambiguity, omission, defect or inconsistency;

(b)    provide for the assumption by a successor entity of the obligations of an Issuer under the relevant Indenture;

(c)     provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

(d)    add additional Guarantees or additional obligors with respect to the notes;

(e)     secure the notes;

(f)     add to the covenants of the Issuers for the benefit of the holders or surrender any right or power conferred upon the Issuers;

(g)    make any other change that does not adversely affect the rights of any holder in any material respect;

(h)    comply with any requirement of the Commission in connection with the qualification of any Indenture under the Trust Indenture Act of 1939;

(i)     provide for the issuance of additional notes in accordance with the limitations set forth in the relevant Indenture as of the date of such Indenture;

(j)     conform the text of the relevant Indenture, the notes or any Guarantee to any provision of this “Description of the New Notes”; or

(k)    provide for the Fall-Away Amendment or any other event or action required or permitted by the relevant Indenture.

The consent of the noteholders of the relevant series of notes is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Defeasance

The Company may, at its option and at any time, elect to terminate all of the Issuers’ and the Guarantors’ obligations with respect to any series of then outstanding notes, the Guarantees and the applicable Indenture (“legal defeasance”), except for:

(1)    the rights of holders of outstanding notes to receive payments in respect of the principal of, premium, if any, or interest on those notes when these payments are due from the defeasance trust referred to below;

(2)    the Issuers’ obligations with respect to the issuance of temporary notes, the registration of notes, the status of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)    the rights, powers, trusts, duties, indemnities and immunities of the trustee and the Issuers’ obligations in connection with those rights, powers, trusts, duties, indemnities and immunities; and

(4)    the Issuers’ obligations under the defeasance provisions contained in the applicable Indenture.

In addition, the Company may, at its option and at any time, elect to release the Issuers’ and the Guarantors’ obligations with respect to specified covenants (“covenant defeasance”) with respect to the notes, and thereafter any failure by the Company or its Restricted Subsidiaries or Parent and its Restricted Subsidiaries to comply with those covenants will not constitute a Default or an Event of Default with respect to the corresponding series of notes. Moreover, in the event the Company elects to exercise covenant defeasance, nearly all of the events, other than non-payment, described under “— Events of Default” will no longer constitute Events of Default with respect to the corresponding series of notes.

If the Company exercises legal defeasance, payment of the corresponding series of notes may not be accelerated as a result of an Event of Default. If the Company exercises its covenant defeasance option, payment of the corresponding series of notes may not be accelerated because of an Event of Default specified in clause (3) (with respect to any entity other than the Company), (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) under “— Events of Default” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “— Merger, consolidation and sale of assets” above or of Parent to comply with clause (3) of the third to last paragraph under “— Merger, consolidation and sale of assets” above.

The Company may exercise its legal defeasance option with respect to any series of the notes notwithstanding its prior exercise of covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance:

(1)    the Company must irrevocably deposit with the trustee, in trust (the “defeasance trust”), for the benefit of the holders of such series, cash in U.S. dollars, non-callable U.S. Government Securities or a combination of cash and non-callable U.S. Government Securities, sufficient to pay the principal, premium, if any, and interest on the outstanding notes on the stated maturity or on an available redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to that redemption date;

(2)    in the case of legal defeasance only, the Company must deliver to the trustee an Opinion of Counsel confirming that:

(a)     the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)    since the Issue Date, there has been a change in the applicable federal income tax law, and

(c)     based on the ruling obtained under clause (a) or the change in tax law referred to under clause (b), the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance had not occurred;

(3)    in the case of covenant defeasance only, the Company must deliver to the trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred;

(4)    no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt, and, in each case the granting of Liens in connection therewith) with respect to the notes shall have occurred and be continuing on the date of such deposit;

(5)    in the case of legal defeasance only, the legal defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6)    in the case of legal defeasance only, the Company must deliver to the trustee an Opinion of Counsel, subject to customary exceptions and assumptions, to the effect that on the 91st day following the deposit, the defeasance trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws generally affecting creditors’ rights;

(7)    the Company must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Company with the intent of preferring the holders of notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

(8)    the Company must deliver to the trustee an officer’s certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance or the covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a legal defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (a) have become due and payable, (b) will become due and payable on the maturity date within one year or (c) as to which a redemption notice has been given calling the notes for redemption within one year, under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Company.

Satisfaction and Discharge

The Company may discharge the applicable Indenture with respect to any series of notes such that it will cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the notes as to all outstanding notes of such series when:

(1)    either

(a)     all the notes of such series previously authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the trustee for cancellation; or

(b)    all notes not previously delivered to the trustee for cancellation

(i)     have become due and payable, or

(ii)    will become due and payable at their maturity within one year, or

(iii)   are to be called for redemption within one year under arrangements satisfactory to the trustee,

and in the case of (i), (ii) or (iii), the Company has deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of such cash and non-callable U.S. Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the notes not previously delivered to the trustee for cancellation for principal, premium, if any, and interest on the notes to the date of deposit, in the case of notes that have become due and payable, or to the stated maturity or redemption date, as the case may be;

(2)    the Company has paid or caused to be paid all other sums payable by the Issuers under the applicable Indenture; and

(3)    the Company delivers to the trustee an officer’s certificate and Opinion of Counsel stating that all conditions precedent under the applicable Indenture relating to the satisfaction and discharge of such Indenture have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder, as such, of an Issuer or any Guarantor shall have any liability for any obligations of the Issuers or of the Guarantors under the notes, the Indentures, the Guarantees or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. This waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

Concerning the Trustee

Regions Bank is the trustee under each Indenture and has been appointed by the Issuers as registrar and paying agent with regard to the notes. The holders of a majority in outstanding aggregate principal amount of the then outstanding notes of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee under the applicable Indenture, subject to certain exceptions. Each Indenture provides that in case an Event of Default shall occur, the trustee will be required, in the exercise of its power, to use or exercise the degree of care of a prudent person in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any holder of notes, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee has not provided or approved any information in this prospectus, takes no responsibility for any information contained in this prospectus, and makes no representation as to the contents of this prospectus.

Governing Law

Each Indenture provides that the Indentures, the notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. For the avoidance of doubt, the application of articles 470-1 to 470-19 (inclusive) of the Luxembourg law of 10 August 1915 on commercial companies, as amended, is excluded.

Definitions

“ABL Revolving Credit Agreement” means the Revolving Syndicated Facility Agreement, dated October 12, 2018, among the Company, JBS USA Food, JBS Australia PTY Limited and JBS Food Canada ULC, the other credit parties signatory thereto, the lenders party thereto, Royal Bank of Canada, as administrative agent, Australian administrative agent and Canadian Administrative Agent, and the documentation agents party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction.

“Australian Subsidiaries” means any Subsidiary of the Company which is organized under the laws of Australia.

“Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any Person established and controlled by any of the foregoing.

“Board of Directors” means:

(1)    with respect to a corporation, the Board of Directors of the corporation;

(2)    with respect to a partnership, the Board of Directors or similar board or committee or Person serving a similar function of the managing general partner of the partnership; and

(3)    with respect to any other Person, the board or committee of that Person or any Person serving a similar function.

“Capital Stock” means:

(1)    with respect to any Person that is a corporation, any and all shares of corporate stock of that Person;

(2)    with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of capital stock of that Person;

(3)    with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests, whether general or limited, of that Person; and

(4)    with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a financing lease obligation under GAAP.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following events:

(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or one or more Permitted Holders; or

(2)    the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue

Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder).

For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of a Change of Control that results in a Ratings Decline.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Commission” means the Securities and Exchange Commission.

“Commodity Agreement” means any commodity futures contract, commodity option or similar agreement or arrangement designed to protect against fluctuations in the price of commodities.

“Company External Verifier” means a qualified provider of third-party assurance or attestation services appointed by the Company to review the Company’s statement of the Global Greenhouse Gas Emissions Intensity.

“Company Sustainability Performance Target” means the Global Greenhouse Gas Emissions Intensity reduction target of 20.30% by December 31, 2026 from a 2019 baseline as set forth in the Company Sustainability-Linked Bond Framework, which represents linear annual progress toward a 30.00% reduction in Global Greenhouse Gas Emissions Intensity by 2030 from a 2019 baseline; provided, however, that for purposes of the Company Sustainability Performance Target and the calculation of Global Greenhouse Gas Emissions Intensity, (i) such calculation will be measured based on the performance of the Company and its Restricted Subsidiaries and (ii) the Company may exclude (A) the tCO2e and MT produced attributable to any single or related series of acquisitions completed since the Issue Date by the Company or its consolidated Subsidiaries that individually, or in the aggregate in the case of a related series, represent more than 10% of the annual net sales of the Company, calculated by reference to the audited consolidated financial statements of the Company for the fiscal year ended 2019, (B) the impact of any material amendment to, or change in, any applicable laws, regulations, rules, guidelines and policies, applicable and/or relating to the production, processing, marketing and distribution of fresh, frozen and value-added beef, pork and their respective rendered by-product parts and offal of the Company and its consolidated Subsidiaries following the Issue Date or (C) force majeure, extraordinary or exceptional events or circumstances. Based on current, unverified emissions data, a 20.30% reduction in Global Greenhouse Gas Emissions Intensity implies an emissions intensity no higher than 0.1897 tCO2e/MT produced for the fiscal year ended 2026. If an External Verifier revises the 2019 baseline, the Company Sustainability Performance Target will adjust to be the same 20.30% reduction from the verified baseline. Changes to the baseline and resulting changes to the Company Sustainability Performance Target will be publicly disclosed as part of reporting obligations detailed in the Company Sustainability-Linked Bond Framework.

“Company Sustainability-Linked Bond Framework” means the Sustainability-Linked Bond Framework adopted by the Company in November 2021.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)    increased (without duplication) by:

(a)     provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

(b)    Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)     Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus

(d)    any expenses or charges (other than depreciation or amortization expense) related to any equity offering, investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by the applicable Indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the notes and the Senior Secured Credit Agreements and (ii) any amendment or other modification of the notes, and, in each case, deducted in computing Consolidated Net Income, plus

(e)     the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plans or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus

(f)     any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g)    the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus

(h)    expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus

(i)     costs of surety bonds incurred in such period in connection with financing activities, plus

(j)     the amount of net cost savings and synergies projected by such Person in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of such Person and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 18 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus

(k)    business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus

(l)     restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

(m)   the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus

(n)    any costs or expense incurred by such Person or a Restricted Subsidiary of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of such Person (other than Disqualified Capital Stock), plus

(o)    the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of such Person in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under the applicable Indenture, plus

(p)    with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to such Person’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(q)    the amount of any loss attributable to a new plant or facility until the date that is 18 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of such Person, (B) losses attributable to such plant or facility after 18 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period;

(2)    decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(3)    increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements).

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication of:

(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for that period, to the extent such expense was deducted in computing Consolidated Net Income, including (or plus, to the extent not included in such consolidated interest expense):

(a)     amortization of debt discount;

(b)    the interest component of Capitalized Lease Obligations;

(c)     commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(d)    interest actually paid by such Person or any of its Restricted Subsidiaries under any guarantee of Debt or other obligation of any other Person;

(e)     interest expense on Debt guaranteed by the Company or any of its Restricted Subsidiaries (whether or not such interest is paid by the Company or any of its Restricted Subsidiaries);

(f)     net payments (whether positive or negative) pursuant to Interest Rate Protection Agreements; and

(g)    cash and Disqualified Capital Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries and Disqualified Capital Stock of such Person held by Persons other than such Person or a Wholly Owned Restricted Subsidiary;

but excluding:

(t)     accretion or accrual of discounted liabilities not constituting Debt;

(u)    interest expense attributable to a parent entity resulting from push-down accounting;

(v)    any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(w)    any Additional Amounts and any comparable “additional amounts”;

(x)    amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Debt issued on the Issue Date;

(y)    any expensing of bridge, commitment and other financing fees; and

(z)     commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility;

(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for that period, whether paid or accrued.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)    any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded,

(2)    the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3)    any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4)    any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined by the Company, shall be excluded,

(5)    the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or cash equivalents) or that (as reasonably determined by the Company) could have distributed to the reference Person or a Restricted Subsidiary thereof in respect of such period,

(6)    [reserved],

(7)    effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8)    any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded,

(9)    any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded,

(10)  any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded,

(11)  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(12)  changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and

(13)  to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded.

“Consolidated Total Indebtedness” of any Person means, as at any date of determination, an amount equal to the sum of (x) the aggregate amount of all outstanding Debt of such Person and its Restricted Subsidiaries on a consolidated basis described in clauses (1), (2), (3), (5) and (6) of the definition of “Debt” (provided that in the case of clause (6), such Debt relates to guarantees of Debt of another Person of the type referred to in clauses (1), (2) and (3) of the definition of “Debt”, other than Debt relating to purchases of raw materials or other supply-related obligations in the ordinary course of business, and including, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (y) the aggregate amount of all outstanding Disqualified Capital Stock of such Person and all Disqualified Capital Stock and Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP, and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.” For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the applicable Indenture.

“Credit Facilities” or “Credit Facility” means one or more debt facilities (which may be outstanding at the same time and including, without limitation, the Senior Secured Credit Agreements) or other financing agreements or arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit, debt securities or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation.

“Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person:

(1)    for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money);

(2)    evidenced by bonds, debentures, notes or other similar instruments;

(3)    constituting Capitalized Lease Obligations;

(4)    Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)    for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(6)    for Debt of other Persons to the extent guaranteed by such Person;

(7)    for Hedging Obligations; and

(8)    for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured;

provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP.

The amount of Debt of any Person at any date will be:

(a)     the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and

(b)    the accreted value of that Debt, in the case of any Debt issued with original issue discount.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disposition” means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person’s assets or Capital Stock.

“Disqualified Capital Stock” means any Capital Stock that, by its terms or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event,

(1)    matures (excluding any maturity as the result of an optional redemption by the issuer of that Capital Stock);

(2)    is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise; or

(3)    is redeemable at the sole option of its holder,

in each case, other than as a result of a change of control or asset sale, in whole or in part, on or prior to the date that is 91 days after the final maturity date of the notes; provided, however, that (i) only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the sole option of its holder prior to the final maturity date of the notes will be deemed Disqualified Capital Stock and (ii) with respect to any such Capital Stock issued to any employees or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a private or public offering for cash by the Company, Parent, or any other direct or indirect parent of the Company, as applicable, of its common Capital Stock, or options, warrants or rights with respect to its common Capital Stock (in the case of an offering by Parent, or any other direct or indirect parent of the Company, to the extent such cash proceeds are contributed to the Company), other than (x) public offerings with respect to the Company’s, Parent’s or any such other direct or indirect parent’s, as applicable, common Capital Stock, or options, warrants or rights, registered on Form S-4, F-4 or S-8, (y) an issuance to any Subsidiary or (z) any offering of common Capital Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing 2029 Notes” means the US$600.0 million of 3.000% senior notes due 2029 outstanding on the date of this offering memorandum, issued by the Issuers.

“Existing 2031 Notes” means the US$500.0 million of 3.750% senior notes due 2031 outstanding on the date of this offering memorandum, issued by the Issuers.

“Existing 2032 Notes” means the US$1.0 billion of 3.000% sustainability-linked senior notes due 2032 outstanding on the date of this offering memorandum, issued by the Issuers.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business of Fitch Ratings, Inc.

“Foreign Subsidiary” means any Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“GAAP” means, as used in the applicable Indenture with respect to financial calculations relating to (i) the Company and its Restricted Subsidiaries for purposes of the covenants described under “— Certain Covenants of the Company,” U.S. GAAP and (ii) Parent and its Restricted Subsidiaries for purposes of the covenants described under “— Reports — Reports of Parent,” IFRS.

“Global Greenhouse Gas Emissions Intensity” means tCO2e divided by MT produced, or tCO2e/MT produced.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Debt. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee by each Guarantor of the Issuers’ payment obligations under the applicable Indenture and the notes.

“Guarantors” means (1) each Parent Guarantor; (2) each of the Company’s wholly-owned Domestic Restricted Subsidiaries existing as of the date of the applicable Indenture (other than JBS USA Food and JBS USA Finance) that guarantees the Term Loan Credit Agreement; and (3) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Person agrees to be bound by the terms of the applicable Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor with respect to the notes when its respective Guarantee is released in accordance with the terms of the applicable Indenture.

“Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under:

(1)    any Interest Rate Protection Agreement;

(2)    foreign exchange contracts and Currency Protection Agreements;

(3)    any Commodity Agreement; and

(4)    other agreements or arrangements designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices and not entered into for speculative purposes.

“Holding” means JBS USA Holding Lux S.à r.l, a Luxembourg limited liability company.

“IFRS” means, at Parent’s option or the Company’s option, International Financial Reporting Standards as adopted by the International Accounting Standards Board, as implemented in Brazil through the accounting pronouncements of the Brazilian Committee of Accounting Pronouncements (Comité de Pronunciamentos Contábeis) approved by the Brazilian Securities Commission (Comissão de Valores Mobiliários), or as implemented through the accounting pronouncements by international accounting standards or in the jurisdiction in which Parent or Parent Reporting Entity is domiciled. At any time after the Issue Date, Parent or the Company may elect to apply U.S. GAAP accounting principles in lieu of IFRS and, upon any such election, references herein to IFRS shall thereafter be construed to mean U.S. GAAP (except as otherwise provided in the applicable Indenture).

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) or merges into such other Person shall be deemed to be incurred by such Subsidiary or such other Person, as the case may be, at the time it becomes a Subsidiary or at the time of the merger.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement used in the ordinary course of business as to which that Person is a party or beneficiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency.

“Issue Date” means the date on which the notes are first issued.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Luxembourg” means the Grand Duchy of Luxembourg.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business of Moody’s Investors Service, Inc.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, and before any reduction in respect of Preferred Stock dividends.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an in-house counsel to, the Company, JBS USA Food, JBS USA Finance and/or the Guarantors.

“Par Call Date” means, as applicable, the 2027 Notes Par Call Date, the 2028 Notes Par Call Date, the 6.500% 2029 Notes Par Call Date, the 3.000% 2029 Notes Par Call Date, the 2030 Notes Par Call Date, the 2031 Notes Par Call Date, the 3.000% 2032 Notes Par Call Date, the 3.625% 2032 Par Call Date, the 2033 Notes Par Call Date, the 6.500% 2052 Notes Par Call Date or the 4.375% 2052 Notes Par Call Date.

“Parent” means JBS S.A., a sociedade anônima organized under the laws of Brazil.

“Parent External Verifier” means a qualified provider of third-party assurance or attestation services appointed by the Parent to review the Parent’s statement of the Global Greenhouse Gas Emissions Intensity.

“Parent Guarantors” means (i) Parent, (ii) Holding, (iii) JBS Global Luxembourg S.à r.l., (iv) JBS Holding Luxembourg S.à. r.l, and (v) JBS Global Meat Holdings Pty. Limited.

“Parent Sustainability Performance Target” means the Global Greenhouse Gas Emissions Intensity reduction target of 16.364% by December 31, 2025 from a 2019 baseline as set forth in the Sustainability-Linked Bond Framework, which represents linear annual progress toward a 30% reduction in Global Greenhouse Gas Emissions Intensity by 2030 from a 2019 baseline; provided, however, that for purposes of the Sustainability Performance Target and the calculation of Global Greenhouse Gas Emissions Intensity, the Parent may exclude (A) the tCO2e and MT produced attributable to any single or related series of acquisitions completed since the issue date of the Old 3.625% 2032 Notes by the Parent or its consolidated Subsidiaries that individually, or in the aggregate in the case of a related series, represent more than 10% of the annual net sales of the Company, calculated by reference to the audited consolidated financial statements of the Parent for the fiscal year ended December 31, 2019, (B) the impact of any material amendment to, or change in, any applicable laws, regulations, rules, guidelines and policies, applicable and/or relating to the production, processing, marketing and distribution of fresh, frozen and value-added beef, chicken, pork and their respective rendered by-product parts and offal of the Parent and its consolidated Subsidiaries following the issue date of the Old 3.625% 2032 Notes or (C) force majeure, extraordinary or exceptional events or circumstances. Based on current, unverified emissions data, a 16.364% reduction in Global Greenhouse Gas Emissions Intensity implies an emissions intensity no higher than 0.2252 tCO2e/MT produced for the year ended December 31, 2025. If an External Verifier revises the 2019 baseline, the Sustainability Performance Target will adjust to be the same 16.364% reduction from the verified baseline. Changes to the baseline and resulting changes to the Sustainability Performance Target will be publicly disclosed as part of reporting obligations detailed in the Sustainability-Linked Bond Framework.

“Parent Sustainability-Linked Bond Framework” means the Sustainability-Linked Bond Framework adopted by the Parent in June 2021.

“Permitted Holders” means (i) any member of the Batista Family or any Affiliate or Affiliates of any of the foregoing and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such members of the Batista family and their respective Affiliates, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect subsidiaries, (ii) any Person the Voting Stock of which (or in the case of a trust, the beneficial interest in which) at least 51% is owned by Persons specified in clause (i) and (iii) Parent and any subsidiary of Parent.

“Permitted Liens” means:

(1)    Liens to secure (a) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Credit Agreement or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(a) shall not exceed the greater of (x) US$1,000.0 million less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries

(excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence) and (b) Debt of the Company or a Restricted Subsidiary of the Company under Credit Facilities (other than the ABL Revolving Facility); provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(b) shall not exceed the greater of (x) US$2,800.0 million and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.5 to 1.00;

(2)    Liens on the Capital Stock or assets of any Non-Guarantor Significant Subsidiary to secure Debt incurred by such Non-Guarantor Significant Subsidiary;

(3)    Liens to secure Debt, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any Significant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property;

(4)    Liens for Taxes on the property of the Company or any Significant Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded;

(5)    Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(6)    Liens on the property of the Company or any Significant Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Significant Subsidiaries taken as a whole;

(7)    Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Subsidiary;

(8)    Liens on the property of a Person at the time such Person becomes a Significant Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Subsidiary;

(9)    pledges or deposits by the Company or any Significant Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case, in the ordinary course of business;

(10)  utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

(11)  Liens securing Hedging Obligations and Cash Management Services;

(12)  Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above;

(13)  Liens on the property of the Company or any Significant Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

(a)     the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under the applicable Indenture; and

(b)    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement;

(14)  Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(15)  Liens securing Debt or other obligations of a Significant Subsidiary of the Company owing to the Company or another Significant Subsidiary;

(16)  Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods;

(17)  Liens in favor of the Company or any Subsidiary Guarantor;

(18)  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(19)  Liens deemed to exist in connection with investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(20)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Subsidiaries in the ordinary course of business;

(21)  Liens securing Debt (other than Subordinated Debt); provided that after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.5 to 1.0;

(22)  Liens not otherwise permitted by clauses (1) through (21) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (i) US$2.5 billion and (ii) 10.0% of Total Assets of the Company, in either case, at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (22);

(23)  judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired;

(24)  Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

(25)  (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Subsidiaries and (b) licenses of intellectual property in the ordinary course of business; and

(26)  Liens to secure a defeasance trust.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pilgrim’s Pride” means Pilgrim’s Pride Corporation, a company incorporated under the laws of Delaware.

“Preferred Stock” of any Person means any Capital Stock of that Person that has preferential rights to any other Capital Stock of that Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Rating Agency” means, at the Company’s or Parent’s, as applicable, option, two of S&P, Moody’s and Fitch, and if two agencies do not make a rating on the notes publicly available, a U.S. nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors).

“Ratings Decline” means that at any time within 60 days after the earlier of the date of public notice of a Change of Control and the date on which the Company or any other Person publicly declares its intention to effect a Change of Control, (1) in the event the notes are assigned an Investment Grade rating by at least two of the Rating Agencies prior to such public notice or declaration, the rating assigned to the notes by at least two of the Rating Agencies is below an Investment Grade rating; or (2) in the event the ratings assigned to the notes by at least two of the Rating Agencies prior to such public notice or declaration are below an Investment Grade rating, the rating assigned to the notes by at least two of the Rating Agencies is decreased by one or more categories (i.e., notches); provided that, in each case, any such Ratings Decline is expressly stated by the applicable Rating Agencies to have been the result of the Change of Control.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase or extension of credit by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time.

“Sale and Leaseback Transaction” means any transaction or series of related transactions pursuant to which the Company or any Significant Subsidiary sells or transfers any property to any Person (other than the Company or any Restricted Subsidiary) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

“Secured Debt” means any of the Consolidated Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of:

(1)    Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of such Person and its Restricted Subsidiaries as at such date, to

(2)    Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that:

(1)    if such Person or any Restricted Subsidiary:

(a)     has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be:

(i)     the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding or

(ii)    if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation)

and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or

(b)    has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period;

(2)    if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction:

(a)     the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)    Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale);

(3)    if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and

(4)    if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an officer’s certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such officer’s certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person.

For purposes of the calculation of the Secured Leverage Ratio, in connection with the Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens,” the Company may elect, pursuant to an officer’s certificate, to treat all or a portion of the commitment under any Debt which is to be secured by such Lien as being Incurred as of such determination date and any subsequent Incurrence of Debt under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Debt or additional Lien at such subsequent time; provided that if the Company makes such an election, for purposes of the calculation of the Secured Leverage Ratio in connection with any subsequent Incurrence of any Lien pursuant to clause (21) of the definition of “Permitted Liens” (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be Incurred as of such determination date.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Secured Credit Agreements” means the Term Loan Credit Agreement and the ABL Revolving Credit Agreement.

“Significant Subsidiary” of any Person means any Restricted Subsidiary of such Person which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.”

“Subordinated Debt” means any Debt whether outstanding on the Issue Date or thereafter Incurred, which is subordinate or junior in right of payment to the notes or the Guarantees, as the case may be, pursuant to a written agreement.

“Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, through one or more intermediaries, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, through one or more intermediaries, owned by such Person. Notwithstanding anything in the applicable Indenture to the contrary, all references to any Person and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include such Person and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

“Subsidiary Guarantor” means any Guarantor which is a Subsidiary of the Company.

“Surviving Person” means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge in the nature of tax (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

“tCO2e” means the sum of Scope 1 emissions (primarily from fuels combusted, dry-ice/gaseous CO2 used as a manufacturing aid, and wastewater treatment systems) and Scope 2 emissions (primarily from electricity purchased) during a given period from our global operations, measured in metric tonnes of carbon dioxide equivalent.

“Term Loan Credit Agreement” means the Credit Agreement, dated as of May 27, 2011, among the Company, the credit parties signatory thereto, Barclays Bank Plc, as administrative agent, and the lenders signatory thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Secured Leverage Ratio.”

“Treasury Yield” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date fixed for redemption (or, if such statistical release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to the applicable Par Call Date. If the period is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means (i) JBS Wisconsin Properties and each of its subsidiaries (which subsidiaries include Pilgrim’s Pride), (ii) any Subsidiary designated as an “unrestricted subsidiary” under the Senior Secured Credit Agreements and (iii) any direct or indirect Subsidiary of the Company formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (iii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary. Notwithstanding the foregoing, under no circumstances shall the Issuer be designated an Unrestricted Subsidiary.

“U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the applicable Indenture shall be construed, and all computations of amounts and ratios referred to in the applicable Indenture shall be made (a) without giving effect to any election under FASB Accounting Standards Codification Topic 825 — Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Debt of the Company or any of its Subsidiaries at “fair value,” as defined therein and (b) the amount of any Debt under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations (it being understood that all leases and obligations under any leases of any Person that are or would be characterized as operating leases and/or operating lease obligations in accordance with GAAP on February 25, 2016 (whether or not such operating leases and/or operating lease obligations were in effect on such date) shall continue to be accounted for as operating leases and/or operating lease obligations (and not as Capitalized Lease Obligations) for purposes of the applicable Indenture regardless of any change in GAAP following the date that would otherwise require such leases and/or lease obligations to be recognized as right-of-use assets and lease liabilities on the balance sheet). At any time after the Issue Date, the Company may elect to apply IFRS accounting principles in lieu of U.S. GAAP and, upon any such election, references herein to U.S. GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the applicable Indenture).

“U.S. Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option or money market funds that invest solely in the foregoing.

“Voting Stock” of any Person as of any date means the Capital Stock of that Person that is at the time entitled to vote in the election of that Person’s Board of Directors.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” means a Subsidiary of any Person, all of the outstanding Capital Stock of which (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

REGISTRATION RIGHTS

The following description of the Registration Rights Agreements is a summary and does not describe every aspect of the Registration Rights Agreements. This summary is subject to, and is qualified in its entirety by, reference to all of the provisions of the Registration Rights Agreements. We urge you to read the Registration Rights Agreements in their entirety because they, not the following summary, will define your rights as a holder of notes under that agreement. Copies of the Registration Rights Agreements may be obtained upon request at the address set forth under “Where You Can Find More Information.”

On August 19, 2022, JBS USA entered into two separate registration rights agreements, pursuant to which JBS USA agreed, for the benefit of the holders of the Old Notes, to use its commercially reasonable efforts to cause a registration statement to be filed with the SEC (the “exchange offer registration statement”) with respect to a registered offer (the “registered exchange offer”) to exchange the Old Notes of each series for New Notes of the same series, which will have terms identical in all material respects to such Old Notes, except that the New Notes will not contain transfer restrictions, to be declared effective and to complete the registered exchange offer within 365 days after JBS USA entered into the Registration Rights Agreements.

The Registration Rights Agreements provide that, promptly after the exchange offer registration statement has been declared effective, JBS USA will commence the registered exchange offer. JBS USA agreed to keep the registered exchange offer open for not less than 20 business days after the date notice is mailed to the holders of the Old Notes, or longer if required by applicable law. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid on the Old Notes, from the date of their original issuance. The New Notes will vote and consent together with the Old Notes of the same series on all matters on which holders of such Old Notes or New Notes are entitled to vote and consent.

Under existing interpretations of the staff of the SEC, the New Notes would generally be freely tradable after the completion of the registered exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer who is an affiliate of JBS USA or who intends to participate in the registered exchange offer for the purposes of distributing the exchange notes:

•        will not be able to rely on the interpretations of the staff of the SEC;

•        will not be entitled to participate in the registered exchange offer; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Old Notes who wishes to exchange Old Notes for New Notes pursuant to the registered exchange offer will be required to represent to JBS USA at the consummation of the registered exchange offer that:

•        it is not an affiliate of JBS USA;

•        it is not a broker-dealer tendering Old Notes acquired directly from JBS USA for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

JBS USA’s consummation of the registered exchange offer are subject to certain conditions set forth in the Registration Rights Agreements, including, without limitation, our receipt of the representations from participating holders of Old Notes as described above and in the Registration Rights Agreements.

If, due to a change in law or in applicable interpretations of the staff of the SEC, JBS USA determines upon the advice of its outside counsel that it is not permitted to effect the registered exchange offer, the Registration Rights Agreements provides that JBS USA will, at its reasonable cost:

•        as promptly as practicable file with the SEC a shelf registration statement (the “shelf registration statement”) covering resales of the Old Notes;

•        use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 365 days after the date, if any, on which JBS USA became obligated to file the shelf registration statement; and

•        use JBS USA’s commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is two years after the date that JBS USA enters into the Registration Rights Agreements or the time that all of the Old Notes eligible to be sold under the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradeable pursuant to Rule 144(k) of the Securities Act and the applicable interpretations of the SEC.

In the event of an applicable shelf registration statement, for each relevant holder of Old Notes, JBS USA agrees to:

•        provide copies of the prospectus that is part of the shelf registration statement;

•        notify each such Holder when the shelf registration statement has been filed and when it has become effective; and

•        take certain other actions as are required to permit unrestricted resales of the Old Notes.

A holder that sells Old Notes pursuant to such shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreements that are applicable to such holder, including certain indemnification obligations. No holder shall be entitled to be named as a selling security holder in such shelf registration statement or to use the prospectus forming a part thereof for resales of the Old Notes unless such holder has signed and returned to JBS USA a notice and questionnaire as distributed by JBS USA consenting to such holder’s inclusion in the shelf registration statement and related prospectus as a selling security holder and providing further information to JBS USA.

The Registration Rights Agreement for the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes), provides that a holder will be required to deliver information to be used in connection with such shelf registration statement to benefit from the provisions set forth in the following paragraph.

If:

•        neither the registered exchange offer is completed within 365 days after the date that JBS USA entered into the Registration Rights Agreements nor the shelf registration (if applicable) has been declared effective within 365 days after the date, if any, on which JBS USA became obligated to file such shelf registration statement; or

•        such shelf registration statement has been both filed and effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the Registration Rights Agreement (each such event referred to in this bullet point and the previous bullet point, a “registration default”);

then, if JBS USA has not undertaken its commercially reasonable efforts in connection with any of the previous bullet points, JBS USA will, subject to certain exceptions, be required to pay additional interest as liquidated damages to the holders affected thereby, and additional interest will accrue on the principal amount of the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes) affected thereby, in addition to the stated interest on the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes), from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest on the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes) will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 0.50% per annum thereafter while any registration default is continuing, until all registration defaults have been cured.

Following the cure of all registration defaults, the accrual of additional interest on the affected Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes) will cease and the interest rate will revert to the original rate on such Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes). Any additional interest on the Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes) will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Old Notes (other than the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes) with respect to any registration default.

We are not required to pay additional interest to the holders of the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes if we fail to satisfy our obligations under the Registration Rights Agreement governing the Old 2028 Notes, the Old 2033 Notes and the Old 6.500% 2052 Notes.

Holders will also be required to suspend (on one or more occasions) their use of such shelf registration statement and the related prospectus upon written notice from JBS USA for a period not to exceed an aggregate of 120 days in any calendar year because of the occurrence of any material event or development with respect to JBS USA that, in its reasonable judgment, would be detrimental to JBS USA if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction.

The Registration Rights Agreements provide that a Holder agrees to be bound by the provisions of the Registration Rights Agreements whether or not the holder has signed the Registration Rights Agreements.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The New Notes will initially be evidenced by one or more global notes deposited with the trustee, as custodian for DTC, and registered in the name of Cede & Co., as DTC’s nominee.

Unless the New Notes represented by a global note are exchanged, in whole or in part, for New Notes in definitive form, the New Notes represented by a global note may generally be transferred only as a whole and only to another nominee of DTC or to a successor depositary or its nominee.

DTC currently limits the maximum denomination of any single global note to US$500.0 million. Beneficial interests in the New Notes represented by a global note will be shown on, and transfers of New Notes represented by a global note will be effected only through, records maintained by DTC and its participants.

DTC has provided us the following information: DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants deposit with DTC. DTC also facilitates the clearance and recording of the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants’ accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant either directly or indirectly use DTC’s book-entry system. The rules that apply to DTC and its participants are on file with the SEC.

Pursuant to DTC’s procedures, upon issuance of the New Notes represented by a global note in connection with the applicable Exchange Offer, DTC will credit the accounts of the participants designated by the Exchange Agent with the applicable principal amount of the New Notes exchanged for the Old Notes in the applicable Exchange Offer. Ownership of beneficial interests in the New Notes represented by global notes will be shown:

•        on DTC’s records with respect to participants;

•        by the participants with respect to indirect participants and certain beneficial owners; and

•        by the indirect participants with respect to all other beneficial owners.

The laws of some states require that certain persons take physical delivery in definitive form of the securities which they own. Consequently, the ability to transfer beneficial interests in the New Notes represented by global notes may be limited.

Under the applicable Indenture, if the nominee of DTC is the registered owner of the New Notes represented by global notes, the nominee will be considered the sole owner or holder of such New Notes. Except as provided below, owners of the New Notes represented by global notes will not be entitled to have such New Notes registered in their names, will not receive or be entitled to receive physical delivery of such New Notes in definitive form and will not be considered the owners or holders thereof under the applicable Indenture for any purpose, including with respect to the giving of any directions, instructions or approval to the trustee. However, DTC has advised us that, pursuant to its customary practice with respect to the giving of consents and voting, it will deliver an omnibus proxy to the trustee assigning the related holder’s voting rights to the participant to whose account the New Notes represented by global notes are credited on the record date. Each proxy will include a list of participants’ positions in the relevant New Note as of the record date for a consent or vote.

JBS S.A. will wire to DTC’s nominee principal and interest payments with respect to the New Notes represented by global notes. JBS S.A. and the trustee will treat DTC’s nominee as the owner of the New Notes represented by global notes for all purposes. Accordingly, JBS S.A., the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the New Notes represented by global notes to owners of beneficial interests in such New Notes or for maintaining and reviewing any records relating to the beneficial interests.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit participants’ accounts on the payment date according to their holdings of beneficial interests in the New Notes represented by global notes as shown on DTC’s records. DTC’s current practice is to credit such accounts, as to interest, in next-day funds and, as to principal, in same-day funds. Payments by participants to owners of beneficial interests in the New Notes represented by global notes will be governed by standing instructions and customary practices between the participants and the owners of beneficial interests in the Notes represented by global notes, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the Exchange Agent, the trustee or JBS S.A.

The New Notes represented by global notes will be exchangeable for the New Notes registered with the same terms in authorized denominations only if:

•        DTC notifies JBS S.A. that it is unwilling or unable to continue as depositary or has ceased to be a clearing agency registered under the Exchange Act;

•        an Event of Default has occurred and is continuing with respect to the New Notes represented by global notes; or

•        certain circumstances exist, as specified in the applicable Indenture.

If any of these events occur, DTC will generally notify all direct participants of the availability of definitive New Notes. Such New Notes will be issued in minimum denominations of US$2,000 and integral multiples of US$1,000 in excess thereof, in registered form only, and without coupons. JBS S.A. maintains one or more offices or agencies in New York City, New York to facilitate the transfer or exchange of the New Notes represented by global notes. Holders of the New Notes are not required to pay any service charges for any transfer or exchange, but JBS S.A. may require you to pay any tax, other governmental charge or payment in connection with the exchange or transfer.

Links have been established among DTC, Clearstream and Euroclear, which are European book-entry depositaries similar to DTC, to facilitate the initial issuance of the New Notes exchanged outside of the United States and cross-market transfers of the New Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Each of Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC.

When the New Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear, as the case may be, through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive the New Notes against payment therefor. After settlement, Clearstream or Euroclear, as the case may be, will credit its participant’s account. Credit for the New Notes will appear on the next day (European time), in the case of Clearstream and Euroclear.

Because settlement of the issuance of the New Notes will take place during New York business hours, DTC participants will be able to employ their usual procedures for sending the New Notes to the relevant United States agent acting for the benefit of Clearstream or Euroclear, as the case may be, participants. As a result, to the DTC participant, a cross-market transaction will settle no differently than a transaction between two DTC participants.

When a Clearstream or Euroclear, as the case may be, participant wishes to transfer the New Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear, as the case may be, through a participant at least one business day prior to settlement. In these case, Clearstream or Euroclear, as the case may be, will instruct its United States agent to transfer the New Notes against payment therefor. The payment will then be reflected in the account of the Clearstream or Euroclear, as the case may be, participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in the New York City, New York. If settlement is not completed on the intended value date, proceeds credited to the Clearstream or Euroclear, as the case may be, participant’s account will instead be valued as of the actual settlement date.

Same-Day Settlement in respect of the Notes Represented by Global Notes

Secondary trading in definitive long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, debt securities represented by global notes held by DTC will trade in DTC’s Same-Day Funds Settlement System until maturity, and DTC therefore will require that secondary market trading activity in such debt securities settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in debt securities represented by global notes.

PLAN OF DISTRIBUTION

Under existing interpretations of the Staff of the SEC, set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes would generally be freely tradable after the completion of the Exchange Offers without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, each holder of Old Notes who is an affiliate of ours or who intends to participate in the Exchange Offers for the purposes of distributing the New Notes:

•        will not be able to rely on the interpretations of the Staff;

•        will not be entitled to participate in the Exchange Offers; and

•        must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless that sale or transfer is made pursuant to an exemption from those requirements.

Each holder of Old Notes that participates in the Exchange Offers will be required to represent to us at the time it transmits an agent’s message through ATOP and the consummation of the Exchange Offers that:

•        it is not an affiliate of ours;

•        it is not a broker-dealer tendering notes acquired directly from us for its own account;

•        the New Notes to be received by it will be acquired in the ordinary course of its business; and

•        it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the New Notes.

In addition, in connection with any resales of the New Notes, any broker-dealer that acquired New Notes for its own account as a result of market-making or other trading activities (“exchanging broker-dealers”) may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes. The SEC has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the New Notes with the prospectus contained in the exchange offer registration statement. Under the Registration Rights Agreements, we will be required for a limited period to allow exchanging broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of New Notes.

We have not sought and do not intend to seek a no-action letter from the SEC with respect to the Exchange Offers, and there can be no assurance that the Staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. JBS USA has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

JBS USA will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date, JBS USA will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Old Notes for New Notes pursuant to the Exchange Offers, but does not purport to be a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated or proposed thereunder, administrative rulings and pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. We have not sought and will not seek any rulings from the Internal Revenue Service, or the IRS, with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, such as banks and certain other financial institutions, partnerships and other pass-through entities or arrangements and investors therein, regulated investment companies, real estate investment trusts, U.S. expatriates, insurance companies, dealers in securities or currencies, traders in securities, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Old Notes or the New Notes being taken into account in an applicable financial statement, U.S. holders whose functional currency is not the U.S. dollar, holders subject to alternative minimum tax, tax-exempt organizations, tax deferred or other retirement accounts, controlled foreign corporations, passive foreign investment companies, and persons holding the Old Notes or that will hold the New Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. This discussion also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction, or the effects of any other U.S. federal tax laws, including the gift and estate tax and the Medicare tax.

The exchange of an Old Note for a New Note pursuant to the Exchange Offers (described under “Exchange Offers”) will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, you will not recognize any taxable gain or loss upon the receipt of a New Note pursuant to the Exchange Offers, your holding period for a New Note will include the holding period of the Old Note exchanged therefor, your adjusted tax basis in an New Note will be the same as the adjusted tax basis in the Old Note immediately before such exchange, and all of the U.S. federal income tax considerations associated with owning and disposing of an Old Note will continue to apply to the New Note received in exchange therefor. Holders who did not purchase the Old Notes at original issuance for cash at their original offering price should consult their own tax advisors with respect to the U.S. federal income tax considerations associated with owning and disposing of a New Note.

HOLDERS OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND FOREIGN INCOME AND OTHER TAX CONSIDERATIONS RELATING TO THE EXCHANGE OFFERS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE CONSIDERATIONS RELATING TO OWNING AND DISPOSING OF THE NEW NOTES.

LEGAL MATTERS

Certain legal matters of United States federal and New York state law in connection with respect to the validity of the offered securities in connection with the Exchange Offers will be passed upon for the Co-Issuers and the Parent Guarantors by White & Case LLP. Certain legal matters in connection with Brazil law will be passed upon for JBS S.A. by Machado Meyer Sendacz e Opice Advogados, São Paulo, Brazil. Certain legal matters in connection with Luxembourg law will be passed upon for JBS USA Lux S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l. and JBS USA Holding Lux S.à r.l. by White & Case LLP. Certain legal matters in connection with Australia law will be passed upon for JBS Global Meat Holdings Pty. Limited by White & Case LLP.

EXPERTS

The consolidated financial statements of JBS S.A. as of December 31, 2022 and 2021 and January 1, 2021 and for each of the years in the three-year period ended December 31, 2022 have been included herein in reliance upon the report of KPMG Auditores Independentes Ltda., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Auditor Independence

Prior to filing the registration statement of which this prospectus is a part (this “Registration Statement”) related to the offer to exchange all outstanding unregistered notes of the specified series for new notes which will be registered under the Securities Act, we engaged KPMG Auditores Independentes Ltda. (“KPMG”) to perform audits of JBS S.A.’s consolidated financial statements for the audit periods presented in this Registration Statement (the “Audit Periods”) and we requested that KPMG affirm its independence relative to the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC (the “SEC/PCAOB Independence Rules”).

KPMG identified a former KPMG partner (the “Former Partner”) serving in a financial reporting oversight role at JBS S.A. — as a member of JBS S.A.’s Audit Committee and its Related Parties Committee and as an alternate member of its Fiscal Council (Conselho Fiscal) (“Fiscal Council”) — who had a financial relationship with KPMG during a portion of the Audit Periods. KPMG and/or its affiliated member firms, had previously served as external auditor for subsidiaries of JBS S.A. — JBS USA Holding and Seara — under private company auditing standards. The Former Partner resigned from KPMG in 2018. In 2019, the Former Partner joined JBS S.A.’s Audit Committee and Related Parties Committee, joining JBS S.A.’s Fiscal Council as an alternate member in 2020.

KPMG has advised us that it retained an unremitted capital balance from the Former Partner as collateral against a contingent obligation of KPMG based on an outstanding legal matter involving certain KPMG partners, including the Former Partner, in a Brazilian court. None of JBS S.A. or any of its affiliates are involved in the underlying legal matter. KPMG has advised us that to date: (i) a final decision in the legal matter has not been made; (ii) on September 6, 2022, KPMG transferred the retained capital balance to an independent third party custodian and has instructed the custodian to release the funds only in accordance with the Brazilian court’s final decision in the underlying legal matter; and (iii) in the event that the amount due by KPMG exceeds the amount of the capital balance, the Former Partner, jointly with other KPMG partners, has agreed to indemnify KPMG for such additional amount.

Applicable SEC/PCAOB Independence Rules provide that an accountant is not independent if, at any point during the audit and professional engagement period, the accountant has an employment relationship with an audit client, such as if a former partner of an accounting firm who has a capital balance in the accounting firm is in an accounting role or financial reporting oversight role at an audit client. JBS S.A. and KPMG have considered various factors in the context of the applicability of the SEC/PCAOB Independence Rules and KPMG’s ability to exercise objective and impartial judgment. KPMG has further advised us that in all relevant periods the Former Partner did not have direct involvement or interaction with KPMG in the context of KPMG’s prior work on audits of JBS USA Holding and Seara and did not participate in discussions relating to audit results, audit fees or auditor hiring processes or approvals in relation to such audits. The Former Partner will also recuse himself from any decision-making related to KPMG’s appointment and execution as auditor of the JBS Group in relation to KPMG’s audits of financial statements until such time that KPMG has completed the audit of the financial statements included in this Registration Statement. Moreover, we and KPMG have considered the Former Partner’s indemnification of KPMG. None of JBS S.A. or any affiliate or person in a financial reporting oversight role (including the Former Partner) is a party to the underlying litigation. As such, there is no adversarial relationship between KPMG and JBS S.A. There is also no adversarial relationship between KPMG and the Former Partner as these parties have previously agreed on the treatment of any claims resulting from the underlying litigation (i.e., via the retention of the capital balance and the indemnification arrangement).

Accordingly, each of KPMG and JBS S.A. has determined that there are no factors or conflicts, including the Former Partner’s relationship with KPMG, that would render KPMG incapable of exercising objective and impartial judgment on issues encompassed within KPMG’s engagement as the independent auditor of the JBS Group for the Audit Periods under SEC/PCAOB Independence Rules.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC on Form F-4 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. As soon as reasonably practicable after the completion of the Exchange Offers, we plan to establish a website that will allow you to access such reports and other information free of charge as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information that will be contained in, or that will be accessed through, our website is not part of this prospectus.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of the Exchange Offers, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. Those other reports or other information will be available without charge on the SEC’s website. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will be required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. In addition, we will be required to promptly disclose on Form 6-K any material information that we (1) make or are required to make public pursuant to the law of our domicile, incorporation or organization, (2) file or are required to file with a stock exchange on which our securities are traded and which was made public by that exchange or (3) distribute or are required to distribute to our security holders.

As of the date of this prospectus, JBS S.A. is subject to the informational requirements of the CVM and B3 and files reports and other information relating to its businesses, financial condition and other matters with the CVM and B3. You may read these reports, statements and other information about JBS S.A. at the public reference facilities maintained by the CVM at http://www.gov.br/cvm and the website maintained by B3 at http://www.b3.com.br. The public filings of JBS S.A. with the SEC and the CVM are also available to the public free of charge through JBS S.A.’s website at https://ri.jbs.com.br/en/. The information included on or that can be accessed through the mentioned websites is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful and does not constitute an offer of securities to the public in the European Union within the meaning of Article 3(1) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017, as amended, (the “Prospectus Regulation”). This prospectus is not a prospectus or an offer document within the meaning of the Prospectus Regulation.

INDEX TO FINANCIAL STATEMENTS

JBS S.A.

JBS S.A. Condensed consolidated statements of financial position In thousands of United States dollar — US$
	Note	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	3	1,764,561	2,526,431
Margin cash	3	79,436	130,209
Trade accounts receivable	4	3,705,530	3,878,125
Inventories	5	5,554,422	5,393,582
Biological assets	6	1,746,386	1,861,106
Recoverable taxes	7	1,059,735	1,021,701
Derivative assets		49,184	84,890
Other current assets		334,362	319,678
TOTAL CURRENT ASSETS		14,293,616	15,215,722

NON-CURRENT ASSETS
Recoverable taxes	7	1,734,522	1,756,630
Biological assets	6	524,627	501,958
Related party receivables	8	189,920	182,268
Deferred income taxes	9	685,183	605,880
Derivative assets		33,039	23,615
Other non-current assets		223,427	214,293
		3,390,718	3,284,644
Investments in equity-accounted investees		58,989	56,507
Property, plant and equipment	10	12,138,813	11,915,363
Right of use assets	11	1,626,475	1,605,093
Intangible assets	12	1,973,319	1,979,491
Goodwill	13	5,926,691	5,828,691
TOTAL NON-CURRENT ASSETS		25,115,005	24,669,789
TOTAL ASSETS		39,408,621	39,885,511

JBS S.A. Condensed consolidated statements of financial position — (Continued) In thousands of United States dollar — US$
	Note	March 31, 2023	December 31, 2022
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	14	4,959,578	5,943,139
Supply chain finance	14	773,624	588,592
Loans and financing	15	1,975,131	1,577,047
Income taxes	16	20,361	91,070
Other taxes payable	16	133,949	139,088
Payroll and social charges	17	1,077,081	1,198,063
Lease liabilities	11	336,091	342,747
Dividends payable		377	35
Provisions for legal proceedings	18	187,940	174,240
Derivative liabilities		120,462	107,238
Other current liabilities		455,147	410,491
TOTAL CURRENT LIABILITIES		10,039,741	10,571,750

NON-CURRENT LIABILITIES
Loans and financings	15	16,273,590	16,123,101
Income and other taxes payable	16	110,442	116,151
Payroll and social charges	17	459,096	455,942
Lease liabilities	12	1,410,731	1,379,086
Deferred income taxes	9	1,301,916	1,363,072
Provisions for legal proceedings	18	275,517	253,250
Other non-current liabilities		76,135	77,013
TOTAL NON-CURRENT LIABILITIES		19,907,427	19,767,615

EQUITY	19
Share capital – common shares		13,177,841	13,177,841
Capital reserve		(191,916)	(193,118)
Other reserves		(35,478)	(35,177)
Profit reserves		4,299,711	4,299,711
Accumulated other comprehensive income		(8,147,540)	(8,349,081)
Retained earnings (loss)		(279,336)	—
Attributable to company shareholders		8,823,282	8,900,176
Attributable to non-controlling interest		638,171	645,970
TOTAL EQUITY		9,461,453	9,546,146
TOTAL LIABILITIES AND EQUITY		39,408,621	39,885,511

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

JBS S.A. Condensed consolidated statements of income For the three-month periods ended at March 31, 2023 and 2022 In thousands of United States dollar — US$
	Note	2023	2022
NET REVENUE	20	16,687,244	17,364,073
Cost of sales	24	(15,221,461)	(14,236,694)
GROSS PROFIT		1,465,783	3,127,379
General and administrative expenses	24	(514,153)	(606,942)
Selling expenses	24	(1,111,788)	(1,099,588)
Other expenses		(39,067)	(22,878)
Other income		81,948	17,660
NET OPERATING EXPENSES		(1,583,060)	(1,711,748)
OPERATING PROFIT (LOSS)		(117,277)	1,415,631
Finance income	21	121,563	556,933
Finance expense	21	(420,738)	(597,077)
Net finance expense		(299,175)	(40,144)
Share of profit of equity-accounted investees, net of tax		2,776	2,897
PROFIT (LOSS) BEFORE TAXES		(413,676)	1,378,384
Current income taxes	9	(6,707)	(372,367)
Deferred income taxes	9	145,193	33,309
TOTAL INCOME TAXES		138,486	(339,058)
NET INCOME (LOSS)		(275,190)	1,039,326
ATTRIBUTABLE TO:
Company shareholders		(279,637)	982,658
Non-controlling interest		4,447	56,668
		(275,190)	1,039,326
Basic and diluted earnings (losses) per share – common shares (US$)	22	(0.13)	0.44

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

JBS S.A. Condensed consolidated statements of comprehensive income For the three-month periods ended at March 31, 2023 and 2022 In thousands of United States dollar — US$
	Note	2023	2022
Net income (loss)	23	(275,190)	1,039,326
Other comprehensive income

Items that are or may be subsequently reclassified to statement of income:
Gain (loss) on net investment in foreign operations		(129,830)	(1,407,420)
Gains on foreign currency translation adjustments		314,365	2,118,637
Gain (loss) on cash flow hedge	25.c3.1	1,229	(143,955)
Deferred income (expense) tax on cash flow hedge	25.c3.1	(418)	45,786
Valuation adjustments to equity in subsidiaries		2,063	7,391

Items that will not be reclassified to statement of income:
Gains (loss) associated with pension and other postretirement benefit obligations		4,649	(4,312)
Income tax on (loss) associated with pension and other postretirement benefit obligations		(677)	(2,503)
Total other comprehensive income		191,381	613,624
Comprehensive income (loss)		(83,809)	1,652,950

Total comprehensive income attributable to:
Company shareholders		(78,096)	1,725,115
Non-controlling interest		(5,713)	(72,165)
		(83,809)	1,652,950

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

JBS S.A. Condensed consolidated statements of changes in equity For the three-month periods ended at March 31, 2023 and 2022 In thousands of United States dollar — US$
			Capital reserves				Profit reserves					Other comprehensive income
	Note	Share capital	Premium on issue of shares	Capital transaction(1)	Stock options	Other reserves	Treasury shares	Legal	Investments statutory	Additional dividends	Tax-incentive reserve	VAE	FCTA	Retained earnings (loss)	Total	Non-controlling interest	Total equity
BALANCE ON JANUARY 1, 2022		13,177,841	36,321	(154,198)	10,145	(33,747)	(619,298)	455,474	2,963,982	—	—	92,305	(8,024,668)	—	7,904,157	660,795	8,564,952
Net income		—	—	—	—	—	—	—	—	—	—	—	—	982,658	982,658	56,668	1,039,326
Gains on foreign currency translation adjustments(4)		—	—	—	—	—	—	—	—	—	—	—	2,118,637	—	2,118,637	—	2,118,637
Gain (loss) on net investment in foreign operations(2)		—	—	—	—	—	—	—	—	—	—	—	(1,277,002)	—	(1,277,002)	(130,418)	(1,407,420)
Gain (loss) on cash flow hedge(5)		—	—	—	—	—	—	—	—	—	—	(98,169)	—	—	(98,169)	—	(98,169)
Valuation adjustments to equity in subsidiaries(3)		—	—	—	—	—	—	—	—	—	—	5,806	—	—	5,806	1,585	7,391
Gains (loss) associated with pension and other postretirement benefit obligations		—	—	—	—	—	—	—	—	—	—	(6,815)	—	—	(6,815)	—	(6,815)
Total comprehensive income (loss)		—	—	—	—	—	—	—	—	—	—	(99,178)	841,635	982,658	1,725,115	(72,165)	1,652,950

Purchase of treasury shares		—	—	—	—	—	(382,266)	—	—	—	—	—	—	—	(382,266)	—	(382,266)
Cancellation of treasury shares		—	—	—	—	—	1,023,458	—	(1,023,458)	—	—	—	—	—	—	—	—
Share-based compensation		—	—	1,998	—	—	—	—	—	—	—	—	—	—	1,998	493	2,491
Realization of other reserves		—	—	—	—	(381)	—	—	—	—	—	—	—	381	—	—	—
Distribution of interim dividends		—	—	—	—	—	—	—	(468,174)	468,174	—	—	—	—	—	—	—
Purchase of Pilgrim’s Pride Corporation treasury shares repurchase		—	—	(12,466)	—	—	—	—	—	—	—	—	—	—	(12,466)	(16,889)	(29,355)
Dividends to non-controlling interest		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(789)	(789)
Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	137	137
BALANCE ON MARCH 31, 2022		13,177,841	36,321	(164,666)	10,145	(34,128)	21,894	455,474	1,472,350	468,174	—	(6,873)	(7,183,033)	983,039	9,236,538	571,582	9,808,120

BALANCE ON JANUARY 1, 2023		13,177,841	36,321	(239,584)	10,145	(35,177)	—	603,603	2,928,754	—	767,354	61,690	(8,410,771)	—	8,900,176	645,970	9,546,146

Net income (loss)		—	—	—	—	—	—	—	—	—	—	—	—	(279,637)	(279,637)	4,447	(275,190)
Gains on foreign currency translation adjustments(4)		—	—	—	—	—	—	—	—	—	—	—	314,365	—	314,365	—	314,365
Gain (loss) on net investment in foreign operations(2)		—	—	—	—	—	—	—	—	—	—	—	(118,974)	—	(118,974)	(10,856)	(129,830)
Gain on cash flow hedge, net of tax(5)	25.c3.1	—	—	—	—	—	—	—	—	—	—	811	—	—	811	—	811
Valuation adjustments to equity in subsidiaries(3)		—	—	—	—	—	—	—	—	—	—	2,063	—	—	2,063	—	2,063
Gains (loss) associated with pension and other postretirement benefit obligations, net of tax		—	—	—	—	—	—	—	—	—	—	3,276	—	—	3,276	696	3,972
Total comprehensive income (loss)		—	—	—	—	—	—	—	—	—	—	6,150	195,391	(279,637)	(78,096)	(5,713)	(83,809)

JBS S.A. Condensed consolidated statements of changes in equity — (Continued) For the three-month periods ended at March 31, 2023 and 2022 In thousands of United States dollar — US$
			Capital reserves				Profit reserves					Other comprehensive income
	Note	Share capital	Premium on issue of shares	Capital transaction(1)	Stock options	Other reserves	Treasury shares	Legal	Investments statutory	Additional dividends	Tax-incentive reserve	VAE	FCTA	Retained earnings (loss)	Total	Non-controlling interest	Total equity
Share-based compensation		—	—	1,202	—	—	—	—	—	—	—	—	—	—	1,202	250	1,452
Realization of other reserves		—	—	—	—	(301)	—	—	—	—	—	—	—	301	—	—	—
Dividends to non-controlling interest		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,333)	(2,333)
Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3)	(3)
BALANCE ON MARCH 31, 2023		13,177,841	36,321	(238,382)	10,145	(35,478)	—	603,603	2,928,754	—	767,354	67,840	(8,215,380)	(279,336)	8,823,282	638,171	9,461,453

____________

(1)       Refers to reflex changes in the equity arising from PPC’s share repurchase and share-based compensation from subsidiaries.

(2)       Foreign Currency Translation Adjustments (FCTA) and exchange variation in subsidiaries

(3)       Valuation Adjustments to Equity (VAE) arising from derivative financial instruments.

(4)       Refers to the net investment on foreign operations of intercompany balances between JBS S.A. and its indirect subsidiaries JBS Luxembourg S.à.r.l. and JBS Investments Luxembourg S.à.r.l.. Thus, since the balances are an extension of that entity’s investment, they are considered as equity instruments.

(5)       Refers to the hedge accounting in the indirect subsidiary Seara Alimentos.

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

JBS S.A. Consolidated statements of cash flows For the three-month periods ended at March 31, 2023 and 2022 In thousands of United States dollar — US$
	Note	2023	2022
Cash flows from operating activities
Net income (loss)		(275,190)	1,039,326
Adjustments for:
Depreciation and amortization	6, 11, 12 and 13	499,140	465,516
Expected credit losses	4	4,482	4,638
Share of profit of equity-accounted investees		(2,776)	(2,897)
Gain (loss) on sales of assets		(10,686)	862
Tax expense	9	(138,486)	339,057
Net finance expense	21	299,175	40,144
Share-based compensation		1,452	2,255
Provisions for legal proceedings	19	20,790	4,497
Impairment of goodwill and property, plant and equipment	10 and 13	20,698	16,358
Net realizable value inventory adjustments	5	(1,964)	2,817
DOJ (Department of Justice) and antitrust agreements	18	13,700	16,960
Fair value adjustment of biological assets	6	87,191	(14,364)
		517,526	1,915,169
Changes in assets and liabilities:
Trade accounts receivable		200,430	(46,195)
Inventories		(113,936)	(412,168)
Recoverable taxes		(75,092)	(147,827)
Other current and non-current assets		37,419	(36,415)
Biological assets		(133,856)	(230,126)
Trade accounts payable and supply chain finance		(917,201)	(577,616)
Taxes paid in installments		(12,633)	(18,511)
Other current and non-current liabilities		(77,881)	(67,292)
DOJ and Antitrust agreements payment		—	(163,689)
Income taxes paid		(10,516)	(133,170)
Changes in operating assets and liabilities		(1,103,266)	(1,833,009)
Cash (used in) operating activities		(860,930)	1,121,486
Interest paid		(316,055)	(208,896)
Interest received		54,921	19,262
Net cash flows (used in) operating activities		(846,874)	(107,474)
Cash flows from investing activities
Purchases of property, plant and equipment	10	(330,776)	(418,119)
Purchases and disposals of intangible assets	12	(2,005)	(1,666)
Proceeds from sale of property, plant and equipment	10	13,931	1,294
Additional investments in equity-accounted investees		—	(2,066)
Acquisitions, net of cash acquired	3	889	(136,600)
Dividends received		1,444	1,147
Related party transactions		250	—
Others		1,599	—
Cash (used in) investing activities		(314,668)	(556,010)

JBS S.A. Consolidated statements of cash flows — (Continued) For the three-month periods ended at March 31, 2023 and 2022 In thousands of United States dollar — US$
	Note	2023	2022
Cash flows from financing activities
Proceeds from loans and financing		987,082	2,233,904
Payments of loans and financing		(495,054)	(1,544,304)
Derivative instruments received (settled)		17,297	(129,644)
Margin cash		7,358	68,228
Dividends paid		—	(2)
Dividends paid to non-controlling interest		(2,333)	(714)
Purchase of PPC treasury shares		—	(26,577)
Purchase of treasury shares		—	(346,091)
Payments of leasing contracts	11.2	(105,970)	(106,834)
Cash provided by financing activities		408,380	147,966
Effect of exchange rate changes on cash and cash equivalents		(8,708)	(745,020)
Net change in cash and cash equivalents		(761,870)	(1,260,538)
Cash and cash equivalents beginning of period		2,526,431	3,786,969
Cash and cash equivalents at the end of period		1,764,561	2,526,431

Non-cash transactions:
Non-cash additions to right of use assets and lease liabilities	11.2	109,383	139,327
Capitalized interest	10	(22,848)	(12,389)
Transfer of property, plant and equipment		4,715	—
Cancellation of treasury shares		—	1,023,458

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial information.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

1 Background information

1.1 Reporting entity

JBS S.A (“JBS” or the “Company”), is a corporation with its headquarters office in Brazil, at Avenue Marginal Direita do Tietê, no. 500, Vila Jaguara, in the City of São Paulo, and is controlled by J&F Investimentos S.A. The condensed consolidated interim financial information comprise the Company and its subsidiaries (collectively, the ‘Group’) as of and for the three-month periods ended at March 31, 2023 and were authorized by the Board of Directors on May 19, 2023. The Company has its shares publicly traded and listed on the “Novo Mercado” segment of the Sao Paulo Stock Exchange (B3 — Bolsa de Valores, Mercadorias & Futuros) under the ticker symbol “JBSS3”. In addition, American Depository Receipts related to shares issued by JBS are also publicly traded in the United States of America under the symbol “JBSAY”.

The Company operates in the processing of animal protein, such as beef, pork, lamb and chicken, and operates in the production of convenience foods and other products. In addition, it sells leather, hygiene and cleaning products, collagen, metal packaging, biodiesel, among others. The Company has a broad portfolio of brands including Seara, Doriana, Pilgrim’s, Moy Park, Primo, Adaptable Meals, Friboi, Maturatta and Swift.

The condensed consolidated interim financial information include the Company’s operations in Brazil as well as the activities of its subsidiaries.

1.2 Main events that occurred during the period:

1.2.1 Adjusted purchase price allocation of TriOak:

In March 2023, the business combination of TriOak, the Group adjusted the purchase price allocation. The adjustments were identified in biological assets of US$22,598 and in goodwill of US$20,062.

1.3 Seasonality:

During the second and third quarters, the beef sector in the United States presents a seasonal demand for beef products which is higher in the summer and autumn months, when weather patterns allow for more outdoor activities. As for the pork sector in the United States, the greatest demand for pork occurs in the first and fourth quarters, when the availability of hogs combined with the holidays increase the demand. As for the chicken segment, worldwide, the fluctuations are historically higher in the first half of the year, coinciding with the summer and fall, and sales volume of certain of our special product lines undergo considerable variation during certain holidays, including Christmas, New Year and Easter. Australia demand is not impacted by seasonality as other segments.

2 Basis of preparation

The unaudited condensed consolidated interim financial information as of and for the three-month periods ended at March 31, 2023 have been prepared in accordance with IAS 34 Interim Financial Reporting, as issued by International Accounting Standards Board (IASB), and should be read in conjunction with the Group´s last annual consolidated financial statements as of and for the year ended at December 31, 2022 (“last annual financial statements”). They do not include all the information required for a complete set of financial statements prepared in accordance with IFRS Standards. However, selected explanatory notes are included to describe events and transactions that are significant to an understanding of the changes in the Group´s financial position and performance since the last annual financial statements which were authorized by the Board of Directors on March 29, 2023.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

2 Basis of preparation (cont.)

In preparing these unaudited condensed consolidated interim financial statements, Management has made judgments and estimates that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates. The significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those described in the last annual financial statements.

2.1 New standards, amendments and interpretations that are not yet effective

a. Standards, amendments and interpretations recently issued and adopted by the Company

Accounting Policies, Changes in Accounting Estimates and Errors: Amendments to IAS 8

As of January 1, 2023, the amendments clarify about the distinction between changes in accounting estimates and changes accounting policies and correction of errors, in order to correctly apply the amendments. The Company has not identified significant impacts as a result of this change.

Deferred Tax related to Assets and Liabilities arising from a Single Transaction: Amendments to IAS 12

As of January 1, 2023, the amendments narrow the scope of the initial recognition exemption (IRE) so that it no longer applies to transactions that, among other things, on initial recognition, give rise to equal taxable and deductible temporary differences. As a result, a deferred tax asset and a deferred tax liability should be recognized for temporary differences arising on initial recognition of a lease and decommissioning provision. The Company is following the discussions and has so far not identified any significant impacts as a result of this change.

b. New standards, amendments and interpretations that are not yet effective

Presentation of Financial Statements: Amendments to IAS 1

As of January 1, 2024, sets out the requirements to defer settlement of a liability and whether the Company has reached these requirements at the end of the reporting period and, also, whether the classification between current and non-current would impact the entity to exercise the postponement right. The amendments also address that only if a derivative embedded in a convertible liability is itself an equity instrument, the terms of a liability would not affect its classification. The Company is following the discussions and so far has not identified significant impacts as a result of this change.

3 Cash and cash equivalents and margin cash

Cash and Cash Equivalents

	March 31, 2023	December 31, 2022
Cash on hand and at banks	1,048,743	1,144,741
CDB (bank certificates of deposit) and National Treasury Bills (Tesouro Selic)(1)	715,818	1,381,690
	1,764,561	2,526,431

____________

(1)      CDBs are held at financial institutions and earn interest based on floating rates and are pegged to the Brazilian overnight interbank lending rate (Certificado de Depósito Interbancário — CDI). Tesouro Selic are bonds purchased from financial institutions having conditions and characteristics that are similar to CDB’s.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

3 Cash and cash equivalents and margin cash (cont.)

Margin Cash

The Group is required to maintain cash balances with a broker as collateral for exchange-traded futures contracts. These balances are classified as restricted cash as they are not available for use by the Group to fund daily operations. The balance of restricted cash also includes investments in Treasury Bills, as required by the broker, to offset the obligation to return cash collateral. The bills hedge inflation (or deflation) risk when held to maturity. The cash is redeemable when the contracts are settled, therefore they are not considered as cash and cash equivalents.

	March 31, 2023	December 31, 2022
Margin cash (Restricted cash)	29,504	59,088
Investments in Treasury Bills	49,932	71,121
	79,436	130,209

4 Trade accounts receivable

	March 31, 2023	December 31, 2022
Current receivables
Domestic sales	2,165,503	2,137,350
Foreign sales	885,147	969,442
Subtotal	3,050,650	3,106,792
Overdue receivables:
From 1 to 30 days	422,220	482,104
From 31 to 60 days	75,237	113,266
From 61 to 90 days	35,079	66,493
Above 90 days	208,849	199,084
Expected credit losses	(80,398)	(82,636)
Present value adjustment(1)	(6,107)	(6,978)
Subtotal	654,880	771,333
Trade accounts receivable, net	3,705,530	3,878,125

____________

(1)      The Group discounts its receivables to present value using interest rates directly related to customer credit profiles. The monthly interest used to calculate the present value of outstanding receivables on March 31, 2023 and December 31, 2022 were, mostly in Brazil, 1.3% and 1.3%, respectively. Realization of the present value adjustment is recognized as deduction item to sales revenue.

Within trade accounts receivable, the diversity of the portfolio significantly reduces overall credit risk. To further mitigate credit risk, parameters have been put in place when credit is provided to customers such as requiring minimum financial ratios, analyzing the operational health of customers, and reviewing references from credit monitoring entities.

The Group does not have any customer that represents more than 10% of its trade receivables or revenues.

Expected credit losses are estimated based on an analysis of the age of the receivable balances and the client’s current situation. The Group writes-off accounts receivables when it becomes apparent, based upon age or customer circumstances, that such amounts will not be collected. The resulting bad debt expense is recognized in the statement of income within “Selling Expenses”.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

5 Inventories

	March 31, 2023	December 31, 2022
Finished products	3,404,006	3,296,410
Work in process	595,012	523,293
Raw materials	925,159	932,317
Supplies	630,245	641,562
	5,554,422	5,393,582

6 Biological assets

Changes in biological assets:	Current		Non-current
	March 31, 2023	March 31, 2022	March 31, 2023	March 31, 2022
Balance at the beginning of the period	1,861,106	1,327,675	501,958	402,297
Acquired in business combination	—	32,344	—	12,678
Business combination adjustments (Note 1.2.1)	(22,598)	—	—	—
Increase by reproduction (born) and cost to reach maturity	3,093,137	2,581,200	217,835	166,934
Reduction for slaughter, sale or consumption	(3,288,027)	(2,623,418)	(17,768)	(12,360)
Purchases	126,853	105,323	41,168	38,519
Decrease by death	(34,453)	(22,882)	(4,888)	(3,191)
Fair value adjustments	(87,191)	14,346	—	18
Reclassification from non-current to current	80,092	61,301	(80,092)	(61,301)
Exchange rate variation	17,467	(144,121)	3,981	(49,610)
Changes in fair value (including amortization of breeders)	—	—	(137,567)	(116,811)
Balance at the end of the period	1,746,386	1,331,768	524,627	377,173

7 Recoverable taxes

Recoverable taxes as of March 31, 2023 and December 31, 2022 was comprised of the following:

	March 31, 2023	December 31, 2022
Value-added tax on sales and services – ICMS/IVA/VAT/GST	1,083,141	1,006,814
Social contribution on billings – PIS and COFINS	513,116	527,607
Withholding income tax – IRRF/IRPJ	1,150,679	1,199,323
Excise tax – IPI	23,809	24,478
Reintegra	9,703	9,551
Other	13,809	10,558
	2,794,257	2,778,331

Current	1,059,735	1,021,701
Non-current	1,734,522	1,756,630
	2,794,257	2,778,331

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

8 Related party transactions

The main balances and transactions between related parties are presented and described below. Cost recharges include borrowing costs, interest and management fees, when applicable. Information on the Group’s structure is provided in Note 1.1 - Reporting entity.

Related party receivables

	March 31, 2023	December 31, 2022
J&F Oklahoma Holdings Inc(1)	79,107	76,665
J&F Participações S.A.(2)	109,502	104,101
Flora Produtos de Higiene e Limpeza S.A.	1,311	1,502
	189,920	182,268

____________

(1)      In December 2019, the Company assumed receivables previously held by its indirect subsidiary Moyer Distribution with J&F Oklahoma arising from a credit line granted due to cattle purchase operations in the USA.

(2)      Refers to the leniency expenses refund.

Other financial transactions in the Group

The Company entered into an assignment agreement with Banco Original S.A, direct subsidiary of the parent company J&F, pursuant to which Banco Original S.A. acquires trade accounts receivables of certain or our customers in Brazil and abroad. The assignments are at the face value of the receivable less the discount applied by Banco Original through a transfer without recourse to Banco Original S.A. of all of the associated risks and benefits of such trade accounts receivables. For the three-month periods ended at March 31, 2023, the Company incurred in a loss from the sale of the receivables of US$19,380 (US$14,894 at March 31, 2022), recognized as financial expenses.

As of March 31, 2023, the Company held investments with Banco Original, of US$235,084 (US$351,616 as of December 31, 2022), recognized as cash and cash equivalents. The cash investments and cash equivalents have similar rates of return as CDIs (Certificado de Depósito Interbancário). For the three-month periods ended at March 31, 2023, the Company earned interest from these investments of US$982 (US$684 for the three-month periods ended at March 31, 2022), recognized as financial income.

The Group is the sponsor of Institute J&F, a youth-directed business school, whose goal is to educate future leaders by offering free, high-quality education. During the three-month periods ended at March 31, 2023, the Company made donations of US$2,654 (US$14,493 at March 31, 2022), respectively, recognized as general and administrative expenses.

JBJ Agropecuária Ltda., or JBJ, a related party, supplies cattle to JBS S.A.’s slaughterhouses. Transactions with JBJ are recurrent and conducted in the normal course of JBS S.A.’s business, in accordance with its needs and JBJ’s capacity to deliver cattle. JBJ shared transportation services from the Group. The value of the transactions varies in accordance with the number of animals processed and pursuant to market conditions. As of March 31, 2023, the total amounts of accounts receivable and accounts payable were US$254 (US$558 as of December 31, 2022) and US$107,168 (US$7,735 as of December 31, 2022), respectively. For the three-month periods ended at March 31, 2023, the total net revenue to JBJ was US$759 (US$845 at March 31, 2022) and the total amount of purchases made by JBJ from the Group for the three-month periods ended at March 31, 2023 was US$83,942 (US$41,388 at March 31, 2022).

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

8 Related party transactions (cont.)

Flora Produtos de Higiene e Limpeza S.A., or Flora, is controlled by J&F. Flora purchases products (beef tallow, palm oil, babassu oil and cans) from JBS S.A. and manufactures soaps. As of March 31, 2023, the total amounts from accounts receivable were US$9,574 (US$6,585 as of December 31, 2022). For the three-month periods ended at March 31, 2023, the total net revenue to Flora was US$14,176 (US$10,345 at March 31, 2022) and the total amount of purchases made by Flora for the three-month periods ended at March 31, 2023 was nill (US$0.38 at March 31, 2022).

The Company has commitments to purchase cattle for future delivery signed with certain suppliers, including the related party JBJ, guaranteeing the acquisition of cattle for a fixed price, or to be fixed, with no cash effect on the Company until the cattle are delivered. Based on these future delivery contracts. As of March 31, 2023, the Company has these commitments agreements in the amount of US$88,746 (US$85,478 as of December 31, 2022).

No expense for doubtful accounts or bad debts relating to related-party transactions were recorded during the three-month periods ended at March 31, 2023.

Remuneration of key management

The Company’s key management is comprised of its executive officers and members of the Board of Directors. The aggregate amount of compensation received by the Company’s key management during the three-month periods ended at March 31, 2023 and 2022 was:

	2023	2022
Salaries and wages	1,955	7,678
Variable cash compensation	18,481	18,727
	20,436	26,405

The Chief Executive Officer, the Administrative and Control Officer, the Chief Financial Officer and the Executive Officers are employed under the Brazilian employment contract regime referred to as CLT (Consolidation of Labor Laws), which sets legal prerogatives for employee benefits.

Except for those described above, the Board of Directors members are not party to any employment contract or any other contracts for additional employee benefits such as post-employment benefits, other long-term benefits or termination benefits that do not conform to Brazilian Labor Law.

9 Income taxes

	March 31, 2023	December 31, 2022
Deferred income taxes assets	685,183	605,880
Deferred income taxes liabilities	(1,301,916)	(1,363,072)
	(616,733)	(757,192)

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

9 Income taxes (cont.)

a.    Composition of deferred tax income and social contribution

	Balance at January 1, 2023	Income statement	Exchange variation	Other Adjustments(1)	Balance at March 31, 2023
Tax losses and negative basis of social contribution	649,164	158,249	12,313	—	819,726
Expected credit losses on trade accounts receivable	31,572	(1,990)	575	—	30,157
Provisions for contingencies	94,153	(9,154)	1,286	—	86,285
Present value adjustment	11,326	(1,667)	268	—	9,927
Tax credits	13,196	(984)	1	7	12,220
Labor accident accruals	6,139	402	—	—	6,541
Pension plan	10,485	1,020	(13)	(578)	10,914
Trade accounts payable accrual	284,235	(19,583)	1,908	—	266,560
Non-deductible interest	76,563	7,503	—	—	84,066
Right of use assets	22,583	8,555	318	—	31,456
Other temporary differences – assets	141,120	1,552	779	1,967	145,418
Goodwill amortization	(785,958)	(2,791)	(19,020)	—	(807,769)
Present value adjustment – Trade accounts payable	(8,105)	653	(205)	—	(7,657)
Business combinations	(441,428)	(772)	(1,043)	—	(443,243)
Inventory valuation	(109,703)	(50,739)	1	—	(160,441)
Hedge operations	8,209	3,054	316	1,069	12,648
Realization of other reserves	(110,379)	746	(2,967)	—	(112,600)
Accelerated depreciation and amortization	(586,839)	51,139	—	—	(535,700)
Other temporary differences – liabilities	(63,525)	—	(1,715)	—	(65,240)
Deferred taxes, net	(757,192)	145,193	(7,198)	2,465	(616,732)

____________

(1)      Changes in deferred tax balance that do not directly affect income accounts are shown in a specific column in the explanatory notes. Such movements refer mainly to deferred taxes on Cash Flow Hedge recorded in other comprehensive income, carried out by the subsidiary Seara Alimentos and other adjustments related to differences in accounting practices in the countries in which the Company’s subsidiaries are located.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

9 Income taxes (cont.)

b.    Reconciliation of income tax and social contribution expense:

	Three-month periods ended at March 31,
	2023	2022
Profit before taxes (PBT)	(413,676)	1,378,384
Brazilian statutory corporate tax rate	(34)%	(34)%
Expected tax expense	140,650	(468,651)

Adjustments to reconcile taxable income:
Share of profit of equity-accounted investees	944	985
Non-taxable tax benefits(1)	133,309	44,130
Difference of tax rates on taxable income from foreign subsidiaries	(17,879)	126,429
Transfer pricing adjustments	(1,473)	(1,503)
Profits taxed by-foreign jurisdictions(3)	(84,323)	(47,299)
Deferred income tax not recognized	(75,549)	(21,338)
Non-taxable interest – Foreign subsidiaries	33,427	20,362
Donations and social programs(4)	(2,416)	(100)
SELIC interest on tax credits(2)	1,010	1,236
Other permanent differences	10,786	6,691
Current and deferred income tax expense	138,486	(339,058)

Current income tax	(6,707)	(372,367)
Deferred income tax	145,193	33,309
	138,486	(339,058)
Effective income tax rate	33.48%	(24.60)%

____________

(1)      Government grants by State governments are mainly presumed and/or granted ICMS (Value-added tax on sales and services) credits which are granted as an encouragement to implement or expand economic enterprises. In other jurisdictions, the Company recognizes government grants for energy and training expenses. Conditions to allow for the recognition of government grants and deductibility of related expenses were met in the three-month periods ended at March 31, 2023 and 2022. This is recognized under the caption “Domestic sales” disclosed net of sales amount in the Note 20 — Net revenue.

(2)      Recognition of the income tax exemption on interest income on tax credits, due to a ruling of the STF (Federal Court of Justice), on September 23, 2021.

(3)      According to Law No. 12,973/14, the income from foreign subsidiaries must be taxed at the Brazilian statutory tax rate of 34%, and the income tax paid abroad by these subsidiaries may be used to compensate income taxes to be paid in Brazil.

The results obtained from foreign subsidiaries are subject to taxation by the countries where they are based, according to applicable rates and legislation (profits taxed by-foreign jurisdictions included in the reconciliation of income tax and social contribution expense). The Group analyzes the results of each subsidiary for the application of its income tax legislation, in order to respect the treaties signed by Brazil and avoid double taxation.

(4)      Refers to the donations, as described in Note 24 — Expenses by nature.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

10 Property, plant and equipment

Changes in property, plant and equipment

	Balance at January 1, 2023	Additions net of transfers(1)	Disposals	Depreciation	Exchange rate variation	Balance at March 31, 2023
Buildings	3,779,963	262,199	(1,390)	(61,295)	43,445	4,022,922
Land	1,056,590	817	(31)	—	14,338	1,071,714
Machinery and equipment	3,832,826	345,775	(16,234)	(143,522)	37,368	4,056,213
Facilities	575,290	109,856	(6)	(10,073)	17,752	692,819
Computer equipment	116,263	8,446	(316)	(9,211)	1,257	116,439
Vehicles (land and air)	214,898	32,471	(2,094)	(9,724)	2,483	238,034
Construction in progress	2,124,483	(414,078)	—	—	22,156	1,732,561
Other	215,050	8,138	(8,587)	(8,619)	2,129	208,111
	11,915,363	353,624	(28,658)	(242,444)	140,928	12,138,813
	Balance at January 1, 2022	Acquired in business combination	Additions net of transfers(1)	Disposals	Depreciation	Exchange rate variation	Balance at March 31, 2022
Buildings	3,500,836	59,923	42,619	(258)	(58,944)	(348,948)	3,195,228
Land	944,922	11,993	3,912	—	—	(77,044)	883,783
Machinery and equipment	3,569,854	35,578	139,092	(726)	(139,295)	(404,149)	3,200,354
Facilities	487,028	549	20,270	(47)	(7,955)	(474)	499,371
Computer equipment	121,959	695	10,563	(72)	(10,532)	(16,462)	106,151
Vehicles (land and air)	180,960	1,664	6,956	(1,023)	(7,469)	(7,524)	173,564
Construction in progress	1,218,888	3,511	191,131	—	—	(116,299)	1,297,231
Other	183,842	3,781	15,965	(29)	(7,979)	(25,755)	169,825
	10,208,289	117,694	430,508	(2,155)	(232,174)	(996,655)	9,525,507

____________

(1)      Additions for each category includes transfers from construction in progress during the period.

For three-month periods ended at March 31, 2023, the amount of capitalized interest added to construction in progress and included in additions was US$22,848 (US$12,389 at March 31, 2022).

Annually, the Company tests the recoverability of its assets that were identified as having any indicator of impairment using the concept of value in use through discounted cash flow models). The tests for recoverability of assets are applied at the end of each fiscal year on December 31, follow by indications of impairment during the year. For three-month periods ended at March 31, 2023 the Company recognized impairment in property, plant and equipment in the amount of US$20 million, related to the indirect subsidiary Planterra Foods Company, located at United States, due the closing of its operations.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

11 Leases

The Group uses the optional exemption to not recognize a right of use asset and lease liability for short term (less than 12 months) and low value leases. The average discount rate used for measuring lease liabilities was 8.10% (7.30% at December 31, 2022).

11.1 Right of use asset

Changes in the right of use asset:

	Balance at January 1, 2023	Additions	Terminated contracts	Amortization	Exchange rate variation	Balance at March 31, 2023
Growing facilities	823,989	30,867	(7,291)	(39,397)	9,655	817,823
Buildings	426,996	50,891	(1,303)	(18,362)	5,230	463,452
Vehicles (land, air and sea)	201,655	16,581	(810)	(19,138)	(305)	197,983
Machinery and equipment	104,890	5,966	(77)	(13,004)	737	98,512
Operating plants	18,706	3,470	—	(1,514)	519	21,181
Land	19,641	166	—	(619)	(55)	19,133
Computer equipment	9,216	—	(55)	(996)	226	8,391
	1,605,093	107,941	(9,536)	(93,030)	16,007	1,626,475
	Balance at January 1, 2022	Acquired in business combination	Additions	Terminated contracts	Amortization	Exchange rate variation	Balance at March 31, 2022
Growing facilities	610,411	6,747	70,537	(3,201)	(28,770)	(57,505)	598,219
Buildings	396,209	2,396	38,378	(29)	(19,558)	(47,813)	369,583
Vehicles (land, air and sea)	12,007	—	(54)	—	(825)	—	11,128
Machinery and equipment	124,304	173	4,272	(157)	(16,008)	(17,074)	95,510
Operating plants	20,358	—	(70)	—	(1,036)	(847)	18,405
Land	19,698	—	33	—	(559)	(8,607)	10,565
Computer equipment	220,607	3,883	24,016	(206)	(20,731)	(28,459)	199,110
Furniture and appliances	15	—	—	(14)	(2)	—	(1)
	1,403,609	13,199	137,112	(3,607)	(87,489)	(160,305)	1,302,519

11.2 Lease liabilities

	March 31, 2023	December 31, 2022
Undiscounted lease payments	2,140,236	2,089,765
Present value adjustment	(393,414)	(367,932)
	1,746,822	1,721,833
Breakdown:
Current liabilities	336,091	342,747
Non-current liabilities	1,410,731	1,379,086
	1,746,822	1,721,833

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

11 Leases (cont.)

Changes in the lease liability:

	Balance at January 1, 2023	Additions	Interest accrual	Payments	Terminated contracts	Exchange rate variation	Balance at March 31, 2023
Lease liability	1,721,833	109,383	22,876	(116,783)	(8,426)	17,939	1,746,822
	Balance at January 1, 2022	Acquired in business combinations	Additions	Interest accrual	Payments	Terminated contracts	Exchange rate variation	Balance at March 31, 2022
Lease liability	1,506,043	14,257	139,327	20,142	(106,834)	(3,583)	(167,451)	1,401,901

The non-current portion of the lease liability schedule is as follows:

March 31, 2023
2024	259,834
2025	225,902
2026	173,600
2027	140,522
2028	115,357
Maturities after 2028	803,530
Total Future Minimum Lease Payments	1,718,745
Less: Imputed Interest	(308,014)
Present Value of Lease Liabilities	1,410,731

12 Intangible assets

Changes in intangible assets:

	Balance at January 1, 2023	Additions	Disposals	Amortization	Exchange rate variation	Balance at March 31, 2023
Amortizing:
Trademarks	315,912	—	—	(5,566)	(10,670)	299,676
Software	21,079	2,044	(56)	(1,190)	538	22,415
Customer relationships	549,705	—	—	(18,334)	3,192	534,563
Supplier contracts	30,509	—	—	(941)	492	30,060
Others	833	25	(28)	(68)	1	763
Non-amortizing:
Trademarks	1,050,106	21	—	—	24,404	1,074,531
Water rights	11,347	—	—	—	(36)	11,311
	1,979,491	2,090	(84)	(26,099)	17,921	1,973,319

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

12 Intangible assets (cont.)

	Balance at January 1, 2022	Acquired in business combination	Additions	Disposals	Amortization	Exchange rate variation	Balance at March 31, 2022
Amortizing:
Trademarks	335,452	21,066	—	(2)	(5,631)	(61,544)	289,341
Software	16,609	62	1,689	(21)	(1,021)	(374)	16,944
Customer relationships	645,509	—	—	—	(21,347)	(106,346)	517,816
Supplier contracts	32,967	—	—	—	(938)	(2,249)	29,780
Others	1,001	589	—	—	(106)	(223)	1,261
Non-amortizing:
Trademarks	1,107,993	—	—	—	—	(150,973)	957,020
Water rights	11,595	—	—	—	—	(1,743)	9,852
	2,151,126	21,717	1,689	(23)	(29,043)	(323,452)	1,822,014

13 Goodwill

Goodwill represents the positive difference between consideration paid to purchase a business and the net fair value of identifiable assets and liabilities of the acquired entity. Goodwill is recognized as an asset and included in “Goodwill” in the Statement of Financial Position. Goodwill is related to an expectation of future earnings of the acquired subsidiary after assets and liabilities are combined with the Group and cost savings resulting from synergies expected to be achieved upon the integration of the acquired business.

Changes in goodwill:

	March 31, 2023	March 31, 2022
Balance at the beginning of the period	5,828,691	6,222,896
Acquired in business combination	—	33,954
Business combinations adjustment(1)	20,062	4,573
Disposal	—	(16,358)
Exchange rate variation	77,938	(574,829)
Balance at the end of the period	5,926,691	5,670,236

____________

(1)      Refers to the business combination adjustment in TriOak, as described in Note 1.2.1 — Adjusted purchase price allocation of TriOak.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

13 Goodwill (cont.)

CGU Groups	March 31, 2023	December 31, 2022
Brazil Beef	1,785,278	1,738,300
Seara	730,991	711,821
Moy Park	746,522	735,403
USA Pork	694,534	694,534
Australia Meat	274,088	277,116
Australia Smallgoods	303,051	306,405
Vivera	126,168	124,515
Pilgrim’s Food Masters (PFM)	325,185	320,667
Others CGUs without significant goodwill	940,874	919,930
Total	5,926,691	5,828,691

For the three-month periods ended at March 31, 2023 and 2022 there were no indicators of impairment of goodwill within any CGU group.

14 Trade accounts payable

	March 31, 2023	December 31, 2022
Domestic:
Commodities	1,371,214	1,833,012
Materials and services	3,406,628	3,881,686
Finished products	16,999	13,773
Present value adjustment	(15,311)	(15,078)
	4,779,530	5,713,393

Foreign:
Commodities	16,482	36,602
Materials and services	162,244	192,280
Finished products	1,322	864
	180,048	229,746
Total trade accounts payable	4,959,578	5,943,139

Supply chain finance(1)
Domestic	765,241	574,280
Foreign	8,383	14,312
Total supply chain finance	773,624	588,592
Total	5,733,202	6,531,731

____________

(1)      The Company and its indirect subsidiary Seara Alimentos carry out transactions with financial institutions that allow the suppliers to anticipate their receivables in the domestic market. These transactions do not extend payment terms beyond the normal terms with other suppliers. In addition, this operation did not bring any other cost to the Group and all financial costs of the operation are the responsibility of the suppliers.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

14 Trade accounts payable (cont.)

The Company has commitments to purchase cattle for future delivery signed with certain suppliers, including the related party JBJ, guaranteeing the acquisition of cattle for a fixed price, or to be fixed, with no cash effect on the Company until the cattle are delivered. Based on these future delivery contracts, JBJ has already advanced this operation with the banks under the supply chain finance method. As of March 31, 2023, the amount of this transaction was US$104,343 (US$86,593 at December 31, 2022), this operation is recognized as supply chain finance.

15 Loans and financing

Type	Average annual interest rate	Currency	Index	Payment terms/non-current debt	Current		Non-current
					March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Foreign currency
ACC – Advances on exchange contracts	6.57%	USD	SOFR	2023 – 24	766,346	416,772	50,000	51,056
Prepayment	5.43%	USD	Libor e SOFR	2023 – 27	396,442	397,508	466,134	378,479
Credit note – export	6.61%	USD	—	2023	74,832	—	—	—
FINIMP – Import Financing	5.00%	USD e EUR	Libor e Euribor	2023 – 25	90,322	100,641	2,465	3,041
White Stripe credit facility	7.67%	USD e CAD	—	2023	1,402	3,020	—	—
Working capital – Dollar	7.37%	USD	Libor	2030	837	1,735	2,766	2,841
CRA – Agribusiness Credit Receivable Certificates	3.53%	USD	—	2027	601	93	12,757	12,757
Scott credit facilities	4.97%	USD	—	2024	—	—	1,782	1,794
					1,330,782	919,769	535,904	449,968
Local currency
FINAME(1)	5.59%	BRL	—	2023 – 25	802	885	301	441
FINEP(2)	9.00%	BRL	—	2025	914	890	1,210	1,395
Prepayment	7.09%	GBP	SOFR	2023	8,231	9,543	—	—
Notes 5.88% PPC 2027	5.88%	USD	—	2027	24,553	11,930	842,420	842,009
Notes 2.50% JBS Lux 2027	2.50%	USD	—	2027	5,000	11,181	983,097	982,084
Notes 5.13% JBS Lux 2028	5.12%	USD	—	2028	7,175	23,703	884,064	883,767
Notes 6.50% JBS Lux 2029	6.50%	USD	—	2029	2,281	1,000	77,873	77,869
Notes 3.00% JBS Lux 2029	3.00%	USD	—	2029	2,750	7,200	584,158	583,499
Notes 5.50% JBS Lux 2030	5.50%	USD	—	2030	13,750	30,747	1,238,663	1,238,251
Notes 3.75% JBS Lux 2031	3.75%	USD	—	2031	6,042	1,302	494,893	494,748
Notes 4.25% PPC 2031	4.25%	USD	—	2031	19,125	8,382	982,777	982,248
Notes 3.00% JBS Lux 2032	3.00%	USD	—	2032	11,000	3,417	978,565	977,988
Notes 3.63% JBS Lux 2032	3.63%	USD	—	2032	7,250	16,212	983,048	982,586
Notes 3.50% PPC 2032	3.50%	USD	—	2032	2,275	10,063	890,375	890,113
Notes 5.75% JBS Lux 2033	5.75%	USD	—	2033	90,371	60,575	1,997,176	1,997,613

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

15 Loans and financing (cont.)

Type	Average annual interest rate	Currency	Index	Payment terms/non-current debt	Current		Non-current
					March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Notes 4.38% JBS Lux 2052	4.37%	USD	—	2052	6,016	15,750	886,895	886,786
Notes 6.50% JBS Lux 2052	6.50%	USD	—	2052	32,464	6,997	1,526,841	1,526,735
PPC term loan	6.31%	USD	Libor	2026	27,049	26,728	446,036	452,188
Working capital – Brazilian Reais	7.79%	BRL	TJLP	2023 – 28	17,156	16,415	687	647
Working capital – Euros	3.11%	EUR	Euribor	2023 – 24	17,090	11,665	1,927	1,903
Working capital – British Pound	1.50%	GPB	—	2023	3,576	—	—	—
Credit note – export	15.77%	BRL	CDI	2023 – 28	54,863	145,116	276,888	294,891
CDC – Direct credit to consumers	14.42%	BRL	—	2023 – 28	11,482	7,723	10,536	90
Rural – Credit note	15.81%	BRL	CDI	2024	1,316	800	656	1,118
Rural – Credit note – Prefixed	11.00%	BRL	—	2023	35,541	35,460	—	—
CRA – Agribusiness Credit Receivable Certificates	6.53%	BRL	CDI e IPCA	2023 – 37	216,731	163,492	1,501,807	1,460,108
Scott credit facilities	5.14%	AUD, EUR e USD	—	2023 – 24	4,460	13,448	36	40
Beardstown Pace credit facility	3.50%	USD	—	2035 – 50	7,446	7,425	61,331	62,969
JBS Australia Feedlot Agreement	7.00%	AUD	—	2023 – 24	527	258	33,225	33,592
Other	3.36%	Several	Several	2024 – 31	7,113	8,971	52,201	17,455
					644,349	657,278	15,737,686	15,673,133

					1,975,131	1,577,047	16,273,590	16,123,101

____________

(1)      FINAME — Government Agency for Machinery and Equipment Financing

(2)      FINEP — Research and projects financing

(3)      The amendments to IFRS for Interest Rate Benchmark Reform are effective for annual periods beginning on or after January 1, 2021. In line with the LIBOR and other Interbank Offered Rates (IBORs) transition project, the Group has been following the evolution of this matter with its partner banks and been discussing how to replace the index in current contracts. The new contracts are negotiated at the Overnight Guaranteed Financing Rate (“SOFR”), and the current contracts remain indexed to LIBOR until the settlement date, without conversion impacts.

Average annual interest rate:    Refers to the weighted average nominal cost of interest at the reporting date. The loans and financings are fixed by a fixed rate or indexed to rates: CDI, TJLP (the Brazilian government’s long-term interest rate), LIBOR and EURIBOR, among others.

The availability of revolving credit facilities for JBS USA was US$2.8 billion as of March 31, 2023 and US$2.8 billion as of December 31, 2022. In Brazil, the availability of revolving credit facilities was US$450 (US$450 at December 31, 2022).

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

15 Loans and financing (cont.)

The non-current portion of the principal payment schedule of loans and financing is as follows:

Maturity	March 31, 2023
2024	538,869
2025	207,471
2026	588,743
2027	1,988,392
2028	1,008,384
Maturities after 2028	11,941,731
16,273,590

15.1 Guarantees and contractual restrictions (“covenants”)

The Company was in compliance with all of its debt covenant restrictions at March 31, 2023 and until the date that these financial statements were approved.

16 Income and other taxes payable

Income and other taxes payable are comprised of the following:

	March 31, 2023	December 31, 2022
Taxes payable in installments	75,031	89,930
PIS / COFINS tax payable	29,425	30,218
ICMS / VAT / GST tax payable	31,189	28,081
Withholding income taxes	14,376	8,585
Others	94,370	98,425
Subtotal	244,391	255,239
Income taxes payable	20,361	91,070
Total	264,752	346,309

Breakdown:
Current liabilities	154,310	230,158
Non-current liabilities	110,442	116,151
	264,752	346,309

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

17 Payroll and social charges

Payroll and social charges are comprised of the following:

	March 31, 2023	December 31, 2022
Social charges in installments	445,016	431,054
Bonus and vacation along with related social charges	619,296	735,770
Salaries and related social charges	418,096	436,364
Others	53,769	50,817
	1,536,177	1,654,005
Breakdown:
Current liabilities	1,077,081	1,198,063
Non-current liabilities	459,096	455,942
	1,536,177	1,654,005

Labor taxes payable in installments:    In December 2022, the Federal Supreme Court (STF) in a decision favorable to the Direct Action of Unconstitutionality (ADI No. 4,395), declared that was unconstitutional the subrogation of the collection of social security contributions referring to the Assistance Fund for Rural Workers (FUNRURAL) to slaughterhouses, consumer companies, consignees or cooperatives purchasing production. The Company is also waiting for the approval of the minute of judgment and the decision by the STF that will define the period for which the decision will take effect. On March 31, 2023 the Company and its subsidiaries has recognized under Taxes payable in installments the amount of US$336,588, related to the FUNRURAL. During the three-month periods ended at March 31, 2023, the Company and its subsidiaries paid installments in cash and offset with the balance of recoverable taxes the amount of US$210,613.

18 Provisions for legal proceedings

The Group is party to several lawsuits arising in the ordinary course of business for which provisions are recognized for these deemed probable based on estimated costs determined by management as follow:

	March 31, 2023	December 31, 2022
Labor	102,535	99,270
Civil	245,078	222,800
Tax and Social Security	115,844	105,420
Total	463,457	427,490

Breakdown:

	March 31, 2023	December 31, 2022
Current liabilities	187,940	174,240
Non-current liabilities	275,517	253,250
	463,457	427,490

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

18 Provisions for legal proceedings (cont.)

Changes in provisions

	Balance at January 1, 2023	Additions, reversals and changes in estimates	Payments	Monetary correction	Exchange rate variation	Balance at March 31, 2023
Labor	99,270	11,015	(13,545)	3,106	2,689	102,535
Civil	222,800	21,143	(4,323)	3,985	1,473	245,078
Tax and social security	105,420	2,332	(89)	5,176	3,005	115,844
Total	427,490	34,490	(17,957)	12,267	7,167	463,457
	Balance at January 1, 2022	Additions, reversals and changes in estimates	Payments	Monetary correction	Exchange rate variation	Balance at March 31, 2022
Labor	96,551	8,877	(11,895)	2,123	17,069	112,725
Civil	281,135	17,016	(164,953)	1,214	7,346	141,758
Tax and social security	100,379	(4,436)	(341)	8,268	18,200	122,070
Total	478,065	21,457	(177,189)	11,605	42,615	376,553

In the subsidiary JBS USA:

Civil Proceedings:    Refers to several class action lawsuits, alleging violations of federal and state antitrust, unfair competition, unfair enrichment, deceptive trade practice, and consumer protection laws on sales of beef, pork and chicken. At the three-month periods ended at March 31, 2023 the indirect subsidiary JBS USA recognized an accrual in the amount of US$13.7 million (US$17,0 million at three-month periods ended at March 31, 2022). No payment has been made in the quarter (US$163,7 million at three-month periods ended at March 31, 2022), remaining the accrued amount of US$187.9 million (US$93,1 million at three-month periods ended at March 31, 2022).

The Company, together with its legal department and hired external offices, remains to monitor the developments of the antitrust proceedings and understand that the accounting provisions measured and known up to the date of approval of these financial statements are sufficient for risk coverage.

19 Equity

a.      Share capital: Share capital on March 31, 2023 and December 31, 2022 was US$13,177,841, represented by 2,218,116,370 common shares, having no nominal value and there were no changes in the period.

b.      Profit reserve:

b1.    Treasury shares: Treasury shares include self-issued shares repurchased by the Company. As of March 31, 2023, the Company had no balance in treasury shares.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

19 Equity (cont.)

c.      Non-controlling interest: Material non-controlling interest as of March 31, 2023 consisted of the 17.4% (17.3% as of December 31, 2022), of PPC common stock not owned by JBS USA. JBS USA’s voting rights in PPC are limited to 82.6% as of March 31, 2023 (82.7% as of December 31, 2022) of the total. The profit allocated to the PPC non-controlling interest was US$4,531 million and US$56,720 million for the three-month periods ended at March 31, 2023 and 2022, respectively. The accumulated non-controlling interest in PPC was US$649,779 million and US$683,210 million as of March 31, 2023 and December 31, 2022, respectively. For the three-month periods ended at March 31, 2023, purchase of treasury stock by PPC was nil (US$27,023 for the three-month periods ended at March 31, 2022). Below are the PPC total net sales, net income, cash provided by operations, total assets and total liabilities for the years indicated.

	2023	2022
Net Revenue	4,165,628	4,240,395
Net Income	5,187	280,438
Net cash provided by operating activities	(161,704)	226,996

	March 31, 2023	December 31, 2022
Total assets	9,227,505	9,255,769
Total liabilities	6,320,985	6,402,493

20 Net revenue

	Three-month periods ended at March 31,
	2023	2022
Domestic sales	12,819,945	12,858,594
Export sales	3,867,298	4,505,479
NET REVENUE	16,687,243	17,364,073

Contract balances

Customer contract liabilities relate to payments received in advance of satisfying the performance obligation under the contract. Moreover, a contract liability is recognized when the Company has an obligation to transfer products to a customer from whom the consideration has already been received. The recognition of the contractual liability occurs at the time when the consideration is received and settled. The Company recognizes revenue upon fulfilling the related performance obligation. Contract liabilities are presented as advances from customers in the balance sheet.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

20 Net revenue (cont.)

The following table provides information about trade accounts receivable and contract liabilities from contracts with customers:

	Note	2023	2022
Trade accounts receivable	5	3,705,530	3,878,125
Contract liabilities(1)		289,825	215,479

21 Net finance expense

	Three-month periods ended at March 31,
	2023	2022
Exchange rate variation	53,938	506,769
Fair value adjustments on derivatives	(14,728)	(231,266)
Interest expense(1)	(395,145)	(301,973)
Interest income(2)	67,625	50,164
Bank fees and others	(10,865)	(63,838)
	(299,175)	(40,144)

Finance income	121,563	556,933
Finance expense	(420,738)	(597,077)
	(299,175)	(40,144)

____________

(1)      For the three-month periods ended at March 31, 2023 and 2022, the amounts of US$280,654 and US$205,297, respectively, refers to interest expenses from loans and financings.

(2)      For the three-month periods ended at March 31, 2023 and 2022, the amounts of US$30,705 and US$22,668, respectively, refers to interest income from present value adjustments and the amounts of US$17,464 and US$13,635 respectively, refers to interest income from short-term investments.

22 Earnings per share

Basic:    Earnings (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the year, excluding common shares purchased and held as treasury shares (shares in thousands).

Diluted:    Diluted earnings (loss) per share is calculated by dividing net income (loss) of the period attributable to common shareholders by the weighted average number of common shares outstanding during the year, adjusted for the effects of all potential common shares that are dilutive and adjusted for treasury shares held.

	Three-month periods ended at March 31,
	2023	2022
Net income attributable to Company shareholders	(279,637)	982,658
Weighted average common shares	2,218,116,370	2,271,690,349
Weighted average – treasury shares	—	(21,966,881)
Weighted average – common shares outstanding	2,218,116,370	2,249,723,468

Basic and diluted earnings per share – (US$)	(0.13)	0.44

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

23 Operating segments

The Group’s Management has defined operating segments based on the reports that are used to make strategic decisions, analyzed by the Chief Operating Decision Maker (CODM) - our Chief Executive Officer (CEO), there are seven reportable segments: Brazil, Seara, Beef North America, Pork USA, Pilgrim’s Pride, Australia and Others. The segment operating profit or loss is evaluated by the CODM, based on Adjusted EBITDA.

Adjusted EBITDA consists of all the items of profit and loss that compose the Group’s profit before taxes, applying the same accounting policies as described in these condensed consolidated interim financial statements, except for the following adjustments as further described below: exclusion of share of profit of equity accounted investees, net of tax; exclusion of financial income and financial expenses, exclusion of depreciation and amortization expenses; exclusion of expenses with antitrust agreements described in note 18; exclusion of donations and social programs expenses; and exclusion of certain other income (expenses).

Brazil:    this segment includes all the operating activities from the Company, mainly represented by slaughter facilities, cold storage and meat processing, fat, feed and production of beef by-products such as leather, collagen and other products produced in Brazil. Revenues are generated from the sale of products predominantly to restaurant chains, food processing companies, distributors, supermarket chains, wholesale supermarket and other significant food chains.

Seara:    this segment includes all the operating activities of Seara and its subsidiaries, mainly represented by chicken and pork processing, production and commercialization of food products and value-added products. Revenues are generated from the sale of products predominantly to restaurant chains, food processing companies, distributors, supermarket chains, wholesale supermarket and other significant food chains.

Beef North America:    this segment includes JBS USA beef processing operations in North America and the plant-based businesses in Europe. Beef also sells by-products to the variety meat, feed processing, fertilizer, automotive and pet food industries and also produces value-added meat products including toppings for pizzas. Finally, Sampco LLC imports processed meats and other foods such as canned fish, fruits and vegetables to the US and Vivera produces and sells plant-based protein products in Europe.

Pork USA:    this segment includes JBS USA’s pork operations, including Swift Prepared Foods. Revenues are generated from the sale of products predominantly to retailers of fresh pork including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings, are sold predominantly to further processors who, in turn, manufacture bacon, sausage, and deli and luncheon meats. In addition, revenues are generated from the sale of case ready products, including the recently acquired TriOak business. As a complement to our pork processing business, we also conduct business through our hog production operations, including four hog farms and five feed mills, from which, JBS Lux will source live hogs for its pork processing operations.

Pilgrim’s Pride:    this segment includes PPC’s operations, including Moy Park, Tulip and Pilgrim’s Consumer Foods as well, mainly represented by chicken processing, production and commercialization of food products and prepared foods in the United States of America, Mexico, United Kingdom and France. The fresh chicken products consist of refrigerated (non-frozen) whole or cut-up chicken, either pre-marinated or non-marinated,

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

23 Operating segments (cont.)

and pre-packaged chicken in various combinations of freshly refrigerated, whole chickens and chicken parts. The prepared chicken products include portion-controlled breast fillets, tenderloins and strips, delicatessen products, salads, formed nuggets and patties and bone-in chicken parts. These products are sold either refrigerated or frozen and may be fully cooked, partially cooked or raw. In addition, these products are breaded or non-breaded and either pre-marinated or non-marinated. The segment also generates revenue from the sale of prepared pork products through PPL, a subsidiary acquired by PPC in October 2019. The segment includes PPC’s PFM subsidiary, acquired in September 2021, and generates revenues from branded and private label meats, meat snacks, food-to-go products, and ethnic chilled and frozen ready meals.

Australia:    Our Australia segment includes our fresh, frozen, value-added and branded beef, lamb, pork and fish products in Australia and New Zealand. The majority of our beef revenues from our operations in Australia are generated from the sale of fresh beef products (including fresh and frozen chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, offal and other products). We also sell value-added and branded beef products (including frozen cooked and pre-cooked beef, corned cooked beef, beef cubes and consumer-ready products, such as hamburgers and sausages). We also operate lamb, pork, and fish, processing facilities in Australia and New Zealand, including the recently acquired Huon and Rivalea businesses. JBS Australia also generates revenues through their cattle hoteling business. We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales.

Others:    includes certain operations not directly attributable to the primary segments, such as corporate expenses, international leather operations and other operations in Europe.

There are no revenues arising out of transactions with any single customer that represents 5% or more of the total revenues.

The Company manages its loans and financing and income taxes at the corporate level and not by segment.

The information by consolidated operational segment are as follows:

	Three month periods ended at March 31, 2023
	Brazil	Seara	Beef North America	Pork USA	Pilgrim’s Pride	Australia	Others	Total reportable segments	Elimination (*)	Total
Net revenue	2,348,510	1,988,515	5,266,389	1,808,150	4,162,125	1,394,705	244,559	17,212,953	(525,709)	16,687,244
Adjusted EBITDA(1)	57,092	28,290	22,300	44,600	268,700	(3,400)	(734)	416,848	(580)	416,268
	Three-month periods ended at March 31, 2022
	Brazil	Seara	Beef North America	Pork USA	Pilgrim’s Pride	Australia	Others	Total reportable segments	Elimination (*)	Total
Net revenue	2,738,245	1,813,049	5,539,825	1,900,882	4,237,196	1,417,564	190,202	17,836,963	(472,890)	17,364,073
Adjusted EBITDA(1)	83,739	117,744	785,128	235,567	612,941	85,075	7,474	1,927,668	(522)	1,927,146

____________

(*)      Includes intercompany and intersegment transactions.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

23 Operating segments (cont.)

(1)      The Adjusted EBITDA is reconciled with the consolidated operating profit, as follows below:

	Three-month periods ended at March 31,
	2023	2022
Operating profit	(117,277)	1,415,631
Depreciation and amortization	499,138	465,516
Antitrust agreements(1)	13,700	16,960
Donations and social programs(2)	2,731	10,751
Other operating income (expense), net(3)	17,974	18,290
Elimination	580	522
Total Adjusted EBITDA for operating segments	416,846	1,927,670

____________

(1)      Refers to the Agreements entered by JBS USA and its subsidiaries as described in Note 18 — Provisions for legal proceedings.

(2)      Refers to the donations, as described in Note 24 — Expenses by nature.

(3)      Refers to several adjustments basically in JBS USA’s jurisdiction such as third-party advisory expenses related to restructuring projects, marketing of social programs, among others.

Below is net revenue and total assets based on geography, presented for supplemental information.

Geographic reporting

	Net revenue Three-month periods ended at March 31,		Total assets
	2023	2022	March 31, 2023	December 31, 2022
North and Central America	9,867,473	10,485,933	28,495,212	28,967,943
South America	3,995,511	4,443,044	17,102,500	16,883,845
Australia	1,394,705	1,417,564	3,556,274	3,611,682
Europe	1,429,812	1,313,916	5,158,372	5,036,017
Others	60,794	51,270	1,857,947	2,158,279
Intercompany elimination	(61,051)	(347,654)	(16,761,684)	(16,772,255)
Total	16,687,244	17,364,073	39,408,621	39,885,511

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

24 Expenses by nature

The Company’s policy is to present expenses by function in the statement of income. Expenses by nature are disclosed below:

	Three-month periods ended at March 31,
	2023	2022
Cost of sales
Cost of inventories, raw materials and production inputs	(12,996,665)	(12,158,311)
Salaries and benefits	(1,789,839)	(1,679,376)
Depreciation and amortization	(434,957)	(399,008)
	(15,221,461)	(14,236,695)
General and administrative
Salaries and benefits	(280,913)	(354,033)
Fees, services held and general expenses	(169,260)	(173,792)
Depreciation and amortization	(47,549)	(51,407)
DOJ and Antitrust agreements	(13,700)	(16,960)
Donations and social programs(1)	(2,731)	(10,177)
JBS Fund For The Amazon	—	(573)
	(514,153)	(606,942)
Selling
Freight and selling expenses	(944,268)	(945,509)
Salaries and benefits	(69,293)	(50,793)
Depreciation and amortization	(16,633)	(15,101)
Advertising and marketing	(76,255)	(72,237)
Net impairment losses (reversals)	5,372	(1,613)
Commissions	(10,711)	(14,335)
	(1,111,788)	(1,099,588)

____________

(1)      Refers to donations made to Instituto Germinare regarding improvements on school’s building, the social program “Fazer o Bem Faz Bem” created by the company to help in the fight of the Covid-19 virus and the donations made by the Company to the JBS Fund for the Amazon.

For the three-month periods ended at March 31, 2023, the Company incurred expenses with internal research and development, in the amount of US$8,263 (US$11,296 for the three-month periods ended at March 31, 2022).

For the three-month periods ended at March 31, 2023 and 2022, other income (expenses) includes gain (losses) of sale of assets, third party advisory expenses related to corporate restructures, goodwill impairment, insurance compensation, leniency expenses refund, extemporaneous tax credits gain, among others.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments

Financial instruments:

Financial instruments are recognized in the condensed consolidated financial statements as follows:

	Note	March 31, 2023	December 31, 2022
Assets
Fair value through profit or loss(1)
Financial investments	4	664,718	1,343,149
National treasury bills	4	101,032	109,662
Derivative assets		82,223	108,505
Amortized cost(2)
Cash at banks	4	1,048,743	1,144,741
Margin cash	4	29,504	59,088
Trade accounts receivable	5	3,705,530	3,878,125
Related party receivables	9	189,920	182,268
Total		5,821,670	6,825,538
Liabilities
Amortized cost
Loans and financing	16	(18,248,721)	(17,700,148)
Trade accounts payable and supply chain finance	15	(5,733,203)	(6,531,731)
Lease		(1,746,822)	(1,721,833)
Other financial liabilities	19	(10,966)	(11,876)
Fair value through profit or loss
Derivative liabilities		(120,462)	(107,238)
Total		(25,860,174)	(26,072,826)

____________

(1)      CDBs are updated at the effective rate but have a short-term and negotiated with financial institutions, and their recognition is equivalent to fair value; (ii) national treasury bill is recognized according to fair value.

(2)      loans and receivables are classified as amortized cost; (ii) the accounts receivable are short-term and net of expected losses.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

Fair value of assets and liabilities through profit or loss:    The Group determine fair value measurements in accordance with the hierarchical levels that reflect the significance of the inputs used in the measurement, with the exception of those maturing in the short term, equity instruments without an active market and contracts with discretionary characteristics that the fair value cannot be measured reliably, according to the following levels:

Level 1	—	Quoted prices in active markets (unadjusted) for identical assets or liabilities;
Level 2	—

Inputs other than Level 1, in which prices are quoted for similar assets and liabilities, either directly by obtaining prices in active markets or indirectly through valuation techniques that use data from active markets;

Level 3	—	Inputs used for fair value calculations which are not derived from an active market. The Group do not have any financial instruments that utilize level 3 inputs.
	March 31, 2023			December 31, 2022
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial assets
Financial investments	—	664,718	664,718	—	1,343,149	1,343,149
National treasury bills	101,032	—	101,032	109,662	—	109,662
Derivative assets	—	82,223	82,223	—	108,505	108,505

Financial liabilities
Derivative liabilities	—	120,462	120,462	—	107,238	107,238

Fair value of assets and liabilities carried at amortized cost:    The fair value of the Notes under Rule 144-A and Regulation S, are estimated using the closing sale price of these securities informed by a financial newswire on March 31, 2023 and December 31, 2022, considering there is an active market for these financial instruments. The book value of the remaining fixed-rate loans approximates fair value since the interest rate market, the Company’s credit quality, and other market factors have not significantly changed since entering into the loans. The book value of variable-rate loans and financings approximates fair value given the interest rates adjust for

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

changes in market conditions and the quality of the Company’s credit rating has not substantially changed. For all other financial assets and liabilities, book value approximates fair value due to the short duration of the instruments. The following details the estimated fair value of the notes:

	March 31, 2023			December 31, 2022
Description	Principal	Price (% of the Principal)	Fair value	Principal	Price (% of the Principal)	Fair value
Notes 5.88% PPC 2027	850,000	99.19%	843,115	850,000	99.55%	846,175
Notes 2.50% JBS Lux 2027	1,000,000	88.62%	886,200	1,000,000	86.90%	869,040
Notes 5.13% JBS Lux 2028	900,000	96.55%	868,950	900,000	95.13%	856,188
Notes 6.50% JBS Lux 2029	77,973	102.55%	79,961	77,973	98.16%	76,537
Notes 3.00% JBS Lux 2029	600,000	85.43%	512,580	600,000	84.02%	504,108
Notes 5.50% JBS Lux 2030	1,250,000	95.32%	1,191,500	1,250,000	95.40%	1,192,475
Notes 3.75% JBS Lux 2031	500,000	82.78%	413,900	500,000	82.46%	412,280
Notes 4.25% PPC 2031	1,000,000	83.57%	835,700	1,000,000	86.39%	863,940
Notes 3.00% JBS Lux 2032	1,000,000	78.48%	784,800	1,000,000	77.61%	776,110
Notes 3.63% JBS Lux 2032	1,000,000	82.07%	820,700	1,000,000	82.24%	822,410
Notes 3.50% PPC 2032	900,000	79.53%	715,770	900,000	80.72%	726,498
Notes 5.75% JBS Lux 2023	2,050,000	95.27%	1,953,035	2,050,000	95.41%	1,955,885
Notes 4.38% JBS Lux 2052	900,000	71.56%	644,040	900,000	71.80%	646,182
Notes 6.50% JBS Lux 2052	1,550,000	95.40%	1,478,700	1,550,000	96.79%	1,500,276
	13,577,973		12,028,951	13,577,973		12,048,104

Risk management:

The Group during the regular course of its operations is exposed to a variety of financial risks that include the effects of changes in market prices, (including foreign exchange, interest rate risk and commodity price risk), credit risk and liquidity risk. Such risks are fully disclosed in the last annual financial statements. There were no changes in the nature of these risks in the current period.

Below are the risks and operations to which the Company is exposed and a sensitivity analysis for each type of risk, consisting in the presentation of the effects in the finance income (expense), net, when subjected to possible changes, of 25% to 50%, in the relevant variables for each risk. For each probable scenario, the Company utilizes the Value at Risk Methodology (VaR),for the confidence interval (C.I.) of 99% and a horizon of one day.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

a1. Interest rate risk

The quantitative data referring to the risk of exposure to the Group’s interest rates on March 31, 2023 and December 31, 2022, are in accordance with the Financial and Commodity Risk Management Policy of the Group and are representative of the exposure incurred during the period. The main exposure to financial risks during the period are shown below:

	March 31, 2023	December 31, 2022
Net exposure to the CDI rate:
CRA – Agribusiness Credit Receivable Certificates	(6,268)	(5,882)
Credit note – export	(331,752)	(441,125)
Rural – Credit note – Prefixed	(1,972)	(800)
Related party transactions	1,311	1,502
CDB-DI (Bank certificates of deposit)	538,257	676,961
Margin cash	33,436	74,237
Treasury bills	14,827	23,774
Subtotal	247,839	328,667
Derivatives (Swap)	(1,471,201)	(1,220,527)
Total	(1,223,362)	(891,860)
Liabilities exposure to the LIBOR rate:
Prepayment	(215,238)	(292,209)
FINIMP	—	(2,823)
PPC term loan	(473,085)	(478,916)
Working Capital – Dollars	(3,118)	(3,190)
Subtotal	(723,966)	(777,138)
Derivatives (Swap)	—	295,353
Total	(723,966)	(481,785)
Net exposure to the IPCA rate:
Treasury bills	26,801	14,767
CRA – Agribusiness Credit Receivable Certificates	(1,704,046)	(1,609,636)
Margin cash	15,703	15,237
Related party transactions	109,502	104,100
Subtotal	(1,552,040)	(1,475,532)
Derivatives (Swap)	1,474,417	1,365,001
Total	(77,623)	(110,531)
Assets exposure to the CPI rate:
Margin cash	27,998	40,469
Total	27,998	40,469
Liabilities exposure to the SOFR rate:
Prepayment	(162,630)	(161,410)
Total	(162,630)	(161,410)

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

Sensitivity analysis as of March 31, 2023:

Contracts exposure	Risk	Current scenario	Scenario (I) VaR 99% C.I. 1 day		Scenario (II) Interest rate variation – 25%		Scenario (III) Interest rate variation – 50%
			Rate	Effect on income	Rate	Effect on income	Rate	Effect on income
CDI	Increase	13.65%	13.75%	(1,113)	17.06%	(39,959)	20.48%	(79,907)
Libor	Increase	5.31%	5.32%	(73)	6.63%	(9,394)	7.96%	(18,783)
IPCA	Increase	5.60%	5.62%	(18)	7.00%	(1,063)	8.40%	(2,126)
TJLP	Increase	7.37%	7.37%	—	9.21%	(12)	11.06%	(25)
CPI	Decrease	6.00%	5.99%	(3)	4.50%	(411)	3.00%	(821)
SOFR	Increase	4.87%	4.88%	(26)	6.09%	(2,537)	7.31%	(5,072)
				(1,233)		(53,376)		(106,734)
			March 31, 2023				December 31, 2022
Instrument	Risk factor	Maturity	Notional	Fair value (Asset) – US$	Fair value (Liability) – US$	Fair value	Notional	Fair value (Asset) – US$	Fair value (Liability) – US$	Fair value
Swap	Pre USD	2022	77,504	75,602	(78,896)	(3,294)	—	—	—	—
	CDI	2023	—	—	—	—	400,000	80,523	(77,551)	2,972
	LIBOR	2024	—	—	—	—	1,507,335	295,353	(280,251)	15,101
	IPCA	2024	105,805	132,615	(105,013)	27,602	537,534	123,845	(98,448)	25,397
	IPCA	2027	76,175	86,640	(84,894)	1,746	387,000	80,302	(80,025)	276
	IPCA	2028	83,064	99,705	(99,482)	223	442,000	92,333	(93,764)	(1,431)
	IPCA	2030	275,569	317,964	(326,083)	(8,119)	1,400,000	296,304	(307,264)	(10,960)
	IPCA	2031	301,157	323,566	(338,370)	(14,804)	1,430,000	283,731	(300,700)	(16,969)
	IPCA	2032	177,151	187,871	(195,133)	(7,262)	900,000	177,699	(186,308)	(8,608)
	IPCA	2036	19,683	20,734	(22,701)	(1,967)	100,000	19,524	(21,408)	(1,884)
	IPCA	2037	250,374	305,324	(325,641)	(20,317)	1,272,000	291,262	(311,581)	(20,319)
			1,366,482	1,550,021	(1,576,213)	(26,192)	8,375,869	1,740,876	(1,757,300)	(16,425)

a2. Exchange rate risk

Below are presented the risks related to the most significant exchange rates fluctuation given the relevance of these currencies in the Group’s operations and the stress analysis scenarios and VaR to measure the total exposure as well as the cash flow risk with B3 and the Chicago Mercantile Exchange. The Group discloses these exposures considering the fluctuations of an exchange rate in particular towards the functional currency of each subsidiary

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

	USD		EUR		GBP		MXN		AUD
	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
OPERATING
Cash and cash equivalents	772,109	737,591	42,302	40,184	8,774	12,202	98,337	122,588	24	7
Trade accounts receivable	954,232	1,173,723	129,166	136,478	35,143	51,302	120,875	126,037	330	86
Sales orders	980,560	597,296	36,762	41,964	7,459	13,379	—	—	—	—
Trade accounts payable	(138,399)	(154,283)	(111,108)	(92,271)	(17,986)	(18,799)	(60,288)	(52,346)	(450)	(118)
Purchase orders	(52,451)	(61,679)	(12,272)	(12,181)	—	—	—	—	—	—
Operating subtotal	2,516,051	2,292,648	84,850	114,174	33,390	58,084	158,924	196,279	(96)	(25)
FINANCIAL
Margin cash	2,299	269	—	—	—	—	—	—	—	—
Advances to customers	(18,460)	(36,204)	(310)	(856)	—	—	—	—	—	—
Loans and financing	(1,860,988)	(1,362,474)	(4,720)	(4,986)	—	—	—	—	—	—
Financial subtotal	(1,877,149)	(1,398,409)	(5,030)	(5,842)	—	—	—	—	—	—
Operating financial subtotal	638,902	894,239	79,820	108,332	33,390	58,084	158,924	196,279	(96)	(25)

Related party transactions, net	947,891	—	300,423	289,556	—	—	—	—	—	—
Total exposure	1,586,793	894,239	380,243	397,888	33,390	58,084	158,924	196,279	(96)	(25)
DERIVATIVES
Future contracts	36,789	(103,000)	(70,789)	(103,490)	—	—	—	—	—	—
Deliverable Forwards (DF´s)	(503,236)	(463,371)	54,617	84,013	(6,041)	(5,208)	(305,288)	(291,377)	3,351	943
Non-Deliverable Forwards (NDF´s)	(10,415)	3,029	(11,933)	(11,834)	(15,047)	(19,761)	—	—	—	—
Swap	75,602	15,101	—	—	—	—	—	—	—	—
Total derivatives	(401,260)	(548,241)	(28,105)	(31,311)	(21,088)	(24,969)	(305,288)	(291,377)	3,351	943
NET EXPOSURE IN US$	1,185,533	345,998	352,138	366,577	12,302	33,115	(146,364)	(95,098)	3,255	918

Net debt in foreign subsidiaries(1)	(13,802,199)	(12,816,599)	—	—	—	—	—	—	—	—

____________

(1)      The Company includes the net debt of foreign subsidiaries in the disclosure of economic hedging exposure. Although these debts do not generate foreign exchange gains or losses (since they are foreign debts and in the functional currency of each respective country), they are translated to Brazilian Real in the consolidation, impacting the equity as exchange variation of investment, influencing the consolidated debt of the Company, and consequently the leverage indicators.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

a2.1. Sensitivity analysis and derivative financial instruments breakdown:

a2.1.1 US Dollar (amounts in thousands of US$):

	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
Exposure of US$			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	5.0804	4.9516	(62,380)	3.8103	(615,183)	2.5402	(1,230,366)
Financial	Depreciation	5.0804	4.9516	46,540	3.8103	458,969	2.5402	917,939
Related parties	Appreciation	5.0804	4.9516	(23,501)	3.8103	(231,763)	2.5402	(463,525)
Derivatives	Depreciation	5.0804	4.9516	9,948	3.8103	98,109	2.5402	196,219
	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
Exposure of US$			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Net debt in foreign subsidiaries	Depreciation	5.0804	5.2092	(349,891)	6.3505	(3,450,550)	7.6206	(6,901,100)
			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Quantity	Notional (US$)	Fair value	Quantity	Notional (US$)	Fair value
Future Contract	American dollar	Short	1,706	16,789	347	51	490	(872)
			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Notional (USD)	Notional (US$)	Fair value	Notional (USD)	Notional (US$)	Fair value
Deliverable Forwards	American dollar	Short	(99,054)	(503,236)	(8,495)	(463,371)	(2,417,731)	67,658
Non-Deliverable Forwards	American dollar	Long	(2,050)	(10,415)	163	3,029	15,804	(339)

a2.1.2 € — EURO (amounts in thousands of US$):

			Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
Exposure of US$	Risk	Current exchange	Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	5.5244	5.3667	(2,369)	4.1433	(20,746)	2.7622	(41,492)
Financial	Depreciation	5.5244	5.3667	141	4.1433	1,230	2.7622	2,460
Related party	Appreciation	5.5244	5.3667	(8,389)	4.1433	(73,454)	2.7622	(146,909)
Derivatives	Depreciation	5.5244	5.3667	785	4.1433	6,872	2.7622	13,744
			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Notional (EUR)	Notional (US$)	Fair value	Notional (EUR)	Notional (US$)	Fair value
Deliverable Forwards	Euro	Long	9,886	54,617	2,496	78,708	85,306	3,443
Non-Deliverable Forwards	Euro	Short	(2,160)	(11,933)	82	(11,087)	(12,016)	9

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

a2.1.3 £ — British Pound (amounts in thousands of US$):

			Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
Exposure of US$	Risk	Current exchange	Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	6.2845	6.0918	(1,002)	4.7134	(8,164)	3.1423	(16,328)
Derivatives	Depreciation	6.2845	6.0918	633	4.7134	5,156	3.1423	10,312
	Risk factor	Nature	March 31, 2023			December 31, 2022
Instrument			Notional (GBP)	Notional (US$)	Fair value	Notional (GBP)	Notional (US$)	Fair value
Deliverable Forwards	British pound	Short	(961)	(6,041)	(249)	(829)	(4,869)	(193)
Non-Deliverable Forwards	British pound	Short	(2,394)	(15,047)	(87)	(3,147)	(18,476)	1,357

a2.1.4 MXN — Mexican Peso (amounts in thousands of US$):

	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
Exposure of US$			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	0.2819	0.2886	3,700	0.3524	38,860	0.4229	77,715
Derivatives	Depreciation	0.2819	0.2886	(7,107)	0.3524	(74,649)	0.4229	(149,288)
			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Notional (MXN)	Notional (US$)	Fair value	Notional (MXN)	Notional (US$)	Fair value
Deliverable Forwards	Mexican peso	Short	(1,082,966)	(305,288)	5,037	(1,092,527)	(272,434)	(30,362)

a2.1.5 AUD — Australian Dollar (amounts in thousands of US$):

Exposure of US$	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Depreciation	3.4059	3.3158	3	2.5544	23	1.7030	47
Derivatives	Appreciation	3.4059	3.3158	(87)	2.5544	(819)	1.7030	(1,639)
			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Notional (AUD)	Notional (US$)	Fair value	Notional (AUD)	Notional (US$)	Fair value
Deliverable Forwards	Australian dollar	Long	984	3351	(21)	266	943	5

b. Commodity price risk

The Group operates globally (the entire livestock protein chain and related business) and during the regular course of its operations is exposed to price fluctuations in feeder cattle, live cattle, lean hogs, corn, soybeans, and energy, especially in the North American, Australian and Brazilian markets. Commodity markets are characterized

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

by volatility arising from external factors including climate, supply levels, transportation costs, agricultural policies and storage costs, among others. The Risk Management Department is responsible for mapping the exposures to commodity prices of the Group and proposing strategies to the Risk Management Committee, in order to mitigate such exposures.

b1. Position balance in commodities (cattle) contracts of the JBS S.A.:

EXPOSURE in Commodities (Cattle)	March 31, 2023	December 31, 2022
Firm contracts of cattle purchase	—	2,873
Subtotal	—	2,873
DERIVATIVES
Future contracts	3,803	(385)
Subtotal	3,803	(385)
NET EXPOSURE	3,803	2,488

Sensitivity analysis as of March 31, 2023:

	Risk	Current price (USD per head)	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) @ Variation – 25%		Scenario (ii) @ Variation – 50%
Exposure			Price	Effect on income	Price	Effect on income	Price	Effect on income
Derivatives	Cattle depreciation	58	55	(217)	44	(930)	29	(1,860)

Derivatives financial instruments breakdown:

			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Quantity	Notional	Fair value	Quantity	Notional	Fair value
Future Contracts	Commodities (Cattle)	Long	203	3,803	(124)	21	(385)	(19)

b2. Position balance in commodities (grain) derivatives financial instruments of Seara Alimentos:

EXPOSURE in Commodities (Grain)	March 31, 2023	December 31, 2022
OPERATING
Purchase orders	256,555	224,766
Subtotal	256,555	224,766
DERIVATIVES
Future contracts	(5,371)	(948)
Brazil Cash basis	—	—
Non-Deliverable Forwards	—	(30,990)
Subtotal	(5,371)	(31,938)
NET EXPOSURE	251,184	192,828

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

Sensitivity analysis as of March 31, 2023:

		Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Price variation – 25%		Scenario (ii) Price variation – 50%
Exposure	Risk	Price (USD per tonne)	Effect on income	Price	Effect on income	Price	Effect on income
Operating	Depreciation	(1.1750)%	(2,936)	(25.00)%	(62,728)	(50.00)%	(125,457)
Derivatives	Appreciation	(1.1750)%	61	(25.00)%	1,313	(50.00)%	2,627

Derivatives financial instruments breakdown:

			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Quantity	Notional	Fair value	Quantity	Notional	Fair value
Future contracts	Commodities (Grains)	Short	150	(5,371)	(7,079)	520	(948)	(2,448)
Non-Deliverable Forwards	Commodities (Grains)	Short	—	—	—	717	(30,990)	684

b3. Hedge accounting of Seara Alimentos:

The derivative financial instruments designated at March 31, 2023, as hedge accounting, according to the Cash Flow method, to protect the operating results in relation to the price of commodities are:

Hedge accounting – Derivative instruments	Risk factor	Quantity	Notional	Fair value
Future contracts	Commodities	150	(5,371)	(7,079)
				(7,079)

b3.1. Hedge accounting:

The Group applies hedge accounting for grain purchases by the subsidiary Seara Alimentos, aiming at bringing stability to the results. The designation of these instruments is based on the guidelines outlined in the Financial and Commodity Risk Management Policy defined by the Risk Management Committee and approved by the Board of Directors.

Financial instruments designated for hedge accounting were classified as cash flow hedge. The effective amount of the instrument’s gain or loss is recognized under “Other comprehensive income (expense)” and the ineffective amount under “Financial income (expense), net”, and the accumulated gains and losses are reclassified to profit and loss or to the balance sheet when the object is recognized, adjusting the item in which the hedged object was recorded.

In these hedge relationships, the main sources of ineffectiveness are the effect of the counterparties and the Group’s own credit risk on the fair value of the forward foreign exchange contracts, which is not reflected in the change in the fair value of the hedged cash flows attributable to the change in exchange rates; changes in commodities prices; and changes in the timing of the hedged transactions.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

Below are the effects on the statement of income, after the adoption of hedge accounting:

	March 31, 2023	March 31, 2022
Statements of income:

Cost of sales before hedge accounting adoption	(1,926,368)	(1,593,937)

Derivatives operating income (loss)	12,137	(21,619)
Currency	10,128	(7,026)
Commodities	2,009	(14,593)
Cost of sales with hedge accounting	(1,914,231)	(1,615,556)

Financial income (expense), net excluding derivatives	35,137	30,548

Derivatives financial income (expense), net	(7,616)	(56,765)
Currency	—	(64,021)
Commodities	(6,935)	839
Interest	(681)	6,417

Financial income (expense), net	27,521	(87,313)

Below are the effects on other comprehensive income (expense), after the adoption of hedge accounting:

	March 31, 2023	December 31, 2022
Statements of other comprehensive income (expense):

Financial instruments designated as hedge accounting:	(6,700)	(7,800)
Currency	(170)	(2,622)
Commodities	(6,530)	(5,178)
Gain (loss) on cash flow hedge	1,229	(48,526)
Deferred income tax on hedge accounting	(418)	16,499
Total of other comprehensive income (expense)	811	(32,027)

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

Below are the effects on the balance sheet, after the adoption of hedge accounting:

	March 31, 2023	December 31, 2022
Balance sheet:

Derivative (liabilities)/assets	(7,079)	(1,764)
Financial instruments designated as hedge accounting:
Commodities	(7,079)	(1,764)

Derivative (liabilities)/assets	—	18,073
Financial instruments not designated as hedge accounting:
Interests	—	18,073

Other comprehensive income (expense)	(6,700)	(7,720)
Currency	(170)	(2,595)
Commodities	(6,530)	(5,125)

Inventories	2,950	6,951
Currency	114	2,298
Commodities	2,836	4,653
Open balance sheet position of derivative assets and liabilities:
	March 31, 2023	December 31, 2022
Assets:

Not designated as hedge accounting	—	18,072
Interest	—	18,072

Current assets	—	13,267
Non-current assets	—	4,807

(Liabilities):
Designated as hedge accounting	7,079	1,764
Currency	7,079	1,764

Current liabilities	7,079	1,764

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

b4. Position balance in commodities derivatives financial instruments of JBS USA:

EXPOSURE in Commodities	March 31, 2023	December 31, 2022
OPERATIONAL
Firm contracts of cattle purchase	2,356,811	2,514,530
Subtotal	2,356,811	2,514,530
DERIVATIVES
Deliverable Forwards	212,282	(154,278)
Subtotal	212,282	(154,278)
NET EXPOSURE	2,569,093	2,360,252

Sensitivity analysis as of March 31, 2023:

		Scenario (i) VaR 99% I.C. 1 day		Scenario (ii) Price variation – 25%		Scenario (iii) Price variation – 50%
Exposure	Risk	Price (USD per head)	Effect on income	Price	Effect on income	Price	Effect on income
Operating	Depreciation	(2.28)%	(52,508)	(25.00)%	(576,248)	(50.00)%	(1,152,497)
Derivatives	Depreciation	(2.28)%	(4,730)	(25.00)%	(51,904)	(50.00)%	(103,807)

Derivatives financial instruments breakdown:

			March 31, 2023			December 31, 2022
Instrument	Risk factor	Nature	Notional (USD)	Notional (R$)	Fair value	Notional (USD)	Notional (R$)	Fair value
Deliverable Forwards	Commodities (Cattle)	Long	41,785	212,282	(4,972)	—	—	—
Deliverable Forwards	Commodities (Cattle)	Short	—	—	—	(29,568)	(154,278)	(31,182)

c. Credit risk

The information about the exposure to weighted average loss rate, gross carrying amount, impairment losses recognized in profit or loss and credit-impaired on financial assets were as follows:

	Weighted average loss rate	Gross carrying amount	Impairment loss allowance
March 31, 2023
Cash and cash equivalents	—	1,764,561	—
Margin cash	—	79,436	—
Trade accounts receivable	2.29%	3,705,530	(84,869)
Related party receivables	—	189,920	—
	—	5,739,447	(84,869)

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

d. Liquidity risk

The table below shows the contractual obligation amounts from financial liabilities of the Group according to their maturities:

	March 31, 2023					December 31, 2022
	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total
Trade accounts payable and supply chain finance	5,733,203	—	—	—	5,733,203	6,531,731	—	—	—	6,531,731
Loans and financing	1,975,131	746,340	2,577,135	12,950,115	18,248,721	1,577,047	815,045	2,396,339	12,911,717	17,700,148
Estimated interest on loans and financing(1)	1,204,074	1,739,159	1,452,274	4,269,479	8,664,986	924,346	1,837,495	1,485,208	4,441,125	8,688,174
Derivatives liabilities (assets)	120,462	—	—	—	120,462	107,238	—	—	—	107,238
Other liabilities	6,751	4,163	53	—	10,967	6,498	5,327	51	—	11,876
Payments of leases	336,091	485,735	314,122	918,848	2,054,796	342,747	500,539	313,253	853,253	2,009,792

____________

(1)      Includes interest on all loans and financing outstanding. Payments are estimated for variable rate debt based on effective interest rates at March 31, 2023 and December 31, 2022. Payments in foreign currencies are estimate using the March 31, 2023 and December 31, 2022 exchange rates.

The Company has future commitment for purchase of grains and cattle whose balances at March 31, 2023 is US$32.2 billion (December 31, 20222 is US$32.9 billion).

The Company has securities pledged as collateral for derivative transactions with the commodities and futures whose balance at March 31, 2023 is US$6,231 (US$15,416 at December 31, 2022). This guarantee is superior to the need presented for these operations.

The indirect subsidiary JBS USA and its subsidiaries, has securities pledged as collateral for derivative transactions with the commodities and futures whose balance at March 31, 2023 is US$55,203 (US$99,288 at December 31, 2022). This guarantee is larger than its collateral.

Also, the direct subsidiary Seara Alimentos has securities pledged as collateral for derivative transactions with the commodities and futures whose balance at March 31, 2023 is US$18,002 (US$15,505 in December 31, 2022). This guarantee is larger than its collateral.

A future breach of covenant may require the Group to repay the loan earlier than indicated in the above table.

The interest payments on variable interest rate loans and bond issues in the table above reflect market forward interest rates at the reporting date and these amounts may change as market interest rates change. The future cash flows on derivative instruments may be different from the amount in the above table as interest rates and exchange rates or the relevant conditions underlying the derivative change. Except for these financial liabilities, it is not expected that the cash flows included in the maturity analysis could occur significantly earlier, or at significantly different amounts.

e. Risks linked to climate change and the sustainability strategy

In view the Company’s operations, there is inherent exposure to risks related to climate change. Certain Company assets, which are mainly biological assets that can be measured at fair value, may be impacted by climate change and are considered in the preparation process of these financial statements.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

25 Risk management and financial instruments (cont.)

For the three-month periods ended at March 31, 2023, Management considered as main risk the data and assumptions highlighted below:

(i)     possible impacts on the determination of fair value in biological assets due to the effects of climate change, such as temperature rise, scarcity of water resources, may impact some assumptions used in accounting estimates related to the Company’s biological assets, as follows:

•        losses of biological assets due to heat waves and droughts which occur with greater frequency and intensity;

•        reduction in the expected growth of our biological assets due to natural disasters, fires, pandemics or changes in rainfall patterns; and

•        interruption in the production chain due to adverse weather events, causing power outages, fuel shortages, disruption of transportation channels, among other things.

(ii)    structural changes and their impacts on the business, such as:

•        regulatory and legal: regulation and legislation arising from Brazilian and/or international authorities that encourage the transition to a low-carbon economy and/or with greater biodiversity and that increase the risk of litigation and/or commercial restrictions related to the alleged contribution, even if indirect, for the intensification of climate change;

•        reputational: related to customers’ perceptions and the society in general regarding the positive or negative contribution of an organization to a low carbon economy.

26 Subsequent events

a.      On April 4, 2023, PPC completed an issuance of US$1.0 billion aggregate principal amount of its 6.25% senior notes due 2033 (“6.25% Notes 2033”). PPC used the net proceeds to repay the term loans and the outstanding balance under the U.S. credit facility as defined in note 15 — Loans and financing. The remaining proceeds will be used for general corporate purposes, including repaying existing debt. The issuance price of this offering to the public was 99.312%, which created gross proceeds of US$993.1 million before transaction costs. The US$6.9 million discount will be amortized over the remaining life of the 6.25% Notes 2033. The 6.25% Notes 2033 bear interest at a rate of 6.25% per annum from the date of issuance until maturity, payable semiannually on January 1 and July 1 of each year, commencing on January 1, 2024.

b.      The Company and its subsidiaries have subsidies granted by the state governments, by way of presumed credit, partial and full reduction of the ICMS calculation basis of certain goods in its production chain, in accordance with the regulations of each State. The appropriate amounts of these tax incentives as revenue in the result, are excluded in the calculation of taxes on profit, when the requirements provided for in the current legislation are met. During the quarter ended March 2023, the Company and its subsidiaries recorded the amount of government subsidies in the amount of US$396, of which US$136,634 was presumed credit and US$260,000 was ICMS reduction and exemption, excluded from its income tax and social contribution calculation basis, see note 9 — Income taxes.

JBS S.A. Notes to the unaudited condensed consolidated interim financial information For the three-month periods ended at March 31, 2023 and 2022 (Expressed in thousands of United States dollar)

26 Subsequent events (cont.)

The exclusion of this tax benefit from the basis of calculation of income tax and social contribution on net income reflected a tax gain for the quarter ended March 31, 2023 of US$46,456 related to the presumed credit and US$89,850 of exemption and base reduction.

On April 26, 2023, the STJ (Superior Court of Justice) reported the finalization of the judgment of the Special Appeals Resp. 1,945,110 and 1,987,158 (Repetitive Theme 1182), in which the requirement of IRPJ and CSLL on amounts related to ICMS tax incentives, distinct from those granted in the form of presumed credits, is discussed.

Considering, however, that the decision of the STJ has not yet been made available, the Company is monitoring and will evaluate the possible impacts as soon as the final outcome of the case occurs.

* * * * *

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
JBS S.A.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of JBS S.A. and subsidiaries (the Company) as of December 31, 2022, 2021 and January 1, 2021, the related consolidated statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2022 and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, 2021 and January 1, 2021, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Change in Accounting Principle

As discussed in Note 2.1 to the consolidated financial statements, the Company has elected to change its presentation currency from the Brazilian Real to the U.S. dollar as of January 1, 2022 which has been applied retrospectively for all periods presented.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Evaluation of income tax expense

As discussed in Note 10 to the consolidated financial statements, the Company reported US$409,956 thousand of income tax expense for the year ended December 31, 2022. The Company is domiciled in Brazil and conducts business globally, consequently it is subject to income taxes in Brazil and foreign income taxes in many of the jurisdictions in which it operates. Income tax expense is an estimate based on the Company’s understanding of current enacted tax laws and tax rates and their application to the Company’s business.

We identified the evaluation of the income tax expense as a critical audit matter. Evaluating the application of the current tax regulations in various foreign jurisdictions to the Company’s business, including the Company´s assessment of the effects of significant transactions and corporate restructurings and changes to tax regulations on the income tax expense, required complex auditor judgment and the use of tax professionals with specialized skills.

The following are the primary procedures we performed to address this critical audit matter. We evaluated the design of certain internal controls related to the Company’s income tax process. This included controls over the identification of changes to tax laws in the jurisdictions in which the Company operates and the Company´s evaluation of the tax consequences of certain significant transactions and corporate restructurings. We involved income tax professionals with specialized skills and knowledge in various tax jurisdictions, who assisted in evaluating the Company’s interpretation and application of tax regulations, including the associated income tax consequences of changes in those regulations. They also assisted in assessing certain significant transactions and corporate restructurings, including reviewing the underlying documentation and evaluating the impact on the Company’s income tax calculations.

/s/ KPMG Auditores Independentes Ltda.

KPMG Auditores Independentes Ltda.

We have served as the Company’s auditor since 2022.

São Paulo, Brazil
March 29, 2023

JBS S.A. Consolidated statements of financial position In thousands of United States dollar — US$
	Note	December 31, 2022	December 31, 2021	January 1, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	4	2,526,431	4,164,349	3,786,969
Margin cash	4	130,209	223,162	—
Trade accounts receivable	5	3,878,125	3,561,940	2,694,250
Inventories	6	5,393,582	4,756,206	3,384,214
Biological assets	7	1,861,106	1,327,675	984,417
Recoverable taxes	8	1,021,701	574,307	548,405
Derivative assets		84,890	83,916	44,036
Other current assets		319,678	345,486	206,890
TOTAL CURRENT ASSETS		15,215,722	15,037,041	11,649,181

NON-CURRENT ASSETS
Recoverable taxes	8	1,756,630	1,413,977	1,644,600
Biological assets	7	501,958	402,297	342,249
Related party receivables	9	182,268	74,850	73,512
Deferred income taxes	10	605,880	311,481	306,001
Derivative assets		23,615	44,208	8,038
Other non-current assets		214,293	212,533	210,540
		3,284,644	2,459,346	2,584,940
Investments in equity-accounted investees		56,507	43,579	32,924
Property, plant and equipment	11	11,915,363	10,208,289	9,077,589
Right of use assets	12	1,605,093	1,403,609	1,113,150
Intangible assets	13	1,979,491	2,151,126	1,504,115
Goodwill	14	5,828,691	5,835,418	5,558,452
TOTAL NON-CURRENT ASSETS		24,669,789	22,101,367	19,871,170
TOTAL ASSETS		39,885,511	37,138,408	31,520,351

JBS S.A. Consolidated statements of financial position — (Continued) In thousands of United States dollar — US$
	Note	December 31, 2022	December 31, 2021	January 1, 2021
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	15	5,943,139	5,414,784	4,271,449
Supply chain finance	15	588,592	481,673	404,295
Loans and financing	16	1,577,047	2,134,985	877,884
Income taxes	17	91,070	177,206	39,724
Other taxes payable	17	139,088	133,338	130,202
Payroll and social charges	18	1,198,063	1,247,759	1,092,501
Lease liabilities	12	342,747	291,352	248,826
Dividends payable	19	35	28	210,370
Provisions for legal proceedings	20	174,240	239,839	210,101
Derivative liabilities		107,238	138,568	55,330
Other current liabilities		410,491	457,982	317,233
TOTAL CURRENT LIABILITIES		10,571,750	10,717,514	7,857,915

NON-CURRENT LIABILITIES
Loans and financings	16	16,123,101	14,443,844	11,804,531
Income and other taxes payable	17	116,151	102,069	161,675
Payroll and social charges	18	455,942	525,057	791,862
Lease liabilities	13	1,379,086	1,214,691	925,860
Deferred income taxes	10	1,363,072	1,193,204	1,190,508
Provisions for legal proceedings	20	253,250	238,226	271,988
Derivative liabilities		—	—	1,771
Other non-current liabilities		77,013	138,851	135,041
TOTAL NON-CURRENT LIABILITIES		19,767,615	17,855,942	15,283,236

EQUITY	21
Share capital – common shares		13,177,841	13,177,841	13,177,841
Capital reserve		(193,118)	(107,732)	(116,928)
Other reserves		(35,177)	(33,747)	(32,766)
Profit reserves		4,299,711	2,800,158	2,198,296
Accumulated other comprehensive income		(8,349,081)	(7,932,363)	(7,507,681)
Attributable to company shareholders		8,900,176	7,904,157	7,718,762
Attributable to non-controlling interest		645,970	660,795	660,438
TOTAL EQUITY		9,546,146	8,564,952	8,379,200
TOTAL LIABILITIES AND EQUITY		39,885,511	37,138,408	31,520,351

The accompanying notes are an integral part of these consolidated financial statements.

JBS S.A. Consolidated statements of income For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	2022	2021	2020
NET REVENUE	22	72,613,910	65,042,706	52,331,168
Cost of sales	27	(61,070,237)	(52,753,839)	(43,657,728)
GROSS PROFIT		11,543,673	12,288,867	8,673,440
General and administrative expenses	27	(2,290,031)	(2,821,182)	(2,074,957)
Selling expenses	27	(4,681,689)	(3,551,755)	(2,810,784)
Other expenses		(99,619)	(32,606)	(63,888)
Other income		311,057	100,745	159,988
NET OPERATING EXPENSES		(6,760,282)	(6,304,798)	(4,789,641)
OPERATING PROFIT		4,783,391	5,984,069	3,883,799
Finance income	23	808,612	430,707	674,145
Finance expense	23	(2,050,310)	(1,369,186)	(3,298,009)
Net finance expense		(1,241,698)	(938,479)	(2,623,864)
Share of profit of equity-accounted investees, net of tax		11,800	17,178	10,434
PROFIT BEFORE TAXES		3,553,493	5,062,768	1,270,369
Current income taxes	10	(515,264)	(1,402,643)	(444,804)
Deferred income taxes	10	105,308	158,513	(189,905)
TOTAL INCOME TAXES		(409,956)	(1,244,130)	(634,709)
NET INCOME		3,143,537	3,818,638	635,660

ATTRIBUTABLE TO:
Company shareholders		2,997,488	3,811,442	623,360
Non-controlling interest		146,049	7,196	12,300
		3,143,537	3,818,638	635,660
Basic and diluted earnings per share – common shares (US$)	24	1.34	1.54	0.23

The accompanying notes are an integral part of these consolidated financial statements.

JBS S.A. Consolidated statements of comprehensive income For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	2022	2021	2020
Net income	26	3,143,537	3,818,638	635,660
Other comprehensive income

Items that are or may be subsequently reclassified to statement of income:
Gain (loss) on net investment in foreign operations	21 e.1	137,499	(230,817)	(85,632)
(Loss) gain on foreign currency translation adjustments		(660,075)	(431,038)	337,041
(Loss) gain on cash flow hedge	28	(48,526)	38,153	—
Deferred income tax on (loss) gain on cash flow hedge		16,499	(12,972)	—
Valuation adjustments to equity in subsidiaries		(6,360)	12,380	13,160

Items that will not be reclassified to statement of income:
Gain (loss) associated with pension and other postretirement benefit obligations		13,405	41,623	(30,892)
Income tax on gain (loss) associated with pension and other postretirement benefit obligations		(3,364)	(7,313)	5,614
Total other comprehensive (loss) income		(550,922)	(589,984)	239,291
Comprehensive income		2,592,615	3,228,654	874,951

Total comprehensive income attributable to:
Company shareholders		2,506,090	3,227,716	850,889
Non-controlling interest		86,525	938	24,062
		2,592,615	3,228,654	874,951

The accompanying notes are an integral part of these consolidated financial statements.

JBS S.A. Consolidated statements of changes in equity For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	Share capital	Capital reserves			Other reserves	Profit reserves					Other comprehensive income		Retained earnings	Total	Non- controlling interest	Total equity
			Premium on issue of shares	Capital transaction(1)	Stock options		Treasury shares	Legal	Investments statutory	Additional dividends	Tax- incentive reserve	VAE	FCTA
BALANCE ON JANUARY 1, 2020		13,177,841	36,321	(125,829)	12,887	(31,815)	(174,633)	227,676	1,703,748	—	—	34,110	(7,507,779)	—	7,352,527	706,134	8,058,661
Net income		—	—	—	—	—	—	—	—	—	—	—	—	623,360	623,360	12,300	635,660
Loss on net investment in foreign operations(4)		—	—	—	—	—	—	—	—	—	—	—	(85,632)	—	(85,632)	—	(85,632)
Foreign currency translation adjustments(2)		—	—	—	—	—	—	—	—	—	—	—	58,684	261,493	320,177	16,864	337,041
Valuation adjustments to equity in subsidiaries(3)		—	—	—	—	—	—	—	—	—	—	12,907	—	—	12,907	253	13,160
Loss associated with pension and other postretirement benefit obligations, net of tax		—	—	—	—	—	—	—	—	—	—	(19,923)	—	—	(19,923)	(5,355)	(25,278)
Total comprehensive income (expense)		—	—	—	—	—	—	—	—	—	—	(7,016)	(26,948)	884,853	850,089	24,062	874,951

Purchase of treasury shares	21 d1	—	—	—	—	—	(235,977)	—	—	—	—	—	—	—	(235,977)	—	(235,977)
Cancellation of treasury shares	21 d1	—	—	—	—	—	301,160	—	(301,160)	—	—	—	—	—	—	—	—
Share-based compensation	21 b2	—	—	(350)	(591)	—	—	—	—	—	—	—	48	—	(989)	—	(989)
Treasury shares used in stock option plan	21 d1	—	—	—	(1,829)	—	1,900	—	(71)	—	—	—	—	—	—	—	—
Realization of other reserves		—	—	—	—	(951)	—	—	—	—	—	—	—	951	—	—	—
Legal reserve	21 d2	—	—	—	—	—	—	44,243	—	—	—	—	—	(44,243)	—	—	—
Investments statutory reserve	21 d3	—	—	—	—	—	—	—	358,345	—	—	—	—	(358,345)	—	—	—
Declared dividends	16.2	—	—	—	—	—	—	—	—	—	—	—	—	(210,152)	(210,152)	—	(210,152)
Additional dividends to be distributed		—	—	—	—	—	—	—	—	273,065	—	—	—	(273,065)	—	—	—
Dividends reversal		—	—	—	—	—	—	—	—	—	—	—	—	1	1	—	1
Purchase of Pilgrim’s Pride Corporation treasury shares repurchase		—	—	(37,292)	—	—	—	—	—	—	—	—	—	—	(37,292)	(69,778)	(107,070)
Pilgrim’s Pride Corporation dissolution of non-controlling interest		—	—	—	—	—	—	—	—	—	—	—	—	—	—	876	876
Scott’ Technology dividend to non-controlling interest		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(648)	(648)
Increase in JBS Embalagens Metálicas’ participation		—	—	(245)	—	—	—	—	—	—	—	—	—	—	(245)	—	(245)
Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(208)	(208)
BALANCE ON DECEMBER 31, 2020		13,177,841	36,321	(163,716)	10,467	(32,766)	(107,550)	271,919	1,760,862	273,065	—	27,094	(7,534,775)	—	7,718,762	660,438	8,379,200

Net income		—	—	—	—	—	—	—	—	—	—	—	—	3,811,442	3,811,442	7,196	3,818,638
Loss on net investment in foreign operations(4)		—	—	—	—	—	—	—	—	—	—	—	(230,817)	—	(230,817)	—	(230,817)
Foreign currency translation adjustments(2)		—	—	—	—	—	—	—	—	(18,780)	—	—	(258,996)	(140,344)	(418,120)	(12,918)	(431,038)
Gain on cash flow hedge, net of tax(5)	28 b3.1	—	—	—	—	—	—	—	—	—	—	25,181	—	—	25,181	—	25,181
Valuation adjustments to equity in subsidiaries(3)		—	—	—	—	—	—	—	—	—	—	12,465	—	—	12,465	(85)	12,380
Gain associated with pension and other postretirement benefit obligations, net of tax		—	—	—	—	—	—	—	—	—	—	27,565	—	—	27,565	6,745	34,310
Total comprehensive income		—	—	—	—	—	—	—	—	(18,780)	—	65,211	(489,813)	3,671,098	3,227,716	938	3,228,654

Purchase of treasury shares	21 d1	—	—	—	—	—	(1,922,142)	—	—	—	—	—	—	—	(1,922,142)	—	(1,922,142)
Sale of treasury shares	21 d1	—	—	—	—	—	713	—	(713)	—	—	—	—	—	—	—	—
Cancellation of treasury shares	21 d1	—	—	—	—	—	1,408,870	—	(1,408,870)	—	—	—	—	—	—	—	—

JBS S.A. Consolidated statements of changes in equity — (Continued) For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	Share capital	Capital reserves			Other reserves	Profit reserves					Other comprehensive income		Retained earnings	Total	Non- controlling interest	Total equity
			Premium on issue of shares	Capital transaction(1)	Stock options		Treasury shares	Legal	Investments statutory	Additional dividends	Tax- incentive reserve	VAE	FCTA
Share-based compensation	25	—	—	9,518	—	—	—	—	—	—	—	—	(80)	—	9,438	2,333	11,771
Treasury shares used in stock option plan	21 d1	—	—	—	(322)	—	811	—	(488)	—	—	—	—	—	1	—	1
Realization of other reserves		—	—	—	—	(981)	—	—	—	—	—	—	—	981	—	—	—
Legal reserve	21 d2	—	—	—	—	—	—	183,555	—	—	—	—	—	(183,555)	—	—	—
Investments statutory	21 d3	—	—	—	—	—	—	—	2,613,191	—	—	—	—	(2,613,191)	—	—	—
Additional dividends to be distributed		—	—	—	—	—	—	—	—	(254,285)	—	—	—	—	(254,285)	—	(254,285)
Dividends distributed	19	—	—	—	—	—	—	—	—	—	—	—	—	(875,335)	(875,335)	(5,357)	(880,692)
Dividends reversal	16.2	—	—	—	—	—	—	—	—	—	—	—	—	2	2	—	2
Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,443	2,443
BALANCE ON DECEMBER 31, 2021		13,177,841	36,321	(154,198)	10,145	(33,747)	(619,298)	455,474	2,963,982	—	—	92,305	(8,024,668)	—	7,904,157	660,795	8,564,952

Net income		—	—	—	—	—	—	—	—	—	—	—	—	2,997,488	2,997,488	146,049	3,143,537
Gain on net investment in foreign operations		—	—	—	—	—	—	—	—	—	—	—	137,499	—	137,499	—	137,499
Foreign currency translation adjustments		—	—	—	—	—	47,776	—	(110,117)	—	—	—	(523,602)	(12,339)	(598,282)	(61,793)	(660,075)
Loss on cash flow hedge, net of tax(5)	28 b3.1	—	—	—	—	—	—	—	—	—	—	(32,027)	—	—	(32,027)	—	(32,027)
Valuation adjustments to equity in subsidiaries(3)		—	—	—	—	—	—	—	—	—	—	(6,514)	—	—	(6,514)	154	(6,360)
Gain associated with pension and other postretirement benefit obligations, net of tax		—	—	—	—	—	—	—	—	—	—	7,926	—	—	7,926	2,115	10,041
Total comprehensive income		—	—	—	—	—	47,776	—	(110,117)	—	—	(30,615)	(386,103)	2,985,149	2,506,090	86,525	2,592,615

Purchase of treasury shares	21 d1	—	—	—	—	—	(719,393)	—	—	—	—	—	—	—	(719,393)	—	(719,393)
Sale of treasury shares	21 d1	—	—	—	—	—	169,408	—	(1,903)	—	—	—	—	—	167,505	—	167,505
Cancellation of treasury shares	21 d1	—	—	—	—	—	1,121,507	—	(1,121,507)	—	—	—	—	—	—	—	—
Share-based compensation	25	—	—	6,219	—	—	—	—	—	—	—	—	—	—	6,219	1,396	7,615
Realization of other reserves		—	—	—	—	(1,430)	—	—	—	—	—	—	—	1,430	—	—	—
Distribution of interim dividends	19	—	—	—	—	—	—	—	—	—	—	—	—	(450,767)	(450,767)	—	(450,767)
Distribution of interim dividends	19	—	—	—	—	—	—	—	—	—	—	—	—	(422,033)	(422,033)	—	(422,033)
Prescribed dividends		—	—	—	—	—	—	—	—	—	—	—	—	3	3	—	3
Legal reserve	21 d2	—	—	—	—	—	—	148,129	—	—	—	—	—	(148,129)	—	—	—
Investments statutory	21 d3	—	—	—	—	—	—	—	1,694,844	—	—	—	—	(1,694,844)	—	—	—
Purchase of Pilgrim’s Pride Corporation treasury shares repurchase		—	—	(91,605)	—	—	—	—	—	—	—	—	—	—	(91,605)	(98,139)	(189,744)
Dividends to non-controlling interest		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,002)	(5,002)
Acquisitions of non-controlling interest	21 d4	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,034	3,034
Constitution of tax-incentive reserve		—	—	—	—	—	—	—	(496,545)	—	767,354	—	—	(270,809)	—	—	—
Others		—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,639)	(2,639)
BALANCE ON DECEMBER 31, 2022		13,177,841	36,321	(239,584)	10,145	(35,177)	—	603,603	2,928,754	—	767,354	61,690	(8,410,771)	—	8,900,176	645,970	9,546,146

____________

(1)       Refers to reflex changes in the equity arising from PPC’s share repurchase and share-based compensation from subsidiaries.

(2)       Foreign Currency Translation Adjustments (FCTA) and exchange variation in subsidiaries

(3)       Valuation Adjustments to Equity (VAE) arising from derivative financial instruments.

(4)       Refers to the net investment on foreign operations of intercompany balances between JBS S.A. and its indirect subsidiaries JBS Luxembourg S.à.r.l. and JBS Investments Luxembourg S.à.r.l.. Thus, since the balances are an extension of that entity’s investment, they are considered as equity instruments.

(5)       Refers to the hedge accounting in the indirect subsidiary Seara Alimentos.

The accompanying notes are an integral part of these consolidated financial statements.

JBS S.A. Consolidated statements of cash flows For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	2022	2021	2020
Cash flows from operating activities
Net income		3,143,537	3,818,638	635,660
Adjustments for:
Depreciation and amortization	7, 11, 12 and 13	1,907,921	1,673,216	1,519,282
Expected credit losses	5	9,230	12,189	6,925
Share of profit of equity-accounted investees		(11,800)	(17,178)	(10,434)
Gain on sales of assets		(18,816)	(5,072)	(11,310)
Tax expense	10	409,956	1,244,130	634,709
Net finance expense	23	1,241,698	938,479	2,623,864
Share-based compensation	25	7,615	11,771	(989)
Provisions for legal proceedings	20	43,772	46,553	66,216
Impairment of goodwill and property, plant and equipment	11 and 14	19,846	—	4,457
Net realizable value inventory adjustments	6	13,164	10,277	3,728
DOJ (Department of Justice) and antitrust agreements	20	101,447	792,625	238,191
Gain on bargain purchase	3	(46,897)	—	2,885
Fair value adjustment of biological assets	7	(36,106)	35,384	38,680
J&F leniency expenses refund	1.2	(103,346)	—	—
Extemporaneous tax credit		—	(18,932)	(78,018)
		6,681,221	8,542,080	5,673,846
Changes in assets and liabilities:
Trade accounts receivable		(269,553)	(803,102)	167,327
Inventories		(458,223)	(1,456,441)	(195,313)
Recoverable taxes		(708,996)	(9,187)	(24,156)
Other current and non-current assets		151,246	(217,207)	(2,977)
Biological assets		(864,782)	(723,765)	(531,767)
Trade accounts payable and supply chain finance		253,184	1,199,047	561,945
Taxes paid in installments		(78,029)	(64,152)	(107,102)
Other current and non-current liabilities		(124,872)	105,685	136,545
DOJ and Antitrust agreements payment	20	(167,046)	(762,937)	—
Income taxes paid		(1,039,421)	(1,124,099)	(629,165)
Changes in operating assets and liabilities		(3,306,492)	(3,856,158)	(624,663)
Cash provided by operating activities		3,374,729	4,685,922	5,049,183

JBS S.A. Consolidated statements of cash flows — (Continued) For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	2022	2021	2020
Interest paid		(930,882)	(729,103)	(684,668)
Interest received		136,697	41,807	54,978
Net cash flows provided by operating activities		2,580,544	3,998,626	4,419,493
Cash flows from investing activities
Purchases of property, plant and equipment	11	(2,172,596)	(1,780,527)	(1,144,930)
Purchases of intangible assets	13	(8,386)	(9,811)	(9,173)
Proceeds from sale of property, plant and equipment	11	48,765	43,585	72,318
Additional investments in equity-accounted investees		(2,066)	(1,127)	—
Acquisitions, net of cash acquired	3	(378,853)	(1,754,453)	(405,579)
Dividends received		2,669	5,752	5,857
Related party transactions		760	—	(1,499)
Other		(25,857)	(19,829)	172
Cash used in investing activities		(2,535,564)	(3,516,410)	(1,482,834)

Cash flows from financing activities
Proceeds from loans and financing	16.2	8,011,638	9,981,038	2,327,898
Payments of loans and financing	16.2	(7,473,186)	(6,272,522)	(2,814,162)
Derivative instruments received/settled		(261,739)	29,742	(26,890)
Margin cash		109,732	(136,045)	—
Dividends paid	16.2	(872,802)	(1,379,618)	(267,452)
Dividends paid to non-controlling interest	16.2	(5,002)	(5,357)	(648)
Purchase of PPC treasury shares	21 f	(189,744)	—	(106,194)
Purchase of treasury shares	21 d1	(719,393)	(1,922,142)	(235,977)
Sale of treasury shares	16.2	167,505	—	—
Payments of leasing contracts	12	(434,488)	(359,893)	(306,142)
Others		—	339	112
Cash used in financing activities		(1,667,479)	(64,458)	(1,429,455)

Effect of exchange rate changes on cash and cash equivalents		(15,419)	(40,378)	(209,621)
Net change in cash and cash equivalents		(1,637,918)	377,380	1,297,583
Cash and cash equivalents beginning of period		4,164,349	3,786,969	2,489,386
Cash and cash equivalents at the end of period		2,526,431	4,164,349	3,786,969

JBS S.A. Consolidated statements of cash flows — (Continued) For the years ended December 31, 2022, 2021 and 2020 In thousands of United States dollar — US$
	Note	2022	2021	2020
Non-cash transactions:
Non-cash additions to right of use assets and lease liabilities	12.2	489,251	634,868	340,751
Treasury shares used in stock option plan	21 b2	—	329	2,120
Dividends reversal	19	3	2	1
Reclassification of trademarks from other assets to intangible assets		—	(1,562)	—
Capitalized interest	11	(70,788)	(36,998)	(24,147)
Cancellation of treasury shares	21 d1	(1,121,507)	(1,408,870)	(301,160)
Declared dividends not paid		—	—	(202,375)

The accompanying notes are an integral part of these consolidated financial statements.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

1 Background Information

1.1    Reporting entity

JBS S.A (“JBS” or the “Company”), is a corporation with its headquarters office in Brazil, at Avenue Marginal Direita do Tietê, no. 500, Vila Jaguara, in the City of São Paulo, and is controlled by J&F Investimentos S.A. The consolidated financial statements comprise the Company and its subsidiaries (collectively, the ‘Group’) as of December 31, 2022 and for the three years then ended and were approved by the Management for issuance on March 29, 2023. The Company has its shares publicly traded and listed on the “Novo Mercado” segment of the Sao Paulo Stock Exchange (B3 — Bolsa de Valores, Mercadorias & Futuros) under the ticker symbol “JBSS3”. In addition, American Depository Receipts related to shares issued by JBS are also publicly traded in the United States of America under the symbol “JBSAY”.

The Company operates in the processing of animal protein, such as beef, pork, lamb and chicken, and operates in the production of convenience foods and other products. In addition, it sells leather, hygiene and cleaning products, collagen, metal packaging, biodiesel, among others. The Company has a broad portfolio of brands including Seara, Doriana, Pilgrim’s, Moy Park, Primo, Adaptable Meals, Ozo, Friboi, Maturatta and Swift.

These financial statements include the Company’s operations in Brazil as well as the activities of its subsidiaries. Below is a summary of the Company’s main operating activities by entity and geographic location, as well as the ownership percentage of interest in the main subsidiaries as of December 31, 2022, 2021 and 2020:

Main activities Company:

Entities	Activities	Operating Units	Country
JBS S.A. (JBS, Company)	- Beef processing: slaughtering, refrigerating, industrializing and production of canned beef by-products.	57	Brazil
	- Leather production, processing, and commercialization.

- Production and commercialization of steel cans, plastic resin, soap base for production, soap bar, biodiesel, glycerin, olein, oily acid, collagen and wrapper derived from cattle tripe; industrial waste management; purchase and sale of soybeans, tallow, palm oil, caustic soda, stearin; transportation services; dog biscuits; electric power production, cogeneration, and commercialization.

	- Distribution centers and harbors.	14

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

1 Background Information (cont.)

Main activities in Brazil

Entities	Activities	Operating Units	Country	Participation	December 31, 2022	December 31, 2021	December 31, 2020
Seara Alimentos Ltda. (Seara Alimentos)	- Chicken and pork processing: raising, slaughtering, and processing of broiler chickens and hogs; production and commercialization of beef and food products; and production of pet food and concentrates.	49 25 247	Brazil	Indirect	100%	100%	100%
	- Distribution centers, transportation services and harbors.
	- Direct sales to customers of beef and by-products in stores named “Mercado da Carne”.
Meat Snacks Partners do Brasil Ltda (Meat Snacks)	- Beef Jerky production.	2		Indirect	50%	50%	50%
JBS Confinamento Ltda. (JBS Confinamento)	- Cattle fattening services.	10		Direct	100%	100%	100%
Brazservice Wet Leather S.A (Brazservice)	- Wet blue leather production, processing, and commercialization.	1		Direct	100%	100%	100%

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

1 Background Information (cont.)

Main activities outside of Brazil

Entities	Activities	Operating Units	Country	Participation	December 31, 2022	December 31, 2021	December 31, 2020
JBS USA Holding Lux, S.à.r.l. (JBS USA)	- Beef processing: slaughtering, refrigerating, industrializing and production of by-products. - Cattle fattening services; - Transportation services.	61	Australia, Canada, Mexico, New Zealand, United Kingdom and United States of America.	Indirect	100%	100%	100%
	- Pork processing: raising, slaughtering, industrializing and commercialization of by-products derived from processing operations.	63
	- Chicken processing: raising, slaughtering, and processing of broiler chickens, production and commercialization of by-products derived and prepared meal from processing operations.	157
	- Fish processing: raising, slaughtering, industrializing and commercialization of by-products derived from processing operations.	2
	- Plant based processing: industrializing and commercialization of by-products derived from processing operations.	3
JBS Global (UK) Ltd. (JBS Global UK)	- Trading fresh and processed beef, pork, lamb, chicken, and fish products for the European market.	1	United Kingdom	Indirect	100%	100%	100%
JBS Toledo NV (Toledo)	- Trading operations for the European market; cooked frozen meat commercialization and canned products; logistics operations; warehousing.	1	Belgium	Direct	100%	100%	100%
Rigamonti Salumificio SpA (Rigamonti)	- Production and commercialization of bresaola and pork products: ham, cooked ham, mortadella, among others.	9	Italy	Indirect	100%	100%	100%

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

1 Background Information (cont.)

Entities	Activities	Operating Units	Country	Participation	December 31, 2022	December 31, 2021	December 31, 2020
Conceria Priante SRL (Priante)	- Semi-finished and finished leather production.	1	Italy	Direct	100%	100%	100%
JBS Leather International BV (Leather International)	- Wet blue, semi-finished and finished leather production.	7	Argentina, Germany, China, Uruguay, and Vietnam.	Direct	100%	100%	100%
Seara Holding Europe B.V. (Seara Holding)	- Animal protein products trading; - Food products industrialization and commercialization.	8	China, Netherlands, Saudi Arabia, South Africa, United Arab Emirates, United Kingdom, Japan, and Singapore	Indirect	100%	100%	100%

1.2 Plea bargain agreement, Leniency agreement

In May 2017 certain executives and former executives of J&F Investimentos S.A. (“J&F”), the parent company of a group of companies that belong to the “J&F Group,” took over certain obligations in the Plea Bargain Agreement with the District Attorney General’s Office, and in 2017, J&F entered into a Leniency Agreement (“Agreement”) with the Federal Public Prosecutor’s Office (“MPF”). The Group entered into the Agreement on September 6, 2017.

In the Agreement, J&F, on behalf of itself and its subsidiaries, committed to reimburse the Brazilian government US$1.8 billion over a 25 years period and to cooperate voluntarily with the Government and carrying out internal investigations. J&F conducted an internal investigation in accordance with the terms of the Leniency Agreement, and engaged outside advisors to assist in the investigation. The Company engaged external legal counsel to: (i) conduct an independent investigation in connection with matters disclosed in the Leniency Agreement and the Plea Bargain Agreements; and (ii) communicate with relevant US authorities, including the Department of Justice, regarding the factual findings of that investigation.

On June 7, 2021, the Company was notified by its shareholder J&F that the independent internal investigation had been concluded. The report and the independent internal investigation conclusions were presented to the MPF and no new facts or illicit actions were raised from those already presented in the Agreement annexes.

On December 22, 2022, the Arbitration Court approved the Agreement between JBS S.A. and J&F Investimentos S.A., the former executives of the Group and some former executives of the Group, which represents the definitive extinction of the dispute object of Arbitration Procedure CAM nº 186/21 (see additional details of this litigation on Note 20)) for which J&F agreed to pay US$104,101 to JBS, which will be paid according to the terms and conditions specified in the agreement. The reimbursement was recognized under “Other income” in the consolidated income statement, net of US$9,629 referring to PIS/COFINS (Social contribution tax).

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

2 Basis of preparation

These consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by International Accounting Standards Board (IASB).

2.1    Functional and presentation currency

The financial statements of each subsidiary included in the consolidation are prepared using the functional currency of the main economic environment it operates.

For these consolidated financial statements, the Company elected to change its presentation currency from the Brazilian Real (“R$”) to the U.S. dollar (US$) to facilitate a more direct comparison to other competitors. The change in presentation currency was applied retrospectively and therefore, these consolidated financial statements are presented in US$, together with the comparative information as of December 31, 2021 and January 1, 2021 and for the years ended December 31, 2021 and 2020. For comparative purposes, historical consolidated financial statements were recast in US$ by translating assets and liabilities at the closing exchange rate in effect at the end of the respective period, revenues and expenses, as well as cash flows at the average exchange rates for the respective period and equity transactions at historical rates. Any exchange differences arising from the translation of the consolidated financial statements were recognized as cumulative translation adjustments (CTA) within accumulated other comprehensive income in the consolidated statements of changes in shareholders’ equity. Earnings per share and dividend disclosures have also been restated to U.S. dollars to reflect the change in presentation currency.

2.2    Foreign currencies

Transactions in foreign currencies other than the subsidiaries’ functional currency are initially measured in the respective functional currencies of each entity using the exchange rates effective at the dates of the transactions. Balance sheet accounts are translated by the exchange rate effective at the reporting date. Monetary assets and liabilities denominated in foreign currencies are translated at the closing exchange rate at the reporting date. Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement at period end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of income, under the caption “Finance income” or “Finance expense”.

2.3    Translation of subsidiaries financial statements

The consolidated financial statements of foreign subsidiaries are prepared using each subsidiary’s respective functional currency. The results and financial position of all entities with a functional currency different from its ultimate parent’s functional currency (R$) have been translated to R$ and then these financial statements have been translated from the parent´s functional currency (R$) into the Group’s presentation currency (US$). As follows:

i.       assets and liabilities are translated at the current rate at the date of each closing period;

ii.      income and expenses are translated at the average rate at the date of each closing period; and

iii.     all exchange rate translation differences are recognized in other comprehensive income (loss), and are presented in the statement of comprehensive income (loss) as foreign currency translation adjustments.

2.4    Basis of consolidation

The Company consolidates all majority-owned subsidiaries. The Company controls an entity when the Company is exposed to or has rights to variable returns resulting with its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are consolidated from the date that the control is obtained by to the Group. Consolidation is discontinued from the date that control ceases.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

2 Basis of preparation (cont.)

Investments in equity-accounted investees are recognized under the equity method. An associate is an entity over which the Company has significant influence but does not exercise effective control. Joint ventures are all entities over which the Company shares control with one or more parties.

Accounting policies of subsidiaries have been changed where necessary to ensure consistency with policies adopted by the Group. Intercompany transactions, balances, income and expenses transactions between group companies are eliminated in consolidation.

Non-controlling interests represent the portion of consolidated subsidiaries not owned by the Group and is presented in the consolidated financial statements as a part of shareholder’s equity. The net income (loss) attributable to non-controlling interests is presented in the statement of income.

When the Company acquires or disposes of non-controlling interest of an entity that it already controls, any gains or losses arising from the difference between the amount paid or received and the carrying amount of the non-controlling interest on a per share basis is recognized in shareholder’s equity under the caption “Capital transactions”.

2.5    New standards, amendments and interpretations

Standards, amendments and interpretations recently issued and adopted by the Group

Provisions, Contingent Liabilities and Contingent Assets: Amendments to IAS 37

As of January 1, 2022, changes specify what costs the Group must include when assessing whether a contract is onerous. The costs directly related to the fulfillment of the contract must be considered in the cash flow assumptions (Ex: Cost of labor, materials and other expenses related to the operation of the contract). The Group did not identify material impacts to these consolidated financial statements with the adoption of these amendments.

New standards, amendments and interpretations that are not yet effective

The new and amended standards and interpretations that are issued, but not yet effective, up to the date of issuance of the Group’s financial statements are disclosed below. The Group intends to adopt these new and amended standards and interpretations, if applicable, when they become effective.

Presentation of Financial Statements: Amendments to IAS 1

As of January 1, 2023, sets out the requirements to defer settlement of a liability and whether the Group has reached these requirements at the end of the reporting period and, also, whether the classification between current and non-current would impact the entity to exercise the postponement right. The amendments also address that only if a derivative embedded in a convertible liability is itself an equity instrument, the terms of a liability would not affect its classification. The Group is following the discussions and so far has not identified significant impacts as a result of this change.

Accounting Policies, Changes in Accounting Estimates and Errors: Amendments to IAS 8

In February 2021,, the IASB issued amendments to IAS 8, in which it introduces a definition of ‘accounting estimates. The amendments clarify about the distinction between changes in accounting estimates and changes accounting policies and correction of errors. The amendments are effective for annual reporting periods beginning

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

2 Basis of preparation (cont.)

on or after January 1, 2023 and apply to changes in accounting policies and changes in accounting estimates that occur on or after the start of that period. Earlier application is permitted as long as this fact is disclosed. The Group is following the discussions and has so far not identified any significant impacts as a result of this change.

Deferred Tax related to Assets and Liabilities arising from a Single Transaction: Amendments to IAS 12

The amendments narrow the scope of the initial recognition exemption (IRE) so that it no longer applies to transactions that, among other things, on initial recognition, give rise to equal taxable and deductible temporary differences. As a result, a deferred tax asset and a deferred tax liability should be recognized for temporary differences arising on initial recognition of a lease and decommissioning provision. The amendments apply for annual reporting periods beginning on or after January 1, 2023 and may be applied early. The Company is following the discussions and has so far not identified any significant impacts as a result of this change.

Insurance Contracts: Amendments to IFRS 17

As of January 1, 2023, a new accounting standard applies to all types of insurance contracts, including recognition, measurement, presentation and disclosure, especially for insurance entities. This standard is not applicable to the Company and its subsidiaries.

2.6    Significant accounting judgements and estimates

The preparation of these consolidated financial statements requires the use of estimates and judgment by management in the application of the Company’s accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Judgments: Information about judgments made in applying accounting policies that have the most significant effects on the amounts recognized in the consolidated financial statements is included in the following notes:

•        Net revenue — transfer of control (note 22);

•        Share-based compensation (note 25);

•        Deferred and current income taxes — uncertain tax treatments (note 10)

Assumptions and estimates uncertainties: Information about assumptions and estimation uncertainties at the reporting date that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year is included in the following notes:

•        Accounting for business combinations — fair value of the assets acquired and liabilities assumed (note 3);

•        Fair value measurement for biological assets (note 7);

•        Recognition of deferred income taxes assets (note 10);

•        Impairment of financial assets (note 5);

•        Key assumptions underlying the impairment test of property, plant and equipment, intangible assets and goodwill (note 11, 13 and 14);

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

2 Basis of preparation (cont.)

•        Key assumptions about the likelihood and magnitude of an outflow of resources related to the provision for legal proceedings (note 20);

•        Derivative financial instruments and hedge accounting (note 28).

The Company periodically reviews the estimates and assumptions on an ongoing basis. Revisions to estimates are recognized prospectively.

3 Business Combination

The Group applies the acquisition method to account for business combinations with entities which are not under common control. The consideration transferred is measured at fair value which is calculated by the sum of the assets transferred, the liabilities incurred to the former owners of the acquiree and the cash or equity interests issued by the Group. Management uses judgment to identify tangible and intangible assets and liabilities, in valuing such assets and liabilities, and in determining their remaining useful lives. The valuation of these assets and liabilities is based on assumptions and criteria, which include in some cases, estimates of future cash flows discounted at the appropriate rates. The use of different assumptions for valuation purposes, including future cash flows or discount rates, may result in differences in the estimates of the value of assets acquired and liabilities assumed.

Assets and liabilities are initially recognized at the best estimate of fair value. Third party valuation firms are usually engaged to assist in valuing the acquired assets and liabilities. When third parties are involved in developing these estimates, Management evaluates the appropriateness of the significant inputs and assumptions used in the valuation estimates, which often involves an interactive process with the appraisers. The qualifications and reputation of the third party appraisers are also evaluated. The Group assess the reasonableness of the overall fair value measurements through comparison to other acquisitions.

The estimates of the fair value of assets and liabilities assumed may be adjusted during the measurement period (which shall not exceed one year from the acquisition date) or additional assets and liabilities are recognized to reflect new information relating to the facts and circumstances existing at the acquisition date which, if known, would have affected the amounts recognized on that date. These adjustments are infrequent and have historically not been material.

Goodwill is initially measured as the excess of the sum of i) the consideration transferred; ii) the fair value of any non-controlling interest in the acquiree (when applicable); and iii) the fair value at the acquisition date of any previous equity interest in the acquisition, over the fair value of net assets acquired. When the consideration is less than the fair value of the net assets acquired, the gain is recognized directly in the statement of income of the period as “Gain on bargain purchase” and the acquisition-related expenses including transaction and integration costs are expensed as incurred.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

3 Business Combination (cont.)

Business combinations during the current and comparative periods are considered significant when the total of assets exceeds US$50,000.

Acquisitions	Acquiror	(%) of voting interests acquired	Background and rationale for acquisition	Goodwill deductible for tax	Date of acquisition	Acquisition price	Goodwill (bargain gain)
TriOak Foods (TriOak)	Swift Pork	100%	Operates in the United States of America and is U.S. based hog producer and grain marketer with operations in multiple states. Swift Pork was the exclusive purchaser of TriOak´s hogs. Ensure access to a consistent supply of premium hogs for the Company’s pork processing facilities.	Yes	12.02.22	235,739	676
Rivalea Holdings Pty Ltd (“Rivalea”)	Primo Foods Pty. Ltd.	100%	Operates in Australia and is the market leader in hog breeding and processing, with an extensive product line in various categories and vertically integrated. Rivalea’s acquisition increases the volumes of value-added products and opens new sales opportunities. The excess of the fair values of the identified net assets over the purchase price was recorded as a gain on bargain gain.	N/A	01.04.22	114,175	(46,897)
Grupo King´s (“King’s”)	Rigamonti Salumificio SpA	100%	Operates in Italy and in the United States and is the market leader in the production of Prosciutto di San Daniele D.O.P. (raw ham) and is an important player in the production of Prosciutto di Parma D.O.P.(raw ham) King´s acquisition makes the Company one of the leaders in Italian ‘salumeria’.	No	02.04.22	92,244	—
Sunnyvalley Smoked Meats, Inc. (“Sunnyvalley”)	Plumrose USA, Inc.	100%	Operates in the United States and produces a variety of quality smoked bacon, ham and turkey products for sale to retail and wholesale customers. This acquisition expands the Company´s presence in the value-added and branded product categories.	No	12.01.21	93,969	18,115

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

3 Business Combination (cont.)

Acquisitions	Acquiror	(%) of voting interests acquired	Background and rationale for acquisition	Goodwill deductible for tax	Date of acquisition	Acquisition price	Goodwill (bargain gain)
Huon Aquaculture Group Ltd. (“Huon”)	JBS Aquaculture Pty Ltd.	100%	Operates in Australia and it´s the second largest salmon aquaculture company with vertically integrated operations situated in Tasmania´s pristine environment spanning across hatcheries, marine farming, harvesting, processing, marketing, sales and distribution. This acquisition expands the Company´s presence in Australia and enter into the salmon business.	No	11.17.21	301,590	—
Pilgrim’s Food Masters (“PFM”)	Pilgrim’s Pride Corporation	100%	Operates in the United Kingdom. The transaction strengthens PPC´s branded portfolio of value-added products and expands presence in Europe. To date, transactions costs incurred in conjunction with this acquisition were approximately $19.3 million. These costs were expensed as incurred and are reflected within Selling, general and administrative expense in the Company’s Consolidated Statements of Income.	No	09.24.21	958,907	353,397
Vivera Topholding B.V (“Vivera”)	Planterra Holdings B.V.	100%	Operates in the Netherlands and expands the Company´s presence in the value-added and branded product categories and strengthen global plant-based food platform.	No	06.17.21	408,978	140,638

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

3 Business Combination (cont.)

The assets acquired and liabilities assumed in the business combinations were measured at fair value at the acquisition date as presented below:

	Acquisitions
	2022			2021
FAIR VALUE	TriOak(3)(4)	King´s	Rivalea	Sunnyvalley	Huon	PFM(5)	Vivera(6)
Cash and cash equivalents	3,754	30,636	30,630	1,432	12,563	113	11,220
Trade accounts receivable	6,284	29,253	14,578	10,288	23,694	7,387	10,638
Inventories	15,665	37,656	27,567	6,344	18,393	60,341	11,788
Biological assets	157,209	—	52,173	—	185,829	—	—
Recoverable taxes	—	—	—	—	1,980	—	4,990
Deferred income taxes assets	—	—	16,5654	—	73,788	—	—
Property, plant and equipment	116,131	65,887	112,996	31,184	199,298	247,133	28,668
Right of use assets	134,338	—	12,470	—	103,766	14,648	5,289
Intangible assets	—	21,381	3,499	47,954	53,088	415,157	283,379
Other assets	1,925	9,684	6,273	278	8,980	2,062	363
ASSETS	435,306	194,497	276,750	97,480	681,379	746,841	356,335

Trade accounts payable	21,396	57,025	25,238	6,569	61,499	5,022	17,689
Loans and financing	42,285	6,016	40,983	—	121,326	—	—
Accrued income taxes, other taxes, payroll and social charges	2,224	8,122	11,967	1,002	10,300	—	6,361
Customer contract liabilities	—	—	40	—	1,583	—	—
Lease liabilities	134,338	—	12,470	—	124,178	18,996	5,290
Current and deferred income taxes	—	7,410	18,890	14,055	57,728	114,701	58,655
Other liabilities	—	33,924	3,056	—	3,749	2,612	—
LIABILITIES	200,243	112,497	112,644	21,626	380,363	141,331	87,995

Non-controlling interest(2)	—	—	3,034	—	—	—	—
Total identifiable net assets fair value	235,063	92,244	161,072	75,854	301,016	605,510	268,340
Goodwill/ (bargain gain)	676	—	(46,897)	18,115	—	353,397	140,638
Purchase consideration transferred(1)	235,739	92,244	114,175	93,969	301,016	958,907	408,978

____________

(1)      Purchase consideration transferred was settled with cash on hand, unless otherwise indicated below.

(2)      Refers to the 20% non-controlling interest on the Rivalea´s subsidiary Diamond Valley Pork Pty Ltd

(3)      In connection with the acquisition of TriOak, an entity related to the seller issued a promissory note to Swift Pork. The note accrues interest at a fixed rate of 6.0% and matures on November 30, 2027. The balance of US$41.9 million is included in other assets in the Consolidated Balance Sheet.

(4)      The fair value of the assets acquired and liabilities assumed for the TriOak acquisition have been measured provisionally, pending the completion of an independent valuation.

(5)      The acquisition price was paid with the funds raised from the Notes 3.50% PPC 2032, issued by PPC, together with other existing borrowings.

(6)      The acquisition price was paid with the funds raised from the Notes 3.75% JBS Lux 2031, issued by JBS USA.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

3 Business Combination (cont.)

The individual net revenue and net income from the acquisition date through each period end for all business combinations are presented below:

	From the acquisition date through each year ended on December 31, 2022		From the acquisition date through each year ended on December 31, 2021		From the acquisition date through each year ended on December 31, 2020

Company	Net revenue	Net income (loss)	Net revenue	Net income (loss)	Net revenue	Net income (loss)
Biotech	1,207	(2,558)	—	—	—	—
King’s	95,641	(6,604)	—	—	—	—
Rivalea	279,974	43,324	—	—	—	—
Sunnyvalley	—	—	12,666	648	—	—
Huon	—	—	38,457	(5,455)	—	—
PFM	—	—	293,605	2,326	—	—
Vivera	—	—	51,712	(6,510)	—	—
Margarine and Mayonnaise	—	—	—	—	11,890	(1,700)
Empire	—	—	—	—	211,257	(21,834)

Pro forma information:

Net revenue and net income on a pro-forma basis assuming the acquisitions occurred at the beginning of the year of each acquisition are as follows:

	2022	2021	2020
Pro forma net revenue(1)	72,586,213	66,167,170	52,647,662
Pro forma net income (loss)(1)	2,943,294	3,777,840	928,551

____________

(1)      Pro-forma revenues and net profits are presented above, except:

1.1    The indirect subsidiary Swift Pork was the exclusive buyer of TriOak, acquired on December 2, 2022, thus the acquiree’s revenue/profit, after eliminations between the Group, are not considered material for pro-forma disclosure purposes;

1.2    The acquired Biotech is a non-operating company, therefore, its information is not considered for pro-forma disclosure purposes;

1.3    Due to its acquisition date is close to the beginning of the period, the acquired Rivalea revenue and net income amounts not recognized in the consolidated financial statement were not considered material for pro-forma disclosure purposes.

This pro-forma financial information does not purport to represent what the Company’s results of operations would have been had it completed the acquisition on the date assumed, nor is it necessarily indicative of the results that may be expected in future periods.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

3 Business Combination (cont.)

The non-material acquisitions for the years ended December 31, 2022, 2021 and 2020 are demonstrated below:

Business	Acquirer	Acquisition date	% of voting interests acquired	Acquisition price	Goodwill	Goodwill deductible for tax
Avetec	Seara Alimentos Ltda.	September/2022	100%	1,679	230	Yes
Biotech	JBS Global Luxembourg S.à r.l.	May/2022	51%	36,000	17,700	No
Randall Parker	Pilgrim’s Pride Corporation	November/2021	100%	13,383	1,537	No
International Food Company Seara LLC(1)	Seara Alimentos Ltda.	May/2021	48.8%	8,304	2,467	Yes

____________

(1)      Previously named Bait Almakoolat Food Industries LLC (BMF).

2021 business combinations

In 2022, the Group completed the fair value valuation for the business combination of Huon Aquaculture Group Ltd. (“Huon”), Sunnyvalley Smoked Meats, Inc. (“Sunnyvalley”) and Pilgrim’s Food Masters (“PFM”) and such businesses combinations occurred in 2021. For the business combinations of Sunnyvalley and PFM, there was an increase in goodwill of US$3 and US$4,847, respectively, due to certain adjustments in the purchase price and these adjustments were recorded in 2022 due to the immateriality.

For the business combination of Huon, the Group completed the purchase price allocation in November 2022 including the completion of the independent valuation and the identification of certain intangible assets. The following adjustments were identified in property, plant and equipment of US$9,283, right of use of (US$39,868), intangibles of US$40,087, loans and financing of (US$629), accrued income taxes, other taxes, payroll and social charges of US$10,209, current and deferred income taxes of US$9,502 and other liabilities of US$9,653.

4 Cash and cash equivalents and Margin Cash

Cash and Cash Equivalents

The Group considers all highly liquid investments with an original maturity of three months or less, readily convertible to known amounts of cash and which are subject to an immaterial risk of changes in fair value to be cash equivalents. The carrying value of these assets approximates their fair values.

	December 31, 2022	December 31, 2021	January 1, 2021
Cash on hand and at banks	1,144,741	3,097,814	2,982,002
CDB (bank certificates of deposit) and National Treasury Bills (Tesouro Selic)(1)	1,381,690	1,066,535	804,967
	2,526,431	4,164,349	3,786,969

____________

(1)      CDBs are held at high quality financial institutions and earn interest based on floating rates and are pegged to the Brazilian overnight interbank lending rate (Certificado de Depósito Interbancário — CDI). Tesouro Selic are bonds purchased from financial institutions having conditions and characteristics that are similar to CDB’s.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

4 Cash and cash equivalents and Margin Cash (cont.)

Margin Cash

The Group is required to maintain cash balances with a broker as collateral for exchange-traded futures contracts. These balances are classified as restricted cash as they are not available for use by the Group to fund daily operations. The balance of restricted cash also includes investments in Treasury Bills, as required by the broker, to offset the obligation to return cash collateral. The bills hedge inflation (or deflation) risk when held to maturity. The cash is redeemable when the contracts are settled, therefore they are not considered as cash and cash equivalents.

	December 31, 2022	December 31, 2021	January 1, 2021
Margin cash (Restricted cash)	59,088	80,958	—
Investments in Treasury Bills	71,121	142,204	—
	130,209	223,162	—

5 Trade accounts receivable

Trade accounts receivable correspond to amounts owed by customers in the ordinary course of business. If the receivable is due within one year or less the account receivable is classified as a current asset, otherwise the receivable is classified as a non-current asset. Accounts receivables are presented at amortized cost less any impairment. Accounts receivable denominated in currencies other than the entities’ functional currency are remeasured using the exchange rate in effect at the end of the reporting period. The age of accounts receivable along with the expected credit losses and present value adjustment are as follows:

	December 31, 2022	December 31, 2021	January 1, 2021
Current receivables
Domestic sales	2,137,350	1,957,736	1,680,096
Foreign sales	969,442	1,100,032	556,271
Subtotal	3,106,792	3,057,768	2,236,367
Overdue receivables:
From 1 to 30 days	482,104	378,083	398,178
From 31 to 60 days	113,266	70,220	27,805
From 61 to 90 days	66,493	25,258	9,312
Above 90 days	199,084	117,486	104,280
Expected credit losses	(82,636)	(82,318)	(79,638)
Present value adjustment(1)	(6,978)	(4,557)	(2,054)
Subtotal	771,333	504,172	457,883
Trade accounts receivable, net	3,878,125	3,561,940	2,694,250

____________

(1)      The Group discounts its receivables to present value using interest rates directly related to customer credit profiles. The monthly interest used to calculate the present value of outstanding receivables on December 31, 2022 and 2021 and January 1, 2021 were, mostly in Brazil, 1.3%, 0.91% and 0.82% respectively. Realization of the present value adjustment is recognized as an offsetting item to sales revenue.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

5 Trade accounts receivable (cont.)

Within trade accounts receivable, the diversity of the portfolio significantly reduces overall credit risk. To further mitigate credit risk, parameters have been put in place when credit is provided to customers such as requiring minimum financial ratios, analyzing the operational health of customers, and reviewing references from credit monitoring entities.

The Group does not have any customer that represents more than 10% of its trade receivables or revenues.

Expected credit losses are estimated based on an analysis of the age of the receivable balances and the client’s current situation. The Group writes-off accounts receivables when it becomes apparent, based upon age or customer circumstances, that such amounts will not be collected. The resulting bad debt expense is recognized in the statement of income within “Selling Expenses”. Below are the changes in the allowance for expected credit losses:

Changes in expected credit losses:
	December 31, 2022	December 31, 2021
Initial balance	(82,318)	(79,638)
Additions	(9,230)	(12,189)
Write-offs	10,351	8,541
Exchange rate variation	(1,439)	968
Closing balance	(82,636)	(82,318)

6 Inventories

Inventories are stated at the lower of the average cost of acquisition or production and their net realizable value. In the case of finished products and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity, such as purchased raw materials, livestock purchase costs, livestock grow out costs (primarily feed, livestock grower pay and catch and haul costs), labor, manufacturing and production overheads. Biological assets are reclassified to work in progress inventory at the time of slaughter based on their carrying amounts, which is historical cost as described in accounting policies in Note 7 — Biological assets.

	December 31, 2022	December 31, 2021	January 1, 2021
Finished products	3,296,410	3,023,363	2,086,711
Work in process	523,293	363,935	283,771
Raw materials	932,317	627,631	526,142
Supplies	641,562	739,277	487,590
	5,393,582	4,756,206	3,384,214

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

6 Inventories (cont.)

The changes in the net realizable value inventory adjustments provision, which are recognized in the income statement under “Cost of sales”, are presented below:

	December 31, 2022	December 31, 2021
Initial balance	(44,555)	(35,101)
Additions	(57,803)	(43,066)
Write-offs	44,639	32,789
Exchange rate variation	(1,806)	823
Closing balance	(59,525)	(44,555)

7 Biological assets

The Group’s live animals consist of chickens, cattle, hogs and fish and are segregated into consumables and bearer assets. The animals classified as consumables are those intended for slaughtering to produce in-natural meat or processed and by-products. Until they reach the appropriate weight for slaughtering, they are classified as immature. The slaughtering and production processes occur in a very short period of time and, as a consequence, only live animals transferred to slaughter are classified as mature. The animals designated as bearer assets (breeder chickens, hogs, fish), are those which are intended to produce other biological assets. Until they reach the age of reproduction they are classified as immature and when they are able to start the reproductive cycle are classified as mature.

Biological assets (live animals) are measured at their fair value, using the cost approach technique to live animals. In determining the fair value of live animals, all losses inherent to the breeding process are already considered. For assets kept for production the cost is amortized over time, considering the reduction already recognized during its life cycle.

Forests are eucalyptus plantations used for sanitary barriers and when they reach maturity, the wood from felled trees is used in the production process. The Group measures forests using discounted cash flows since there is no active market to obtain enough market participant comparisons to apply the market approach.

The measurement of the fair value of biological assets falls within Level 3 of the measurement hierarchy at fair value due to complex market prices, mathematical models, and subjective assumptions used in the discounted cash flow models. These are assets with unobservable inputs such as weight, price of feed inputs, storage costs, medicines, discount rate, wood age, among others. Fair value for live animals might change due to increase or decrease in feed costs, storage costs and outgrowers costs; for forests, the fair value might change due to increase or decrease in discount rate, price of wood or age.

Chicken and eggs:

Current (consumable) — are broiler chickens that will be slaughtered upon maturity. Broiler chickens remain in development for a period of 30 to 48 days to produce fresh meat and/or commercialized products. Eggs are kept in hatcheries from 21 to 25 days.

Non-current (bearer assets) — are breeder chickens that are set aside for breeding and have an estimated useful life of 68 weeks (476 days). The animals in this category are segregated between mature, when they are in the breeding stage and immature when they are under development. The costs associated to breeder chickens are

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

7 Biological assets (cont.)

accumulated up to the production stage (immature) and amortized over their productive lives based on an estimate of their capacity to produce eggs (mature). Amortization of the mature hen is included under the caption “Cost of sales” in the statement of income.

Cattle:

Current (consumable) — are owned cattle in feedlots and grass-fed cattle which remains under development for 90 to 120 days.

Non-current (bearer assets) — are breeder bulls that are set aside for breeding and have an estimated useful life of 5 years (1,825 days). The costs associated to breeder bulls are accumulated up to the production stage (immature) and amortized over their productive lives based on an estimate of their capacity to produce new assets (cattle). Amortization of mature bulls is included under the caption “Cost of sales” in the statement of income.

Hogs:

Current (consumable) — are hogs that will be slaughtered upon maturity. Hogs remain in development for a period of 170 to 175 days to produce fresh meat and/or industrialized products.

Non-current (bearer assets) — are hogs that are set aside for breeding which have an estimated useful life of 27 months (810 days). The costs associated with breeder hogs are accumulated up to the production stage and amortized over their productive lives based on an estimate of their capacity to produce new assets (hogs). Amortization of breeder hogs is included under the caption “Cost of sales” in the statement of income.

Fish and eggs:

Current (consumable) — Refers to live finfish weighing more than approximately 1kg that are destined for slaughter after the maturation period. Finfish at this stage are measured at fair value less cost to sell.

Non-current (developing stage) — Refers to eggs, juveniles, smolt and live finfish below approximately 1kg. The estimated time period for eggs to develop to fish being placed at sea is approximately 24 months. These biological assets are measured at cost.

Non-current (bearer assets) — Refers to breed stock that are set aside for breeding which have an estimated useful life of 36 months (1,095 days). The costs associated with breed stock fish are accumulated up to the production stage and amortized over their productive lives based on an estimate of their capacity to produce new assets. Amortization of breed stock fish is included under the caption “Cost of goods sold” in the statement of income.

Current biological assets (consumable):	December 31, 2022		December 31, 2021		January 1, 2021
	Amount	Quantity (thousands)	Amount	Quantity (thousands)	Amount	Quantity (thousands)
Chicken and eggs	737,911	615,040	593,780	562,314	498,574	550,430
Cattle	59,356	60	55,352	57	62,414	72
Hogs	859,905	7,922	502,771	5,939	423,003	7,338
Lamb	737	6	3,946	22	426	3
Fish biomass kg	203,197	25,256	171,826	25,407	—	—
Total current	1,861,106		1,327,675		984,417

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

7 Biological assets (cont.)

Non-current biological assets (bearer assets and developing stage):	December 31, 2022		December 31, 2021		January 1, 2021
	Amount	Quantity (thousands)	Amount	Quantity (thousands)	Amount	Quantity (thousands)
Mature chickens (breeding stage)	173,416	24,598	138,796	23,716	133,604	22,482
Immature chickens (in development) and eggs	182,498	21,241	160,411	19,322	132,203	17,709
Cattle	1,759	1	1,226	—	931	—
Hogs	128,634	716	83,445	561	73,448	521
Mature fish biomass (kg)	2,110	93	1,768	101	—	—
Immature fish biomass (kg)	11,570	382	14,715	433	—	—
Eucalyptus Forests(*)	1,971	17	1,936	2,232	2,063	2,187
Total non-current	501,958		402,297		342,249
Total of biological assets:	2,363,064		1,729,972		1,326,666

____________

(*)      Expressed in hectares.

Changes in biological assets:	Current		Non-current
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Initial balance	1,327,675	984,417	402,297	342,249
Acquired in business combination (Note 3)	171,362	162,064	38,020	12,311
Increase by reproduction (born) and cost to reach maturity	12,225,934	10,069,305	790,192	592,871
Reduction for slaughter, sale or consumption	(12,545,787)	(10,428,491)	(82,344)	(52,846)
Purchases	536,267	431,500	164,921	162,930
Decrease by death	(81,952)	(33,141)	(14,886)	(9,707)
Fair value adjustments	36,102	(35,455)	4	71
Reclassification from non-current to current	292,149	211,186	(292,149)	(211,186)
Exchange rate variation	(100,644)	(33,710)	602	(7,900)
Changes in fair value (including amortization of breeders)	—	—	(504,699)	(426,496)
Closing balance	1,861,106	1,327,675	501,958	402,297

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

8 Recoverable taxes

Recoverable taxes as of December 31, 2022 and 2021 and January 1, 2021 was comprised of the following:

	December 31, 2022	December 31, 2021	January 1, 2021
Value-added tax on sales and services – ICMS/ IVA / VAT / GST	1,006,814	783,160	678,173
Social contribution on billings – PIS and COFINS	527,607	449,284	559,255
Withholding income tax – IRRF/IRPJ	1,199,323	710,214	867,331
Excise tax – IPI	24,478	29,737	57,681
Reintegra	9,551	8,435	9,248
Other	10,558	7,454	21,317
	2,778,331	1,988,284	2,193,005

Current	1,021,701	574,307	548,405
Non-current	1,756,630	1,413,977	1,644,600
	2,778,331	1,988,284	2,193,005

Value-added tax on sales and services (ICMS/ IVA / VAT / GST):    Refers to excess credits derived from purchases of raw materials, packaging and other materials over tax charges due on domestic sales, since exports are exempt. Since these credits do not expire, the Company expects to recover the total amount of the tax credit, including Brazilian ICMS credits from other states (based on the difference between the statutory rate of tax and the effective rate for ICMS collection in the state of origin) either through offsetting tax charges on domestic sales or through purchases of fixed assets, packaging, electricity, and other vendors.

Social contribution on billings — PIS and COFINS:    Refers value added taxes (non-cumulative PIS and COFINS credits) arising from purchases of raw materials, packaging and other materials used in products sold in markets outside of Brazil. Such credits do not expire and can be offset against other federal taxes, such as income taxes, or used to settle, administrative or judicial proceedings. The Company started to offset the PIS and COFINS credits generated, starting in August 2018 with social security debts.

Withholding income tax — IRRF/IRPJ:    Refers mainly to income tax paid from foreign subsidiaries, Brazilian withholding income tax levied on short-term investments and income tax and social contribution prepayments paid by estimate. As of December 31, 2022 the amount of US$730,069 (US$516,672 as of December 31,2021 and US$652,881 as of January 1, 2021) relates to advances of income taxes in foreign jurisdictions, which do not expire.

Excise tax — IPI:    Refers to value added taxes incurred upon the production of goods in Brazil. The rates may differ according to the type of product, volume or selling price. These credits do not expire and can be used to pay other federal taxes or reimbursed in cash.

Reintegration of the Special Tax Values — Reintegra:    Refers to tax incentives for exports which can be fully or partially reimbursed in cash. Tax credit amounts are calculated by multiplying the statutory rate by gross revenue from the export of certain commercial products. These credits do not expire and can be offset against other federal taxes, such as income taxes, or reimbursed in cash.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

9 Related party transactions

The main balances and transactions between related parties are presented and described below. Cost recharges include borrowing costs, interest and management fees, when applicable. Information on the Group’s structure is provided in Note 1.1 — Reporting entity.

Related party receivables

	December 31, 2022	December 31, 2021	January 1, 2021
J&F Oklahoma Holdings Inc(1)	76,665	74,850	71,565
J&F Participações S.A.(2)	104,101	—	—
Flora Produtos de Higiene e Limpeza S.A.	1,502	—	—
JBS Foods Ontario, Inc.	—	—	1,947
	182,268	74,850	73,512

____________

(1)      In December 2019, the Company assumed receivables previously held by its indirect subsidiary Moyer Distribution with J&F Oklahoma arising from a credit line granted due to cattle purchase operations in the USA.

(2)      Refers to the leniency expenses refund, described in footnote 1, item 1.2 — Plea bargain agreement, Leniency agreement.

Other financial transactions in the Group

The Company entered into an assignment agreement with Banco Original S.A, direct subsidiary of the parent company J&F, pursuant to which Banco Original S.A. acquires trade accounts receivables of certain or our customers in Brazil and abroad. The assignments are at face value of the receivable less the discount applied by Banco Original through a transfer without recourse to Banco Original S.A. of all of the associated risks and benefits of such trade accounts receivables. For the year ended December 31, 2022, the Company incurred in a loss from the sale of the receivables of US$72,635 (US$35,610 and US$22,240 for the years ended December 31, 2021 and 2020, respectively), recognized as financial expenses.

As of December 31, 2022, the Company held investments with Banco Original, of US$408,817 (US$328,756 as of December 31, 2021 and US$288,275 as of January 1, 2021), recognized as cash and cash equivalents. The cash investments and cash equivalents have similar rates of return as CDIs (Certificado de Depósito Interbancário). For the year ended December 31, 2022, the Company earned interest from these investments of US$1,448 (US$1,083 and US$816 for the years ended December 31, 2021 and 2020, respectively), recognized as financial income.

The Group is the sponsor of Institute Germinare, a youth-directed business school, whose goal is to educate future leaders by offering free, high-quality education. During the year ended December 31, 2022, the Company made donations of US$34,625 (US$18,764 and US$4,475 for the years ended December 31, 2021 and 2020, respectively), respectively, recognized as general and administrative expenses.

JBJ Agropecuária Ltda., or JBJ, a related party, supplies cattle to JBS S.A.’s slaughterhouses. Transactions with JBJ are recurrent and conducted in the normal course of JBS S.A.’s business, in accordance with its needs and JBJ’s capacity to deliver cattle. JBJ shared transportation services from the Group. The value of the transactions varies in accordance with the number of animals processed and pursuant to market conditions. As of December 31, 2022, the total amounts of accounts receivable and accounts payable were US$558 (US$370 as of December 31, 2021 and US$280 as of January 1, 2021) and US$7,735 (US$459 as of December 31, 2021 and US$2,665 as of January 1, 2021), respectively. For the year ended December 31, 2022, the total net revenue to JBJ was US$12,844 (US$3,090 and

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

9 Related party transactions (cont.)

US$2,555 for the years ended December 31, 2021 and 2020, respectively) and the total amount of purchases made by JBJ from the Group for the year ended December 31, 2022 was US$658,638 (US$175,250 and US$99,976 for the years ended December 31, 2021 and 2020, respectively).

We have a livestock purchase agreement for future delivery with certain suppliers, including JBJ. As of December 31, 2022, the balance of this transaction was US$85,478 (US$30,051 as of December 31, 2021 and US$19,5351 as of January 1, 2021).

Flora Produtos de Higiene e Limpeza S.A., or Flora, is controlled by J&F. Flora purchases products (beef tallow, palm oil, babassu oil and cans) from JBS S.A. and manufactures soaps. As of December 31, 2022, the total amounts from accounts receivable and accounts payable were US$6,585 (US$6,175 as of December 31, 2021 and US$5,193 as of January 1, 2021) and nil (US$125 as of December 31, 2021 and nil as of January 1, 2021), respectively. For the year ended December 31, 2022, the total net revenue to Flora was US$159,095 (US$49,880 and US$43,777 for the years ended December 31, 2021 and 2020, respectively) and the total amount of purchases made by Flora for the year ended December 31, 2022 was US$2,631 (US$126 and US$83 for the years ended December 31, 2021 and 2020, respectively).

The Company has commitments to purchase cattle for future delivery signed with certain suppliers, including the related party JBJ, guaranteeing the acquisition of cattle for a fixed price, or to be fixed, with no cash effect on the Company until the cattle are delivered. Based on these future delivery contracts. As of December 31, 2022, the Company has these commitments agreements in the amount of US$85,478 (US$42,478 and US$24,655 as of December 31, 2021 and January 1, 2021).

No expense for doubtful accounts or bad debts relating to related-party transactions were recorded during the years ended December 31, 2022, 2021 and 2020.

Remuneration of key management

The Company’s key management is comprised of its executive officers and members of the Board of Directors. The aggregate amount of compensation received by the Company’s key management during the years ended December 31, 2022, 2021 and 2020 was:

	2022	2021	2020
Salaries and wages	7,678	6,191	5,555
Variable cash compensation	18,727	10,395	9,982
Share-based payments	6,863	10,275	2,754
	33,268	26,861	18,291

The Chief Executive Officer, the Administrative and Control Officer, the Chief Financial Officer and the Executive Officers are employed under the Brazilian employment contract regime referred to as CLT (Consolidation of Labor Laws), which sets legal prerogatives for employee benefits.

Except for those described above, the Board of Directors members are not party to any employment contract or any other contracts for additional employee benefits such as post-employment benefits, other long-term benefits or termination benefits that do not conform to Brazilian Labor Law.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

10 Income taxes

Current taxes

Current tax comprises expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the tax payable or receivable in respect of previous years. The amount of current tax payable or receivable is the best estimate of the tax amount expected to be paid or received that reflects uncertainty related to income taxes, if any.

The current income tax charge is calculated using enacted or substantively enacted tax rates at the end of the reporting period in the countries where the Company’s subsidiaries operate and generate taxable income. Management periodically evaluates positions taken in which applicable tax regulation is subject to interpretation and recognizes an accrual, if needed, for probable payments of income tax.

The results obtained from foreign subsidiaries are subject to taxation by the countries where they are based, according to applicable rates and legislation (profits taxed by-foreign jurisdictions included in the reconciliation of income tax and social contribution expense). The Group analyzes the results of each subsidiary for the application of its income tax legislation, in order to respect the treaties signed by Brazil and avoid double taxation.

Management analyzed relevant tax decisions of higher courts and whether they conflict in any way with the positions adopted by the Group. Regarding the known uncertain tax positions, management reviewed the corresponding legal opinions and jurisprudence and recognized an accrual for such matters. Periodically, the Group assesses the tax positions assumed in which there are uncertainties about the adopted tax treatment and, if needed and applicable, recognizes a provision.

Deferred taxes

Deferred income tax is recognized using the asset and liability method, for temporary differences arising between the tax basis of assets and liabilities and their carrying amounts in the consolidated financial statements. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill. Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the end of the reporting period and are expected to apply when the related deferred income tax asset is realized or the deferred income tax liability is settled.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent that it is probable that future taxable profits will be available against which they can be used. Future taxable profits are determined based on business plans for individual subsidiaries in the Group. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be utilized. Such reductions are reversed when the probability of future taxable profits improves. Deferred tax asset over goodwill amortization only will be recognized if there is goodwill tax amortization in the tax calculation.

Deferred tax assets and liabilities are presented net in the statement of financial position when there is a legally enforceable right to offset current tax assets against liabilities and when they are related to income taxes levied by the same taxation authority on the same taxable entity or different taxable entities where there is an intention to settle the balances on a net basis.

Foreign subsidiaries’ income before taxes, except for the foreign exchange, is taxed in Brazil at the statutory nominal rate of 34%. Income tax paid by a foreign subsidiary can be deducted up to the amount of tax payable in Brazil in relation to the foreign income.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

10 Income taxes (cont.)

The Group’s tax calculations relate to uncertainties due to judgment used to calculate tax liabilities in the application of complex and evolving tax regulations across the tax jurisdictions where it operates. Additionally, judgment is required to determine the appropriate tax treatment for certain significant transactions and restructurings in the Group. The Group analysis of unrecognized deferred tax assets contains uncertainties based on judgment used to apply the more likely than not recognition and measurement thresholds.

Changes in tax laws and rates might impact recorded deferred tax assets and liabilities in the future. However, due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the current estimate of the tax liabilities or a change in the effective tax rate in a given financial statement period could be materially impacted. An unfavorable tax settlement would require an outflow of the Group´s cash and generally result in an increase in the effective tax rate in the period of resolution. A favorable tax settlement would generally be recognized as a reduction in the effective tax rate in the period of resolution.

	December 31, 2022	December 31, 2021	January 1, 2021
Deferred income taxes assets	605,880	311,481	306,001
Deferred income taxes liabilities	(1,363,072)	(1,193,204)	(1,190,508)
	(757,192)	(881,723)	(884,507)

Realization of deferred income tax and social contribution

Deferred tax assets arising from temporary differences will be realized as they are settled or realized. The period of settlement or realization of such differences is imprecise and is linked to several factors that are not under the control of the Group.

In estimating the realization of deferred tax assets, constituted on tax losses and negative basis of social contribution, the Group considers its adjusted budget and strategic plan, based on estimates of the main tax additions and exclusions. Based on this estimate, the Group believes that it is probable that these deferred tax credits will be realized, as shown below:

December 31, 2022
2023	(33,260)
2024	(49,441)
2025	(59,584)
2026	(85,155)
2027	(61,520)
2028	(125,202)
Maturities thereafter	(235,002)
(649,164)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

10 Income taxes (cont.)

a.      Deferred income tax and social contribution

a1.    Unrecognized tax benefit

The Company’s unrecognized tax benefits as of December 31, 2022 were US$599,687 (US$706,337 at December 31, 2021 and US$641,530 at December 31, 2020), respectively. These net operating losses were generated primarily in Brazil, Luxembourg, Australia and United States. The use of tax losses are limited to 10 to 20 years, except in Brazil as the use of the tax losses does not expire.

a2.    Composition of deferred tax income and social contribution

	Balance at January 1, 2022	Statement of income	Exchange rate variation	Other Adjustments(1)	Balance at December 31, 2022
Tax losses and negative basis of social contribution	431,501	200,298	16,863	502	649,164
Expected credit losses on trade accounts receivable	26,259	3,903	1,410	—	31,572
Provisions for contingencies	97,506	(9,963)	6,610	—	94,153
Present value adjustment	8,165	2,625	536	—	11,326
Tax credits	13,438	(225)	36	(53)	13,196
Biological assets	7,815	—	(7,815)	—	—
Labor accident accruals	39,203	(33,065)	1	—	6,139
Pension plan	21,677	(5,487)	17	(5,722)	10,485
Trade accounts payable accrual	257,023	17,101	10,111	—	284,235
Non-deductible interest	5,894	70,669	—	—	76,563
Right of use assets	6,072	16,077	434	—	22,583
Other temporary differences – assets	53,439	85,724	1,720	255	141,120
Goodwill amortization	(705,645)	(36,002)	(44,311)	—	(785,958)
Present value adjustment – Trade accounts payable	(6,015)	(1,716)	(374)	—	(8,105)
Business combinations	(473,415)	43,905	(5,335)	(6,583)	(441,428)
Customer return accruals	(33,416)	33,416	—	—	—
Inventory valuation	23,596	(133,299)	—	—	(109,703)
Hedge operations	(27,002)	20,698	620	13,893	8,209
Realization of other reserves	(106,120)	3,156	(7,415)	—	(110,379)
Accelerated depreciation and amortization	(492,570)	(93,828)	(441)	—	(586,839)
Other temporary differences – liabilities	(29,128)	(78,679)	45,756	(1,474)	(63,525)
Deferred taxes, net	(881,723)	105,308	18,405	818	(757,192)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

10 Income taxes (cont.)

	Balance at January 1, 2021	Statement of income	Exchange rate variation	Other adjustments(1)	Balance at December 31, 2021
Tax losses and negative basis of social contribution	361,006	90,950	(20,455)	—	431,501
Expected credit losses on trade accounts receivable	21,418	6,424	(1,583)	—	26,259
Provisions for contingencies	96,790	7,555	(6,839)	—	97,506
Present value adjustment	5,680	2,529	(44)	—	8,165
Tax credits	9,817	3,603	—	18	13,438
Biological assets	11,511	(3,695)	(1)	—	7,815
Labor accident accruals	40,262	(1,058)	(1)	—	39,203
Pension plan	33,686	(2,673)	(12)	(9,324)	21,677
Trade accounts payable accrual	181,471	75,552	—	—	257,023
Share-based payments	253	(246)	(7)	—	—
Non-deductible interest	481	5,411	2	—	5,894
Right of use assets	7,809	(1,391)	(346)	—	6,072
Other temporary differences – assets	98,252	(40,107)	(4,707)	—	53,439
Goodwill amortization	(697,073)	(52,388)	43,816	—	(705,645)
Present value adjustment – Trade accounts payable	304	(6,497)	178	—	(6,015)
Business combinations	(323,680)	18,301	9,158	(177,194)	(473,415)
Customer return accruals	(32,679)	(737)	—	—	(33,416)
Inventory valuation	(97,093)	120,673	1	15	23,596
Hedge operations	279	(16,565)	3,895	(14,611)	(27,002)
Realization of other reserves	(116,908)	2,846	7,942	—	(106,120)
Accelerated depreciation and amortization	(417,396)	(75,196)	22	—	(492,570)
Other temporary differences – liabilities	(68,697)	25,222	14,523	(175)	(29,127)
Deferred taxes, net	(884,507)	158,513	45,541	(201,270)	(881,723)

____________

(1)      Changes in deferred tax balance sheet accounts that do not directly impact profit & loss accounts. These changes refer mainly to deferred taxes on cash flow hedge operations and actuarial expenses recognized in equity, carried out by the subsidiary Seara Alimentos and impacts related to the acquisitions of the meat and meals businesses of King’s in Italy, Rivalea and Huon in Australia, PFM Consumer Foods in the United Kingdom and Ireland, and of Vivera in Europe.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

10 Income taxes (cont.)

b.      Reconciliation of income tax and social contribution expense:

	2022	2021	2020
Profit before taxes (PBT)	3,553,493	5,062,768	1,270,369
Brazilian statutory corporate tax rate	(34)%	(34)%	(34)%
Expected tax expense	(1,208,188)	(1,721,341)	(431,925)

Adjustments to reconcile taxable income:
Share of profit of equity-accounted investees	4,013	5,840	3,548
Non-taxable tax benefits(1)	447,843	165,051	110,162
Difference of tax rates on taxable income from foreign subsidiaries	317,989	509,139	293,878
Transfer pricing adjustments	(34,145)	(5,782)	(3,113)
Profits taxed by-foreign jurisdictions(3)	(266,049)	(241,922)	(205,799)
Deferred income tax not recognized	94,238	(155,877)	(467,678)
Non-taxable interest – Foreign subsidiaries	129,703	108,072	103,459
Administrative fines and penalties	—	—	(16,917)
”Fazer o Bem Faz Bem” program and JBS Fund For The Amazon	(114)	(2,572)	(37,142)
SELIC interest on tax credits(2)	5,127	51,650	—
J&F Leniency expenses refund(4)	35,138	—	—
Other permanent differences	64,487	43,612	16,818
Current and deferred income tax expense	(409,956)	(1,244,130)	(634,709)

Current income tax	(515,264)	(1,402,643)	(444,804)
Deferred income tax	105,308	158,513	(189,905)
	(409,956)	(1,244,130)	(634,709)
Effective income tax rate	(11.54)%	(24.57)%	(49.96)%

____________

(1)      Government grants by State governments are mainly presumed and/or granted ICMS (Value-added tax on sales and services) credits which are granted as an encouragement to implement or expand economic enterprises. In other jurisdictions, the Company recognizes government grants for energy and training expenses. Conditions to allow for the recognition of government grants and deductibility of related expenses were met in the years ended December 31, 2022, 2021 and 2020. This is recognized under the caption “Sales deductions — Sales taxes” in the consolidated income statements.

(2)      Recognition of the income tax exemption on interest income on tax credits, due to a ruling of the STF (Federal Court of Justice), on September 23, 2021.

(3)      According to Law No. 12,973/14, the income from foreign subsidiaries must be taxed at the Brazilian statutory tax rate of 34%, and the income tax paid abroad by these subsidiaries may be used to compensate income taxes to be paid in Brazil.

(4)      Refers to the leniency expenses refund, described in footnote 1, item 1.2 — Plea bargain agreement, Leniency agreement.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

11 Property, plant and equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation and impairment losses. Historical cost includes expenditures that are directly attributable to the purchase of the items and the costs attributable to bringing the asset to its working condition for its intended use. When parts of an item of property, plant and equipment have different useful lives, those components are accounted for as separate items of property, plant and equipment.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with these costs will flow to the Group and they can be measured reliably. The carrying amount of the replaced items or parts are derecognized. All other repairs and maintenance costs are charged to the statement of income in the period in which they are incurred.

Depreciation is recognized using the straight-line method over the estimated useful lives of the assets. Assets are depreciated to their residual values. Land and construction in progress is not depreciated.

The Company assesses the recoverability of long-lived assets whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. When future undiscounted cash flows of assets are estimated to be insufficient to recover their related carrying value, the Company compares the asset’s estimated future cash flows, discounted to present value using a risk-adjusted discount rate, to its current carrying value and records a provision for impairment as appropriate.

The assets’ residual values and useful lives are reviewed and adjusted, if needed, at the end of each reporting period and the effect of any change in estimates is accounted for prospectively.

At each reporting date, management assesses whether there is an indication that an asset may be impaired. In that case, the estimated recoverable amount will be measured to determine if the asset is impaired. Assets and liabilities are grouped into CGU’s (Cash generating units) for impairment testing purposes. When an asset’s or CGU’s carrying amount it is higher than its estimated recoverable amount, it is written down immediately to the recoverable amount. The recoverable amount is the higher amount of the estimate of the assets’ fair value less cost to sell and value in use. For the year ended December 31, 2022, the Group recognized an amount of US$3,559 of impairment expense, recognized as general and administrative expenses. For the year ended December 31, 2021 and as of January 1, 2021 there were no indicative of impairment.

Gains and losses on disposals are determined by comparing the disposal proceeds with the carrying amount and are recognized within the statement of income.

The Company’s construction in progress relates to investments for expansion, modernization and adaptation of plants for the purposes of increasing productivity and obtaining new certifications required by the regulatory authorities. When these assets are completed and placed in service, they are transferred to property, plant and equipment and depreciation commences.

During the year ended at 2022, the Group entered into several purchase commitments for machinery and equipment, vehicles and construction in progress in the amount of US$643,962 (US$430,000 as of December 31, 2021 and US$320,000 as of December 31, 2020).

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

11 Property, plant and equipment (cont.)

				Net amount
	Useful life	Cost	Accumulated depreciation	December 31, 2022	December 31, 2021	January 1, 2021
Buildings	5 to 60 years	5,689,483	(1,909,520)	3,779,963	3,500,837	3,298,443
Land	—	1,056,590	—	1,056,590	944,922	933,072
Machinery and equipment	3 to 30 years	8,471,601	(4,638,775)	3,832,826	3,569,854	3,222,626
Facilities	10 to 30 years	919,974	(344,684)	575,290	487,028	448,944
Computer equipment	2 to 15 years	361,932	(245,669)	116,263	121,960	99,987
Vehicles (land and air)	3 to 35 years	350,003	(135,106)	214,898	180,960	122,597
Construction in progress	—	2,124,483	—	2,124,483	1,218,888	792,178
Others	2 to 25 years	534,772	(319,721)	215,050	183,840	159,742
		19,508,838	(7,593,475)	11,915,363	10,208,289	9,077,589

Changes in property, plant and equipment

For the year ended December 31, 2022, the amount of capitalized interest added to construction in progress and included in additions was US$70,788 (US$36,998 and US$24,147 for the years ended December 31, 2021 and 2020, respectively). For the year ended December 31, 2022, the capitalization rate used was 7.05% p.a., in Brazil and 3.70% p.a. in the United States (4.21% p.a., in Brazil and 3.88% p.a. in the United States; and 5.83% p.a., in Brazil and 4.78% p.a. in the United States for the year ended December 31, 2021 and 2020, respectively)

	Balance at January 1, 2022	Acquired in business combinations(2)	Additions net of transfers(1)	Disposals	Depreciation	Exchange rate variation	Balance at December 31, 2022
Buildings	3,500,837	120,218	360,757	(3,900)	(235,102)	37,154	3,779,963
Land	944,922	81,496	25,770	(5,316)	—	9,718	1,056,590
Machinery and equipment	3,569,854	90,936	738,953	(6,308)	(569,888)	9,279	3,832,826
Facilities	487,028	854	86,100	(92)	(32,225)	33,625	575,290
Computer equipment	121,960	705	39,875	(4,299)	(41,298)	(679)	116,263
Vehicles (land and air)	180,960	12,318	61,945	(7,497)	(34,571)	1,743	214,898
Construction in progress	1,218,8888	4,990	892,255	(980)	—	9,330	2,124,483
Other	183,840	6,210	61,123	(1,557)	(34,968)	400	215,050
	10,208,289	317,727	2,266,778	(29,949)	(948,052)	100,570	11,915,363
	Balance at January 1, 2021	Acquired in business combinations(2)	Additions net of transfers(1)	Disposals	Depreciation	Exchange rate variation	Balance at December 31, 2021
Buildings	3,298,443	137,443	398,731	(13,789)	(204,340)	(115,615)	3,500,837
Land	933,072	24,883	29,937	(3,788)	—	(39,180)	944,922
Machinery and equipment	3,222,626	269,328	690,187	(10,364)	(506,569)	(95,378)	3,569,854
Facilities	448,944	—	97,708	(538)	(27,058)	(32,028)	487,028
Computer equipment	99,987	3,348	60,764	(253)	(40,633)	(1,253)	121,960
Vehicles (land and air)	122,597	53,032	46,105	(8,455)	(26,366)	(5,953)	180,960
Construction in progress	792,178	19,939	442,425	—	—	(35,654)	1,218,8888
Other	159,742	4,461	51,668	(1,323)	(28,429)	(2,280)	183,840
	9,077,589	512,434	1,817,525	(38,510)	(833,395)	(327,354)	10,208,289

____________

(1)      Additions for each category includes transfers from construction in progress during the period.

(2)      Refers to the acquisitions described in note 3 — Business combination .

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

12 Leases

The Group recognizes a right of use asset and a lease liability at the lease commencement date. The right of use asset is initially measured at cost and subsequently, at cost less any accumulated depreciation and impairment and adjusted for certain remeasurement of lease liabilities.

The lease liability is initially measured at the present value of the lease payments that were not paid at the start date, discounted at the interest rate implicit in the lease agreement. When the implicit rate cannot be readily determined, the incremental borrowing rate is used as discount rate.

The Group when measuring and remeasuring its lease liabilities and the right of use, used the discounted cash flow technique without considering projected future inflation in the flows to be discounted. Such technique generates significant distortions in the information provided, given the current reality of long-term interest rates in the Brazilian economic environment.

The nature of the expenses related to these leases is recognized as cost of depreciation of right of use assets. Financial expenses on lease obligations are recognized and demonstrated as interest expense.

The Group uses the optional exemption to not recognize a right of use asset and lease liability for short term (less than 12 months) and low value leases. The average discount rate used for measuring lease liabilities was 7.30% as of December 31, 2022 (7.86% as of December 31, 2021 and January 1, 2021).

12.1 Right of use asset

				Net amount
	Average lease term	Cost	Accumulated amortization	December 31, 2022	December 31, 2021	January 1, 2021
Growing facilities	1 to 13 years	1,183,009	(359,020)	823,989	610,411	489,766
Buildings	2 to 30 years	623,535	(196,539)	426,996	396,209	304,791
Vehicles (land, air and sea)	1 to 20 years	425,315	(223,660)	201,655	220,607	152,437
Machinery and equipment	1 to 10 years	275,261	(170,371)	104,890	124,304	124,034
Operating plants	1 to 11 years	29,202	(10,496)	18,706	20,358	21,169
Land	1 to 30 years	38,041	(18,400)	19,641	19,698	15,840
Computer equipment	1 to 5 years	15,558	(6,342)	9,216	12,007	5,091
Furniture and appliances	1 to 3 years	—	—	—	15	22
		2,589,921	(984,828)	1,605,093	1,403,609	1,113,150

Changes in the right of use asset:

	Balance at January 1, 2022	Acquired in business combinations(1)	Additions	Terminated contracts	Amortization	Exchange rate variation	Balance at December 31, 2022
Growing facilities	610,411	143,298	224,140	(39,393)	(130,460)	15,993	823,989
Buildings	396,209	63	127,081	(4,310)	(63,189)	(28,858)	426,996
Vehicles (land, air and sea)	220,607	585	84,994	(8,486)	(88,730)	(7,315)	201,655
Machinery and equipment	124,304	1,743	37,953	(4,349)	(54,279)	(482)	104,890
Operating plants	20,358	—	6,269	(4,396)	(4,492)	967	18,706
Land	19,698	872	2,761	(14)	(2,754)	(922)	19,641
Computer equipment	12,007	—	3	(52)	(3,482)	740	9,216
Furniture and appliances	15	—	—	(14)	(3)	2	—
	1,403,609	146,561	483,201	(61,014)	(347,389)	(19,875)	1,605,093

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

12 Leases (cont.)

	Balance at January 1, 2021	Acquired in business combinations(1)	Additions	Terminated contracts	Amortization	Exchange rate variation	Balance at December 31, 2021
Growing facilities	489,766	—	323,387	(94,040)	(99,139)	(9,563)	610,411
Buildings	304,791	43,273	135,572	(11,002)	(59,402)	(17,023)	396,209
Vehicles (land, air and sea)	152,437	74,399	82,392	(7,895)	(78,514)	(2,212)	220,607
Machinery and equipment	124,034	390	59,438	(2,376)	(55,944)	(1,238)	124,304
Operating plants	21,169	899	4,359	(797)	(3,655)	(1,617)	20,358
Land	15,840	5,066	324	(16)	(1,812)	296	19,698
Computer equipment	5,091	—	21,910	(9)	(7,369)	(7,616)	12,007
Furniture and appliances	22	—	4	—	(8)	(3)	15
	1,113,150	124,027	627,386	(116,135)	(305,843)	(38,976)	1,403,609

____________

(1)      Refers to the acquisitions described in note 3 — Business combinations.

12.2 Lease liabilities

	December 31, 2022	December 31, 2021	January 1, 2021
Undiscounted lease payments	2,089,765	1,825,879	1,444,442
Present value adjustment	(367,932)	(319,836)	(269,756)
	1,721,833	1,506,043	1,174,686
Breakdown:
Current liabilities	342,747	291,352	248,826
Non-current liabilities	1,379,086	1,214,691	925,860
	1,721,833	1,506,043	1,174,686

Changes in the lease liability:

	Balance at January 1, 2022	Acquired in business combinations(1)	Additions	Interest accrual	Payments	Terminated contracts	Exchange rate variation	Balance at December 31, 2022
Lease liability	1,506,043	146,446	489,251	82,403	(434,488)	(61,302)	(6,520)	1,721,833
	Balance at January 1, 2021	Acquired in business combinations(1)	Additions	Interest accrual	Payments	Terminated contracts	Exchange rate variation	Balance at December 31, 2021
Lease liability	1,174,686	147,645	634,868	64,593	(359,893)	(116,329)	(39,527)	1,506,043

____________

(1)      Refers to the acquisitions described in note 3 — Business combinations.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

12 Leases (cont.)

The non-current portion of the lease liability schedule is as follows:

December 31, 2022
2024	275,084
2025	225,455
2026	172,705
2027	140,548
2028	79,221
Maturities after 2028	772,685
Total Future Minimum Lease Payments	1,665,698
Less: Imputed Interest	(286,612)
Present Value of Lease Liabilities	1,379,086

13 Intangible assets

Intangible assets are carried at acquisition cost, net of accumulated amortization and impairment, if applicable. Intangible assets are recognized when it is expected that the assets will generate future economic benefits, taking into consideration the intangible assets’ economic and technological viability. Intangible assets are primarily comprised of trademarks, customer relationships, water and mineral rights, supplier contracts, software and others.

Intangible assets with finite useful lives are amortized over the period of effective use using the straight-line method or a method that reflects the economic benefits of the asset. Intangible assets that are subject to amortization are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized when the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher amount of an asset’s fair value less costs to sell and its value in use. For the years ended December 31, 2022 and 2021 and as of January 1, 2021 there were no indicative of impairment.

The carrying value of indefinite-lived intangible assets, which refers to trademarks and water rights, are tested at least annually for impairment or more frequently if events or changes in circumstances indicate that the assets may be impaired. If impairment exists, a loss is recognized to write down the indefinite-lived assets to their recoverable amount.

Certain trademarks have indefinite lives due to verifiable history, the nature of the assets and expected use of the asset by the Group. These acquired trademarks have no legal, regulatory or contractual limits on their use, do not depend on the useful life of any asset or group of assets as they existed independently for a substantial time prior to the acquisitions, and they are not related to sectors subject to technological obsolescence or other forms of deterioration in value.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

13 Intangible assets (cont.)

Intangible assets acquired in a business combination are recognized at fair value based on valuation methodologies and techniques that often involve the use of a third-party valuation firm’s expertise to assist with the estimates of discounted cash flows. Intangible assets are composed as follows:

		Net amount
	Useful life	December 31, 2022	December 31, 2021	January 1, 2021
Trademarks	Indefinite	1,050,106	1,107,993	868,615
Trademarks	2 to 20 years	315,912	335,452	73,241
Software	2 to 15 years	21,079	16,609	13,961
Water rights	Indefinite	11,347	11,595	11,775
Customer relationships	3 to 20 years	549,705	645,509	499,757
Supplier contracts	7 to 17 years	30,509	32,967	35,933
Other	2 to 17 years	833	1,001	833
		1,979,491	2,151,126	1,504,115

Changes in intangible assets:

	Balance at January 1, 2022	Acquired in business combination(1)	Additions	Disposals	Amortization	Exchange rate variation	Balance at December 31, 2022
Amortizing:
Trademarks	335,452	21,138	6	—	(22,230)	(18,454)	315,912
Software	16,609	57	8,081	—	(4,503)	835	21,079
Customer relationships	645,509	2,804	—	1,099	(76,529)	(23,178)	549,705
Supplier contracts	32,967	—	—	—	(3,773)	1,315	30,509
Others	1,001	556	38	—	(746)	(16)	833
Non-amortizing:
Trademarks	1,107,993	3,793	331	834	—	(62,845)	1,050,106
Water rights	11,595	—	—	—	—	(248)	11,347
	2,151,126	28,348	8,456	1,933	(107,781)	(102,591)	1,979,491
	Balance at January 1, 2021	Acquired in business combination(1)	Additions	Disposals	Amortization	Exchange rate variation	Balance at December 31, 2021
Amortizing:
Trademarks	73,241	286,576	—	—	(19,258)	(5,107)	335,452
Software	13,961	6	6,160	(19)	(4,212)	713	16,609
Customer relationships	499,757	251,262	—	—	(79,830)	(25,680)	645,509
Supplier contracts	35,933	—	2,077	—	(3,646)	(1,397)	32,967
Others	833	724	—	—	(536)	(20)	1,001
Non-amortizing:
Trademarks	868,615	261,637	1,574	—	—	(23,833)	1,107,993
Water rights	11,775	—	—	—	—	(180)	11,595
	1,504,115	800,205	9,811	(19)	(107,482)	(55,504)	2,151,126

____________

(1)      Refers to the acquisitions described in note 3 — Business combinations and business combination adjustments from International Food Company.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

14 Goodwill

Goodwill represents the positive difference between consideration paid to purchase a business and the net fair value of identifiable assets and liabilities of the acquired entity. Goodwill is recognized as an asset and included in “Goodwill” in the Statement of Financial Position. Goodwill is related to an expectation of future earnings of the acquired subsidiary after assets and liabilities are combined with the Group and cost savings resulting from synergies expected to be achieved upon the integration of the acquired business.

Goodwill is an indefinite lived asset and is required to be tested for impairment annually or whenever there is evidence of a decline in fair value. Assets and liabilities are grouped into CGU’s (Cash generating units) for impairment testing purposes. Any impairment loss is recognized immediately in the statement of income and cannot be reversed.

Upon the sale of a business, the goodwill or corresponding portion of goodwill is included in the calculation of profit or loss on disposal.

Changes in goodwill:

	December 31, 2022	December 31, 2021	January 1, 2021
Initial balance	5,835,418	5,558,452	6,077,790
Acquired in business combinations(1)	24,680	510,397	88,471
Impairment loss(2)	(16,358)	—	—
Exchange rate variation	(15,049)	(233,431)	(607,809)
Closing balance	5,828,691	5,835,418	5,558,452

____________

(1)      Refers to the acquisitions described in note 3 — Business Combinations and Randall Parker, International Food Company Seara LLC., Sunnyvaley and Pilgrim’s Food Masters price allocation conclusion.

(2)      Refers to the impairment loss on goodwill recognized by JBS Leather International, which was disclosed as part of the Other CGUs without significant goodwill.

Impairment test of goodwill

At December 31, 2022 and 2021 and January 1, 2021, the Group tested the recoverability of goodwill and the trademarks with indefinite life allocated to each CGU group using the concept of value in use through discounted cash flow models based on the balances at September 30, 2022 and 2021 and 2020. The determination of the value in use involves using assumptions about cash flows, such as rates of revenue growth, costs and expenses, capital expenditures, working capital requirements and discount rates.

Management projects cash flows for a maximum period of 5 years for the CGU groups of Brazil Beef and USA Pork, to better reflect the long cycle of each group when it refers to the useful life of the animals used in production. The terminal value was assigned based on an expected growth rate of perpetuity for the CGU groups. The weighted average rate of the cost of capital (WACC), used as the discount rate, was estimated on a post-tax basis based on the historical industry performance for to each CGU group and external sources of information regarding market risks.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

14 Goodwill (cont.)

For the purposes of impairment testing CGUs have been aggregated into the following groups representing the lowest level within the Group at which the goodwill is monitored for internal management purposes and that have significant amounts of goodwill allocated to them:

CGU Groups	December 31, 2022	December 31, 2021	January 1, 2021
Brazil Beef	1,738,300	1,625,289	1,745,324
Seara	711,821	664,678	711,844
Moy Park	735,403	826,505	835,505
USA Pork	694,534	694,534	694,534
Australia Meat	277,116	298,278	313,662
Australia Smallgoods	306,405	329,800	346,898
Vivera(1)	124,515	132,694	—
PFM(1)	320,667	339,188	—
Others CGUs without significant goodwill	919,930	924,452	910,685
Total	5,828,691	5,835,418	5,558,452

____________

(1)      Vivera and PFM CGU groups were not tested for impairment in the year ended December 31, 2021, since their acquisitions occurred during the year.

i. Brazil Beef

The key assumptions used in the estimation of the value in-use are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and have been based on historical data from external and internal sources.

	2022	2021	January 1, 2021
Discount rate (pretax)	13.2%	12.0%	11.8%
Terminal value growth rate	4.3%	4.2%	4.3%
Estimated growth rate (average for the next 5 years)	6.6%	6.4%	6.9%

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from beef operations in Brazil. Revenue growth was projected considering the availability of livestock, total slaughtering capacity and utilization of production facilities, and price increases/decreases based on estimates of inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials, especially cattle. In addition, it was considered efficiency improvements related to the integration of acquisitions.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the years ended December 31, 2022 and 2021 and as of January 1, 2021, the estimated value in use exceeded the carrying amount of the CGU group.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

14 Goodwill (cont.)

ii. Seara

The key assumptions used in the estimation of the value in-use are set out below:

	2022	2021	January 1, 2021
Discount rate (pretax)	15.2%	13.2%	13.5%
Terminal value growth rate	3.3%	3.1%	3.3%
Estimated growth rate (average for the next 5 years)	13.3%	13.4%	14.0%

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue includes sales from pork, chicken and other products in Brazil. Revenue growth was projected considering the availability of livestock, total slaughtering capacity and utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials. In addition, it was considered efficiency improvements related to the integration of acquisitions.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the years ended December 31, 2022 and 2021 and as of January 1, 2021, the estimated value in use exceeded the carrying amount of the CGU group.

iii. Moy Park

The key assumptions used in the estimation of the value in-use are set out below:

	2022	2021	January 1, 2021
Discount rate (pretax)	8.4%	9.2%	8.7%
Terminal value growth rate	1.0%	2.0%	1.5%
Estimated growth rate (average for the next 5 years)	6.4%	9.5%	2.1%

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from chicken operations in UK and Europe, which consists of Moy Park’s operations. Revenue growth was projected considering the availability of livestock, total slaughtering capacity and utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials. In addition, it was considered efficiency improvements related to the integration of acquisitions.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

14 Goodwill (cont.)

For the years ended December 31, 2022 and 2021 and as of January 1, 2021, the estimated value in-use exceeded the carrying amount of the CGU group.

iv. USA Pork

The key assumptions used in the estimation of the value in-use are set out below:

	2022	2021	January 1, 2021
Discount rate (pretax)	10.7%	12.1%	13.5%
Terminal value growth rate	0.5%	0.5%	0.5%
Estimated growth rate (average for the next 5 years)	0.8%	(1.8)%	(2.4)%

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from pork operations in the U.S. Revenue growth was projected considering the availability of livestock, total slaughtering capacity and utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the years ended December 31, 2022 and 2021 and as of January 1, 2021, the estimated value in use exceeded the carrying amount of the CGU group.

v. Australia Meat

The key assumptions used in the estimation of the value in-use are set out below:

	2022	2021	January 1, 2021
Discount rate (pretax)	9.3%	9.4%	9.7%
Terminal value growth rate	2.0%	2.0%	2.0%
Estimated growth rate (average for the next 5 years)	2.7%	1.9%	1.9%

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from beef operations in Australia. Revenue growth was projected considering the availability of livestock, total slaughtering capacity and utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

14 Goodwill (cont.)

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials. In addition, we considered efficiency improvements related to the integration of the acquisition.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the years ended December 31, 2022 and 2021 and as of January 1, 2021, the estimated value in use exceeded the carrying amount of the CGU group.

vi. Australia Smallgoods

The key assumptions used in the estimation of the value in-use are set out below.

	2022	2021	January 1, 2021
Discount rate (pretax)	9.4%	9.4%	9.6%
Terminal value growth rate	2.0%	2.0%	2.0%
Estimated growth rate (average for the next 5 years)	6.9%	9.0%	8.8%

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from the Smallgoods operations in Australia, consisting of Primo’s operations. Revenue growth was projected considering the availability of livestock, total slaughtering capacity and utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials, primarily hogs. In addition, we considered efficiency improvements related to the integration of the acquisition.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the years ended December 31, 2022 and 2021 and as of January 1, 2021, the estimated value in use exceeded the carrying amount of the CGU group.

vii. Vivera

The key assumptions used in the estimation of the value in-use are set out below.

	2022	2021	January 1, 2021
Discount rate (pretax)	8.7%	—	—
Terminal value growth rate	3.5%	—	—
Estimated growth rate (average for the next 5 years)	—	—	—

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

14 Goodwill (cont.)

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from plant-based protein products to customers. Revenue growth was projected considering the utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the year ended December 31, 2022, the estimated value in use exceeded the carrying amount of the CGU group.

viii. Pilgrim’s Food Masters (PFM)

The key assumptions used in the estimation of the value in-use are set out below.

	2022	2021	January 1, 2021
Discount rate (pretax)	8.3%	—	—
Terminal value growth rate	3.0%	—	—
Estimated growth rate (average for the next 5 years)	6.9%	—	—

Estimated growth rate was projected considering past experiences and forecasts as follows:

•        Revenue of this CGU group includes sales from frozen entrees to customers. Revenue growth was projected considering the utilization of production facilities, and price increases/decreases based on estimated inflation for the domestic market and exchange rate variation for exports.

•        Operating costs and expenses were projected considering the historical performance of the CGU group and price trends of primary raw materials.

•        Capital expenditures were estimated assuming the maintenance of existing infrastructure in order for operations to continue in perpetuity.

For the years ended December 31, 2022, the estimated value in use exceeded the carrying amount of the CGU group.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

15 Trade accounts payable

Trade accounts payable are amounts owed to suppliers in the ordinary course of business. If amounts are due in one year or less, they are classified as current liabilities, otherwise they are classified as non-current liabilities. Accounts payable are recognized initially at their fair value and are subsequently measured at amortized cost using the effective interest method. Accounts payable by major type of supplier is as follows at December 31, 2022, 2021 and as of January 1, 2021:

	December 31, 2022	December 31, 2021	January 1, 2021
Domestic:
Commodities	1,833,012	1,663,490	1,450,346
Materials and services	3,881,686	3,500,804	2,562,177
Finished products	13,773	30,721	26,283
Present value adjustment	(15,078)	(13,245)	(2,934)
	5,713,393	5,181,770	4,035,872

Foreign:
Commodities	36,602	32,774	16,988
Materials and services	192,280	197,747	216,806
Finished products	864	2,493	1,784
	229,746	233,014	235,578
Total trade accounts payable	5,943,139	5,414,784	4,271,449

Supply chain finance(1)
Domestic	574,280	471,858	404,295
Foreign	14,312	9,815	—
Total supply chain finance	588,592	481,673	404,295
Total	6,531,731	5,896,457	4,675,744

____________

(1)      The Company and its indirect subsidiary Seara Alimentos carry out transactions with financial institutions that allow the suppliers to anticipate their receivables in the domestic market.). These transactions do not extend payment terms beyond the normal terms with other suppliers. In addition, this operation did not bring any other cost to the Group and all financial costs of the operation are the responsibility of the suppliers.

The Company has commitments to purchase cattle for future delivery signed with certain suppliers, including the related party JBJ, guaranteeing the acquisition of cattle for a fixed price, or to be fixed, with no cash effect on the Company until the cattle are delivered. Based on these future delivery contracts, JBJ has already advanced this operation with the banks under the supply chain finance method. As of December 31, 2022, the amount of this transaction was US$86,590 , this operation is recognized as supply chain finance.

16 Loans and financings

Loans and financing are initially recognized at fair value upon receipt of the proceeds, net of transaction costs, and subsequently measured at amortized cost. Below is a schedule showing the Groups loans and financing instruments by foreign and local currency. Local currency indicates loans denominated in the functional currency of the borrower. All borrowings denominated in currencies other than the presentation currency (United States dollar) are translated to presentation currency each reporting period. Current amounts include accrued but unpaid interest at period-end. Premiums, discounts and transaction costs are amortized to finance expense using the effective interest method.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Average annual interest rate	Currency	Indexer	Payment terms/non- current debt	Current			Non-current
					December 31, 2022	December 31, 2021	January 1, 2021	December 31, 2022	December 31, 2021	January 1, 2021
Foreign currency
ACC – Advances on exchange contracts	3.95%	USD	—	2023 – 25	416,772	1,027,882	135,446	51,056	201,462	—
Prepayment	5.00%	USD	Libor and SOFR(3)	2023 – 24	397,508	146,624	147,710	378,479	342,180	430,449
Credit note – export	2.68%	USD	—	2022	—	76,613	—	—	—	—
FINIMP – Import Financing	4.47%	USD and EUR	Libor and Euribor	2024 – 25	100,641	71,870	28,952	3,041	8,044	32,249
White Stripe credit facility	6.33%	USD and CAD	—	2022	3,020	3,285	761	—	—	—
Working capital – Dollar	5.93%	USD	Libor	2030	1,735	332	379	2,841	3,138	3,410
CRA – Agribusiness Credit Receivable Certificates	3.53%	USD	—	2027	93	—	—	12,757	—	—
Scott credit facilities	4.97%	USD	—	2023	—	—	347	1,794	1,371	1,242
					919,769	1,326,606	313,595	449,968	556,195	467,350
Local currency
FINAME(1)	5.25%	BRL	—	2023 – 25	885	1,063	1,638	441	1,247	2,463
FINEP(2)	9.00%	BRL	—	2025	890	830	3,490	1,395	2,112	3,145
Prepayment	7.09%	GBP	SOFR(3)	2023	9,543	—	—	—	—	—
Notes 5.75% JBS Lux 2025	5.75%	USD	—	2025	—	—	2,180	—	—	1,047,227
Notes 5.75% PPC 2025	5.75%	USD	—	2025	—	—	16,451	—	—	996,722
Notes 7.0% JBS Lux 2026	7.00%	USD	—	2026	—	—	31,207	—	—	993,484
Notes 5.88% PPC 2027	5.88%	USD	—	2027	11,930	12,068	12,207	842,009	840,347	838,684
Notes 2.50% JBS Lux 2027	2.50%	USD	—	2027	11,181	2,708	—	982,084	980,378	—
Notes 5.75% JBS Lux 2028	5.75%	USD	—	2028	—	19,406	19,221	—	744,447	744,466
Notes 6.75% JBS Lux 2028	6.75%	USD	—	2028	—	22,275	22,444	—	893,275	893,667
Notes 5.13% JBS Lux 2028	5.13%	USD	—	2028	23,703	—	—	883,767	—	—
Notes 6.50% JBS Lux 2029	6.50%	USD	—	2029	1,000	18,200	18,453	77,869	1,400,540	1,402,912
Notes 3.00% JBS Lux 2029	3.00%	USD	—	2029	7,200	—	—	583,499	—	—
Notes 5.50% JBS Lux 2030	5.50%	USD	—	2030	30,747	30,938	31,129	1,238,251	1,239,294	1,240,026
Notes 3.75% JBS Lux 2031	3.75%	USD	—	2031	1,302	1,354	—	494,748	495,657	—
Notes 4.25% PPC 2031	4.25%	USD	—	2031	8,382	8,500	—	982,248	982,623	—
Notes 3.00% JBS Lux 2032	3.00%	USD	—	2032	3,417	2,167	—	977,988	977,595	—
Notes 3.63% JBS Lux 2032	3.63%	USD	—	2032	16,212	20,139	—	982,586	983,036	—
Notes 3.50% PPC 2032	3.50%	USD	—	2032	10,063	10,063	—	890,113	891,308	—
Notes 5.75% JBS Lux 2033	5.75%	USD	—	2033	60,575	—	—	1,997,613	—	—
Notes 4.38% JBS Lux 2052	4.38%	USD	—	2052	15,750	—	—	886,786	—	—
Notes 6.50% JBS Lux 2052	6.50%	USD	—	2052	6,997	—	—	1,526,735	—	—
Term loan JBS Lux 2026	3.25%	USD	Libor	2026	—	22,131	22,209	—	1,819,424	1,834,834
PPC term loan	4.43%	USD	Libor	2026	26,728	25,939	25,487	452,188	477,810	421,180
Working capital – Brazilian Reais	7.79%	BRL	TJLP	2023 – 28	16,415	99	113	647	24,686	26,203
Working capital – Euros	2.28%	EUR	Euribor	2023 – 24	11,665	7,825	12,904	1,903	640	1,040
Credit note – export	15.66%	BRL	CDI	2023 – 24	145,116	372,061	150,895	294,891	147,616	348,801
CDC – Direct credit to consumers	8.08%	BRL	—	2023 – 24	7,723	19,591	14,637	90	6,845	11,735
Rural – Credit note	15.81%	BRL	CDI	2024	800	10,924	7,731	1,118	—	11,496
Rural – Credit note – Prefixed	11.00%	BRL	—	2023	35,460	104,390	151,690	—	—	—
CRA – Agribusiness Credit Receivable Certificates	6.52%	BRL	CDI and IPCA	2023 – 37	163,492	81,663	6,584	1,460,108	901,333	453,148
Scott credit facilities	4.00%	USD, EUR e AUD	—	2023 – 24	13,448	7,628	8,513	40	60	484
Beardstown Pace credit facility	3.50%	USD	—	2035 – 50	7,425	421	225	62,969	22,732	16,456
JBS Australia Feedlot Agreement	7.00%	AUD	—	2023 – 24	258	—	—	33,592	36,157	38,027
Other	3.36%	Several	Several	2023 – 31	8,971	5,996	4,881	17,455	18,487	10,981
					657,278	808,379	564,289	15,673,133	13,887,649	11,337,181
					1,577,047	2,134,985	877,884	16,123,101	14,443,844	11,804,531

____________

(1)      FINAME — Government Agency for Machinery and Equipment Financing

(2)      FINEP — Research and projects financing

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

(3)      The amendments to IFRS for Interest Rate Benchmark Reform are effective for annual periods beginning on or after January 1, 2021. In line with the LIBOR and other Interbank Offered Rates (IBORs) transition project, the Group has been following the evolution of this matter with its partner banks and been discussing how to replace the index in current contracts. The new contracts are negotiated at the Overnight Guaranteed Financing Rate (“SOFR”), and the current contracts remain indexed to LIBOR until the settlement date, without conversion impacts.

Average annual interest rate:    Refers to the weighted average nominal cost of interest at the reporting date. The loans and financings are fixed by a fixed rate or indexed to rates: CDI, TJLP (the Brazilian government’s long-term interest rate), LIBOR, SOFR and EURIBOR, among others.

The availability of revolving credit facilities for JBS USA was US$2.8 billion as of December 31, 2022, US$2.2 billion as of December 31, 2021 and US$2.0 billion January 1 ,2021. In Brazil, the availability of revolving credit facilities was US$400.000.

The non-current portion of the principal payment schedule of loans and financing is as follows:

Maturity	December 31, 2022
2024	649,358
2025	165,687
2026	484,706
2027	1,911,633
2028	1,006,157
Maturities after 2028	11,905,560
16,123,101

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

16.1 Guarantees and contractual restrictions (“covenants”)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
JBS USA Revolving Credit Facility

Borrowers:
JBS USA Lux, S.A.
JBS USA Food Company
JBS USA Finance, Inc.
JBS Australia Pty. Ltd.
JBS Food Canada ULC

Guarantors:
JBS S.A.
JBS USA Holding Lux S.à r.l
JBS Global Luxembourg S.à r.l.
JBS Holding Luxembourg S.à. r.l
JBS Global Meat Holdings Pty. Limited

Usual and customary for investment grade facilities of this type and subject to customary exceptions, but limited to: (i) incurrence of “priority debt”, (ii) liens; (iii) fundamental changes, (iv) sale lease-backs, (v) sales of all or substantially all of the assets of the Borrowers and their subsidiaries, (vi) changes in line of business and (vii) changes in fiscal year.

The credit agreement also require compliance with a maximum total debt to capitalization of 55.0% (the “Financial Maintenance Covenant”). The Borrowers may give collateral cure notice to the administrative agent, electing to provide full unconditional guarantee perfected by first priority security interest in substantially all US assets. From and after the collateral cure date the financial maintenance covenant shall no longer be in effect, availability under the Revolving Credit Facility shall be limited to collateral coverage and there shall be limitations on 1) liens, 2) indebtedness, 3) sales and other dispositions of assets, 4) dividends, distributions and other payments in respect of equity interest, 5) investments, acquisitions, loans and advances, and 6) voluntary prepayments, redemptions or repurchases of unsecured subordinated material indebtedness. In each case, clauses 1 to 6 are subject to certain exceptions which can be material.

The facility contains customary events of default.(1)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
Notes 2.50% JBS Lux 2027 Notes 3.63% JBS Lux 2032

Issuer:
JBS USA Lux S.A. (JBS Lux)
JBS USA Food Company (JBS USA)
JBS USA Finance Inc.

Guarantors:
JBS S.A. (JBS S.A.)
JBS USA Holding Lux S.à. r.l.(JBS Holding Lux)
JBS Global Luxembourg S.à r.l. (JBS Global Lux)
JBS Holding Luxembourg S.à. r.l
JBS Global Meat Holdings Pty. Limited (JBS Global Meat).

On September 12, 2022, the Company received offers to exchange 99.14% of the 2.50% senior notes due 2027 and 96.85% of the 3.625% sustainability-linked senior notes due 2032, issued by JBS USA Food Company (originally issued by JBS Finance Luxembourg S.a.r.l.), for new notes issued by JBS USA Lux SA, JBS USA Food Company and JBS USA Finance Inc. and cash consideration.

The new exchanged notes contain proposed amendments that permanently eliminated certain covenants, restrictive provisions, events of default and related provisions for the Company.

The new exchanged notes contain restrictive covenants applicable to the Company and its Significant subsidiaries including limitation on liens, limitation on sale and leaseback transactions, limitation on merger, consolidation and sale of assets. These limitations are subject to certain exceptions, which can be material.

The covenants contains customary events of default.(1)
Notes 3.00% JBS Lux 2029

Issuer:
JBS USA Lux S.A. (JBS Lux)
JBS USA Food Company (JBS USA)
JBS USA Finance Inc.

Guarantors:
JBS S.A. (JBS S.A.)
JBS USA Holding Lux S.à. r.l.(JBS Holding Lux)
JBS Global Luxembourg S.à r.l (JBS Global Lux)
JBS Holding Luxembourg S.à. r.l.
JBS Global Meat Holdings Pty. Limited (JBS Global Meat)

On August 15, 2022, the Company announced expiration of, and receipt of requisite consents in connection with its consent solicitations for each of its 3.00% senior notes due 2029, 6.50% senior notes due 2029, 5.50% senior notes due 2030, 3.75% senior notes due 2031, 3.00% sustainability-linked senior notes due 2032 and 4.375% senior notes due 2052. The proposed amendments conform certain provisions and restrictive covenants in each indenture to the corresponding provisions and restrictive covenants set forth in each indenture dated June 21, 2022, governing the 5.125% senior notes due 2028, the 5.75% senior notes due 2033 and the 6.50% senior notes due 2052.

The facility contains customary events of default.(1)
Notes 6.50% JBS Lux 2029
Notes 5.50% JBS Lux 2030
Notes 3.75% JBS Lux 2031
Notes 3.00% JBS Lux 2032
Notes 4.38% JBS Lux 2052

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
Notes 5.13% JBS Lux 2028 Notes 5.75% JBS Lux 2033 Notes 6.50% JBS Lux 2052

Issuer:
JBS USA Lux S.A. (JBS Lux)
JBS USA Food Company (JBS USA)
JBS USA Finance Inc.

Guarantors:
JBS S.A. (JBS S.A.)
JBS USA Holding Lux S.à. r.l. (JBS Holding Lux)
JBS Global Luxembourg S.à r.l (JBS Global Lux)
JBS Holding Luxembourg S.à. r.l.
JBS Global Meat Holdings Pty. Limited (JBS Global Meat)

These notes contain restrictive covenants applicable to the Company and its Significant subsidiaries including limitation on liens, limitation on sale and leaseback transactions, limitation on merger, consolidation and sale of assets. These limitations are subject to certain exceptions, which can be material.

The covenants contains customary events of default.(1)
Notes 5.88% PPC 2027 Notes 4.25% PPC 2031 Notes 3.50% PPC 2032	Issuer: Pilgrim’s Pride Corporation Guarantors: Pilgrim’s Pride Corporation of West Virginia, Inc. Gold’N Plump Poultry, LLC Gold’N Plump Farms, LLC JFC LLC

There are covenants that limit PPC’s and its restricted subsidiaries’ ability to, among other things:

- incur additional indebtedness;

- create liens;

- sell or dispose of assets;

- declare or pay dividends or make distributions related to securities issued by JBS Lux;

- permit restrictions on dividends and other restricted payments to restricted subsidiaries;

- prepay or cancel certain indebtedness;

- enter into certain transactions with affiliates;

- enter into certain sale/leaseback transactions; and

- undergo a change of control.

On September 2022, PPC announced expiration and receipt of requisite consent in its consent solicitation for certain amendments to its Senior Notes due 2031 and 2032. The consent solicitation contained proposed amendments that permanently eliminated certain covenants, restrictive provisions, events of default and related provisions for the Company.

After the consent, these notes are subject to restrictive covenants applicable to PPC and its Significant subsidiaries including limitation on liens, limitation on sale and leaseback transactions, limitation on merger, consolidation and sale of assets. These limitations are subject to certain exceptions, which can be material.

The facility contains customary events of default.(1)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
Term loan PPC PPC revolving credit facility (US Credit facility)	Borrowers: Pilgrims Pride Corporation To-Ricos Ltd. To-Ricos Distribution, LTD.

Secured by a first priority lien on i) the accounts receivable and inventories of PPC and its non-Mexico subsidiaries; ii) 100% of the equity interests in PPC’s domestic subsidiaries, To-Ricos, Ltd. and To-Ricos Distribution Ltd., and 65% of the equity interests in PPC’s direct foreign subsidiaries; iii) substantially all of the personal property and intangibles of the borrowers and guarantors under the U.S. Credit Facility; and iv) substantially all of the real estate and fixed assets of PPC and the guarantors.

The facility also contains negative covenants that may limit PPC’s ability and certain of its subsidiaries ability to, among other things:

- incur certain additional indebtedness;

- create certain liens;

- pay certain dividends and other restricted payments;

- sell or dispose of certain assets;

- enter into certain transactions with affiliates; and

- consolidate, merge or dissolve substantially all the assets of PPC.

Covenants in the facility also require PPC to use the proceeds it receives from certain asset sales and specified debt or equity issuances and upon the occurrence of other events to repay outstanding borrowings under the facility.

The facility also contains customary events of default.(1)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
Primo ANZ credit facility

Borrowers:
Primo Foods Pty Ltd

Guarantors:
Industry Park Pty Ltd
Primo Foods Pty Ltd
Australian Consolidated Food Holdings Pty Limited
Australian Consolidated Food Investments Pty Limited
Primo Group Holdings Pty Limited
Primo Meats Pty Ltd
Hans Continental Smallgoods Pty Ltd
P & H Investments 1 Pty Ltd
Hunter Valley Quality Meats Pty Limited
Seven Point Pork Pty Ltd
P & H Investments 2 Pty Ltd
Primo Retail Pty Ltd
Primo Meats Admin Pty Ltd
Premier Beehive Holdco Pty Ltd
Premier Beehive NZ.

Customary covenants that may limit Primo’s ability and the ability of certain subsidiaries to, among other things:

- sell or dispose of certain assets;

- change the general nature of the core business of the company;

- incur certain additional indebtedness;

- declare certain dividends, share premiums, or repurchases of equity.

The facility also contains customary events of default.(1)
Huon CBA credit facility

Borrower:
Huon Aquaculture Group Limited

Guarantors:
Industry Park Pty Ltd
Huon Aquaculture Group Limited
Huon Aquaculture Company Pty Ltd
Springs Smoked Seafoods Pty Ltd
Springfield Hatcheries Pty Ltd
Huon Ocean Trout Pty Ltd
Meadow Bank Hatchery Pty Ltd
Morrison’s Seafood Pty Ltd
Southern Ocean Trout Pty Ltd
Huon Shellfish Co Pty Ltd
Spring Smoked Salmon Pty Ltd
Huon Salmon Pty Ltd
Huon Smoked Salmon Pty Ltd
Huon Smoked Seafoods Pty Ltd
Huon Seafoods Pty Ltd
Huon Tasmanian Salmon Pty Ltd

Customary covenants that may limit Huon’s ability and the ability of certain subsidiaries to, among other things:

- sell or dispose of certain assets;

- change the general nature of the core business of the company;

- incur certain additional indebtedness;

- declare certain dividends, share premiums, or repurchases of equity.

The facility also contains customary events of default.(1)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
JBS & Rivalea ING credit facility

Borrowers:
JBS Australia Pty
Limited and
Rivalea (Australia) Pty Ltd

Guarantors:
JBS Australia Pty Limited
Diamond Valley Pork Pty Ltd
Oxdale Dairy Enterprise Pty Ltd
Rivalea (Australia) Pty Ltd
Industry Park Pty Ltd

Customary covenants that may limit JBS Australia’s & Rivalea’s ability and the ability of certain subsidiaries to, among other things:

- sell or dispose of certain assets;

- change the general nature of the core business of the company;

- incur certain additional indebtedness;

- declare certain dividends, share premiums, or repurchases of equity.

The facility also contains customary events of default.(1)
AMI ING credit facility	Borrower: Andrews Meat Industries Pty Ltd

Customary covenants that may limit AMI’s ability and the ability of certain subsidiaries to, among other things:

- sell or dispose of certain assets;

- change the general nature of the core business of the company;

- incur certain additional indebtedness;

- declare certain dividends, share premiums, or repurchases of equity.

The facility also contains customary events of default.(1)
WSF NAB credit facility	Borrower: White Stripe Foods Pty Ltd

Customary covenants that may limit WSF’s ability and the ability of certain subsidiaries to, among other things:

- sell or dispose of certain assets;

- change the general nature of the core business of the company;

- incur certain additional indebtedness;

- declare certain dividends, share premiums, or repurchases of equity.

The facility also contains customary events of default.(1)
Mexico Credit Facility	Borrower: Avícola Pilgrim’s Pride de Mexico, SA de CV Guarantors: Comercializadora de Carnes de Mexico, S de RL de CV Pilgrim’s Pride de S de RL de CV Pilgrim’s Operaciones Laguna S de RL de CV

The facility includes covenants that may limit the ability of the company to perform investments, to act as a guarantor on third party obligations, to change its corporate purpose or line of business, and to commence liquidation process. These limitations are subject to certain exceptions, which can be material.

The facility also contains customary events of default.(1)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

Type	Issuer and guarantors	Covenants/Guarantees	Events of default
4th Issuance of Debentures (CRA)	Borrower: JBS S.A.

Customary negative covenants that may limit the Company’s ability and the ability of its subsidiaries to, among other things:

- incur additional indebtedness unless the net debt/EBITDA ratio is lower than 4.75/1.0.

- create liens;

- sell or dispose of assets;

- dissolve, consolidate or merge of the issuer or its subsidiaries; and

- pay any dividends if the issuer is in default of any of its pecuniary obligations under the Debenture Deed.

The facility contains customary events of default.(1)
5th Issuance of Debentures (CRA)
6th Issuance of Debentures (CRA)
7th Issuance of Debentures (CRA)
8th Issuance of Debentures (CRA)
9th Issuance of Debentures (CRA)

____________

(1)      Customary events of default include failure to perform or observe terms, covenants or other agreements in the facility, defaults on other indebtedness if the effect is to permit acceleration, failure to make a payment on other indebtedness unless waived or extended within the applicable grace period, entry of unsatisfied judgments or orders against the issuer or its subsidiaries and certain events related to bankruptcy and insolvency matters.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

16.2 Reconciliation of movement of liabilities to cash flows arising from financing activities

	Note	Liabilities				Assets			Equity
		Loans and financings – short and long term	Lease liability	Derivative liabilities	Other liabilities	Derivatives assets	Margin cash	Profit reserve: Treasury shares	Profit reserve and accumulated income: Dividends	Non- controlling interest	Others
Balance at 1 January 2022		(16,578,829)	(1,506,043)	(138,568)	(458,010)	128,124	223,162	619,298	(3,385,709)	(660,796)	107,732

Changes in financing cash flows:
Proceeds from loans and financings	16	(8,011,638)	—	—	—	—	—	—	—	—	—
Payments of loans and financings	16	7,473,186	—	—	—	—	—	—	—	—	—
Payments of leases	12	—	434,488	—	—	—	—	—	—	—	—
Derivative instruments received/settled	28	—	—	261,739	—	—	—	—	—	—	—
Margin cash	4	—	—	—	—	—	(109,732)	—	—	—	—
Dividends paid		—	—	—	2	—	—	—	872,800	—	—
Dividends paid to non-controlling interest		—	—	—	—	—	—	—	—	5,002	—
PPC Purchase of treasury shares		—	—	—	—	—	—	—	—	98,139	91,605
Purchase of treasury shares	21	—	—	—	—	—	—	719,393	—	—	—
Sale of treasury shares		—	—	—	—	—	—	(167,505)	—	—	—
Other changes		—	—	—	—	—	—	—	—	—	—
Total of changes in financing cash flows		(538,432)	434,488	261,739	2	—	(109,732)	551,888	872,800	103,141	91,605

Exchange rate variation changes		(231,329)	6,520	1,831	8,426	16,524	15,942	(49,679)	124,359	61,793	(54)

Other changes:
Derivatives fair value adjustment	23	—	—	(13,527)	—	(334,495)	—	—	—	—	—
Interest expenses	23	(909,942)	(82,369)	(450)	777	—	—	—	—	—	—
Interest paid		725,575	—	—	—	—	—	—	—	—	—
Capitalized Interest	11	(70,788)	—	—	—	—	—	—	—	—	—
Changes in operating activities		—	—	29,595	174,419	70,113	837	—	—	—	—
Net income attributable to non-controlling interest		—	—	—	—	—	—	—	—	(146,049)	—
Net income attributable to Company shareholders		—	—	—	—	—	—	—	(2,997,488)	—	—

Non-cash transactions		(96,384)	(574,395)	(247,857)	(136,140)	247,857	—	(1,121,507)	1,121,505	(4,059)	(6,165)
Business Combination	3	(96,384)	(146,446)	—	(13,695)	—	—	—	—	(3,034)	—
Cancellation of treasury shares	21	—	—	—	—	—	—	(1,121,507)	1,121,507	—	—
Dividends reversal		—	—	—	3	—	—	—	(3)	—	—
Other non-cash transactions		—	(427,949)	(247,857)	(122,448)	247,857	—	—	1	(1,025)	(6,165)
Total of liabilities changes		(351,538)	(656,798)	(232,240)	39,055	(16,524)	837	—	—	—	—
Total of other equity changes		—	—	—	—	—	—	(1,121,507)	(1,875,983)	(150,108)	(6,165)

Balance at 31 December 2022		(17,700,148)	(1,721,833)	(107,238)	(410,526)	128,124	130,209	—	(4,264,534)	(645,970)	193,118

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

		Liabilities				Assets			Equity
	Note	Loans and financings – short and long term	Lease liability	Derivative liabilities	Other liabilities	Derivatives assets	Margin cash	Profit reserve: Treasury shares	Profit reserve and accumulated income: Dividends	Non- controlling interest	Others
Balance at 1 January 2021		(12,682,415)	(1,174,686)	(57,101)	(527,603)	52,074	—	107,550	(2,273,080)	(660,438)	116,928

Changes in financing cash flows:
Proceeds from loans and financings	16	(9,981,038)	—	—	—	—	—	—	—	—	—
Payments of loans and financings	16	6,272,522	—	—	—	—	—	—	—	—	—
Payments of leases	12	—	359,893	—	—	—	—	—	—	—	—
Derivative instruments received/settled	28	—	—	(74,804)	—	45,062	—	—	—	—	—
Margin cash	4	—	—	—	—	—	136,045	—	—	—	—
Dividends paid		—	—	—	474,242	—	—	—	905,376	—	—
Dividends paid to non-controlling interest		—	—	—	—	—	—	—	—	5,357	(187)
Purchase of treasury shares	21	—	—	—	—	—	—	1,922,142	—	—	—
Other changes		—	—	—	—	—	—	—	—	—	—

Total of changes in financing cash flows		(3,708,516)	359,893	(74,804)	474,242	45,062	136,045	1,922,142	905,376	5,357	(187)

Exchange rate variation changes		115,729	39,527	4,999	(254,119)	(19,807)	5,628	—	383,854	12,918	(2,726)

Other changes:
Derivatives fair value adjustment	23	—	—	5,407	—	41,504	267	—	—	—	—
Interest expenses	23	(786,388)	(64,593)	(230)	(1,974)	(137)	—	—	—	—	—
Interest paid	23	643,550	—	—	803	—	—	—	—	—	—
Capitalized Interest	11	(37,036)	—	—	—	—	—	—	—	—	—
Changes in operating activities		—	—	(52,587)	(159,587)	39,932	81,222	—	—	—	—
Net income attributable to non-controlling interest		—	—	—	—	—	—	—	—	(7,196)	—
Net income attributable to Company shareholders		—	—	—	—	—	—	—	(3,811,442)	—	—

Non-cash transactions		(123,752)	(666,184)	35,749	10,137	(30,504)	—	(1,410,394)	1,409,583	(11,436)	(6,284)
Business Combination	3	(123,752)	(147,645)	—	(2,521)	—	—	—	—	—	—
Cancellation of treasury shares	21	—	—	—	—	—	—	(1,408,870)	1,408,870	—	—
Non-cash transactions		—	(518,539)	35,749	12,658	(30,504)	—	(1,524)	713	(11,436)	(6,284)
Total of other liabilities changes		(303,627)	(730,777)	(11,662)	(150,530)	50,795	81,489	—	—	—	—
Total of other equity changes		—	—	—	—	—	—	(1,410,394)	(2,401,859)	(18,632)	(6,284)

Balance at 31 December 2021		(16,578,829)	(1,506,043)	(138,568)	(458,010)	128,124	223,162	619,298	(3,385,709)	(660,795)	107,732

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

16 Loans and financings (cont.)

		Liabilities				Assets		Equity
	Note	Loans and financings – short and long term	Lease liability	Derivative liabilities	Other liabilities	Derivatives assets	Profit reserve: Treasury shares	Non-controlling interest	Profit reserve and accumulated income: Dividends	Others
Balance at 1 January 2020		(13,156,038)	(1,169,882)	(62,511)	(678,609)	15,395	174,633	(706,134)	(1,899,609)	76,621
Changes in financing cash flows:
Proceeds from loans and financings		(2,327,898)	—	—	—	—	—	—	—	—
Payments of loans and financings		2,814,162	—	—	—	—	—	—	—	—
Payments of leases	12	—	306,142	—	—	—	—	—	—	—
Derivatives instruments received/settled		—	—	9,576	—	17,314	—	—	—	—
Dividends paid		—	—	—	267,452	—	—	—	—	—
Dividends paid to non-controlling interest		—	—	—	(187)	—	—	648	—	—
PPC share repurchase		—	—	—	—	—	—	—	—	37,292
Purchase of treasury shares		—	—	—	—	—	235,977	—	—	—
Other changes		—	—	—	(112)	—	—	67	—	—
Total of changes in financing cash flows		486,264	306,142	9,576	267,153	17,314	235,977	69,550	—	37,292
Exchange rate variation changes		126,404	52,064	(7,050)	352,817	48,810	—	(16,864)	—	—
Other changes:
Derivatives fair value adjustment		—	—	(205)	—	(61,722)	—	—	—	—
Interest expenses		(747,184)	(65,237)	—	(860)	—	—	—	—	—
Interest paid		624,403	4,896	—	—	—	—	—	—	—
Changes in operating activities		—	—	40,645	(134,917)	(3,494)	—	—	—	—
Net income attributable to non-controlling interest		—	—	—	—	—	—	(12,300)	—	—
									—
Non-cash transactions		(16,263)	(302,669)	(37,556)	(333,188)	35,770	(303,060)	5,310	(373,471)	3,015
Business Combination		—	—	—	—	—	—	—	—	—
Dividends declared		—	—	(1,786)	(220,666)	—	—	—	(273,065)	—
Non-cash transactions		(16,263)	(302,669)	(35,770)	(112,521)	35,770	(303,060)	5,310	(100,406)	3,015
Total of other liabilities changes		(139,044)	(363,010)	2,884	(468,964)	(29,445)	—	—	—	—
Total of other equity changes		—	—	—	—	—	(303,060)	(6,990)	(373,471)	3,105
Balance at 31 December 2020		(12,682,415)	(1,174,686)	(57,101)	(527,603)	52,074	107,550	(660,738)	(2,273,080)	116,928

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

17 Income and other taxes payable

Income and other taxes payable are comprised of the following:

	December 31, 2022	December 31, 2021	January 1, 2021
Taxes payable in installments	89,930	103,698	161,615
PIS/COFINS tax payable	30,218	27,202	30,383
ICMS/VAT/GST tax payable	28,081	29,237	24,027
Withholding income taxes	8,585	7,449	15,424
Others	98,425	67,821	60,428
Subtotal	255,239	235,407	291,877
Income taxes payable	91,070	177,206	39,724
Total	346,309	412,613	331,601

Breakdown:
Current liabilities	230,158	310,544	169,926
Non-current liabilities	116,151	102,069	161,675
	346,309	412,613	331,601

Decree 8,426/2015 — PIS/COFINS over financial income:    In July 2015, the Group filed an injunction to suspend the enforceability of PIS and COFINS expenses related to financial income. The Decree 8,426/2015 reestablished the levy of PIS and COFINS on financial revenues obtained by companies subject to the PIS and COFINS non-cumulative regime, at the rates of 4.65%. In March, 2020, the STF (Federal Supreme Court) judged the Extraordinary Appeal n. 1.043.313/RS (Theme 939 of the General Repercussion and ADIN n. 5277/DF) and recognized the constitutionality of the rates established in Decree 8426/15, however, the sentence obtained by the Company has not yet been amended.

As of December 31, 2022 the Group has recognized under the caption “Income taxes and other taxes payable” the amount of US$29,478 (US$26,768 as of December 31, 2021 and US$33,434 as of January 1, 2021) regarding to PIS/COFINS related to financial income.

18 Payroll and social charges

Payroll and social charges are comprised of the following:

	December 31, 2022	December 31, 2021	January 1, 2021
Social charges in installments	431,054	413,673	610,053
Bonus and vacation along with related social charges	735,770	854,349	765,803
Salaries and related social charges	436,364	451,139	460,390
Others	50,817	53,655	48,117
	1,654,005	1,772,816	1,884,363
Breakdown:
Current liabilities	1,198,063	1,247,759	1,092,501
Non-current liabilities	455,942	525,057	791,862
	1,654,005	1,772,816	1,884,363

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

18 Payroll and social charges (cont.)

Social charges in installments:    In December 2022, the Company learned that the Brazilian Federal Supreme Court (“STF”) declared unconstitutional the subrogation for the collection of social charges related to the Assistance Fund for Rural Workers (“FUNRURAL” — Fundo de Assistência ao Trabalhador Rural) by the slaughterhouses, consumer companies, consignees or cooperatives purchasing the production, as part of the favorable decision to the Direct Action of Unconstitutionality (ADI No.4.395). The Company is still waiting for the approval of the trial minutes that will make official the decision, as well as the possible determination of effects by the STF that will define the period for which the decision will have impact. As of December 31, 2022, the Company and its subsidiaries have recorded under “Social charges in installments” the provision in the amount of US$328,000, in the consolidated financial position, related to the FUNRURAL installment payments. Since 2018 to date, the Company and its subsidiaries settled the FUNRURAL payments installment in the total amount of US$197,000 in cash or through compensation of federal taxes recoverable.

19 Dividends payable

The Company’s bylaws require the payment of dividends of at least 25% of the annual net income attributable to company shareholders. The Company recognizes a liability at year-end for the minimum unpaid yearly dividend amount up to the limit of the mandatory minimum dividend. Dividends payables are recognized as a liability at December 31 of each year.

	December 31, 2021	December 31, 2021	January 1, 2021
Residual declared dividends on 2018	—	—	2
Residual declared dividends on 2019	2	3	12
Residual declared dividends on 2020	7	14	210,356
Residual declared dividends on 2021	18	11	—
Residual declared dividends on 2022	8	—	—
Total declared dividends	35	28	210,370

The residual amount of dividends corresponds to the unpaid dividends due to a lack of updated payment information. This pending information related to some minority shareholders precludes the Company from fully paying the dividends declared. The Company sends notification to such shareholders to update their payment information so the amount can be paid. The reversal of dividends is absorbed under the caption “Profit reserves” due to the non-distribution after three years.

A liability for unpaid dividends is maintained during the statutory period and classified as short term, as when shareholder’s information is updated, payments are made.

During the year ended December 31, 2022 the Company distributed interim dividends of US$850,228.

The distributed dividends per share were:

	2022	2021	2020
Dividends distributed	872,800	875,335	483,217
Number of outstanding shares of share capital – ordinary shares	2,218,116,370	2,373,866,570	2,623,373,646
Dividends per share	0.39	0.37	0.18

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings

The preparation of these consolidated financial statements requires Management to make estimates and assumptions regarding civil, labor and tax matters which affect the valuation of assets and liabilities at the reporting date, as well as the revenues and expenses during the reported period. Due to the uncertain nature of Brazilian tax legislation, the assessment of potential tax liabilities requires significant judgment from the Management and the outcome may differ when liabilities are realized.

The Group is subject to lawsuits, investigations and other claims related to employment, environmental, product, taxes and other matters. Management is required to assess the likelihood of any adverse judgments or outcomes, as well as the amount of probable losses, for these matters.

Provisions are recognized when losses are considered probable and the amount can be reliably measured. No provision is recognized if the risk of loss is assessed to be reasonably possible but not probable. Reasonably possible losses are disclosed in the notes to these financial statements. If the risk of loss is assessed as remote, no provision or disclosure is made.

The Group is party to several lawsuits arising in the ordinary course of business for which provisions are recognized for these deemed probable based on estimated costs determined by management as follow:

	December 31, 2022	December 31, 2021	January 1, 2021
Labor	99,270	96,551	128,050
Civil	222,800	281,135	265,955
Tax and Social Security	105,420	100,379	88,083
Total	427,490	478,065	482,089

Breakdown:

	December 31, 2022	December 31, 2021	January 1, 2021
Current liabilities	174,240	239,839	210,101
Non-current liabilities	253,250	238,226	271,988
	427,490	478,065	482,089

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

Changes in provisions

	Balance at 1 January 2022	Additions, reversals and changes in estimates	Payments	Monetary correction	Exchange rate variation	Balance at 31 December, 2022
Labor	96,551	47,771	(61,399)	9,622	6,725	99,270
Civil	281,135	106,831	(172,299)	4,329	2,804	222,800
Tax and social security	100,379	(9,383)	(3,018)	10,540	6,902	105,420
Total	478,065	145,219	(236,716)	24,491	16,431	427,490
	Balance at 1 January 2021	Additions, reversals and changes in estimates	Payments	Monetary correction	Exchange rate variation	Balance at 31 December, 2021
Labor	128,050	62,926	(91,134)	4,973	(8,264)	96,551
Civil	265,955	760,767	(729,084)	6,150	(22,653)	281,135
Tax and social security	88,083	15,485	(2,304)	4,140	(5,025)	100,379
Total	482,089	839,178	(822,522)	15,263	(35,943)	478,065

Brazil

Corporate Lawsuits

Arbitration Proceedings

Arbitration Proceeding No. 93/17: In August 2017, plaintiff José Aurélio Val Porto de Sá Júnior and Associação dos Investidores Minoritários ADMIN, a minority shareholder of JBS S.A., filed an arbitration proceeding with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) against our ultimate controlling shareholders in order to obtain liability indemnification for losses and damages suffered by JBS S.A., the other minority shareholders and the capital markets as a whole, in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders”). The plaintiffs alleged that these actions amounted to abuses of power. We are involved in this arbitration proceeding only as an interested third party. Therefore, no provision was recognized.

Arbitration Proceeding No. 110/18: In June 2018, SPS I Fundo de Investimentos de Ações — Investimento no Exterior (SPS), a minority shareholder of JBS S.A., filed an arbitration proceeding with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) against J&F and our ultimate controlling shareholders, among other parties, in order to obtain alleged losses and damages suffered by JBS S.A. in connection with the same facts alleged in Arbitration Proceeding No. 93/17. We are involved in this arbitration proceeding only as an interested third party. Therefore, no provision was recognized.

In 2019, Arbitration Proceedings No. 93/17 and No. 110/18 were joined.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

Arbitration Proceeding No. 186/21: In January 2021, in accordance with the resolution approved at an extraordinary general meeting of shareholders of JBS S.A. held in October 2020, JBS S.A. submitted an arbitration request with the B3’s Arbitration Chamber (Câmara de Arbitragem do Mercado — CAM B3) against our ultimate controlling shareholders and J&F, among others in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement (see “Principal Shareholders — Civil and Criminal Actions and Investigations involving our Ultimate Controlling Shareholders”).

In March 2022, in light of Arbitration Proceeding No. 186/21, which was initiated by JBS S.A., we made a request to the Superior Court of Justice (Superior Tribunal de Justiça) (“STJ”) that Arbitration Proceedings No. 93/17 and No. 110/18 be dismissed on the grounds that: (i) two minority shareholders of JBS S.A. lost their standing to sue; and (ii) the subject matters of Arbitration Proceedings No. 93/17 and No. 110/18 should be solely determined in Arbitration Proceeding No. 186/21, as resolved by the shareholders of JBS S.A. at a general shareholders meeting. Since then, the validity and possibility of continuity of these procedures have been the subject of discussion between the parties, including in court. As a result of this request, in March 2022, Arbitration Proceedings No. 93/17 and No. 110/18 were suspended by decision of Arbitration Court, and they remain suspended to this day.

In June 2022, after accepting to analyze the jurisdiction conflict raised by JBS S.A., the STJ unanimously declared Arbitration Proceeding No. 186/21 competent to judge the liability of the Company´s ultimate controlling shareholders and others in connection with the defendants’ actions disclosed the Brazilian Collaboration Agreements and Leniency Agreement . A final and unappealable decision is pending.

On December 22, 2022, the arbitration court ratified a settlement agreement between the parties to Arbitration Proceeding No. 186/21, pursuant to which J&F agreed to pay to JBS the amount of US$104,101 (R$543,165). The execution and ratification of this settlement agreement brings an end to Arbitration Proceeding No. 186/21. Tax Proceedings

Profits earned by foreign subsidiaries

During 2020 and 2021, the Brazilian tax authorities issued two assessments to JBS S.A. from charges related to profits earned abroad, which allegedly should be included in the income tax calculation basis, disallowance of amounts paid by foreign subsidiaries, on the grounds that they could not been used for compensation purposes, as well as for disallowance of goodwill. These charges also involve a fine plus interest. JBS S.A. clarifies that the most significant amount relates to the collection of profits abroad refers to the items that have been required by the inspection for the purpose of consolidating the results abroad of its direct or indirect investees, being certain that JBS S.A. disagrees with the criteria being applied by the inspection. JBS S.A. filed administrative objections that are awaiting judgment. Management understands that, considering historical values related to the dates of the assessments, for US$191,655, there are remote chances of loss and for the amount of US$1.3 billion there are possible chances of loss.

Decision on matters 881 and 885 by the Federal Supreme Court: As of February 8, 2023, the Brazilian Supreme Court (Supremo Tribunal Federal — STF) has assessed the matters 881 — Extraordinary Resources nº 949.297 and 885 — Extraordinary Resources nº 955.227 and unanimously ruled that a previous final decision favorable to companies regarding taxes paid on a continuous basis will lose its effect in case the STF subsequently decides otherwise. The Company also evaluated with the assistance of its legal advisors the matters of this decision,

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

which covers social contribution (CSLL) and informs that it regularly collects the contribution. The Company also evaluated other taxes that fit the definition contained in the decision and there are no cases with a final and unappealable decision in favor of the Company and which have an unfavorable decision in the STF. Therefore, no provision was recognized.

United States

JBS USA

U.S. Litigation

Between June 28, 2018 and July 23, 2018, a series of purported class action lawsuits were filed against JBS USA, a number of other pork producers, and Agri Stats, Inc. in the U.S. District Court for the District of Minnesota (“Minnesota Court”) on behalf of direct and indirect purchasers of pork alleging violations of federal and state antitrust, unfair competition, unjust enrichment, deceptive trade practice, and consumer protection laws, which were consolidated and styled as In re Pork Antitrust Litigation, Case No. 0:18-cv-01776 (“Pork Antitrust Litigation”). The class plaintiffs thereafter filed three consolidated amended complaints: the putative direct purchaser plaintiff class (“Pork DPPs”), the putative commercial and industrial indirect purchaser plaintiff class (“Pork CIIPPs”), and the putative consumer indirect purchaser plaintiff class (“Pork Consumers”). Certain plaintiffs have also filed amended direct action complaints (“Pork DAPs”). Defendants filed motions to dismiss each of the amended complaints, which the Minnesota Court denied in large part, but granted as to certain state law claims. JBS USA has entered into agreements to settle all claims made by the Pork DPPs, Pork CIIPPs, and Pork Consumers, for an aggregate total of US$57,300, each of which has received final approval from the Minnesota Court. JBS USA continues to defend itself against the Pork DAPs as well as parties that have opted out of the class settlements (collectively, the “Pork Opt Outs”). The Group will seek reasonable settlements where they are available. The Group has recognized US$72,600 to cover negotiated settlements with various Pork Opt Outs, of which US$21,500 is recognized during the year ended December 31, 2022 (US$51,100 and nil was recognized for the year ended December 31, 2021 and 2020, respectively) within general and administrative expenses in the consolidated statement of income.

Between April 23, 2019 and May 22, 2019, a series of purported class action lawsuits were filed against JBS USA, Swift Beef Company, JBS Packerland, Inc., JBS S.A., and certain other beef processors that purchase cattle. Subsequent amended complaints were consolidated and filed in the Minnesota Court, alleging violations of the Sherman Antitrust Act, the Packers and Stockyards Act, and the Commodity Exchange Act on behalf of a putative class of persons and entities selling fed cattle and transacting in live cattle futures and options (“Cattle Class”). Defendants filed motions to dismiss, which the Minnesota Court denied in large part, but granted as to certain state law claims. Separately, between April 26, 2019 and June 18, 2020, another series of purported class action lawsuits were filed against JBS USA and a number of other beef processors in Minnesota Court, each alleging, among other things, violations of the Sherman Antitrust Act. The class plaintiffs thereafter filed three consolidated amended complaints: the putative direct purchaser plaintiff class (“Beef DPPs”), the putative commercial and institutional indirect purchaser plaintiff class (“Beef CIIPPs”), and the putative consumer indirect purchaser plaintiff class (“Beef Consumers”). Certain plaintiffs have also filed amended direct action complaints (“Beef DAPs”). On October 13, 2021, the complaints of the Cattle Class, Beef Consumers, Beef DPPs, Beef CIIPPs, Beef Consumers, and Beef DAPs were coordinated in the Minnesota Court for pre-trial purposes and styled as In re Cattle and Beef Antitrust Litigation, Case No. 0:20-cv-1319 (“Beef Antitrust Litigation”). In 2021, JBS USA has settled with the Beef DPPs

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

for US$52,500, which has received final approval from the Minnesota Court. JBS USA continues to defend itself against the Cattle Class, Beef CIIPPs, Beef Consumers, and Beef DAPs as well as parties that have opted out of the Beef DPP settlement (collectively, the “Beef Opt Outs”). The Group will seek reasonable settlements where they are available. The Group has accrued US$45,900 to cover negotiated settlements with various Beef Opt Outs, recognized these settlement expenses within general and administrative expenses in the consolidated statement of income for the year ended December 31, 2022 (US$ 52,500 and nil was recognized for the year ended December 31. 2021 and 2020).

On November 11, 2022, a purported class action lawsuit was filed against JBS USA and a number of other meatpackers as well as Webber, Meng, Sahl & Company and Agri Stats, Inc. in the U.S. District Court for the District of Colorado (“Colorado Court”). The plaintiffs allege that the defendants conspired to fix and depress the compensation paid to pork and beef plant workers in violation of the Sherman Act and seek damages from January 1, 2014 to the present. The Group plans to litigate against the plaintiffs in due course. No provision has been recorded as the Group assessed the likelihood of loss as possible.

U.S. State Matters

The Offices of the Attorneys General for multiple U.S. states have issued civil investigative demands (“CIDs”). The CIDs requests, among other things, data and information related to the acquisition and processing of broiler chickens and the sale of chicken products. PPC is cooperating with the Offices of the Attorneys General in these states in producing documents pursuant to the CIDs.

The Offices of the Attorneys General in New Mexico, Alaska and Washington have filed complaints against PPC. The complaints are based on allegations similar to those asserted in the Broiler Chicken Antitrust Litigation. PPC has not recorded any liability for the foregoing matters as of December 31, 2021 as it does not believe a loss is probable at this time because the proceedings are in preliminary stages. PPC has answered all of the complaints, and each case in now in discovery. No provision has been recorded as we have assessed the likelihood of loss as possible.

U.S. Federal Matters

On December 23, 2020 and October 29, 2021, JBS USA received civil investigative demands (“CIDs”) from the U.S. Department of Justice (“DOJ”) related to the fed cattle and beef packing industry. The Group is cooperating with the DOJ in producing documents and information pursuant to the CIDs. The Attorneys General for multiple states are participating in the investigation and coordinating with the DOJ. No provision has been recorded as the Group assessed the likelihood of loss as possible.

On October 19, 2020, the DOJ served a grand jury subpoena on JBS USA, purporting to investigate human resources antitrust matters. The Group is cooperating with the DOJ investigation. No provision has been recorded as the Group assessed the likelihood of loss as possible.

Canada Litigation

Between February 18, 2022 and March 24, 2022, two purported class action lawsuits were filed in Canada against JBS USA, Swift Beef Company, JBS Packerland, Inc., JBS Food Canada ULC (“JBS Canada”), and a number of other beef processors alleging similar claims to those in the Beef Antitrust Litigation. The Group plan to litigate against the plaintiffs in due course. No provision has been recorded as the Group assessed the likelihood of loss as possible.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

Tax Claims and Proceedings

During 2017, the Australian Tax Office (“ATO”) opened a review of JBS Australia for income tax years 2015 through 2017 in connection with a corporate reorganization. On September 30, 2020, the ATO issued a tax assessment for income tax year 2015 for an immaterial amount while it continues to investigate tax years 2016 and 2017. Final ATO review findings could result in a material tax liability, but no provision has been recorded for the amounts considered in the assessment due to the continued review of tax years 2016 and 2017 at this time as the Group assessed the likelihood of loss as possible.

PPC

U.S. Litigation

Between September 2, 2016 and October 13, 2016, a series of federal class action lawsuits were filed with the U.S. District Court for the Northern District of Illinois (“Illinois Court”) against PPC and other defendants by and on behalf of direct and indirect purchasers of broiler chickens alleging violations of antitrust and unfair competition laws and styled as In re Broiler Chicken Antitrust Litigation, Case No. 1:16-cv-08637 (“Broiler Antitrust Litigation”). The complaints seek, among other relief, treble damages for an alleged conspiracy among defendants to reduce output and increase prices of broiler chickens from the period of January 2008 to the present. The class plaintiffs have filed three consolidated amended complaints: the direct purchasers (“Broiler DPPs”), the commercial and institutional indirect purchasers (“Broiler CIIPPs”), and the end-user consumer indirect purchasers (“Broiler EUCPs”). Between December 8, 2017 and September 1, 2021, 82 individual direct action complaints were filed with the Illinois Court by individual direct purchaser entities (“Broiler DAPs”) naming PPC as a defendant, the allegations of which largely mirror those in the class action complaints, though some added allegations of price fixing and bid rigging on certain sales. The Illinois Court issued a revised scheduling order for certain plaintiffs who limited their claims to reduction of output, which sets the first trial date on September 12, 2023. The schedule for the rest of the plaintiffs is still awaiting an order from the Illinois Court. On May 27, 2022, the Illinois Court certified each of the three classes. PPC has entered into agreements to settle all claims made by the Broiler DPPs, Broiler CIIPPs, and Broiler EUCPs, for an aggregate total of US$195,500, each of which has received final approval from the Illinois Court. The Group continues to defend itself against the Broiler DAPs as well as parties that have opted out of the class settlements (collectively, the “Broiler Opt Outs”). The Group will seek reasonable settlements where they are available. To date, the Group has recognized an expense of US$514,400 to cover settlements with various Broiler Opt Outs. The Group recognized these settlement expenses within selling, general and administrative expense in the consolidated statements of income for the years ended December 31, 2022 and 2021.

Between August 30, 2019 and October 16, 2019, four purported class action lawsuits were filed in the U.S. District Court for the District of Maryland (“Maryland Court”) against PPC and a number of other chicken producers, as well as Webber, Meng, Sahl & Company and Agri Stats styled as Jien, et al. v. Perdue Farms, Inc., et al., No. 19-cv-02521. The plaintiffs are a putative class of poultry processing plant production and maintenance workers (“Poultry Workers Class”) and allege that the defendants conspired to fix and depress the compensation paid to Poultry Workers Class in violation of the Sherman Antitrust Act. Defendants moved to dismiss on December 18, 2020, which the Maryland Court denied on March 10, 2021. On June 14, 2021, PPC entered into an agreement to settle all claims made by the Poultry Workers Class for US$29,000, though the agreement is still subject to final

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

approval by the Maryland Court. On February 16, 2022, the plaintiffs filed an amended complaint, which extended the relevant period, added defendants, and included additional workers in the class. The Group recognized these settlement expenses within selling, general and administrative expense in the consolidated statements of income.

On January 27, 2017, a purported class action on behalf of broiler chicken farmers was brought against PPC and other chicken producers in the U.S. District Court for the Eastern District of Oklahoma (the “Oklahoma Court”) alleging, among other things, a conspiracy to reduce competition for grower services and depress the price paid to growers. The complaint was consolidated with several subsequently filed consolidated amended class action complaints and styled as In re Broiler Chicken Grower Litigation, Case No. CIV-17-033. The defendants (including PPC) jointly moved to dismiss the consolidated amended complaint, which the Oklahoma Court denied as to PPC and certain other defendants. The Group, therefore, continues to litigate against the putative class plaintiffs. No provision has been recorded as the Group assessed the likelihood of loss as possible.

On October 20, 2016, Patrick Hogan, acting on behalf of himself and a putative class of certain PPC stockholders, filed a class action complaint in the U.S. District Court for the District of Colorado (“Colorado Court”) against PPC and its named executive officers styled as Hogan v. Pilgrim’s Pride Corporation, et al., No. 16-CV-02611 (“Hogan Litigation”). The complaint alleges, among other things, that PPC’s SEC filings contained statements that were rendered materially false and misleading by PPC’s failure to disclose that (1) PPC colluded with several of its industry peers to fix prices in the broiler-chicken market as alleged in the Broilers Litigation, (2) its conduct constituted a violation of federal antitrust laws, and (3) PPC’s revenues during the class period were the result of illegal conduct. On July 31, 2020, defendants filed a motion to dismiss, which the Colorado Court granted on April 19, 2021. On May 17, 2021, the plaintiff filed a motion for amended judgment, which the Colorado Court denied on November 29, 2021. The plaintiff then filed a notice of appeal on December 28, 2021, and the appeal was opened in the U.S. Court of Appeals for the Tenth Circuit, which is now fully briefed, including oral argument on January 17, 2023, and is awaiting a decision. No provision has been recorded as the Group assessed the likelihood of loss as possible.

Between March 9, 2017 and April 17, 2017, a series of putative stockholder derivative class actions were brought against all of PPC’s directors and two executives, William Lovette and Fabio Sandri, in the Nineteenth Judicial District Court for the County of Weld in Colorado (“Weld County Court”). The complaints allege, among other things, that the named defendants breached their fiduciary duties by failing to prevent PPC and its officers from engaging in an antitrust conspiracy as alleged in the Broiler Antitrust Litigation and issuing false and misleading statements as alleged in the Hogan Litigation. The complaints were amended and consolidated, adding former PPC executives Jayson Penn, Roger Austin, and Jimmie Little as named defendants, and styled as DiSalvio and Brima v. Tomazoni, et al., 2017 CV 30207. Following a series of stays in the action, PPC filed a motion to dismiss, which the Weld County Court granted in its entirety and with prejudice on December 12, 2022. On December 27, 2022, the plaintiffs filed a motion for reconsideration, which the Group plans to oppose in due course. No provision has been recorded as the Group assessed the likelihood of loss as possible.

U.S. State Matters

From February 21, 2017 through May 4, 2021, the Attorneys General for multiple U.S. states have issued civil investigative demands (“CIDs”). The CIDs request, among other things, data and information related to the acquisition and processing of broiler chickens and the sale of chicken products. The Group is cooperating with the Attorneys General in these states in producing documents pursuant to the CIDs.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

On September 1, 2020, February 22, 2021, and October 28, 2021, the Attorneys General in New Mexico (State of New Mexico v. Koch Foods, et al., D-101-CV-2020-01891), Alaska (State of Alaska v. Agri Stats, Inc., et al., 3AN-21-04632), and Washington (State of Washington v. Tyson Foods Inc., et al., 21-2-14174-5), respectively, filed complaints against PPC based on allegations similar to those asserted in the Broiler Antitrust Litigation. The Group has answered all of the complaints and each case in now in discovery. No provision has been recorded as the Group assessed the likelihood of loss as possible.

U.S. Federal Matters

In July 2019, the DOJ issued a subpoena to PPC in connection with its investigation arising from the Broiler Chicken Antitrust Litigation. PPC has been cooperating with the DOJ investigation.

In June 2020 and October 2020, a Grand Jury in the Colorado Court pursuant to an indictment and superseding indictment, respectively, indicted Jayson Penn, a former chief executive officer and president of PPC, William Lovette, a former chief executive officer of PPC, former employees of PPC and employees of different companies. The indictments alleged, among other charges, that the defendants entered into and engaged in a conspiracy to suppress and eliminate competition by rigging bids and fixing prices and other price-related terms for broiler chicken products sold in the U.S., in violation of Section 1 of the Sherman Antitrust Act. Mr. Penn pleaded not guilty to the charges and left PPC in June 2020.

In October 2020, PPC announced that it had entered into a plea agreement (“Plea Agreement”), with the DOJ pursuant to which PPC agreed to (i) plead guilty to one count of conspiracy in restraint of competition involving sales of broiler chicken products in the U.S. in violation of Section 1 of the Sherman Antitrust Act, and (ii) pay a fine of US$110.5 million. As a result, an expense of US$110.5 million was recognized in selling, general and administrative expenses in the consolidated statement of income for the year ended December 31, 2020. Under the Plea Agreement, the DOJ agreed not to bring further charges against PPC for any antitrust violation involving the sale of broiler chicken products in the U.S. occurring prior to the date of the Plea Agreement. In February 2021, the Colorado Court approved the Plea Agreement and assessed an amended fine of US$107.9 million. PPC continues to cooperate with the DOJ in connection with the ongoing federal antitrust investigation into alleged price fixing and other anticompetitive conduct in the broiler chicken industry.

In July 2021, PPC learned of an additional indictment by a Grand Jury in the Colorado Court against four former employees of PPC, which alleged similar claims to the earlier indictments. In July 2022, PPC learned of a superseding indictment by a Grand Jury in the Colorado Court alleging that one of the former employees named in the July 2021 indictment engaged in witness tampering and obstruction of an official proceeding. The DOJ conducted three trials against the defendants in the indictments mentioned above. The juries did not reach a verdict in the first two trials and the court declared mistrials. In the third trial, the jury acquitted Messrs. Penn and Lovette, two additional former employees of PPC, and a former employee of a different company.

In February 2022, PPC learned that the DOJ has opened a civil investigation into human resources antitrust matters, and in October 2022, PPC learned that the DOJ has opened a civil investigation into grower contracts and payment practices. PPC has begun, and will continue, to cooperate with the DOJ in its investigations.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

20 Provisions for legal proceedings (cont.)

Mexico Tax Claims and Proceedings

During 2014 and 2015, the Mexican Tax Administration Service (“SAT”) opened a review of PPC Mexico with regard to tax years 2009 and 2010. In both instances, the SAT claims that controlled company status did not exist for certain subsidiaries because PPC Mexico did not own 50% of the shares in voting rights of Incubadora Hidalgo, S. de R.L de C.V. and Comercializadora de Carnes de México S. de R.L de C.V. (both in 2009) and Pilgrim’s Pride, S. de R.L. de C.V. (in 2010). As a result, according to the SAT, PPC Mexico should have considered dividends paid out of these subsidiaries partially taxable since a portion of the dividend amount was not paid from the net tax profit account (CUFIN). PPC Mexico appealed the opinion, and on January 31, 2023, the appeal as to tax year 2009 was dismissed by the Mexico Supreme Court. Accordingly, the Group has accrued US$39,200 with regard to both tax years in connection with the dismissal. The Group recognized this expense as income tax expense in the consolidated statement of income for the year ended December 31, 2022.

In May 2022, the Mexican tax authorities issued tax assessments against Pilgrim’s Pride, S. de R.L. de C.V. and Provemex Holdings, LLC in connection with PPC’s acquisition of Tyson de México. Following the acquisition, PPC re-domiciled Provemex Holdings, LLC to Mexico. The Mexico tax authorities claim that Provemex Holdings, LLC was a Mexican entity at the time of the acquisition and, as a result, were obligated to pay taxes on the sale. The Mexican subsidiary of PPC is currently appealing these assessments. Amounts under appeal are approximately US$255,000 for such tax assessments. No provision has been recorded as the Group assessed the likelihood of loss as possible

Exposure and Resolution

The Group cannot predict the outcome of these actions nor when they will be resolved. The consequences of the pending litigation matters are inherently uncertain, and adverse actions, judgments or settlements in some or all of these matters, including investigations by the DOJ or the Offices of the Attorneys General, may result in materially adverse monetary damages, fines, penalties or injunctive relief against the Group, which could be material and could adversely affect the Group’s financial condition or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage the Group’s reputation and make it more difficult to compete effectively or to obtain adequate insurance in the future.

Other proceedings with possible outcome

As of December 31, 2022, the Group has other ongoing proceedings in the amount of US$2.91 billion (US$2.5 billion as of December 31, 2021 and US$2.3 billion as of January 1, 2021) which refer to civil, tax and labor proceedings whose loss potential, with the assistance of its legal advisors, is possible, for which management has not recognized a provision.

21 Equity

a.      Share capital:    Share capital as of December 31, 2022 and 2021 and January 1, 2021 was US$13,177,841, represented by 2,218,116,370 common shares (2,373,866,570 as of December 31, 2021 and 2,623,373,646 as of January 1, 2021), having no nominal value. The Company is authorized to increase its capital by an additional 1,375,853,183 common shares. According to statute, the Board of Directors shall determine the number, price, payment term and other conditions of the issuance of shares. The Company may grant options to purchase shares to directors, employees or persons who will provide services, or the directors, employees or person providing the services under its control.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

21 Equity (cont.)

	December 31, 2022		December 31, 2021		January 1, 2021
	Quantity	US$ thousand	Quantity	US$ thousand	Quantity	US$ thousand
Initial balance	2,373,866,570	13,177,841	2,623,373,646	13,177,841	2,728,747,412	13,177,841
Cancellation of treasury shares	(155,750,200)	—	(249,507,076)	—	(105,373,766)	—
Final balance	2,218,116,370	13,177,841	2,373,866,570	13,177,841	2,623,373,646	13,177,841

b.      Capital reserves:

b1.    Premium on issue of shares:    refers to the difference between the subscription price that the stockholders pay for the shares and their fair value;

b2.    Capital transactions:    includes transactions reflecting equity changes arising from the repurchase of PPC shares and the compensation plan with shares of subsidiaries.

b3.    Share-based compensation:    The last plan regarding JBS Stock Option Plan was granted in 2018 and the remaining stock options were exercised during the first quarter of 2021, as presented in Note 25 — Share-based compensation.

c.      Other reserves:    Refers to revaluations of property, plant and equipment prior to IFRS adoption. Other reserves are transferred to retained earnings in proportion with the realization of revalued assets through depreciation, disposal and retirement.

d.      Profit reserve:

d1.    Treasury shares:

Treasury share activity during the years ended December 31, 2022 and 2021 were as follows:

	December 31, 2022		December 31, 2021
	Quantity	US$ thousand	Quantity	US$ thousand
Initial balance	80,062,600	619,298	12,848,500	107,550
Purchase of treasury shares	97,687,600	719.393	396,907,500	1,922,142
Disposal of treasury shares	(22,000,000)	(169.408)	(80,000,000)	(713)
Treasury shares used in stock option plan(1)	—	—	(186,324)	(811)
Cancellation of treasury shares	(155,750,200)	(1.121.507)	(249,507,076)	(1,408,870)
Exchange variation	—	(47,776)	—	—
Closing balance	—	—	80,062,600	619,298

____________

(1)      Refers to treasury shares for stock options exercised effectively.

d2.    Legal reserve:

In accordance with the Brazilian Corporate Law and the Company’s by-laws, 5% of the net profits must be allocated for each fiscal year to the legal reserve until the aggregate amount of the reserve equals 20% of the share capital.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

21 Equity (cont.)

d3.    Investments statutory reserve:

Consists of the remaining balance of the net income accumulated over time after the computation of the legal reserve and dividend distribution. The purpose of this reserve is to provide funds for the investment in assets. It is measured basis of up to 10% of the remaining balance of net income for the year up to the limit of 20% (twenty percent) of the share capital.

d4.    Tax-incentive reserve:

Arising from grants granted by state governments, such as partial and full reduction of the tax base of certain goods in its production chain, in accordance with the regulations of each state and presumed ICMS tax credits. The appropriated amounts of these tax incentives as income in income, when used to reduce taxes on income, are transferred from retained earnings to the tax incentive reserve in the years in which the Company presents accounting income in excess of the reclassification amount.

e.      Other comprehensive income (loss):    Composed by gain (loss) on cash flow hedge, gain (loss) associated with pension and other postretirement benefit obligations, valuation adjustments to equity in subsidiaries, gain (loss) on net investment in foreign operations and gain (loss) on foreign currency translation adjustments. In the financial statement which includes the foreign entity, such exchange variations must be recognized, initially, in other comprehensive income in a specific equity account, and must be transferred from equity to the income statement when the net investment is written off.

e1.    Net investment of foreign operations:    The Company has certain intercompany loans balances with a foreign subsidiary which will not be settled through cash but with equity transactions, such as capital increase or reduction. Therefore, these balances are an extension of the subsidiary’s investment, thus they are considered as net investment on foreign operations. The exchange variation is recognized in other comprehensive income and reclassified from equity to profit or loss on disposal of net investment, during the period.

f.       Non-controlling interest:    Material non-controlling interest as of December 31, 2022 consisted of the 17.3% (19.8% as of December 31,2021 and 19.7% January 1, 2021), of PPC common stock not owned by JBS USA. JBS USA’s voting rights in PPC are limited to 82.7% as of December 31, 2022 (80.2% and 80.3% as of December 31, 2021 and January 1, 2021, respectively) of the total. The profit allocated to the PPC non-controlling interest was US$147.4 million, US$6.9 million and US$10.9 million for the years ended December 31, 2022, 2021 and 2020, respectively. The accumulated non-controlling interest in PPC was US$639.7 million, US$650.3 million and US$652.9 million as of December 31, 2022, 2021 and January 1, 2021, respectively. For the year ended December 31, 2022, the purchase of treasury stock by PPC was US$89.2 million (US$36.4 and nil million for the years ended December 31, 2021 and 2020, respectively). Below are the PPC total net sales, net income, cash provided by operations, total assets and total liabilities for the years indicated.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

21 Equity (cont.)

	2022	2021	2020
Net Revenue	17,468,377	14,777,458	12,091,901
Net Income	745,930	31,000	94,757
Net cash provided by operating activities	679,938	326,459	724,247
	December 31, 2022	December 31, 2021	January 1, 2021
Total assets	9,255,769	8,913,205	7,474,497
Total liabilities	6,402,493	6,324,271	4,899,150

During the year ended December 31, 2022, the indirect subsidiary PPC initiated a restructuring initiative to phase out and reduce processing volume at multiple production facilities throughout the UK and Europe. Implementation of this initiative is expected to result in total pre-tax charges of approximately US$58 million, and approximately US$53 million of these charges are estimated toto result in cash outlays. These activities were initiated in the fourth quarter of 2022 and are expected to be substantially completed by the end of the second quarter of 2023.

22 Net revenue

The vast majority of the Company’s revenue is derived from contracts which are based upon a customer ordering our products. Revenues are recognized when there is a contract with the customer, the transaction price is reliably measurable and when the control over the goods sold is transferred to the customer. The Company accounts for a contract, which may be verbal or written, when it is approved and committed by both parties, the rights of the parties are identified along with payment terms, the contract has commercial substance and collectability is probable. While there may be master agreements, the contract is only established when the customer’s order is accepted by the Company.

The Company evaluates the transaction for distinct performance obligations, which are the sale of its products to customers. Each performance obligation is recognized based upon a pattern of recognition that reflects the transfer of control to the customer at a point in time, which is upon destination (customer location or port of destination), which faithfully depicts the transfer of control and recognition of revenue. There are instances of customer pick-up at the Company’s facility, in which case control transfers to the customer at that point and the Company recognizes revenue. The Company’s performance obligations are typically fulfilled within days to weeks of the acceptance of the order.

The measurability of the transaction price can be impacted by variable consideration i.e. discounts, rebates, incentives and the customer’s right to return products. Some or all of the estimated amount of variable consideration is included in the transaction price but only to the extent that it is highly probable a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. This is usually at the point of dispatch or on delivery of the products. This varies from customer to customer according to the terms of sale. However, due to the nature of our business, there is minimal variable consideration.

Allocating the transaction price to a specific performance obligation based upon the relative standalone selling prices includes estimating the standalone selling prices including discounts and variable consideration.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

22 Net revenue (cont.)

Shipping and handling activities are performed before a customer obtains control of the goods and its obligation is fulfilled upon transfer of the goods to a customer. Shipping and handling costs are recorded within cost of sales. The Company can incur incremental costs to obtain or fulfill a contract such as broker expenses which are not expected to be recovered. The amortization period for such expenses is less than one year; therefore, the costs are expensed as incurred and included in deductions from sales.

The Company receives payments from customers based on terms established with the customer. Payments are typically due within 25 days of delivery for domestic accounts and 39 days for international accounts.

The Company disaggregates its revenues by (i) domestic sales, (ii) export sales and (iii) segment information:

(i)     Domestic sales refers to internal sales of each geographical location;

(ii)    Export sales refers to external sales of each geographical location;

(iii)   Segment information as disclosed in Note 26.

The Company also disaggregated its revenues between Brazil, Seara, Beef North America, Pork USA, Chicken Pilgrim’s Pride, Australia and Others to align with our segment presentation in Note 26.

Revenue by significant category are as follows:

	2022	2021	2020
Domestic sales	53,478,460	48,118,921	38,712,568
Export sales	19,135,450	16,923,785	13,618,600
NET REVENUE	72,613,910	65,042,706	52,331,168

Contract balances

Customer contract liabilities relate to payments received in advance of satisfying the performance obligation under the contract. Moreover, a contract liability is recognized when the Company has an obligation to transfer products to a customer from whom the consideration has already been received. The recognition of the contractual liability occurs at the time when the consideration is received and settled. The Company recognizes revenue upon fulfilling the related performance obligation. Contract liabilities are presented as advances from customers in the balance sheet.

The following table provides information about trade accounts receivable and contract liabilities from contracts with customers:

	Note	2022	2021	2020
Trade accounts receivable	5	3,878,125	3,561,940	2,694,250
Contract liabilities(1)		215,479	378,854	276,038

____________

(1)      The amount of US$353.1 million included in contract liabilities at 31 December 2021 has been recognized as revenue in 2022 (US$164.2 million on December 31, 2021 and US$78.2 million on December 2020).

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

23 Net Finance expense

Net finance expense includes (i) interest payable on lease liabilities and borrowings and direct issue costs; (ii) results from the daily settlements of future contracts used to protect assets and liabilities, as well as the fair value adjustments for derivative instruments that are described within Note 28 — Risk management and financial instruments, (iii) interest receivable on funds invested which is recognized in profit or loss as it accrues using the effective interest method; and (iv) gains and losses associated with transactions denominated in foreign currencies.

Net finance expense consisted of the following for the years ended December 31, 2022, 2021 and 2020 are as follows:

	2022	2021	2020
Exchange rate variation	415,570	(595)	(1,774,477)
Fair value adjustments on derivatives	(343,573)	46,716	(49,715)
Interest expense(1)	(1,342,486)	(975,164)	(932,336)
Interest income(2)	268,419	144,326	191,468
Bank fees and others(3)	(239,628)	(153,762)	(58,804)
	(1,241,698)	(938,479)	(2,623,864)

Finance income	808,612	430,707	674,145
Finance expense	(2,050,310)	(1,369,186)	(3,298,009)
	(1,241,698)	(938,479)	(2,623,864)

____________

(1)      For the years ended December 31, 2022, 2021 and 2020, the amounts of US$909,942, US$786,388 and US$745,242, respectively, refers to interest expenses from loans and financings.

(2)      For the years ended December 31, 2022, 2021 and 2020, the amounts of US$110,677, US$61,024 and US$42,222, respectively, refers to interest income from present value adjustments and the amounts of US$68,478, US$24,156 and US$18,789, respectively, refers to interest income from short-term investments.

(3)      Bank fees and others in the year ended December 31, 2022, includes the premium payments of the Notes 5.75% JBS Lux 2025, Notes 5.75% PPC 2025 and Notes 7.0% JBS Lux 2026 in the amount of US$167,852 (US$101,327 as of December 31, 2021 and US$19,303 as of December 31, 2020).

24 Earnings per share

Basic:    Earnings (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during the year, excluding common shares purchased and held as treasury shares (shares in thousands).

Diluted:    Diluted earnings (loss) per share is calculated by dividing net income (loss) of the period attributable to common shareholders by the weighted average number of common shares outstanding during the year, adjusted for the effects of all potential common shares that are dilutive and adjusted for treasury shares held.

	2022	2021	2020
Net income attributable to Company shareholders	2,997,486	3,811,442	623,360
Weighted average common shares	2,254,344,774	2,516,007,506	2,702,834,233
Weighted average – treasury shares	(23,932,565)	(36,817,227)	(47,740,336)
Weighted average – common shares outstanding	2,230,412,209	2,479,190,279	2,655,093,897

Basic and diluted earnings per share – (US$)	1.34	1.54	0.23

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

25 Share-based compensation

JBS Stock Option Plan

The Company’s Stock Option Plan was approved at the Annual and Extraordinary Shareholders’ Meeting held on April 30, 2014 (“Plan”), and is managed by the Board of Directors, which has private authority to resolve on the issuance of the object of the Plan, and it is also up to him to take all the necessary and appropriate measures for the interpretation and application of the general rules and principles defined in the Plan.

The Company had until December 31, 2021, an equity-settled stock option plan. The Company grants stock options to employees as an incentive intended to create a sense of ownership and personal involvement with the development and financial success of JBS. Executive officers, directors and general managers were eligible to receive stock options under the plan. The Company’s Chairman established the criteria of granting the options and selecting the employees. The vesting period is one to three years, starting from the grant date of each plan. The last plan was granted in 2018 and the remaining stock options were exercised during the first quarter of 2021.

The outstanding options changes and average exercise price per share are demonstrated, as follows:

	December 31, 2021		December 31, 2020
	Quantity of options	Average exercise price per share	Quantity of options	Average exercise price per share
Initial balance	186,324	US$1.59	1,513,690	US$1.84

Exercised(1)	(186,324)	US$1.59	(1,013,117)	US$1.87
Cancelled	—	—	(314,249)	US$1.89

Closing balance	—	—	186,324	US$1.59

____________

(1)      The exercised shares during the year ended December 31, 2021 totaled of US$322 (US$612 at December 31, 2020)

During the year ended December 31, 2021, the stock option plan expense totaled US$9,518. The expenses were recognized in the statement of income under the caption “General and administrative expenses”, with the respective entry in “Capital Reserves”.

JBS Long-Term Variable Remuneration

Starting on 2019, officers and executive officers from the Company are benefited with a remuneration referenced in the pricing of the Company’s shares and paid on a deferred basis, at the rate of 1/3 per year, for three years.

These plans consist of remuneration in cash, since there is no effective negotiation of the shares and there is no issuance and/or transfer of shares to settle the plan. Regarding the Long-Term Variable Remuneration, the determination of the unit value equivalent to the number of shares to be used in the calculation basis of said variable remuneration is defined with reference to the monthly salary of the eligible professional, a salary multiple and the average of the quotations of the closing of the common shares issued by the Company traded on B3 in the last 30 trading days prior to the disclosure of the annual result.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

25 Share-based compensation (cont.)

The amount of US$92,052 for the year ended December 31, 2022 (US$86,413 and US$68,161 for the years ended December 31, 2021 and 2020, respectively) was recognized under the caption “General and administrative expenses” in the income statement.

PPC long-term incentive plan

PPC sponsors a performance-based, omnibus long-term incentive plan (the “LTIP”) that provides for the grant of a broad range of long-term equity-based and liability-based awards PPC’s officers and other employees, members of the Board of Directors and any consultants. Awards that may be granted under the LTIP include “incentive stock options,” within the meaning of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock awards (“RSAs”) and restricted stock units (“RSUs”).

Equity-based awards are converted into shares of PPC’s common stock shortly after award vesting. Compensation cost to be recognized for an equity-based awards grant is determined by multiplying the number of awards granted by the closing price of a share of PPC’s common stock on the award grant date. Liability-based awards granted under the LTIP are converted into cash shortly after award vesting. Compensation cost to be recognized for a liability-based awards grant is first determined by multiplying the number of awards granted by the closing price of a share of PPC’s common stock on the award grant date. However, the compensation cost to be recognized is adjusted at each subsequent milestone date (i.e., forfeiture date, vesting date or financial reporting date) by multiplying the number of awards granted by the closing price of a share of PPC’s common stock on the milestone date. The PPC’s Chairman establishes the criteria of granting the options and selecting the employees. The number of grantable shares authorized under the plan is limited to 2% of the PPC’s share capital, and is also limited to 0.4% of the increase in the PPC’s share capital per year.

The weighted-average share price at the vesting date for performance stock units and restricted stock units that vested for the year ended December 31, 2022 was US$23.17 per unit (US$20.00 per unit for the years ended December 31, 2021 and 2020).

The total net cost for equity-based awards compensation for the year ended December 31, 2022 was US$5,192 (US$7,774 and US$2,747 for the years ended December 31, 2021 and 2020, respectively). The total net cost for liability-based awards compensation for the year ended December 31, 2022 was US$1,341 (US$5,643 and US$ 811 for the years ended December 31, 2021 and 2020, respectively).

Company’s RSU activity is included below:

	December 31, 2022		December 31, 2021
	Number	Weighted Average Grant Date Fair Value	Number	Weighted Average Grant Date Fair Value
Equity-based RSU:
Outstanding at beginning of year	554	20.40	584	22.12
Transferred to liability-based awards	—	—	(8)	23.53
Granted	405	23.88	817	21.58
Vested	(266)	23.25	(153)	19.48
Forfeited reinstated	300	23.52	(686)	23.44
Outstanding at end of the year	993	22.00	554	20.40

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

25 Share-based compensation (cont.)

	December 31, 2022		December 31, 2021
	Number	Weighted Average Grant Date Fair Value	Number	Weighted Average Grant Date Fair Value
Liability-based RSU:
Outstanding at beginning of year	574	27.55	267	19.35
Transferred to equity-based awards	—	—	8	23.53
Granted	269	22.09	358	21.61
Vested	(139)	27.55	(59)	20.10
Forfeited	(327)	24.71	—	—
Outstanding at end of the year	377	23.80	574	27.55

There were no cancellations or modifications to the awards in 2022, 2021 or 2020.

The total fair values of equity-based awards and liability-based awards vested for the year ended December 31, 2022 were US$7,500 (US$3,000 US$2,500 for the year ended December 31, 2021 and 2020, respectively) and US$5,600 (US$1,200 and US$3,000 for the year ended December 31, 2021 and 2020, respectively), respectively. As of December 31, 2021, the total unrecognized compensation cost related to all nonvested equity-based awards was US$9,500 (US$14,900 as of December 31, 2021 and US$11,100 as of January 1, 2021) which cost is expected to be recognized over a weighted average period of 2.17 years. At December 31, 2022, the total unrecognized compensation cost related to all nonvested liability-based awards was $2.5 million (US$11.1 million as of December 31, 2021). This cost is expected to be recognized over a weighted average period of 1.60 years.

Historically, Company has issued new shares, as opposed to treasury shares, to satisfy equity-based award conversions.

For share awards granted during the period, the weighted-average fair value of those awards at the measurement date was US$23.17.

	Units	Fair value/unit	Fair value
Equity-based awards	405,239	$23.88	$9,677
Liability-based awards	269,492	$22.09	$5,953
All awards	674,731	$23.17	$15,630

The expected life of the share options is based on historical data and current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility reflects the assumption that the historical volatility over a period similar to the life of the options is indicative of future trends, which may not necessarily be the actual outcome.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

26 Operating segments

The Group’s Management has defined operating segments based on the reports that are used to make strategic decisions, analyzed by the Chief Operating Decision Maker (CODM) - our Chief Executive Officer (CEO), there are seven reportable segments: Brazil, Seara, Beef North America, Pork USA, Pilgrim’s Pride, Australia and Others. The segment operating profit or loss is evaluated by the CODM, based on Adjusted EBITDA.

Adjusted EBITDA consists of all the items of profit and loss that compose the Group’s profit before taxes, applying the same accounting policies as described in these financial statements, except for the following adjustments as further described below: exclusion of financial income and financial expenses, exclusion of depreciation and amortization expenses; exclusion of share of profit of equity-accounted investees, net of tax; exclusion of expenses with DOJ and antitrust agreements described in note 20; exclusion of donations and social programs expenses; exclusion of extemporaneous tax credits impacts; exclusion of JBS fund for the Amazon; J&F Leniency expenses refund and exclusion of certain other income (expenses).

Brazil:    this segment includes all the operating activities from the Company, mainly represented by slaughter facilities, cold storage and meat processing, fat, feed and production of beef by-products such as leather, collagen and other products produced in Brazil. Revenues are generated from the sale of products predominantly to restaurant chains, food processing companies, distributors, supermarket chains, wholesale supermarket and other significant food chains.

Seara:    this segment includes all the operating activities of Seara and its subsidiaries, mainly represented by chicken and pork processing, production and commercialization of food products and value-added products. Revenues are generated from the sale of products predominantly to restaurant chains, food processing companies, distributors, supermarket chains, wholesale supermarket and other significant food chains.

Beef North America:    this segment includes JBS USA beef processing operations in North America and the plant-based businesses in Europe. Beef also sells by-products to the variety meat, feed processing, fertilizer, automotive and pet food industries and also produces value-added meat products including toppings for pizzas. Finally, Sampco LLC imports processed meats and other foods such as canned fish, fruits and vegetables to the US and Vivera produces and sells plant-based protein products in Europe.

Pork USA:    this segment includes JBS USA’s pork operations, including Swift Prepared Foods. Revenues are generated from the sale of products predominantly to retailers of fresh pork including trimmed cuts such as loins, roasts, chops, butts, picnics and ribs. Other pork products, including hams, bellies and trimmings, are sold predominantly to further processors who, in turn, manufacture bacon, sausage, and deli and luncheon meats. In addition, revenues are generated from the sale of case ready products, including the recently acquired TriOak business. As a complement to our pork processing business, we also conduct business through our hog production operations, including four hog farms and five feed mills, from which, JBS Lux will source live hogs for its pork processing operations.

Pilgrim’s Pride:    this segment includes PPC’s operations, including Moy Park, Tulip and Pilgrim’s Consumer Foods as well, mainly represented by chicken processing, production and commercialization of food products and prepared foods in the United States of America, Mexico, United Kingdom and France. The fresh chicken products consist of refrigerated (non-frozen) whole or cut-up chicken, either pre-marinated or non-marinated, and pre-packaged chicken in various combinations of freshly refrigerated, whole chickens and chicken parts. The prepared chicken products include portion-controlled breast fillets, tenderloins and strips, delicatessen products, salads, formed nuggets and patties and bone-in chicken parts. These products are sold either refrigerated or frozen

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

26 Operating segments (cont.)

and may be fully cooked, partially cooked or raw. In addition, these products are breaded or non-breaded and either pre-marinated or non-marinated. The segment also generates revenue from the sale of prepared pork products through PPL, a subsidiary acquired by PPC in October 2019. The segment includes PPC’s PFM subsidiary, acquired in September 2021, and generates revenues from branded and private label meats, meat snacks, food-to-go products, and ethnic chilled and frozen ready meals.

Australia:    Our Australia segment includes our fresh, frozen, value-added and branded beef, lamb, pork and fish products in Australia and New Zealand. The majority of our beef revenues from our operations in Australia are generated from the sale of fresh beef products (including fresh and frozen chuck cuts, rib cuts, loin cuts, round cuts, thin meats, ground beef, offal and other products). We also sell value-added and branded beef products (including frozen cooked and pre-cooked beef, corned cooked beef, beef cubes and consumer-ready products, such as hamburgers and sausages). We also operate lamb, pork, , and fish, , processing facilities in Australia and New Zealand, including the recently acquired Huon and Rivalea businesses. JBS Australia also generates revenues through their cattle hoteling business. We sell these products in the countries where we operate our facilities, which we classify as domestic sales, and elsewhere, which we classify as export sales.

Others:    includes certain operations not directly attributable to the primary segments, such as corporate expenses, international leather operations and other operations in Europe.

There are no revenues arising out of transactions with any single customer that represents 5% or more of the total revenues.

The Company manages its loans and financing and income taxes at the corporate level and not by segment.

The information by consolidated operational segment are as follows:

	2022
	Brazil	Seara	Beef North America	Pork USA	Pilgrim’s Pride	Australia	Others	Total reportable segments	Elimination (*)	Total
Net revenue	11,414,350	8,324,233	22,069,092	8,153,051	17,455,092	6,323,297	842,036	74,581,151	(1,967,241)	72,613,910
Adjusted EBITDA(1)	468,933	896,744	2,081,676	756,284	2,084,557	443,880	(7,887)	6,724,187	(2,183)	6,722,004
	2021
	Brazil	Seara	Beef North America	Pork USA	Pilgrim’s Pride	Australia	Others	Total reportable segments	Elimination (*)	Total
Net revenue	9,989,966	6,773,847	21,443,400	7,626,244	14,765,111	5,344,942	712,984	66,656,494	(1,613,788)	65,042,706
Adjusted EBITDA(1)	431,868	714,668	4,511,948	786,007	1,691,656	327,573	24,729	8,488,449	(2,033)	8,486,416
	2020
	Brazil	Seara	Beef North America	Pork USA	Pilgrim’s Pride	Australia	Others	Total reportable segments	Elimination (*)	Total
Net revenue	8,055,654	5,186,555	16,448,876	6,144,599	12,037,957	4,673,617	563,781	53,111,039	(779,871)	52,331,168
Adjusted EBITDA(1)	577,353	821,986	2,161,403	641,557	1,149,228	275,408	11,774	5,638,709	(2,079)	5,636,630

____________

(*)      Includes intercompany and intersegment transactions.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

26 Operating segments (cont.)

(1)      The Adjusted EBITDA is reconciled with the consolidated operating profit, as follows below:

	2022	2021	2020
Operating profit	4,783,391	5,984,069	3,883,799
Depreciation and amortization	1,907,923	1,673,216	1,519,282
DOJ and Antitrust agreements(1)	101,447	792,700	238,191
Donations and social programs(2)	22,892	18,278	58,709
Out of period tax credit impacts(3)	—	(18,840)	(78,018)
JBS Fund For The Amazon(4)	1,050	9,033	—
J&F Leniency expenses refund(5)	(93,786)	—	—
Other operating income (expense), net(6)	(911)	27,960	14,667
Elimination	2,183	2,033	2,079
Total Adjusted EBITDA for operating segments	6,724,187	8,488,449	5,638,709

____________

(1)      Refers to the Agreements entered by JBS USA and its subsidiaries as described in Note 20 — Provisions for legal proceedings

(2)      Refers to the donations, as described in Note 27 — Expenses by nature.

(3)      Refers to the recognition of PIS/ COFINS tax credits in the ICMS tax base.

(4)      Refers to the donations made by the Company to the JBS Fund For the Amazon, during the current year, as described in Note 9 — Related party transactions.

(5)      Refers to the leniency expenses refund described in Note 1, item 1.2 — Plea bargain agreement, leniency agreement.

(6)      Refers to several adjustments basically in JBS USA’s jurisdiction such as third-party advisory expenses related to restructuring projects, marketing of social programs, among others.

Below is net revenue and total assets based on geography, presented for supplemental information.

Geographic reporting

	Net revenue			Total assets
	2022	2021	2020	2022	2021	2020
North and Central America	42,934,979	43,834,755	34,631,432	28,967,943	23,641,965	20,839,700
South America	19,022,041	16,763,813	13,242,209	16,883,845	15,778,101	14,235,055
Australia	6,373,122	5,344,942	4,673,617	3,611,682	3,520,751	2,768,885
Europe	5,588,847	597,098	522,421	5,036,017	5,042,651	3,315,304
Others	189,715	115,886	41,360	2,158,279	2,082,577	6,533,851
Intercompany elimination	(1,494,794)	(1,613,788)	(779,871)	(16,772,255)	(12,927,637)	(16,172,444)
Total	72,613,910	65,042,706	52,331,168	39,885,511	37,138,408	31,520,351

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

27 Expenses by nature

The Company’s policy is to present expenses by function in the statement of income. Expenses by nature are disclosed below:

	2022	2021	2020
Cost of sales
Cost of inventories, raw materials and production inputs	(52,469,158)	(45,129,164)	(36,703,514)
Salaries and benefits	(6,951,629)	(6,178,825)	(5,635,439)
Depreciation and amortization	(1,649,450)	(1,445,850)	(1,318,775)
	(61,070,237)	(52,753,839)	(43,657,728)
General and administrative
Salaries and benefits	(1,297,971)	(1,117,757)	(1,046,448)
Fees, services held and general expenses	(670,385)	(712,694)	(581,966)
Depreciation and amortization	(196,288)	(170,793)	(149,674)
DOJ and Antitrust agreements	(101,446)	(792,625)	(238,191)
Donations and social programs(1)	(22,892)	(18,278)	(58,678)
JBS Fund For The Amazon	(1,049)	(9,035)	—
	(2,290,031)	(2,821,182)	(2,074,957)
Selling
Freight and selling expenses	(3,970,690)	(2,994,516)	(2,367,813)
Salaries and benefits	(242,342)	(179,489)	(156,657)
Depreciation and amortization	(62,185)	(57,037)	(51,611)
Advertising and marketing	(337,873)	(250,319)	(185,535)
Net impairment losses on financial	(2,477)	(10,277)	(3,728)
Commissions	(66,122)	(60,117)	(45,440)
	(4,681,689)	(3,551,755)	(2,810,784)

____________

(1)      Refers to donations made to Instituto Germinare regarding improvements on school’s building and the social program “Fazer o Bem Faz Bem” created by the company to help in the fight of the Covid-19 virus.

For the year ended December 31, 2022, the Company incurred expenses with internal research and development, in the amount of US$8,311 (US$11,113 and US$21,023 for the year ended December 31,2021 and 2020).

For the years ended December 31, 2022, 2021 and 2020, other income (expenses) includes gain (losses) of sale of assets, third party advisory expenses related to corporate restructures, goodwill impairment, insurance compensation, leniency expenses refund, extemporaneous tax credits gain, among others.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments

The Group recognizes financial assets and liabilities at fair value upon initial recognition, except for trade accounts receivable that are measured at the transaction price and subsequently classified at amortized cost or at fair value through profit or loss based on the business model for asset management and the contractual cash flow characteristics of the financial asset. Purchases or sales of financial assets or liabilities are recognized on the trade date.

Financial assets are classified, at initial recognition, as subsequently measured at amortized cost, fair value through other comprehensive income (OCI), and fair value through profit or loss. The classification of financial assets at initial recognition depends on the financial asset’s contractual cash flow characteristics and the Group’s business model for managing them:

i.       Financial assets at fair value through profit or loss include financial assets held for trading and financial assets designated at initial recognition at fair value through profit or loss. In this category the Company classifies mainly “CDBs and treasury bills” and “Derivative financial instruments”.

ii.      Amortized cost: Represent financial assets and liabilities which Company’s business model is to maintain financial assets in order to receive contractual cash flows and that exclusively constitute principal and interest payments on the principal amount outstanding. Financial assets at amortized cost are subsequently measured using the effective interest method and are subject to impairment. Gains and losses are recognized when the asset is written off, modified or due to changes in the expected credit losses. In this category the Company classifies mainly “Trade accounts receivable”, “Cash and cash equivalents”, “Trade accounts payable” and “Loans and financing”.

Financial assets and liabilities are offset and presented net in the balance sheet when there is a legal right to offset the amounts recognized and there is an intention to liquidate them on a net basis or to realize the asset and settle the liability simultaneously. The legal right should not be contingent on future events and should be applicable in the normal course of business and in the event of default, insolvency or bankruptcy of the company or the counterparty.

The Company uses the measurement principles described in Note 2.6 — Significant accounting judgements and estimates at each statement of financial position date for each classification type of financial assets and liabilities.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Financial instruments:

Financial instruments are recognized in the consolidated financial statements as follows:

	Notes	December 31, 2022	December 31, 2021	January 1, 2021
Assets
Fair value through profit or loss(1)
Financial investments	4	1,343,149	1,041,522	757,996
National treasury bills	4	109,662	167,217	46,971
Derivative assets		108,505	128,124	52,073
Amortized cost(2)
Cash at banks	4	1,144,741	3,097,814	2,982,002
Margin cash	4	59,088	80,958	—
Trade accounts receivable	5	3,878,167	3,561,940	2,694,250
Related party receivables	9	182,268	74,850	73,512
Total		6,825,580	8,152,425	6,606,804
Liabilities
Amortized cost
Loans and financing	16	(17,700,148)	(16,578,829)	(12,682,415)
Trade accounts payable and supply chain finance	15	(6,531,731)	(5,896,456)	(4,675,745)
Other financial liabilities	20	(11,876)	(16,349)	(23,917)
Fair value through profit or loss
Derivative liabilities		(107,238)	(138,568)	(55,330)
Total		(24,350,993)	(22,630,202)	(17,437,407)

____________

(1)      CDBs are updated at the effective rate but have a short-term and negotiated with financial institutions, and their recognition is equivalent to fair value; (ii) national treasury bill is recognized according to fair value.

(2)      loans and receivables are classified as amortized cost; (ii) the accounts receivable are short-term and net of expected losses.

Fair value of assets and liabilities through profit or loss:    The Group determine fair value measurements in accordance with the hierarchical levels that reflect the significance of the inputs used in the measurement, with the exception of those maturing in the short term, equity instruments without an active market and contracts with discretionary characteristics that the fair value cannot be measured reliably, according to the following levels:

Level 1	—	Quoted prices in active markets (unadjusted) for identical assets or liabilities;
Level 2	—

Inputs other than Level 1, in which prices are quoted for similar assets and liabilities, either directly by obtaining prices in active markets or indirectly through valuation techniques that use data from active markets;

Level 3	—	Inputs used for fair value calculations which are not derived from an active market. The Group do not have any financial instruments that utilize level 3 inputs.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

	December 31, 2022			December 31, 2021			January 1, 2021
	Level 1	Level 2	Total	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial assets
Financial investments	—	1,343,149	1,343,149	—	1,041,522	1,041,522	—	751,353	751,353
National treasury bills	109,662	—	109,662	167,217	—	167,217	46,560	—	46,560
Derivative assets	—	108,505	108,505	—	128,124	128,124	—	51,617	51,617

Financial liabilities
Derivative liabilities	—	107,238	107,238	—	138,568	138,568	—	56,602	56,602

Fair value of assets and liabilities carried at amortized cost:    The fair value of the Notes under Rule 144-A and Regulation S, are estimated using the closing sale price of these securities informed by a financial newswire on December 31, 2022 and 2021 and January 1, 2021, considering there is an active market for these financial instruments. The book value of variable-rate loans and financings approximates fair value given the interest rates adjust for changes in market conditions and the quality of the Company’s credit rating has not substantially changed. For all other financial assets and liabilities, book value approximates fair value due to the short duration of the instruments. The following details the estimated fair value of the notes:

Description	December 31, 2022			December 31, 2021			January 1, 2021
	Principal	Price (% of the Principal)	Fair value	Principal	Price (% of the Principal)	Fair value	Principal	Price (% of the Principal)	Fair Value
Notes 5.75% JBS Lux 2025	—	—	—	—	—	—	1,050,000	102.10	1,072,050
Notes 5.75% PPC 2025	—	—	—	—	—	—	1,000,000	102.45	1,024,510
Notes 7.00% JBS Lux 2026	—	—	—	—	—	—	1,000,000	107.95	1,079,500
Notes 5.88% PPC 2027	850,000	99.55%	846,175	850,000	105.91	900,193	850,000	107.29	911,957
Notes 2.50% JBS Lux 2027	1,000,000	86.90%	869,040	—	—	—	—	—	—
Notes 5.75% JBS Lux 2028	—	—	—	750,000	104.49	783,675	750,000	108.00	810,000
Notes 6.75% JBS Lux 2028	—	—	—	900.000	108.25	974,250	900,000	112.16	1,009,476
Notes 5.13% JBS Lux 2028	900,000	95.13%	856,188	—	—	—	—	—	—
Notes 6.50% JBS Lux 2029	77,973	98.16%	76,537	—	—	—	1,400,000	116.43	1,630,062
Notes 3.00% JBS Lux 2029	600,000	84.02%	504,108	1,400,000	109.75	1,536,500
Notes 5.50% JBS Lux 2030	1,250,000	95.40%	1,192,475	1,250,000	108.66	1,358,213	1,250,000	114.65	1,433,125
Notes 3.75% JBS Lux 2031	500,000	82.46%	412,280	500,000	101.80	509,000	—	—	—
Notes 4.25% PPC 2031	1,000,000	86.39%	863,940	1,000,000	105.51	1,055,140	—	—	—
Notes 3.00% JBS Lux 2032	1,000,000	77.61%	776,110	1,000,000	99.88	998,820	—	—	—
Notes 3.63% JBS Lux 2032	1,000,000	82.64%	822,410	—	—	—	—	—	—
Notes 3.50% PPC 2032	900,000	80.72%	726,498	900,000	101.68	915,120	—	—	—
Notes 5.75% JBS Lux 2033	2,050,000	95.41%	1,955,885	—	—	—	—	—	—
Notes 4.38% JBS Lux 2052	900,000	71.80%	646,182	—	—	—	—	—	—
Notes 6.50% JBS Lux 2052	1,550,000	96.79%	1,500,276	—	—	—	—	—	—
	13,577,973		12,048,104	8,550,000		9,030,911	8,200,000		8,970,680

Finance income (expense) by category of financial instrument:

	2022	2021	2020
Fair value through profit or loss	(277,875)	77,969	(44,064)
Amortized cost	(963,823)	(1,019,327)	(2,329,730)
Total	(1,241,698)	(941,358)	(2,373,794)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Risk management:

The Group during the regular course of its operations is exposed to market, credit and liquidity risks. These exposures are managed by the Risk Management Department, following the Financial and Commodities Risk Management Policy defined by the Risk Management Committee and approved by the Board of Directors. The Risk Management Department is responsible for identifying all the risk factors that may cause adverse financial results for the Company and proposing strategies to mitigate those risks. Their proposals are submitted to the Risk Management Committee for submission to the Board of Directors, who supervises the implementation of new solutions, noting limitations of scope and guidelines of the Financial and Commodities Risk Management Policy.

Below are the risks and operations to which the Company is exposed and a sensitivity analysis for each type of risk, consisting in the presentation of the effects in the finance income (expense), net, when subjected to possible changes, of 25% to 50%, in the relevant variables for each risk. For each probable scenario, the Company utilizes the Value at Risk Methodology (VaR),for the confidence interval (C.I.) of 99% and a horizon of one day.

a. Market Risk:

The exposure to market risk is continuously monitored, especially the risks related to foreign exchange, interest rates and commodity prices, which directly affect the value of financial assets and liabilities, future cash flows and net investments in foreign subsidiaries. In these cases, Group may use financial hedge instruments, including derivatives, with the approval by the Board of Directors.

It is the responsibility of the Risk Management Department to ensure that other areas are within the risk exposure limits set by Management to protect against volatility in price, centralize the exposures and apply the Financial and Commodities Risk Management policy.

The Risk Management Department uses proprietary and third-party information systems specially developed to control and manage market risk, applying stress scenario and Value at Risk analysis (VaR) to measure Company’s net exposure as well as the cash flow risk with the B3 and the Chicago Mercantile Exchange.

a1. Interest rate risk

Interest rate risk is related to potentially adverse results that Group may realize from changes in interest rates, which may be caused by economic crisis, changes in sovereign monetary policy, or market movements. The Company primarily has assets and mainly liabilities exposed to variable interest rates like the CDI Interbank Deposit Certificate), LIBOR (London Interbank Offer Rate), IPCA (Extended National Consumer Price Index) and TJLP (Long Term Interest Rate), among others. The Company’s Financial and Commodities Risk Management Policy does not define the proportion between float and fixed exposures, but the Risk Management Department monitors market conditions and may propose to the Risk Management Committee strategies to rebalance the exposure.

The risk management committee manages and monitors the Company’s transition to alternative rates. The committee evaluates the extent to which contracts reference LIBOR cash flows, whether such contracts will need to be amended as a result of LIBOR reform and how to manage communication about the reform with counterparties. Therefore, the committee provides periodic reports to management of interest rate risk and risks arising from LIBOR reform.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

For informational purposes and in accordance with our Financial and Commodities Risk Management Policy, the notional amounts of assets and liabilities exposed to floating interest rates are presented below:

	December 31, 2022	December 31, 2021	January 1, 2021
Net exposure to the CDI rate:
CRA – Agribusiness Credit Receivable Certificates	(5,882)	(6,174)	(11,511)
Credit note – export	(441,125)	(357,976)	(499,696)
Rural – Credit note – Prefixed	(800)	(10,924)	(19,227)
Related party transactions	1,502	—	—
CDB-DI (Bank certificates of deposit)	676,961	970,609	405,225
Margin cash	74,237	49,503	—
Treasury bills	23,774	—	—
Subtotal	328,667	645,038	(125,209)
Derivatives (DI)	—	—	13,383
Derivatives (Swap)	(1,220,527)	(516,232)	158,621
Total	(891,860)	128,806	46,795
Liabilities exposure to the LIBOR rate:
Prepayment	(292,209)	(433,684)	(578,160)
FINIMP	(2,823)	(55,659)	(37,605)
Term loan JBS Lux 2026	—	(1,841,555)	(1,857,043)
PPC term loan	(478,916)	(503,749)	(446,667)
Working Capital – Dollars	(3,190)	(3,470)	(3,789)
Others	—	(70)	(75)
Subtotal	(777,138)	(2,838,187)	(2,923,339)
Derivatives (Swap)	295,353	1,854,388	1,991,066
Total	(481,785)	(983,799)	(932,273)
Net exposure to the IPCA rate:
Treasury bills	14,767	25,013	27,503
CRA – Agribusiness Credit Receivable Certificates	(1,609,636)	(976,823)	(448,221)
Margin cash	15,237	51,880	—
Related party transactions	104,100	—	—
Subtotal	(1,475,532)	(899,930)	(420,221)
Derivatives (Swap)	1,365,001	674,406	210,470
Total	(110,531)	(225,524)	(210,248)
Liabilities exposure to the TJLP rate:
CDB-DI (Bank certificates of deposit)	—	—	(37)
FINAME	—	—	(4,065)
Working capital – Brazilian Reais	(647)	(9,454)	(9,846)
Total	(647)	(9,454)	(13,948)
Assets exposure to the CPI rate:
Margin cash	40,469	40,821	—
Total	40,469	40,821	—
Liabilities exposure to the SOFR rate:
Prepayment	(161,410)	—	—
Total	(161,410)	—	—

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Sensitivity analysis:

			Scenario (I) VaR 99% C.I. 1 day		Scenario (II) Interest rate variation – 25%		Scenario (III) Interest rate variation – 50%
Contracts exposure	Risk	Current scenario	Rate	Effect on income	Rate	Effect on income	Rate	Effect on income
CDI	Increase	13.65%	13.75%	(879)	17.06%	(30,751)	20.48%	(61,493)
Libor	Increase	5.48%	5.49%	(39)	6.85%	(6,672)	8.22%	(13,340)
IPCA	Increase	5.90%	5.93%	(30)	7.38%	(1,647)	8.85%	(3,294)
TJLP	Increase	7.20%	7.20%	—	9.00%	(12)	10.80%	(24)
CPI	Decrease	7.10%	7.09%	(6)	5.33%	(726)	3.55%	(1,451)
SOFR	Increase	4.30%	4.31%	(18)	5.38%	(1,753)	6.45%	(3,506)
				(972)		(41,561)		(83,108)
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Quantity	Notional	Fair value	Quantity	Notional	Fair value	Quantity	Notional	Fair value
Future contracts	DI	—	—	—	—	—	—	—	755	(13,383)	(12)
			December 31, 2022				December 31, 2021				January 1, 2021
Instrument	Risk factor	Maturity	Notional	Fair value (Asset) – US$	Fair value (Liability) – US$	Fair value	Notional	Fair value (Asset) – US$	Fair value (Liability) – US$	Fair value	Notional	Fair value (Asset) – US$	Fair value (Liability) – US$	Fair value
	PRE USD	2022	—	—	—	—	431,850	76,889	(82,169)	(5,280)	—	—	—	—
	LIBOR	2022	—	—	—	—	2,301,956	412,807	(412,905)	(98)	2,143,639	413,345	(413,985)	(640)
	CDI	2023	400,000	80,523	(77,551)	2,972	800,000	148,422	(142,604)	5,818	800,000	158,621	(164,005)	(5,434)
	LIBOR	2023	—	—	—	—	5,580,500	1,008,034	(1,004,020)	4,014	5,196,700	1,003,948	(1,006,605)	(2,657)
	LIBOR	2024	1,507,335	295,353	(280,251)	15,101	3,224,289	433,547	(431,070)	2,477	3,002,538	573,773	(576,295)	(2,522)
	IPCA	2024	537,534	123,845	(98,448)	25,397	537,534	111,772	(93,540)	18,232	537,534	121,018	(115,631)	5,387
	IPCA	2027	387,000	80,302	(80,025)	276	387,000	74,237	(75,227)	(990)	—	—	—	—
Swap	IPCA	2028	442,000	92,333	(93,764)	(1,431)	442,000	86,272	(87,898)	(1,626)	—	—	—	—
	IPCA	2030	1,400,000	296,304	(307,264)	(10,960)	1,400,000	278,353	(290,632)	(12,279)	400,000	89,452	(90,859)	(1,407)
	IPCA	2031	1,430,000	283,731	(300,700)	(16,969)	630,000	123,772	(128,729)	(4,957)	—	—	—	—
	IPCA	2032	900,000	177,699	(186,308)	(8,608)	—	—	—	—	—	—	—	—
	IPCA	2036	100,000	19,524	(21,408)	(1,884	—	—	—	—	—	—	—	—
	IPCA	2037	1,272,0000	291,262	(311,581)	(20,319)	—	—	—	—	—	—	—	—
			8,375,869	1,740,876	(1,757,300)	(16,425)	15,735,129	2,754,105	(2,748,794)	5,311	12,080,411	2,360,157	(2,367,430)	(7,273)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

a2. Exchange rate risk

Exchange rate risk relates to potentially adverse results that the Company may face from fluctuations in foreign currency exchange rates from economic crisis, sovereign monetary policy alterations, or market movements.

The Risk Management Department enters into transaction with derivative instruments previously approved by the Board of Directors to protect financial assets and liabilities and future cash flow from commercial activities and net investments in foreign operations. The Board of Directors has approved the use of future contracts, NDFs (non deliverable forwards), DFs (Deliverable forwards), and swaps that may be applied to hedge loans, investments, cash flows from interest payments, export estimate, acquisition of raw material, and other transactions, whenever they are quoted in currencies different than the Company’s functional currency. The primary exposures to exchange rate risk are in US Dollars (US$), Euro (€), British Pound (£), Mexican Pesos (MXN) and Australian Dollars (AU$).

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

The carrying amounts of assets and liabilities and other positions exposed to foreign currency risk at December 31, 2022, 2021 and 2020 are presented below along with the notional amounts of derivative contracts intended to offset the exposure, in accordance with the Company’s Financial and Commodities Risk Management Policy. The exposure is related to Brazilian Real.

	USD			EUR			GBP			MXN			AUD
	December 31, 2022	December 31, 2021	January 1, 2021	December 31, 2022	December 31, 2021	January 1, 2021	December 31, 2022	December 31, 2021	January 1, 2021	December 31, 2022	December 31, 2021	January 1, 2021	December 31, 2022	December 31, 2021	January 1, 2021
OPERATING
Cash and cash equivalents	737,591	1,599,616	1,211,403	40,184	58,605	14,393	12,202	32,032	6,580	122,588	182,481	258,433	7	48	318
Trade accounts receivable	1,173,723	1,007,912	893,128	136,478	135,694	24,641	51,302	65,951	21,923	126,037	106,554	109,189	86	1,162	2,760
Sales orders	597,296	718,297	388,966	41,964	21,642	9,428	13,379	13,233	21,340	—	—	—	—	—	1,113
Trade accounts payable	(154,283)	(287,027)	(66,629)	(92,271)	(72,144)	(56,273)	(18,799)	(406)	(1,449)	(52,346)	(247,861)	(181,101)	(118)	(2,767)	(1,863)
Provisions for contingencies	—	(7,196)	(24,387)	—	—	—	—	—	—	—	—	—	—	—	—
Income tax payable	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,842)
Purchase orders	(61,679)	(59,961)	(37,863)	(12,181)	(53,685)	(4,249)	—	—	—	—	—	—	—	—	—
Operating subtotal	2,292,648	2,971,640	2,364,617	114,174	90,113	(12,061)	58,084	110,810	48,393	196,279	41,174	186,521	(25)	(1,557)	486
FINANCIAL
Margin cash	269	29,720	—	—	—	—	—	—	—	—	—	—	—	—	—
Advances to customers	(36,204)	(503,268)	(464,624)	(856)	(5,850)	(55,006)	—	—	—	—	—	—	—	—	—
Loans and financing	(1,362,474)	(1,874,416)	(770,638)	(4,986)	(8,021)	(22,358)	—	—	—	—	—	—	—	—	—
Financial subtotal	(1,398,409)	(2,347,964)	(1,235,262)	(5,842)	(13,871)	(77,364)	—	—	—	—	—	—	—	—	—
Operating financial subtotal	894,239	623,677	1,129,355	108,332	76,242	(89,424)	58,084	110,810	48,393	196,279	41,174	186,521	(25)	(1,557)	486

Related party transactions, net	—	(2,023,521)	434,952	289,556	258,823	—	—	—	—	—	—	—	—	426,298	(7,799)
Total exposure	894,239	(1,399,844)	1,564,307	397,888	335,065	(89,424)	58,084	110,810	48,393	196,279	41,174	186,521	(25)	424,741	(7,313)
DERIVATIVES
Future contracts	(103,000)	342,103	(14,900)	(103,490)	—	—	—	—	—	—	—	—	—	—	—
Future contracts DDI	—	—	99,900	—	—	—	—	—	—	—	—	—	—	—	—
Deliverable Forwards (DF´s)	(463,371)	(180,652)	65,022	84,013	140,726	62,048	(5,208)	(8,965)	(8,982)	(291,377)	(217,776)	(223,839)	943	(6,558)	(303)
Non-Deliverable Forwards (NDF´s)	3,029	653,179	450,051	(11,834)	(36,271)	(16,305)	(19,761)	(28,169)	(14,071)	—	—	—	—	—	—
Swap	15,101	79,366	(2,522)	—	—	—	—	—	—	—	—	—	—	—	—
Total derivatives	(548,241)	893,996	597,551	(31,311)	104,455	45,743	(24,969)	(37,134)	(23,053)	(291,377)	(217,776)	(223,839)	943	(6,558)	(303)
NET EXPOSURE IN US	$345,998	(505,848)	2,161,858	366,577	439,520	(43,681)	33,115	73,676	25,340	(95,098)	(176,602)	(37,318)	918	418,183	(7,616)

Net debt in foreign subsidiaries(1)	(12,816,599)	(8,761,756)	(8,519,053)	—	—	—	—	—	—	—	—	—	—	—	—

____________

(1)      The Company includes the net debt of foreign subsidiaries in the disclosure of economic hedging exposure. Although these debts do not generate foreign exchange gains or losses (since they are foreign debts and in the functional currency of each respective country), they are translated to Brazilian Real in the consolidation, impacting the equity as exchange variation of investment, influencing the consolidated debt of the Company, and consequently the leverage indicators.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

a2.1. Sensitivity analysis and derivative financial instruments breakdown:

a2.1.1 US Dollar (amounts in thousands of US$):

Exposure of US$	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	5.2177	5.3637	64,827	6.5221	579,040	7.8266	1,158,075
Financial	Depreciation	5.2177	5.3637	(68,664)	6.5221	(613,304)	7.8266	(1,226,604)
Derivatives	Depreciation	5.2177	5.3637	(15,502)	6.5221	(138,466)	7.8266	(276,931)
Exposure of US$	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Net debt in foreign subsidiaries	Depreciation	5.2177	5.3637	(362,406)	6.5221	(3,237,010)	7.8266	(6,473,995)
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Quantity	Notional (US$)	Fair value	Quantity	Notional (US$)	Fair value	Quantity	Notional (US$)	Fair value
Future Contract	American dollar	Long	—	—	—	6,842	342,103	(9,488)	—	—	—
Future Contract	American dollar	Short	2,060	(103,000)	(872)	—	—	—	298	(14,900)	(323)
Future Contract	DDI	—	—	—	—	—	—	—	1,998	99,900	69
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Notional (USD)	Notional (US$)	Fair value	Notional (USD)	Notional (US$)	Fair value	Notional (USD)	Notional (US$)	Fair value
Deliverable Forwards	American dollar	Short	(463,371)	(2,417,731)	67,658	(32,372)	(186,863)	6,191	—	—	—
Deliverable Forwards	American dollar	Long	—	—	—	—	—	—	16,132	62,632	(2,621)
Non-Deliverable Forwards	American dollar	Long	3,029	15,804	(339)	117,047	675,634	(8,105)	111,656	433,507	(11,903)

a2.1.2 € - EURO (amounts in thousands of US$):

			Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
Exposure of US$	Risk	Current exchange	Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	5.5694	5.4049	(3,373)	4.1771	(28,543)	2.7847	(57,087)
Financial	Depreciation	5.5694	5.4049	173	4.1771	1,461	2.7847	2,921
Related party	Appreciation	5.5694	5.4049	(8,554)	4.1771	(72,389)	2.7847	(144,778)
Derivatives	Depreciation	5.5694	5.4049	925	4.1771	7,828	2.7847	15,656
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Notional (EUR)	Notional (US$)	Fair value	Notional (EUR)	Notional (US$)	Fair value	Notional (EUR)	Notional (US$)	Fair value
Deliverable Forwards	Euro	Long	78,708	85,306	3,443	22,263	145,564	(2,886)	9,729	59,767	(1,268)
Non-Deliverable Forwards	Euro	Short	(11,087)	(12,016)	9	(5,738)	(37,518)	424	(2,566)	(15,706)	401

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

a2.1.3 £ — British Pound (amounts in thousands of US$):

Exposure of US$	Risk	Current exchange	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	6.2785	6.0899	(1,631)	4.7089	(13,577)	3.1393	(27,154)
Derivatives	Depreciation	6.2785	6.0899	701	4.7089	5,836	3.1393	11,673
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Notional (GBP)	Notional (US$)	Fair value	Notional (GBP)	Notional (US$)	Fair value	Notional (GBP)	Notional (US$)	Fair value
Deliverable Forwards	British pound	Short	(829)	(4,869)	(193)	(1,191)	(9,273)	(56)	(1,265)	(8,652)	47
Non-Deliverable Forwards	British pound	Short	(3,147)	(18,476)	1,357	(3,744)	(29,137)	(10,298)	(1,982)	(13,554)	(164)

a2.1.4 MXN — Mexican Peso (amounts in thousands of US$):

Exposure of US$	Risk	Current exchange rate	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Appreciation	0.2667	0.2731	4,411	0.3334	45,883	0.4001	91,759
Derivatives	Depreciation	0.2667	0.2731	(6,548)	0.3334	(68,114)	0.4001	(136,217)
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Notional (MXN)	Notional (US$)	Fair value	Notional (MXN)	Notional (US$)	Fair value	Notional (MXN)	Notional (US$)	Fair value
Deliverable Forwards	Mexican peso	Short	(1,092,527)	(272,434)	(30,362)	(797,714)	(225,263)	(19,615)	(857,621)	(215,610)	6,397

a2.1.5 AUD — Australian Dollar (amounts in thousands of US$):

Exposure of US$	Risk	Current exchange rate	Scenario (i) VaR 99% I.C. 1 day		Scenario (ii) Interest rate variation – 25%		Scenario (iii) Interest rate variation – 50%
			Exchange rate	Effect on income	Exchange rate	Effect on income	Exchange rate	Effect on income
Operating	Depreciation	3.5459	3.4519	1	2.6594	6	1.7730	12
Derivatives	Appreciation	3.5459	3.4519	(23)	2.6594	(220)	1.7730	(441)
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Notional (AUD)	Notional (US$)	Fair value	Notional (AUD)	Notional (US$)	Fair value	Notional (AUD)	Notional (US$)	Fair value

Deliverable Forwards	Australian dollar	Short	—	—	—	(1,621)	(6,783)	363	(75)	(292)	(47)
Deliverable Forwards	Australian dollar	Long	266	943	5	—	—	—	—	—	—

b.    Commodity price risk

The Company operates globally (the entire livestock protein chain and related business) and during the regular course of its operations is exposed to price fluctuations in feeder cattle, live cattle, lean hogs, corn, soybeans, and energy, especially in the North American, Australian and Brazilian markets. Commodity markets are characterized

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

by volatility arising from external factors including climate, supply levels, transportation costs, agricultural policies and storage costs, among others. The Risk Management Department is responsible for mapping the exposures to commodity prices of the Group and proposing strategies to the Risk Management Committee, in order to mitigate such exposures.

Biological assets are a very important raw material used by the Company. In order to maintain future supply of these materials, the Company participates in forward contracts to anticipate purchases with suppliers. To complement these forward purchases, the Company use derivative instruments to mitigate each specific exposure, most notably futures contracts, to mitigate the impact of price fluctuations — on inventories and sales contracts. The Company takes the historical average amount spent on materials as an indication of the operational value to be protected by firm contracts.

b1.    Position balance in commodities (cattle) contracts of the Company:

Given the nature of its operations, the Company is exposed to volatility in cattle prices, where price fluctuations arise from factors beyond the Company’s control, such as climate, cattle supply, transportation costs and agricultural policies among others. Forward purchases of cattle can be negotiated at floating (prices marked at the delivery day current price) or fixed prices. The Company may use future contracts traded at the B3 to balance these exposures.

The factors that influence the commodity price risk reduction strategy are the timing of term contracts for cattle purchases considering any negotiated values and terms.

The Company’s exposure to cattle price fluctuation as of December 31, 2022, 2021 and January 1, 2021 are presented below in accordance with the Company’s Financial and Commodities Risk Management Policy and are representative of the exposure at each period end.

	Company
EXPOSURE in Commodities (Cattle)	December 31, 2022	December 31, 2021	January 1, 2021
Firm contracts of cattle purchase	2,873	14,001	31,579
Subtotal	2,873	14,001	31,579
DERIVATIVES
Future contracts	(385)	(13,343)	(11,056)
Subtotal	(385)	(13,343)	(11,056)
NET EXPOSURE	2,488	658	20,523

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Sensitivity analysis:

			Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) @ Variation – 25%		Scenario (ii) @ Variation – 50%
Exposure	Risk	Current price	Price	Effect on income	Price	Effect on income	Price	Effect on income
				Company		Company		Company
Operating	Cattle depreciation	60.00	58.00	(170)	45.00	(725)	30.00	(1,451)
Derivatives	Cattle appreciation	60.00	58.00	23	45.00	97	30.00	194

Derivatives financial instruments breakdown:

			Company
			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Quantity	Notional	Fair value	Quantity	Notional	Fair value	Quantity	Notional	Fair value
Future Contracts	Commodities (Cattle)	Long	21	(385)	(19)	663	(13,343)	(34)	633	(11,056)	19

b2.    Position balance in commodities (grain) derivatives financial instruments of Seara Alimentos:

Seara Alimentos is exposed to price volatility of grain, which changes based on factors beyond the management’s control, such as climate, the supply volume, transportation costs, agricultural policies and others.

Seara Alimentos, in accordance with its policy of inventory management, started the strategy of managing the risk of grain’s price by actively monitoring the Company´s grains needs, including expectations of future consumption, anticipated purchases, combined with future market operations, by hedging with grain futures on B3, CME and Over the Counter (OTC), through Non-Deliverable Forwards (NDFs), in order reduce price volatility.

The internal controls used for coverage and risk management are made through spreadsheets and monitoring of operations performed and calculation of VAR for 1 day, with a confidence interval of 99%.

Management’s estimate at the exposure risk to grain’s price changes at Seara Alimentos at December 31, 2022, 2021 and January 1, 2021 are presented below in accordance with the Financial and Commodities Risk Management Policy and are representative of the exposure incurred during the period.

EXPOSURE in Commodities (Grain)	Seara Alimentos
	December 31, 2022	December 31, 2021	January 1, 2021
OPERATING
Purchase orders	224.766	346,574	57,048
Subtotal	224.766	346,574	57,048
DERIVATIVES
Future contracts	(948)	(17,218)	49,142
Brazil Cash basis	—	3,542	947
Non-Deliverable Forwards	(30.990)	(202,375)	—
Subtotal	(31.938)	(216,051)	50,089
NET EXPOSURE	192.828	130,523	107,137

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Sensitivity analysis:

Exposure	Risk	Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Price variation – 25%		Scenario (ii) Price variation – 50%
		Price	Effect on income	Price	Effect on income	Price	Effect on income
			Seara Alimentos		Seara Alimentos		Seara Alimentos
Operating	Depreciation	(1,48)%	(3,106)	(25.00)%	(52,538)	(50.00)%	(105,077)
Derivatives	Appreciation	(1,48)%	441	(25.00)%	7,465	(50.00)%	14,931

Derivatives financial instruments breakdown:

Instrument	Risk factor	Nature	Seara Alimentos
			December 31, 2022			December 31, 2021			January 1, 2021
			Quantity	Notional	Fair value	Quantity	Notional	Fair value	Quantity	Notional	Fair value
Future contracts	Commodities (Grains)	Short	520	(886)	(2,289)	1,577	(17,218)	(10,674)	—	—	—
Future contracts	Commodities (Grains)	Long	—	—	—	—	—	—	1,004	49,142	16
Brazil Cash basis	Commodities (Grains)	Long	—	—	—	215,000	3,542	(344)	129,000	947	4,096
Non-Deliverable Forwards	Commodities (Grains)	Short	717	(28,975)	640	28,500	(202,375)	10,291	—	—	—

b3. Hedge accounting of Seara Alimentos:

The derivative financial instruments designated at December 31, 2022, as hedge accounting, according to the Cash Flow method, to protect the operating results in relation to the price of commodities are:

Hedge accounting – Derivative instruments	Risk factor	Quantity – Future purchase	Quantity	Notional	Fair value
Future contracts	Commodities	520	520	(958)	(2,473)
Non-Deliverable Forwards	Commodities	4,000	4,000	(31,307)	691
					(1,782)

b3.1. Hedge accounting:

From the third quarter of 2021, the indirect subsidiary Seara Alimentos reviewed its hedge policies and started to apply hedge accounting in grain operations, aiming at bringing stability to the subsidiary’s results. The designation of these instruments is based on the guidelines outlined in the Financial and Commodity Risk Management Policy defined by the Risk Management Committee and approved by the Board of Directors.

Financial instruments designated for hedge accounting were classified as cash flow hedge. The effective amount of the instrument’s gain or loss is recognized under “Other comprehensive income (expense)” and the ineffective amount under “Financial income (expense), net”, and the accumulated gains and losses are reclassified to profit and loss or to the balance sheet when the object is recognized, adjusting the item in which the hedged object was recorded.

In these hedge relationships, the main sources of ineffectiveness are the effect of the counterparties and the Group’s own credit risk on the fair value of the forward foreign exchange contracts, which is not reflected in the change in the fair value of the hedged cash flows attributable to the change in exchange rates; and changes in the timing of the hedged transactions.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Below are the effects on the Seara’s statement of income, after the adoption of hedge accounting:

	December 31, 2022	December 31, 2021
Statements of income:
Cost of sales before hedge accounting adoption	(7,303,648)	(5,693,583)

Derivatives operating income (loss)	61,857	(21,707)
Currency	10,103	(11,203)
Commodities	51,754	(10,504)
Cost of sales with hedge accounting	(7,241,791)	(5,715,290)

Financial income (expense), net excluding derivatives	(45,390)	(224,263)
Derivatives financial income (expense), net	(46,354)	(35,677)
Currency	(61,277)	(32,793)
Commodities	26	(13,911)
Interests	14,897	11,027

Financial income (expense), net	(91,744)	(259,940)

Below are the effects on other comprehensive income (expense), after the adoption of hedge accounting:

	December 31, 2022	December 31, 2021
	Seara Alimentos	Seara Alimentos
Statements of other comprehensive income (expense):
Financial instruments designated as hedge accounting:
Currency	(2,622)	16,765
Commodities	(5,178)	22,700

Gain (loss) on cash flow hedge	(48,526)	38,154
Deferred income tax on hedge accounting	16,499	(12,972)
Total of other comprehensive income (expense)	(32,027)	25,182

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Below are the effects on the balance sheet, after the adoption of hedge accounting:

	December 31, 2022	December 31, 2021
	Seara Alimentos	Seara Alimentos
Balance sheet:
Derivative (liabilities)/assets	(1,764)	(11,804)
Financial instruments designated as hedge accounting:
Currency	—	(11,422)
Commodities	(1,764)	(382)
Derivative (liabilities)/assets	18,073	7,951
Financial instruments not designated as hedge accounting:
Commodities	—	(344)
Interests	18,073	8,295

Other comprehensive income (expense)	7,720	38,154
Currency	(2,595)	16,208
Commodities	(5,125)	21,946

Inventories	6,951	(16,464)
Currency	2,298	(8,497)
Commodities	4,653	(7,967)

Open balance sheet position of derivative assets and liabilities:

	December 31, 2022	December 31, 2021
	Seara Alimentos	Seara Alimentos
Assets:
Designated as hedge accounting	—	289
Currency	—	289

Not designated as hedge accounting	18,072	8.295
Interests	18,072	8,295

Current assets	13,267	3,514
Non-current assets	4,807	5,070

(Liabilities):
Designated as hedge accounting	1,764	12,093
Currency	—	11,711
Commodities	1,764	382

Current liabilities	1,764	12,437

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

b4. Position balance in commodities derivatives financial instruments of JBS USA:

EXPOSURE in Commodities	JBS USA
	December 31, 2022	December 31, 2021	January 1, 2021
OPERATIONAL
Firm contracts of cattle purchase	2,514,530	2,703,268	1,937,673
Subtotal	2,514,530	2,703,268	1,937,673
DERIVATIVES
Deliverable Forwards	(154,278)	(523,170)	(642,777)
Subtotal	(154,278)	(523,170)	(642,777)
NET EXPOSURE	2,360,252	2,180,098	1,294,896

Sensitivity analysis:

		Scenario (i) VaR 99% C.I. 1 day		Scenario (ii) Price variation – 25%		Scenario (iii) Price variation – 50%
			Effect on income		Effect on income		Effect on income
Exposure	Risk	Price	JBS USA	Price	JBS USA	Price	JBS USA
Operating	Depreciation	(1.99)%	(50,628)	(25.00)%	(635,077)	(50.00)%	(1,270,154)
Derivatives	Appreciation	(1.99)%	2,875	(25.00)%	38,965	(50.00)%	77,930

Derivatives financial instruments breakdown:

			December 31, 2022			December 31, 2021			January 1, 2021
Instrument	Risk factor	Nature	Notional (USD)	Notional (US$)	Fair value	Notional (USD)	Notional (US$)	Fair value	Notional (USD)	Notional (US$)	Fair value

Deliverable Forwards	Commodities (Cattle)	Short	(29,871)	(155,860)	(31,502)	(93,750)	(523,170)	(40,241)	(123,689)	(642,777)	5,278

c. Credit risk

The Group is potentially subject to credit risk related to accounts receivable, financial investments and derivative contracts. For the receivable account the Financial and Commodities Risk Policy significantly understand the diversification of the portfolio contribute significantly to the reduction of credit, but also sets parameters for the credit granting observing the measures, financial and operational, supported by consultations with agencies that also monitor credit. The impairment of these financial assets is carried out based on credit analyses. If the counter party of a financial transaction is a financial institution (financial investments and derivative contracts), the Company establishes exposure limits set by the Risk Management Committee, based on the risk ratings of specialized international agencies.

The Group considers a financial asset to be in default when:

•        the debtor is unlikely to pay its credit obligations to the Group in full, without recourse by the Group to actions such as realizing security (if any is held); or

•        the losses are expected based on the client’s operational history and credit.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Amounts invested in private bonds (notably bank certificates of deposit) and receivables transactions contracted with banks must comply with the following table limits such that the total volume does not exceed a specified percentage of the equity of the financial institution (% Equity). Additionally, the maturity of the financial investment should be no longer than the maximum horizon.

Category%	Equity	Maximum horizon
AAA	2.00%	5 years
AA	1.00%	3 years
A	0.50%	2 years
BBB	0.25%	1 year

The information about the exposure to weighted average loss rate, gross carrying amount, impairment losses recognized in profit or loss were as follows:

	Weighted average loss rate	Gross carrying amount	Impairment loss allowance
December 31, 2022
Cash and cash equivalents	—	2,526,431	—
Margin cash	—	130,209	—
Trade accounts receivable	2.13%	3,878,125	(82,636)
Related party receivables	—	182,268	—
		6,717,033	(82,636)
	Weighted average loss rate	Gross carrying amount	Impairment loss allowance
December 31, 2021
Cash and cash equivalents	—	4,164,349	—
Margin cash	—	223,162	—
Trade accounts receivable	2.31%	3,561,940	(82,318)
Related party receivables	—	74,850	—
		8,024,301	(82,318)
	Weighted average loss rate	Gross carrying amount	Impairment loss allowance
January 1, 2021
Cash and cash equivalents	—	3,786,969	—
Trade accounts receivable	2.96%	2,694,250	(79,638)
Related party receivables	—	73,512	—
		6,554,731	(79,638)

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

d. Liquidity risk

Liquidity risk arises from the Company’s working capital management and financing costs amortization, especially of debt instruments. This is the risk that the Company may not have available liquidity to meet its financial obligations when they are due.

The Company manages its capital by focusing on liquidity and leverage metrics that enable a return to shareholders over the medium term, consistent with the risks assumed in the transaction.

The Company manages its liquidity risk manly through evaluating its quick ratio, which is computed as cash plus financial investments divided by short-term debt. Liquidity is maintained by managing the overall leverage of the Company to monitoring the ratio of net debt to “EBITDA” at levels considered to be manageable for continuity of operations.

Based on the analysis of these indicators, management of working capital has been defined to include the natural leverage of the Company at levels equal to or less than the leverage ratio that the Company would like to achieve.

The index of liquidity and leverage are shown below:

	December 31, 2022	December 31, 2021	December 31, 2020
Cash and cash equivalents	2,526,431	4,164,349	3,786,969
Loans and financings – Current	(1,577,047)	(2,134,985)	(877,884)
Quick ratio	1.60	1.95	4.31
Leverage indicator (USD)	2.26x	1.46x	1.58x

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

The table below shows the contractual obligation amounts from financial liabilities of the Group according to their maturities:

	December 31, 2022					December 31, 2021					January 1, 2021
	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total	Less than 1 year	Between 1 and 3 years	Between 4 and 5 years	More than 5 years	Total
Trade accounts payable and supply chain finance	6.531.731	—	—	—	6.531.731	5,896,457	—	—	—	5,896,457	4,675,744	—	—	—	4,675,744
Loans and financing	1.577.047	815.045	2.396.339	12.911.717	17.700.148	2,134,985	933,165	2,214,411	11,296,267	16,578,828	877,884	1,181,985	2,344,135	8,278,411	12,682,415
Estimated interest on loans and financing(1)	924.346	1.837.495	1.485.208	4.441.125	8.688.174	704,876	1,255,090	1,180,609	1,818,621	4,959,196	580,165	1,196,489	1,072,562	1,129,181	3,978,397
Derivatives liabilities	107.238	—	—	—	107.238	138,568	—	—	—	138,568	55,330	1,772	—	—	57,102
Other financial liabilities	6.498	5.327	51	—	11.876	6,664	9,670	15	—	16,349	8,779	10,356	4,782	—	23,917
Payments of leases	342.747	500.539	313.253	853.253	2.009.792	291,352	446,371	285,284	706,244	1,729,251	248,826	460,012	284,529	393,855	1,387,222

____________

(1)      Includes interest on all loans and financing outstanding. Payments are estimated for variable rate debt based on effective interest rates at December 31, 2021 and 2020. Payments in foreign currencies are estimate using the December 31, 2021 and December 31, 2020 exchange rates.

The Company has future commitment for purchase of grains and cattle for the next 5 years whose balances at December 31, 2022 is US$32.7 billion.

The Company has securities pledged as collateral for derivative transactions with the commodities and futures whose balance at December 31, 2022 is US$15,416 (US$30,250 at December 31, 2021 and US$27,148 at December 31, 2020). This guarantee is superior to the need presented for these operations.

The indirect subsidiary JBS USA and its subsidiaries, has securities pledged as collateral for derivative transactions with the commodities and futures whose balance at December 31, 2022 is US$99,288 (US$92,058 at December 31, 2021 and US$58,400 at December 31, 2020). This guarantee is larger than its collateral.

JBS S.A. Notes to the consolidated financial statements For the years ended December 31, 2022, 2021 and 2020 (Expressed in thousands of United States dollar)

28 Risk management and financial instruments (cont.)

Also, the direct subsidiary Seara Alimentos has securities pledged as collateral for derivative transactions with the commodities and futures whose balance at December 31, 2022 is US$15,505 (US$100,854 in December 31, 2021 and US$19,151 in December 31, 2020). This guarantee is larger than its collateral.

As disclosed in Note 16 — Loans and financings, the Group has multiple bank loans that contains a loan covenants. A future breach of covenant may require the Group to repay the these and other loans earlier indicated in the above table.

The interest payments on variable interest rate loans and bond issues in the table above reflect market forward interest rates at the reporting date and these amounts may change as market interest rates change. The future cash flows on derivative instruments may be different from the amount in the above table as interest rates and exchange rates or the relevant conditions underlying the derivative change. Except for these financial liabilities, it is not expected that the cash flows included in the maturity analysis could occur significantly earlier, or at significantly different amounts.

e. Risks linked to climate change and the sustainability strategy

In view the Company’s operations, there is inherent exposure to risks related to climate change. Certain Company assets, which are mainly biological assets that can be measured at fair value, may be impacted by climate change and are considered in the preparation process of these financial statements.

For the year ended December 31, 2022, Management considered as main risk the data and assumptions highlighted below:

(i)     possible impacts on the determination of fair value in biological assets due to the effects of climate change, such as temperature rise, scarcity of water resources, may impact some assumptions used in accounting estimates related to the Company’s biological assets, as follows:

•        losses of biological assets due to heat waves and droughts which occur with greater frequency and intensity;

•        reduction in the expected growth of our biological assets due to natural disasters, fires, pandemics or changes in rainfall patterns; and

•        interruption in the production chain due to adverse weather events, causing power outages, fuel shortages, disruption of transportation channels, among other things.

(ii)    structural changes and their impacts on the business, such as:

•        regulatory and legal: regulation and legislation arising from Brazilian and/or international authorities that encourage the transition to a low-carbon economy and/or with greater biodiversity and that increase the risk of litigation and/or commercial restrictions related to the alleged contribution, even if indirect, for the intensification of climate change;

•        reputational: related to customers’ perceptions and the society in general regarding the positive or negative contribution of an organization to a low carbon economy.

* * * * *

PROSPECTUS

, 2023

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.     Indemnification of Directors and Officers.

Registrants incorporated as a corporation in Delaware

Article X of the Certificate of Incorporation of JBS USA Food Company provides that its directors shall not be personally liable to JBS USA Food Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the company or its stockholders, (b) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware (the “DGCL”), or (d) for any transaction from which the director derived an improper personal benefit; provided, however, that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of JBS USA Food Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Article VIII of the Certificate of Incorporation of JBS USA Food Company and Article IV of the Bylaws of JBS USA Finance, Inc., provides that any person who was, is or is threatened to be made a party to a proceeding (whether civil, criminal, administrative, arbitrative, or investigative, other than an action by or in the right of the ccorporation) by reason of the fact that he or she (i) is or was a director or officer of the corporation or (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venture, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the companies to the fullest extent permitted under the DGCL, as so amended.

Section 145 of the DGCL authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.

In addition, each Company has obtained a directors’ and officers’ liability and company reimbursement policy for itself and its subsidiaries that insures against certain liabilities under the Securities Act of 1933, as amended, subject to applicable retentions.

Registrant incorporated as a corporation in Brazil

JBS S.A.

Although neither Brazilian law nor JBS S.A. bylaws or other constitutive documents provide for indemnification of directors or officers, JBS S.A. may, directly or through any of its subsidiaries, enter into indemnity agreements with the members of the board of directors of JBS S.A., of any advisory committees, of its executive board or of its direct and indirect subsidiaries, and all other employees with management powers in JBS S.A. and/or any of its direct or indirect subsidiaries, in the event of any damage or loss actually suffered by the beneficiaries as a result of the regular exercise of their duties at JBS S.A., without prejudice to the contracting of a specific insurance contract in favor of such beneficiaries.

JBS S.A. has obtained insurance coverage to protect its directors and officers against civil liabilities incurred by them while exercising their corporate functions during the coverage period. Under the terms of this D&O insurance policy, the insurer will cover up to R$100.0 million in damages as determined by judicial or arbitral decisions as well as private settlements approved by the insurer. The insurance premium value is R$1,557,868.56. The insurance policy currently in effect expires on September 30, 2030 and excludes coverage for damages resulting from willful misconduct, fraud or severe negligence on the part of JBS S.A.’s directors and officers. JBS S.A.

also does not provide a commitment of indemnity to its directors and officers that provides for the payment or reimbursement of expenses incurred by the administrators, arising from the reparation of damages caused to third parties or to JBS S.A. or from the payment of fines and administrative agreements that are not covered by the D&O insurance policy.

Registrant incorporated as a corporation in Luxembourg

A Luxembourg company may be held liable for criminal offenses where a crime or an offense has been committed in the name and for the benefit of such company, by one of its legal organs or one or more member(s) of such organs (e.g., one or more of its legal or de facto directors or managers). As Luxembourg provisions do not exclude accumulation of liabilities, the natural persons who are the authors or accomplices of the crime or the offense may also be subject to criminal liability.

Luxembourg law does not contain provisions regarding the indemnification of directors and officers.

According to Luxembourg employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him or her in the execution of his or her duties under an employment agreement, unless the losses and expenses arise from the employee’s gross negligence or willful misconduct.

JBS USA Lux S.A.

JBS USA Lux S.A. is incorporated as a société anonyme under the laws of Luxembourg. Directors of a Luxembourg société anonyme may be held personally liable as directors for their acts in such capacity in, amongst others, the following circumstances:

(1)    to the company (on a contractual basis), but not to third parties, for the execution of their mandate and for mismanagement; and

(2)    in fault-based tort to third parties (provided that the latter demonstrate that an individual prejudice was suffered as a direct result thereof) and, on a contractual basis, to the company for a breach of the legal or regulatory provisions applicable to companies or of the articles of association of the company.

The articles of association of JBS USA Lux S.A. contain the following provision relating to the liability of the directors of the company (which, from a Luxembourg point of view, only applies for civil liability — as opposed to criminal liability) (the following is an unofficial translation):

“The directors may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.”.”

JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l. and JBS USA Holding Lux S.à r.l.

Each of JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l. and JBS USA Holding Lux S.à r.l. is incorporated as a société à responsabilité limitée incorporated under the laws of Luxembourg. Managers of a Luxembourg société à responsabilité limitée may be held personally liable as managers for their acts in such capacity in, amongst others, the following circumstances:

(1)    to the company (on a contractual basis), but not to third parties, for the execution of their mandate and for mismanagement; and

(2)    in fault-based tort to third parties (provided that the latter demonstrate that an individual prejudice was suffered as a direct result thereof) and, on a contractual basis, to the company for a breach of the legal or regulatory provisions applicable to companies or of the articles of association of the company.

The articles of association of each of JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l. and JBS USA Holding Lux S.à r.l. contain the following provision relating to the liability of the managers of the companies (which, from a Luxembourg point of view, only applies for civil liability — as opposed to criminal liability) (the following is an unofficial translation):

“The managers may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.”

Registrant incorporated as a corporation in Australia

JBS Global Meat Holdings Pty Ltd

Company constitution

Article 21.1 of the constitution of JBS Global Meat Holdings Pty Ltd provides that any person who (i) is or has been a director or secretary of the company or a wholly-owned subsidiary of the company, (ii) makes or participates in making decisions which affect the whole or a substantial part of the business of the company or a wholly owned subsidiary of the company, or (iii) has the capacity to significantly affect the financial standing of the company or a wholly owned subsidiary of the company may be indemnified out of the property of the company for all liability incurred by such a person in their relevant capacity, including legal costs incurred in defending or resisting or otherwise in connection with legal proceedings in which the person becomes involved due to their relevant capacity, in each case, except as prohibited by law.

The company may also pay or agree to pay premiums on contracts of insurance for such liability, except as prohibited by Australian law.

Australian law

Australian law as set out in the Corporations Act 2001 (Cth) provides that a company may indemnify a person as an officer of the company, except to the extent of any of the following:

(a)     a liability owed to the company or a related body corporate of the company;

(b)    a liability for a pecuniary penalty order made under Section 1317G or a compensation order under Section 961M, 1317H, 1317HA, 1317HB, 1317HC or 1317HE of the Corporations Act; or

(c)     a liability that is owed to someone other than the company or a related body corporate of the company and which did not arise out of conduct in good faith.

Australian law provides that a company must not indemnify a person against legal costs incurred in defending an action by an officer of the company if the costs are incurred:

(a)     in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

(b)    in defending or resisting criminal proceedings in which the person is found guilty;

(c)     in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established; or

(d)    in connection with proceedings for relief to the officer or a director under the Corporations Act in which the court denies the relief.

Item 21.     Exhibits and Financial Statement Schedules.

(d)    Exhibits.

Exhibit No.	Description
3.1†	By-laws of JBS S.A. (English translation).
3.2†	Articles of Association of JBS USA Lux S.A. (English translation).
3.3†	Certificate of Incorporation of JBS USA Food Company
3.4†	By-laws of JBS USA Food Company
3.5†	Certificate of Incorporation of JBS USA Finance, Inc.
3.6†	By-laws of JBS USA Finance, Inc.
3.7†	Articles of Association of JBS Global Luxembourg S.à r.l. (English translation).
3.8†	Articles of Association of JBS Holding Luxembourg S.à r.l. (English translation).
3.9†	Articles of Association of JBS USA Holding Lux S.à r.l. (English translation).

Exhibit No.	Description
3.10†	Constitution of JBS Global Meat Holdings Pty. Limited.
4.1†

Registration Rights Agreement, dated as of August 19, 2022, by and among JBS USA Lux S.A., and Barclays Capital Inc., BMO Capital Markets Corp., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Truist Securities, Inc., as dealer managers.

4.2†

Registration Rights Agreement, dated as of August 19, 2022, by and among JBS USA Lux S.A., and Barclays Capital Inc., BMO Capital Markets Corp., Mizuho Securities USA LLC, RBC Capital Markets, LLC and Truist Securities, Inc., as dealer managers.

4.3†

Indenture, dated as of August 19, 2022, among JBS USA Lux S.A., JBS USA Food Company and JBS Finance Inc., as Co-Issuers, each of the guarantors party thereto, and Regions Bank, as Trustee, relating to 2.500% Senior Notes due 2027.

4.4†	Form of 2.500% Notes due 2027 (included in Exhibit 4.3).
4.5†

Indenture, dated as of June 21, 2022, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Co-Issuers, each of the guarantors party thereto, and Regions Bank, as Trustee, relating to 5.125% Senior Notes due 2028

4.6†	Form of 5.125% Senior Notes due 2028 (included in Exhibit 4.5).
4.7†

Indenture, dated as of February 2, 2022, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Co-Issuers, each of the guarantors party thereto, and Regions Bank, as Trustee, relating to 3.000% Senior Notes due 2029.

4.8†	First Supplemental Indenture, dated as of August 15, 2022, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 3.000% Senior Notes due 2029.
4.9†	Form of 3.000% Senior Notes due 2029 (included in Exhibit 4.7).
4.10†

Indenture, dated as of April 15, 2019, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Co-Issuers, each of the Guarantors party thereto, and U.S. National Bank Association, as Trustee, relating to 6.500% Senior Notes due 2029.

4.11†	First Supplemental Indenture, dated as of June 29, 2021, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 6.500% Senior Notes due 2029.
4.12†	Second Supplemental Indenture, dated as of August 15, 2022, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 6.500% Senior Notes due 2029.
4.13†	Form of 6.500% Senior Notes due 2029 (included in Exhibit 4.10).
4.14†

Indenture, dated as of April 6, 2019, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Co-Issuers, each of the guarantors party thereto, and U.S. National Bank Association, as Trustee, relating to 5.500% Senior Notes due 2030.

4.15†	First Supplemental Indenture, dated as of June 29, 2021, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 5.500% Senior Notes due 2030.
4.16†	Second Supplemental Indenture, dated as of August 15, 2022, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 5.500% Senior Notes due 2030.
4.17†	Form of 5.500% Senior Notes due 2030 (included in Exhibit 4.14).
4.18†

Indenture, dated as of May 28, 2021, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Co-Issuers, each of the Guarantors party thereto, and Regions Bank, as Trustee, relating to 3.750% Senior Notes due 2031.

4.19†	First Supplemental Indenture, dated as of August 15, 2022, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 3.750% Senior Notes due 2031.
4.20†	Form of 3.750% Senior Notes due 2031 (included in Exhibit 4.18).
4.21†

Indenture, dated as of August 19, 2022, among JBS USA Lux S.A., JBS USA Food Company and JBS USA Finance Inc., as Co-Issuers, the guarantors names therein, and Regions Bank, as Trustee, relating to 3.625% Sustainability-Linked Senior Notes due 2032.

4.22†	Form of 3.625% Sustainability-Linked Senior Notes due 2032 (included in Exhibit 4.21).
4.23†

Indenture, dated as of December 1, 2021, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, each of the Guarantors party thereto, and Regions Bank, as Trustee, relating to 3.000% Sustainability-Linked Senior Notes due 2032.

4.24†	First Supplemental Indenture, dated as of August 15, 2022, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 3.000% Sustainability-Linked Senior Notes due 2032.
4.25†	Form of 3.000% Sustainability-Linked Senior Notes due 2032 (included in Exhibit 4.23).

Exhibit No.	Description
4.26†

Indenture, dated as of June 21, 2022, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Issuers, each of the guarantors party thereto, and Regions Bank, as Trustee, relating to 5.750% Senior Notes due 2033.

4.27†	Form of 5.750% Notes due 2033 (included in Exhibit 4.26).
4.28†

Indenture, dated as of February 2, 2022, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Issuers, each of the Guarantors party thereto, and Regions Bank, as Trustee, relating to 4.375% Senior Notes due 2052.

4.29†	First Supplemental Indenture, dated as of August 15, 2022, between JBS USA Lux S.A. and Regions Bank, as Trustee, relating to 4.375% Senior Notes due 2052.
4.30†	Form of 4.375% Senior Notes due 2052 (included in Exhibit 4.28).
4.31†

Indenture, dated as of June 21, 2022, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, as Issuers, each of the Guarantors party thereto, and Regions Bank, as Trustee, relating to 6.500% Senior Notes due 2052.

4.32†	Form of 6.500% Senior Notes due 2052 (included in Exhibit 4.31).
4.33

Indenture dated as of September 29, 2017 among Pilgrim’s Pride Corporation, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and U.S. Bank National Association, as Trustee, relating to 5.875% Senior Notes due 2027 (incorporated by reference from Exhibit 4.2 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on October 3, 2017).

4.34	Form of 5.875% Senior Notes due 2027 (included in Exhibit 4.33).
4.35

Indenture dated as of April 8, 2021 among Pilgrim’s Pride Corporation, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC, JFC LLC and Regions Bank, as Trustee, relating to 4.250% Sustainability-Linked Senior Notes due 2031 (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on April 9, 2021).

4.36

First Supplemental Indenture, dated as of September 22, 2022 among Pilgrim’s Pride Corporation, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee, relating to 4.250% Sustainability-Linked Senior Notes due 2031 (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 26, 2022).

4.37	Form of 4.250% Sustainability-Linked Senior Notes due 2031(included in Exhibit 4.35).
4.38

Indenture, dated as of September 2, 2021 among Pilgrim’s Pride Corporation, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee, relating to 3.500% Senior Notes due 2032 (incorporated by reference from Exhibit 4.1 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 2, 2021).

4.39

First Supplemental Indenture, dated as of September 22, 2022 among Pilgrim’s Pride Corporation, as issuer, Pilgrim’s Pride Corporation of West Virginia, Inc., Gold’n Plump Poultry, LLC, Gold’n Plump Farms, LLC and JFC LLC, as Guarantors, and Regions Bank, as Trustee, relating to 3.500% Senior Notes due 2032 (incorporated by reference from Exhibit 4.2 of Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed on September 26, 2022).

4.40	Form of 3.500% Senior Notes due 2032 (included in Exhibit 4.38).
5.1†	Opinion of White & Case LLP (including consent).
5.2†	Opinion of Machado Meyer Sendacz e Opice Advogados, Brazilian counsel to JBS S.A. (including consent).
5.3†	Opinion of White & Case S.à r.l., Luxembourg counsel to JBS USA Lux S.A., JBS Global Luxembourg S.à r.l., JBS Holding Luxembourg S.à r.l. and JBS USA Holding Lux S.à r.l. (including consent).
5.4†	Opinion of White & Case LLP, Australian counsel to JBS Global Meat Holdings Pty. Limited (including consent).
10.1†

Revolving Credit Facility Agreement, dated as of August 5, 2022, among JBS S.A., JBS Investments Luxembourg S.à r.l., Seara Meats B.V., and Seara Alimentos Ltda., as the Borrowers and as Guarantors, the Lenders defined therein, and Mizuho Bank, Ltd., as the Administrative Agent.

Exhibit No.	Description
10.2†

Revolving Syndicated Facility Agreement, dated as of November 1, 2022, among JBS USA Lux S.A., JBS USA Food Company, JBS USA Finance, Inc., JBS Australia Pty Limited, and JBS Food Canada ULC, as Borrowers, the Lenders from time to time party thereto, and Bank of Montreal, as the Administrative Agent, as an Issuing Bank and as Swingline Lender.

10.3

Fifth Amended and Restated Credit Agreement, dated as of August 9, 2021, by and among Pilgrim’s Pride Corporation, certain of its subsidiaries, CoBank, ACB, as administrative agent and collateral agent, and the other lenders party thereto (incorporated by reference to Exhibit 10.1 of the Pilgrim’s Pride Corporation’s Current Report on Form 8-K (No. 001-09273) filed with the Securities and Exchange Commission on August 11, 2021, as amended on August 16, 2021).

21.1	List of subsidiaries of the Registrant.
23.1	Consent of KPMG Auditores Independentes Ltda.
23.2†	Consent of White & Case LLP (included in Exhibit 5.1).
23.3†	Consent of Machado Meyer Sendacz e Opice Advogados (included in Exhibit 5.2).
23.4†	Consent of White & Case S.à r.l. (included in Exhibit 5.3).
23.5†	Consent of White & Case LLP (included in Exhibit 5.4).
24.1†	Power of Attorney of JBS S.A. (included in signature page of the initial filing of this Registration Statement).
24.2†	Power of Attorney of JBS USA Lux S.A. (included in signature page of the initial filing of this Registration Statement).
24.3†	Power of Attorney of JBS USA Food Company (included in signature page of the initial filing of this Registration Statement).
24.4†	Power of Attorney of JBS USA Finance, Inc. (included in signature page of the initial filing of this Registration Statement).
24.5†	Power of Attorney of JBS Global Luxembourg S.à r.l. (included in signature page of the initial filing of this Registration Statement).
24.6†	Power of Attorney of JBS Holding Luxembourg S.à r.l. (included in signature page of the initial filing of this Registration Statement).
24.7†	Power of Attorney of JBS USA Holding Lux S.à r.l. (included in signature page of the initial filing of this Registration Statement).
24.8†	Power of Attorney of JBS Global Meat Holdings Pty. Limited (included in signature page of the initial filing of this Registration Statement).
25.1†	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Regions Bank.
107	Filing Fee Table.

____________

†        Previously filed.

Certain debt instruments of the Registrant and its subsidiaries have been omitted as exhibits because the amounts involved in such debt instruments are less than 10% of the Registrant’s total assets. Copies of debt instruments for which the related debt is less than 10% of the Registrant’s total assets will be furnished to the Commission upon request.

(b)    Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 22.     Undertakings.

(a)     Each of the undersigned registrants hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for purposes of determining liability under the Securities Act to any purchaser:

(i)     each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities, that, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)    That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)    That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, such registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(10)  Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)  Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of São Paulo, State of São Paulo, Brazil on July 12, 2023.

JBS S.A.
By:	/s/ Jeremiah O’Callaghan
Jeremiah O’Callaghan
By:	/s/ Guilherme Perboyre Cavalcanti
Guilherme Perboyre Cavalcanti

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
/s/ Jeremiah O’Callaghan	Chairman of the Board
Jeremiah O’Callaghan
*	Chief Executive Officer
Gilberto Tomazoni	(Principal Executive Officer)
/s/ Guilherme Perboyre Cavalcanti	Chief Financial Officer
Guilherme Perboyre Cavalcanti	(Principal Financial Officer)
*	Chief Accounting Officer
Agnaldo dos Santos Moreira Jr.	(Principal Accounting Officer)
*	Director
José Batista Sobrinho
*	Director
Francisco Sergio Turra
*	Director
Carlos Hamilton Vasconcelos Araújo
*	Director
Claudia Pimental Trindade Prates
*	Director
Leila Abraham Loria
*	Director
Alba Pettengill
*	Director
Estêvão de Almeida Accioly
*	Director
Gelson Luiz Merisio

Signature		Title
By:	/s/ Diego Pirani	JBS USA Food Company
	Name: Diego Pirani	Authorized Representative in the United States
Title: Authorized Representative
*By:	/s/ Guilherme Perboyre Cavalcanti
Guilherme Perboyre Cavalcanti
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, Grand Duchy of Luxembourg on July 12, 2023.

JBS USA LUX S.A.
By:	/s/ Lucas Carracedo Menezes
Lucas Carracedo Menezes

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Category A Manager
Jeremiah O’Callaghan
/s/ Lucas Carracedo Menezes	Category B Manager
Lucas Carracedo Menezes	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
By:	/s/ Diego Pirani	JBS USA Food Company
	Name: Diego Pirani	Authorized Representative in the United States
Title: Authorized Representative
*By:	/s/ Lucas Carracedo Menezes
Name: Lucas Carracedo Menezes
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greeley, Colorado on July 12, 2023.

JBS USA FOOD COMPANY
By:	/s/ Victor Hugo Machado
Victor Hugo Machado

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Chief Executive Officer
Wesley Mendonça Batista Filho	(Principal Executive Officer)
/s/ Victor Hugo Machado	Chief Financial Officer
Victor Hugo Machado	(Principal Financial Officer)
*	Chief Accounting Officer
Andrea Riva	(Principal Accounting Officer)
*	Director
Wesley Mendonça Batista Filho
*	Director
Guilherme Perboyre Cavalcanti
/s/ Victor Hugo Machado	Director
Victor Hugo Machado
*By:	/s/ Victor Hugo Machado
Name: Victor Hugo Machado
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greeley, Colorado on July 12, 2023.

JBS USA FINANCE, INC.
By:	/s/ Victor Hugo Machado
Victor Hugo Machado

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Chief Executive Officer
Wesley Mendonça Batista Filho	(Principal Executive Officer)
/s/ Victor Hugo Machado	Chief Financial Officer
Victor Hugo Machado	(Principal Financial Officer)
*	Chief Accounting Officer
Andrea Riva	(Principal Accounting Officer)
*	Director
Wesley Mendonça Batista Filho
*	Director
Guilherme Perboyre Cavalcanti
/s/ Victor Hugo Machado	Director
Victor Hugo Machado
*By:	/s/ Victor Hugo Machado
Name: Victor Hugo Machado
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, Grand Duchy of Luxembourg on July 12, 2023.

JBS GLOBAL LUXEMBOURG S.À R.L.
By:	/s/ Lucas Carracedo Menezes
Lucas Carracedo Menezes

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Category A Manager
Jeremiah O’Callaghan
/s/ Lucas Carracedo Menezes	Category B Manager
Lucas Carracedo Menezes	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
By:	/s/ Diego Pirani	JBS USA Food Company
	Name: Diego Pirani	Authorized Representative in the United States
Title: Authorized Representative
*By:	/s/ Lucas Carracedo Menezes
Name: Lucas Carracedo Menezes
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, Grand Duchy of Luxembourg on July 12, 2023.

JBS HOLDING LUXEMBOURG S.À R.L.
By:	/s/ Lucas Carracedo Menezes
Lucas Carracedo Menezes

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Category A Manager
Jeremiah O’Callaghan
/s/ Lucas Carracedo Menezes	Category B Manager
Lucas Carracedo Menezes	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
By:	/s/ Diego Pirani	JBS USA Food Company
	Name: Diego Pirani	Authorized Representative in the United States
Title: Authorized Representative
*By:	/s/ Lucas Carracedo Menezes
Name: Lucas Carracedo Menezes
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, Grand Duchy of Luxembourg on July 12, 2023.

JBS USA HOLDING LUX S.À R.L.
By:	/s/ Lucas Carracedo Menezes
Lucas Carracedo Menezes

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Category A Manager
Jeremiah O’Callaghan
/s/ Lucas Carracedo Menezes	Category B Manager
Lucas Carracedo Menezes	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
By:	/s/ Diego Pirani	JBS USA Food Company
	Name: Diego Pirani	Authorized Representative in the United States
Title: Authorized Representative
*By:	/s/ Lucas Carracedo Menezes
Name: Lucas Carracedo Menezes
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amstelveen, Netherlands on July 12, 2023.

JBS GLOBAL MEAT HOLDINGS PTY. LIMITED
By:	/s/ Lucas Ebram
Lucas Ebram
By:	/s/ Giovani Soares
Giovani Soares

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 12, 2023. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title
*	Director
Gilberto Tomazoni	(Principal Executive Officer)
*	Director
Guilherme Perboyre Cavalcanti	(Principal Financial Officer and Principal Accounting Officer)
*	Director
José Marinho
/s/ Lucas Ebram	Director
Lucas Ebram
*	Director
Juliano Jubileu
/s/ Giovani Soares	Director
Giovani Soares
By:	/s/ Diego Pirani	JBS USA Food Company
	Name: Diego Pirani	Authorized Representative in the United States
Title: Authorized Representative
*By:	/s/ Lucas Ebram
Name: Lucas Ebram
Title: Attorney-in-Fact